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As Filed with The Securities and Exchange Commission on October 28, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VALENTIA TELECOMMUNICATIONS	VALENTIA HOLDINGS LIMITED	eircom FUNDING	eircom LIMITED
(Exact name of Registrant as specified in its charter)
4813	4813	4813	4813
(Primary Standard Industrial Classification Code Number)
Republic of Ireland	England & Wales	Republic of Ireland	Republic of Ireland
(State or other jurisdiction of incorporation or organization)
Valentia Telecommunications 114 St. Stephen's Green West Dublin 2, Ireland	Valentia Holdings Limited 114 St. Stephen's Green West Dublin 2, Ireland	eircom Funding 114 St. Stephen's Green West Dublin 2, Ireland	eircom Limited 114 St. Stephen's Green West Dublin 2, Ireland
Tel: +353 (1) 701 5000	Tel: +353 (1) 701 5000	Tel: +353 (1) 701 5000	Tel: +353 (1) 701 5000
(Name, address, including zip code, and telephone number, including area code of Registrants' principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James C. Scoville, Esq.
Debevoise & Plimpton
Tower 42, Old Broad Street
London EC2N 1HQ, England
+44 20 7786 9000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

7.25% senior notes due 2013	€550,000,000	100%	€550,000,000	$52,527

8.25% euro senior subordinated notes due 2013	€285,000,000	100%	€285,000,000	$27,219

8.25% dollar senior subordinated notes due 2013	$250,000,000	100%	$250,000,000	$20,225

Guarantee of 7.25% senior notes due 2013(2)	—	—	—	—

Guarantee of 8.25% euro senior subordinated notes due 2013(3)	—	—	—	—

Guarantee of 8.25% dollar senior subordinated notes due 2013(3)	—	—	—	—

(1)
This calculation assumes a conversion rate of €1.1805 = $1.00, the noon buying rate on October 22, 2003.

(2)
eircom Limited is a subsidiary of Valentia Telecommunications and has guaranteed the 7.25% senior notes due 2013 being registered hereby.

(3)
eircom Limited, Valentia Telecommunications and Valentia Holdings Limited are part of the same group as eircom Funding and have guaranteed the 8.25% euro senior subordinated notes due 2013 and the 8.25% dollar senior subordinated notes due 2013 being registered hereby.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUBJECT TO COMPLETION, DATED    •    , 2003

        The information in this prospectus is not complete and may be changed. Valentia and eircom Funding may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

VALENTIA TELECOMMUNICATIONS an Irish unlimited public company VALENTIA HOLDINGS LIMITED an English limited private company	eircom FUNDING an Irish unlimited public company eircom LIMITED an Irish limited private company

OFFER TO EXCHANGE ALL OUTSTANDING 7.25% SENIOR NOTES DUE 2013 OF VALENTIA AND ALL OUTSTANDING 8.25% SENIOR SUBORDINATED NOTES DUE 2013 OF EIRCOM FUNDING FOR NOTES THAT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933

        Valentia is offering to exchange all outstanding 7.25% senior notes due 2013 for 7.25% senior notes due 2013 that are registered under the U.S. Securities Act of 1933 and eircom Funding is offering to exchange all outstanding 8.25% senior subordinated notes due 2013 for 8.25% senior subordinated notes due 2013 that are registered under the U.S. Securities Act of 1933.

  •
  The exchange offer expires at 12.00 midnight, New York City time on    •    , 2003, unless extended. We do not currently intend to extend the expiration date.

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  Valentia will exchange all outstanding senior notes and eircom Funding will exchange all outstanding senior subordinated notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange senior notes or exchange senior subordinated notes, as the case may be, that are registered under the U.S. Securities Act of 1933 and are freely tradeable.

  •
  The exchange offer is not subject to any conditions other than it does not violate applicable law or any applicable interpretation of the staff of the SEC.

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  You may withdraw tenders of outstanding notes at any time before the exchange offer expires.

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  We believe that the exchange of notes will not be a taxable event for U.S. federal income tax purposes.

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  We will not receive any proceeds from the exchange offer.

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  The terms of the exchange notes are substantially identical to the initial notes, except that the exchange notes will not include the terms relating to the transfer restrictions and the registration rights that apply to the outstanding notes and the exchange notes will not contain provisions for an increase in the interest rate contained in the outstanding notes related to defaults in respect of our agreement to carry out this exchange offer.

  •
  You may tender outstanding euro senior notes and euro senior subordinated notes only in denominations and multiples of €1,000 and outstanding dollar senior subordinated notes only in denominations and multiples of $1,000.

  •
  Our affiliates may not participate in the exchange offer.

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  Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must represent that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so representing and delivering a prospectus, a broker-dealer will not be deemed to admit that it an "underwriter" within the meaning of the U.S. Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date of the exchange offer (as defined in this prospectus), we will make this prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        The initial notes are listed on the Luxembourg Stock Exchange and the Irish Stock Exchange. It is expected that upon completion of the exchange offer the exchange notes will be listed on the Luxembourg Stock Exchange and the Irish Stock Exchange.

THE EXCHANGE NOTES ARE SUBJECT TO THE SAME BUSINESS AND FINANCIAL RISKS AS THE INITIAL NOTES. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 23 OF THIS PROSPECTUS FOR A DESCRIPTION OF THE RISKS YOU SHOULD CONSIDER WHEN EVALUATING THIS INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is    •

NOTICES TO CERTAIN EUROPEAN RESIDENTS

        France.    In France, the notes may not be directly or indirectly offered or sold to the public, and offers and sales of the notes will only be made in France to qualified investors or to a closed circle of investors acting for their own accounts, in accordance with Article L.411-2 of the Code Monétaire et Financier, as amended, and Décret no. 98-880 dated October 1, 1998. Accordingly, this prospectus has not been submitted to the Commission des Opérations de Bourse. Neither this prospectus nor any other offering material may be distributed to the public in France. In the event that the notes purchased by investors are directly or indirectly offered or sold to the public in France, the conditions set forth in Articles L.412-1 and L.621-8 of the Code Monétaire et Financier must be complied with.

        Les titres ne pourront pas être offerts ou vendus directement ou indirectement au public en France et ne pourront l'être qu'à des investisseurs qualifiés ou à un cercle restreint d'investisseurs au sens de l'Article L.411-2 du Code Monétaire et Financier, tell que modifié et du Décret no. 98-880 du 1er Octobre 1998, agissant pour compte prope. Par conséquent, ce prospectus n'a pas été soumis au visa de la Commission des Opérations de Bourse. Ni ce prospectus ni aucun autre document promotionnel ne pourront être communiqués au public en France. La diffusion, directe ou indirecte, dans le public des titres ainsi acquis ne peut être réalisée que dans les conditions prévues aux articles L.412-1 et 621-8 du Code Monétaire et Financier.

        Germany.    The offering of the notes is not a public offering in the Federal Republic of Germany. The notes may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz), as amended, and any other applicable German law. No application has been made under German law to publicly market the notes in or out of the Federal Republic of Germany so that no public offer of the notes or public distribution may be made in or out of the Federal Republic of Germany. The notes are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, the offer is strictly for private use and the offer is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The notes will only be available to persons who, by profession, trade or business, buy or sell notes for their own or a third party's account.

        Ireland.    The notes may be offered and sold in Ireland only in accordance with the European Communities (Stock Exchange) Regulations 1984, the European Communities (Transferable Securities and Stock Exchange) Regulations 1992, the Investment Intermediaries Act, 1995 (as amended) and the Companies Acts 1963 to 2001 and all other applicable Irish laws and regulations. No action may be taken in connection with the exchange offer which would require a prospectus to be prepared pursuant to and in accordance with the European Communities (Transferable Securities and Stock Exchange) Regulations 1992 or the Companies Acts 1963-2001.

        Italy.    The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa and, accordingly, offers and sales of the notes in the Republic of Italy shall only be made in compliance with the requirements of Legislative Decree No. 58 of February 24, 1998, as amended, Legislative Decree No. 385 of September 1, 1993, as amended, and the relevant implementing regulations, and any other applicable Italian laws and regulations.

        Luxembourg.    The notes may not be offered in the Grand Duchy of Luxembourg except in circumstances where the requirements of Luxembourg law concerning public offerings of securities have been met.

        The Netherlands.    The notes may not be offered, sold, transferred or delivered in or from The Netherlands as part of their initial distribution, or at any time thereafter, directly or indirectly, other than to individuals or legal entities who or which trade or invest in securities in the conduct of a profession or trade within the meaning of section 2 of the exemption regulation pursuant to the

i

Securities Market Supervision Act (Vrijstellingsregeling Wet toezicht effectenverkeer 1995), which includes banks, securities firms, insurance companies, pension funds, investment institutions, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which are regularly active in the financial markets in a professional manner.

        Spain.    The notes may not be offered or sold in Spain except in accordance with the requirements of the Securities Market Act (Ley 24/1988 de 28 de julio, del Mercado de Valores, as amended by Act 37/1998 of November 16) and the Royal Decree 291/1992 on Issues and Public Offering of Securities (Real Decreto 291/1992 de 27 de Marzo, sobre Emisiones y Ofertas Públicas de Venta de Valores), as amended or restated by the Royal Decree 2590/1998 of December 7, and further subsequent legislation.

        This prospectus is neither verified nor registered in the administrative registries of the Comisión Nacional del Mercado de Valores, and therefore a public offer for the subscription of the notes will not be carried out in Spain. Notwithstanding that and in accordance with article 7 of the Royal Decree 291/1992, a private placement of the notes addressed exclusively to institutional investors (as defined in Article 7.1(a) of the Royal Decree 291/1992) may be carried out.

        United Kingdom.    In the United Kingdom, the notes will only be available for subscription pursuant to the offering to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that will not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended. Prospectus is being distributed in the United Kingdom only to persons of the kind described in Article 19(5) ("investment professionals") or Article 49(2) ("high net worth companies, unincorporated associations etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended, or to persons to whom it may otherwise lawfully be issued (collectively, "relevant persons"). By accepting delivery of this prospectus the recipient warrants and acknowledges that it is a relevant person. This communication must not be acted or relied upon by persons who are not relevant persons.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on F-4 (Reg. No.    •    ) with respect to the securities we are offering. This prospectus does not contain all of the information set forth in the registration statement, including the exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain documents are not necessarily complete. When we make such statements we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

        Following the exchange offer, we will be required to file periodic reports and other information with the SEC under the U.S. Exchange Act.

        The Senior Indenture and Senior Subordinated Indenture provide that Valentia will, whether or not it is required under the U.S. Exchange Act to file periodic reports with the SEC, provide to the trustee (i) information substantially identical to that which would be required to be included in an Annual Report on Form 20-F (as in effect on June 30, 2002) by a foreign private issuer, including all annual financial information that would be required by Form 20-F if Valentia was required to prepare such form, (ii) all quarterly financial statements of Valentia (but in Irish GAAP) that would be required by Form 10-Q (as in effect on June 30, 2003) if Valentia was required to prepare and file such form, and (iii) certain information that would be required to be contained in current reports that would be required to be filed with the SEC on Form 8-K (as in effect on June 30, 2003) if Valentia was required to file such reports. Provision of this information is subject to certain qualifications. See "Description of the Senior Notes—Certain Covenants—Reports" and "Description of the Senior Subordinated Notes—Certain Covenants—Reports." We will also furnish such other reports as we may determine or as the law requires.

        To the extent that Valentia, eircom Funding, Valentia Holdings and eircom become SEC registrants and are required under the U.S. Exchange Act to file the reports referred to above, such reports, the registration statement of which this prospectus is a part (including the attached exhibits) and any other statements and information should be available for inspection at the public reference room at the SEC's office located at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, United States. Copies may be obtained by mail, upon payment of the SEC's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, United States. Further information on the operations of the SEC's public reference room in Washington, D.C. can be obtained by calling the SEC at +1-800-732-0330. The SEC also maintains an Internet website that contains reports and other information about issuers, such as Valentia and eircom Funding, who file reports with the SEC. The address of that website is http://www.sec.gov.

        For so long as the exchange notes are listed on the Irish Stock Exchange and/or the Luxembourg Stock Exchange and the rules of those exchanges so require, the foregoing information also will be made available through the offices of the paying agents in Ireland and Luxembourg.

        We have not authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. This prospectus does not offer to sell or solicit an offer to buy any securities other than the registered notes to which it relates, nor does it offer to buy any of these notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        The information contained in this prospectus is current only as of the date on the cover page of this prospectus, and may change after that date.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "intends," "may," "will" or "should" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause those differences include, but are not limited to:

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  changes in the competitive and regulatory framework in which we operate;

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  increased competition from other companies in our industry and our ability to retain our market share;

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  changes in consumer preferences for different communication technologies, including trends toward mobile substitution;

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  our ability to generate growth or profitable growth, particularly as growth slows in the Irish telecommunications market;

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  regulatory developments with respect to tariffs, terms of interconnect and customer access;

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  our ability to reduce our workforce and control our capital expenditures and other costs;

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  our ability to comply with existing and newly implemented regulatory regimes;

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  our high leverage and ability to generate sufficient cash to service our debt; and

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  general local and global economic conditions.

        We urge you to read the sections of this prospectus entitled "Risk Factors," "Operating and Financial Review and Prospects," "Business" and "Regulation" for a more complete discussion of the factors that could affect our future performance and the industry in which we operate. In light of these risks, uncertainties and assumptions, the forward-looking events described in this prospectus may not occur.

        We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus.

PRESENTATION OF INFORMATION

        We operate in an industry in which it is difficult to obtain precise industry and market information. We have generally obtained the market and competitive position data in this prospectus published by The Commission for Communications Regulation, or ComReg, the Irish telecommunications regulator. However, we cannot assure you of the accuracy and completeness of such information and we have not independently verified such market and position data. We do, however, accept responsibility for the correct reproduction of this information.

        In addition, in many cases we have made statements in this prospectus regarding our industry and our position in the industry based on our experience and our own investigation of market conditions. We cannot assure you that any of these assumptions are accurate or correctly reflect our position in the industry, and none of our internal surveys or information have been verified by any independent sources.

        In this prospectus:

  •
  "EU" refers to the European Union;

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  "United States" or "U.S." refers to the United States of America;

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  "U.S. GAAP" refers to generally accepted accounting principles in the United States;

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  "Irish GAAP" refers to generally accepted accounting principles in the Republic of Ireland;

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  "Valentia" refers to Valentia Telecommunications, an Irish unlimited public company, the issuer of the senior notes or, prior to the reorganization, to Valentia Telecommunications Limited, an Irish limited company;

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  "eircom Funding" refers to eircom Funding, an Irish unlimited public company, the issuer of the senior subordinated notes;

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  "eircom" refers to eircom Limited, an Irish limited company, a wholly-owned subsidiary of Valentia;

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  "Valentia Holdings" refers to Valentia Holdings Limited, a private limited company organized under the laws of England and Wales and the parent company of Valentia;

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  "Issuers" refers to Valentia and eircom Funding;

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  "initial notes" refers to the initial 7.25% senior notes of Valentia due 2013 and the initial 8.25% senior subordinated notes of eircom Funding due 2013;

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  "outstanding notes" refers to the outstanding 7.25% senior notes of Valentia due 2013 and the outstanding 8.25% senior subordinated notes of eircom Funding due 2013;

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  "exchange notes" refers to the exchange 7.25% senior notes of Valentia due 2013 and the exchange 8.25% senior subordinated notes of eircom Funding due 2013;

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  "notes" refers to the initial notes, the outstanding notes and the exchange notes; and

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  "we," "us," "our," and other similar terms refer to eircom Limited and its subsidiaries prior to the acquisition of eircom by Valentia; to Valentia and its consolidated subsidiaries from and after the acquisition and until the reorganization; and to Valentia Holdings, Valentia and Valentia's consolidated subsidiaries from and after the reorganization, unless the context otherwise requires.

        We have included a glossary of selected technical and other terms used in this prospectus, beginning on page G-1.

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PRESENTATION OF FINANCIAL INFORMATION

        Unless otherwise indicated, financial information in this prospectus has been prepared in accordance with Irish GAAP. Irish GAAP differs in certain significant respects from U.S. GAAP. A discussion of the principal differences relevant to the financial statements of Valentia and eircom is set forth in Note 37 to the audited consolidated financial statements of Valentia and Note 38 to the audited consolidated financial statements of eircom included elsewhere in this prospectus.

        Some financial information in this prospectus has been rounded and, as a result, the numerical figures shown as totals in this prospectus may vary slightly from the exact arithmetic aggregation of the figures that precede them.

        In this prospectus we refer to "EBITDA," by which we mean earnings from continuing operations before interest, taxes, depreciation and amortization. See "Summary Historical and Pro Forma Consolidated Financial Data" for further information. Although EBITDA is not a measure of operating income, operating performance or liquidity under Irish or U.S. GAAP, we have presented EBITDA because we understand it is used by some investors to determine a company's ability to service indebtedness and fund ongoing capital expenditures and because some of the covenants in our debt agreements are tied to similar measures. EBITDA should not, however, be considered in isolation or as a substitute for operating income as determined by Irish or U.S. GAAP, or as an indicator of our operating performance, or of our cash flows from operating activities as determined in accordance with Irish or U.S. GAAP.

CURRENCY PRESENTATION

        In this prospectus:

  •
  "$" or "dollars" refers to the lawful currency of the United States;

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  "€" or "euro" refers to the single currency of the participating Member States in the Third Stage of European Economic and Monetary Union of the Treaty Establishing the European Community, as amended from time to time; and

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  "IRP" refers to Irish punts, the former lawful currency of the Republic of Ireland.

EXCHANGE RATE INFORMATION

        The following chart shows, for the period from January 1, 1999 through September 30, 2003, the high, low, period average and period end noon buying rates in the City of New York for cable transfers of euro as certified for customs purposes by the Federal Reserve Bank of New York expressed as dollars per €1.00. The euro did not exist as a currency prior to January 1, 1999.

        Ireland is a participant in the European Monetary Union. In accordance with the Maastricht Treaty, the euro was launched as the single European currency on January 1, 1999. Upon the launch of the euro, the exchange rate for the Irish punt was irrevocably fixed at IRP 0.787564 = € 1.00, and on January 1, 2002, the Irish punt was replaced as the lawful currency of Ireland by the euro.

	dollars per €1.00
	High	Low	Period average(1)	Period end
Year
1999	1.1812	1.0016	1.0588	1.0070
2000	1.0335	0.8270	0.9303	0.9388
2001	0.9535	0.8370	0.8903	0.8822
2002	1.0485	0.8594	0.9495	1.0485
2003 (through June 30, 2003)	1.1870	1.0361	1.1144	1.1502
Month
April 2003	1.1180	1.0621	1.0862	1.1180
May 2003	1.1853	1.1200	1.1556	1.1766
June 2003	1.1870	1.1423	1.1674	1.1502
July 2003	1.1580	1.1164	1.1365	1.1231
August 2003	1.1390	1.0871	1.1155	1.0986
September 2003	1.1650	1.0845	1.1260	1.1650

(1)
The average rate for the euro is calculated as the average of the month-end noon buying rates for the relevant year-long period or the average of the noon buying rates on each business day for the relevant month-long period.

        The noon buying rate of the euro on October 22, 2003 was $1.1805 = €1.00.

        The above rates may differ from the actual rates used in the preparation of the consolidated financial statements and other financial information appearing in this prospectus. Our inclusion of these exchange rates is not meant to suggest that the euro amounts actually represent such dollar amounts or that such amounts could have been converted into dollars at any particular rate, if at all.

PROSPECTUS SUMMARY

        The following summary highlights significant aspects of our business and the exchange offer, but you should carefully read this entire prospectus to understand the structure of the exchange offer, our business, the risks associated with investing in the exchange notes, the terms of the exchange notes, and the tax and other considerations that are important to an investment decision.

Our Company

        We are the principal provider of fixed-line telecommunications services in Ireland. According to quarterly data published by ComReg, we had a market share throughout the three-year period ended March 31, 2003 of approximately 80% of the Irish fixed-line market, based on turnover. As the incumbent fixed-line telecommunications provider, we have the most extensive fixed-line telecommunications network in Ireland in terms of both capacity and geographic reach, and our competitors rely heavily on our infrastructure. As of March 31, 2003, we had approximately 1.9 million fixed-line telephone access channels in service, of which approximately 1.6 million were basic public switched telephone network, or PSTN, lines and approximately 351,000 were more advanced integrated services digital network, or ISDN, channels that permit simultaneous, high speed transmission of voice and data over our network. We had turnover of €1.7 billion in the year ended March 31, 2003 and total fixed and current assets of €3.9 billion as of March 31, 2003.

        We offer residential and business customers a wide range of retail services and products, including:

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  fixed-line voice services, including PSTN and ISDN access; local, national and international voice services; advanced voice services; customer premises equipment sales; public payphones; and directory enquiries; and

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  fixed-line data services, including domestic and international data transmission services, such as digital subscriber lines, or DSL; leased lines and packet-based services; managed data networking services; and Internet access and related information technology services.

        We also offer other licensed operators wholesale services and products, including:

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  interconnect services; leased lines and switched data services for routing and transmitting data; partial private circuits; access to our local connection network via unbundled local loops; and asynchronous digital subscriber line, or ADSL, Bitstream access, which supports broadband access;

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  carrier pre-selection, which permits customers to select another licensed operator as the default carrier for some or all calls; and enhancements to carrier pre-selection, including wholesale line rental, agency re-billing and ancillary services, that enable other licensed operators to provide a fuller range of services;

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  geographic and non-geographic number portability, which allows customers to keep their numbers regardless of the licensed operator they choose; and

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  flat rate Internet access call origination, or FRIACO, allowing other licensed operators to offer bundled or unmetered Internet access.

Our Strengths

We are the leading provider of fixed-line telecommunications services in Ireland with strong brand recognition.

        eircom is the recognized name for fixed-line telecommunication services in Ireland. Despite the opening of the Irish fixed-line telecommunications market to full competition in 1998, we have largely been able to defend our market share. Throughout the three-year period ended March 31, 2003, we had a market share of approximately 80%, based on turnover.

        While we expect some further market share loss in the fixed-line market for retail services in the future, we believe we are well-positioned to defend our leading position in the fixed-line market. New operators have historically had limited success in penetrating the Irish telecommunications market, primarily because of its small size and our strong brand recognition. We have also demonstrated our ability to provide competitive responses through our product, pricing, sales, marketing and win-back initiatives.

We have the most extensive network infrastructure in Ireland and are the principal provider of wholesale services to other licensed operators, which provides us with a stable source of turnover.

        Our access network reaches approximately 98% of the population in Ireland. Our position in the wholesale market derives from the extent of our network. Our fixed-line retail competitors rely heavily on our network, which gives us a strong position to market fixed-line wholesale and network services to other domestic and international licensed operators. Our position in the wholesale market provides us with a stable source of turnover, as we generally retain the wholesale component of any business lost to competitors at a retail level.

We are an integrated communications provider of voice, data and Internet services with the network to offer broadband and other services.

        Our network enables us to provide customers with a wide range of integrated communications services, including voice and narrow and broadband data traffic services. Data traffic services are an important source of turnover and will become increasingly so in future years. We have a strong position in the data services market segment and continue to strengthen our data services capabilities.

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  In 2003, we carried approximately 5.3 billion data minutes for our retail customers and, through eircom.net and Indigo, we are the leading Internet service provider, or ISP, in Ireland, with approximately 470,000 subscribers as of March 31, 2003.

  •
  We offer a portfolio of advanced data services, including Business IP+, asynchronous transfer mode, or ATM, and frame relay, which allow multi-site customers to share data services among different sites.

  •
  In April 2003, we launched our new low-cost DSL service, which, based on the initial positive response, we believe will be a popular product with our retail customers.

        In addition, in order to stimulate voice traffic and protect our turnover, we are continuing to introduce and promote new products, including digital enhanced cordless technology phones, or DECT phones, short messaging services, or SMS, and call management services.

Our business generates strong cash flows.

        Our business is strongly cash generative, with EBITDA from continuing operations of €524 million in the financial year ended March 31, 2003. To maintain our cash flows against competitive and regulatory pressures, we have increased operational efficiencies and reduced costs by implementing a company-wide restructuring program. In addition, while historically we invested heavily in our core network, we have reduced capital expenditures in recent years primarily as a result of better efficiency in network expenditure, exiting our mobile telecommunications business and exiting or curtailing our business activities in other non-core areas. We anticipate that capital expenditure in the near future will be broadly in line with current levels.

We have a strong management team.

        Our strong management team has extensive experience operating in telecommunications and other highly-regulated industries. Our management team also has sophisticated commercial and financial expertise, including the experience gained through completing a number of complex transactions including our exits from our mobile telecommunications business, Eircell, and our directory services business, Golden Pages, and the 2001 acquisition of our predecessor by Valentia. By successfully implementing a fundamental restructuring program, management has reduced costs and increased efficiencies across our business.

Our Strategy

        Our ongoing restructuring program has positioned us to achieve our strategic objectives of maintaining our leading market position in the fixed-line market and competing effectively in a changing Irish telecommunications sector. The key elements of our strategy are to:

Compete effectively in our core fixed-line market.

        We will continue to defend our turnover and market share in our core fixed-line market through the following strategies:

  •
  optimizing turnover by taking advantage of the flexibility provided by the more advantageous retail price cap recently announced by ComReg, which gives us the opportunity to rebalance tariffs;

  •
  providing discount packages on calls, and introducing new packages bundling lines and calls together, which are designed to appeal to customers;

  •
  promoting the functionality and speed of fixed-line services for Internet access, which has the added benefit of encouraging customers to retain and utilize their fixed-line for voice calls; and

  •
  introducing and promoting innovative products to stimulate fixed-line voice traffic, such as DECT phones with features similar to mobile phones.

Continue to increase efficiencies and reduce expenditures.

        We will seek to increase operational and capital expenditure efficiencies to improve operating margins and increase cash flows. We intend to continue to streamline and improve our business operations through the following strategies:

  •
  continuing to reduce headcount, in partnership with the trade unions to which our employees belong, by encouraging voluntary redundancy and early retirements through a variety of compensation programs;

  •
  continuing to reduce operating costs through our strict cost management policy and implementing supply chain management initiatives; and

  •
  continuing to implement a focused and disciplined capital expenditure program.

Develop proven growth markets, particularly in the areas of data communications and broadband.

        We will seek to exploit the opportunities provided by the growing data communications market. We intend to focus on proven growth strategies and technologies, such as DSL, to offset the impact of declines in the fixed-line voice telecommunications market. We initially launched DSL in May 2002 at a price aimed at business customers, but in April 2003 introduced a DSL service with pricing and performance levels targeted at both the residential and business markets. Initial demand for the new service was positive, and we believe demand is likely to increase.

Consider opportunities for providing mobile telecommunications services to our customers.

        We are currently prevented from entering into the mobile telecommunications market by our agreements with Vodafone, which we entered into in connection with the demerger of Eircell. Those non-compete agreements expire in May 2004. We are considering the options available to us when the non-compete restrictions expire. If we determine it is in the interests of our company and our shareholders, we will consider re-entering the mobile telecommunications market following the expiration of the non-compete restrictions.

Principal Shareholders

        Funds managed by affiliates of Providence Equity Partners Inc. and Soros Private Equity Partners own 48.3% and 19.5% of our A ordinary shares. Providence Equity Partners is a private investment firm specializing in equity investments in communications and media companies around the world. Providence Equity Partners and its affiliates manage funds with over $4.5 billion in equity commitments, including Providence Equity Partners IV, a private equity fund of approximately $2.8 billion, and have invested in more than 70 companies. Soros Private Equity Partners is an experienced private equity investor that currently manages approximately $2.3 billion dedicated to private equity transactions. Soros Private Equity Partners and its affiliates have committed in excess of $4.0 billion of equity capital to private investments since 1994. Our other principal shareholders include eircom ESOP Trustee Limited, the trustee of the eircom Employee Share Ownership Trust, which holds 24.3% of our A ordinary shares and all 7,940,000 of our B ordinary shares; Lionheart Ventures (Overseas) Limited, a company owned by Sir Anthony O'Reilly, the non-executive chairman of our board of directors, which owns 5.6% of our A ordinary shares; and The Goldman Sachs Group, Inc., which owns 1.6% of our A ordinary shares.

The Reorganization and Refinancing Transactions

Pre-offering corporate reorganization.

        In connection with the offering of the initial notes, the shareholders of Valentia transferred their interests in Valentia to a new holding company, Valentia Holdings, in exchange for interests in Valentia Holdings. The purpose of this restructuring was to allow the initial notes to be issued in a more desirable structure and to provide for additional flexibility for a distribution to Valentia's shareholders. In particular, Valentia Holdings has more flexibility under the laws of England and Wales to make distributions following the reorganization than would have been the case for an Irish company, due in part to the availability of merger relief.

The refinancing transactions.

        Simultaneously with the offering of the initial notes, Valentia and some of its subsidiaries entered into a new credit facility. See "Description of Other Indebtedness—New credit facility." Upon issuance of the initial notes, eircom Funding advanced to Valentia an amount equal to the proceeds from the issuance of the initial senior subordinated notes. Valentia used a portion of these proceeds, along with the proceeds from the issuance of the initial senior notes and the funds drawn down by Valentia under the new credit facility, to discharge its indebtedness under its prior credit facility. Valentia also used available cash, including cash held within the group and, to the extent necessary, cash proceeds from the offering or drawn down under the new credit facility, to fund a dividend to Valentia Holdings, utilizing the reserves released on a cancellation of share premium.

        Valentia Holdings used the proceeds of the dividend received from Valentia to declare and pay dividends to its shareholders and redeem certain preference shares. See "Use of Proceeds."

Our Corporate Structure

        The following chart shows the simplified corporate structure of our group and certain debt and guarantee obligations of group members, the refinancing of our prior indebtedness and the corporate restructuring.

(1)
The senior notes are the unsecured, senior obligations of Valentia, rank equally in right of payment with all existing and future unsecured senior indebtedness of Valentia and were issued in an aggregate principal amount of €550 million. The senior notes have the benefit of the senior notes eircom Guarantee from eircom (see (3), below).

(2)
The senior subordinated notes are the unsecured, senior obligations of eircom Funding, rank equally in right of payment with all existing and future unsecured senior indebtedness of eircom Funding and were issued in aggregate principal amounts of €285 million and $250 million. The senior subordinated notes have the benefit of the Senior Subordinated Valentia Guarantee from Valentia (see (4), below), the Senior Subordinated eircom Guarantee from eircom (see (5), below) and the Subordinated Holdings Guarantee from Valentia Holdings (see (7), below).

(3)
The senior notes eircom Guarantee is a full and unconditional guarantee of all amounts payable under the senior notes and is a senior, unsecured obligation of eircom, ranking equally in right of payment with all existing and future unsecured senior indebtedness of eircom.

(4)
The Senior Subordinated Valentia Guarantee is a guarantee of all amounts payable under the senior subordinated notes and ranks junior in right of payment to all existing and future senior indebtedness of Valentia, including the New Credit Facility and the senior notes, and ranks at least equally in right of payment with any existing or future unsecured subordinated indebtedness of Valentia.

(5)
The Senior Subordinated eircom Guarantee is a guarantee of all amounts payable under the senior subordinated notes and ranks junior in right of payment to all existing and future senior indebtedness of eircom, including the New Credit Facility Guarantee, and ranks at least equally in right of payment with any existing or future unsecured subordinated indebtedness of eircom. The Senior Subordinated eircom Guarantee may be released in certain circumstances. See "Description of the Senior Subordinated Notes—Ranking and Guarantees."

(6)
The New Credit Facility consists of a new €1.4 billion credit facility, of which €1.162 billion was drawn down at closing. See "Use of Proceeds." The New Credit Facility has the benefit of the New Credit Facility Guarantee, which is a full and unconditional guarantee of all amounts payable under the terms of the New Credit Facility and is a senior obligation of eircom. The New Credit Facility and the New Credit Facility Guarantee are secured by a pledge of the shares of eircom and a fixed and floating charge over the assets (subject to some exceptions) of Valentia, eircom and Irish Telecommunications Investments Limited, or ITI. The New Credit Facility is also guaranteed by certain other companies in our group. See "Description of Other Indebtedness."

(7)
The Subordinated Holdings Guarantee is a full and unconditional guarantee of all amounts payable under the senior subordinated notes and ranks junior in right of payment to all other existing and future indebtedness of Valentia Holdings' except any such indebtedness that expressly provides by its terms that it will rank equally in right of payment with the Subordinated Holdings Guarantee.

(8)
eircom Funding made an Intercompany Loan in the amount of the proceeds of the senior subordinated notes to Valentia, for which Valentia paid eircom Funding an arrangement fee equal to the amount of the discounts and expenses payable in connection with the issuance of the initial senior subordinated notes. The Intercompany Loan is subordinated to all existing and future senior indebtedness of Valentia and has been pledged in favor of the lenders under the New Credit Facility. The Intercompany Loan is guaranteed by eircom on a subordinated basis. See "Description of Other Indebtedness—Intercreditor Agreement; Subordination of Intercompany Loans."

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

        On August 7, 2003, we completed the private offering of the initial notes to Deutsche Bank AG London, Goldman Sachs International, Barclays Bank PLC, Citigroup Global Markets Limited, Morgan Stanley & Co. Limited, The Governor and Company of the Bank of Ireland and The Royal Bank of Scotland plc. We refer to those parties collectively as the initial purchasers. The initial purchasers subsequently resold the initial senior notes and initial senior subordinated notes outside the U.S. to non-U.S. persons in reliance on Regulation S and within the United States to qualified institutional buyers in reliance upon Rule 144A under the U.S. Securities Act of 1933, as amended, the U.S. Securities Act.

        Valentia and eircom Funding entered into separate registration rights agreements with the initial purchasers in the initial offering in which they agreed to deliver to you this prospectus and agreed to complete the exchange offer within 225 calendar days after the date of the issuance of the initial notes in the initial offering. In the exchange offer you are entitled to exchange your outstanding notes for exchange notes having terms substantially identical in all material respects to the initial notes except that:

  •
  the exchange notes have been registered under the U.S. Securities Act, and therefore will not be subject to restrictions on transfer;

  •
  the exchange notes are not entitled to registration rights under the registration rights agreements; and

  •
  the exchange notes will not be subject to provisions relating to additional interest.

Registration Rights Agreements	Simultaneously with the sale of each of the initial notes, Valentia and eircom Funding entered into separate registration rights agreements with the initial purchasers in relation to the exchange offer. In the registration rights agreements, they agreed, among other things, to use their commercially reasonable efforts to file a registration statement with the SEC within 90 days of the date of the issuance of the initial notes and to cause the registration statement to remain effective and to keep the exchange offer open for the period required under the applicable federal and state securities laws, but in any event at least 20 business days after the date on which the registration statement was declared effective. The exchange offer is intended to satisfy your rights under the relevant registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.
The Exchange Offer	Valentia is offering to exchange up to €550,000,000 aggregate principal amount of 7.25% senior notes due 2013; and

eircom Funding is offering to exchange up to €285,000,000 aggregate principal amount of 8.25% senior subordinated notes due 2013 and $250,000,000 aggregate principal amount of 8.25% senior subordinated notes due 2013.

If, prior to consummation of the exchange offer, any initial purchaser holds outstanding notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, Valentia or eircom Funding, simultaneously with the delivery of the exchange notes pursuant to the exchange offer, shall issue and deliver to such initial purchaser in exchange for the outstanding notes held by such initial purchaser, a like principal amount of notes of Valentia or eircom Funding, as the case may be, that are substantially identical in all material respects to the outstanding notes except for the placement of a restrictive legend on such private exchange notes.

Resales
Based on the current interpretations by the staff of the SEC of Section 5 of the U.S. Securities Act, set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are an "affiliate" of either Valentia or eircom Funding within the meaning of Rule 405 under the U.S. Securities Act) without compliance with the registration and prospectus delivery provisions of the U.S. Securities Act, and provided that you are acquiring the exchange notes in the ordinary course of your business and you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Exchange Offer—Terms of the Exchange Offer."

Any owner of outstanding notes or broker dealer who tenders in the exchange offer with the intention to participate in a distribution of exchange notes cannot rely on the interpretation of the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the U.S. Securities Act in connection with the resale of the exchange notes. Any such resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 9B and 9D, as applicable, of Form 20-F under the U.S. Securities Act.
Expiration Date; Withdrawal of Tenders
The exchange offer will expire at 12:00 midnight, New York City time, on •, 2003 or such later date and time to which we extend the expiration date. A tender of outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Certain Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, which we may waive. Please read the section captioned "Exchange Offer—Certain Conditions to the Exchange Offer" of this prospectus for more information regarding the conditions to the exchange offer.
Procedures for Tendering Outstanding Notes
We issued the initial notes as global securities. When the initial notes were issued, we deposited the global initial notes with the custodian for the book-entry depositary. The book-entry depositary has caused depositary interests in the outstanding dollar senior subordinated notes to be issued to Cede & Co., as nominee for The Depositary Trust Company (which we refer to as DTC) and depositary interests in the outstanding euro senior notes and outstanding euro senior subordinated notes to be issued to The Bank of New York Depositary (Nominees) Limited, as nominee for the common depositary for Euroclear and Clearstream. Outstanding notes may be tendered through the book-entry transfer systems of DTC, Euroclear or Clearstream. To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The applicable letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See "Exchange Offer—Procedures for Tendering" for more information. Do not send letters of transmittal and certificates representing outstanding notes to us. Send these documents only to the exchange agent. See "Exchange Offer—Exchange Agent" for more information.
By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
	•	you are not an "affiliate," as defined in Rule 405 of the U.S. Securities Act, of Valentia or eircom Funding;
•
if you are a broker-dealer that will receive the exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities (other than transfer restricted securities acquired directly from Valentia or eircom Funding or an affiliate of Valentia or eircom Funding), that you will deliver a prospectus, in connection with any resale of such exchange notes;
•
you are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes to be issued in the exchange offer;
	•	any exchange notes that you receive will be acquired in the ordinary course of your business; and

• you are not acting on behalf of any person who could not truthfully make the foregoing representations.
Special Procedures for Beneficial Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf. See Instruction 2 of the Instructions contained in the associated letter of transmittal for more information.
Guaranteed Delivery Procedures
If you wish to tender your outstanding notes and certificates for your outstanding notes are not immediately available or you cannot deliver certificates for your outstanding notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under the DTC's Automated Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "Exchange Offer—Guaranteed Delivery Procedures."
Effect on Holders of Outstanding Notes
As a result of the making and consummation of the exchange offer, we will have fulfilled covenants contained in the registration rights agreements and, accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the relevant registration rights agreement. If you are a holder of outstanding notes and you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes in the Senior Indenture and the Senior Subordinated Indenture, as the case may be, except as noted above.
To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.
Consequences of Failure to Exchange
All untendered outstanding notes will continue to be subject to the restrictions on transfer provided for in the outstanding notes and in the Senior Indenture and the Senior Subordinated Indenture, as the case may be. In general, the outstanding notes may not be offered or sold, unless registered under the U.S. Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the U.S. Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the U.S. Securities Act.

U.S. Federal Income Tax Considerations
The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Certain United States Federal Income Tax Consequences."
Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.
Exchange Agent
The Bank of New York is the exchange agent for the exchange of outstanding senior notes and outstanding senior subordinated notes for exchange senior notes and exchange euro senior subordinated notes and for the exchange of outstanding dollar senior subordinated notes for exchange dollar senior subordinated notes. The addresses and telephone numbers of the exchange agent's offices in New York and London are set forth in the section captioned "Exchange Offer—Exchange Agent" of this prospectus.

THE EXCHANGE NOTES

        The summary below describes the principal terms of the exchange notes. The terms and conditions described below are subject to important limitations and exceptions. The "Description of the Senior Notes" and the "Description of the Senior Subordinated Notes" section of this prospectus contain a more detailed description of the terms and conditions of the notes, including the definitions of certain terms used in this summary.

Issuer of the Senior Notes	Valentia
Issuer of the Senior Subordinated Notes	eircom Funding
Notes	€550,000,000 aggregate principal amount of 7.25% senior notes due 2013
€285,000,000 aggregate principal amount of 8.25% senior subordinated notes due 2013
$250,000,000 aggregate principal amount of 8.25% senior subordinated notes due 2013
Valentia and eircom Funding may, subject to limitations set forth in the indentures governing the notes, issue further notes from time to time under the same indentures.
Maturity Date	August 15, 2013
Interest Payment Dates	Semi-annually each February 15 and August 15, commencing February 15, 2004.
Ranking and Guarantees of the Senior Notes
The senior notes are general, unsecured senior obligations of Valentia and rank equally in right of payment with all existing and future unsecured senior indebtedness of Valentia. The senior notes rank senior in right of payment to the guarantee in favor of the senior subordinated notes and any other existing and future obligations of Valentia expressly subordinated in right of payment to the senior notes. The senior notes are effectively junior to all existing and future secured indebtedness of Valentia (including all borrowings under the new credit facility) to the extent of the assets securing that debt. The senior notes are also effectively junior to all existing and future liabilities of Valentia's subsidiaries (including eircom and any other subsidiary guaranteeing the senior notes, although holders will have a direct claim under those guarantees against those entities).

The senior notes are unconditionally guaranteed on a senior unsecured basis by eircom, which is also a guarantor under the new credit facility and under the senior subordinated notes. The senior notes eircom Guarantee is a general, unsecured senior obligation of eircom and ranks equally in right of payment with all existing and future unsecured senior indebtedness of eircom. The senior notes eircom Guarantee ranks senior in right of payment to all existing and future obligations of eircom expressly subordinated to the senior notes eircom Guarantee. The senior notes eircom Guarantee is effectively junior to all existing and future secured indebtedness of eircom (including the guarantee of eircom under the new credit facility) to the extent of the assets securing that debt.

The senior notes eircom Guarantee will also be effectively junior to all existing and future liabilities of the subsidiaries of eircom, whether secured or unsecured, (including eircom and any other subsidiary guaranteeing the senior notes, although holders will have a direct claim under those guarantees against those entities).

As of March 31, 2003, after giving effect to the offering of the initial notes, the refinancing transactions described in this prospectus and the application of proceeds as described in "Use of Proceeds," Valentia and its consolidated subsidiaries would have had outstanding €2.31 billion of indebtedness, of which €1.8 billion would have been senior indebtedness (including the senior notes) and of which €1.25 billion would have been secured indebtedness.
Ranking and Guarantees of the Senior Subordinated Notes
The senior subordinated notes are general, senior unsecured obligations of eircom Funding and rank equally in right of payment with all existing and future unsecured senior debt of eircom Funding. The senior subordinated notes rank senior in right of payment to all existing and future obligations of eircom Funding expressly subordinated in right of payment to the senior subordinated notes. The senior subordinated notes are effectively junior to any future secured indebtedness of eircom Funding.

The senior subordinated notes are guaranteed on a senior subordinated basis by Valentia. The Senior Subordinated Valentia Guarantee is a general, unsecured subordinated obligation of Valentia and ranks junior in right of payment to all existing and future senior indebtedness of Valentia (including all indebtedness under the senior notes). The Senior Subordinated Valentia Guarantee is effectively junior to all existing and future secured indebtedness of Valentia (including all borrowings under the new credit facility) to the extent of the assets securing that debt. The Senior Subordinated Valentia Guarantee is also effectively junior to all existing and future liabilities of Valentia's subsidiaries, other than eircom Funding, whether secured or unsecured (including eircom and any other subsidiary that guarantees the senior subordinated notes, although holders will have a direct claim under those guarantees against those subsidiaries).

The senior subordinated notes are also guaranteed on a senior subordinated basis by eircom. The Senior Subordinated eircom Guarantee is a general, unsecured subordinated obligation of eircom and ranks junior in right of payment to all existing and future senior indebtedness of eircom (including the guarantee of eircom under the new credit facility and the guarantee of eircom under the senior notes). The Senior Subordinated eircom Guarantee is effectively junior to all existing and future secured indebtedness of eircom to the extent of the assets securing that debt. The Senior Subordinated eircom Guarantee is also effectively junior to all existing and future liabilities of eircom's subsidiaries (including any subsidiary guaranteeing the senior subordinated notes, although holders will have a direct claim under those guarantees against those entities). The Senior Subordinated eircom Guarantee may be released in certain circumstances. See "Description of the Senior Subordinated Notes—Ranking and Guarantees."

The senior subordinated notes are also unconditionally guaranteed on a subordinated basis by Valentia Holdings. The Subordinated Holdings Guarantee is a general, unsecured subordinated obligation of Valentia Holdings and ranks junior in right of payment to all existing and future senior indebtedness of Valentia Holdings. The Subordinated Holdings Guarantee is effectively junior to all other existing and future indebtedness of Valentia Holdings (except any such indebtedness that expressly provides by its terms that it will rank equally in right of payment with the Subordinated Holdings Guarantee). The Subordinated Holdings Guarantee is also effectively junior to all existing and future liabilities of Valentia Holdings' subsidiaries, other than eircom Funding, whether secured or unsecured (including Valentia, eircom and any other subsidiary guaranteeing the senior subordinated notes, although holders will have a direct claim under those guarantees against those entities).

Each of these guarantors have independently guaranteed all of eircom Funding's payment obligations on the senior subordinated notes. In the event of any payment default on the senior subordinated notes, claims may be made under any or all of these guarantees in accordance with their respective terms, and in any sequence or order, subject to the expiration of a standstill period in the case of the Senior Subordinated Valentia Guarantee and the Senior Subordinated eircom Guarantee. See "Description of the Senior Subordinated Notes—Ranking and Guarantees" for more information concerning these guarantees and their terms.
Status of Issuers and Guarantors
Valentia and Valentia Holdings are holding companies with no operations of their own, and do not hold any significant assets other than direct and indirect interests in eircom and its subsidiaries. eircom Funding is a special purpose finance subsidiary and has no assets, liabilities or operations, other than in connection with the issuance of the senior subordinated notes and its intercompany loan to Valentia of the proceeds from the initial offering, which have been pledged in favor of the lenders under our new credit facility.
Optional Redemption
Valentia and eircom Funding may redeem all or part of the notes at any time upon payment of a "make whole" premium. See "Description of the Senior Notes—Optional Redemption" and "Description of the Senior Subordinated Notes—Optional Redemption." Valentia and eircom Funding may redeem all or part of any series of the notes on or after August 15, 2008, at the redemption prices listed in "Description of the Senior Notes—Optional Redemption" and "Description of the Senior Subordinated Notes—Optional Redemption."

On or before August 15, 2006, Valentia and eircom Funding may use the proceeds of specified equity offerings to redeem up to 35% of the principal amount of any series of the notes at a redemption price equal to 107.25% of their principal amount (in the case of the senior notes), 108.25% of their principal amount (in the case of the senior subordinated notes), plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original principal amount of such series of the notes remains outstanding after the redemption. See "Description of the Senior Notes—Optional Redemption" and "Description of the Senior Subordinated Notes—Optional Redemption."

Valentia and eircom Funding may also redeem any series of the notes in whole, but not in part, at any time, upon giving proper notice, if changes in tax laws impose certain withholding taxes on amounts payable on the notes. If Valentia and eircom Funding decide to do this, they must pay you a price equal to the principal amount of the relevant series of the notes plus interest and certain other amounts. See "Description of the Senior Notes—Redemption for Taxation Reasons" and "Description of the Senior Subordinated Notes—Redemption for Taxation Reasons."
Change of Control
If Valentia experiences a change of control, as defined in "Description of the Senior Notes—Change of Control" and "Description of the Senior Subordinated Notes—Change of Control," Valentia and eircom Funding will be required to offer to repurchase the notes at 101% of their principal amount plus accrued and unpaid interest and certain other amounts.
Covenants	Valentia and eircom Funding issued the notes under indentures, which limit, among other things, Valentia and its subsidiaries' ability to:
	•	incur additional indebtedness;
	•	pay dividends or make other distributions;
	•	make certain other restricted payments and investments;
	•	create or permit to exist liens;
	•	enter into agreements that would limit the ability of its subsidiaries to make other payments to Valentia;
	•	transfer or sell assets;
	•	enter into transactions with affiliates; and
	•	merge or consolidate with other entities.

Each of the covenants is subject to a number of important exceptions and qualifications. Some of the above covenants will cease to be effective in relation to the senior notes or the senior subordinated notes in the event that the senior notes or the senior subordinated notes, respectively, achieve investment grade status. See "Description of the Senior Notes—Certain Covenants" and "Description of the Senior Subordinated Notes—Certain Covenants."

Governing Law	The laws of the State of New York.
Use of Proceeds
A portion of the proceeds raised from the initial offering, together with the proceeds of our new credit facility, were used to repay amounts outstanding under our prior credit facility. Valentia used available cash, including cash held within the group and cash proceeds from the offering or drawn down under the new credit facility, to fund a dividend to Valentia Holdings. Valentia Holdings used the proceeds of the dividend received from Valentia to declare and pay dividends to its shareholders and redeem preference shares.
Risk Factors	You should refer to the section entitled "Risk Factors" for an explanation of certain risks involved in participating in the exchange offer.

SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

        On November 2, 2001, Valentia's offer to acquire all of the shares of eircom Limited became unconditional and we account for the acquisition of eircom from that date. eircom and its consolidated subsidiaries prior to the acquisition are referred to as the "predecessor." Valentia and its consolidated subsidiaries, from and after the acquisition of eircom, are referred to as the "successor."

        The following table sets forth summary historical and pro forma consolidated financial information of Valentia. We have derived the summary historical consolidated financial information of Valentia from its audited historical consolidated financial statements as of March 31, 2003 and 2002 and for the financial year ended March 31, 2003 and for the financial period November 2, 2001 to March 31, 2002, and from the audited historical consolidated financial statements of its predecessor for the financial period April 1, 2001 to November 1, 2001 and for the financial year ended March 31, 2001 included elsewhere in this prospectus. Our audited consolidated financial statements and their accompanying notes are adjusted to reflect the adoption of Financial Reporting Standard 19, Deferred Tax in the year ended March 31, 2002. FRS 19 requires us to account for deferred tax on a full provision basis, rather than on a partial provision basis. The comparative information for the financial year ended March 31, 2001 has been restated as necessary. The summary historical financial information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with "Selected Historical and Pro Forma Consolidated Financial Data," "Operating and Financial Review and Prospects" and the historical consolidated financial statements and accompanying notes included elsewhere in this prospectus.

        Pro forma cash interest expense and other pro forma ratios take into account the effect of increased interest expense resulting from the refinancing transactions as though they had occurred at April 1, 2002.

        The historical financial information of our predecessor varies in a number of important respects from our historical financial information for the periods following the acquisition. See "Operating and Financial Review and Prospects—Principal factors that affect our results of operations—Acquisition of our predecessor company."

        Unless otherwise indicated, the summary historical financial information of Valentia has been prepared in accordance with Irish GAAP. Irish GAAP differs in significant respects from U.S. GAAP. A discussion of the principal differences relevant to the financial statements of Valentia is set forth in Note 37 to the audited consolidated financial statements of Valentia included elsewhere in this prospectus.

Valentia Telecommunications Limited

	Predecessor		Successor
	Financial Year Ended March 31, 2001	For the Period April 1, 2001 to November 1, 2001	For the Period November 2, 2001 to March 31, 2002	Financial Year Ended March 31, 2003
	(in millions)
Consolidated Profit and Loss Data:
Amounts in accordance with Irish GAAP
Continuing operations
Turnover	€1,540	€946	€699	€1,682
Cost of sales	(365)	(294)	(214)	(499)

Gross profit	1,175	652	485	1,183
Operating costs	(726)	(433)	(241)	(648)

Contribution on ordinary activities	449	219	244	535
Depreciation	(346)	(213)	(188)	(399)
Exceptional fixed asset impairment	—	(49)	—	—
Exceptional charges	(21)	(93)	—	(13)
Goodwill amortized on subsidiary undertakings	(5)	(5)	(16)	(38)
Group's share of operating losses of associated undertakings	—	—	(1)	—
Goodwill amortized on associated undertakings	—	(2)	—	—

Operating profit/(loss) from:
Continuing operations	77	(143)	39	85
Discontinued operations	90	23	—	—

Total operating profit/(loss)	167	(120)	39	85
Exceptional items(1)	(89)	(60)	(54)	3
Amounts written off financial assets and investments held as current assets	—	(12)	—	—
Interest payable and similar charges (net)	(12)	(7)	(52)	(134)
Tax credit/(charge) on profit/(loss) on ordinary activities	9	43	(8)	6
Minority interests	(6)	(2)	—	—

Profit/(loss) attributable to group shareholders	69	(158)	(75)	(40)
Dividend in specie on the demerger of Eircell	—	(176)	—	—
Dividend paid and proposed	(90)	(11)	(12)	(22)

(Loss absorbed) for the financial period	€(21)	€(345)	€(87)	€(62)

Amounts in accordance with U.S. GAAP
U.S. GAAP net loss consists of (loss)/income from:
Continuing operations	€(325)	€(272)	€(39)	€(212)
Discontinued operations	35	(46)	5	(5)

Net loss	€(290)	€(318)	€(34)	€(217)

Operating (loss)/profit from continuing operations	€(322)	€(317)	€2	€(72)

	Predecessor	Successor
	As of March 31, 2001	As of March 31, 2002	As of March 31, 2003
	(in millions)
Consolidated Balance Sheet Data:
Amounts in accordance with Irish GAAP
Cash in bank and at hand	€150	€316	€440
Total fixed and current assets	€3,161	€4,280	€3,922
Total net assets	€1,620	€812	€757
Total debt	€340	€2,414	€2,231
Equity shareholders' funds	€1,610	€560	€505
Non-equity shareholders' funds	—	252	252
Equity minority interests	10	—	—

Total equity	€1,620	€812	€757

Amounts in accordance with U.S. GAAP
Total equity	€1,434	€604	€414

	Predecessor			Successor
	Financial Year Ended March 31, 2001		For the Period April 1, 2001 to November 1, 2001	For the Period November 2, 2001 to March 31, 2002	Financial Year Ended March 31, 2003
	(in millions, except ratio)
Other Financial Data:
Data derived from Irish GAAP amounts
EBITDA from continuing operations(2)	€452		€128	€243	€524
Net cash inflow from operating activities(2)	€575		€172	€146	€497
Cash interest expense(3)	€32		€16	€56	€159
Ratio/(deficit) of earnings to fixed charges(4)	4.09	x	€(147)	€(67)	€(47)
Capital expenditure and financial investment	€410		€191	€81	€239
Data derived from U.S. GAAP amounts
Deficit of earnings to fixed charges(4)	€(446)		€(342)	€(48)	€(259)

Successor
As of August 31, 2003
(in millions)
Capitalization data(5)
Amounts in accordance with Irish GAAP
Cash in bank and at hand	€—
Total debt	€2,310
Senior debt(6)	€1,800
Secured debt(7)	€1,250

Successor
Financial Year Ended March 31, 2003
(in millions)
Pro forma data(8)
Amounts in accordance with Irish GAAP
Cash interest expense(9)	€169
Deficit of earnings to fixed charges(4)	€(87)
Amounts in accordance with U.S. GAAP
Deficit of earnings to fixed charges(4)	€(292)

(1)
Exceptional items after operating profit/(loss) have been grouped together for presentation purposes. These exceptional items for these periods are as follows:

	Predecessor		Successor
	Financial Year Ended March 31, 2001	For the Period April 1, 2001 to November 1, 2001	For the Period November 2, 2001 to March 31, 2002	Financial Year Ended March 31, 2003
	(in millions)
Exceptional gain on the disposal of fixed assets	€24	€2	—	€2
Exceptional provision for exit from certain international and multi-media activities	(113)	(3)	—	—
Exceptional gain on exit from subsidiaries	—	—	—	1
Exceptional cost arising on demerger of mobile business	—	(59)	—	—
Exceptional interest payable and similar charges	—	—	(54)	—

Total exceptional items	€(89)	€(60)	€(54)	€3

(2)
EBITDA from continuing operations is defined as earnings from continuing operations before interest, taxes, depreciation and amortization. The following table sets forth a reconciliation of EBITDA to total operating profit/(loss):

	Predecessor		Successor
	Financial Year Ended March 31, 2001	For the Period April 1, 2001 to November 1, 2001	For the Period November 2, 2001 to March 31, 2002	Financial Year Ended March 31, 2003
	(in millions)
Total operating profit/(loss)	€167	€(120)	€39	€85
Operating profit from discontinued operations	(90)	(23)	—	—
Depreciation	346	213	188	399
Exceptional fixed asset impairment	—	49	—	—
Goodwill amortized on associated undertakings	—	2	—	—
Goodwill amortized on subsidiary undertakings	5	5	16	38
Exceptional gain on the disposal of fixed assets	24	2	—	2

EBITDA from continuing operations	€452	€128	€243	€524

EBITDA from continuing operations does not reflect cash outflows in connection with our staff restructuring program. Such cash outflows were €44 million, €9 million, €109 million and €136 million in the financial year ended March 31, 2003, the period from November 2, 2001 to March 31, 2002, the period from April 1, 2001 until November 1, 2001 and the financial year ended March 31, 2001, respectively. We expect to make cash payments of approximately €50 million in respect of our staff restructuring program, which has been provided for as of March 31, 2003, in the financial year ending March 31, 2004. We also anticipate that costs associated with further staff reductions will impact our earnings in 2004 and future years.

EBITDA is not a measure of operating income, operating performance or liquidity under Irish or U.S. GAAP. We include EBITDA because we understand it is used by some investors to determine a company's historical ability to service indebtedness and fund ongoing capital expenditures, and because some of the covenants in our debt agreements are tied to similar measures. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income as determined by Irish or U.S. GAAP, or as an indicator of our operating performance, or of cash flows from operating activities as determined in accordance with Irish or U.S. GAAP. See Note 27 to the audited consolidated financial statements of Valentia included elsewhere in this prospectus for a reconciliation of total operating profit/(loss) to cash flow from operations.

(3)
Cash interest expense is defined as interest paid or accrued on debt balances excluding non-cash amortization of issuance costs.

(4)
For the purpose of calculating earnings to fixed charges, earnings consist of profit/(loss) from continuing operations before tax plus fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense, capitalized interest and amortization of deferred debt issuance costs. Where earnings would be insufficient to cover fixed charges the coverage ratio is less than 1:1, and the amount of the deficiency is presented.

(5)
The total debt, senior debt and secured debt are stated on a gross basis, before offsetting capitalized debt issuance costs as illustrated in "Capitalization."

(6)
Senior debt is total debt less the senior subordinated notes.

(7)
Secured debt is total debt less senior notes and senior subordinated notes.

(8)
Pro forma data, including pro forma cash interest expense and the deficit of earnings to fixed charges are calculated assuming the effect of increased interest expense resulting from the refinancing as if the refinancing had occurred as of April 1, 2002. The pro forma deficit of earnings to fixed charges is calculated excluding interest received for the year ended March 31, 2003 of €25 million.

(9)
Pro forma cash interest expense reflects the interest expense resulting from the refinancing as if the refinancing (including the refinancing of debt of our subsidiary, Irish Telecommunications Investments Limited, or ITI, as it becomes due on various dates from July to December 2003) had occurred as of April 1, 2002. For purposes of the calculation we have assumed that all existing short-term and long-term debt was refinanced with the proceeds of the initial offering and funds drawn down under the new credit facility. The calculation assumes no interest charge for the revolving facility, other than a commitment fee for the unused amount, since we have historically funded our working capital requirements with cash from operations. A summary of pro forma cash interest expense is as follows:

Financial Year Ended March 31, 2003
(in millions)
Interest expense as a result of the refinancing:
New credit facility(a)	€88
Senior notes(b)	40
Senior subordinated notes(b)	41

Pro forma cash interest expense	€169

  (a)
  Includes interest expense on borrowings and commitment fees of 0.75% of undrawn amounts. The interest rate on the new credit facility is based on EURIBOR plus the applicable margin. We have assumed that interest rate swaps will convert approximately €1.1 billion of the variable-rate debt to fixed-rate debt.

  (b)
  Calculated using blended rates of 7.25% and 8.04% for the senior notes and senior subordinated notes, respectively, which include the effects of currency swaps.

RISK FACTORS

        Before you participate in the exchange offer, you should carefully consider the risks described below relating to our business, regulatory environment and the exchange notes, in addition to the other information in this prospectus. These risks are not the only ones we face; additional risks and uncertainties not presently known to us, or that we now believe are immaterial, could also impair our businesses or our ability to fulfill our obligations under the exchange notes.

Risks Relating to Our Business

Increasing competition in the fixed-line telecommunications market makes us vulnerable to further market share loss.

        The Irish fixed-line telecommunications market in which we operate is competitive, and we believe that continuing regulatory initiatives will make it increasingly so. Since 2000, we have been required to provide carrier pre-selection, which allows customers to choose another licensed operator as the default carrier for some or all calls, and geographic and non-geographic number portability, which allows customers to change to another licensed operator without changing their telephone number. Additional regulatory measures, including carrier pre-selection enhancements, which will allow other licensed operators to combine line rental and call services as a bundled product with a single bill, and partial private circuits, which will allow other licensed operators to provide connectivity from a customer's premises to the operator's point of connection, have been recently introduced or will be introduced in the near future. These regulatory initiatives increase the ease with which our customers can move to other operators. In addition, although we have had significant success in winning back lost customers in the past, recently-imposed restrictive guidelines on conducting win-back sales activities when a customer chooses an alternative operator will make it harder for us to regain lost business in the future. As a result of these regulatory measures and increasing competition, we have lost market share in the fixed-line telecommunications market and are vulnerable to further loss of market share in the future.

        Competition in our business could also lead to:

  •
  continued price erosion for our products and services;

  •
  loss of existing or prospective customers and greater difficulty in retaining existing customers;

  •
  obsolescence of existing technologies and the need for more rapid deployment of new technologies; and

  •
  increased pressure on our profit margins, preventing us from maintaining or improving our current level of operational profitability.

Our turnover will be adversely affected if the rate of growth in the Irish fixed-line telecommunications market continues to slow or if the market declines in the future as a result of increasing mobile substitution or otherwise.

        The rate of growth in the Irish fixed-line telecommunications market slowed during the financial year ended March 31, 2003. According to ComReg, total fixed-line revenues grew by 0.4% in the first quarter of 2003, after declining by 1% in terms of revenue in the last quarter of 2002. For the year ended March 31, 2003, total fixed-line revenues increased by approximately 2.4% compared to the prior year. We believe that the slowing growth in the fixed line market overall, as well as a decline in the fixed-line voice sector, has been caused by the slowing rate of growth in the Irish economy and increasing competition, particularly from mobile operators, resulting in a decline in our voice traffic. Although the effects of fixed-to-mobile substitution are difficult to quantify, we believe it has had a negative impact on growth in the fixed-line market and will continue to do so, as a growing number of customers not only place more calls from a mobile telephone instead of a fixed-line, but choose to forego having a fixed-line installed in their homes in favor of using one. We believe that annual growth rates in this market will continue to slow, and there may continue to be periods of flat or negative growth, making it more difficult for us to increase turnover.

We are dependent on increased turnover from data services, which is an increasingly competitive market.

        We are dependent upon increased turnover from data services to offset the impact of the declining market for fixed-line voice services on our operating results. If demand for Internet access and usage does not grow, or if our customers do not adopt our more expensive and faster forms of Internet access, such as digital subscriber line, or DSL, or our competitors offer cheaper or more attractive services, we may not be able to grow our data turnover. Furthermore, we expect to experience increased competitive pressure on our narrowband Internet access data revenues. ComReg recently required us to introduce a wholesale fixed rate internet access call origination, or FRIACO, product to encourage competition in the Internet access services market. FRIACO will allow our competitors to introduce new forms of low-cost narrowband Internet access services, including unmetered access for a fixed monthly subscription. Our competitors may use FRIACO to provide narrowband Internet access services at prices low enough to erode our market share and require us to reduce our prices substantially. Reduced turnover from narrowband Internet access services could have an adverse impact on our results of operations. In addition, we may face increased competition in this market from mobile companies following the implementation of third generation, or 3G, technology, which will allow mobile operators to offer higher rate data services to their subscribers through their mobile networks. See "Industry Overview—Mobile Telecommunications Market."

In order to improve our profitability, we need to implement a sizeable reduction in our existing workforce, which may be difficult to implement.

        In order to improve our profitability, we need to continue to reduce our existing workforce. Our ability to do so, however, is limited by statutory protections and the terms of our agreements with trade unions. Accordingly, we are focusing on reducing our workforce through early retirement and voluntary redundancy programs. We have reduced the average number of employees from 13,121 for the financial year ended March 31, 2001, to 9,129 for the financial year ended March 31, 2003. The reduction in average headcount reflects the elimination of 1,915 employees relating to businesses that we discontinued during the three-year period to March 31, 2003. However, there can be no assurance that we will be able to implement further sizeable reductions. Unless we are able to achieve a sizeable reduction in our existing workforce over the next few years, our profitability is likely to decline. In addition, the measures that we implement to reduce employee numbers may entail significant costs affecting our earnings. By March 2004, we expect to have fully utilized a €412 million provision that we made in the financial year ended March 31, 2000 to finance our restructuring program, and which has been used principally to pay for staff exits. Further anticipated staff reductions will impact our earnings after that provision is fully utilized, either as a result of a new provision or periodic charges for severance costs as they occur.

Changing technologies and markets could require us to make substantial additional investments and could increase competition.

        We operate in an industry characterized by rapid technological and market changes. We must anticipate and adapt to these changes and introduce, on a timely basis, competitively priced products and services that meet constantly changing industry standards and customer preferences. As new technologies are developed, we may have to implement these new technologies at a substantial cost to us in order to remain competitive. In addition, our competitors may implement new technologies, products or service initiatives before we do, allowing these competitors to provide lower-priced or better-quality services than we provide. If this occurs, it could hamper our ability to compete effectively and, as a result, decrease our turnover and operating profits.

The existence of a pension deficit may negatively impact our cash flows.

        As of March 31, 2003, we had a net pension deficit of €284 million, determined in accordance with Financial Reporting Standard No. 17, "Retirement Benefits." As permitted under the transitional rules for implementing FRS 17, this net pension deficit is not recognized in, but is disclosed in Note 31 to, Valentia's consolidated financial statements for the financial year ended March 31, 2003 included elsewhere in this prospectus. The amount of this deficit could increase in the future. We will be required to fully implement FRS 17 in the financial year ended March 31, 2005, at which time we will be required to recognize any surplus or deficit in Valentia's consolidated financial statements. When we are required to recognize the deficit in our financial statements, in accordance with FRS 17, in the future, our net assets will be reduced. Had we implemented FRS 17 and recognized this deficit in the financial year ended March 31, 2003, net assets would have been reduced from €757 million to €356 million. In addition, if this deficit persists or increases in future periods, we may need to increase our pension contributions, which could have a negative impact on our operating profit, cash flows and net assets.

We may face risks in entering into mobile or other non-fixed line telecommunications businesses.

        We are currently prevented from entering into the mobile telecommunications market by our agreements with Vodafone, which we entered into in connection with the demerger of Eircell. Those non-compete agreements expire in May 2004. We are considering the options available to us when the non-compete restrictions expire. If we determine it is in the interests of our company and our shareholders, we will consider re-entering the mobile telecommunications market following the expiration of the non-compete restrictions. We may also, if we determine it to be in our interests, enter into other non-fixed line telecommunications businesses such as wireless telecommunications. We may be required to invest substantial funds and other resources in order to enter and compete in these markets. We cannot assure you that any businesses we enter into in the future will perform as well as we might expect.

Risks Relating to Regulatory Matters

The provision of telecommunications services in Ireland is subject to extensive regulation. The interpretation of existing regulations in a manner unfavorable to us, or the adoption of new policies or regulations that are unfavorable to us, could disrupt our business operations and could cause our operating profit to decline.

        The telecommunications services that we provide are subject to extensive regulation. ComReg oversees the manner in which we provide many of our retail and wholesale services and regulates the prices at which they are provided. ComReg, which is obligated to pursue a policy of fostering increased competition in the Irish telecommunications market, also requires us to provide specified wholesale services to other licensed operators in order to allow these operators to compete in the retail market. Providing these wholesale services has resulted in a loss of our market share in the retail fixed-line market, which we believe is likely to continue. ComReg is also in the process of introducing new requirements to foster further competition, which could lead to further market share loss.

        On July 25, 2003, a new European Union regulatory framework governing the telecommunications industry came into force under Irish law. The framework extends the scope of regulation to include all network services, including the Internet. It is unclear how this new framework may affect our business in the future and what related compliance costs we will incur.

        If ComReg, as a result of the new EU framework or otherwise, interprets applicable regulations in a manner unfavorable to us, or adopts new policies or regulations, including price caps or other price regulations, that are unfavorable to us, our business operations could be disrupted and our operating profit could decline.

If ComReg changes the terms of the retail price cap it imposes, our ability to adjust our pricing may be further restricted and, as a result, our turnover and operating profit may be negatively impacted.

        In February 2003, ComReg changed the cap it imposes on a specified basket of our retail products services, from a permitted annual change in average prices equal to the consumer price index, or CPI, minus 8%, to a permitted annual change equal to CPI minus 0%. ComReg also made other changes, including eliminating the sub-caps it had previously imposed on individual services within the basket. When ComReg announced these changes, it indicated that it believed it would be appropriate to review the retail price cap in three years. However, ComReg could revisit the retail price cap earlier if it believes it would be appropriate to do so in order to regulate the market. If ComReg decides to revise the retail price cap earlier than expected, our ability to adjust our prices may be restricted and our turnover and operating profit could be negatively impacted.

ComReg has recently issued new pricing directions over our wholesale services, which may negatively impact our profits.

        ComReg regulates the price at which we offer most of our wholesale services. We have not been able to agree with ComReg on the appropriate levels of pricing for several of our wholesale services. The pricing of unbundled local loop access services, as well as most of the other wholesale services we offer, generally must be based on the long run incremental costs of providing them, together with a permissible level of return on our capital. We have not been able to reach a definitive agreement with ComReg on the quantifications of costs that are to be used to determine the pricing for unbundled local loop access services.

        Despite continuing negotiations, on May 28, 2003, ComReg directed a price of €14.67 per month for the unbundled local loop access services we provide to other operators, which was to be applied with immediate effect. This price contrasts with an interim price of €16.81 which we had previously agreed with ComReg. ComReg also directed us to apply its quantifications of our costs, as appropriate, to recalculate the prices at which we must offer partial private circuits, a particular type of wholesale leased line that we were recently required to introduce.

        We sought, and were granted, judicial review of these ComReg directions in the Irish High Court and obtained a stay preventing their enforcement pending the determination of these proceedings. While the stay was in effect, we were required to continue to offer access to our unbundled local loops at €16.81 per month and to apply relevant elements of this price to our partial private circuits products. On September 26, 2003, we settled the proceedings with ComReg. As a result of this settlement, the interim price of €16.81 will apply until March 31, 2004. ComReg intends to issue a new decision on the price early in 2004, to be implemented on April 1, 2004. It is possible that we will be required to offer these services to our competitors at prices which we do not believe reflect the costs we incur in providing them. ComReg may also require us to recalculate prices for other wholesale services using these cost calculations. If we are ultimately required to recalculate some or all of our wholesale prices, our turnover and operating profit may decline.

ComReg is considering whether to introduce a price cap on our wholesale services, including interconnect services. Although we cannot predict the terms of any wholesale price cap ComReg may adopt, a wholesale price cap is likely to restrict our ability to make changes to our wholesale prices and consequently may negatively impact our turnover and operating profit.

        Currently, our wholesale interconnect tariffs are determined by us and submitted to ComReg for review and approval. Typically, the initial rates we set are subject to change as they are reviewed by

ComReg, with a final rate set with retrospective effect. ComReg recently indicated that it believes that imposing a price cap on some of the wholesale services we offer, including interconnect services, would be preferable to continuing to adjust prices on a retrospective basis, and that it would issue a consultation paper on this topic in the near future. If ComReg establishes a price cap on these services, our ability to increase prices for these services in the future may be restricted and consequently our turnover and operating profit may be negatively impacted.

If ComReg reviews our leased line prices, our turnover and operating profit may decline.

        We are required to submit proposed prices or price changes for leased lines to ComReg for approval. Our leased line prices were last amended in June 2000, and have not been reviewed by ComReg since then. ComReg has indicated on a number of occasions that it intended to review leased line prices and from time to time has sought cost and share data in relation to leased line prices. ComReg has not indicated to us, however, that an immediate review is being initiated. If we are ultimately required to recalculate some or all of our retail and wholesale prices for leased lines to a level lower than currently anticipated, our turnover and operating profit may decline.

Carrier pre-selection enhancements requiring us to provide single billing facilities and restrictions on our customer win-back activities could result in a loss of market share and a decline in our turnover and operating profit.

        Since 2000, we have been required to provide carrier pre-selection for voice services to customers, which allows customers to more easily select the services of our competitors. ComReg has recently required us to introduce carrier pre-selection enhancements, including measures that allow other licensed operators to combine line rental and licensed call services in a single bill. Until now, customers of our competitors have generally received two bills: one from us for line rental and one from the other operator for calls. Under single billing, we are obliged to offer other licensed operators either a wholesale version of retail line rental or an agency rebilling agreement for onward billing to the end-user. These changes will make the services of our competitors more attractive to customers. ComReg has directed the telecommunications industry to amend its current voluntary code of practice for carrier pre-selection to restrict licensed operators from engaging in win-back sales activities for a period of four months from the date that a customer chooses an alternative operator to provide single-billing or line rental services, which will make it harder for us to defend our market share against our competitors.

        On July 17, 2003, ComReg issued a consultation paper on carrier pre-selection. In this consultation paper, ComReg proposed three alternative options: a twelve-month moratorium on all win-back activities applicable to all licensed operators, a four-month moratorium plus a four-month "no contact" period running from the date a customer chooses an alternative operator, during which the licensed operator that previously provided services may not contact the customer, or a four-month "no contact" period but no moratorium. ComReg subsequently directed a change to the industry code of practice to establish a "no contact" period of three months for all win-back activities other than win-back activities relating to single-billing and line rental services, to which the previously directed "no contact" period of four months would continue to apply. The newly directed "no contact" period, which applies to all licensed operators, will be reviewed by ComReg in eighteen months. In addition, ComReg is currently investigating our win-back procedures. The outcome of this investigation is uncertain, and ComReg could direct changes to our procedures or initiate enforcement proceedings. Any or all of these recent developments could result in further loss of market share and a decline in our turnover and operating profit.

Our universal service obligations could have a negative impact on our profitability.

        Under EU directives that have been implemented into Irish law, ComReg is required to promote the availability of specified telephony services to all users in Ireland, regardless of their geographical position, at an affordable price. We are the only telecommunications provider in Ireland obligated to provide these services, known as universal service obligations, and we are required to do so whether or not the price at which we must provide them generates profits for us. As of July 25, 2003, our universal service obligations requires us to provide basic voice services, standard fax and low speed data services and reasonable access to public pay phones and directory enquiry services as well as services adopted for disabled users and geographically averaged prices throughout Ireland.

        We are not reimbursed for any of the cost of providing these services. Although there is a provision in law permitting ComReg to establish a fund that would allow us to recover part of the costs of meeting our universal service obligations, ComReg recently indicated that it would not consider putting such a fund in place at this time. If the losses we incur from satisfying our universal service obligations increase, our operating profit will decline.

Regulatory investigations and litigation may lead to fines or other penalties.

        We are regularly involved in litigation and regulatory enquiries and investigations involving our operations. ComReg and other regulatory bodies regularly make enquiries and conduct investigations concerning our compliance with applicable laws and regulations. On October 17, 2002, ComReg determined that we were not in compliance with our obligations under the voice telephony regulations by providing telephone services to specific customers at prices which were not in accordance with the specific terms and conditions of certain discount schemes and our published prices. No penalties were levied on us as a result of this review. At ComReg's request, we have put internal controls in place that we believe will prevent this from re-occurring. We commenced an independent audit of our internal controls in October 2003. If ComReg concludes that we do not comply with its requirements, ComReg could begin an enforcement action. Other current enquiries and investigations include an investigation by the Competition Authority relating to our transactions with T.E. Services (Ireland) Limited, a joint venture in which we have a 35% interest. If we are found to be in violation of applicable laws and regulations, we may become subject to substantial criminal and civil penalties and fines. See "Regulation." Given the indeterminate amounts at stake in some of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in some matters could, from time to time, have a material adverse effect on our operating results or cash flows in particular quarterly or annual periods.

Risks Relating to the Notes

If you choose not to exchange your outstanding notes, the present transfer restrictions will remain in force and the market price of your outstanding notes could decline.

        If you do not exchange your outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in the connection with the offering of the initial notes. In general, initial notes may not be offered or sold unless they are registered or exempt from registration under the U.S. Securities Act and applicable state securities laws. Except as required under the registration rights agreements in respect of the senior notes and the senior subordinated notes, we do not intend to register resales of the initial notes under the U.S. Securities Act. You should refer to "Prospectus Summary—Summary of Terms of the Exchange Offer" and "Exchange Offer" for information about how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offer will reduce the principal amount of the initial notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

Our substantial indebtedness could adversely affect our business and financial position, and could prevent us from fulfilling our obligations under the notes.

        We have a substantial amount of debt and significant debt service obligations. As of March 31, 2003, after giving effect to the initial offering, the refinancing transactions described in this prospectus and the application of proceeds described in "Use of Proceeds," we would have had outstanding indebtedness of €2.31 billion, of which €1.8 billion would have consisted of senior indebtedness and €1.25 billion would have consisted of secured indebtedness, including borrowings under our new credit facility. Following the initial offering and the refinancing transactions, we have unused commitments under our new revolving facility of €150 million. We anticipate that our substantial leverage will continue for the foreseeable future.

        Our substantial indebtedness could have important negative consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our payment and other obligations under the notes and our obligations under our new credit facility;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments to service our debt, which would reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in technology, customer demand, competitive pressures and the industries we serve;

  •
  place us at a competitive disadvantage as regards any of our competitors that are less leveraged than we are;

  •
  increase our vulnerability to both general and industry-specific adverse economic conditions; and

  •
  limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions and general corporate purposes.

        Under the terms of the indentures governing the notes, we may in certain circumstances incur substantial additional indebtedness in the future. The terms of the indentures governing the notes also permit us to incur additional secured indebtedness that would effectively be senior to the notes and the guarantees. The addition of further indebtedness to our current debt levels could intensify the leverage-related risks that we now face.

        In addition, interest on debt under our new credit facility is calculated on a floating rate basis. Some, but not all, of the floating interest rate exposure under the new credit facility will be hedged. An increase in interest rates would increase our interest expense under the new credit facility, which would reduce the funds available to make payments on the notes and any other debt we have and the funds available to finance our operations and future business opportunities.

We may not have enough cash available to service our debt.

        Our ability to make payments on the notes and meet our other debt service obligations, and to fund planned capital and development expenditures or opportunities that may arise, including acquisitions of other businesses, will depend on our ability to generate sufficient cash in the future. Our ability to generate cash is affected by our success in implementing our business strategy, as well as general economic, financial, competitive, regulatory, technological and other factors that are beyond our control. If we cannot generate sufficient cash to meet our debt service requirements, we may, among other things, be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional debt or equity capital or restructure or refinance all or a portion of our debt, including the notes. If we are not able to refinance our debt, obtain additional financing or sell assets on commercially reasonable terms or at all, we may not be able to satisfy our obligations with respect to our debt, including the notes. In addition, the terms of our existing and future indebtedness, including the notes and the new credit facility, may limit our ability to pursue any of these alternatives.

Since the notes are unsecured, your rights are effectively junior to the rights of holders of secured indebtedness, including under the new credit facility. In addition, Irish and English insolvency laws may not be as favorable to unsecured creditors as U.S. insolvency laws.

        The lenders under our new credit facility have first ranking security over the majority of the tangible and intangible assets of our subsidiaries. As of March 31, 2003, after giving effect to the initial offering and the refinancing of our prior credit facility described in this prospectus, Valentia would have had €1.25 billion of secured indebtedness on a consolidated basis. In the future, we may have other indebtedness that will be secured by our assets.

        Valentia Holdings is incorporated under English law. Valentia, eircom and eircom Funding are companies incorporated under Irish law. Insolvency proceedings with respect to each of these companies should proceed under the laws of the jurisdiction in which its "centre of main interests," as defined in the relevant EU Regulation, is situated at the time insolvency proceedings are commenced. Although there is a rebuttable presumption that the "centre of main interests" will be in the jurisdiction of incorporation, this presumption is not conclusive. The procedural and substantive provisions of both English and Irish insolvency laws generally may be more favourable to secured creditors than comparable provisions of U.S. law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors. If English insolvency law applies in respect of Valentia Holdings, and Irish insolvency law applies in respect of Valentia, eircom and eircom Funding, it will generally not be possible for Valentia Holdings, Valentia, eircom and eircom Funding or unsecured creditors of Valentia Holdings, Valentia, eircom and eircom Funding to prevent secured creditors with security interests that are superior to the security interests of holders of notes from enforcing their security to repay the debts due to them. After the occurrence of, amongst other things, an insolvency event, the security agent under the security documents relating to the new credit facility has the right to direct the disposition of any security. As a result, your ability to realize claims against us with respect to your notes if either of the Issuers or any of their respective subsidiaries become insolvent may be more limited than under U.S. and other laws.

        In addition, under Irish insolvency law, our liabilities in respect of the notes may also, in the event of insolvency or similar proceeding, rank junior to some of our debts that are entitled to priority under Irish law. Debts entitled to priority may include amounts owed to Irish Revenue Commissioners, amounts owed in respect of Irish social security contributions, amounts owed in respect of pension scheme contributions, some amounts owned to employees and liquidation expenses.

        In respect of Valentia Holdings, under English insolvency law, Valentia Holdings' liabilities under the senior subordinated notes may also, in the event of insolvency or similar proceeding, rank junior to some of Valentia Holdings' debts that are entitled to priority under English law. These debts entitled to priority may include amounts owed to the U.K. Inland Revenue, amounts owed to U.K. Customs and Excise, amounts owed in respect of various U.K. social security contributions, amounts owed in respect of occupational pension schemes, certain amounts owned to employees and liquidation expenses.

Rights to receive payments under the guarantees of the senior subordinated notes are contractually subordinated to senior indebtedness of Valentia, eircom and Valentia Holdings.

        The guarantees of the initial senior subordinated notes are, and the guarantees of the exchange senior subordinated notes will be, general unsecured obligations, ranking junior in right of payment to all existing and future senior indebtedness of Valentia, eircom and Valentia Holdings. As of March 31, 2003, after giving effect to the initial offering, the refinancing transactions described in this prospectus and the application of proceeds, as described in "Use of Proceeds," Valentia would have had €1.8 billion of senior indebtedness on a consolidated basis. Upon any distribution to creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to Valentia, eircom or Valentia Holdings as the case may be, Valentia, eircom or Valentia Holdings, as the case may be, may not have sufficient funds to pay all of their creditors, including the holders of the outstanding senior subordinated notes and exchange senior subordinated notes and the holders of their senior indebtedness, will be entitled to be paid in full before any payment may be made on the subordinated guarantee granted by it.

        The subordinated guarantees of Valentia and eircom will not come due for 179 days after a payment default on the outstanding senior subordinated notes or exchange senior subordinated notes (or earlier in certain circumstances). The subordinated guarantee from eircom may also be released in certain circumstances, including in connection with a sale of the capital stock of eircom pursuant to an enforcement of security over that capital stock or upon request of the security agent under the new credit facility following an event of default under the facility. You will not be able to enforce your rights under the guarantee following any such release. See "Description of the Senior Subordinated Notes—Ranking and Guarantees—The Senior Subordinated eircom Guarantee."

Your rights to receive payments under the notes and the guarantees are structurally subordinated to the liabilities of some of our subsidiaries.

        Generally, claims of creditors of a subsidiary, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by the subsidiary, will have priority to the assets and earnings of the subsidiary over the claims of creditors of its parent company. The initial senior notes are, and the exchange senior notes will be, issued by Valentia and guaranteed by eircom, thus "structurally" subordinated to the claims of creditors of the subsidiaries of Valentia (other than eircom itself), meaning that in the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to those subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to holders of the exchange senior notes. Similarly, the initial senior subordinated notes were, and the exchange initial senior subordinated notes will be, issued by eircom Funding and guaranteed by Valentia, eircom and Valentia Holdings, and exchange senior subordinated notes will be structurally subordinated to the claims of creditors of Valentia's, eircom's and Valentia Holdings' subsidiaries (other than Valentia and eircom themselves and eircom Funding).

Valentia, eircom Funding and Valentia Holdings have no business operations of their own, and will depend on eircom and its subsidiaries for cash to make payments on the notes.

        Valentia and Valentia Holdings are holding companies with no business operations of their own, and do not hold any significant assets other than direct and indirect interests in eircom and its subsidiaries, which conduct all of the operations of our group. eircom Funding is a special purpose finance subsidiary and has no assets other than in connection with its loan to Valentia of proceeds received by it from the initial offering. Although the notes are guaranteed by eircom, the ability to meet debt service obligations under the notes and other debt substantially depends upon earnings of eircom and its subsidiaries and payment of funds to it by its subsidiaries as dividends, loans, advances or other payments. These operating subsidiaries are separate and distinct legal entities and are not obliged to make funds available for payment of the notes and other obligations in the form of loans, distributions or otherwise. In addition, the operating subsidiaries' ability to make any such loans, distributions or other payments to us will depend on their earnings, business and tax considerations and legal restrictions. For example, under Irish law, these subsidiaries may not pay dividends in excess of distributable reserves, which are generally the accumulated earnings of the relevant subsidiary.

        Unlike the other guarantors of the senior subordinated notes, Valentia Holdings is not subject to financial and other restrictions set forth in the indenture governing the senior subordinated notes. In particular, the terms of the indenture governing the senior subordinated notes do not restrict Valentia Holdings' ability to incur substantial liabilities and obligations, any or all of which may rank senior to its guarantee of the senior subordinated notes. In addition, the terms of the indenture do not restrict Valentia Holdings' ability to make payments to third parties, including dividends to its shareholders. As a result, we cannot assure you that Valentia Holdings will have the funds available to satisfy its obligations under its guarantee of the senior subordinated notes.

Insolvency and examinership laws in Ireland could limit your ability to enforce your rights under the notes and their guarantees.

        If an Irish company is unable, or likely to be unable, to pay its debts, an examiner may be appointed to facilitate the survival of the company and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. If an examiner has been appointed to a particular company, the examinership may be extended to related companies even if those companies are not themselves insolvent. We have been advised by Irish counsel that an extension of the examinership to related companies that are not insolvent is unlikely, although it cannot be ruled out.

        If an examiner is appointed, a protection period will be imposed so that the examiner can formulate and implement his proposals for a compromise or scheme of arrangement. During the protection period, the appointment of a receiver and any enforcement action by a creditor are prohibited. In addition, we would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner. The appointment of an examiner may restrict our ability to make timely payments under the notes, and you may be unable to enforce your rights under the notes. During the course of examinership, your rights under the notes may be affected by the examiner's exercise of his powers to, for example, repudiate a restriction or prohibition on further borrowings or the creation of security.

Laws relating to fraudulent preference, fraudulent conveyance and corporate benefit may adversely affect the validity and enforceability of payments under the notes and the issuance of and payments under the guarantees of the notes.

        eircom is guaranteeing the payment of the senior notes and Valentia, eircom and Valentia Holdings are guaranteeing the payment of the senior subordinated notes. In Irish insolvency proceedings, any payment made under the notes or under the guarantees of the notes may be held to be invalid if the payment was intended to give the relevant creditor a preference over other creditors and at the time of payment the company was unable to pay its debts as they become due. A payment will only be held invalid in the context of insolvency proceedings in these circumstances if:

  •
  proceedings to wind up the entity making the payment are commenced within six months after the date the payment was made; and

  •
  at the time payment was made and at the time the winding-up proceedings were commenced, the entity making the payment was unable to pay its debts, taking into account its contingent and prospective liabilities.

        A payment, however, will not be held to be invalid as a preference if made in good faith and for valuable consideration.

        A payment under the notes or pursuant to a guarantee relating to the notes can also be set aside on the application of a liquidator, receiver, examiner, creditor or contributory of a company which is being wound up if the effect of the payment was to perpetrate a fraud on the company, its creditors or members, although a court will have regard to the rights of the recipient of the payment if they receive the payment in good faith and for value.

        A guarantee may only be issued where the company issuing the guarantee receives sufficient commercial benefit for doing so. If there is insufficient commercial benefit, the beneficiary of the guarantee may not be able to rely on the authority of the directors of that company to grant the guarantee, and accordingly a court may set aside the guarantee at the request of the company's shareholders or a liquidator.

        Valentia Holdings is incorporated under the laws of England and Wales. Under English insolvency law, the liquidator or administrator of a company may, among other things, apply to the court to set aside a transaction entered into by that company within two years prior to it entering into relevant insolvency proceedings, if the company was unable to pay its debts (as defined in Section 123 of the U.K. Insolvency Act 1986) at the time of, or becomes unable to pay its debts as a consequence of, that transaction. A transaction might be subject to a challenge if it involved a gift by a company or if a company received consideration of significantly less value than the benefit given by such company. A court generally will not intervene, however, if a company entered into the transaction in good faith for the purpose of carrying on its business and if at the time it did so there were reasonable grounds for believing the transaction would benefit the company. We cannot assure you, however, that in the event of insolvency, the issuance of the guarantee granted by Valentia Holdings would not be challenged by a liquidator or administrator or that a court would support our analysis.

        The board of directors of each guarantor has passed a resolution confirming that the entry into the guarantees is in its best interests and for its corporate benefit. We can give no assurance, however, that a court would agree with their conclusions in this regard.

        If a court voided any guarantee or any payment under any guarantee of the notes as a result of a fraudulent conveyance or fraudulent preference, or held it unenforceable for any other reason, you would cease to have any claim against the relevant guarantor under its guarantee of the relevant notes.

Restrictions in the indentures governing the notes, our new credit facility and our existing debt instruments may limit our ability to operate our business.

        The terms of the indentures governing the notes, our new credit facility and our existing debt instruments contain covenants that limit the discretion of our management over various business matters. For example, the covenants significantly restrict our ability to:

  •
  pay dividends or make specified other payments, investments, loans and guarantees;

  •
  incur additional indebtedness;

  •
  create liens or other encumbrances;

  •
  sell or otherwise dispose of assets and merge or consolidate with another entity; or

  •
  prepay or redeem subordinated indebtedness, including the senior subordinated notes, or equity.

        These restrictions could materially adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our best interests. See "Description of the Senior Notes—Certain Covenants," "Description of the Senior Subordinated Notes—Certain Covenants" and "Description of Other Indebtedness." We may also incur other indebtedness in the future that may contain financial or other covenants more restrictive than those applicable under our new credit facility or the indentures governing the notes.

        In addition, the new credit facility requires us to comply with various financial covenants. You should read the discussions under the headings "Description of Other Indebtedness—New Credit Facility" for further information about these covenants. Events beyond our control may affect our ability to comply with these financial covenants.

        Our failure to comply with these financial covenants and other obligations could cause an event of default under the new credit facility. If an event of default occurs, our lenders could elect to declare all amounts outstanding and accrued and unpaid interest on the new credit facility to be immediately due, and the lenders could then foreclose upon the assets securing the new credit facility. A payment default on other indebtedness may also constitute an event of default under the terms of the notes. If an event of default occurs, we cannot assure you that we would have sufficient assets to repay all of our obligations, including the notes.

We may not be able to repurchase the notes in the event of a change of control.

        Upon a change of control as defined in the indentures governing the notes, we are required, in some circumstances, to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, if there is a sale of all or substantially all of our assets or the business of our group or, subject to specified exceptions, a change in our control, we will be required to prepay all amounts outstanding under the new credit facility and to cancel the revolving facility. The source of funds for any repurchased notes or repaid borrowings under our new credit facility will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling person. Sufficient funds may not be available at the time of any change of control to make any required repurchases of notes that are tendered.

The controlling shareholders of Valentia Holdings have the ability to exert significant influence over Valentia and eircom and their interests may conflict with those of holders of the notes, as the shareholders may make decisions that materially adversely affect your investment.

        Together, our principal shareholders, which consist of funds managed by affiliates of Providence Equity Partners and Soros Private Equity as well as eircom ESOP Trustee Limited, directly or indirectly control in excess of 90% of our voting shares. As a result, they have the ability to exert a controlling influence over actions requiring shareholder approval, including the election of directors and the declaration of dividends, and accordingly have the ability to influence our operations. As such, decisions made by our shareholders may influence our business, results of operation and financial condition. These decisions may conflict with your interests.

An active trading market may not develop for the notes.

        The exchange notes are new securities, for which there currently is no market. The initial notes have been listed on the Irish Stock Exchange and the Luxembourg Stock Exchange and we intend to list the exchange notes on the Irish Stock Exchange and the Luxembourg Stock Exchange. In addition, we may seek to have the notes listed on other exchanges. We cannot assure you that the exchange notes will become listed on the Irish Stock Exchange and/or the Luxembourg Stock Exchange or other exchanges, or remain listed on any exchange. We also cannot assure you as to the liquidity of any market that may develop for the notes, the ability of holders of the notes to sell them or the price at which holders of the notes may be able to sell them. The liquidity of any market for any series of the notes will depend on the number of holders of those notes, prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our own financial condition, performance and prospects, as well as recommendations of securities analysts. Deutsche Bank AG London has informed us that it currently intends to make a market in the exchange notes. However, it is not obligated to do so, and it may discontinue market-making at any time. In addition, any market making activity may be limited during the exchange offer for the notes. As a result, we cannot assure you that an active trading market for any series of the notes will develop or, if one does develop, that it will be maintained.

        The liquidity of, and trading market for, the notes may also be harmed by declines in the market for high-yield securities generally. Such declines may affect any liquidity and trading of the notes independent of our financial performance and prospects.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

        Valentia, eircom and eircom Funding are companies organized and existing under the laws of Ireland, and a majority of our directors and executive officers live outside the United States. A substantial portion of our assets, and those of our directors and executive officers who are not U.S. residents, are located outside the United States. As a result, it may not be possible for investors:

  •
  to effect service of process within the United States on us or on these directors and executive officers; or

  •
  to enforce against them judgments of U.S. courts based on the civil liability provisions of U.S. federal or state securities laws.

        We have been advised by A&L Goodbody, our Irish counsel, that:

  •
  subject to various conditions and exceptions, a final judgment for a definite sum of money obtained in the federal or state courts of New York based upon the civil liability provisions of the federal securities laws of the United States generally would be accepted by Irish courts;

  •
  subject to various conditions and exceptions, the Irish courts would give effect to the provisions of agreements governed by and construed in accordance with the laws of the State of New York; and

  •
  there is doubt as to whether the civil liabilities provisions of the United States securities laws would be enforced against us in an original action before the Irish courts.

        Freshfields Bruckhaus Deringer, our English counsel, has advised us that there is doubt as to the direct enforceability in England against us, in an original action or in an action for the enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon the federal securities laws of the United States.

USE OF PROCEEDS

        Valentia and eircom Funding will not receive any proceeds from the issuance of the exchange notes. In consideration for issuing the exchange senior notes and the exchange senior subordinated notes, Valentia and eircom Funding will receive, in exchange, a like principal amount of outstanding senior notes and outstanding senior subordinated notes, the terms of which are identical in all material respects to the exchange senior notes and exchange senior subordinated notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and cannot be reissued. Accordingly, issuance of the exchange notes will not result in a change to the capitalization of Valentia or eircom Funding.

        The proceeds of the initial offering were approximately €1.060 billion and the funds drawn down under the new credit facility at closing were €1.162 billion. This excludes post-closing borrowings in the aggregate amount of €88 million under the term loan tranche of the new credit facility available for the purpose of repaying short-term debt that was scheduled to become due on various dates from July through December 2003, as well as €150 million of undrawn borrowing capacity under the revolving portion of the new credit facility. See "Description of Other Indebtedness—New Credit Facility."

        The following table sets forth the sources and uses of funds by Valentia:

Sources of Funds			Uses of Funds
(in millions)			(in millions)
New credit facility	€1,162		Refinance existing debt	€2,025
Senior notes	550		Transaction costs	57
Senior subordinated notes	510	(1)	Net funds available for dividend to Valentia Holdings	462	(2)
Cash at bank and at hand	322	(2)

Total Sources of Funds	€2,544		Total Uses of Funds	€2,544

(1)
Consists of €285 million in euro denominated senior subordinated notes and $250 million in dollar denominated senior subordinated notes. The $250 million in dollar denominated senior subordinated notes has been converted into euro using an exchange rate of €1.00=$1.1131. This represents the rate at which we swapped the proceeds of the dollar denominated senior subordinated notes.

(2)
Presented net of a €50 million payment to Valentia Holdings, as Valentia Holdings distributed this amount to eircom ESOP Trustee Limited, which in turn paid this amount to Valentia to discharge an existing loan.

Use of Funds by Valentia Holdings

        Valentia Holdings used the proceeds of the dividend received from Valentia to make dividend and redemption payments to its shareholders. Valentia Holdings' use of funds was as follows:

(in millions)
Dividend on preference shares	€46
Redemption of preference shares	66
Dividend on ordinary shares	400

Use of funds by Valentia Holdings	512
Less repayment of loan to eircom ESOP Trustee Limited	(50)

€462

CAPITALIZATION

        The following table sets forth the consolidated capitalization for Valentia as of August 31, 2003.

        The table below should be read in conjunction with Valentia's audited consolidated financial statements and related notes thereto included elsewhere in this prospectus. As discussed under "Use of Proceeds," the exchange offer will not have an impact on our capitalization.

As of August 31, 2003 Actual
(in millions)
Cash and cash equivalents	€59

Short-term debt
Other debt	€57

Total short-term debt(1)	€57

Long-term debt
Bank credit facility(1)(2)	1,193
Senior notes due 2013	550
Senior subordinated notes due 2013(3)	510
Transaction costs	(57)

Total long-term debt	2,196

Total debt	2,253
Consolidated shareholders' funds	282

Total Capitalization	€2,535

(1)
The new credit facility included a term loan tranche for the purpose of repaying our short-term debt, which was scheduled to become due on various dates from July through December 2003. Our short-term debt was €57 million as of August 31, 2003. As of September 30, 2003, we had repaid or prepaid all of this outstanding short-term debt using the term loan tranche available for that purpose.

(2)
As of August 31, 2003, we had €150 million of unused borrowing capacity under the revolving credit facility. See "Description of Other Indebtedness—New Credit Facility."

(3)
Includes $250 million in dollar denominated senior subordinated notes converted into euro using an exchange rate of €1.00=$1.1131. This represents the rate at which we swapped the proceeds of the dollar denominated senior subordinated notes.

SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

        On November 2, 2001, Valentia's offer to acquire all of the shares of eircom, our predecessor, became unconditional and we account for the acquisition of eircom from that date. The historical financial information of our predecessor varies in a number of important respects from the historical financial information for the periods following the acquisition. See "Operating and Financial Review and Prospects—Principal factors that affect our results of operations—Acquisition of our predecessor company."

        The following tables set forth selected historical and pro forma consolidated financial information of Valentia and selected historical and pro forma financial information of eircom. We have derived the selected historical consolidated financial information of Valentia from its audited historical consolidated financial statements as of March 31, 2003 and 2002 and the financial year ended March 31, 2003 and the financial period November 2, 2001 to March 31, 2002, and from the audited historical consolidated financial statements of its predecessor for the financial period April 1, 2001 to November 1, 2001 and for the financial year ended March 31, 2001 included elsewhere in this prospectus. We have derived the selected historical consolidated financial information of Valentia from the audited historical consolidated financial statements of its predecessor as of March 31, 2001 and 2000 and April 1, 1999 and for the financial year ended March 31, 2000 and April 1, 1999 not included in this prospectus. We have derived the selected historical consolidated financial information for eircom as of March 31, 2003 and 2002 and for the financial year ended March 31, 2003, 2002 and 2001 from its audited consolidated financial statements and the related notes included elsewhere in this prospectus. We have derived the selected historical consolidated financial information of eircom from its audited historical consolidated financial statements as of March 31, 2001 and 2000 and April 1, 1999 and for the financial year ended March 31, 2000 and April 1, 1999 not included in this prospectus. Our audited consolidated financial statements and their accompanying notes are adjusted to reflect the adoption of Financial Reporting Standard 19, Deferred Tax in the year ended March 31, 2002. FRS 19 requires us to account for deferred tax on a full provision basis, rather than on a partial provision basis. The comparative information for all relevant periods has been restated as necessary. The selected historical financial information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with "Operating and Financial Review and Prospects" and the historical consolidated financial statements and accompanying notes included elsewhere in this prospectus.

        Unless otherwise indicated, the selected historical financial information of Valentia and eircom has been prepared in accordance with Irish GAAP. Irish GAAP differs in certain significant respects from U.S. GAAP. A discussion of the principal differences relevant to the financial statements of Valentia and eircom are set forth in Note 37 to the audited consolidated financial statements of Valentia and Note 38 to the audited consolidated financial statements of eircom included elsewhere in this prospectus.

Valentia Telecommunications Limited

	Predecessor				Successor
	Financial Year Ended April 1, 1999	Financial Year Ended March 31, 2000	Financial Year Ended March 31, 2001	For the Period April 1, 2001 to November 1, 2001	For the Period November 2, 2001 to March 31, 2002	Financial Year Ended March 31, 2003
	(in millions)
Consolidated Profit and Loss Data:
Amounts in accordance with Irish GAAP
Continuing operations
Turnover	€1,548	€1,527	€1,540	€946	€699	€1,682
Cost of sales	(211)	(279)	(365)	(294)	(214)	(499)

Gross profit	1,337	1,248	1,175	652	485	1,183
Operating costs	(744)	(662)	(726)	(433)	(241)	(648)

Contribution on ordinary activities	593	586	449	219	244	535
Depreciation	(353)	(339)	(346)	(213)	(188)	(399)
Exceptional fixed asset impairment	—	—	—	(49)	—	—
Exceptional charges	(174)	(53)	(21)	(93)	—	(13)
Goodwill amortized on subsidiary undertakings	—	(4)	(5)	(5)	(16)	(38)
Group's share of operating losses of associated undertakings	(2)	(4)	—	—	(1)	—
Goodwill amortized on associated undertakings	—	(5)	—	(2)	—	—

Operating profit/(loss) from:
Continuing operations	64	181	77	(143)	39	85
Discontinued operations	71	93	90	23	—	—

Total operating profit/(loss)	135	274	167	(120)	39	85
Exceptional items(1)	—	3	(89)	(60)	(54)	3
Amounts written off financial assets and investments held as current assets	—	—	—	(12)	—	—
Interest payable and similar charges (net)	(16)	(6)	(12)	(7)	(52)	(134)
Tax (charge)/credit on profit/(loss) on ordinary activities	(7)	(66)	9	43	(8)	6
Minority interests	(5)	(6)	(6)	(2)	—	—

Profit/(loss) attributable to group shareholders	107	199	69	(158)	(75)	(40)
Dividend in specie on the demerger of Eircell	—	—	—	(176)	—	—
Dividend paid and proposed	(54)	(101)	(90)	(11)	(12)	(22)

Profit retained/(loss absorbed) for the financial period	€53	€98	€(21)	€(345)	€(87)	€(62)

Amounts in accordance with U.S. GAAP
U.S. GAAP net income/(loss) consists of (loss)/income from:
Continuing operations	€118	€(263)	€(325)	€(272)	€(39)	€(212)
Discontinued operations	63	412	35	(46)	5	(5)

Net income/(loss)	€181	€149	€(290)	€(318)	€(34)	€(217)

Operating (loss)/profit from continuing operations			€(322)	€(317)	€2	€(72)

	Predecessor			Successor
	As of			As of
	April 1, 1999	March 31, 2000	March 31, 2001	March 31, 2002	March 31, 2003
	(in millions)
Consolidated Balance Sheet Data:
Amounts in accordance with Irish GAAP
Cash in bank and at hand	€22	€135	€150	€316	€440
Total fixed and current assets	€2,681	€2,978	€3,161	€4,280	€3,922
Total net assets	€1,333	€1,467	€1,620	€812	€757
Total debt	€509	€234	€340	€2,414	€2,231
Equity shareholders' funds	€1,321	€1,461	€1,610	€560	€505
Non-equity shareholders' funds	—	—	—	252	252
Equity minority interests	12	6	10	—	—

Total equity	€1,333	€1,467	€1,620	€812	€757

Amounts in accordance with U.S. GAAP
Total equity	€1,388	€1,576	€1,434	€604	€414

	Predecessor
					Successor
				For the Period April 1, 2001 to November 1, 2001, except ratios
	Financial Year Ended April 1, 1999	Financial Year Ended March 31, 2000	Financial Year Ended March 31, 2001		For the Period November 2, 2001 to March 31, 2002	Financial Year Ended March 31, 2003
	(in millions)
Other Financial Data:
Data derived from Irish GAAP amounts
Ratio/(deficit) of earnings to fixed charges(2)	2.26x	€(226)	€4.09x	€(147)	€(67)	€(47)
Data derived from U.S. GAAP amounts
Ratio/(deficit) of earnings to fixed charges(2)	4.48x	€(186)	€(446)	€(342)	€(48)	€(259)
Successor pro forma
For the Year Ended March 31, 2003
(in millions)
Pro forma data:
Data derived from Irish GAAP amounts
Deficit of earnings to fixed charges(2)	€(87)
Data derived from U.S. GAAP amounts
Deficit of earnings to fixed charges(2)	€(292)

(1)
Exceptional items after operating profit/(loss) have been grouped together for presentation purposes. We had no exceptional items after operating profit/(loss) during the financial year ended

  April 1, 1999. Exceptional items after operating profit/(loss) for the other periods presented are as follows:

	Predecessor			Successor
	Financial Year Ended March 31, 2000	Financial Year Ended March 31, 2001	For the Period April 1, 2001 to November 1, 2001	For the Period November 2, 2001 to March 31, 2002	Financial Year Ended March 31, 2003
	(in millions)
Exceptional gain on the disposal of fixed assets	€8	€24	€2	€—	€2
Exceptional provision for exit from certain international and multi-media activities	—	(113)	(3)	—	—
Exceptional gain on exit from subsidiaries	—	—	—	—	1
Exceptional cost arising on demerger of mobile telecommunications business	—	—	(59)	—	—
Exceptional gain on the disposal of Cablelink	407	—	—	—	—
Exceptional restructuring charge	(412)	—	—	—	—
Exceptional interest payable and similar charges	—	—	—	(54)	—

Total exceptional items	€3	€(89)	€(60)	€(54)	€3

(2)
For the purpose of calculating earnings to fixed charges, earnings consist of profit/(loss) from continuing operations before tax plus fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense and amortization of deferred debt issuance costs. Where earnings would be insufficient to cover fixed charges the coverage ratio is less than 1:1, and the amount of the deficiency is presented.

eircom Limited

	Financial Year Ended
	April 1, 1999	March 31, 2000	March 31, 2001	March 31, 2002	March 31, 2003
	(in millions)
Consolidated Profit and Loss Data:
Amounts in accordance with Irish GAAP
Continuing operations
Turnover	€1,548	€1,527	€1,540	€1,645	€1,682
Cost of Sales	(211)	(279)	(365)	(508)	(499)

Gross Profit	1,337	1,248	1,175	1,137	1,183
Operating costs	(744)	(662)	(726)	(674)	(633)

Contribution on ordinary activities	593	586	449	463	550
Depreciation	(353)	(339)	(346)	(363)	(321)
Exceptional fixed asset impairment	—	—	—	(49)	—
Exceptional charges	(174)	(53)	(21)	(93)	(49)
Goodwill amortized on subsidiary undertakings	—	(4)	(5)	(5)	—
Group's share of operating losses of associated undertakings	(2)	(4)	—	(2)	—
Goodwill amortized on associated undertakings	—	(5)	—	(2)	—

Operating profit/(loss) from:
Continuing operations	64	181	77	(51)	180
Discontinued operations	71	93	90	30	—

Total operating profit/(loss)	135	274	167	(21)	180
Exceptional items(1)	—	3	(89)	(60)	177
Amounts written off financial assets and investments held as current assets	—	—	—	(12)	—
Interest payable and similar charges (net)	(16)	(6)	(12)	(11)	10
Tax (charge)/credit on profit/(loss) on ordinary activities	(7)	(66)	9	26	(47)
Minority interests	(5)	(6)	(6)	(4)	—

Profit/(loss) attributable to group shareholders	107	199	69	(82)	320
Dividend in specie on the demerger of Eircell	—	—	—	(176)	—
Dividend paid and proposed	(54)	(101)	(90)	(11)	(300)

Profit retained/(loss absorbed) for the financial year	€53	€98	€(21)	€(269)	€20

	Predecessor
					Successor
				For the Period April 1, 2001 to November 1, 2001
	Financial Year Ended April 1, 1999	Financial Year Ended March 31, 2000	Financial Year Ended March 31, 2001		For the Period November 2, 2001 to March 31, 2002	Financial Year Ended March 31, 2003
	(in millions)
Amounts in accordance with U.S. GAAP
U.S. GAAP net income/(loss) consists of income/(loss) from:
Continuing operations	€118	€(263)	€(325)	€(272)	€(44)	€(140)
Discontinued operations	63	412	35	(46)	5	(5)

Net income/(loss)	€181	€149	€(290)	€(318)	€(39)	€(145)

Operating (loss)/profit from continuing operations			€(322)	€(317)	€25	€(42)

	As of
	April 1, 1999	March 31, 2000	March 31, 2001	March 31, 2002	March 31, 2003
	(in millions)
Consolidated Balance Sheet Data:
Amounts in accordance with Irish GAAP
Assets and current liabilities:
Fixed assets	€2,174	€2,163	€2,394	€1,767	€1,629
Current assets	507	815	767	740	715
Creditors: amounts falling due within one year	(884)	(833)	(1,001)	(738)	(720)

Total assets less current liabilities	1,797	2,145	2,160	1,769	1,624
Creditors: amounts falling due after more than one year	(464)	(678)	(540)	(443)	(281)

Net assets	€1,333	€1,467	€1,620	€1,326	€1,343

Equity shareholders' funds	€1,321	€1,461	€1,610	€1,316	€1,343
Equity minority interests	12	6	10	10	—

Total equity	€1,333	€1,467	€1,620	€1,326	€1,343

Amounts in accordance with U.S. GAAP
Total equity	€1,388	€1,576	€1,434	€793	€667

(1)
Exceptional items after operating profit/(loss) presented have been grouped together for presentation purposes. We had no exceptional items after operating profit/(loss) during the financial year ended April 1, 1999. Exceptional items after operating profit/(loss) for the other periods presented are as follows:

	Financial Year Ended
	March 31, 2000	March 31, 2001	March 31, 2002	March 31, 2003
	(in millions)
Exceptional gain on the disposal of fixed assets	€8	€24	€2	€2
Exceptional gain on disposal of Cablelink	407	—	—	—
Exceptional restructuring charge	(412)	—	—	—
Exceptional provision for exit from certain international and multi-media activities	—	(113)	(3)	—
Exceptional costs arising on demerger of mobile telecommunications business	—	—	(59)	—
Exceptional gain on exit from subsidiaries	—	—	—	€175

Total exceptional items	€3	€(89)	€(60)	€177

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

        You should read the following discussion together with the consolidated financial statements of Valentia and eircom and the related notes to those financial statements beginning on page F-2. Valentia and eircom have prepared their consolidated financial statements in accordance with Irish GAAP, which differs in certain significant respects from U.S. GAAP. A discussion of the principal differences relevant to the financial statements of Valentia and eircom and a reconciliation to U.S. GAAP of net income and total equity for the financial periods discussed herein are set forth in Note 37 to the audited consolidated financial statements of Valentia and Note 38 to the audited consolidated financial statements of eircom included elsewhere in this prospectus.

        Some of the information in the review set forth below and elsewhere in this prospectus includes forward-looking statements that involve risks and uncertainties. See "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" for a discussion of important factors that could cause actual results to differ materially from the results described in the forward-looking statements contained in this prospectus.

        In this section, when we say "we," "us," "our," or other similar terms, it refers to eircom Limited and its subsidiaries prior to the acquisition of eircom by Valentia, and to Valentia and its consolidated subsidiaries from and after the acquisition, unless the context otherwise requires.

Overview of our business

        We are the principal provider of fixed-line telecommunication services in Ireland. According to quarterly data published by ComReg, we had a market share throughout the three-year period ended March 31, 2003 of approximately 80% in the Irish fixed-line market, based on turnover. As the incumbent fixed-line telecommunications provider, we have the most extensive fixed-line telecommunications network in Ireland in terms of both capacity and geographic reach, and our competitors rely heavily on our infrastructure. As of March 31, 2003, we had approximately 1.9 million fixed-line telephone access channels in service, of which approximately 1.6 million were PSTN lines and approximately 351,000 were ISDN channels. We had turnover of €1.7 billion in the financial year ended March 31, 2003 and total fixed and current assets of €3.9 billion as of March 31, 2003.

        We offer residential and business customers a wide range of services and products, including:

  •
  fixed-line voice services, including PSTN and ISDN access; local, national and international voice services; advanced voice services; customer premises equipment sales; public payphones; and directory enquiries; and

  •
  fixed-line data services, including domestic and international data transmission services, such as DSL; leased lines and packet-based services; managed data networking services; and Internet access and related information technology services.

        We also offer other licensed operators wholesale services and products, including interconnect services, leased lines and switched data services, partial private circuits, unbundled local loops, ADSL Bitstream access, carrier pre-selection, wholesale line rental, agency re-billing, geographic and non-geographic number portability and FRIACO. For a description of these services and products, please see "Business."

Principal factors that affect our results of operations

Irish fixed-line telecommunications market

        As the principal provider of fixed-line telecommunications services in Ireland, our performance is affected by factors affecting growth in this market generally. The rate of growth in the Irish fixed-line telecommunications market slowed during the financial year ended March 31, 2003, primarily as a result of the slowing rate of growth in the Irish economy as well as the effects of fixed-to-mobile substitution, which, while difficult to quantify, we believe has had a negative impact on growth in the fixed-line market. We believe that annual growth rates in this market will continue to slow, and there may continue to be quarterly or annual periods of flat or negative growth, making it more difficult for us to increase turnover, since our business is focused on the fixed-line market.

Liberalization of the Irish telecommunications market and increasing competition

        The Irish telecommunications market was fully opened to competition on December 1, 1998. Competitors were quick to enter the market, and we now compete with a number of other licensed operators in the provision of voice and data services. In 2000, ComReg's predecessor introduced a number of measures to increase competition, including carrier pre-selection and number portability. Despite increased competition and these regulatory measures, we have been able to maintain our leading market share of approximately 80% in the Irish fixed-line market, based on turnover, throughout the three-year period ended March 31, 2003. However, we believe that these initiatives and the overall trend towards increased competition is likely to result in a decline in our market share in the future.

        ComReg has recently taken a number of other measures designed to increase further the competition in the Irish telecommunications market. These initiatives, which include requiring us to offer wholesale line rental, agency re-billing and partial private circuits to our competitors and limiting our ability to conduct sales activities to win back lost retail customers after they select an alternative operator, may result in further loss of our market share.

Regulation

        The telecommunications services that we provide are subject to extensive regulation. ComReg oversees the manner in which we provide many of our retail and wholesale services and regulates the price at which they are provided. On July 25, 2003, a new European Union regulatory framework governing all aspects of electronic communication networks and services was implemented under Irish law. For more information, see "Regulation."

Changing mix of services

        Our turnover is affected by changes in the mix of services we provide to retail and wholesale customers.

  Access

        Demand for higher-priced ISDN access channels was strong over the three-year period ended March 31, 2003, although this was offset in part by a decline in lower-priced PSTN lines. Price increases for PSTN line rentals, together with strong demand for ISDN access channels, had a positive effect on our turnover during the three-year period. As a result of ComReg's February 2003 relaxation of the retail price cap and elimination of sub-caps on prices for individual services included in the basket subject to the price cap, we now have more flexibility to rebalance prices towards access charges, which we have already begun to do and which we expect is likely to cause access turnover to grow. We also believe that the anticipated growth in the number of ISDN access channels and the anticipated growth in demand for DSL-enabled lines will further enhance our access turnover.

  Voice traffic

        The volume of local and national voice traffic, which consists of voice calls originating on our network and terminating on our own or another fixed-line operator's network within Ireland or in Northern Ireland, declined over the three-year period ended March 31, 2003. Downward competitive pricing pressure on local and national call rates, together with this decline in volume, had a negative impact on our turnover. The volume of higher-priced fixed-to-mobile calls, which are calls originating on our network and terminating on a mobile network, increased over the three-year period. The increased volume of fixed-to-mobile calls had a positive impact on our turnover, but was not sufficient to offset the negative volume and price trends in local and national voice traffic. Since we believe these trends are likely to continue, we expect to experience continued erosion of our voice traffic turnover.

  Data traffic

        We experienced a strong increase in the volume of Internet-related data traffic across our network during the three-year period ended March 31, 2003. The increased volume in data traffic had a positive effect on our turnover, as we were substantially able to maintain our prices during the period. Although we believe that competitive pressure on data traffic will increase as a result of the introduction of FRIACO, we believe we will be able to substantially offset the impact of FRIACO on our turnover by stimulating larger volumes of data traffic.

  Data communications

        A significant portion of the data communications services we provide relates to the provision of leased lines to retail and wholesale customers. The number of leased lines we provide to customers declined over the three-year period ended March 31, 2003. In addition, prices in the leased line market have declined, primarily as a result of increased competition in the retail market and regulated price decreases in the wholesale market. These volume and pricing trends in the leased line market had a negative impact on our data communications turnover, although this was partially offset by increasing demand and stable prices for retail switched data products. We believe that demand for leased lines has largely stabilized, although we expect that migration of wholesale customers to partial private circuits, which are less expensive, will have a negative effect on the market for wholesale leased lines and will erode retail leased line margins.

  Interconnect services

        The volume of interconnect services traffic we carry on our network increased over the three-year period ended March 31, 2003, as a result of growth in the market. However, prices have declined as a result of price reductions required by ComReg for some domestic interconnect services, in particular call origination and national termination, and increased competitive pressures on rates for foreign terminating traffic. The net effect of these volume and price trends on our turnover has been negative. In addition, an increasing proportion of our interconnect traffic is comprised of transit traffic, which consists of calls that pass through, but neither originate or terminate on, our network. Our turnover from transit traffic is largely offset by the corresponding costs of sales that we incur when we transfer the call to another licensed operator's network for termination or further onward transit.

Continued pressures on pricing

        We face substantial regulatory and competitive pressures on our prices. Our prices are subject to extensive regulation, including a cap which limits the amount we can increase our retail prices on a specified basket of services. In February 2003, ComReg changed the retail price cap it imposes on a specified basket of retail services from a permitted annual change in average prices equal to the consumer price index, or CPI, minus 8%, to a permitted annual change in average prices equal to CPI minus 0%. ComReg also eliminated the sub-caps it had previously imposed on the individual services within the basket, and added fixed-to-mobile traffic to the list of services included in the basket while directory enquiry calls were removed. The new retail price cap, which we expect will remain in effect for up to three years, provides us with greater flexibility in setting prices for services within the basket, and the elimination of the sub-caps allows us to rebalance our prices to better reflect our costs.

        In addition, competition in the Irish telecommunications market creates downward pressure on our prices independent of regulatory constraints. In response to market demand, we offer discount packages on calls, corporate network services and leased line services to our retail customers, and expect to launch new packages bundling lines and calls together in the near future. The majority of the amounts comprising discounts relate to traffic turnover. Discounts on traffic turnover, represented approximately 12% of total traffic turnover for the financial year ended March 31, 2003. Discounts on leased lines, which include term and volume-based discounts, as well as wholesale discounts, account for approximately 8% of total leased line turnover. Some of our leased line products, including interconnect paths, do not qualify for discounts. Despite the recent changes to the retail price cap, we believe that the net effect of competitive pressures on pricing is downward.

        Because of the overall decrease in the volume of fixed-line voice traffic, maintaining or increasing turnover will continue to be dependent to a significant degree on continued increases in the volume of data traffic or services and in our ability to maintain appropriate pricing levels in the face of continued competitive and regulatory pressures on pricing. A recent ComReg pricing decision required us to reduce our prices for our unbundled local loop services and directed us to recalculate pricing for another wholesale product, partial private circuits. We initiated an appeal against this ComReg decision, obtained a judicial stay preventing its enforcement pending further proceedings and subsequently settled these proceedings with ComReg. As a result of this settlement, a price of €16.81 will apply until March 31, 2004. ComReg intends to issue a new decision on the price of unbundled local loops in early 2004, to be implemented April 1, 2004. If we are required to implement a lower price as a result of that decision, the impact will likely be to reduce turnover from access and interconnect services, and, as a result, our flexibility to rebalance our prices may also be limited. See "Regulation."

Net impact of mobile substitution

        Like most fixed-line telecommunications operators, our business is negatively impacted by customers' use of mobile telephones as a substitute for our services. This process is known as mobile substitution. The net impact of mobile substitution on our turnover is difficult to quantify, especially since increased use of mobile telephones also results in additional traffic to and from our fixed-line customers.

        We are continuing to introduce new service options for our customers, such as cordless portable fixed-line handsets with "mobile"-type features, in order to make our services more attractive relative to mobile use. We also highlight the value of our fixed-line services, such as significantly lower per minute charges for calls, compared to mobile. Despite these initiatives, we believe that mobile substitution will continue to have a net negative impact on the fixed-line voice traffic market and our future growth.

Acquisition of our predecessor company

        In November 2001, Valentia's offer to acquire all the share capital of eircom, our predecessor, by means of a recommended public takeover pursuant to the Irish Takeover Rules became unconditional. The cash offer entitled each eircom shareholder to receive €1.365 for each eircom share and valued eircom at approximately €3 billion. eircom was re-registered as a private company effective as of February 26, 2002.

        We accounted for the acquisition using the purchase method of accounting. Accordingly, we allocated the purchase price for the acquisition to the assets we acquired and liabilities we assumed based upon their respective fair values, in accordance with Irish GAAP. We applied €764 million of the purchase price, representing the portion of the purchase price that was in excess of the fair market value of the net assets acquired, to goodwill. We are amortizing this goodwill amount over 20 years, which is in accordance with Irish GAAP.

        The financial information included in this prospectus for the financial year from April 1, 2000 to March 31, 2001 and for the financial period from April 1, 2001 to November 1, 2001 reflects the consolidated operations of our predecessor business, eircom, for those periods. This historical financial information is not directly comparable to the historical financial information for the financial period from November 2, 2001 to March 31, 2002 and the financial year ended March 31, 2003, in a number of important respects, including as a result of:

  •
  adjustments to the book value of some assets and liabilities in connection with Valentia's acquisition of our predecessor, and corresponding increases in related charges included in the profit and loss account (mainly depreciation and amortization), as a consequence of recognizing an increase in the fair value of the assets acquired and the amortization of goodwill arising on acquisition; and

  •
  inclusion in the profit and loss account, for the successor period, of interest charges for borrowings used to fund the acquisition.

Restructuring and cost management programs

        We operate in a highly regulated and competitive pricing environment. Therefore our continued ability to reduce costs will be a key factor in maintaining or improving our operating profit.

        We began a program during the 2001 financial year, prior to Valentia's acquisition of our predecessor, to consolidate our operations around our core domestic fixed-line business and disposed of or closed most of our non-core businesses. On May 11, 2001, we completed the demerger of our mobile telecommunications business, Eircell, with eircom's then shareholders receiving shares in Vodafone. During the financial year ended March 31, 2003, we received a dividend of €192 million and a management fee of €3 million in connection with exiting from our remaining 63% stake in Golden Pages Limited, a directory services business, and disposed of eircom NI Limited for €3.5 million (subject to a potential purchase price adjustment). These three businesses are reflected as discontinued operations in our results for the financial year ended March 31, 2002 and financial year ended March 31, 2001. We have also exited our loss-making multi-media activities and curtailed our presence in the United Kingdom and Northern Irish markets.

        We continue to focus on reducing operational expenditures. Employee-related expenses are a significant component of our operating expenses, and the focus of the our cost management has been on reducing employee headcount. Accordingly, we are focusing on reducing headcount through early retirement and voluntary redundancy programs. We have reduced the average number of employees from 13,121 for the financial year ended March 31, 2001, to 9,129 for the financial year ended March 31, 2003. These reductions reflect headcount reductions through our voluntary severance programs, as well as the elimination of 1,915 employees relating to businesses that we discontinued during the three-year period ended March 31, 2003. We intend to continue to reduce our headcount through voluntary severance programs in future periods. For further discussion see "—Other operating costs—Staff costs," below.

        We have reduced our capital expenditures during the period, primarily as a result of better efficiency in network expenditure and as a result of exiting from our mobile telecommunications activities and exiting or curtailing our business activities in other non-core areas. We intend to continue to pursue a focused and disciplined capital expenditure program in the future, focusing on evolutionary improvements in our network. See "—Capital expenditure," below.

Inflation

        Our operating profit has not been significantly influenced by inflation, although we are affected by inflationary pressures on wages and salaries and on property costs. In addition, the prices at which we offer many of our services and products are regulated based on measures related to the consumer price index and accordingly are directly tied to the rate of inflation.

Seasonality

        Our traffic volumes, and consequently our turnover, tend to decline during April and December, as a result of a decline in business traffic over the Easter and Christmas holiday periods. We also tend to experience relatively higher traffic volumes and turnover in the autumn and winter months, other than December, of each year. We do not believe this seasonality has a material impact on our business.

Impact of Exchange Rate Fluctuations

        We operate primarily in the Irish market and have minimal operational exposure to foreign exchange rate movements. Following the initial offering, we have $250 million in senior subordinated notes that are denominated in dollars. For further discussion of our exposure to exchange rate fluctuations, see "—Quantitative and Qualitative Disclosures about Market Risk—Currency sensitivity," below.

Critical accounting policies

        Our principal accounting policies are set out in the Note 2 to Valentia's consolidated audited financial statements included elsewhere in this prospectus. These policies conform with Irish GAAP. Irish GAAP differs in certain significant respects from U.S. GAAP. A discussion of the principal differences relevant to the financial statements of Valentia and eircom is set forth in Note 37 to the audited consolidated financial statements of Valentia and Note 38 to the audited consolidated financial statements of eircom included elsewhere in this prospectus.

        We, like virtually all other companies, use estimates and judgments that affect the reported amounts in our consolidated financial statements and accompanying notes. The most sensitive estimates affecting our financial statements involve the following areas:

  •
  Establishing lives for depreciation and amortization purposes of tangible and intangible fixed assets.    Long-lived assets, consisting primarily of property, plant and equipment and intangibles, comprise a significant portion of our total assets. The annual depreciation or amortization charge depends primarily on the estimated lives we allocate to each type of asset and, in certain circumstances, our estimate of fair values. We regularly review these asset lives and change them as necessary to reflect current thinking on their remaining lives in light of technological change, prospective economic utilization and physical condition of the assets concerned. Changes in asset lives can have a significant impact on our depreciation charge for the year. The impact of a change in asset lives on our depreciation charge for 2003 is set out in further detail under "—Results of Operations—Depreciation," below.

  •
  Calculating current and deferred tax liabilities on our profit.    The actual tax we pay on our profits is determined according to complex tax laws and regulations. Where the effect of these laws and regulations is unclear, we use estimates in determining the liability for the tax to be paid on our past profits which we recognize in our financial statements. Changes in the estimates could impact both the balance sheet carrying value of the future tax payable as well as the current and deferred tax charge recorded.

  •
  Making appropriate long-term assumptions in calculating pension liabilities, surpluses and costs.    We operate a funded defined benefit scheme, which is independent of our finances, for the majority of our employees. Actuarial valuations of the main scheme are carried out, as determined by the trustees, at intervals of not more than three years. For U.S. GAAP purposes, actuarial valuations are performed on a yearly basis. The rates of contribution payable and the pension cost are determined on the advice of the actuaries, having regard to the results of these valuations. The cost of these benefits and the present value of our pension liabilities depend on such factors as the life expectancy of the members of the scheme, the salary progression of our current employees, the return that the pension fund assets will generate in the period before they are used to fund the pension payments and the discount rate at which the future pension payments are valued. We use estimates for all of these factors in determining the pension costs, surpluses arising on acquisitions and liabilities reflected in our financial statements.

  •
  Providing for doubtful debts.    We provide our services to individuals and business customers, mainly on credit terms. We know that some debts due to us will not be paid as a result of the default of a small number of our customers. We use estimates, based on our historical experience, in determining the level of debts that we believe will not be collected. These estimates include such factors as the current state of the Irish economy and particular industry issues. A significant, unanticipated downturn in the Irish economy or negative industry trends could require an increase in the estimated level of debts that will not be collected, which would negatively impact our operating results.

  •
  Providing for litigation, contingencies and other constructive obligations.    We are a party to lawsuits, claims, investigations and proceedings, consisting primarily of commercial matters, which are being handled and defended in the ordinary course of business. We review the current status of any pending or threatened proceedings with our legal counsel on a regular basis. In determining whether provisions are required with respect to pending or threatened litigation, management reviews the following: (1) the period in which the underlying cause of the pending or threatened litigation or of the actual or possible claim or assessment occurred; (2) the degree of probability of an unfavorable outcome; and (3) the ability to make a reasonable estimate of the amount of loss. Upon considering the above items and other known relevant facts and circumstances, we recognize any loss that we consider probable and reasonably estimable as of the balance sheet date. In addition, we provide for other items of an uncertain timing or amount, such as restructuring programs and self-insurance. These provisions are recognized when we have a legal or constructive obligation as a result of past events and a reliable estimate of that obligation can be made. Estimates and judgments are used in determining the level of provisioning required.

  •
  Making appropriate medium-term assumptions on asset impairment reviews.    In each of the three financial years ended March 31, 2003, 2002 and 2001, we have made charges for the impairment of the carrying value of goodwill, tangible fixed assets and investments on our balance sheet. The amount of the charges are in most cases based on the discounted present value of the future cash flows that we expect to be derived from these assets. We use estimates in determining these future cash flows and the discount rate. We assess the existence of impairment whenever events or changes in circumstances indicate that an asset may be impaired. Factors which we consider could trigger an impairment review include, but are not limited to the following: (1) significant negative industry or economic trends, (2) current, historical or projected losses that demonstrate continuing losses, or (3) results of fair market valuations performed. These impairment charges under Irish GAAP are based upon the excess of the carrying amount of the asset over its recoverable amount which is the higher of the net amount at which the asset could be disposed and its value in use, based on discounted future cash flows. Under U.S. GAAP, an impairment occurs when the carrying value of a long-lived asset is not recoverable. Under U.S. GAAP, recoverability is measured based on undiscounted cash flows. When an asset is not recoverable, impairment is measured as the excess of carrying value over the fair value of the long-lived asset. Management incorporates estimates when evaluating the carrying amount, the recoverable amount, the value in use and the fair value. Changes in these estimates would directly affect the amount of the impairment charge recorded and, potentially, the existence of impairment.

  •
  Assessing the level of interconnect income with and payments to other telecommunications operators.    We are required to interconnect our networks with other telecommunications operators. In some instances, as is normal practice in the telecommunications industry, we rely on other operators to measure the traffic flows interconnecting with our networks. In addition, the prices at which services are charged are often regulated and can be subject to retrospective adjustment. We use estimates in these cases to determine the amount of income receivable from, or payments we need to make to, these other operators and to establish appropriate provisions.

Presentation of financial information for the aggregated financial year ended March 31, 2002

        In the tables below, we have presented aggregated profit and loss account information for the financial year ended March 31, 2002. We derived this information from the audited consolidated profit and loss account of our predecessor business for the period from April 1, 2001 to November 1, 2001 and from the audited consolidated financial statements of our successor business for the period from November 2, 2001 to March 31, 2002. We have prepared this aggregated profit and loss account information solely to assist comparisons across the three-year financial period. This aggregated profit and loss account information does not purport either to represent actual results or to be indicative of results we might achieve in future periods.

        The successor and predecessor periods in the aggregated profit and loss account are not comparable as the successor period profit and loss account includes increases in certain charges. The principle increases in charges relate to amortization of the pension surplus, goodwill amortization and increased depreciation, all of which arise as a result of recognizing an increase in the fair value of assets and liabilities acquired from eircom, and increased interest charges arising as a consequence of additional indebtedness to finance the acquisition. For more information about the acquisition of our predecessor company, see "—Principal factors that affect our results of operations—Acquisition of our predecessor company," above.

Results of Operations

        The following table shows selected consolidated profit and loss data from our operations for the periods indicated.

	Predecessor(1)		Successor(2)
				Financial Year Ended March 31,
	Financial Year Ended March 31, 2001	For the Period April 1, 2001 to November 1, 2001	For the Period November 2, 2001 to March 31, 2002	2002 (aggregated)(3)	2003
	(in millions)
Continuing operations
Turnover	€1,540	€946	€699	€1,645	€1,682
Cost of sales	(365)	(294)	(214)	(508)	(499)

Gross profit	1,175	652	485	1,137	1,183
Other operating costs	(726)	(433)	(241)	(674)	(648)

Contribution on ordinary activities	449	219	244	463	535
Depreciation	(346)	(213)	(188)	(401)	(399)
Exceptional fixed asset impairment	—	(49)	—	(49)	—
Exceptional charges	(21)	(93)	—	(93)	(13)
Goodwill amortization on subsidiary undertakings	(5)	(5)	(16)	(21)	(38)
Group's share of operating losses on associated undertakings	—	—	(1)	(1)	—
Goodwill amortized on associated undertakings	—	(2)	—	(2)	—

Operating profit/(loss) from:
Continuing operations	77	(143)	39	(104)	85
Discontinued operations	90	23	—	23	—

Operating profit/(loss)	167	(120)	39	(81)	85
Exceptional items	(89)	(60)	(54)	(114)	3
Amounts written off financial assets and investments held as current assets	—	(12)	—	(12)	—
Interest payable and similar charges (net)	(12)	(7)	(52)	(59)	(134)
Tax credit/(charge) on profit/(loss) on ordinary activities	9	43	(8)	35	6
Minority interests	(6)	(2)	—	(2)	—

Profit/(loss) attributable to group shareholders	69	(158)	(75)	(233)	(40)
Dividend in specie on the demerger of Eircell	—	(176)	—	(176)	—
Dividend paid and proposed	(90)	(11)	(12)	(23)	(22)

(Loss absorbed) for the financial period	€(21)	€(345)	€(87)	€(432)	€(62)

(1)
eircom and its consolidated subsidiaries prior to the date Valentia's offer to acquire all of the shares in eircom became unconditional on November 2, 2001, are referred to as the "predecessor."

(2)
Valentia and its consolidated subsidiaries from and after the acquisition of eircom are referred to as the "successor."

(3)
The historical combined amounts for the year ended March 31, 2002 represent an aggregation of the historical combined amounts of the predecessor business for the period April 1, 2001 to November 1, 2001 and the historical combined amounts for the successor company for the period November 2, 2001 to March 31, 2002. The historical combined amounts for the successor company include purchase accounting adjustments.

        The following table shows certain financial data from continuing operations for the periods indicated, expressed in each case as a percentage of continuing turnover:

	Predecessor		Successor
				Financial Year Ended March 31,
	Financial Year Ended March 31, 2001	For the Period April 1, 2001 to November 1, 2001	For the Period November 2, 2001 to March 31, 2002	2002 (aggregated)	2003
	(%)
Turnover	100%	100%	100%	100%	100%
Cost of sales	(24)	(31)	(31)	(31)	(30)

Gross profit	76	69	69	69	70
Other operating costs	(47)	(46)	(35)	(41)	(38)

Contribution on ordinary activities	29%	23%	34%	28%	32%

Turnover

        The following table shows our turnover from continuing operations, analyzed by major category products and services, and the percentage change for each category, for the periods indicated:

	Financial Year Ended March 31,
				Percentage change(1)
		2002 (aggregated)
	2001		2003	2001/2002	2002/2003
	(in millions)			(%)
Access (rental and connections)	€360	€399	€423	11%	6%
Voice traffic	605	584	564	(3)	(3)
Advanced voice services traffic	71	72	87	2	21

Total voice traffic	676	656	651	(3)	(1)
Data traffic	69	89	104	29	16

Total voice and data traffic	745	745	755	—	1
Data communications	219	227	204	4	(10)
Interconnect services	229	217	218	(5)	1
Other	229	187	179	(19)	(4)

Gross income	1,782	1,775	1,779	—	—
Discounts(2)	(95)	(108)	(97)	14	(10)

Total turnover	1,687	1,667	1,682	(1)	1
Less intragroup turnover(3)	(147)	(22)	—	—	—

Revised turnover	€1,540	€1,645	€1,682	7%	2%

(1)
Percentage changes for turnover have been calculated based on unrounded turnover data rather than on the rounded data presented in this table.

(2)
Discounts are primarily related to turnover derived from voice and data traffic, which are presented on a gross basis in the table above.

(3)
Intragroup turnover consists of turnover from services provided by eircom to other business segments that are now discontinued, including Eircell, Golden Pages and eircom NI Limited. Intragroup turnover is eliminated in our consolidated financial statements.

        Turnover increased by 2% in the financial year ended March 31, 2003 and by 7% in the financial year ended March 31, 2002. These increases resulted principally from the effects of strong growth in data traffic and increased prices and demand for access channels, partially offset by the effects of decreases in regulated prices for interconnect and declining voice traffic prices and volume.

  Access (rental and connections)

        Turnover from line rental, connection and other charges consists principally of turnover from monthly subscription fees for PSTN and ISDN line rentals, initial connection fees and fees for call management services. Turnover from line rental, connection and other charges depends primarily on the total number of access channels in service and the mix of PSTN, ISDN and, since their introduction in May 2002, DSL-enabled lines. ISDN and DSL-enabled lines have a higher monthly subscription charge than PSTN lines.

        The following table shows rental, connection and other charges and the number of access channels in service, including public payphones, and the percentage changes for the periods indicated:

	Financial Year Ended March 31,
				Percentage change(1)
		2002 (aggregated)
	2001		2003	2001/2002	2002/2003
				(%)
Total access (in millions, except percentages)
Line and equipment rental	€331	€372	€400	12%	8%
Connection and other charges	29	27	23	(5)	(18)

Total access turnover	€360	€399	€423	11%	6%

Access channels (in thousands at year end, except percentages)
PSTN(2)	1,604	1,607	1,596	—%	(1)%
ISDN(3)	221	287	351	30	22
DSL	—	—	3	—	—

Total access channels	1,825	1,894	1,950	4%	3%

(1)
Percentage changes for turnover have been calculated based on unrounded turnover data rather than on the rounded data presented in this table.

(2)
Each PSTN telephone line provides one access channel.

(3)
Includes basic rate, primary and fractional rate ISDN lines. A basic rate ISDN line provides two access channels and a primary rate ISDN line provides 30 access channels. The fractional primary rate ISDN lines that eircom offers provide between 16 and 29 access channels. For reporting purposes we count one fractional rate access as 16 channels.

        The increases in turnover from line rental, connection and other charges was 6% in the financial year ended March 31, 2003 and 11% in the financial year ended March 31, 2002, due primarily to increases in PSTN line rental charges and growth in the number of ISDN channels. Our total PSTN lines declined in the financial year ended March 31, 2003 by 1%, principally due to the increasing substitution of mobile phones for fixed-line services and an increase in the number of residential customers upgrading their PSTN lines to ISDN access. Our total number of ISDN channels increased by 22% in the financial year ended March 31, 2003 and by 30% in the financial year ended March 31, 2002, principally due to increased demand for data, multimedia and interactive services. We launched our DSL service in May 2002. Although DSL, which was initially launched at a relatively high price aimed at business customers, accounted only for 3,353 of our subscription and connection volumes in the financial year ended March 31, 2003, we believe that over the long-term, turnover derived from DSL will increase significantly. We believe that the increase in demand for DSL is likely to negatively impact demand for ISDN access.

  Traffic

        Traffic turnover derives from local and national, fixed-to-mobile and outgoing international calls, advanced voice services, and data traffic. The amount of traffic turnover we earn depends upon a variety of factors, including:

  •
  tariffs;

  •
  the number and duration of calls;

  •
  the mix between local calls and higher-priced national, fixed-to-mobile and outgoing international calls; and

  •
  the number of calls made to premium rate service providers, such as entertainment and information content services.

        The following table shows information relating to our total traffic turnover and our traffic volumes and the percentage change for the periods indicated:

	Financial Year Ended March 31,
				Percentage change(1)
		2002 (aggregated)
	2001		2003	2001/2002	2002/2003
				(%)
Turnover (in millions, except percentages)(2)
Basic voice traffic turnover
Domestic
Local(3)	€195	€144	€133	(26)%	(7)%
National(4)	83	77	72	(8)	(7)
Fixed-to-mobile(5)	206	229	229	12	—
International(6)	121	134	130	11	(3)

Total basic voice traffic turnover	605	584	564	(3)	(3)
Freefone(7)	27	22	24	(18)	8
Virtual private network(8)	11	15	19	29	26
Premium rate services and other(9)	21	33	39	59	19
Chargecard/other	12	2	5	(80)	128

Total advanced voice traffic turnover	71	72	87	2	21

Total voice traffic turnover	676	656	651	(3)	(1)
Data traffic turnover
PSTN data	44	52	61	18	17
ISDN data	25	37	43	50	15

Total data traffic turnover	69	89	104	29	16

Total traffic turnover	€745	€745	€755	—%	1%

Traffic (in millions of minutes, except percentages)
Voice traffic volume
Domestic traffic:
Local(3)	4,530	4,304	4,013	(5)%	(7)%
National(4)	1,373	1,361	1,297	(1)	(5)
Fixed-to-mobile(5)	969	1,150	1,226	19	7
International(6)	573	616	593	8	(4)

Total basic voice traffic volume	7,445	7,431	7,129	—	(4)
Freefone(7)	240	217	288	(10)	33
Virtual private network(8)	177	205	239	16	16
Premium rate services(9)	36	25	28	(31)	14
Chargecard/other minutes	—	74	98	—	33

Total advanced voice services	453	521	653	15	26
Total voice minutes	7,898	7,952	7,782	1	(2)
Data traffic volume
PSTN data	2,576	3,119	3,559	21	14
ISDN data	792	1,360	1,752	72	29

Total traffic data minutes	3,368	4,479	5,311	33	19

Total traffic minutes	11,266	12,431	13,093	10%	5%

(1)
Percentage changes for turnover have been calculated based on unrounded turnover data rather than on the rounded data presented in this table.

(2)
Traffic turnover is reported gross of discounts in the table above.

(3)
Includes calls originating our fixed-line network and terminating within the same telecommunications area, as well as calls to Northern Ireland from neighboring Irish telephone zones.

(4)
Includes traffic to other networks and calls to Northern Ireland that do not originate from neighboring telephone zones in Ireland.

(5)
Includes all calls originating on our network to a domestic mobile network. Due to roaming arrangements, these calls may ultimately terminate on a mobile network anywhere in the world.

(6)
Includes outgoing calls to all countries outside of Ireland and Northern Ireland, including calls to international mobile networks and calls placed by customers of other service operators which are routed through our international network.

(7)
Includes national and international Freefone traffic and traffic from Callsave and LoCall, our cost-shared products.

(8)
Includes domestic and international virtual private network voice traffic.

(9)
Includes calls charges at higher-than-standard telephone rates, a portion of which is remitted to a third-party provider of information over the telephone.

        Voice Traffic.    Voice traffic turnover decreased by 1% in the financial year ended March 31, 2003, primarily due to reductions in tariffs on national and fixed-to-mobile call types and an overall decline in traffic volumes. Voice traffic turnover decreased by 3% in the financial year ended March 31, 2002, primarily due to decreases in tariffs, particularly on local calls, which were partially offset by a slight increase in volumes.

        Total voice traffic volumes decreased by 2% in the financial year ended March 31, 2003, primarily due to a contraction of the fixed-line voice market in Ireland as a result of increasing mobile substitution and the reduction in growth from a slowing economy, as well as the loss of some market share to competitors, partially offset by the impact of an increase in fixed-to-mobile calls. Total voice traffic volumes increased by 1% in the financial year ended March 31, 2002, primarily due to volume growth in the fixed-line market, market share gains following competitive tariff reductions and improved win-back capability in our sales and marketing, as well as an increased volume of fixed-to-mobile calls.

        Data Traffic.    Turnover from data traffic increased by 16% in the financial year ended March 31, 2003 and by 29% in the financial year ended March 31, 2002. The increases in turnover were primarily due to a 19% increase in data traffic volume in the financial year ended March 31, 2003 and a 33% increase in data traffic volume in the financial year ended March 31, 2002. These volume increases resulted primarily from growth in Internet usage and the effect of an increased number of ISDN channels in use by our customers.

  Data Communications

        Data communications comprise leased lines; switched data services, including Business IP+, frame relay, ATM and packet switched data services; and ISP subscriptions and ancillary services. Turnover from data services is principally a function of tariffs, the terms of a customer's service level agreement and installation and monthly rental fees.

        The following table shows information relating to turnover from data communications products and services and the number of leased lines and the percentage changes for the periods indicated:

	Financial Year Ended March 31,
				Percentage change(1)
		2002 (aggregated)
	2001		2003	2001/2002	2002/2003
				(%)
Data communications (in millions, except percentages)
Leased lines	€188	€182	€150	(3)%	(18)%
Switched data services	14	22	25	55	18
ISP	17	23	29	33	25

Total data communications turnover	€219	€227	€204	4%	(10)%

Number of leased lines (at year end, except percentages)
National leased lines	28,376	28,334	26,574	—	(6)%
International leased lines(2)	1,056	878	772	(17)	(12)
Interconnect paths	2,945	3,032	2,688	3	(11)

Total leased lines	32,377	32,244	30,034	—%	(7)%

(1)
Percentage changes for turnover have been calculated based on unrounded turnover data rather than on the rounded data presented in this table.

(2)
Number of international leased lines for the year ended March 31, 2003 includes eircom U.K leased lines. eircom U.K. leased lines are not included in the number of international leased lines for the years ended March 31, 2001 and 2002 because relevant data is not available.

        Turnover from data communications products and services decreased by 10% in the financial year ended March 31, 2003, primarily due to a decrease in the number of leased lines in operation caused by decreasing demand from other licensed operators as demand for the network capacity they anticipated failed to materialize, increased competition from international licensed operators, and customer migration from analogue leased lines to a smaller number of high capacity digital leased lines or to switched data services. Although we believe demand for wholesale leased lines has largely stabilized, we expect some further decline as wholesale customers migrate to lower-priced partial private circuits. In addition, we expect that demand for retail leased lines will continue to decrease as customers replace leased lines with DSL. The decline in turnover from leased lines was partially offset by an increase in turnover from our switched data services and ISP subscriptions and ancillary services. Turnover from data communications increased by 4% in the financial year ended March 31, 2002, primarily due to growth in demand for our switched data services and Internet services.

  Interconnect services

        We generate turnover from interconnect services for traffic from calls made by other operators' subscribers that terminate on or transit through our network to other licensed operators.

        The following table shows information relating to turnover and traffic from interconnect services and the percentage change for the periods indicated:

	Financial Year Ended March 31,
					Percentage change(1)
			2002 (aggregated)
	2001			2003	2001/2002		2002/2003
					(%)
Interconnect services turnover (in millions, except percentages)
Interconnect	€151		€173	€177	15%		3%
Foreign terminating traffic	78		44	41	(44)		(7)

Total interconnect services turnover	€229		€217	€218	(5)%		1%

Interconnect services traffic (millions of minutes, except percentages)
Interconnect
Call origination	2,062		1,941	2,031	(6)%		5%
Call termination	2,413		2,582	2,771	7		7
Transit to mobile/fixed	595		878	1,041	48		18
Ancillary(2)	91		51	72	(44)		42
International transit(3)	147		152	153	3		1

Total interconnect	5,308		5,604	6,068	6%		8%
Foreign terminating traffic	N/A	(4)	858	783	N/A		(9)%

Total interconnect services traffic	5,308	(5)	6,462	6,851	22	%(6)	6%

(1)
Percentage changes for turnover have been calculated based on unrounded turnover data rather than on the rounded data presented in this table.

(2)
Consists of traffic resulting from terminating calls that originate with customers of other licensed operators to services such as premium rate services, Internet services, emergency services and directory enquiries. The substantial increase in ancillary minutes in 2003 was due to the recategorization of calls originating with eircom customers and terminating on Freefone numbers owned by other licensed operators.

(3)
Consists of traffic resulting from calls that originate with customers of other domestic licensed operators and terminate on international networks.

(4)
Data relating to foreign terminating traffic minutes is not available for the financial year ended March 31, 2001.

(5)
Does not include foreign terminating traffic minutes, for which data is not available for the financial year ended March 31, 2001.

(6)
Calculation of percentage change is based on total interconnect services traffic volumes. Since data is not available for foreign terminating volumes for the financial year ended March 31, 2001, but foreign terminating traffic volumes are included in total interconnect services traffic volumes for the financial year ended March 31, 2002, the year on year percentage change is distorted.

        Interconnect turnover from domestic operators increased by 3% in the financial year ended March 31, 2003 and by 15% in the financial year ended March 31, 2002, primarily due to an increase in transit volumes. Turnover from transit traffic is largely offset by the corresponding increase reflected in our cost of sales for the period. Volume growth, including transit traffic, of 8% in the financial year ended March 31, 2003, and 6% in the financial year ended March 31, 2002, was partially offset by reductions in the rates at which ComReg permits us to offer interconnect services under our reference interconnect offer, or RIO.

        Turnover from foreign terminating traffic decreased by 7% in the financial year ended March 31, 2003 and by 44% in the financial year ended March 31, 2002, primarily as a result of decreases in settlement rates in line with international trends and due to a 9% decline in volume as a result of increasing competition from domestic and international carriers.

  Other services

        Other services include our sales of customer premises equipment to corporate customers, directory enquiry and operator services, calling cards and public payphones, and other turnover, including LAN Communications, Infonet, eircom Business Systems, Phonewatch, and eircom Retail.

        The following table shows information relating to turnover for other services and the percentage change for the periods indicated:

	Financial Year Ended March 31,
				Percentage change(1)
		2002 (aggregated)
	2001		2003	2001/2002	2002/2003
	(in millions)			(%)
Customer premises equipment	€36	€30	€35	(16)%	15%
Operator services	23	23	23	(3)	1
Card and payphones	29	25	23	(14)	(7)
Other turnover	141	109	98	(23)	(10)

Other services turnover	€229	€187	€179	(19)%	(4)%

(1)
Percentage changes for turnover have been calculated based on unrounded turnover data rather than on the rounded data presented in this table.

        Turnover from other services decreased by 4% in the financial year end March 31, 2003 and by 19% in the financial year ended March 31, 2002, primarily due to our curtailment of our U.K. operations, reductions in calling card and public payphones turnover as a result of increased mobile use and lower sales of customer premises equipment to corporate customers.

Cost of Sales

        The following table shows information relating to the cost of sales from continuing operations and the percentage change for the periods indicated:

	Financial Year Ended March 31,
				Percentage change(1)
		2002 (aggregated)
	2001		2003	2001/2002	2002/2003
	(in millions)			(%)
Interconnect	€279	€326	€334	17%	2%
Foreign outpayments	75	68	51	(11)	(25)
Other	150	131	114	(12)	(13)

Total cost of sales	504	525	499	4	(5)
Less intragroup cost(2)	(139)	(17)	—	88	—

Cost of sales	€365	€508	€1499	39%	(2)%

(1)
Percentage changes in cost of sales are calculated based on unrounded cost data, rather than the rounded data presented in this table.

(2)
Intragroup cost consists of cost of sales from services provided by eircom to other business segments that are now discontinued, including Eircell, Golden Pages and eircom NI Limited. Intragroup cost is eliminated in our consolidated financial statements.

        Our cost of sales decreased by 2% in the financial year ended March 31, 2003, primarily due to lower terminating call volumes and lower settlement sales for foreign outpayments. Our cost of sales increased by 39% in the financial year ended March 31, 2002, due primarily to an increased volume of transit traffic. Our cost of sales as a percentage of turnover was 30% in the financial year ended March 31, 2003, compared to 31% in the financial year ended March 31, 2002 and 24% in the financial year ended March 31, 2001. The increase in cost of sales as a percentage of turnover over the two most recent financial years is primarily as a result of turnover from low-margin interconnect services representing a larger portion of our turnover in these years than in the financial year ended March 31, 2001.

  Interconnect

        Most of our costs of sales are associated with settlement fees that we pay for calls that originate on our fixed-line network and terminate on or transit through our network and that terminate on the network of other licensed operators. Payments to domestic operators are primarily attributable to calls made by our customers (or other licensed operator customers in the case of transit traffic) to fixed and mobile numbers owned by other licensed operators. The amount of these payments is determined by traffic volume and interconnect rates. These payments increased by 2% in the financial year ended March 31, 2003 and by 17% in the financial year ended March 31, 2002, primarily due to an increase in the volume of calls made by our fixed-line customers to mobile phones, partially offset by a decrease in interconnect rates.

  Foreign outpayments

        Payments to international carriers are determined by the settlement rates that we have negotiated with international carriers, the volume of outgoing international traffic and the mix of call destinations. Payments to international carriers decreased by 25% in the financial year ended March 31, 2003 and by 11% in the financial year ended March 31, 2002, primarily due to increased competition, which has led to a decline in international settlement rates for calls.

  Other

        Other costs of sales are attributable to the cost of customer premises equipment sold and commissions paid to agents who sell our services, including calling card services. Other costs of sales also include a percentage of amounts received by us for calls by our customers to premium rate service providers, such as entertainment and information lines, which we in turn remit to the service providers.

Other operating costs

        The following table shows information relating to our other operating costs from continuing operations and the percentage changes for the periods indicated:

	Financial Year Ended March 31,
				Percentage change(1)
		2002 (aggregated)
	2001		2003	2001/2002	2002/2003
	(in millions)			(%)
Staff costs
Wages and salaries	€398	€379	€372	(5)%	(2)%
Social welfare costs	15	15	15	5	—
Pension costs	26	25	25	(3)	—

Pay costs before capitalization/amortization	439	419	412	(4)	(2)
Pension amortization	—	—	16	—	—
Capitalized labor	(47)	(41)	(44)	(12)	7

Total staff costs	392	378	384	(4)	2
Additional operating costs
Materials and services	55	61	64	11	4
Other network costs	26	26	26	—	2
Accommodation	44	53	55	22	3
Sales and marketing	51	30	32	(41)	5
Transport and travel	26	22	22	(16)	—
IT cost	19	17	16	(11)	(4)
Miscellaneous costs	121	88	49	(27)	(44)

Total additional operating costs	342	297	264	(13)	(11)
Less intragroup costs(2)	(8)	(1)	—	(84)	—

Additional operating costs	334	296	264	(11)	(11)

Total other operating costs	€726	€674	€648	(7)%	(4)%

(1)
Percentage changes in other operating costs are calculated based on unrounded cost data, rather than the rounded cost data presented in this table.

(2)
Intragroup costs consist of costs from services provided by eircom to other business segments that are now discontinued, including Eircell, Golden Pages and eircom NI Limited.

  Staff costs

        Staff costs, which consist of salaries and wages, are the largest component of our operating costs. Staff costs increased by 2% in the financial year ended March 31, 2003, primarily due to pay inflation, which was partially offset by a decrease in the number of employees in the financial year ended March 31, 2003 as a result of our voluntary retirement program. In the financial year ended March 31, 2003, we also had a pension amortization cost of €16 million, relating to the amortization of a fair value surplus generated on Valentia's acquisition of eircom. This is a non-cash ongoing charge. Staff costs decreased by 4% in the financial year ended March 31, 2002, primarily due to a decrease in the number of employees in the financial year ended March 31, 2002.

        As part of the restructuring program, we are focusing on reducing our employee numbers through early retirement and voluntary redundancy programs. All restructuring costs are charged against the staff restructuring provision. In the year ended March 31, 2000, we provided €412 million to finance the fundamental restructuring program announced in March 2000 to strategically reposition the fixed-line business around our core competencies. To date, this provision has been used principally to pay for staff exits under the restructuring program. We expect to fully utilize the balance of the provision in connection with staff reductions through March 2004. Further anticipated staff reductions after the provision is fully utilized will impact our earnings, either as a result of a new provision or periodic charges for severance costs as they occur. We believe these reductions will, over time, have a positive effect on our operating results.

  Additional operating costs

        Our overall decrease in additional operating costs during the three-year period ended March 31, 2003 was in line with corporate policy to implement strict cost controls. Additional operating costs decreased by 11% in the financial year ended March 31, 2003, and 13% in the financial year ended March 31, 2002, primarily due to stricter cost controls, a decrease in sales and marketing attributable to the rationalization of sponsorship and brand support, our exit from our multimedia activities and the curtailment of our activities in the U.K. and Northern Ireland, offset in part by an increase in the cost of materials and services and accommodation costs.

Depreciation

        The following table shows the depreciation for continuing business expenses for each of the periods indicated.

	Financial Year Ended March 31,
				Percentage change(1)
		2002 (aggregated)
	2001		2003	2001/2002	2002/2003
	(in millions)			(%)
Depreciation	€346	€401	€399	16%	(1)%

        Our policy is to review asset lives annually in order to reflect industry norms and to adjust depreciation charges to match changes in estimated asset lives. Our depreciation charge in the financial year ended March 31, 2003, reflects a €39 million increase in the depreciation charge compared to the aggregated financial year ended March 31, 2002, as a result of the increase in the fair value of fixed assets we recognized as of the date of the acquisition of our predecessor by Valentia, partially offset by a €38 million decrease in the depreciation charge as a result of an increase in asset lives. Our depreciation charge increased by 16% in the aggregated financial year ended March 31, 2002, including a €38 million increase as a result of the increase in the fair value of fixed assets we recognized as of the date of the acquisition of our predecessor by Valentia and the depreciation charge on other fixed asset projects completed in the financial year ended March 31, 2002.

Exceptional items before operating profit

        In the financial year ended March 31, 2001, we incurred €21 million in connection with a number of non-recurring costs, including an increase in our provision for liabilities relating to self-insured risks and incurred costs in relation to the implementation of the euro. Our total exceptional items before operating profit for the financial year ended March 31, 2001 also reflect a partial offset by an amount received from Telia AB (publ) in consideration for our waiver of certain obligations Telia had to us.

        In the financial period ended November 1, 2001, we incurred €93 million in connection with a number of non-recurring costs, principally relating to costs incurred in connection with the public takeover offers of our predecessor, costs associated with the implementation of the euro, costs associated with various compliance matters, and additional provision for liabilities relating to self-insured risk. We did not incur any exceptional items before operating profit in the financial period ended March 31, 2002.

        In the financial year ended March 31, 2003, we incurred €13 million in connection with a number of non-recurring costs, principally relating to costs incurred in connection with potential refinancings and charges in relation to a deficit on an annuity scheme we provided as part of the restructuring program.

Goodwill amortization

        Our goodwill amortization charge in respect of subsidiary undertakings was €38 million in the financial year ended March 31, 2003, compared to an aggregated charge of €21 million in the financial year ended March 31, 2002 and €5 million in the financial year ended March 31, 2001. The increase in goodwill amortization is a result of recognizing goodwill in connection with Valentia's acquisition of eircom, which resulted in higher goodwill amortization charges during the five-month period ended March 31, 2002 and the financial year ended March 31, 2003. The goodwill amortization charge in the period prior to the acquisition of our predecessor by Valentia reflects the amortization of goodwill in connection with acquisitions made by our predecessor. We are amortizing the €764 million of goodwill arising from Valentia's acquisition of our predecessor, eircom, over 20 years, which is in accordance with Irish GAAP.

Discontinued operations

        During the three-year period ended March 31, 2003, Eircell, Golden Pages and eircom NI Limited were discontinued. See "Principal factors that affect our results of operations—Restructuring and cost management programs."

Exceptional items after operating profit

        Exceptional items after operating profit during the three-year period ended March 31, 2003, which have been grouped together for presentation purposes, are set forth in the following table:

			Successor
	Predecessor
			For the Period November 2, 2001 to March 31, 2002
	Financial Year Ended March 31, 2001	For the Period April 1, 2001 to November 1, 2001		Financial Year Ended March 31, 2003
	(in millions)
Exceptional gain on the disposal of fixed assets	€24	€2	€—	€2
Exceptional provision for exit from certain international and multi-media activities	(113)	(3)	—	—
Exceptional gain on exit from subsidiaries	—	—	—	1
Exceptional cost arising on demerger of mobile business	—	(59)	—	—
Exceptional interest payable and similar charges	—	—	(54)	—

Total exceptional items	€(89)	€(60)	€(54)	€3

  Exceptional provision for exit from certain international and multi-media activities

        In the year ended March 31, 2001, we decided, due to the changed telecommunications environment, to strategically exit or curtail aspects of our operations that were not central to our business. Our associated undertakings Ebeon, Viasec and Nua ceased operations during that financial year, and accordingly goodwill arising on the acquisition of these entities and loans advanced to them were written off. We exited our Internet software development business and our business that developed on-line content and materially curtailed our presence in the U.K. and Northern Irish markets. In connection with these exits, we provided for redundancy and other costs of €29 million, incurred asset impairments of €48 million and incurred write downs in financial assets and goodwill of €36 million, resulting in a total charge in the financial year ended March 31, 2001 of €113 million. This charge was partially offset by an exceptional gain of €24 million from the disposal of fixed assets. The charge for the financial period ended November 1, 2001 of €3 million relates to restructuring costs and exit of leased buildings in the U.K. and Northern Irish markets. The cash outflows generated by these exceptional items were €6 million in the financial year ended March 31, 2001 and €9 million in the financial period ended November 1, 2001, €3 million in the financial period ended March 31, 2002 and €2 million in the financial year ended March 31, 2003.

  Exceptional costs arising on demerger of mobile business

        In the period ended November 1, 2001, we incurred €31 million in connection with the demerger of our mobile telecommunications business and subsequent acquisition by Vodafone Group plc. In addition, we paid the ESOT €28 million to purchase shares of eircom stock for Eircell employees who left our group as a consequence of the demerger. The cash outflows generated by this exceptional charge for the period ended November 1, 2001 were €45 million, €6 million in the financial period ended March 31, 2002 and €1 million in the financial year ended March 31, 2003.

  Exceptional interest payable and similar charges

        In the period November 2, 2001 to March 31, 2002, we incurred €54 million in connection with the write-off of debt issue costs arising from the financing for Valentia's acquisition of our predecessor. All debt issue and related costs incurred in the period November 2, 2001 to March 31, 2002 have been written-off in accordance with Financial Reporting Standard 4 "Capital Instruments," which requires that debt issue costs be amortized to the earliest date on which the repayment option can be exercised, unless there is no genuine possibility that the option will be exercised on that date.

Interest expense and similar charges

        Our interest expense increased to €134 million in the financial year ended March 31, 2003, compared to an aggregated interest expense of €59 million in the financial year ended March 31, 2002 and €12 million in the financial year ended March 31, 2001, reflecting the impact of the financing used to fund Valentia's acquisition of our predecessor business on November 2, 2001, which was outstanding for the full year in the financial year ended March 31, 2003 and five months of the aggregated financial year ended March 31, 2002.

Taxation

        We had tax credits of €6 million in the financial year ended March 31, 2003, €35 million in the aggregated financial year ended March 31, 2002 and €9 million in the financial year ended March 31, 2001. These credits primarily relate to credits for prior periods that arose from the resolution of outstanding matters with the Irish tax authorities. The weighted average prevailing corporation tax rates in Ireland for the same periods were approximately 15%, 19% and 23%.

Recent developments

Completion of refinancing and reorganization transactions

        On August 6, 2003 we refinanced substantially all of our existing indebtedness. In connection with the refinancing, Valentia issued €550,000,000 aggregate principal amount of 7.25% senior notes due 2013 and eircom Funding issued €285,000,000 aggregate principal amount of 8.25% senior subordinated notes due 2013 and $250,000,000 aggregate principal amount of 8.25% senior subordinated notes due 2013. In addition, Valentia entered into a new €1.4 billion credit facility, of which €1.162 billion was drawn down on the closing date.

        Valentia used a portion of the proceeds from the initial offering and the funds drawn down under the new credit facility in order to discharge the indebtedness under its prior credit facility and to pay transaction costs of €57 million. In addition, Valentia used available cash, including cash held within the group and cash proceeds from the initial offering and drawn down under the new credit facility, to fund a dividend to Valentia Holdings. Valentia Holdings used the proceeds of the dividend received from Valentia to declare and pay dividends to its shareholders and redeem certain preference shares.

        Prior to the refinancing, the shareholders of Valentia transferred their interests to Valentia Holdings. Valentia registered as an unlimited public company on July 28, 2003.

Results of operations—Three months ended June 30, 2003 compared with three months ended June 30, 2002

        The following table sets forth unaudited selected consolidated financial information of Valentia for the three months ended June 30, 2003 and 2002.

	Three Months Ended June 30,
	2002	2003
	(in millions)
Consolidated Profit and Loss Data (unaudited):
Amounts in accordance with Irish GAAP
Continuing operations
Turnover	€424	€410
Cost of sales	(131)	(113)

Gross profit	293	297
Operating costs	(161)	(159)

Contribution on ordinary activities	132	138
Depreciation	(97)	(93)
Goodwill amortized on subsidiary undertakings	(10)	(10)

Operating profit	25	35
Exceptional gain on the disposal of subsidiaries	—	(1)

Profit on ordinary activities before interest and taxation	25	34
Interest payable and similar charges (net)	(36)	(32)
Tax (charge)/credit on (loss)/profit on ordinary activities	(5)	(7)

Loss attributable to group shareholders	(16)	(5)
Dividend paid and proposed	(7)	(6)

Loss absorbed for the financial period	€(23)	€(11)

As of June 30, 2003
(in millions)
Consolidated Balance Sheet Data (unaudited):
Amounts in accordance with Irish GAAP
Cash in bank and at hand	€328
Total fixed and current assets	3,745
Total net assets	746
Total debt	2,118
Total equity	€746

        Results of operations.    Our contribution from ordinary activities increased by 5% for the three months ended June 30, 2003 compared to the three months ended June 30, 2002, primarily due to improvements in gross margin and reduced operating costs. Total turnover decreased by 3% in the three months ended June 30, 2003 compared to the three months ended June 30, 2002, primarily due to reduced voice traffic volumes, partially offset by price increases on access products and increased data traffic volumes. Cost of sales decreased by 14% in the three months ended June 30, 2003 compared to the three months ended June 30, 2002, mainly due to reduced volumes on transit and foreign outpayments and lower equipment sales. Total operating costs decreased by 1% for the three months ended June 30, 2003 compared to the three months ended June 30, 2002, primarily due to reduced pay costs due to a reduction in headcount. Other operating costs remained flat.

        Liquidity.    Our primary source of liquidity is net cash inflow from operations, which represents operating profit adjusted for non-cash items, principally depreciation and amortization. During the three months ended June 30, 2003, net cash inflow from operating activities decreased by 9%, to €97 million from €107 million in the three months ended June 30, 2002. This decrease was due to an increase in the cash outflows relating to our restructuring and business exits and changes in working capital which were partially offset by an increase in operating profit. Net interest paid decreased to €26 million during the three months ended June 30, 2003 compared to €39 million in the three months ended June 30, 2002, due to the decreased interest on the outstanding indebtedness. We made capital expenditures of €69 million during the three months ended June 30, 2003 compared to €60 million during the three months ended June 30, 2002. The reason for the increase is due to timing of cash flows. During the three months ended June 30, 2003, we disposed of the assets of eircom Retail and sold eircom Response, and repaid €113 million of outstanding debt. During the three months ended June 30, 2002, we exited from our remaining 63% stake in Golden Pages, and repaid €39 million of outstanding debt.

Liquidity

        The following table sets forth our net cash inflow from operating activities and our cash flows under Irish GAAP for the periods indicated:

	Predecessor		Successor
				Financial Year Ended March 31,
	Financial Year Ended March 31, 2001	For the Period April 1, 2001 to November 1, 2001	For the Period November 2, 2001 to March 31, 2002	2002 (aggregated)	2003
	(in millions)
Operating profit/(loss)	€175	€(118)	€40	€(78)	€85
Depreciation and amortization	449	280	204	484	437
Amortization of pension surplus	—	—	—	—	16
Cash flows relating to fundamental restructuring, business exits and other provisions	(156)	(167)	(20)	(187)	(63)
Non cash exceptional charges	27	52	—	52	10
Changes in working capital	77	125	(78)	47	12
Effect of exchange translation adjustments	3	—	—	—	—

Net cash inflow from operating activities	575	172	146	318	497
Returns on investment and servicing of finance	(1)	(10)	(97)	(107)	(140)
Taxation (paid)/refunded	(138)	92	11	103	4
Capital expenditure and financial investment	(410)	(191)	(81)	(272)	(239)
Acquisitions and disposals	(16)	237	(2,697)	(2,460)	185
Equity dividends paid	(101)	—	(66)	(66)	—
Management of liquid resources	11	—	—	—	—
Financing	105	(130)	3,098	2,968	(182)

Increase in cash	€25	€170	€314	€484	€125

        Net cash inflow from operating activities.    Our primary source of liquidity is net cash inflow from operations, which represents operating profit adjusted for non-cash items, principally depreciation and amortization. In the financial year ended March 31, 2003, net cash inflow from operating activities increased by 56%, to €497 million from €318 million in the aggregated financial year ended March 31, 2002. This increase was due to an increase in operating profit, reduction in the cash outflows relating to our restructuring and business exits which were partially offset by changes in working capital.

        In the aggregated financial year ended March 31, 2002, net cash inflow from operating activities decreased by 45%, to €318 million from €575 million in the financial year ended March 31, 2001. This principally reflected a decrease in our operating profit of €253 million and an increase in the cash outflow relating to restructuring costs and business exits.

        Returns on investment and servicing of finance.    We use cash to pay interest on our outstanding obligations. Net interest paid increased in the financial years ended March 31, 2003 and March 31, 2002, due to the increased indebtedness incurred in connection with the acquisition of eircom by Valentia.

        Capital expenditure and financial investment.    Our capital expenditure in the financial year ended March 31, 2003 and the aggregated financial year ended March 31, 2002 included capital expenditure in connection with upgrading our switching and transmission network and investment in our local access network. Our capital expenditure decreased in the financial year ended March 31, 2003 to €197 million from €312 million in the aggregated financial year ended March 31, 2002, and €713 million in the financial year ended March 31, 2001. See "—Capital expenditure."

        Our financial investment for the year ended March 31, 2003 amounted to €50 million, representing an amount we loaned to the eircom ESOP Trustee Limited. Our financial investment for the financial year ended March 31, 2001 was a net inflow of €255 million, comprising amounts received on the refund of our deposit on a mobile license and amounts received on redemption of securities, partially offset by some advances to associated undertakings.

        Acquisitions and disposals.    During the financial year ended March 31, 2003, we exited from our remaining 63% stake in Golden Pages. In the financial year ended March 31, 2002, Valentia acquired eircom and its subsidiaries. Included in cashflows for the successor period is €309 million in cash taken over upon acquisition of eircom. During the three-year period ended March 31, 2003, we also made a number of minor acquisitions and disposals.

        Equity dividends paid.    In the financial year ended March 31, 2002 and the financial year ended March 31, 2001, dividends of €66 million and €101 million were paid to shareholders.

        Financing.    We finance our operations out of operating cashflows, bond issuances, bank borrowings, finance leases and, in the past, the issuance of medium-term notes and commercial paper. In the financial year ended March 31, 2003, net cash outflow from financing was €182 million, due to our repayment of outstanding borrowings. In the financial period ended March 31, 2002, net cash inflow from financing was €3.098 billion, which arose as a result of Valentia's acquisition of our predecessor in November 2001, which was funded with a combination of €884 million in equity contributed by Valentia's shareholders and €2.219 billion in borrowings under our prior credit facility. In the financial period ended November 1, 2001, net cash outflow from financing was €130 million, due to our repayment of outstanding borrowings and payments on finance leases. In the financial year ended March 31, 2001, net cash inflow from financing was €105 million, due to additional borrowings and finance leases.

        We believe that our working capital, together with amounts available under the revolving portion of our new credit facility, is sufficient to fund our present requirements.

Capital resources

        As of March 31, 2003, we had outstanding long-term debt of €2.125 billion, as compared to €2.280 billion as of March 31, 2002. All of our outstanding long-term debt as of March 31, 2003 was drawn under our prior credit loan facility, which was put in place just prior to the acquisition of our predecessor by Valentia. We refinanced our outstanding indebtedness under our prior credit facility with the proceeds of the initial offering and borrowings under our new credit facility. As of August 31, 2003, we had €2.253 billion of outstanding long term debt, comprised of borrowings under our new credit facility and the initial notes, net of €57 million in borrowings which we used to pay transaction costs and which we capitalize under Irish GAAP.

        As of March 31, 2003, we had outstanding short-term debt of approximately €106 million carried on the balance sheet of ITI, our financing and treasury subsidiary, through which we centralize our treasury operations. Our new credit facility includes a term loan tranche that was used for the purpose of refinancing this debt, to the extent that it was not repaid prior to the closing of the refinancing. See "Description of Other Indebtedness—ITI debenture stock" and "Description of Other Indebtedness—European Investment Bank loan facilities." As of August 31, 2003 we had €57 million in outstanding short-term debt and as of September 30, 2003, we had no outstanding short-term debt.

        As of March 31, 2003, we had €225 million available to us under a revolving tranche of our prior credit facility. As of March 31, 2003, the full amount of this tranche was undrawn. This facility was replaced by the seven-year revolving facility of €150 million under our new credit facility, which is undrawn and available for borrowing following the refinancing. In addition, as of March 31, 2003, we had cash and cash equivalents of €440 million, all of which we held in euro. Following the initial offering and the refinancing transactions described in this prospectus and the application of proceeds we are more reliant on our new revolving facility along with cash generated from operations for liquidity, since our cash reserves have decreased. As of August 31, 2003, we had €59 million in cash and cash equivalents, all of which we held in euro.

        As of March 31, 2003, approximately 95% of our underlying debt bore interest at variable rates. Approximately 5% of our underlying debt bore interest at fixed rates. After adjusting for the effect of swaps, approximately 54% of our debt bore interest at fixed rates, with a weighted average rate of 7.1%, reflecting the transformation of some of our underlying debt from floating to fixed rate, and approximately 46% of our debt bore interest at variable rates. Following completion of the initial offering and the refinancing transactions described in this prospectus, we continue to maintain a minimum of 50% of our underlying debt at fixed interest rates and expect to do so for the near future.

Capital expenditure

        In the financial years ended March 31, 2003, 2002 and 2001, we made capital expenditures of €197 million, €312 million and €713 million, which were used primarily to modernize our fixed-line network and mobile network prior to the demerger of Eircell. The decreases in capital expenditures over the three-year period ended March 31, 2003 were primarily as a result of better efficiency in network expenditure, exiting our mobile telecommunications business and exiting or curtailing our business activities in other non-core areas. Excluding capital expenditures relating to our discontinued mobile telecommunications business, our capital expenditures in the year ended March 31, 2001 were €504 million.

        Over the next few years, we expect to continue to pursue a focused and disciplined capital expenditure program, and to maintain approximately the same level of capital expenditure as we made in our two most recent financial years. We plan to use these capital expenditures primarily to renew or repair our existing network in order to improve our services and customer satisfaction. However, regulatory requirements or technical innovations implemented by our competitors may require us to increase our capital expenditures.

        We expect to fund our current capital expenditure requirements from internally generated funds and through existing financing arrangements.

Contractual obligations and commitments

        The following table sets out our contractual obligations and commitments as they fall due for payment.

	Within 1 Year	Between 1 & 2 Years	Between 2 & 5 Years	After 5 Years	Total
	(in millions)
As of March 31, 2002
Long term and short term debt	€131	€105	€200	€1,975	€2,411
Finance leases	1	—	—	—	1
Overdrafts	2	—	—	—	2
Capital commitments	32	—	—	—	32

Total contractual obligations and commitments	€166	€105	€200	€1,975	€2,446

As of March 31, 2003
Long term and short term debt	€105	—	€150	€1,975	€2,230
Overdrafts	1	—	—	—	1
Capital commitments	17	—	—	—	17

Total contractual obligations and commitments	€123	€—	€150	€1,975	€2,248

        For information regarding pension commitments, see Note 31 to the audited consolidated financial statements of Valentia included elsewhere in this prospectus.

        The following table sets forth our contractual obligations and commitments after giving effect to the initial offering and the refinancing transactions, as they fall due for payment:

	Within 1 Year	Between 1 & 2 Years	Between 2 & 5 Years	After 5 Years	Total
	(in millions)
As of March 31, 2003
Long term and short term debt	€—	€18	€365	€1,920	€2,303
Overdrafts	1	—	—	—	1
Capital commitments	17	—	—	—	17

Total contractual obligations and commitments	€18	€18	€365	€1,920	€2,321

Contingent Liabilities

Demerger of our mobile telecommunications business

        In connection with the demerger of Eircell in May 2001 and its subsequent acquisition by Vodafone Group plc, we indemnified Eircell and Vodafone against various matters, including for breaches of warranties we made in our agreements with them. Notice of any breach of these warranties was required to be given by May 2003, except for taxation warranties, which must be given by the sixth anniversary of completion of the demerger. No notices of breach have been received to date. Our liability for a breach of the warranties is limited to €500 million, subject to deductibles and other limitations set forth in our agreement with them. We also agreed to indemnify Eircell and Vodafone for various costs and liabilities.

        In addition, we made several commitments to Eircell and Vodafone, including the following:

  •
  we agreed not to take any action, other than in the ordinary course of business, which would have the effect of reducing the net asset value of our assets below €500 million for two years (which period has now expired) and €200 million for a further four years; and

  •
  we agreed that we would not, for a period of three years following the completion of the sale, carry on any mobile telecommunications business in competition with Eircell nor have any significant financial interest in any such business. This non-compete agreement expires in May 2004.

Other

        We gave various warranties to Promedia GCV in connection with our exit from Golden Pages Limited. Notice of any breach must be given by May 24, 2004, and our liability, except for tax matters, is capped at €185 million. Our liability under the tax indemnity is generally capped at €10 million.

        We gave various tax warranties and indemnities to NTL Communications Corporation in connection with the disposal of our shareholding in Cablelink Limited. Notice of any breach must be given by July 9, 2006, and our liability is capped at approximately €500 million.

        Other than disclosed above, a number of other lawsuits or claims arise in the normal course of business. While any litigation has an element of uncertainty, we believe that there were no contingent liabilities which would have a material adverse effect on our financial position. See "Business—Legal Proceedings."

        In the normal course of business, we have entered into contracts involving the exchange or purchase and sale of foreign currencies and various performance bonds. No material losses are expected in respect of these transactions other than losses for which provision has been made in the financial statements.

Off Balance Sheet Items

        eircom has entered into a number of defeased lease transactions where it has prepaid the rental payments due over the life of the lease upfront and in full. Because these transactions are fully defeased, they are treated as off balance sheet financing under Irish GAAP. The payments under these arrangements as of March 31, 2003, 2002 and 2001 were €200 million, €318 million and €352 million.

Quantitative and Qualitative Disclosures about Market Risk

Interest rate market risk

        Following completion of the initial offering and the refinancing transactions described in this prospectus and after giving effect to the application of proceeds described in "Use of Proceeds," we now have a new senior secured credit facility of €1.4 billion, of which €1.162 billion was drawn down at closing. As of September 30, 2003, we had additional borrowings totalling €88 million under the term loan tranche of the new credit facility that was available for the purpose of repaying short-term debt. We have further borrowing capacity of €150 million under the revolving portion of our new credit facility. In addition, we have senior notes amounting to €550 million and senior subordinated notes amounting to €510 million.

        Borrowings under the new credit facility bear interest at a variable rate. As a result, interest rate changes generally will not affect the market value of this debt but will impact the amount of our interest payments and, therefore, our future earnings and cash flows, assuming other factors are held constant. The senior notes and senior subordinated notes are fixed rate debt, the market value of which will change as interest rates change.

        Holding other variables constant, including levels of indebtedness, and assuming a policy of hedging interest rate risk on 50% of total debt, a one percentage point increase in interest rates would have an estimated impact on our pre-tax earnings of approximately €11 million in a full year.

Currency sensitivity

        We conduct our business primarily in Ireland and, therefore, our operating and investing cash flows are substantially denominated in euro. As of March 31, 2003, approximately 100% of our net assets were denominated in euro. Limited foreign exchange risk arises in relation to some of our capital expenditures, as well as foreign exchange settlements with international third party telecommunications carriers.

        As of March 31, 2003, all of our debt was denominated in euro. Following completion of the initial offering, we had $250 million in senior subordinated notes that are denominated in dollars. We have hedged all of our payment obligations under the dollar denominated senior subordinated notes into euro, thereby eliminating this foreign currency exposure.

Qualitative information about market risk

        Treasury operating parameters and policies are established under formal authority. Treasury policy covers the areas of funding, currency and interest rate risk, counterparty risk and controls. The risk of counterparty default is controlled by restricting our dealings to entities which satisfy minimum credit rating criteria and by limiting the amount of credit exposure to any one entity. We consider the likelihood of significant counterparty failure to be remote. We use financial instruments, including fixed and variable rate debt, to finance operations for capital spending programs and for general corporate purposes. Financial instruments, including derivative instruments, are used to hedge exposure to interest rate and foreign currency risks. We do not use derivative instruments for trading purposes.

        We regard interest rate changes as our most significant market risk exposure. We manage this exposure to achieve an appropriate balance of fixed and variable rate funding. This is achieved through the mix of borrowings and the use of interest rate swap agreements. As of March 31, 2003, the proportion of our total borrowings that were at fixed interest rates was 54%, as compared to 32% as of March 31, 2002. Following completion of the initial offering and the refinancing transactions described in this prospectus, we expect to continue to maintain a minimum of 50% of our underlying debt at fixed interest rates.

        The fair value of our interest rate swap agreements as of March 31, 2003 and 2002 was €(41) million and €4 million. The weighted average interest rate on our total borrowings as of March 31, 2003 was 6.5%, as compared to 6.2% as of March 31, 2002.

        As of March 31, 2003, we had no foreign currency debt, as compared with £50 million as of March 31, 2002. As of March 31, 2003, all of our debt was denominated in euro. Following completion of the initial offering, we have $250 million in senior subordinated notes that are denominated in dollars. We have hedged all of our payment obligations under the dollar denominated senior subordinated notes into euro, thereby eliminating this foreign currency exposure.

        See Note 20 to the audited financial statements of Valentia included elsewhere in this prospectus for further tabular disclosures regarding market risk.

Irish GAAP Compared to U.S. GAAP

        The financial statements of Valentia and eircom included in this prospectus have been prepared in accordance with Irish GAAP. Irish GAAP differs in certain respects from U.S. GAAP. For a detailed discussion of the principal differences between Irish GAAP and U.S. GAAP, see Note 37 to the audited consolidated financial statements of Valentia and Note 38 of the audited consolidated financial statements of eircom.

New Irish accounting standards

International Financial Reporting Standards

        In June 2002, the European Parliament and Council of the European Union issued a regulation that requires, for each financial year starting on or after January 1, 2005, companies governed by the law of an EU member state to prepare their consolidated accounts in conformity with the international accounting standards, or IAS, adopted in accordance with the procedure laid down in the regulation if, at their balance sheet date, their securities are admitted to trading on a regulated market of any EU member state. The period has been extended to 2007 for EU companies that have listed debt securities only. The regulation permits the governments of EU member states to extend the requirements to prepare accounts in conformity with IAS as they see fit. The consequence of this regulation will be to change the accounting framework under which we report. At this stage it is too early to evaluate the impact of these changes on our financial position, results of operations and cash flows.

        As part of the process in transitioning to IAS, the EU Council has, among other things, adopted a directive that requires EU member states to permit or require some or all types of companies to value at fair value specified financial instruments, including derivative financial instruments and specified commodity contracts. EU member states are required to enact the directive before January 1, 2004. After 2005, Irish listed companies will not be subject to the accounting provisions of the Irish Companies Acts 1963 to 2001 and will be required to comply with the IAS regulation and will follow EU-adopted IAS.

IFRS 1

        In June 2003, the IASB published its first International Financial Reporting Standard, IFRS 1, "First-time Adoption of International Financial Reporting Standards." IFRS 1 must be applied by any company that prepares its first IFRS financial statements for a period beginning on or after January 1, 2004, although it can be applied earlier.

        IFRS provides for full retrospective application of all International Financial Reporting Standards in force at the closing balance sheet date for the first financial statements prepared in accordance with IFRS. There are six exemptions designed to relieve the burden of retrospective application and three mandatory exceptions where retrospective application is not permitted. Despite the exemptions, most companies will still be required to make significant changes to their existing policies to comply with some of the most complex areas of IFRS, including financial instruments, pensions, deferred tax, provisions, special purpose entities and employee share options. The disclosure requirements of IFRSs may be different to those we are subject to currently.

Share-based payment

        In November 2002, the IASB issued ED 2, "Share-based Payment." ED2 proposed the implementation from the beginning of 2004 of an accounting standard requiring the recognition of an expense, measured by reference to fair value, in respect of all share-based payment transactions. On the same date, the Accounting Standards Board, or ASB, issued an exposure draft, FRED 31, proposing the implementation in the United Kingdom and Ireland of that international standard on the date it comes into force internationally for all entities and all types of share-based payment, including all employee share option schemes.

        The draft standards also set out proposals on how the fair value expense is to be measured and recognized, and what disclosures should be provided to support the amounts recognized in the primary statements. The transitional rules, as currently drafted, apply the standards to all grants from November 7, 2002, the date of issue of the exposure draft, that have not vested at the effective date of the standard. FRED 31 will significantly impact the financial statements of all companies that issue shares as compensation for services.

Retirement and other employment benefits

        In November 2000, the ASB issued FRS 17, "Retirement Benefits." Various disclosure requirements under this standard became effective for accounting periods ending on or after June 22, 2001, with further disclosures taking effect for accounting periods ending on or after June 22, 2002 and 2003. The measurement rules in FRS 17, which are not yet mandatory and have not been implemented, introduce a different way for companies to account for pension costs, principally for defined benefit schemes. In contrast to the previous approach of spreading the impact of pension surpluses or deficits forward in the profit and loss account over a number of years, FRS 17 approaches pension accounting from a balance sheet perspective. Once the measurement rules in FRS 17 are effective, at each year end the pension scheme assets will be measured at market value, the pension scheme liabilities will be measured at a present value using a specified actuarial valuation method and discounted at a corporate bond rate, and the resulting surplus or deficit will be shown on the company's balance sheet. FRS 17 identifies several components of performance and specifies what should be reported in the profit and loss account and what should be reported in the statement of total recognized gains and losses. Amounts reported as operating costs reflect an annual "current service cost" and will no longer be reduced or increased by spreading forward surpluses or deficits. The expected return on scheme assets less the notional interest cost on the scheme liabilities will be included as other finance costs (or income) adjacent to interest. Actuarial gains and losses from year to year are to be recognized immediately in the statement of total recognized gains and losses. While the measurement and recognition of pension costs and the pension surplus or liabilities in accordance with the provisions of the standard have been deferred, all the requirements of FRS 17 will be standard for accounting periods beginning on or after January 1, 2005.

Impact of recently issued U.S. accounting pronouncements

        In June 2001, the Financial Accounting Standards Board, or FASB, issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets," which will take effect for us as of April 1, 2003. SFAS No. 143 requires, among other things, that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made and we have a legal obligation to do so. A legal obligation can result from:

  •
  a government action, such as a law or ordinance;

  •
  an agreement between entities, such as a written or oral contract; or

  •
  a promise conveyed to a third party that imposes a reasonable expectation of performance upon the promissor under the doctrine of promissory estoppel.

        The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The asset retirement cost is subsequently allocated to expense (as depreciation or impairment) over the useful life of the related long-lived asset. The liability is discounted and subsequently accreted using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized. The accretion amounts must be recognized as an increase in the carrying amount of the liability and classified in the statement of income as other operating expense. We believe there will be no impact from the adoption of this statement on our financial position, results of operations and cash flows.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at its fair value in the period in which the liability is incurred. Previously a liability for an exit cost was required to be recognized at the date of an entity's commitment to an exit plan. However this does not, by itself, create a present obligation to others that meets the definition of a liability. SFAS No. 146 takes effect for us with respect to exit or disposal activities that are initiated after December 31, 2002.

        In November 2002, the FASB issued FASB Interpretation 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet at fair value upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure (but not the accounting) requirements of FIN 45 are effective for us as of March 31, 2003. We believe there will be no impact from adoption of this statement on our financial position, results of operations and cash flows.

        In January 2003, the FASB issued FASB Interpretation 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The requirements of FIN 46 take effect for our 2004 financial statements, regardless of the date on which the variable interest entity was created. We do not have any variable interest entities that will be subject to this statement.

        In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires an entity with financial instruments having certain obligations which can or must be settled by issuing equity to classify and measure such instrument as a liability. This statement will take effect for us beginning April 1, 2004. Upon adoption of SFAS No. 150, we will reclassify our temporary equity to a liability resulting from the issuance of preference shares. Additionally, cumulative preference dividends will be charged to interest expense.

INDUSTRY OVERVIEW

        The information presented in this section has been derived from our own estimates as well as data published by ComReg and information publicly disclosed by our competitors. The relevant sources are indicated below.

Overview of Irish Telecommunications Market

        The Irish telecommunications market, which includes the fixed-line, mobile and broadcasting sectors, accounted for an estimated €3.46 billion in annualized revenues for the quarter ended March 31, 2003, an increase of approximately 8% since June 2002. ComReg estimates that the telecommunications sector accounts for 2.7% of Irish GDP.

        The Irish telecommunications market was fully opened to competition in December 1998, and eircom became a publicly traded corporation one year later. Prior to this liberalization, eircom held a virtual monopoly in the market, with the only competition resulting from a small number of operators bypassing eircom by using leased lines or carrier access or carrier select services, to provide customers with an alternative to using our services. Following the liberalization of the market, there has been a rapid growth in the number of customers using services provided by other licensed operators and mobile providers, who now represent significant competitors to eircom in the telecommunications market.

Fixed-Line Telecommunications Market

        We believe that the rate of growth in the Irish fixed-line telecommunications market has slowed since 2002, primarily as a result of the contraction in the voice segment of this market. According to data published by ComReg, the Irish fixed-line market grew by 2.4% in the year ended March 31, 2003, from €2.02 billion for the year ended March 31, 2002 to € 2.07 billion for the year ended March 31, 2003. We remain the largest provider in the fixed-line telecommunications market, with a market share of approximately 80% throughout the three-year period ended March 31, 2003, based on turnover. Based on turnover data for the fixed-line telecommunications market published by ComReg and turnover information publicly disclosed by our competitors, we estimate that Esat BT, which is the Irish subsidiary of BT Global Services, has a market share of approximately 12.5% based on turnover, and other operators, including Energis, COLT, MCI and Cable & Wireless, along with the cable operators, ntl Ireland and Chorus, account for the remaining 7.5% of the market.

        Providers of fixed-line telecommunications services typically derive turnover primarily from the sale to consumers of access to their network, tariffs charged for the carriage of voice and other communications on their network and from data-related services, including Internet access and information technology services. They also charge other telecommunications providers for access to their network, for example for the use of interconnect services that permit communication between and across different networks, including between fixed and mobile networks.

Fixed Access

        Fixed access consists mainly of PSTN lines, accompanied by an increasing number of more technologically-advanced ISDN channels. There were approximately 1.6 million PSTN lines in Ireland as of March 31, 2003, and approximately 385,000 ISDN access channels in Ireland. Of these ISDN channels, 45% were primary rate access supporting up to 30 channels, 6% were fractional rate access supporting 16 to 29 channels and 49% were basic rate access supporting two channels. (Source: ComReg, Irish Communications Market, Quarterly Key Data, April to June 2003.)

        To date, no other operators have built local lines to residential customers. Consequently, we are the only provider of these services. Other operators have built infrastructure into their business customer's premises and have offered access services to these customers. No published statistics are available showing the number of these lines in place. We expect that with the introduction of wholesale line rental, which we introduced on June 2, 2003, other operators will promote their ability to provide access using eircom's network to residential and business customers.

Fixed Voice

        There are no published statistics on total voice minutes for the Irish market. However, we estimate that the total fixed voice market is approximately 9.5 billion minutes per year. This is expected to remain stable or gradually decline due to customers substituting mobile telephone calls or data communications for fixed-line calls.

Fixed Data

        While we expect that the total volume of data minutes will continue to gradually increase, we expect that the growth will slow as customers migrate to broadband products, such as DSL, and away from narrowband and ISDN access. We believe data will increasingly be carried on an unmetered basis and data access will be offered as part of flat rate packages available over PSTN, ISDN, leased lines, ADSL and cable modem.

Broadband

        We believe that broadband has the potential to become a significant growth area in the market. In Ireland, DSL currently has little competition from other "mass market" broadband technologies, such as cable modem. As of March 31, 2003, we had installed 3,353 DSL lines. We introduced a new lower-priced DSL service with pricing and performance levels targeted both at the residential and business markets in April 2003 and, based on the initial positive response, we expect increased demand for this service.

Mobile Telecommunications Market

        Mobile telecommunications services have been available in Ireland since 1985 and there are currently three GSM mobile operators, Vodafone, O2 and Meteor. Penetration of mobile services has grown rapidly in recent years, from 41% of the population in Ireland at the end of December 1999, to 80% at the end of March 2003. We believe mobile penetration in Ireland has now approached saturation. The number of mobile subscribers has grown from 1.65 million as of March 31, 2000 to 3.1 million as of March 31, 2003. (Source: ODTR, Irish Telecommunications Market, Quarterly Review, March to May 2000; ComReg, Irish Communications Market, Quarterly Key Data, January to March 2003.)

        During the recent high-growth phase of mobile services, we benefited from the growth of incremental, high-value fixed-to-mobile voice traffic and to a lesser extent from mobile-to-fixed traffic. However, we believe there are indications that, despite the generally higher cost of making calls from mobile phones, some calls that would previously have been made from a fixed-line are being substituted for calls from a mobile phone, eroding the fixed-line call market and so reducing our fixed-line traffic for these call types. Accordingly, we consider the mobile operators as direct competitors for fixed-line voice services and are some of our principal competitors.

        Vodafone, O2 and a consortium led by Hutchinson Whampoa were awarded third generation, or 3G, mobile radio spectrum licences in 2002. 3G mobile technology, when and where deployed, will allow mobile operators to offer higher-rate data services to their subscribers via their mobile networks, in addition to voice services, increasing the competitive pressures on us.

Cable licensed operators

        There are three active licensed cable operators in Ireland that have built networks passing, in aggregate, more than 1 million households, according to ComReg. ComReg estimates that there are approximately 572,000 subscribers to basic cable television services in Ireland. Of these, ComReg estimates that approximately 13% have upgraded to more advanced digital services. ComReg has also estimated that there are approximately 3,000 cable modems operating in Ireland over upgraded digital cable networks. (Source: ComReg, Irish Communications Market, Quarterly Key Data, January to March 2003.) According to ComReg, approximately 640,000 households are passed for digital television services. (Source: ComReg, Irish Telecommunications Market, Quarterly Key Data, March to June 2003).

        Two of these licensed cable operators, ntl Ireland and Chorus, provide voice services. ntl Ireland does so primarily for business customers by means of carrier pre-selection and over directly connected ISDN lines, and Chorus does so for both business and residential customers by means of carrier pre-selection.

BUSINESS

Overview

        We are the principal provider of fixed-line telecommunications services in Ireland. According to quarterly data published by ComReg, we had a market share throughout the three-year period ended March 31, 2003 of approximately 80% of the Irish fixed-line market, based on turnover. As the incumbent fixed-line telecommunications provider, we have the most extensive fixed-line telecommunications network in Ireland in terms of both capacity and geographic reach, and our competitors rely heavily on our infrastructure. As of March 31, 2003, we had approximately 1.9 million fixed-line telephone access channels in service, of which approximately 1.6 million were basic public switched telephone network, or PSTN, lines and approximately 351,000 were more advanced integrated services digital network, or ISDN, channels that permit simultaneous, high speed transmission of voice and data over our network. We had turnover of €1.7 billion in the year ended March 31, 2003 and total fixed and current assets of €3.9 billion as of March 31, 2003.

        We offer residential and business customers a wide range of retail services and products, including:

  •
  fixed-line voice services, including PSTN and ISDN access; local, national and international voice services; advanced voice services; customer premises equipment sales; public payphones and directory enquiries; and

  •
  fixed-line data services, including domestic and international data transmission services, such as digital subscriber lines, or DSL; leased lines and packet-based services; managed data networking services and Internet access and related information technology services.

        We also offer other licensed operators wholesale services and products, including:

  •
  interconnect services; leased lines and switched data services for routing and transmitting data; partial private circuits; access to our local connection network via unbundled local loops; and, asynchronous digital subscriber line, or ADSL, Bitstream access, which supports broadband access;

  •
  carrier pre-selection, which permits customers to select another licensed operator as the default carrier for some or all calls, and enhancements to carrier pre-selection, including wholesale line rental, agency re-billing and ancillary services, that enable other licensed operators to provide a fuller range of services;

  •
  geographic and non-geographic number portability, which allows customers to keep their numbers regardless of the licensed operator they choose; and

  •
  flat rate Internet access call origination, or FRIACO, allowing other licensed operators to offer bundled or unmetered Internet access.

Historical background

        The Irish telecommunications market was opened to significant competition in December 1998, and eircom, our predecessor business, was listed in July 1999 on the Irish, London and New York stock exchanges in connection with its initial public offering. In May 2001, eircom exited its mobile telecommunications business, which was acquired by Vodafone by means of a demerger, with eircom's then shareholders receiving shares in Vodafone. In November 2001, Valentia's offer to acquire all of the shares in eircom for €1.365 per share became unconditional. eircom was re-registered as a private company effective as of February 26, 2002. Prior to the offer by Valentia, e island plc had submitted a cash offer for eircom and its subsidiaries pursuant to which eircom shareholders would have received €1.36 per share.

        Shortly before the acquisition, we had begun a transformation and restructuring program to consolidate our operations around our core fixed-line business. As part of this restructuring, we exited several businesses. We also exited from our remaining 63% stake in Golden Pages, a directory services business, and our loss-making multimedia activities, including Internet software and on-line content development. We also reduced our presence in the United Kingdom and Northern Irish markets. See "—Disposals and discontinued operations."

Our strengths

We are the leading provider of fixed-line telecommunications services in Ireland with strong brand recognition.

        eircom is the recognized name for fixed-line telecommunication services in Ireland. Despite the opening of the Irish fixed-line telecommunications market to full competition since 1998, we have largely been able to defend our market share. Throughout the three-year period ended March 31, 2003, we had a market share of approximately 80%, based on turnover.

        While we expect some further market share loss in the fixed-line market for retail services in the future, we believe we are well-positioned to defend our leading position in the fixed-line market. New operators have historically had limited success in penetrating the Irish telecommunications market, primarily because of its small size and our strong brand recognition. We have also demonstrated our ability to provide competitive responses through our product, pricing, sales, marketing and win-back initiatives.

We have the most extensive network infrastructure in Ireland, and are the principal provider of wholesale services to other licensed operators, which provides us with a stable source of revenue.

        Our access network reaches approximately 98% of the population in Ireland. Our position in the wholesale market derives from the extent of our network. Our fixed-line retail competitors rely heavily on our network, which gives us a strong position to market fixed-line wholesale and network services to other domestic and international licensed operators. Our position in the wholesale market provides us with a stable source of turnover, as we generally retain the wholesale component of any business lost to competitors at a retail level.

We are an integrated communications provider of voice, data and Internet services with the network to offer broadband and other services.

        Our network enables us to provide customers with a wide range of integrated communications services, including voice and narrow and broadband data traffic services. Data traffic services are an important source of turnover and will become increasingly so in future years. We have a strong position in the data services market segment and continue to strengthen our data services capabilities.

  •
  In 2002, we carried approximately 5.3 billion data minutes for our retail customers and, through eircom.net and Indigo, we are the leading internet service provider, or ISP, in Ireland, with approximately 470,000 subscribers as of March 31, 2003.

  •
  We offer a portfolio of advanced data services, including Business IP+, asynchronous transfer mode, or ATM, and frame relay, which allow multi-site customers to share data services among different sites.

  •
  In April 2003, we launched our new lower-priced, rate adaptive DSL service which, based on the initial positive response, we believe will be a popular product with our retail customers.

        In addition, in order to stimulate voice traffic and protect our turnover, we are continuing to introduce and promote new products, including digital enhanced cordless technology phones, or DECT phones, short messaging services, or SMS, and call management services.

Our business generates strong cash flows.

        Our business is strongly cash generative, with EBITDA from continuing operations of €524 million in the financial year ended March 31, 2003. To maintain our cash flows against competitive and regulatory pressures, we have increased operational efficiencies and reduced costs by implementing a company-wide restructuring program. In addition, while historically we have invested heavily in our core network, we have reduced capital expenditures in recent years primarily as a result of better efficiency in networks expenditure, exiting our mobile telecommunications business and exiting or curtailing our business activities in other non-core areas. We anticipate that capital expenditure in the near future will be broadly in line with current levels.

We have a strong management team.

        Our strong management team has extensive experience operating in telecommunications and other highly-regulated industries. Our management team also has sophisticated commercial and financial expertise, including the experience gained through completing a number of complex transactions including our exits from, our mobile telecommunications business, Eircell, and our directory services business, Golden Pages, and the 2001 acquisition of our predecessor by Valentia. By successfully implementing a fundamental restructuring program, management has reduced costs and increased efficiencies across our business.

Our business strategy

        Our ongoing restructuring program has positioned us to achieve our strategic objectives of maintaining our leading market position in the fixed-line market and competing effectively in a changing Irish telecommunications sector. The key elements of our strategy are to:

Compete effectively in our core fixed-line market.

        We will continue to defend our turnover and market share in our core fixed-line market through the following strategies:

  •
  optimizing turnover by taking advantage of the flexibility provided by the more advantageous retail price cap recently announced by ComReg, which gives us the opportunity to rebalance tariffs;

  •
  providing discount packages on calls, and introducing new packages bundling lines and calls together, which are appealing to customers;

  •
  promoting the functionality and speed of fixed-line services for Internet access, which has the added benefit of encouraging customers to retain and utilize their fixed-line for voice calls; and

  •
  introducing and promoting innovative products to stimulate fixed-line voice traffic, such as DECT phones with features similar to mobile phones.

Continue to increase efficiencies and reduce expenditures.

        We will seek to increase operational and capital expenditure efficiencies to improve operating margins and increase cash flows. We intend to continue to streamline and improve our business operations through the following strategies:

  •
  continuing to reduce headcount, in partnership with the trade unions to which our employees belong, by encouraging voluntary redundancy and early retirements through a variety of compensation programs;

  •
  continuing to reduce operating costs through our strict cost management policy and implementing supply chain management initiatives; and

  •
  continuing to implement a focused and disciplined capital expenditure program.

Develop proven growth markets, particularly in the areas of data communications and broadband.

        We will seek to exploit the opportunities provided by the growing data communications market. We intend to focus on proven growth strategies and technologies, such as DSL, to offset the impact of declines in the fixed-line voice telecommunications market. We initially launched DSL in May 2002 at a price aimed at business customers, but in April 2003 introduced a DSL service with pricing and performance levels targeted at both the residential and business markets. Initial demand for the new service was positive, and we believe demand is likely to increase.

Consider opportunities for providing mobile services to our customers.

        We are currently prevented from entering into the mobile telecommunications market by our agreements with Vodafone, which we entered into in connection with the demerger of Eircell. Those non-compete agreements expire in May 2004. We are considering the options available to us when the non-compete restrictions expire. If we determine it is in the interests of our company and our shareholders, we will consider re-entering the mobile telecommunications market following the expiration of the non-compete restrictions.

Products and services

        We provide products and services on a retail basis to residential and business customers in Ireland and on a wholesale basis to other licensed operators.

        The principal retail and wholesale products and services that we offer include:

Retail	Wholesale
Access (rental and connections)	Interconnect
Traffic	Wholesale leased lines and partial private circuits
Internet services	Unbundled local loops
Data communications, including leased lines and switched data services	Packet-Based Services
Other services, including customer premises equipment, public payphones and operator services

ADSL Bitstream access
Geographic and non-geographic number portability
Carrier pre-selection and carrier pre-selection enhancements, including wholesale line rental and third party agency re-billing
FRIACO
Other services, including mast access and signalling connect control point

Retail products and services

  Access (rental and connections)

        We provide residential and business customers in Ireland with access services through copper wires that connect the customer's premises to the nearest exchange in our network. Our turnover from access services is derived from monthly line rental fees and connection charges.

        We provide access through PSTN, ISDN and DSL-enabled lines. Each PSTN telephone line provides a single access channel and is connected to our fixed-line network through our local digital exchanges. Each ISDN line provides up to 30 channels over a single physical connection. We offer two levels of ISDN service: basic rate access, which is provided over our copper access loop, consists of two access channels and is mainly used by residential customers and small businesses; and primary and fractional rate access, which are provided over a fiber or radio connection, consists of between 16 and 30 access channels and is primarily used by larger businesses. As of March 31, 2003, we had approximately 1.6 million active PSTN lines and 328,000 ISDN channels used by our retail customers.

        The following table shows selected information relating to our PSTN and ISDN channels as of the dates indicated:

	As of March 31,
	2001	2002	2003
	(in thousands)
Retail access channels
PSTN access lines(1)	1,597	1,596	1,586
ISDN access channels(2)	208	273	328
DSL	—	—	3

Total retail access channels	1,805	1,869	1,917

(1)
Based on number of PSTN access lines in service, including payphones.

(2)
Includes basic rate, primary and fractional rate ISDN lines. A basic rate ISDN line provides two access channels and a primary rate ISDN line provides 30 access channels. The fractional primary rate ISDN lines that eircom offers provide between 16 and 29 access channels. For reporting purposes we count one fractional rate access as 16 channels.

        Based on historical demand, we believe that demand for ISDN access will continue to grow in the future, but at a slower rate as data growth is increasingly served by other new data services, including DSL. While we intend to promote ISDN lines as an upgrade to traditional telephone lines, we also plan to encourage data users to migrate to DSL.

        We launched three different DSL packages in May 2002 aimed primarily at the business market: I-stream Solo, which is available with either USB or ethernet links between the computer and the DSL modem, I-stream Multi and I-stream Enhanced. The I-stream Solo packages are designed for a single log-on access to the Internet with download speeds of 512 Kbit/s, and are targeted at the small business market. The I-stream Multi and Enhanced offerings are designed for simultaneous log-on access to the Internet by multiple computers, with an increased download speed of 1 Mbit/s. The Enhanced offering also includes static IP addressing, allowing customers to have a single permanent IP address instead of being allocated temporary IP addresses each time they log on to the Internet. As of March 31, 2003, we were providing DSL services over 3,353 lines.

        In April 2003, in order to encourage mass market demand for DSL within both the residential and business markets, we launched I-stream Starter, a new, lower-priced DSL service with pricing and performance levels targeted at both the residential and business markets. Initial demand for the new service has been positive, and we believe that demand is likely to increase.

  Traffic

        We offer local, national, fixed-to-mobile, international and advanced voice services to residential and business customers throughout Ireland at tariffs that vary depending on a number of factors, including the duration of the call, the distance between the points of origin and destination, the time of day and the day of the week the call is made and any discount package selected by the customer.

        The following table shows selected information relating to our fixed-line voice traffic for the periods indicated:

	Year Ended March 31,
	2001	2002	2003
	(in millions of minutes)
Basic voice traffic
Domestic
Local(1)	4,530	4,304	4,013
National(2)	1,373	1,361	1,297
Fixed-to-mobile(3)	969	1,150	1,226
International(4)	573	616	593

Total basic voice traffic	7,445	7,431	7,129
Advanced voice traffic
Freefone traffic(5)	240	217	288
Virtual private networks(6)	177	205	239
Premium rate services(7)	36	25	28
Chargecard/other	—	74	98

Total advanced voice traffic	453	521	653

Total voice traffic(8)	7,898	7,952	7,782

(1)
Includes calls originating on our network and terminating within the same telecommunications area, as well as calls to Northern Ireland from neighboring Irish telephone zones.

(2)
Includes traffic to other networks and calls to Northern Ireland that do not originate from neighboring telephone zones in Ireland.

(3)
Includes all calls originating on our network to a domestic mobile network. Due to roaming arrangements, these calls may ultimately terminate on a mobile network anywhere in the world.

(4)
Includes outgoing calls to all countries outside of Ireland and Northern Ireland, including calls to international mobile networks and calls placed by customers of other service operators which are routed through our international network.

(5)
Includes national and international Freefone traffic and traffic from Callsave and LoCall, our cost-shared products.

(6)
Includes domestic and international virtual private network voice traffic.

(7)
Includes calls charged at higher-than-standard telephone rates, a portion of which is remitted to a third-party provider of information over the telephone.

(8)
Does not include SMS traffic.

        Basic voice traffic.    We provide comprehensive national calling services to residential and business customers throughout Ireland, as well as a full range of outgoing international fixed-line calling services.

        Since the market was fully opened to competition in December 1998, we have faced a marked increase in competition in the residential and corporate traffic market. We have introduced a number of measures, including discount programs and direct marketing, designed to strengthen the defense of our traffic market share. We expect that our traffic levels will continue to decline as competitors increase their market share and fixed-to-mobile substitution increases. For more information about our pricing, see "—Tariffs."

        Although we expect continuing price pressure, we are stimulating traffic demand by offering call management services, including voicemail, call forwarding, teleconferencing and three-way calling. We have introduced a charge for call management services, which took effect in July 2000, and have increased these rates in April 2002 and again in March 2003. We have experienced significant growth in the volume of our call management services in recent years and, with 560,000 customers now using call answering, our call completion rate is now approximately 73% compared to 70% as of March 31, 2001.

        Advanced voice services.    We offer a wide range of advanced voice services, including Freefone, cost-shared and premium rate numbers, virtual private networks, eircom chargecard and SMS.

        Freefone, cost-shared and premium rate services.    We offer a range of services to meet the needs of the growing telemarketing sector in Ireland. Our current portfolio of telemarketing services includes:

  •
  national Freefone, our domestic Freefone service;

  •
  international Freefone, which enables a Freefone number to be dialed to or from certain countries abroad;

  •
  universal Freefone, which allows the same Freefone number to be dialed in Ireland and from certain countries abroad;

  •
  cost-shared services, such as Callsave and LoCall, where both callers and call recipients share the charge for the call; and

  •
  premium rate services, which charge the caller a rate higher than the standard telephone rate, a portion of which is passed to the information provider for information received by telephone.

        We experience particularly strong competition in the market for Freefone, cost-shared and premium rate services, but believe that market growth will partly offset the effect of increasing competition and tariff reductions.

        Virtual private networks.    Our virtual private networks are primarily a medium for the transmission of voice, but also support data applications. Virtual private networks provide our corporate customers with many of the features of private exchanges, including desk-to-desk dialing and call forwarding. Virtual private networks are attractive to customers because they are carried on the public telephone network and do not require dedicated lines. Consequently, they can be a cost-effective alternative to private exchanges operating over leased lines.

        We charge for our virtual private network services on the basis of site, line and traffic charges in addition to an initial network configuration charge. Traffic charges for virtual private network services are among the lowest of the telephone rates we offer.

        eircom Chargecard.    eircom Chargecard allows a customer to make calls from many locations around the world and have the cost of the calls billed to a telephone account or credit card in Ireland. The service is accessed by dialing the appropriate eircom direct code and keying in a security number.

eircom Chargecard can be used in more than 40 countries, including the United Kingdom and the United States.

        Fixed-line short messaging service.    In addition to these voice services, we also offer our new short messaging services, or SMS. SMS enables us to provide a text-messaging facility between fixed and mobile networks. We anticipate growing demand for this service in light of the rapid growth in the mobile text messaging market and as phones with SMS capability are adopted for fixed-line use. To develop this business we launched an SMS-enabled DECT phone at the end of June 2002 and, by March 31, 2003, we had sold over 80,000 SMS-enabled DECT phones with SMS capability.

        Narrowband data services.    We are the leading Internet service provider, or ISP, in the Irish market for narrowband, or dial-up, Internet access, through our ISPs, eircom.net and Indigo. Our retail customers access our ISPs or those of other providers through:

  •
  PSTN access through "1891"-prefix numbers for which customers use their PSTN lines to access the Internet and pay reduced local call per minute rates plus a monthly subscription fee;

  •
  PSTN Freeserve access, through geographic or "1892"-prefix numbers for which customers use their PSTN lines to access the Internet and pay local call per minute rates and no subscription charge;

  •
  ISDN "1891" and "1892" access, for which customers use a higher-speed ISDN access channel to access the Internet.

        Our customers are also able to use ISDN access channels to send and receive data directly.

        Following the introduction of wholesale FRIACO service, which allows ISPs to offer flat-rate Internet access, on June 27, 2003, we intend to introduce bundled or tiered services under the "1893" access code that will include a specified number of hours of usage per month for a fixed monthly payment.

        The following table shows selected information relating to our narrowband data traffic for the periods indicated:

	As of March 31,
	2001	2002	2003
	(in millions of minutes)
PSTN
"1891" Internet access	985	962	1,101
Freeserve access (including geographic and "1892")(1)	1,591	2,157	2,458
ISDN(2)	792	1,360	1,752

Total narrowband data minutes	3,368	4,479	5,311

(1)
Freeserve access to ISPs has been based on ordinary dial-up, commonly referred to as geographic access, since it typically involves local call dialing. With the introduction of a new dedicated ISP access coded "1892" in January 2003, ISPs have migrated much of their traffic to these numbers.

(2)
ISDN data minutes includes "1891" and "1892" Internet access, as well as direct data transmission, over ISDN access channels.

  Data communications

        We are the principal provider of data communications services in Ireland. We offer a wide range of national and international data communications services, including leased lines, Internet access, DSL lines, Internet protocol, or IP, networks and switched data services. We continue to increase our broadband capability in the local access network by deploying a combination of fiber, radio and DSL technologies.

        Retail leased lines.    We are the principal provider of national and international leased lines in Ireland to retail customers. Leased lines are fixed point-to-point connections between locations and are used for high-volume voice, data or multimedia transmission. Our leased lines are used principally by our business customers to establish their own private networks.

        Our leased line customers pay an initial installation charge and a recurring fee based on the type, length and capacity of the line and the duration of the contract. We offer a comprehensive range of digital leased line capacities, generally including speeds of up to 155 Mbit/s. In recent years, our leased line fees have declined significantly, primarily due to lower costs and increased competition in the leased line market. As competition continues to increase, we expect that our leased line prices will continue to decline. Leased lines are not subject to the retail tariff price caps. However, our prices are required to be cost-oriented and are subject to review by ComReg. See "—Tariffs."

        The following table shows the number of our national and international retail leased lines for business customers as of the periods indicated:

	Year Ended March 31,
	2001	2002	2003
Retail leased lines
National leased lines	19,960	19,435	18,844
International leased lines	941	777	489

Total retail leased lines	20,901	20,212	19,333

        IP services.    IP is the protocol by which data is sent from one computer to another on the Internet. In October 2001, we launched eircom Business IP+, a new suite of managed IP services for corporate customers. eircom Business IP+ is an IP virtual private network that allows customers to use our IP network to share data among multiple customer sites. We enhanced this product in March 2003 with the addition of managed Internet and remote access services. The managed Internet service provides a Business IP+ customer with an Internet connection directly from their IP network and allows all sites on the customer's network to access this gateway through the Internet. The remote access service allows the customer to dial into the customer's business IP network via the Internet. Access can be via PSTN, ISDN, mobile or DSL, and connections can be established from Ireland or from abroad.

        Switched data services.    We offer a range of switched data services to retail customers and other licensed operators, including frame relay, ATM and packet switched services. We offer the products to retail customers and on a wholesale basis to other licensed operators at the same price.

        Frame relay.    Frame relay is a high-speed pre-routed open protocol for data transmissions that is particularly suited to data-intensive applications, such as connecting local area networks. Our frame relay network is accessed via digital leased lines from the customer's premises to our nearest frame relay node, which is the access point to the frame relay network. Our frame relay network allows for speeds of up to 1 Mbit/s and 2 Mbit/s. Since April 2002, we have also offered access speeds of 34 Mbit/s and 45 Mbit/s at the customer's hub site.

        Our frame relay service can be a cost-effective alternative to leased lines for business customers for appropriate applications. Instead of leasing high-capacity lines in order to accommodate occasional or intermittent high volumes, customers using frame relay pay for sufficient capacity to satisfy their normal requirements. This capacity may be supplemented with additional bandwidth capacity to accommodate periods of more intense usage.

        ATM.    We launched ATM services in July 1998. ATM is an internationally recognized high-speed digital transmission and switching technology that allows customers to integrate their voice, data and multimedia traffic requirements. It provides cost-effective broadband services for business customers requiring higher and more flexible levels of bandwidth. We offer a range of customized ATM service levels, access configurations and flexible bandwidths of between 2 Mbit/s and 155 Mbit/s. We expect ATM-based service turnover to grow as a result of customers' growing demand for increased bandwidth, flexibility and reliability.

        Packet switching.    We continue to provide packet-switched services on Eirpac, our public switched data network. Packet-switched services are based on a mature technology and account for a declining amount of our data transmission service turnover. They offer relatively slow speeds between 9.6 Kbit/s and 64 Kbit/s. We expect that customers currently using packet-switched services will increasingly migrate to frame relay-based services, ATM-based services and IP services.

  Other services

        Customer premises equipment.    We are a leading provider of telecommunications equipment and related post-sales maintenance and service for residential and business customers in Ireland. In common with most EU member states, the market in Ireland for such equipment and systems is characterized by high competition and low profit margins. We believe, however, that the supply and servicing of customer premises equipment is an essential element of providing a full service to our customers.

        The customer premises equipment market for business and corporate customers is increasingly driven by service offerings, including consulting, design, implementation and, for business and corporate customers, maintenance services. These services tend to attract higher margins and offer the opportunity for competitive differentiation. We service customer requirements for both voice and data through eircom Business Systems and our wholly-owned subsidiary LAN Communications. eircom Business Systems is the largest dealer of customer premises equipment for the Irish telecommunications market. LAN Communications is the leading supplier of data networking and systems integration services in Ireland. Through eircom Business Systems and LAN Communications, we currently have supply agreements with leading global technology companies such as Nortel Networks and Cisco.

        Public payphone services.    Our public payphone services consist of providing public payphones in Ireland and developing related applications and card services. As of March 31, 2003, we operated a network of approximately 6,500 payphones across Ireland.

        In response to declining demand for public payphones, and in order to enhance the attractiveness of payphone services, in recent years we have:

  •
  developed newly designed payphone kiosks, improving phone quality and cleanliness;

  •
  completed a national rollout of a new multi-payment method payphone during the financial year ended March 31, 2001 to coincide with the introduction of the euro; and

  •
  introduced a new multimedia payphone, eircom Smartphone, which provides e-mail, Internet and payphone services, and gives us the opportunity to sell advertising space.

        We are also focusing on maintenance and development of our managed-site payphone business. In addition, while we have a regulatory obligation to provide public payphones within Ireland, we are focusing on reducing our costs in this area of our business.

        Operator services.    We provide operator assisted telephone services and a directory enquiry business (11811) to our fixed-line customers and, on an agency basis, to Vodafone's mobile customers (11844). We also provide national emergency services to fixed-line and mobile customers in Ireland.

        We had a monopoly on the provision of operator and directory enquiry services until May 1999, when Conduit Europe launched its services. Our market share, including services we provide under agency agreements, has stabilized at approximately 83% of the market for operator and directory enquiry services in 2002. Despite increasing competition, we have been able to generate turnover growth through call completion services and increases in charges for operator services.

Wholesale products and services

        We are the largest operator in the wholesale market. We are required by ComReg to provide wholesale products and services to other licensed operators, and the prices and terms on which we offer the majority of our wholesale products are regulated under the reference interconnect offer, or RIO, the access reference offer, or ARO, and the ADSL bitstream offer. For more information about the regulation of our wholesale products, see "Regulation." Our position in the wholesale market provides us with a stable source of turnover, as we generally retain the wholesale component of any business lost to competitors at a retail level.

  Interconnect services

        Since the Irish telecommunications market was fully opened to competition in 1998, we have become the major provider of interconnect services in Ireland. Our interconnect services include both the physical link of our telecommunications network and that of another licensed operator, and the traffic that passes over the link. We provide interconnect services to the other licensed operators in Ireland and to international operators for incoming international calls.

        The following table shows selected information relating to domestic and international interconnect traffic for the periods indicated:

	Year Ended March 31,
	2001	2002	2003
	(in millions)
Wholesale interconnect minutes
Domestic
Call origination	2,062	1,941	2,031
Call termination(1)	2,413	2,582	2,771
Transit to mobile/fixed	595	878	1,041
Ancillary(2)	91	51	72
International transit	147	152	153

Total wholesale interconnect minutes	5,308	5,604	6,068

(1)
Includes all internationally originating minutes which terminate nationally in Ireland.

(2)
Consists of traffic resulting from terminating calls that originate with customers of other licensed operators to services such as premium rate services, Internet services, emergency services and directory enquiries. The substantial increase in ancillary minutes in 2003 was due to the recategorization of calls originating with eircom customers and terminating on Freefone numbers owned by other licensed operators.

        ComReg has designated us as having significant market power, and therefore we are obligated under the relevant regulations to provide interconnect services to other domestic licensed operators and to publish a RIO. For more information regarding regulation of our interconnect services, see "Regulation—Interconnect." We also provide interconnect services to international customers at settlement rates we negotiate with them.

        Domestic interconnect services.    Our domestic interconnect services include:

  •
  Call origination, which provides another licensed operator the ability to carry domestic calls placed from geographically-assigned telephone numbers within our network for termination or onward transmission, access through carrier access; carrier selection, which allows a caller to select another licensed operator on a call-by-call basis; and carrier pre-selection, its automated equivalent;

  •
  call termination, which takes calls handed over from other licensed operators for termination to geographic number ranges within our network;

  •
  transit to other licensed operators or other licensed operator services, which takes calls which are passed on from another licensed operator's network to geographic number ranges within another licensed operator's network; and

  •
  ancillary services, such as Freefone and premium rate services, Internet services, emergency services and directory enquiry services.

        We have a dedicated account management team to market our domestic wholesale services. As of March 31, 2003, we had entered into 19 interconnect agreements with other licensed operators in Ireland.

        International interconnect services.    We provide international operators with interconnect services for the termination of incoming international traffic in Ireland. The amounts we receive for these services are based on settlement rates negotiated with the international licensed operators on a bilateral basis. These international settlement rates have declined sharply in recent years, primarily due to the increase in international competition for the delivery of international traffic.

        We have a dedicated team to market our international interconnect services. As of March 31, 2003, we had approximately 46 bilateral agreements in 37 countries.

  Wholesale leased lines

        We provide other licensed operators with wholesale leased lines and with interconnect paths, which are dedicated leased lines connecting our network to that of another licensed operator. The following table shows the number of wholesale leased lines in place as of the periods indicated:

	Year Ended March 31,
	2001	2002	2003
Wholesale leased lines
National leased lines	8,416	8,899	7,730
International leased lines(1)	115	101	283
Interconnect paths	2,945	3,032	2,688

Total leased lines	11,476	12,032	10,701

(1)
Number of international leased lines for the year ended March 31, 2003 includes eircom (UK) leased lines. eircom (UK) leased lines are not included in the number of international leased lines for the years ended March 31, 2001 and 2002 because relevant data is not available.

        ComReg requires that we enter into service level agreements for the provision of wholesale leased lines and interconnect paths. These agreements contain penalties to which we may be subject for delays in processing applications for the installation of leased lines and for late delivery of leased lines or interconnect paths. Although we have had to pay penalties under these agreements in the past, we have initiated quality controls and automated management systems that have substantially improved our performance in recent years.

  Partial private circuits

        Partial private circuits are partial leased lines that connect a customer's premises to the point of connection between our network and that of another licensed operator. Licensed operators that possess a core network can use partial private circuits, which are priced off a lower tariff schedule, as a substitute for wholesale leased lines. ComReg required us to introduce this product in February 2003, but we had not yet agreed a final price. In February 2003, ComReg directed us to give customers who migrate from leased lines to partial private circuits in accordance with agreed procedures the benefit of prices we ultimately agreed for partial private circuits retrospectively with effect from February 17, 2003. A price for partial private circuits, based on the unbundled local loop price of €16.81 per month, has been submitted to and accepted by ComReg, and as part of the settlement discussed below we agreed with ComReg that this price will apply until March 31, 2004. For more information about regulations and our pricing negotiations with ComReg in relation to partial private circuits see "Regulation."

  Unbundled local loops

        We are obliged to provide unbundled local access services to other licensed operators and to publish an ARO, which describes the access services we offer. Unbundled local loop access requires the physical co-location of the other licensed operator's infrastructure on our premises in order to access our unbundled local loop services. To date, there has been little market demand for our unbundled local loop services, for which only one licensed operator has subscribed as of June 30, 2003. We recently settled a court proceeding against ComReg regarding its decision on pricing for unbundled local loop access. As a result of this settlement, a price of €16.81 will continue to apply until March 31, 2004. ComReg intends to issue a new decision on the price early in 2004, to be implemented on April 1, 2004. For more information about regulations relating to unbundled local loops and this pricing dispute, see "Regulation."

  Packet-Based Services

        We offer a range of switched data services to other licensed operators, including frame relay, ATM and packet switched services. We offer the products on a wholesale basis to other licensed operators at the same price we offer them to our retail customers.

  ADSL Bitstream

        ADSL Bitstream is a broadband access product comprising a high-speed access link to the customer's premises, which we create by installing DSL equipment and configuring our local access network and make available to other operators. As of June 20, 2003, two operators had purchased this service for a total of approximately 300 lines. We recently introduced a new rate-adaptive bitstream product at a significantly reduced price, which we expect will increase demand for this service in the coming year. We are required under relevant regulations to provide bitstream access to other licensed operators and to publish a bitstream offer describing the bitstream services we offer. For more information about regulations relating to bitstream, see "Regulation."

  Geographic and non-geographic portability

        ComReg requires us to provide geographic and non-geographic number portability. Geographic number portability allows a customer with a telephone number that was assigned based on geographic location to change to another licensed operator without changing telephone number. Non-geographic number portability provides the same option to customers with numbers that are standard throughout the country, including freefone and premium rate service numbers.

  New wholesale services required by ComReg

        In order to facilitate competition, ComReg has directed us to introduce several new wholesale services, including:

  •
  carrier pre-selection enhancements, including wholesale line rental, agency re-billing and other services, such as call tracking, call barring, call forwarding, three-way calling, call answering, call divert, call waiting and alarm/reminder call;

  •
  FRIACO; and

  •
  fixed-line SMS.

        Carrier pre-selection enhancements.    Carrier pre-selection allows other licensed operators to compete with us in the provision of call origination services without having to develop a local access infrastructure, by allowing customers to choose another licensed operator as the default carrier for some or all calls. ComReg introduced carrier pre-selection in January 2000 and has recently required us to introduce carrier pre-selection enhancements, including wholesale line rental, agency re-billing and specified other ancillary services.

        Wholesale line rental.    Wholesale line rental allows an operator to resell our access service and provide the customer with a single bill for access and call services. We maintain and repair the access line, which remains connected to our switch network, and bill the operator for the line. The operator bills the end customer for the operator's bundled service. This service is only available if the end customer has made a carrier pre-selection for all call types with the relevant operator. We anticipate a significant demand from other licensed operators for this service.

        Agency re-billing.    Agency re-billing enables an operator to bill the end customer for all services delivered over a particular line. As with wholesale line rental, the end customer must have made a carrier pre-selection for all call types with the relevant licensed operator. However, unlike with wholesale line rental, we are party to the contract with the end customer, and the re-billing operator acts as our agent, so we remain subject to credit risk with respect to the end customer.

        Ancillary services.    Services we are required to make available to all licensed operators as ancillary services to carrier pre-selection single billing customers consist of call tracking, call barring, voicemail, call waiting, three-way calling, alarm/reminder call and similar services. We anticipate significant demand for some of these services as other licensed operators seek to match our retail offerings.

        FRIACO.    FRIACO is an unmetered interconnect service that provides capacity from originating customers to the point of connection of an operator. This service is used by licensed operators who are also Internet service providers, or ISPs, to enable them to offer bundled or unmetered Internet access. It is also used by licensed operators to offer capacity for onward resale to other ISPs.

        Fixed-line SMS.    Fixed-line SMS enables fixed-line operators to provide text-messaging facility between fixed and mobile networks. We anticipate a demand for this service in light of the rapid growth in the mobile text messaging market. Text messaging enabled phones or other equipment are required for the service.

  Other services

        Narrowband access.    Narrowband Internet access bundles FRIACO with eircom IP transport to provide a complete solution for ISPs that wish to offer bundled or tiered services under the "1893"

access code without having to invest in their own IP transport network solution. The termination of calls and the transmission to the ISPs is our responsibility.

        Mast access.    We offer mobile network operators shared access to our facilities at selected locations. We anticipate growth in the provision of mast access as growth in mobile services creates demand for additional mobile network call sites and 3G licensees seek to utilize our infrastructure to meet their rollout commitments.

        Signalling connect control point.    Signalling connect control point refers to the roaming signalling service which enables a mobile operator's customers roaming abroad to make and receive calls on the networks of their mobile operator's roaming partners and to enable customers of such roaming partners to make and receive calls when roaming on the mobile operator network in Ireland.

Tariffs

        We set retail prices with the goal of maximizing our long-term profits, while maintaining competitive prices that comply with relevant regulations. Virtually all of our tariffs are regulated, directly or indirectly, by various mechanisms overseen by ComReg. In general, different mechanisms are used to regulate retail tariffs than are used to regulate wholesale tariffs.

Retail tariffs

        The principal means of regulating our retail prices is through a price cap imposed by ComReg on a specified basket of our retail products and services. In recent years, we have attempted to rebalance our retail prices to more accurately reflect our costs, in particular by increasing prices for PSTN access lines, while maintaining or reducing most call prices.

        From January 2000 through February 2003, we were subject to a retail price cap, imposed by ComReg, of CPI minus 8%. This restriction required reductions in the price of a specified basket of our retail products and services, including PSTN and ISDN connections and line rental, local and national calls, operator calls, public payphone calls and directory enquiry calls. The structure of the retail price cap also included a number of sub-caps on the individual services within the basket.

        In February 2003, ComReg announced a new retail price cap of CPI minus 0%, without any sub-caps. The elimination of sub-caps increases our flexibility to rebalance our tariffs so that they better reflect our costs. Fixed-to-mobile calls were added to the basket, while directory enquiry calls were removed. We expect this price cap to remain in effect for three years, although ComReg may revisit the price cap earlier if it believes it would be appropriate to do so in order to regulate the market.

        ComReg also removed price controls on the telephone bills of the lowest quartile of residential customers and replaced these controls with a vulnerable user scheme. The previous price cap regime required us to maintain the line rental for all users at prices affordable to the less well-off. The new scheme is intended to protect the most vulnerable, while allowing prices for other users to be changed. The scheme limits increases in the size of telephone bills for all customers who have a relatively low level of usage.

  Access and connections

        From January 2000 until February 2003, retail access prices were constrained by a sub-cap limit on increases of CPI plus 2% per year. As part of the announcement of the new price-cap in February 2003, this sub-cap constraint was removed. This will enable us to adjust our rental and connection tariffs more rapidly to reflect our costs.

        We seek to set initial connection charges low enough to encourage new users to join our network. Migration charges are set to encourage existing customers to switch to our more profitable access services. For example, we encourage customers to migrate from PSTN to ISDN access and from ISDN to DSL access.

        The following table sets forth our subscription and connection tariffs as of March 31, 2003:

	PSTN(1)	Basic ISDN		Primary ISDN
Business and residential(2)
Connection	€107.43	€202.47	(3)	€3,299.00
Monthly rental	€17.48	€30.99		€264.11

(1)
PSTN monthly line rental increased to €18.59 per month on June 2, 2003.

(2)
Excluding VAT, currently chargeable at 21%.

(3)
A connection tariff of €99.16 applies to upgrades of existing PSTN lines to basic ISDN.

  DSL

        We currently offer four different DSL services, which differ with respect to data speed and contention, meaning the extent to which access is available when the number of users logged on exceeds capacity. We recently launched a low-cost DSL service aimed at residential users, I-stream starter.

        The following table sets forth our DSL tariffs as of March 31, 2003:

	i-stream Starter(1)	i-stream Solo	i-stream Multi	i-stream Enhanced
Connection—standard(2)	€165.00	€165.00	€165.00	€165.00
Connection—self-install(2)	€81.81	€81.81	€81.81	N/A
Monthly rental(2)	€45.00	€89.00	€139.00	€169.00

(1)
I-stream Starter was introduced on April 11, 2003.

(2)
Excluding VAT, currently chargeable at 21%.

  Traffic

        Local, national and fixed-to-mobile.    When setting local and national call pricing, we consider a number of variables in order to generate an optimal level of turnover and to balance demand and affordability within our retail price cap. These factors include the duration of the call and the distance between the points of origin and destination, as well as the time of day and the day of the week when the call is made and any discount package selected by the customer.

        The following table sets forth our traffic tariffs for local and national calls as of March 31, 2003:

	Peak Rate	Evening Rate	Weekend Rate
	(per minute)(1)
Local—Call rate per minute	€0.0419	€0.0104	€0.0104
National—Call rate per minute	€0.0675	€0.0407	€0.0104

(1)
Excluding VAT, currently chargeable at 21%. Calls are charged on a per second basis, subject to a minimum fee of € 0.0524, excluding VAT, per call.

        Our fixed-to-mobile traffic tariffs range from €0.1239 and €0.2412 per minute, depending on the time and day of the call and the mobile network on which the call terminates. As a result of the impending introduction of number portability for mobile phones, the applicable tariff for fixed-to-mobile calls may vary based on the prefix of the mobile number dialled, rather than based on the mobile network on which the call terminates.

        International outgoing.    Our outgoing international call tariffs and payments are based on settlement rates we negotiate with other international carriers on a bilateral basis. The following table sets forth our traffic tariffs for international calls to some of the regions in which we terminate material volumes of traffic as of March 31, 2003.

	Peak Rate	Evening Rate	Weekend Rate
	(per minute)(1)
United Kingdom (Band 1—excludes certain number ranges)	€0.1269	€0.1193	€0.1028
United Kingdom (Band 1a—certain number ranges, including mobiles)	€0.2857	€0.2285	€0.2285
France, Germany, Belgium and Netherlands (Band 2—excludes certain number ranges, particularly mobiles)(2)	€0.3148	€0.2769	€0.2412
Denmark, Sweden, Spain, Portugal, Austria and Switzerland (Band 3—excludes certain number ranges, particularly mobiles)(2)	€0.3988	€0.3463	€0.3463
USA and Canada (Band 5)(2)	€0.1574	€0.1259	€0.1259
Australia, New Zealand and Japan (Band 7—excludes certain number ranges, particularly mobiles)(2)	€0.7088	€0.5663	€0.3619

(1)
Excluding VAT, currently chargeable at 21%. Calls are charged on a per second basis, subject to a minimum fee of €0.0524, excluding VAT, per call.

(2)
Countries shown are a representative sample of countries within the Band.

  Narrowband Internet services

        We offer our narrowband, or dial up, Internet services, which allow customers to access the Internet through one of our ISPs or another service provider of their choice, on a pay-as-you-go or subscription service.

        Customers of our "1891" narrowband service pay a subscription fee directly to us or another ISP and in addition pay us a reduced per minute rate to connect. In this case, we do not pay the ISP any termination fees.

        Customers of our "1892" narrowband service pay regular local call rates and no subscription fee. We bill for these calls in the same way we would a traditional voice call and pass on a termination fee to the customers' ISP.

        We introduced "1893" narrowband service in late June 2003. A number of ISPs have used our FRIACO wholesale product to introduce retail products using the "1893" dialing prefix, and we intend to introduce "1893" retail services in the near future. In general, customers pay a subscription fee directly to us or another ISP for a specific bundle of minutes of connection time. We do not pay the ISP any termination fees for these minutes. Usage outside the specified bundle minutes parameters may be charged on a per minute or volume basis.

        The following table sets forth our narrowband internet traffic tariffs as of March 31, 2003.

	Peak Rate	Evening Rate	Weekend Rate
	(per minute)(1)
1891	€0.0161	€0.0080	€0.0080
1892(2)	€0.0419	€0.0104	€0.0104

(1)
Excluding VAT, currently chargeable at 21%. Calls are charged on a per second basis, subject to a minimum fee of € 0.0524, excluding VAT, per call.

(2)
Access rates apply to eircom.net and IOL (Esat BT's ISP).

        On September 4, 2003, we launched the following products:

Product	Price(1)(2)	Hours
eircom net flat rate 25	€8.26	25 (off-peak	)
eircom net flat rate 60	€16.52	60 (off-peak	)
eircom net anytime	€24.79	150 (any time	)

(1)
Excluding VAT, currently chargeable at 21%.

(2)
Per minute charges apply for usage outside product parameters.

  Retail leased lines

        We charge connection and monthly fees for leased lines that are based upon circuit type (analog or digital), capacity, distance and destination. Our leased line prices are subject to periodic review by ComReg and were last reviewed in 2000. Discounts are available on leased lines based upon volume and the term of the supply contract. See "Regulation."

  Discount packages

        We offer a range of discount packages designed to appeal to different customer groups. Approximately 44% of our accounts were on discount plans as of March 31, 2003. Approximately 60% of the turnover received from residential customers and 80% of the turnover received from business customers was covered by discounts. We offer our residential customers a 10% discount on calls to five numbers nominated by them under our "Circle of Friends" plan. We also offer our residential customers slightly greater discounts under several different "Options" plans that are dependent on volumes and calling patterns. We typically offer our business customers discounts of between 10% and 30% depending on the level of their spend through a variety of discount plans, including "Performance," "Optimiser," and "Multi-site Discount Scheme." Discounts of up to 57% are available on selected call types for certain packages.

        Until now, we have focused our discount plans on call packages and corporate network services. However, we believe that our introduction of wholesale line rental in June 2003 will facilitate the introduction of price packages bundling lines and calls together. We expect to launch these packages in the near future and expect that other operators in Ireland will do the same.

Wholesale tariffs

  Interconnect

        ComReg requires our interconnect tariffs to be cost-oriented, non-discriminatory and transparent. We calculate our interconnect tariffs based on our long run incremental costs. We are required to make pricing submissions to ComReg on a regular basis. These prices are subject to interim reviews by

ComReg and ComReg may make retrospective adjustments as a result of these reviews. When ComReg makes retrospective adjustments to our pricing for interconnect services, we are required to recalculate and resubmit our prices.

        The rate we pay for fixed-to-mobile call termination varies between €0.0870 and €0.1778 per minute depending on the time of day and day of the week the call is made and the terminating mobile operator. Our mobile retention rate varies between €0.0369 and €0.0634 per minute, depending on the time of day and day of week the call is made and the terminating mobile operator. The actual amounts we retain may vary slightly as a result of retail price discounts and the minimum charges applicable to retail calls.

  Wholesale leased lines

        We provide leased lines to other licensed operators, which are used in the construction of their national networks and to connect our network to those of other licensed operators. Leased line prices charged to other licensed operators are directly related to the prices we charge for their retail equivalents, and as a result are subject to periodic review by ComReg. We are currently required to supply leased lines to other licensed operators at an 8% discount to our retail price.

  Partial private circuits

        Partial private circuits are a type of leased line that terminates at a point of connection between two licensed operators' networks. We offer partial private circuits to other licensed operators under our RIO.

        ComReg introduced a pricing structure for partial private circuits in December 2002, which required us to submit a fully cost-orientated pricing submission based upon the long run incremental cost of the various network elements comprising a partial private circuit. While we previously agreed interim pricing for partial private circuits with ComReg, in connection with our pricing dispute regarding unbundled local loops ComReg has also directed us to recalculate our prices for partial private circuits. As part of the stay order discussed below, we agreed to apply appropriate elements of the interim unbundled local loop price of €16.81 to recalculate our prices for partial private circuits, facilitating a product launch, and as part of the September 26, 2003 settlement discussed below, we agreed with ComReg that this price will apply until March 31, 2004.

  Unbundled local loops

        The prices we charge for unbundled local loops and line sharing are regulated by ComReg and form part of our ARO. Prices are set based upon the long run incremental cost of our fixed-line access network.

        Although we had previously agreed an interim price of €16.81 per month for access to our unbundled local loops, on May 28, 2003, ComReg directed us to provide unbundled local loops for a monthly rental of €14.67. We disagreed with the price set by ComReg, because we did not believe it adequately reflected our costs of providing unbundled local loops. As unbundled local loops are a constituent part of a number of related products, this decision potentially impacts the price of a number of our wholesale products, including partial private circuits and wholesale line rental. We sought, and were granted, judicial review of this ComReg decision in the Irish High Court and obtained a stay preventing its enforcement pending further proceedings. While the stay was in effect, we were required to continue to offer access to our unbundled local loops at €16.81 per month. On September 26, 2003 we settled the proceedings with ComReg. As a result, a price of €16.81 will continue to apply until March 31, 2004. ComReg intends to issue a new decision on the price early in 2004, to be implemented on April 1, 2004.

  ADSL Bitstream

        ADSL Bitstream prices are set out in our ADSL Bitstream service price list. Since we are required to offer wholesale products capable of supporting each of our retail DSL services, we offer various price packages based upon the speed and contention ratio of each port provided. While ComReg does not directly set prices for DSL, they require us to offer our wholesale bitstream services at a discount to our DSL services that enables our competitors to achieve a profit on reselling these services. We currently offer discounts averaging 38% off our retail DSL prices on our wholesale bitstream services.

  Wholesale line rental

        Wholesale line rental prices are set by ComReg. Following a consultation in 2002, this year ComReg directed us to offer wholesale line rental to other licensed operators at a discount of 8.5% from our equivalent retail line rental price. This price will apply for the first year we offer wholesale line rentals. ComReg indicated that it was conducting additional investigations to assess our access costs, and calculate an appropriate cost-based price for wholesale line rental. ComReg's review of the pricing of unbundled local loops in early 2004 could impact the price of this service in the future.

  FRIACO

        FRIACO prices are set out in our RIO. FRIACO is used by licensed operators who are also ISPs to enable them to offer bundled or unmetered Internet access. It is also used by licensed operators to offer capacity for onward sale to ISPs. The price at which we are required to offer FRIACO is set by reference to the number of ports provided to the licensed operator, and the price that would be charged under our RIO for the projected volume of traffic for each such port.

Networks

        We have the most extensive fixed-line network in Ireland in terms of both capacity and geographic reach. All other licensed operators utilize our infrastructure to some degree in providing fixed-line services.

        The demands on our fixed-line network have changed significantly in recent years, due to the type, level and pattern of traffic which it now carries. This has resulted in the shift in the mix of fixed-line traffic from voice to data, increased Internet usage and new traffic streams, resulting, for example, from interconnect, carrier pre-select and number portability.

        Our access network reaches approximately 98% of the population, with 97% of our customers connected to exchanges that are ISDN-enabled. As of March 31, 2003, we have 78 Alcatel DSL nodes covering approximately 874,000 working lines. Approximately 80% of these working lines are connected to DSL-enabled exchanges and would be capable of carrying DSL at speeds of up to 512K. The total current capacity of our network is 2.1 million channels. The access network consists of approximately 3.5 million cable pairs in 82,000 km of cable. Average utilization of the components of our network is between 55% and 65%. Approximately 98% of customer premises are connected to our network using copper lines, and the remainder use a mix of fiber and fixed radio. We currently have 63 narrowband fixed wireless access sites and 23 broadband radio access sites.

        We are in the first year of a three-year network replacement investment program intended to improve our line fault experience and increase network capacity at key network nodes, including primary cross-connects and distribution points.

Switching network

        Our switching network is a fully integrated and centrally managed PSTN/ISDN switching network. It is 100% digital and consists of 52 core, or tandem, exchanges and 1,075 edge exchanges, enhanced by four intelligent networking nodes and an operator services node. We have also introduced service nodes for specific services, such as voicemail and fixed-line SMS.

        Our switching network is a meshed network based on a three-level hierarchy: primary, secondary and tertiary. The primary nodes, which are closest to the customer's premises, are each interconnected with two secondary nodes for resilience purposes. In addition, remote subscriber units, or RSUs, in secondary centers are split across two nodes to ensure maximum resilience. The network uses high usage routes between major nodes which route traffic overflow to final choice routes during busy periods on the network.

        We work closely with Ericsson and Alcatel, our suppliers for our switching network, and we are currently renegotiating a framework agreement with both of them for equipment supply and pricing.

Transmission network

        Our transmission network is built primarily on digital technology, consisting of digital transmission nodes connected over 221,000 fibre kilometers. We primarily use a synchronous digital hierarchy, or SDH, technology, as well as plesiochronous digital hierarchy, or PDH, and radio and pulse code modulation, or PCM.

        The SDH network is divided into two layers, a higher and a lower layer. The higher layer consist of 25 major switching nodes and is used to transport and groom traffic between lower layer rings. The network is protected by multiplex section shared protection ring, or MSSPRing, schemes or sub- network connection protection, or SNCP, technology. The lower layer collects and delivers traffic using various technologies in various ring or linear configurations, at rates of 2.5 and 10 Gbit/s. Dense wave division multiplexing systems ranging from 16 to 160 wavelengths are deployed on high bandwidth inter-city routes. This layer of the network collects traffic and grooms it for routing and switching in the higher layer.

        The SDH network, with its centralized network management capability, provides "best in class" provision and modification of service, improved grade of service and lower maintenance costs. We believe the combination of cable route diversity and protection schemes contribute to world-class network performance and availability, with a circuit availability measured at 99.996% for data transmitted at the 155 Mbit/s STM1 bit rate.

Data network

        Our data network supports leased line; switched data services, including frame relay, ATM and packet switched services; and IP services. We provide managed leased line bandwidth services from 64kbits to 2Mb, including ADSL. The ATM network consists of 31 core nodes and provides managed bandwidth up to 155M/bits on a dedicated network.

IP network

        In October 2001, we launched a new suite of managed IP services for our corporate customers, called Business IP+. We have 31 large Cisco IP Nodes in our network to provide managed IP services to business users. This IP network also carries dial-up Internet traffic transferred from the switched network.

DSL network

        We have also undertaken a network rollout of DSL. As of March 2003, we have 78 Alcatel DSL nodes, covering approximately 874,000 working lines. Approximately 80% of these working lines are connected to DSL-enabled exchanges and would be capable of carrying DSL at speeds of up to 512K.

National management center

        We operate a modern network management center in Dublin, which allows us to manage our core network, including our international points of presence. Our network management center is a state of the art facility supported by a family of integrated network support systems and a suite of processes and procedures. These systems and processes allow us to monitor and control the network remotely from a single location and respond promptly and appropriately to all network events.

        Our management and staff at the network management center have years of experience in telecommunications maintenance and a strong commitment to customer service. A team of technicians and a duty manager are generally always present at the network management center. The network management center is supported by expert groups within our design areas. When on-site work is required, our staff at the network management center dispatch a member of our field force, which consists of skilled technicians located throughout Ireland. We are generally able to have a technician at any of our sites in Ireland within two hours of discovering a problem.

International network

        Our international network consists of two international gateway switches located in Dublin that provide connection to international networks, together with our interests in various submarine cables and satellite systems. We have also established points of presence in London, Belfast, New York, Boston, Amsterdam and Frankfurt, which extend our fixed-line network by connecting directly with local telecommunications networks in these locations.

Next generation network

        We continually monitor and test new generations of network technology to identify opportunities to lower our costs and introduce new services. We anticipate that in the future voice and data services will be transponded across a single fully integrated network platform, or "Next Generation Network." When such technology is developed to the point where we consider the cost savings and revenue opportunities sufficient to justify the investment, we may begin a migration to a Next Generation Network. In the short term, however, the focus for our network will be evolutionary improvements designed to improve our services and customer satisfaction.

Sales, marketing and customer care

Retail customers

        We group our retail customers into the following categories, in order to more effectively target and service them:

  •
  residential and small business customers;

  •
  key business customers; and

  •
  corporate and government customers.

        Residential and small business customers.    We have approximately 1.2 million residential and small business customers.

        We market and sell to our residential and small business customers through customer sales and service and telephone sales and service call centers. Customer sales and service call centers deal with all-inbound call questions from customers and the staff are trained to recognize the customer's needs and sell products and services accordingly. Telephone sales and services call centers make outbound calls to customers who are targeted using business intelligence reporting tools, including "Decision House." Decision House is part of the customer marketing data warehouse, which holds billing, traffic and other customer information. We use these same business intelligence reporting tools to target customers through mailing campaigns and in-bill leaflets. We have also been targeting our high usage PSTN customers with in-bill leaflets advertising our new low-cost DSL service.

        Key business customers.    Our key business accounts, which consist of approximately 2,500 accounts at the high end of the small and medium business sector, are managed by assigned key account managers who pay regular visits to potential new customers and look after our current customers' communications needs. We also mail details of upcoming promotions and relevant new product launches and enhancements to our key business customers. These mailings are issued in the name of the assigned account manager.

        Corporate and government customers.    We assign each of our corporate and government customers a corporate account manager, who is trained to deal with the specific information and communications technology needs of large organizations. Corporate account managers are often assisted in the provision of highly technical and complex communications solutions by staff from eircom Consult, our team focused on giving support in the production of bids and proposals for the corporate, government and business markets, and from our LAN Communications team, which provides technical expertise when required.

Wholesale customers

        We have approximately 120 wholesale customers, including approximately 70 domestic licensed operators and 46 international licensed operators. We market and sell to these customers through our account management team. Our account managers visit existing and new other licensed operators regularly to sell our range of wholesale products and services. The account managers are trained to deal with the specific information and communications technology needs of our wholesale customers, and are often assisted by our professional project management team and appropriate technical experts.

        Staff at our customer service center is responsible for all data, telephony and interconnect orders placed by our wholesale customers.

        We also have a carrier pre-select order handling system, which processes single line carrier pre-select orders automatically, and an online ordering, fault reporting and tracking system for bitstream products.

Competition

        The Irish telecommunications market, including the market for fixed-line voice telecommunications services, was fully opened to competition on December 1, 1998. Since market liberalization, we have experienced a significant increase in the level of competition, and we expect that competition will continue to increase from new and existing competitors. We also expect to see continued significant change in the mix of traffic on our fixed-line network, with a movement away from higher-margin local and national calls to lower-margin Internet access calls and wholesale calls, reflecting increased competition, the growth of Internet usage and the impact of mobile substitution.

        With the introduction of carrier pre-selection and the development by competitors of their own networks, competitors are in a stronger position to compete actively for local, national and international calls. We expect that the emergence of new mobile operators and the potential emergence of mobile virtual licensed operators, or MVNOs, will continue to increase competition in an already competitive environment. ComReg estimates that the new entrants' share of the fixed-line market has increased to approximately 20%, based on turnover data supplied by licensed operators for the three years ended March 31, 2003. Furthermore, ComReg has stated that it expects the growth in the new entrants' share of the fixed market to continue.

Competition in the retail market

        In the residential market, our primary competitor is Esat BT. In addition, we face competition from resellers, including Euphony, Vartec, Hometel and Cinergi, who are active in promoting their services using mailings to potential customers, door-to-door canvassing, canvassing in public places such as shopping centers and supermarkets and referral marketing. Resellers do not have their own network and purchase bulk minutes from other operators.

        Our competitors may use carrier select, whereby the customer dials a specific access number before each call to access the competitor's network, and carrier pre-select, whereby calls from a customer are automatically routed onto the competitor's network. We have an advanced win-back program in place. Although we have no direct way of learning if a customer is lost to a competitor as a result of carrier pre-select, we have developed a traffic analysis capability which enables us to identify many of the customers lost to competitors. Since carrier pre-select was introduced in January 2000, we estimate that we have succeeded in winning back approximately 59% of customers who have moved to other operators. In connection with the recent introduction of single billing as a carrier pre-selection enhancement, ComReg recently directed the telecommunications industry to amend its current voluntary code of practice for carrier pre-selection to restrict us and other licensed operators from engaging in win-back sales activities for a period of four months from the date that a customer chooses an alternative operator to provide single-billing or line rental services, which will make it harder for us to defend our market share against our competitors. In addition, on September 24, 2003 ComReg adopted a new package of measures, which applies to all licensed operators, including a direction to amend the industry code of practice to impose a three-month "no contact" period for all win-back activities other than win-back activities relating to single-billing and line rental services, to which the previously directed "no contact" period of four months would continue to apply. We intend to request that ComReg extend the new direction to single billing and line rental services as well, so that the "no contact" period of three months will apply to all win-back activities. The recently adopted package, which will be reviewed by ComReg in eighteen months, also includes an initiative on price transparency, practice monitoring by ComReg to ensure compliance and various enforcement measures. See "Regulation—Regulation of Our Products and Services—Carrier Pre-Selection Enhancements."

        In the business and corporate market, our primary competitors are Esat BT and MCI. Both Esat BT and MCI are able to offer customers direct access to their network, which is especially attractive for customers with high bandwidth requirements. In this market, demand is primarily for leased lines, high speed switched data services, including ATM and frame relay, and managed service solutions, such as those offered by eircom Business IP. There is also demand in the business and corporate market for traditional voice services.

Competition in the wholesale market

        In the wholesale market, we believe our primary competitors are Esat BT and MCI, who both offer domestic and international wholesale services in other countries, and are growing their presence in Ireland. Other competitors include Cable & Wireless and Colt Telecom. We compete primarily in wholesale leased line sales and switched data services, including ATM and frame relay.

Employees

        We are one of the largest employers in Ireland. As of March 31, 2003, we had 8,547 employees, including 80 temporary employees. For the financial year ended March 31, 2003 we had an average number of 9,129 employees in the following categories of activity:

	Average for the Financial Year Ended March 31,
	2001(1)(2)	2002		2003
Fixed-line
Operational/Technical	7,446	6,452		5,700
Sales/Customer support	3,289	3,221		2,871
Administration	858	665		558

Total fixed-line employees	11,593	10,338		9,129
Mobile	1,528	191	(3)	—

Total	13,121	10,529		9,129

(1)
Fixed-line network and other services personnel who were seconded to Eircell are included in mobile telecommunications services totals above.

(2)
Fixed-line network and other services includes personnel in our discontinued multimedia business, and our international business unit.

(3)
Average number of employees for the financial year ended March 31, 2002 reflects the reduction in headcount resulting from discontinuation of our mobile telecommunications business in May 2001.

        As of March 31, 2003, approximately 84% of our employees were members of six recognized trade unions, the largest union being the Communication Workers Union, or CWU. Approximately 71% of our employees are represented by the CWU.

        We believe that the relationship between our management and our employees and the trade unions is good. We entered into a collective agreement, called the Telecom Partnership Agreement, with our employees in February 1997, under which all significant changes in conditions of employment are to be discussed with the trade unions prior to any change. As part of this agreement, we also agreed with the employees and the trade unions that all employee redundancies will be voluntary. The trade unions have agreed not to oppose changes we propose in response to competitive market pressures. Under the Irish employment law regime it is difficult to terminate existing employees or to unilaterally change the terms and conditions of their employment. In addition, employees who were employed by our predecessor company prior to our conversion into a corporation in 1984 have specific statutory protection. In the absence of a collective bargaining agreement to the contrary, these employees may not have less beneficial scales of pay and conditions of service than those that were applicable immediately prior to the conversion. Likewise, the tenure of employment may not, except in accordance with a collective agreement, be made less beneficial than that prevailing for the time being in the Irish Civil Service. Tenure for the Irish Civil Service is not specified in writing, but is commonly understood to mean that there will be no compulsory redundancies.

        In 1997, in connection with a strategic alliance with the Irish government, KPN Telecom and Telia, we established an employee share ownership plan and entered into a collective agreement with our employees, the principal objectives of which were to reduce our operating costs, improve our work processes and allow us to pursue a growth strategy. To achieve these goals, we agreed on a range of measures, including a reduction of 2,500 employees on a voluntary basis in the period from 1997 to 2002.

        We are continuing to reduce headcount, and have achieved significant reductions in the last three financial years. Our average number of employees declined by approximately 3,992, from 13,121 in the financial year ended March 31, 2001 to 9,129 in the financial year ended March 31, 2003. This decline in average headcount reflects the impact of our voluntary severance programs, as well as the elimination of 1,915 employees in connection with our discontinuation of various businesses. Our goal is to reduce headcount from 8,547 as of March 31, 2003 to approximately 7,000 by March 31, 2006.

Disposals and discontinued operations

        Shortly before Valentia's acquisition of our predecessor, we began a transformation and restructuring program to consolidate our operations around our core fixed-line business. Due to the changed telecommunications environment, we exited our Internet software business and ceased development of our on-line content business. We also curtailed our presence in the United Kingdom and Northern Irish markets.

        In May 2001, we completed the demerger of our mobile telecommunications business, Eircell, which was then acquired from our then-shareholders by Vodafone for shares in Vodafone. In connection with the demerger, we entered into various agreements with Vodafone and Eircell, pursuant to which we agreed to provide each other with various services and to license each other a number of properties, and indemnified Eircell and Vodafone against various matters. We also agreed that we would not carry on or have any financial interest in any mobile telecommunications business in Ireland, acquire a company which owns a second generation licence for mobile telecommunications services in Ireland or participate in the bidding process for a third generation licence to provide mobile telecommunications services in Ireland. These non-compete restrictions lapse in May 2004. See "Operating Financial Review and Prospects—Contingent Liabilities—Demerger of our mobile telecommunications business."

        In May 2002, we exited from our remaining 63% stake in Golden Pages, our directory services business. We received a cash dividend of €192 million in connection with our exit from the business as well as a management fee of €3 million that was paid to us by Golden Pages. In connection with our exit from Golden Pages, we also agreed that we would not compete with Promedia GCV and Golden Pages in the business of producing certain types of telephone directory for a period of 18 months from the closing of the transaction without their prior consent. These non-compete restrictions are subject to various exclusions, including one which permits us to provide a directory enquiry service. These non-compete restrictions lapse on November 24, 2003.

        In connection with the transactions outlined above we gave standard warranties and indemnities for the relevant type of transaction. In addition, in connection with the demerger of our mobile telecommunications business, we also indemnified Vodafone against the demerger being found to be defective or invalid. The indemnity is uncapped and unlimited in time. We also indemnified Vodafone against 50% of any stamp or capital duties becoming payable as a result of the demerger and against any stamp or capital duties that may be owing in relation to transactions prior to and unrelated to the demerger.

Information Technology

        We are negotiating with a third party for the possible outsourcing of the majority of our IT requirements. If the transaction is completed, we would expect to transfer IT staff to a joint venture vehicle owned by us and this third party and to pay a fee to the joint venture for these services.

Insurance

        We maintain the types and amounts of third party insurance coverage customary in the industry in which we operate, including coverage for business interruption, property damage and employee related accidents and injuries above specified self-insured amounts for each type of risk. We also maintain directors and officers and public offering securities insurance. We consider our insurance coverage to be adequate for our business, both as to the nature of the risks and amounts insured.

Properties

        We occupy approximately 1,300 properties, of which approximately 986 are freehold, 69 are under long-term leases in excess of 50 years and 96 are under short-term leases. When we were established on January 1, 1984, substantially all of the assets, including real estate, of the former Department of Posts and Telegraphs relating to the telecommunications service of the former Department were transferred to us. However, we continue to occupy approximately 149 sites which are held in the ownership of the Irish State. In addition, 15 of the 96 short-term leases are registered to An Post. All of these properties are included in our fixed assets. We have rights in these properties and we believe that we will be able to continue to occupy them. The loss of these properties would not have a material adverse effect on our business.

        We use the properties for the following functions:

Function	Number of properties
Telephone Exchanges	1,070
Area Engineering Headquarters	53
Offices	27
Mast Sites/Radio Sites (radio links)	72
Cable Stations	1
Others	77

        We also own or occupy the following principal properties:

Location	Area (Sq. Feet)	Tenure	Type
Headquarter Offices
114 St. Stephen's Green West, Dublin	125,647	Leasehold	Office
Cumberland House, Dublin	95,365	Leasehold	Office
Telephone House, Dublin	82,000	Leasehold	Office/Operations
Blocks B1 and B2, East Point Business Park, Dublin	61,295	Leasehold	Office
Operations
Dublin	58,000	Freehold	Transmission and switching exchange, international and domestic
Dublin	92,500	Freehold	Transmission and switching exchange, international and domestic
Dublin	95,000	Freehold	National network management center
Dublin	34,000	Freehold	Transmission and switching exchange, domestic
Cork	126,700	Freehold	Transmission and switching exchange, domestic

        There are no encumbrances on the material properties we own, and we are not aware of any encumbrances on properties we lease.

Legal Proceedings

  Allegations of Anti-Competitive Practices

        On October 17, 2002, ComReg determined that we were not in compliance with our obligations under the voice telephony regulations by providing telephone services to specific customers at prices which were not in accordance with the specific terms and conditions of certain discount schemes and our published prices. No penalties were levied on us as a result of this review. At ComReg's request, we have put internal controls in place that we believe will prevent this from re-occurring. An independent audit of our internal controls is to be conducted in October 2003. If ComReg concludes that we do not comply with its requirements, ComReg could begin an enforcement action under our license.

        Ocean Communications Limited and ESAT Telecommunications Limited filed a claim with the Irish High Court in December 2002 seeking damages in an unspecified amount for alleged past and future lost revenue and for punitive damages resulting from the matters that were the subject of the ComReg decision. The court directed the claimants to deliver further particulars of their claim following which we will deliver our defense. At this early stage, we cannot predict the outcome of this matter.

  Asbestos Claims

        Approximately 120 premises currently or previously occupied by us contain or have contained asbestos. In 1987, we began a program of removing asbestos from some of our premises and introduced safety measures and a warning procedure. As of June 3, 2003, approximately 38 premises occupied by us contained asbestos, and these are identified, controlled and monitored.

        Proceedings have been commenced by approximately 113 employees arising out of alleged injuries caused by the presence of friable asbestos. Of these claims, approximately 98 are related to incidents at one particular premises which allegedly occurred in 1985. The employees seek damages both for alleged clinical disease and/or for related mental trauma. As of March 31, 2003, we had settled four of these 113 claims. Given the uncertain nature of these kinds of litigations, and the lengthy period of time before asbestos-related injuries become manifest, we cannot assure you that future claims will not be made against us.

  Other matters

        We are regularly involved in litigation and regulatory enquiries and investigations involving our operations. In addition, ComReg and other regulatory bodies regularly make enquiries and conduct investigations concerning our compliance with applicable laws and regulations. Current enquiries and investigations include an investigation by the Competition Authority relating to our transactions with T.E. Services (Ireland) Limited, a joint venture in which we have a 35% interest (see "Shareholders and Related Party Transactions—Related Party Transactions—Transactions with affiliates"). ComReg is investigating our win-back procedures. If we are found to be in violation of applicable laws and regulations, we may become subject to substantial criminal and civil penalties and fines. See "Regulation." We believe we comply with all applicable laws and regulations.

        While we cannot predict the outcome of any pending or future litigation or investigation, we do not believe that any pending matter will have a material adverse effect on our financial condition. However, given the indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our operating results or cash flows in particular quarterly or annual periods.

REGULATION

Overview

        The basic framework for regulation of the Irish telecommunications industry is laid out in a series of legislative acts, the most recent of which is the Communications Regulation Act, 2002 and related legislation, which have progressively opened the industry to competition, principally through the implementation of various EU directives relating to telecommunications.

        On April 25, 2002, the European Commission adopted a new harmonized regulatory framework for all aspects of electronic communications networks and services across the European Union. The new EU framework was implemented into Irish law on July 25, 2003.

        The new directives include a Framework Directive and three specific directives on interconnection and access, universal service and users' rights and the authorization of operators and service providers. The main policy objectives of the new directives are to facilitate market entry by simplifying licensing conditions and to introduce a more market-focused mechanism for assessing and designating operators with significant market power, by basing it on the concept of dominant position calculated in a manner consistent with competition law practice. National regulators will also have greater flexibility to impose access and interconnection obligations according to national circumstances.

The Regulatory Regime

ComReg

        The present legislation vests all responsibility for regulating the telecommunications sector in the three-person Commission for Communications Regulation, or ComReg, other than some residual functions which have been retained by the Minister for Communications, Marine and Natural Resources and the sector regulated by the Broadcasting Commission of Ireland. ComReg was established under the Communications Regulation Act 2002, and administers the legislation and acts as an independent regulator.

        ComReg regulates electronic communications principally through general authorizations, licenses for radio frequency and rights of use for numbers. We operate our telecommunications business in Ireland under this regime. Prior to July 25, 2003, the most important license under which we operated our business was the General Telecommunications License. This license was replaced by a general authorization on July 25, 2003 although some provisions remain in force for a transitional period, described under "—The General Telecommunications License." Through an amendment to the General Telecommunications License, we were awarded both narrowband and broadband wireless local loop licenses, which currently remain in force and which permit us to provide General Telecommunications License services by wireless telegraphy. Under our wireless local loop licenses, we are required to obtain ComReg's consent to a change in our control or a material change in our ability to provide licensed services.

The General Telecommunications License

        Our General Telecommunications License was issued in 1998 for a period of 15 years. On July 25, 2003 our General Telecommunications License was replaced with a new general authorization in connection with the implementation of the new EU directives described under "—Overview", although some provisions remain in force for a transitional period.

        We were required under our General Telecommunications License to pay a yearly levy, equal to 0.2% of our annual turnover, to ComReg to defray its administrative costs. Under the new regime we will also be required to pay a yearly levy of 0.2% of our annual turnover. Various obligations under our General Telecommunications License that are triggered by our designation as having significant market power in various areas of our business, as described more fully below, remain in force pending designation under the new regime.

General Authorizations, Licenses or Rights of Use

        We may not delegate, grant or otherwise transfer, any right, interest or entitlement in our general authorization. ComReg has extensive powers to enforce or modify conditions to general authorizations, licenses or rights of use and to issue directions under those conditions. It is an offense, carrying a fine of up to €3,000, to fail to comply with the conditions of a general authorization, license or right of use. ComReg has the power to request information to verify compliance with such conditions and to apply to the Irish High Court for an appropriate court order requiring compliance, including an order directing that a financial penalty be paid to ComReg. ComReg may propose an appropriate penalty in light of the non-compliance but the court will have discretion to determine the amount of the financial penalty. In addition, ComReg has the power to suspend or withdraw an authorization, license or right of use where, in its opinion, there has been a serious or repeated non-compliance with the conditions attached to a general authorization, license or right of use, or a failure to meet a specific obligation relating to significant market power or universal service. ComReg may also amend authorizations, licenses and rights of use from time to time "where objectively justifiable and in a proportionate manner."

        Decisions of ComReg regarding interconnection, general authorizations, licenses and rights of use and leased lines are subject to a statutory right of appeal. In addition, rights of appeal exist for other matters, such as determinations on the revocation, suspension or amendment of an authorization. There is also a general administrative law right of judicial review of decisions of ComReg, on grounds which include reasonableness and proportionality.

        Operators that are designated as having significant market power, or SMP, in markets specified under the regulatory framework bear onerous obligations which are currently set out in the General Telecommunications Licence and in applicable laws. In the most recent SMP determination in June 2002, we were designated as having SMP in the public fixed telephony services market, in the public fixed telephony network market and in the leased lines market. These obligations will continue to apply to us until designations are made under the new regime.

        SMP obligations currently apply in four relevant markets, fixed networks and services, mobile networks and services, leased lines and interconnection. As a rule, under the previous framework, an operator was designated as having SMP in a relevant market if it held 25% or more of that market.

        Under the new regulatory framework, 18 potential markets have been identified by the European Commission as product markets in which SMP designation may be made. In addition, an operator will be designated as having SMP in a particular market if it has a dominant position, calculated in a manner consistent with competition law practice. It is not clear what markets will be identified for SMP purposes under the new framework in Ireland, as ComReg has discretion not to elect one or more of the markets identified by the European Commission and to elect additional markets that are not contained in the European Commission framework. We expect that ComReg will designate us as having SMP in most of the markets ComReg ultimately identifies.

        The new regime includes a change from a current system of individual licenses to a scheme of general authorizations, although individual licenses (or rights of use) are still required to provide services involving the use of radio frequency and numbering.

Regulation of Our Products and Services

Retail Price Regulation

        Where ComReg finds that no competition exists for a relevant service, or where the provider of a service has a dominant position in the market for the supply of those services, it may impose retail price caps on one or more baskets of services. The price cap regulates the prices charged to retail customers, setting an overall limit on the annual percentage change in charges that can be imposed for a specified basket of telecommunications services offered by a relevant provider and for specified services within that basket. The allowable percentage change under retail price caps in Ireland is tied to the percentage increase in the consumer price index, or CPI, less a factor set periodically by ComReg.

        The current retail price cap order came into operation on February 4, 2003 and applies solely to us. This order places a price cap on tariffs charged on a specified basket of our retail products and services, and is expected to apply for three years. The retail price cap requires that a weighted average of the prices of the products in the basket not increase annually by more than the CPI minus 0%, replacing the previous price cap of CPI minus 8%. In addition, the price order removed the sub-caps on prices for individual services in the basket.

        The basket items included under the current price cap are as follows:

  •
  the rental of PSTN and ISDN lines;

  •
  initial connection and takeover of ISDN lines;

  •
  local calls;

  •
  national calls;

  •
  operator calls;

  •
  payphone calls; and

  •
  fixed to mobile calls.

        International calls and directory enquiry calls are not within the retail price cap.

Interconnect

        As we are designated as having significant market power in the fixed voice telephony market, we must offer interconnect services to parties seeking it, by means of the publication of a reference interconnect offer, or RIO. This sets out the rates, contract terms and conditions at which we offer interconnect services. These must be non-discriminatory and transparent. We must also ensure that our cost accounting systems are suitable for implementing our interconnect obligations. ComReg may compel us to justify our RIO.

        The RIO price is based upon the long run incremental costs of providing interconnect services, plus a rate of return on investment. ComReg has issued various notices and decisions relating to the methodology for calculating this price, including the calculation of costs that may or may not be included in setting the RIO price as well as the appropriate rate of return on investment we are permitted to have. We make regular submissions to ComReg in relation to such notices and decisions, and in particular have urged ComReg to adopt modified models as a basis for its calculation of costs and, ultimately, RIO pricing.

        On February 3, 2003, ComReg issued a decision that provides that a nominal pre-tax cost of capital of 11.5% will be used as the basis for allowing us an adequate rate of return for regulatory purposes, including for setting RIO and various other wholesale rates, until ComReg decides otherwise. This supersedes a rate of 12% set by ComReg in 2000.

        In February 2003, ComReg issued a consultation paper seeking responses from operators on a number of issues relating to interconnect services, including whether a price cap should be introduced for interconnect services, and the method by which carrier billing and administration costs could be recovered, if at all. In May 2003, ComReg stated that it believes in principle that a wholesale price cap should be introduced and that it will issue another consultation paper addressing this issue in greater detail in the near future. See "Business—Tariffs—Wholesale Tariffs—Interconnect."

        On October 3, 2003, we agreed with ComReg that we would reintroduce In Span Interconnect, a wholesale product that provides more efficient and cost-effective interconnection for other operators.

Partial Private Circuits

        Partial private circuits are partial leased lines that connect a customer's premises to the point of connection between our network and that of another licensed operator. Licensed operators that possess a core network can use partial private circuits, which are priced off a lower tariff schedule, as a substitute for wholesale leased lines. The price at which we provide partial private circuits is regulated by ComReg under our RIO, and is required to be based on long run incremental costs. We made submissions to ComReg as to the appropriate prices at which this product should be offered. However, in connection with ComReg's determination of pricing for unbundled local loop services discussed above on May 28, 2003, ComReg directed us to recalculate our proposed prices for partial private circuits based on the cost quantifications used by ComReg in relation to unbundled local loop services. As discussed below, we sought, and were granted, judicial review of this direction in the Irish High Court and obtained a stay preventing its enforcement pending the determination of those proceedings. As part of the stay order, we agreed to apply appropriate elements of the interim unbundled local loop price of €16.81 to partial private circuits, facilitating a product launch. As part of the September 26, 2003 settlement discussed below we agreed with the ComReg that this price will apply until March 31, 2004. In February 2003, ComReg directed us to give customers who migrate from leased lines to partial private circuits in accordance with agreed procedures the benefit of the prices we ultimately agreed for partial private circuits retrospectively with effect from February 17, 2003.

Leased Lines

        Leased lines are fixed point-to-point and point-to-multi-point connections providing dedicated capacity between locations and are used for high volume voice, data or multimedia transmission. We offer leased lines on a wholesale and on a retail basis. We are required to submit proposed prices or price changes to ComReg for approval. The price at which we offer wholesale leased lines must be based on a calculation of the long run incremental cost to us of providing the lines together with an allowed return on capital. This ultimately influences our prices for retail leased lines. Our retail leased line prices were last amended in June 2000, and have not been reviewed since then, although ComReg has indicated on a number of occasions that it intended to review leased line prices and from time to time has sought cost and market share data in relation to leased line prices. We are required by ComReg to offer leased lines to other licensed operators on a wholesale basis at a price equal to the retail price (including discount prices for leased line products) less a discount of 8%.

        On October 17, 2003, ComReg issued a draft direction which would require us to transfer leased lines without an interruption in service, at a cost-oriented price, if a retail customer wishes to switch to another provider for leased line services. We intend to contest the adoption of this direction during the consultation process. If this direction is ultimately adopted it may adversely affect our leased line [turnover and] market share.

Unbundled Local Loops

        We are obliged to make our copper cables, or local loops, that run from customers' premises to the local exchange, available to other licensed operators. The local exchange lines we make available are referred to as "unbundled local loops." Other licensed operators may site their equipment in or adjacent to our local exchanges so that they can use our local access network. They are then able to upgrade these local loops, using new technology to offer services, including FRIACO direct to the customer.

        We are obliged to meet reasonable requests for full and shared unbundled access to our local loop and related facilities under transparent, fair, reasonable and non-discriminatory conditions. We may only refuse any such requests for access on the basis of objective criteria relating to technical feasibility or the need to maintain network integrity.

        The price at which we offer unbundled local loop services is regulated by our access reference offer, or ARO. On May 28, 2003, ComReg directed that the price at which such services are offered be set at €14.67 per month, instead of the interim price of €16.81 per month we had previously agreed with ComReg. We objected to this price, including the quantifications of our costs used by ComReg in coming to its determination. We sought, and were granted, judicial review of this direction in the Irish High Court and obtained a stay preventing its enforcement pending the determination of those proceedings. While the stay was in effect, we were required to continue to offer access to our unbundled local loops at €16.81 per month. On September 26, 2003 we settled the proceedings with ComReg. As a result of the settlement, a price of €16.81 will continue to apply until March 31, 2004. ComReg intends to issue a new decision on the price early in 2004, to be implemented on April 1, 2004.

ADSL Bitstream

        ADSL Bitstream is a broadband access product comprising a high-speed access link to the customer's premises, which we create by installing ADSL equipment and configuring our local access network and making it available to other operators. As of June 20, 2003, two operators had purchased our ADSL Bitstream service on a total of approximately 300 lines.

        We are required to provide ADSL Bitstream access to other licensed operators at a regulated price. This price is based upon the price at which we offer retail DSL services less a margin determined by ComReg. The margin is intended to reflect the amount that would be charged by a retailer of DSL products to cover its costs and a return on capital.

Number Portability

        Geographic number portability permits a customer with a telephone number that was assigned based on geographic location to retain that telephone number when changing local service providers, provided the customer's telephone line remains physically located within the same geographic area. Non-geographic number portability similarly permits customers with numbers that are standard throughout the country, including freefone and premium rate service customers, to migrate to another licensed operator without changing telephone number. Number portability was intended to remove the significant barrier to competition believed to result from customers having to change their telephone numbers if they want to change service provider. See "Business—Products and services—Wholesale products and services" for a description of these services.

        We are entitled to recover the costs of providing number portability based on an objective efficiency standard, although we are responsible, like other operators, for bearing the cost of making systems changes to our network allowing for number portability to take place.

Carrier Pre-Selection

        We are also required by ComReg to provide carrier pre-selection facilities. Carrier pre-selection allows customers on our network to access the services of a competing network operator by pre-selecting that operator to carry every call of one or more specified type. Without carrier pre-selection, a customer can select another licensed operator for a particular call by dialing a three or four digit access code before each call. The introduction of carrier pre-selection makes it easier for our customers to choose competing operators to handle their calls.

Carrier Pre-Selection Enhancements

        ComReg recently directed us to provide additional services as enhancements to carrier pre-selection, including wholesale line rental, agency re-billing and ancillary services. Wholesale line rental and agency re-billing are designed to allow other licensed operators to combine line rental and licensed call services in a single bill, increasing the competitiveness of services offered by those operators.

        Wholesale line rental.    Wholesale line rental allows a licensed operator to resell our access service. We maintain and repair the access line, which remains connected to our switched network, and bill the operator for the use of the line. The operator bills the end customer for the operator's bundled service. As a prerequisite for this service, the end customer must choose the relevant operator to carry all calls using carrier pre-selection. We were required to introduce wholesale line rental from June 2, 2003, and expect a significant demand from other licensed operators for this service.

        Our pricing for wholesale line rental services is controlled by our RIO, which we are required to make in relation to some of our wholesale products. Following a consultation in 2002, this year ComReg directed us to offer wholesale line rental to other licensed operators at a discount of 8.5% from our equivalent retail line rental price. This price will apply for the first year we offer wholesale line rental. ComReg indicated that it was conducting additional investigations to assess our access costs, and calculate an appropriate cost-oriented price for wholesale line rental. ComReg's review of the pricing of unbundled local loops in early 2004 will impact the price of this service in the future.

        Agency re-billing.    Agency re-billing enables an operator to bill the end customer for all services delivered over a particular line. As with wholesale line rental, a prerequisite for this service is that the end customer must have made a carrier pre-selection for all call types with the relevant operator. We were to have agreed pricing for agency re-billing with ComReg no later than June 2, 2003. We submitted our proposed prices to ComReg, but these prices have not yet been agreed.

        Ancillary services.    We are also required to make call tracking, call barring, voicemail, call waiting, three way calling and alarm/reminder call and similar services available to all operators as ancillary services to wholesale line rental. We anticipate significant demand for voicemail, call waiting and three way calling as operators seek to match our retail offerings.

        Restrictions on win-back activities.    On July 17, 2003, ComReg issued a consultation paper on carrier pre-selection. In this consultation paper, ComReg proposed three alternative options: a twelve-month moratorium on all win-back activities applicable to all licensed operators, a four-month moratorium plus a four-month "no-contact" period running from the date a customer chooses an alternative operator, during which the licensed operator that previously provided services may not contact the customer, or a four-month "no contact" period but no moratorium. On September 24, 2003, ComReg adopted a package of measures, which applies to all licensed operators, including a three-month "no contact" period for all win-back activities other than win-back activities relating to single-billing and line rental services, to which a "no contact" period of four months applies. The recently adopted package, which will be reviewed by ComReg in eighteen months, also includes an initiative on price transparency, proactive monitoring by ComReg to ensure compliance and various enforcement measures.

FRIACO

        Flat Rate Internet Access Call Origination, or FRIACO, is an unmetered interconnection service that provides capacity from originating customers to the point of connection of an operator. Licensed operators that are also ISPs use this service to offer bundled or unmetered Internet access. It is also used by licensed operators to offer capacity for onward resale to other ISPs. ComReg required us to begin providing this service in February 2003, to facilitate other licensed operators' introduction of retail offerings by June 2003. The price at which we are required to offer this product is set by reference to the number of ports provided to the other licensed operator, and the price that would be charged under our RIO for the projected volume of traffic for each port. We have agreed an interim pricing structure with ComReg for FRIACO products, but this pricing structure is subject to retrospective adjustment based on changes to our RIO prices.

Universal Service Obligations

        Irish and EU law requires ComReg to promote the provision of a defined set of basic telephony services to all users in Ireland independent of their geographical location and at an affordable price, whether or not the provision of those services is economic. ComReg satisfies these requirements, in part, by designating one or more operators as having a universal service obligation to provide these services. The universal service elements that must be provided are essentially basic voice services, standard fax and low speed data services of specified quality, and reasonable access to public payphones and directory enquiry services.

        In Ireland, we are the only operator that has been designated by ComReg as having universal service obligations. On July 25, 2003, we were designated as the sole universal service provider for a period of three years. All of our previous obligations relating to the provision of telephone lines, payphones and directory services have been maintained. Our obligations have been extended to include service to people with disabilities and to provide geographically averaged prices throughout Ireland. Previously, we provided these services on a voluntary basis. ComReg has discretion to withdraw a designation, or part of it, or withdraw a designation for a particular area of Ireland and designate another operator or operators as having universal service obligations, and may review and amend any aspect of the designation.

Competition Regulation

        The Irish Competition Act 2002 regulates competition generally by prohibiting anti-competitive arrangements and abuse of a dominant position. The Irish Competition Authority is responsible for the administration and enforcement of this Act. A person guilty of an offense under the Competition Act may be liable to fines of up to either €4 million or 10% of turnover and/or imprisonment.

        The Competition Act introduced substantial changes to the current provisions relating to criminal offences and penalties and introduced a new regulatory regime for mergers and acquisitions.

        Under the Competition Act, the Competition Authority is given the power to:

  •
  consider and, if appropriate, grant clearance to, merger agreements which have been notified to it;

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  investigate arrangements that are suspected of being anti-competitive;

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  investigate matters referred to it;

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  study and analyze any practice or method of competition; and

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  institute civil or criminal proceedings in the courts to enforce the Competition Act. The Competition Acts are also enforced through private litigation.

        Although the Competition Authority has jurisdiction to enforce Irish competition laws, there are some areas where ComReg's powers to enforce telecommunications law may overlap with the Competition Authority's jurisdiction. The Competition Act contains provisions for co-operation between the Competition Authority and other statutory bodies, including ComReg. Pursuant to these provisions, ComReg and the Competition Authority entered into a co-operation agreement in December 2002.

Non-Irish Regulation

        Although we principally provide telecommunications services in Ireland, we also provide some telecommunications services outside Ireland in the United Kingdom and the United States through some of our subsidiaries and related companies, and are accordingly subject to their laws. Prior to July 25, 2003 in the United Kingdom, through subsidiaries, we operated under public telecommunications operator licenses issued under the U.K. Telecommunications Act 1984. These licenses enabled us to provide facilities-based telecommunications services both within the United Kingdom and from the United Kingdom. In the United States, through a subsidiary, we have an international carrier's license, also known as a Section 214 License, which allows us to provide both facilities-based and resold telecommunications services, including voice and data services originating in the United States and terminating in countries outside the United States, including Ireland. The U.K. Government has replaced the system of licensing telecommunications in the United Kingdom from July 25, 2003 with the provisions of the Communications Act 2003, and the requirement to hold a licence has been replaced by general authorizations. Such general authorizations, broadly similar to those applicable in Ireland as described above under "General Authorizations," govern our services within and from the United Kingdom from July 25, 2003 although some provisions of our previous license have been extended for a transitional period. More onerous regulatory obligations will apply to those undertakings found by the U.K. Office of Communications or until that body is operational, the U.K. Office of Telecommunications, to have significant market power in certain specified markets. On August 26, 2003, the U.K. Office of Telecommunications issued a draft decision to our U.K. subsidiary, eircom (UK) Limited, proposing to determine that the company has SMP in the market for fixed geographic call termination. It further proposed to impose an obligation on eircom (UK) Limited to provide call termination to other operators in the U.K. on "fair and reasonable" terms. We intend to respond to any decision by the U.K. Office of Telecommunications in this regard in which our subsidiary is subject to additional obligations due to the imposition of SMP under the new EU Regulatory Framework.

MANAGEMENT

Directors and Senior Management

Board of Directors

        The boards of directors of Valentia Holdings, Valentia and eircom Funding each currently consist of eleven directors and the board of directors of eircom currently consists of ten directors. The shareholders agreement entered into by the shareholders of Valentia Holdings establishes terms governing the composition of the boards of directors of Valentia Holdings, Valentia, eircom and eircom Funding. See "Shareholders and Related Party Transactions—Related Party Transactions—Subscription and shareholders agreement." Valentia has the right to appoint and remove any of the directors of the boards of directors of eircom and eircom Funding, each of which is a direct or indirect wholly-owned subsidiary of Valentia.

        All meetings of the boards of directors of each of Valentia Holdings, Valentia, eircom and eircom Funding are held in Ireland.

        A list of the members of the board of directors of Valentia Holdings, each of whom was appointed in connection with our reorganization, is set forth in the table below. Except as noted below, the directors of Valentia Holdings also serve as directors of Valentia, eircom and eircom Funding:

Name	Age	Position
Sir Anthony O'Reilly(1)	67	Chairman
Con Scanlon(2)	50	Vice Chairman
Dr. Philip Nolan(3)	50	Director; chief executive officer of eircom
Paul Carroll(4)	45	Director of Valentia Holdings, Valentia and eircom Funding
John Conroy(5)	44	Director
Niclas Gabrán(6)	36	Director
John Hahn(7)	46	Director
Jonathan Nelson(8)	47	Director
Paul Salem(8)	40	Director
Ramez Sousou(6)	37	Director
Biswajit Subramanian(7)	38	Director

(1)
Business address is c/o Lionheart Ventures (Overseas) Limited, Irish Tower, 6th Floor, Makarios Ave, P.O. Box 4656, Nicosia, Cyprus.

(2)
Business address is c/o Communications Workers Union, 575 North Circular Road, Dublin 1, Ireland.

(3)
Business address is c/o eircom Limited, 112–114 St. Stephens Green, Dublin 2, Ireland.

(4)
Business address is c/o A&L Goodbody, 25/28 North Wall Quay, Dublin 1, Ireland.

(5)
Business address is c/o Merrion Stockbrokers, Block C, Sweepstakes Centre, Ballsbridge, Dublin 4, Ireland.

(6)
Business address is c/o Soros Private Equity Partners Limited, 83 Pall Mall, London SW1Y 5ES.

(7)
Business address is c/o Providence Equity Partners Limited, 78 Brook Street, London W1Y 1YD.

(8)
Business address is c/o Providence Equity Partners Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903, USA.

        Sir Anthony O'Reilly has served as the chairman of the board of directors of Valentia since May 27, 2001 and as chairman of the board of directors of eircom since November 16, 2001. Sir Anthony is our largest individual shareholder. He is executive chairman and the largest shareholder of Independent News & Media PLC, the international media and communications group. In addition, he is chairman of Waterford Wedgwood plc. Previously Sir Anthony was with H.J. Heinz Company and retired as chairman in September 2000 after leading the company for nearly 30 years.

        Con Scanlon has served on the board of directors of Valentia since November 9, 2001 and as vice chairman of the board of directors of eircom since November 16, 2001. He is a non-executive director and chairman of eircom ESOP Trustee Limited. Mr. Scanlon has served as a director of a number of our group entities since 1998. He is also general secretary of the Communication Workers Union, or the CWU. Previously, he was assistant general secretary of the CWU from 1990 to 1998 and president of the Communications Union of Ireland between 1986 and 1990, before its merger with the Professional Transport Workers Union to form the CWU.

        Dr. Philip Nolan has served on the board of directors of Valentia since February 26, 2002 and as chief executive officer and director of eircom since January 30, 2002. Dr. Nolan is a director of Irish Telecommunications Investments Limited and also De La Rue plc and the Irish Management Institute. He was previously chief executive officer of Lattice Group plc from October 2000, chief executive officer of Transco plc from December 1999 and served as a director of BG Group plc. Dr. Nolan joined British Gas, now known as BG Group plc, in 1996. Before joining British Gas, he spent 15 years at the entity now known as BP p.l.c.

        Paul Carroll has served on the board of directors of Valentia since December 3, 2001 and previously served on the board of directors of Valentia from May 27, 2001 through to November 8, 2001. Mr. Carroll is the managing partner of A&L Goodbody, a large Dublin-based law firm and our Irish counsel. He serves as a director of several entities in connection with his legal practice. Mr. Carroll is qualified as a solicitor in Ireland and is a specialist in corporate law.

        John Conroy has served on the board of directors of Valentia since December 7, 2001 and eircom since December 11, 2001. Mr. Conroy is the chief executive officer of Merrion Capital Group, a Dublin-based stockbrokering and corporate finance company. He serves as a director on several Merrion entities, as well as Parima Ltd and Iona Technologies UK Limited. Prior to joining Merrion, Mr. Conroy served as head of the NCB Group Limited's equity research department between 1993 and 1997 and as head of NCB's overall equity division in 1997.

        Niclas Gabrán has served on the board of directors of Valentia since November 9, 2001 and eircom since November 16, 2001. He is a partner of Soros Private Equity Partners Limited. Mr. Gabrán serves as a director on the boards of TradeDoubler AB and PolymerLatex Holdings BV. Previously Mr. Gabrán was a member of the Principal Investment Area and the investment banking division of Goldman Sachs in London and Frankfurt.

        John Hahn has served on the board of directors of Valentia since May 27, 2001 and eircom since November 16, 2001. Mr. Hahn is a managing director of Providence Equity Partners Inc. and he is responsible for Providence's European investment activities. He is a member of the advisory board and the shareholders' committee of Kabel Deutschland GmbH and a member of the supervisory board of Casema Holdings BV. Prior to joining Providence, Mr. Hahn was a managing director at Morgan Stanley & Co.

        Jonathan Nelson has served on the board of directors of Valentia since November 9, 2001 and eircom since November 16, 2001. Mr. Nelson is president and a founder of Providence Equity Partners Inc. Mr. Nelson is a non-executive director of Western Wireless Corporation and numerous privately-held companies. Prior to founding Providence in 1991, Mr. Nelson was a managing director of Narragansett Capital, Inc. In addition, he has served as a director of AT&T Canada, Inc., Brooks Fiber

Properties, Inc., VoiceStream Wireless Corp. and Wellman Inc., all of which are publicly-listed companies.

        Paul Salem has served on the board of directors of Valentia since November 9, 2001 and eircom since November 16, 2001. Mr. Salem is a managing director and a founder of Providence Equity Partners Inc. Prior to founding Providence in 1991, Mr. Salem worked for Morgan Stanley & Co. in corporate finance and mergers and acquisitions.

        Ramez Sousou has served on the board of directors of Valentia since May 27, 2001 and eircom since November 16, 2001. Mr. Sousou is the head of Soros Private Equity Partners Limited. He serves as a non-executive director on the boards of Bunbeg Enterprises B.V., Europlex B.V., Lacto Holdings Limited, Spirit Group Holdings Limited, TradeDoubler AB, PolymerLatex Holdings BV and Editions Techniques pour l'Automobile et l'Industrie S.A.S. Previously Mr. Sousou was a member of the Principal Investment Area of Goldman Sachs in New York and London, where he served as European Head of Goldman Sachs Mezzanine Partners, Goldman's mezzanine fund. Prior to joining Goldman Sachs, Mr. Sousou worked for Morgan Stanley & Co. and Corporate Partners, L.P., the merchant banking affiliate of Lazard Freres.

        Biswajit Subramanian has served on the board of directors of Valentia since November 9, 2001 and eircom since November 16, 2001. Mr. Subramanian is a vice president of Providence Equity Partners Limited and is a member of the advisory board and the shareholders' committee of Kabel Deutschland GmbH. Previously he was a vice president of Morgan Stanley & Co. International Ltd. as part of the European telecommunications investment banking team and, prior to that, with Credit Suisse First Boston, McKinsey & Co, and Intel Corporation.

Executive officers

        Our senior management consists of the following executive officers who are responsible for the business and administrative departments indicated below. Each of our executive officers is employed by eircom.

Name	Age	Position
Dr. Philip Nolan(1)	50	Group chief executive
Peter E. Lynch	45	Chief financial officer
Herb Hribar	53	Managing director, networks and wholesale
Cathal Magee	50	Managing director, retail
David McRedmond	41	Commercial director
Brian Montague	41	Human resources director
John Mason	46	General counsel

(1)
Biography included under "—Directors and Senior Management—Board of Directors," above.

        Peter E. Lynch joined eircom in January 2001 as chief financial officer. He is a director of eircom ESOP Trustee Limited and trustee of eircom's main pension fund, the Telecom Eireann Superannuation Fund. Prior to joining eircom, Mr. Lynch was group finance director of Adare Printing Group plc, managing director of stockbroking at ABN AMRO Stockbrokers Ltd. and head of corporate finance at Riada Corporate Finance Ltd. He is a Fellow of the Institute of Chartered Accountants in Ireland and a member of the Securities Institute.

        Herb Hribar is the managing director of eircom networks and wholesale. He joined eircom in January 2002. Prior to joining eircom, Mr. Hribar was executive vice president of Verisign Inc. and chief executive officer of Interliant, an original Internet-based application service provider that is now part of NaviSite Inc. Previously he was president and chief operating officer of Verio Inc. and president of Ameritech Wireless and managing director of Ameritech Europe.

        Cathal Magee is the managing director of eircom retail. Mr. Magee joined eircom in March 1995 and has previously served as our group human resources director and managing director of eircom Ireland division. He is a director of eircom ESOP Trustee Limited. Prior to joining eircom, Mr. Magee worked for the National Australia Banking Group from 1992, initially at National Irish Bank and then at Yorkshire Bank PLC as head of human resources. He was also director of human resources with Bord na Móna.

        David McRedmond is eircom's commercial director with responsibility for strategy, regulation and corporate communications. Mr. McRedmond previously served as our director of enterprises, including responsibility for Golden Pages Limited and eircom Phonewatch Limited. Prior to joining eircom in 1999, Mr. McRedmond was chief executive officer of WH Smith USA, an airport development business, and previously he held a number of retail executive posts in the United Kingdom.

        Brian Montague joined eircom in July 2002 as director of human resources. He is a trustee of eircom's two funded pension schemes, the Telecom Eireann Superannuation Fund, and the eircom No. 2 Fund. Prior to joining eircom, he was director of human resources at the National Air Traffic Service, United Kingdom, general manager of human resources at British Airways and was group human resources manager for Guinness Northern Ireland.

        John Mason joined eircom in August 2003 as general counsel and was appointed company secretary in September 2003. Prior to joining eircom, Mr. Mason was director of legal services and company secretary for Compaq Computer Ltd (UK and Ireland). He was also European legal counsel and group company secretary at Compaq Financial Services and senior corporate attorney at Hewlett Packard Ltd (UK and Ireland). Mr. Mason was admitted to the Northern Irish Bar in 1981.

Committees of eircom's board of directors

        eircom has four permanent board committees: the audit committee, the nominations committee, the remuneration committee and the finance committee. Each committee has formal terms of reference approved by eircom's board of directors and is governed by a statement of general principles and procedural rules adopted by eircom's board of directors.

Audit Committee

        The audit committee assists eircom's board of directors in discharging its responsibilities in relation to financial reporting, external and internal audits and controls. This includes matters such as reviewing eircom's annual financial statements, considering the scope of eircom's annual audit and the extent of non-audit work undertaken by external auditors, approving the group internal audit program, advising on the appointment of our external auditors and reviewing the effectiveness of eircom's internal control systems. The audit committee also has similar responsibilities regarding regulatory financial statements.

        The audit committee is composed of Mr. Hahn, as chairman, Sir Anthony O'Reilly, Mr. Conroy, Mr. Gabrán and Mr. Subramanian. eircom's chief financial officer, Mr. Lynch, eircom's group internal auditor, Mr. Denis McCudden, and a representative of our auditors, PricewaterhouseCoopers, also normally attend meetings of our audit committee.

Nominations Committee

        The nominations committee assists eircom's board of directors in discharging its responsibilities relating to the composition and performance of eircom's board of directors in relation to general corporate governance. Its primary aim is to promote best practices in all areas. This includes reviewing, from time to time, the structure and performance of the board of directors, determining succession plans for the chairman and chief executive officer, identifying and recommending suitable candidates for appointment as directors and reviewing eircom's corporate governance procedures. The nominations committee is composed of Mr. Hahn, as chairman, Sir Anthony O'Reilly, Mr. Sousou, Mr. Scanlon and Dr. Nolan.

Remuneration Committee

        The remuneration committee assists eircom's board of directors in discharging its responsibilities in relation to remuneration. This includes determining the individual remuneration and benefits of each of the executive directors in accordance with eircom's policy for executive remuneration, approving the overall remuneration policy in relation to all other employees and making recommendations to eircom's board of directors on remuneration policy for non-executive directors. The remuneration committee is composed of Mr. Scanlon, as chairman, Sir Anthony O'Reilly, Mr. Salem and Mr. Sousou. Dr. Nolan, eircom's chief executive officer, attends all meetings of the remuneration committee except when his own position is being discussed. Mr. Montague normally attends meetings of this committee, but not when his own position is being discussed.

Finance Committee

        The finance committee assists eircom's board of directors in discharging its responsibilities in relation to the control of capital expenditure. The finance committee reviews all projects involving capital expenditure in excess of €1 million and makes recommendations to eircom's board of directors with regard to such projects. The finance committee is composed of Sir Anthony O'Reilly, Mr. Scanlon, Mr. Gabrán and Mr. Subramanian. The chairman of the finance committee is appointed on a meeting by meeting basis. Mr. Lynch and the head of supply chain management, Mr. Dermot Martin, normally attend meetings of this committee.

Committees of the boards of directors of Valentia and Valentia Holdings

        The board of directors of each of Valentia and Valentia Holdings has established an audit committee, a nominations committee and a remuneration committee having similar duties to the eircom committees.

Compensation of directors and executive officers

        The aggregate compensation paid to all of our directors and executive officers, including pension contributions, compensation for loss of office, directors' fees and the estimated total value of benefits-in-kind granted by us to our directors and executive officers as a group, during the financial year ended March 31, 2003 under any description whatsoever was €5.9 million.

        We pay fees to the directors on our boards of directors for each year of service and we reimburse all of the directors for their reasonable out-of-pocket expenses incurred in connection with attending board meetings.

        We maintain directors' and officers' liability insurance.

Directors' service contracts

        eircom and Valentia Holdings have entered into a written contract with Dr. Nolan for services as the chief executive officer of eircom. The initial term of the contract will expire on January 1, 2004, and will automatically renew for successive one-year periods, unless terminated with twelve months' prior notice by either party. eircom and Valentia Holdings may terminate Dr. Nolan's service contract immediately for cause.

        Under his service contract, Dr. Nolan is entitled to various benefits in addition to his annual salary, including a signing bonus, a performance-based cash bonus and grants of options in Valentia Holdings under our proposed management incentive scheme (see "—Management incentive scheme").

If we experience a change in control, Dr. Nolan will have a right to terminate his employment, to receive a payment equivalent to two years' base salary and benefits under his contract and to the immediate vesting of any unvested tranches of certain options. Dr. Nolan is also entitled to receive pension benefits and we intend to contribute to a defined contribution scheme for executives, of which Dr. Nolan is currently the sole member. Dr. Nolan receives various other benefits, including a company car, insurance benefits and expense reimbursement.

        We do not have written service contracts with any of our other directors.

Loans to Directors and Executive Officers

        We do not have outstanding loans to any of our directors or executive officers.

Management incentive scheme

        We are in the process of implementing a management incentive scheme for the benefit of our executives and senior managers. The management incentive scheme consists of two share option schemes, the C share scheme and the E ordinary share scheme, together comprising approximately 7%, on a fully-diluted basis, of the current issued ordinary share capital of Valentia Holdings.

        Under the C share scheme Valentia Holdings will grant to each of our executive officers immediately exercisable options to acquire newly-created C shares in Valentia Holdings at a subscription price (unless otherwise determined by majority director consent) of €0.178 per C share for grants made during the first twelve months after the management incentive scheme commences and at not less than the market value of the C shares for any grants made thereafter. We expect that the total number of C shares underlying the options issued will be approximately 3.6 million.

        Each C share will convert into an E ordinary share if a "liquidity event" occurs prior to January 31, 2010, subject to the value of an A ordinary share being equal to or greater than an amount equal to the subscription price and conversion amount attaching to the C share. The conversion amount is €5.642 subject to any change to such amount that may be determined by majority director consent. A liquidity event includes, among other things, a sale of 50% or more of the voting rights in Valentia Holdings or a public flotation of the ordinary shares. On conversion, the holder of the C share will pay the conversion amount to Valentia Holdings.

        Valentia Holdings has granted Dr. Nolan and a company controlled by him, and intends to grant Mr. Hribar, the right, exercisable at any time between January 1, 2009 and January 31, 2010, to require Valentia Holdings to purchase any of the C shares held by Dr. Nolan and such company or Mr. Hribar, as the case may be, at the relevant time, for a price per share equal to the market value of an A ordinary share at that time. To the extent that Valentia Holdings is unwilling to purchase the relevant shares it will procure, and to the extent that Valentia Holdings is unable to purchase the relevant shares it will use its best endeavours to procure, a buyer for those shares at an equivalent price per share.

        Under the E ordinary share scheme, Valentia Holdings is in the process of granting options to acquire newly created E ordinary shares in Valentia Holdings at a subscription price (unless otherwise determined by majority director consent) of €5.82 per E ordinary share for grants made during the first twelve months after the management incentive scheme commences and at not less than the market value of the E ordinary shares for any grants made thereafter to approximately 120 managers, including the executive officers that do not choose to receive options over C shares. The holders will be entitled to exercise the options to acquire E ordinary shares in Valentia Holdings not less than twelve months after the date on which they are granted.

Employee Share Ownership Plan

        In accordance with an agreement between the Irish government and trade unions representing our employees in May 1998, we established the eircom Employee Share Ownership Plan on March 31, 1999 to acquire and hold shares for the benefit of eligible employees.

        The eircom Employee Share Ownership Plan consists of two separate trusts, the ESOT and the eircom Approved Profit Sharing Scheme. eircom ESOP Trustee Limited is the corporate trustee for both trusts. eircom ESOP Trustee Limited is required by the Irish Taxes Consolidation Act, 1997 to be a resident in Ireland and controlled by the founding company, which in our case is Valentia Holdings. Valentia Holdings has no beneficial interest in, and does not control, the trustee. The trustee has not been consolidated in the consolidated financial statements of Valentia prior to our reorganization and will not be consolidated in the consolidated financial statements of Valentia Holdings.

        Each of Dr. Nolan, Mr. Magee, Mr. McRedmond, Mr. Lynch and Mr. Hribar has a notional allocation of units in the ESOT, but does not currently have a beneficial interest in the Valentia Holdings shares underlying these units.

eircom Employee Share Ownership Trust

        The ESOT is an employee share trust that is approved by the Irish Revenue Commissioners as satisfying the requirements of Section 519 and Schedule 12 of the Irish Taxes Consolidation Act, 1997, which enables the eircom ESOP Trustee Limited to acquire and hold and, by transferring the shares to the eircom Approved Profit Sharing Scheme, distribute shares on behalf of our current and former employees, in a tax efficient manner over a period of time. Under the terms of the ESOT trust deed the trustee may also transfer shares directly to the beneficiaries rather than to eircom Approved Profit Sharing Scheme.

        Employees and directors of Valentia Holdings and its participating subsidiaries are eligible, subject to various exceptions relating to, among other things, the interest such employee has in Valentia Holdings and his or her statutory eligibility to participate in the eircom Approved Profit Sharing Scheme, to participate in the ESOT after twelve months of qualifying employment. Shares held in the ESOT have been notionally allocated to all eligible individuals in tranches every six months from November 1, 1998. The last notional allocation will occur in November 2003. The beneficiaries do not have a vested interest in any of the shares held by the trust until the shares are transferred to the eircom Approved Profit Sharing Scheme, from which they may be distributed to the beneficiaries. If an employee ceases to be employed by Valentia Holdings or by a participating subsidiary, the individual will remain eligible to receive shares until March 31, 2014. Shares held in the ESOT are currently encumbered to secure borrowing made to the ESOT by ZCM Inc., part of the Zurich Financial Services Group, and can only be transferred to the extent the encumbrance is released. The shares must be the subject of an encumbrance until March 31, 2004 to comply with Irish Taxes Consolidation Act, 1997 to permit former employees to continue to participate.

        The trustee votes all of the Valentia Holdings voting shares held in the ESOT as a block. The trustee has the discretion to ballot the beneficiaries on significant shareholder and trust related issues, including takeovers and additional borrowings, and is required to act in accordance with the results of the ballot.

        The trust deed for the ESOT provides that any borrowings of the ESOT are without recourse to us, our subsidiaries or our shareholders.

        The ESOT trustee and its directors, employees and executives are indemnified, at the expense of the trust fund, against all losses and liabilities incurred in connection with the exercise of their duties and powers in connection with the trust and the eircom Approved Profit Sharing Scheme, other than in the case of fraud, willful default or, for any director of the trust who provides trustee services to the trust for a fee, negligence. The trust deed provides that neither the trustee nor its directors have any recourse to Valentia Holdings or its subsidiaries.

        eircom ESOP Trustee Limited has seven directors, four of which, including the chairman, are non-professional directors nominated by elected representatives on behalf of our employees. We nominate two non-professional directors, and one director is an independent professional director. The articles of association of eircom ESOP Trustee Limited provide that decisions of the board of directors of eircom ESOP Trustee Limited are made by majority vote.

        The trust deed can only be amended by the trustee with our consent and the consent of the Irish Revenue Commissioners and the participating trade unions. The trust deed can be terminated by a resolution of the majority of eligible employees with our consent and the consent of the participating trade unions.

        As of July 30, 2003, eircom ESOP Trustee Limited held 24,335,000 A ordinary shares, 7,940,000 B ordinary shares and 173,000,000 ESOT preference shares in Valentia Holdings and 68,930,294 shares in Vodafone Group plc, which it received following the demerger of Eircell and its subsequent acquisition by Vodafone in May 2001.

eircom Approved Profit Sharing Scheme

        The eircom Approved Profit Sharing Scheme is an employee share trust that is approved by the Irish Revenue Commissioners as satisfying the requirements of Part 17 and Schedule 11 to the Irish Taxes Consolidation Act, 1997. The eircom Approved Profit Sharing Scheme may generally distribute shares up to an aggregate value of €12,700 per tax year to each beneficiary without being subject to any income tax, provided that the shares have been held by the ESOT and the eircom Approved Profit Sharing Scheme for a period of at least three years.

        In accordance with Irish law, the eircom Approved Profit Sharing Scheme was established under a trust deed that provides for the appointment of the initial trustee and contains rules for the appointment, retirement and removal of trustees. Under the terms of the ESOT trust deed, when the shares held in the ESOT are no longer encumbered, as described above, the ESOT trustee will, at its discretion, invite participants to call for the appropriation of shares to them and transfer the shares. Under the terms of the eircom Approved Profit Sharing Scheme trust deed, the ESOT trustee at its discretion may invite the beneficiaries to request that the ESOT trustee transfer any notionally allocated shares to the eircom Approved Profit Sharing Scheme. The beneficiaries of the trust have a beneficial interest in the amount of shares appropriated by the eircom Approved Profit Sharing Scheme, calculated by reference to their individual notional allocation.

        The eircom Approved Profit Sharing Scheme trustee is indemnified by the ESOT for all losses and liabilities incurred in connection with eircom Approved Profit Sharing Scheme, other than in the case of fraud, negligence or willful default.

        The eircom Approved Profit Sharing Scheme does not hold any shares in Valentia Holdings. As of March 31, 2003, it held 3,112,030 shares in Vodafone Group plc that the eircom ESOP Trustee Limited received in connection with the demerger of Eircell and its subsequent acquisition by Vodafone in May 2001. See "Operating and Financial Review and Prospects—Principal factors that affect our results of operations—Restructuring and cost management programs."

        The trust deed can only be amended by us with the consent of the eircom Approved Profit Sharing Scheme trustee and the participating trade unions. The trust deed can be terminated by a resolution of the majority of eligible employees with our consent and the consent of the participating trade unions or by our directors provided that the consent of the participating trade unions has been obtained and the obligation of the ESOT trustee to transfer shares has ceased in accordance with the ESOT trust deed.

SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Beneficial Ownership

        As a result of the reorganization described under "The Reorganization and Refinancing Transactions," Valentia became a direct wholly-owned subsidiary of Valentia Holdings and eircom Funding became an indirect wholly-owned subsidiary of each of Valentia Holdings and Valentia.

        The following tables present information regarding the beneficial ownership of our shares as of August 31, 2003, by (1) each person who is known by us to beneficially own more than 3% of any class of shares of Valentia Holdings, (2) each of our directors and executive officers, and (3) all of our directors and executive officers as a group. The following tables give effect to the share-for-share exchange by Valentia's shareholders for shares in Valentia Holdings that resulted in the former shareholders in Valentia holding shares in Valentia Holdings in the same number and proportion as the shares they previously held in Valentia. As described in "The Reorganization and Refinancing Transactions," Valentia Holdings used the proceeds of the dividend received from Valentia to pay dividends to its shareholders and to redeem certain existing preference shares.

        The amounts and percentages of our shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares the underlying benefits of ownership, which includes the power to vote or to direct the voting of that security and the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common shares subject to options held by that person that are currently exercisable within 60 days of the date of this prospectus are deemed issued and outstanding. These shares, however, are not deemed outstanding for the purpose of computing percentage beneficial ownership of other persons in the table below.

Major Shareholders

        The table below sets forth the beneficial ownership of shares of Valentia Holdings as of August 31, 2003 by each person who beneficially owns more than 3% of any class of shares of Valentia Holdings (other than non-voting third party preference shares 2009, the beneficial ownership of which is described separately below):

	A ordinary shares beneficially owned		B ordinary shares beneficially owned		Balancing voting deferred shares beneficially owned		Non-voting adviser preference shares 2008 beneficially owned
Name
	Number	%	Number	%	Number	%	Number	%
Providence Equity Partners entities(1)	48,963,758	48.9	—	—	6,471	64.7	3,664,236	73.3
eircom ESOP Trustee Limited(2)	24,335,000	24.3	7,940,000	100	—	—	—	—
Soros Private Equity entities(3)	19,514,484	19.5	—	—	2,579	25.8	—	—
Lionheart Ventures (Overseas) Limited(4)	5,613,181	5.6	—	—	742	7.4	—	—
Aurum Nominees Limited(5)	—	—	—	—	—	—	1,335,764	26.7

(1)
Consists of 15,926,327 A ordinary shares and 2,132 balancing voting deferred shares held by PV III Investment (Cayman) Limited, 32,135,340 A ordinary shares and 4,302 balancing voting deferred shares held by PV Investment (Cayman) Limited, 169,001 A ordinary shares and 23 balancing voting deferred shares held by PV III(O) Investment (Cayman) Limited, 103,648 A ordinary shares and 14 balancing voting deferred shares held by PV(O) Investment (Cayman) Limited and 3,664,236 non-voting adviser preference shares held by Providence Equity Partners Inc., as well as 629,442 A ordinary shares held by Yoghal Trading Limited, which has agreed to vote its shares as instructed by the Providence entities. Each of PV III Investment (Cayman) Limited, PV Investment (Cayman) Limited, PV III(O) Investment (Cayman) Limited and PV(O) Investment (Cayman) Limited is wholly-owned by an investment fund managed by affiliates of Providence Equity Partners Inc. Jonathan Nelson, Paul Salem and Glenn Creamer are members of entities that are the ultimate general partners of these funds and thus may be deemed to have beneficial ownership of the shares held by PV III Investment (Cayman) Limited, PV Investment (Cayman) Limited, PV III(O) Investment (Cayman) Limited and PV(O) Investment (Cayman) Limited. Mr. Nelson, Mr. Salem, Mr. Creamer, Providence Equity Partners Inc. and its affiliates, and each of the intermediate entities described in this note each expressly disclaims beneficial ownership of these shares. Mr. Nelson, Mr. Salem and Mr. Creamer are also stockholders in, and executive officers of, Providence Equity Partners, Inc. and thus may be deemed to have beneficial ownership of the shares held by Providence Equity Partners, Inc. Mr. Nelson, Mr. Salem and Mr. Creamer each expressly disclaim beneficial ownership of the shares held by Providence Equity Partners Inc.

(2)
eircom ESOP Trustee Limited is the trustee of the ESOT. In addition to the shares set out above, it holds all 173,000,000 of the issued ESOT preference shares and 66,000,000 of the redeemable preference shares.

(3)
Consists of 9,757,242 A ordinary shares and 1,289 balancing voting deferred shares held by Knightstown Investor Limited, a wholly-owned subsidiary of Soros Private Equity Investors L.P. and 9,757,242 A ordinary shares and 1,290 balancing voting deferred shares held by EMOF L.L.C. Both Soros Private Equity Investors L.P. and EMOF L.L.C. are managed by affiliates of Mr. George Soros. Mr. George Soros and these affiliates may be deemed to have beneficial ownership of the shares held by Knightstown Investor Limited and EMOF L.L.C. Mr. George Soros and these affiliates each expressly disclaim beneficial ownership of these shares.

(4)
Sir Anthony O'Reilly, the non-executive chairman of our board of directors, owns all of the share capital of Lionheart Ventures (Overseas) Limited.

(5)
Mr. Carroll, one of our directors, is a partner in A&L Goodbody solicitors that is the beneficiary of a trust of which Aurum Nominees Limited is the trustee.

        Valentia Holdings has also issued 8,000,000 non-voting third party preference shares 2009, all of which are held by Yoghal Trading Limited.

        There has been no significant change in the percentage ownership following completion of Valentia's acquisition of eircom. See "Operating and Financial Review and Prospects—Principal factors that affect our results of operations—Acquisition of our predecessor company."

Share capital

        Valentia Holdings' authorized share capital is €389,435,502 divided into the following classes of shares:

  •
  100,200,000 A ordinary shares of €0.50 each, of which 100,164,632 are issued;

  •
  10,000,000 B ordinary shares of €0.50 each, of which 7,940,000 are issued;

  •
  8,300,000 E ordinary shares of €0.50 each, none of which has been issued;

  •
  3,700,000 C shares of €0.05 each, none of which has been issued;

  •
  500,000,000 ESOT preference shares of €0.50 each, of which 173,000,000 are issued;

  •
  100,000 balancing voting deferred shares of €0.005 each, of which 10,000 are issued;

  •
  10,000,000 non voting adviser preference shares 2008 of €0.50 each, of which 5,000,000 are issued;

  •
  10,000,000 non voting third party preference shares 2009 of €0.50 each, of which 8,000,000 are issued;

  •
  2,000 non voting deferred shares of €0.001 each, of which 2,000 are issued; and

  •
  140,000,000 redeemable preference shares of €0.50 each, of which 66,000,000 are issued.

        In connection with our reorganization and the refinancing transactions described in this prospectus, Valentia Holdings authorized and issued certain of the shares in a new class of redeemable preference shares to eircom ESOP Trustee Limited. See "The Reorganization and Refinancing Transactions." Valentia Holdings expects to issue options to acquire E ordinary shares and C shares in connection with implementing its proposed management incentive scheme. See "Management—Management Incentive Scheme."

        Voting Rights.    The ordinary shares and preference shares vote together as a class on all matters brought to a shareholder vote. The holders of the A ordinary shares have one vote on a show of hands and nine votes on a poll for each A ordinary share held. eircom ESOP Trustee Limited is the only holder of B ordinary shares, and it has one vote on a show of hands and one vote on a poll for each B ordinary share held. eircom ESOP Trustee Limited is the only holder of the ESOT preference shares, and it has one vote on a show of hands and nine votes on a poll for every million ESOT preference shares held. The number of votes held by holders of the balancing voting deferred shares is calculated using a formula set out in Valentia Holdings' articles of association that is based on votes cast by holders of ESOT preference shares and, unless Valentia Holdings has been the subject of a sale of 50% or more of the voting rights in Valentia Holdings or a flotation of ordinary shares, ordinary shares held by the eircom Approved Profit Sharing Scheme and other transferees of shares from the eircom ESOP Trustee Limited. No other class of our shares carries the right to vote.

        ESOT preference shares.    The holders of ESOT preference shares are entitled to receive, in priority to the holders of all other types of shares, a fixed cumulative preferential cash dividend at a rate of 2% of a deemed subscription price specified in the articles. Holders of ESOT preference shares are also entitled to receive, in priority to the holders of all other types of shares, an additional fixed cumulative preference dividend of 10.25%, payable in kind, of the deemed subscription price. If either of these dividends are not paid when due, an associated interest dividend will accrue on the unpaid amount at a rate of 12.25% per year, compounded annually, until the dividend is paid. We may not pay any other dividends on, or redeem, any other shares that rank junior to the ESOT preference shares until any arrears of the 2% dividend, including any interest dividends that have accrued, have been paid in full.

        On the distribution of assets to our shareholders on a winding up or other return of capital, other than a redemption or repurchase of ESOT preference shares, holders of ESOT preference shares are entitled to receive the aggregate amount of all accrued and unpaid dividends, including any associated interest dividends, plus the deemed subscription price. The right to receive any distribution ranks after the rights of redeemable preference shares and in priority to the rights of holders of all other classes of shares in respect of the 2% cash dividend and interest dividend. In all other respects, the rights of holders of ESOT preference shares rank after the rights of redeemable preference shares and in priority to the rights of holders of all other classes of shares except non-voting third party preference shares 2009 which rank equally with the ESOT preference shares.

        We have a right to redeem some or all of the ESOT preference shares in connection with a sale of 50% or more of the voting rights in Valentia Holdings or a public flotation of the ordinary shares arising on or after November 2, 2006. In addition, holders of ESOT preference shares have the right require us to redeem some or all of these shares immediately prior to a sale of 50% or more of the voting rights in Valentia Holdings or a public flotation of the ordinary shares. We have a right to redeem, and the holders of the ESOT preference shares have the right to require us to redeem, some or all of these shares at any time after November 2, 2013. The redemption price payable is an amount equal to the aggregate amount of any accrued and unpaid dividends, including any associated interest dividends, plus the deemed subscription price.

        We redeemed 660 of the ESOT preference shares for an aggregate consideration of €66 million following the initial offering. See "Use of Proceeds."

        Non-voting adviser preference shares 2008.    The holders of non-voting adviser preference shares 2008 are entitled to receive a fixed cumulative preferential dividend at a rate of 10% per year of the redemption value described below. On the distribution of assets to our shareholders on a winding up or other return of capital, other than a redemption or purchase by Valentia Holdings of its own shares, the holders of non-voting adviser preference shares 2008 are entitled to receive the redemption value of the shares. The right to receive any distribution ranks after the rights of the holders of redeemable preference shares, ESOT preference shares and non-voting third party preference shares 2009, but in priority to the rights of the holders of ordinary shares, C shares and balancing voting deferred shares.

        We have a right to redeem some or all of the non-voting adviser preference shares 2008 in connection with a liquidity event, as described under "—ESOT preference shares," above, or at any time after November 2, 2008. The holders of non-voting adviser preference shares 2008 have the right to require us to redeem some or all of these shares immediately prior to a liquidity event and at any time after November 2, 2008. The redemption price payable will be the deemed subscription price plus the aggregate amount of any accrued and unpaid dividends, including any interest on unpaid dividends.

        In addition, the holders of non-voting adviser preference shares 2008 have the right on a liquidity event to convert some or all of their shares into a number of A ordinary shares having an aggregate value equal to the aggregate redemption value of non-voting adviser preference shares 2008 being converted.

        We intend to modify the rights attaching to the non-voting adviser preference shares 2008 so that we have the right to redeem some or all of them and the holders have the right to require us to redeem some or all of them prior to November 2, 2008. We expect that an extraordinary general meeting of our shareholders to approve this modification will be held in the near future and that the redemption will take place soon thereafter.

        Non-voting third party preference shares 2009.    The holders of non-voting third party preference shares 2009 are entitled to receive a fixed cumulative preferential dividend at a rate of 12.25% of redemption value described below. On the distribution of assets to our shareholders on a winding up or other return of capital, other than a redemption or purchase by Valentia Holdings of its own shares, the holders of non-voting third party preference shares 2009 are entitled to receive the redemption value. The right to receive any distribution ranks after the rights of the holders of redeemable preference shares and ESOT preference shares in respect of the 2% cash dividend and associated 12.25% interest dividend payable in respect of the ESOT preference shares, equally with the rights of the holders of ESOT preference shares in all other respects, but in priority to the rights of the holders of non-voting adviser preference shares 2008, ordinary shares, C shares and balancing voting deferred shares.

        We have a right to redeem some or all of the non-voting third party preference shares 2009 in connection with a liquidity event, as described under "—ESOT preference shares," above, or at any time after May 2, 2009. We also have a right to redeem some or all of the non-voting third party preference shares 2009 at any time after November 2, 2004. The holders of non-voting third party preference shares 2009 have the right to require us to redeem some or all of these shares immediately prior to a liquidity event and at any time after May 2, 2009. The redemption price payable is the relevant redemption value, being 116.25% of the deemed subscription price plus the aggregate amount of any accrued and unpaid dividends, including any interest on unpaid dividends.

        In addition the holders of the non-voting third party preference shares 2009 have the right on a liquidity event to convert some or all of their shares into a number of A ordinary shares having an aggregate value equal to the aggregate redemption value of the non-voting third party preference shares 2009 being converted.

        Redeemable preference shares.    The holders of redeemable preference shares are not entitled to receive any dividends. On a distribution of assets to our shareholders or on a winding up or other return of capital, other than a redemption or purchase by Valentia Holdings of its own shares, holders of redeemable preference shares are entitled to receive the redemption value described below. That entitlement ranks in priority to the holders of ESOT preference shares, non-voting third party preference shares 2009, non-voting adviser preference shares 2008, ordinary shares, C shares and balancing voting deferred shares. The holders of redeemable preference shares have no further right to participate in the profits or assets of Valentia Holdings.

        We have the right to redeem some or all of the redeemable preference shares at any time after October 31, 2006. The holders of redeemable preference shares have the right to require us to redeem some or all of the redeemable preference shares in certain circumstances. The redemption price payable is the subscription price, less any capital duty paid by us in connection with the issuance of the relevant shares, plus the aggregate interest received by us having deposited the subscription price of these shares in an interest-bearing account. The redemption price is reduced by any amount previously paid by way of dividend upon a bonus issue or repayment of capital to the holder of, and in respect of, such redeemable preference share.

Shares Held by Directors

        The table below sets forth the beneficial ownership of shares of Valentia Holdings by each of our directors, as of August 31, 2003 (or such later date as may be indicated in the footnotes thereto).

	A ordinary shares beneficially owned		Balancing voting deferred shares beneficially owned		Non-voting adviser preference shares 2008 beneficially owned
Name
	Number	%	Number	%	Number	%
Sir Anthony O'Reilly(1)	5,613,181	5.6%	742	7.4%	—	—
Paul Carroll(2)	—	—	—	—	1,335,764	26.7%
Jonathan Nelson(3)	48,963,758	48.9%	6,471	64.7%	3,664,236	73.3%
Paul Salem(3)	48,963,758	48.9%	6,471	64.7%	3,664,236	73.3%
Dr. Philip Nolan(4)	164,632	0.16%	—	—	—	—
All our directors as a group (11 persons)	54,741,571	54.7%	7,213	72.1%	5,000,000	100%

(1)
Shares held by Lionheart Ventures (Overseas) Limited. Sir Anthony O'Reilly owns all the share capital of Lionheart Ventures (Overseas) Limited.

(2)
Shares held by Aurum Nominees Limited. Mr. Carroll is a partner in A&L Goodbody solicitors, which is the beneficiary of a trust of which Aurum Nominees Limited is the trustee.

(3)
Consists of 15,926,327 A ordinary shares and 2,132 balancing voting deferred shares held by PV III Investment (Cayman) Limited, 32,135,340 A ordinary shares and 4,302 balancing voting deferred shares held by PV Investment (Cayman) Limited, 169,001 A ordinary shares and 23 balancing voting deferred shares held by PV III(O) Investment (Cayman) Limited, 103,648 A ordinary shares and 14 balancing voting deferred shares held by PV(O) Investment (Cayman) Limited and 3,664,236 non-voting adviser preference shares held by Providence Equity Partners Inc., as well as 629,442 A ordinary shares held by Yoghal Trading Limited, which has agreed to vote its shares as instructed by the Providence entities. Each of PV III Investment (Cayman) Limited, PV Investment (Cayman) Limited, PV III(O) Investment (Cayman) Limited and PV(O) Investment (Cayman) Limited is wholly-owned by an investment fund managed by affiliates of Providence

  Equity Partners Inc. Jonathan Nelson, Paul Salem and Glenn Creamer are members of entities that are the ultimate general partners of these funds and thus may be deemed to have beneficial ownership of the shares held by PV III Investment (Cayman) Limited, PV Investment (Cayman) Limited, PV III(O) Investment (Cayman) Limited and PV(O) Investment (Cayman) Limited. Mr. Nelson, Mr. Salem, Mr. Creamer, Providence Equity Partners Inc. and its affiliates, and each of the intermediate entities described in this note each expressly disclaims beneficial ownership of these shares. Mr. Nelson, Mr. Salem and Mr. Creamer are also stockholders in, and executive officers of, Providence Equity Partners, Inc. and thus may be deemed to have beneficial ownership of the shares held by Providence Equity Partners, Inc. Mr. Nelson, Mr. Salem and Mr. Creamer each expressly disclaim beneficial ownership of the shares held by Providence Equity Partners Inc.

(4)
On October 22, 2003, Valentia Holdings allotted and issued 164,632 A ordinary shares to Hazelview Limited, a company controlled by Dr. Nolan, and granted Dr. Nolan and such company the right, exercisable at any time between January 1, 2009 and January 31, 2010, to require Valentia Holdings to purchase any of the A ordinary shares held by him or such company for a price per share equal to the market value of an A ordinary share at that time. For further information, please refer to "Management—Management incentive scheme."

Related Party Transactions

        The following are descriptions of the material provisions of agreements and other documents between us and various individuals and entities that may be deemed to be related parties.

Subscription and shareholders agreement

        In connection with Valentia's acquisition of eircom, the shareholders of Valentia entered into a subscription and shareholders agreement that documents the ownership and transfer of the shares and the governance of Valentia. Following our reorganization, Valentia Holdings and these shareholders entered into a new shareholders agreement containing substantially similar terms.

  Provisions relating to transfer restrictions and governance

        The subscription and shareholders agreement and the shareholders agreement Valentia Holdings entered into in connection with our reorganization contain the following provisions relating to transfer restrictions and governance:

  •
  significant restrictions on transfers of the parties' shareholdings, including a period up to November 2, 2003 during which the Providence and Soros entities that hold our ordinary shares must retain a specified portion of their stakes, and a right of first offer in favor of eircom ESOP Trustee Limited for so long as eircom ESOP Trustee Limited and its affiliates do not hold more than 25% of the voting rights;

  •
  provisions requiring a supermajority of six directors and, in some cases, at least 60% of the shareholders to approve major corporate actions and other material transactions out of the ordinary course of business; and

  •
  provisions requiring that our board of directors consist of no more than eleven directors, appointed as follows: two directors appointed by eircom ESOP Trustee Limited as long as it holds shares carrying not less than 18% of the rights to attend and vote at shareholders' meetings, and one director, if eircom ESOP Trustee Limited holds shares carrying less than 18% but at least 1% (one of which will serve as vice chairman); seven directors appointed by the Providence and Soros entities that hold our ordinary shares; Sir Anthony O'Reilly (who will serve as chairman, as long as he is a director), or with the consent of at least six directors, his nominee, for so long as Lionheart Ventures (Overseas) Limited holds shares carrying not less than 3% of the rights to attend and vote at shareholders' meetings; and one other director, who must be a senior officer of eircom, appointed by a majority of the existing directors.

        The Valentia Holdings' shareholders agreement further provides that the board of directors of Valentia will be identical, and the boards of eircom, eircom Funding and eircom Funding (Holdings) Limited are substantially the same as the board of Valentia Holdings.

        The original subscription and shareholders agreement also provided that Valentia would pay all reasonable costs and expenses incurred by the various shareholders in connection with the subscription and shareholders agreement.

        Valentia Holdings' articles of association contain, and prior to our reorganization Valentia's articles of association contained, similar governance provisions to those described above, as well as transfer restrictions applicable to our shares additional to those described above, including specified tag-along and drag-along rights.

        Following our reorganization, the governance provisions contained in Valentia Holdings' shareholders agreement and articles of association were amended to provide for weighted voting rights at the board level in connection with the approval, in some cases, of major corporate actions and other material transactions out of the ordinary course of business.

  Provisions for the benefit of eircom ESOP Trustee Limited

        The subscription and shareholders agreement and the shareholders agreement Valentia Holdings entered into in connection with our reorganization set out various obligations on the other shareholders that are intended to provide eircom ESOP Trustee Limited with liquidity over its shares. In the subscription and shareholders agreement, the Providence, Soros, Goldman Sachs and Lionheart Ventures shareholders assumed certain obligations to ensure that eircom ESOP Trustee Limited would have liquidity over approximately €50 million in ESOT preference shares by October 31, 2003 including, in some cases, by causing us to repurchase or redeem shares. The shareholders agreement in certain circumstances requires the Providence, Soros, Goldman and Lionheart Ventures holders of our ordinary shares, to subscribe for certain shares. We are obligated to pay a commission of 0.5% per month, calculated daily, of the amount committed for subscription. The aggregate amount of commission payable is subject to a cap of 10% of the amount committed for subscription. In respect of this obligation, Valentia paid commissions of €0.7 million to the Soros shareholders, €1.7 million to the Providence shareholders, €0.1 million to Goldman Sachs, and €0.2 million to Lionheart Ventures during the financial year ended March 31, 2003. This obligation to redeem or repurchase ESOT preference shares terminated in connection with the transactions described under "The Reorganization and Refinancing Transactions—The refinancing transactions."

        Under the subscription and shareholders agreement, the Providence, Soros, Goldman Sachs and Lionheart Ventures shareholders have undertaken to eircom ESOP Trustee Limited that there will not be a sale, other than through a general offer of Valentia Holdings, of all or substantially all of eircom's fixed telephony business for providing licensed services, except multimedia, within a specified period from Valentia's offer to acquire all of the shares of our predecessor, unless eircom ESOP Trustee Limited gives its consent or various other conditions are fulfilled. Under the shareholders agreement Valentia Holdings entered into in connection with our reorganization, these parties and Yoghal Trading Limited gave this same undertaking.

        In addition, the subscription and shareholders agreement and the shareholders agreement Valentia Holdings entered into in connection with our reorganization provide that Valentia will, consistent with its obligations under the registration rights agreement described below, use reasonable efforts to obtain a listing for the ESOT preference shares on or before the later of November 2, 2006 or the date on which ESOT distributes any ESOT preference shares through the eircom Approved Profit Sharing Scheme.

Registration rights agreement

        In connection with the acquisition of eircom, Valentia entered into a registration rights agreement, dated August 28, 2001, with its shareholders. In connection with our reorganization, the Valentia registration rights agreement was terminated and Valentia Holdings entered into a similar agreement. Under these agreements, subject to various conditions and limitations:

  •
  holders of 60% or more of the voting rights have the right, in connection with a public flotation of the ordinary shares or at any time on or after August 28, 2004, and any of the eircom ESOP Trustee Limited and the Providence, Soros, Goldman Sachs and Lionheart Ventures shareholders (and, under the new Valentia Holdings registration rights agreement, Aurum Nominees Limited and Yoghal Trading Limited) have the right, after a public flotation of ordinary shares, to require us to file a registration statement under the Securities Act to register ordinary shares then held by them (limited to not more than two registrations in any 12 month period);

  •
  the eircom ESOP Trustee Limited or, if it has assigned any of its rights under the registration rights agreement, the holders of a majority of the ESOT preference shares, have the right to require us to file a registration statement under the Securities Act to register their ESOT preference shares (limited to one registration); and

  •
  these holders of ordinary and preference shares also have the right to include their shares in registered offerings of our shares which we initiate.

        We are not obligated to file a registration statement for ordinary shares unless those shares are being offered at an aggregate proposed offering price, less any underwriting commission, of at least €50,000,000, or unless they constitute at least 2% of the outstanding ordinary shares.

        We agreed to bear customary expenses associated with offerings of shares, other than customary underwriting discounts, customary selling commissions and fees and expenses of shareholders' legal counsel. In addition, we agreed to indemnify the persons whose shares are registered against liabilities relating to any registration statement prepared and filed under the registration rights agreement.

Other acquisition-related agreements

        In addition to the agreements discussed above, Valentia entered into agreements with, among others, Providence, Soros, Goldman Sachs, Sir Anthony O'Reilly and eircom ESOP Trustee Limited, relating to the formation of the consortium to acquire eircom and the framework for the proposed governance of Valentia.

Agreements related to our reorganization

        In connection with our reorganization, we entered into various agreements with our shareholders, including a share exchange agreement, an implementation agreement and the Valentia Holdings shareholders agreement described above. See "—Subscription and shareholders agreement" and "The Reorganization and Refinancing Transactions." We have agreed, among other things, to pay certain expenses of our shareholders in connection with our reorganization.

Loan agreements with eircom Limited and eircom ESOP Trustee Limited

        On May 23, 2002 Valentia loaned approximately €50 million to eircom ESOP Trustee Limited, trustee of the ESOT. We obtained the funds used for this loan from an intercompany loan from eircom. The loan agreement governing the eircom ESOP Trustee Limited loan provides that any proceeds received by eircom ESOP Trustee Limited from a sale of preference shares must first be used for repayment of the loan facility. These loans are on an interest-free basis and are repayable on October 31, 2003. This loan was repaid following the initial offering. The eircom ESOP Trustee Limited has waived its entitlement to dividends in respect of 474 ESOT preference shares up to October 31, 2003.

Payments of fees

  Fees in connection with the acquisition of eircom by Valentia

        During the period ended March 31, 2002, Valentia incurred professional fees to the following related parties in connection with the acquisition of eircom:

  •
  €8.5 million in legal fees comprised of approximately €7.2 million in cash and approximately €1.3 of our non-voting adviser preference shares 2008 to A&L Goodbody solicitors, a partnership including Paul Carroll, a director of Valentia;

  •
  €10 million in cash in professional fees to Soros Private Equity Partners, a partnership in which certain directors of Valentia are partners; and

  •
  €21.6 million in professional fees and expenses, comprised of approximately €17.9 million in cash and approximately €3.7 million of our non-voting adviser preference shares 2008, to Providence Equity Partners Inc., a corporation of which two of our directors are stockholders and executive officers.

        We also paid €0.2 million in legal fees of Lionheart Ventures (Overseas) Limited.

        In accordance with Irish law and Irish GAAP these professional fees were included in our consolidated financial statements as share issue costs, debt issue costs and acquisition costs as appropriate.

Other fees

        During the financial year ended March 31, 2003, the Providence, Soros, Goldman Sachs and Lionheart Ventures shareholders received the commissions described above under "—Provisions for the benefit of eircom ESOP Trustee Limited."

        During the financial year ended March 31, 2003, Valentia had incurred €5.1 million in legal fees payable to A&L Goodbody solicitors. Valentia incurred an additional €2.0 million in legal fees payable to A&L Goodbody in connection with the reorganization and refinancing transactions.

Transactions with affiliates

        From time to time we make investments in joint ventures and affiliates relating to our business. Transactions with these joint ventures and affiliates include the following:

  •
  We hold 49% of the ordinary shares in Beacon Integrated Solutions Limited and 22% of the ordinary shares in Buy4Now Limited, and have entered into shareholders agreements with the other shareholders of these entities giving us various board nomination and share transfer rights;

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  We hold 35% of the issued share capital in T.E. Services (Ireland) Limited pursuant to which we provide services, facilities and personnel to T.E. Services, which will build, renew and maintain that part of the Irish telecommunications network operated and maintained by us in accordance with our General Telecommunications License;

  •
  We hold 50% of the issued share capital in eircom Enterprise Fund Limited, with whom we have entered into certain arrangements and also loaned approximately €1.15 million; and

  •
  We hold 33% of the issued share capital in Altion TI Limited, which provides us with systems support, maintenance and upgrading services as well as consultancy services for some of our divisions.

THE REORGANIZATION AND REFINANCING TRANSACTIONS

Pre-offering corporate reorganization

        Prior to the completion of the initial offering, the shareholders of Valentia transferred their interests in Valentia to a new holding company, Valentia Holdings, in exchange for interests in Valentia Holdings. The purpose of this restructuring was to allow the notes to be issued in a more desirable structure and to provide for additional flexibility for a distribution to Valentia's shareholders. In particular, Valentia Holdings has more flexibility under the laws of England and Wales to make distributions following the reorganization than would have been the case for an Irish company, due in part to the availability of merger relief.

        As part of this reorganization, Valentia's shareholders transferred their shares in Valentia to Valentia Holdings, a private limited company incorporated in England and Wales, in exchange for an issue of shares in Valentia Holdings. This resulted in Valentia becoming a wholly-owned subsidiary of Valentia Holdings, with the former shareholders in Valentia owning shares in Valentia Holdings in the same number and proportion as the shares they previously held in Valentia. Valentia Holdings adopted new articles of association, and entered into a shareholders agreement with its shareholders, each having similar terms as to economic ownership and governance rights as the prior articles of association of Valentia and shareholders agreement among the shareholders in Valentia. Valentia also adopted new articles of association, which reflect the fact that Valentia became a wholly-owned subsidiary of Valentia Holdings. Merger relief was available to Valentia Holdings under the laws of England and Wales for the share-for-share exchange described above, so Valentia Holdings was not required to transfer any amount to its share premium account in respect of the premium at which Valentia Holdings issued those shares to the former shareholders of Valentia.

        In connection with the reorganization, eircom declared and paid a dividend of €18 million to Valentia. Valentia then re-registered as an Irish public limited company and immediately thereafter as an Irish public unlimited company. eircom Funding, previously an Irish public limited company, also re-registered as an Irish public unlimited company. Since Irish law requires Irish public companies to have no less than seven shareholders, Valentia issued one share, and the existing shareholders of eircom Funding each transferred one share, to each of six Irish private limited nominee companies with no prior operations to hold those shares, in the case of Valentia, in trust for Valentia Holdings and, in the case of eircom Funding, in trust for eircom Funding (Holdings) Limited. eircom Funding (Holdings) Limited is a direct wholly-owned subsidiary of Valentia, and is the sole member of each of those six nominee companies.

The refinancing transactions

        Simultaneously with the initial offering, Valentia and some of its subsidiaries entered into a new credit facility. See "Description of Other Indebtedness—New Credit Facility." Upon issuance of the notes, eircom Funding advanced to Valentia an amount equal to the proceeds from the issuance of the senior subordinated notes. Valentia used a portion of these proceeds, along with the proceeds from the issuance of the senior notes and the funds drawn down by Valentia under the new credit facility, to discharge its indebtedness under its prior credit facility and, to the extent not repaid prior to the initial offering, to repay short term debt of ITI. Valentia also used available cash, including cash held within the group and, to the extent necessary, cash proceeds from the offering or drawn down under the new credit facility, to fund a dividend to Valentia Holdings utilizing the reserves released on a cancellation of share premium.

        Valentia Holdings used the proceeds of the dividend received from Valentia to declare and pay dividends to its shareholders and redeem certain existing preference shares. See "Use of Proceeds."

        In connection with the reorganization and refinancing transactions, Valentia Holdings also allotted and issued 66 million shares in its new class of redeemable preference shares to the ESOT.

DESCRIPTION OF OTHER INDEBTEDNESS

New Credit Facility

        On August 6, 2003 Valentia entered into a €1.4 billion facilities agreement with Deutsche Bank AG London and others, including Allied Irish Banks, p.l.c., The Governor and Company of the Bank of Ireland, Barclays Capital, Goldman Sachs International, The Royal Bank of Scotland plc, Citigroup Global Markets Limited and Morgan Stanley Senior Financing, Inc. The borrowers under the facilities agreement are Valentia in respect of the term loans and, in respect of the revolving facility, eircom, ITI or certain other qualifying wholly-owned subsidiaries of eircom.

        The facilities agreement provides for:

  •
  a seven-year, €730 million amortizing term loan facility;

  •
  an eight-year, €260 million term loan facility;

  •
  a nine-year, €260 million term loan facility; and

  •
  a seven-year revolving facility of up to €150 million.

        Valentia used funds drawn down under the term loan facilities and a portion of the proceeds from the initial offering to refinance existing indebtedness of our group. Valentia used available cash, including cash held within the group and, to the extent necessary, cash proceeds from the initial offering or drawn down under the new credit facility, to fund a dividend to Valentia Holdings. Valentia Holdings used these proceeds to fund a dividend to its shareholders and redeem preference shares, as described in "Use of Proceeds." Of the €730 million amortizing term loan facility, approximately €88 million was available, and has been used, to repay the debenture stock issued by Irish Telecommunications Investments Limited, or ITI, which matured in September 2003, and the loan facilities to ITI provided by the European Investment Bank, which was scheduled to mature in December 2003. See "—ITI debenture stock" and "—European Investment Bank loan facilities." The revolving facility is available for working capital needs and other general corporate purposes on a fully revolving basis throughout its seven-year term. If Valentia and a particular lender agree, that lender may provide ancillary facilities (which may include overdraft, foreign exchange or guarantee facilities on a bi-lateral basis to a borrower in place of all or part of that lender's commitment under the revolving facility on the terms of the facilities agreement).

Amortization; Prepayments

        Amounts outstanding under the seven-year facility are required to be repaid in half-yearly installments beginning on February 6, 2005. The outstanding principal amount under the eight-year facility is required to be paid in a single installment on August 6, 2011 and the outstanding principal amount under the nine-year facility is required to be repaid in a single installment on August 6, 2012.

        All amounts drawn under the revolving facility are required to be repaid on the last day of the applicable interest period, with the final repayment date falling on August 6, 2010.

        The sale of all or substantially all of our assets or the business of our group or, subject to specified exceptions, a change in our control will result in our being required to prepay all amounts outstanding under the facilities agreement and to cancel the revolving facility.

        We are required under the terms of the facilities agreement to make repayments from the net proceeds of disposals, insurance claims and debt issuances, subject to specified baskets and thresholds and other exceptions. Upon the listing, public offering or flotation of shares in Valentia or a holding company of Valentia, subject to specified exceptions, we are required to make prepayments equal to half the net proceeds of the listing, public offering or flotation.

        Subject to exceptions set out in the facilities agreement, we have the right to voluntarily prepay amounts owing under the facilities agreement.

Interest Rates; Fees

        Outstanding borrowings under the seven-year term loan facility and the revolving facility bear interest at EURIBOR plus a margin of 2.25% until August 6, 2004, plus mandatory costs. Thereafter, the margin will be between 1.5% and 2.25%, as determined based on Valentia's ratio of consolidated net borrowings to consolidated adjusted EBITDA, as defined in the facilities agreement. Outstanding borrowings under the eight-year and nine-year facilities bear interest at EURIBOR plus 2.75% and EURIBOR plus 3.25%, plus mandatory costs. We may also be obligated to pay a commitment fee on undrawn and uncancelled amounts under the facilities, calculated daily at an annual rate of 0.75%.

        A separately agreed fronting fee is payable for guarantees or letters of credit issued under the revolving facility.

Guarantee; Security

        The obligations of the borrowers under the facilities agreement are guaranteed by Valentia, eircom and ITI. Subject to exceptions set out in the facilities agreement, Valentia must ensure that the guarantors under the facilities agreement account for 90% or more of the total net assets, turnover or consolidated adjusted EBITDA, as defined under the facilities agreement, of the group.

        The facilities are secured by a first priority security interest over all of the shares in eircom and over eircom's shares in ITI, and, subject to certain exceptions, security over all of the tangible and intangible assets of Valentia, eircom and ITI, as well as by a first priority security interest over eircom Funding's rights under the intercompany loan agreement pursuant to which the proceeds from the senior subordinated notes were lent by eircom Funding to Valentia. In addition, the facilities agreement permits ITI and eircom to secure their obligations under certain bonds issued by ITI and guaranteed by eircom to the extent they were not repaid or prepaid prior to or in connection with the refinancing and for group members to grant certain other specified security interests.

Representations

        The facilities agreement includes customary representations and warranties relating to, among other things, corporate status, powers and authority, legal validity of certain finance documents, non-conflict of laws, constitutional documents and other documents binding on Valentia or its subsidiaries, no default, authorizations, business licences, financial statements and certain other information provided to the lenders, no material adverse effect, litigation, intellectual property rights, ownership of assets, environmental matters, pari passu ranking, and tax liability. The representations are repeated on various dates, as provided in the facilities agreement.

Financial Covenants

        The facilities agreement contains financial covenants, including requirements to meet a maximum borrowings to earnings ratio, a minimum earnings to interest cover ratio, a minimum cash flow to debt service ratio, a maximum capital expenditure threshold and a minimum guarantee cover ratio. The borrowings to earnings ratio and the earnings to interest cover ratio covenants are set out below:

        Valentia must ensure that the ratio of consolidated net total borrowings on each quarter date falling on a date or during a period specified in column 1 below to consolidated adjusted EBITDA for the measurement period ended on such quarter date does not exceed the ratio set out in column 2 below opposite the relevant date or period. Valentia must also ensure that the ratio of consolidated adjusted EBITDA to consolidated net interest payable for each measurement period ending on a quarter date falling on a date during a period specified in column 1 below shall not be less than the ratio set out in column 3 below opposite the relevant date or period.

Column 1 Date/Period	Column 2 Consolidated net total borrowings: Consolidated adjusted EBITDA	Column 3 Consolidated Adjusted EBITDA: Consolidated Net Interest Payable
September 30, 2003	4.80:1	2.65:1
December 31, 2003	4.80:1	2.65:1
March 31, 2004	4.80:1	2.65:1
June 30, 2004	4.70:1	2.70:1
September 30, 2004	4.60:1	2.75:1
December 31, 2004	4.50:1	2.80:1
March 31, 2005	4.45:1	2.90:1
June 30, 2005	4.30:1	3.00:1
September 30, 2005	4.20:1	3.15:1
December 31, 2005	4.05:1	3.30:1
March 31, 2006	3.95:1	3.50:1
The period from April 1, 2006 up to and including March 31, 2007	3.50:1	3.60:1
The period from April 1, 2007 up to and including March 31, 2008	3.10:1	3.95:1
The period from April 1, 2008 up to and including March 31, 2009	2.75:1	4.25:1
The period from April 1, 2009 up to and including March 31, 2013	2.50:1	4.50:1

Other covenants

        The facilities agreement includes customary covenants which limit, subject to various exceptions, among other things, the incurrence of additional debt, investments, dividends, disposals, transactions with affiliates, acquisitions and mergers, prepayments of other indebtedness, and creation of security. The facilities agreement also contains covenants that require Valentia and eircom to provide certain information to the lenders under the facilities agreement, including audited consolidated annual financial statements and monthly and quarterly management accounts.

Events of Default

        The facilities agreement contains customary events of default relating to, among other things, non-payment of amounts payable under the finance documents, breaches of other terms of the finance documents, misrepresentation, cross-default, insolvency of a material group member, insolvency proceedings and creditors' process, a material group member ceasing or threatening to cease carrying on business, effectiveness of finance documents, ownership of guarantors by Valentia, certain events relating to the intercreditor agreement, material adverse change, audit qualifications, material litigation, arbitration, administrative, regulatory or other proceedings and revocation of any telecommunications licence or regulatory authorisation held by any material group member. The events of default are subject to various exceptions and, in some cases, grace periods.

Intercreditor Agreement; Subordination of Intercompany Loans

        Valentia, eircom, ITI, eircom Funding and Valentia Holdings entered into an intercreditor agreement with, among others, Deutsche Bank AG London, as senior agent and security agent under the new credit agreement and various hedging banks. This agreement governs the relationship of the various creditors under and in connection with the new credit facility, certain of the hedging arrangements and debenture stock issued by ITI (such debt as described in "—ITI debenture stock"). The agreement includes provisions whereby the intercompany debt, including the intercompany loan of the net proceeds of the senior subordinated notes by eircom Funding to Valentia, is subordinated to the debt owed to the lenders under the new credit facility, certain of the hedging banks and creditors of the debenture stock issued by ITI and described in "—ITI debenture stock." Any debt owed to Valentia Holdings or the shareholders of Valentia Holdings by Valentia or any of its subsidiaries is also subordinated to the debt owed to the lenders under the new credit agreement and certain hedging banks. The intercreditor agreement includes provisions for hedging banks and investors which are shareholders of Valentia Holdings from time to time to accede to the intercreditor agreement.

Prior credit facility

        We entered into a facilities agreement, dated June 29, 2001, with, among others, Goldman Sachs International, Deutsche Bank AG London, Barclays Capital, Allied Irish Banks and The Governor and Company of the Bank of Ireland. The facilities agreement, as amended, provided for aggregate term loan facilities of up to €2.175 billion, of which €150 million in principal amount had been prepaid as of March 31, 2003, and a revolving credit facility of €225 million. As of March 31, 2003, a principal amount of €2.125 billion was outstanding under the term loan facilities, with €150 million payable on November 14, 2006, €650 million payable on November 14, 2008 and €1.325 billion payable on November 14, 2009. We prepaid an additional €100 million under the term loan facilities in May 2003. As of March 31, 2003, no amounts were outstanding under the revolving credit facility. Outstanding borrowings bore interest at EURIBOR plus the applicable margin and certain mandatory costs. There was a margin adjustment mechanism in the facilities agreement based on Valentia's ratio of consolidated net total borrowings to consolidated adjusted EBITDA and other criteria. As of the date of initial offering, margins of 2%, 2.25% and 2.5% applied to the outstanding borrowings referred to above.

        Borrowings under our prior credit facility were repaid with the proceeds from the initial offering and borrowings under the new credit facility. See "Use of Proceeds."

ITI debenture stock

        ITI issued guaranteed, unsecured debenture stock due September 2003 in aggregate principal amounts of €25.4 million on September 8, 1988 and €38.1 million on February 23, 1993. As of March 31, 2003, an aggregate principal amount of €56.5 million was outstanding. The debenture stock is guaranteed by eircom. Interest on the debenture stock is paid half-yearly in arrears on March 9 and September 9 at a yearly rate of 9.25%. ITI may repurchase the debenture stock by agreement with the holders of the debenture stock. Events of default under the debenture stock include, among other things, the sale or disposal of all or a substantial part of the undertaking or assets of eircom or ITI that prejudices the ability of ITI or eircom to meet their obligations under the debenture stock and guarantee. ITI has covenanted that, among other things, neither ITI nor eircom will create any security over other indebtedness unless similar security is also granted to the holders of the debenture stock. Because the new credit facility is secured over the assets of eircom and ITI, eircom and ITI are required to ratably secure the debenture stock until the stock is repaid. We repaid all of the debenture stock when it became due with funds drawn down under the tranche of the seven-year term loan under the new credit facility that was available for this purpose.

European Investment Bank loan facilities

        The European Investment Bank provided loan facilities to ITI in July 1983 in a principal amount of €94.5 million and in December 1993 in a principal amount of €31.7 million. As of March 31, 2003, an aggregate principal amount of €4.4 million was outstanding under the July 1983 facility and an aggregate principal amount of €31.7 million was outstanding under the December 1993 facility. The

July 1983 facility was repaid on July 25, 2003 and the December 1993 facility is repayable on December 22, 2003. The obligations of ITI under the July 1983 facility are guaranteed by the Irish government and its obligations under the December 1993 facility are guaranteed by eircom. The terms of the guarantee for the December 1993 facility provide that eircom's obligations to European Investment Bank under its guarantee shall rank equally with any other indebtedness and that eircom will grant security in relation to its obligations under its guarantee if security is granted by eircom in favor of another entity. Upon the occurrence of an event of default, the facilities are repayable on demand. We have prepaid all amounts outstanding under the December 1993 facility using funds drawn down under the tranche of the seven-year term loan under our new credit facility that was available for this purpose.

Citibank loan facility

        Citibank N.A. provided a loan facility in an aggregate principal amount of approximately €25.4 million to ITI on March 1, 2000. As of March 31, 2003, an aggregate principal amount of €12.7 million was outstanding. The loan facility was repaid in full on June 30, 2003.

Lease transactions

Irish sale and leaseback transactions

        ITI entered into two sale and leaseback transactions, as lessor, in March 1999 and March 2000. The value of assets acquired and then leased to a third party under these transactions was €180 million. Under a defeasance agreement, the third party has been discharged from the obligation to make rental payments to ITI following a payment by it to the defeasance agent and an undertaking by the defeasance agent to make the rental payments on the third party's behalf. ITI acquired the assets through funds borrowed through a loan facility. The lease agreements and loans have an initial term of 16 years and a further term of 19 years at a nominal rent provided that an option is exercised, and the lease agreements and loans are subject to termination upon specified events. ITI and eircom have covenanted not to create any security over the equipment which is the subject of the lease.

U.S. equipment finance leases

        eircom entered into five lease transactions between December 1995 and September 2000, which expire on various dates between January 2008 through February 2015. Under the terms of each of the lease arrangements, trusts were established which purchased, through funds loaned by a variety of lenders, telecommunications equipment from eircom, which was than leased back to eircom. The loans are secured by security interests over the equipment and other related assets, and the obligations of the trust under the loans are generally limited to the secured collateral. Under defeasance agreements, in return for a payment from eircom, the defeasance agents have agreed to make rental payments to the trust on behalf of eircom. eircom has also entered into letters of credit which it is required to have in place for as long as its rating is below a specified level. The obligations of eircom under these letter of credit facilities are guaranteed by Valentia. The nominal value of these letters of credit as of March 31, 2003 was €15 million. eircom has early buy-out options in respect of the equipment on specified dates and also on the occurrence of certain events which might otherwise lead to a termination of the leases. The aggregate amount outstanding under all the lease agreements as of March 31, 2003 is €200 million.

        Lercie Limited, previously Eircell Limited, has entered into similar lease transactions. As a result of the sale of the mobile business to Vodafone Group plc., the leased equipment is now used by the Vodafone group, although Lercie Limited remains the lessee of record and its obligations under the leases are guaranteed by eircom. It is anticipated that these arrangements will remain in place until such time as these leases are assumed by Vodafone.

Section 17 Guarantees

        Section 17 of the Irish Companies Amendment Act 1986 exempts a company from the obligation to file individual accounts for any financial year so long as their liabilities at the year end are guaranteed by their parent undertaking. These guarantees are uncapped. eircom provides Section 17 guarantees for a large number of companies in our group and also remains liable under Section 17 guarantees given for subsidiaries that we subsequently sold. The liabilities of all of the companies for which we have provided Section 17 guarantees for the financial year ended March 31, 2003 are included as liabilities in the audited balance sheets of eircom and Valentia included elsewhere in this prospectus. Guaranteed liabilities of subsidiaries we sold in earlier years are not included in these audited balance sheets, and do not exceed €37.5 million. In addition, intercompany payables are not included in the audited balance sheets as they are eliminated on consolidation.

        Guaranteed liabilities relating to defeased leases described above under "—Lease Transactions" are also not included in these audited balance sheets as our lease obligations are fully defeased at the inception of the leases.

Overdraft Facilities

        eircom and ITI have a number of overdraft facilities outstanding with Allied Irish Banks, Bank of Ireland and Bank of America. The aggregate principal amount available to the group from its overdraft facilities as of March 31, 2003 was approximately €25 million.

Hedging Arrangements

        Valentia has entered into interest rate hedging arrangements with various counterparties, including Bank of Ireland, Goldman Sachs, Fleet Bank and Ulster Bank. The aggregate notional amount of the hedging arrangements as of March 31, 2003 was €1,100 million.

        ITI has entered into interest rate hedging arrangements with various counterparties (UBS Warburg, ABN Amro Bank and Dresdner Bank). All of these hedging arrangements, some of which have been guaranteed by eircom, relate to the external indebtedness of ITI. The aggregate notional amount of the hedging arrangements as of March 31, 2003 was €6.9 million. These hedging arrangements matured on July 25, 2003.

        We have $250 million in senior subordinated notes that are denominated in dollars. We have hedged all of our payment obligations under the dollar denominated senior subordinated notes into euro, thereby eliminating this foreign currency exposure.

        For more information about our hedging policies, see "Operating and Financial Review and Prospects—Capital Resources" and "Operating and Financial Review and Prospects—Quantitative and Qualitative Disclosures About Market Risk—Currency sensitivity," above.

DESCRIPTION OF THE SENIOR NOTES

        Valentia issued the initial Senior Notes, and will issue the exchange Senior Notes, under an indenture dated August 7, 2003 (the "Senior Indenture") among Valentia, eircom and The Bank of New York, as trustee (the "Senior Trustee").

        The terms of the Senior Notes include those expressly set forth in the Senior Indenture and those made part of the Senior Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Senior Indenture is unlimited in aggregate principal amount, but the issuance in the initial offering of Senior Notes was limited to €550 million. We may issue an unlimited principal amount of additional notes having identical terms and conditions as any series of the Senior Notes (the "Additional Senior Notes"), which may include Senior Notes denominated in dollars ("Senior Dollar Notes," with Senior Notes denominated in euro being referred to herein as "Senior Euro Notes"). Each of the Senior Euro Notes and the Senior Dollar Notes (if issued) will constitute a separate series of Senior Notes. We will only be permitted to issue Additional Senior Notes in compliance with the covenant restricting the incurrence of indebtedness contained in the Senior Indenture. The Senior Notes offered in the initial offering, the exchange Senior Notes and, if issued, any Additional Senior Notes will be treated as a single class for all purposes under the Senior Indenture, including without limitation with respect to waivers and amendments, except as otherwise specified with respect to each series of Senior Notes. Unless expressly stated otherwise, in this description of the senior notes, when we refer to the Senior Notes, the reference includes Additional Senior Notes and any exchange senior notes that are issued and when we refer to the Senior Notes of one or more particular series, the reference includes the Additional Senior Notes of those series and any exchange senior notes of those series that are issued.

        This description of the Senior Notes is intended to be an overview of the material provisions of the Senior Notes and the Senior Indenture. Since this description of the Senior Notes is only a summary, you should refer to the Senior Indenture for complete descriptions of the obligations of Valentia and eircom, and your rights.

        You will find the definitions of capitalized terms used in this description of the Senior Notes under the heading "Certain Definitions." For purposes of this Description of the Senior Notes, references to "the Company," "we," "our" and "us" refer only to Valentia and not to its subsidiaries.

General

        The Senior Notes:

  •
  are general unsecured, senior obligations of the Company;

  •
  are unconditionally guaranteed by eircom, as described under "—Ranking and Guarantees—The Senior Notes eircom Guarantee;"

  •
  rank equally in right of payment with any existing and future Senior Indebtedness (and the Senior Euro Notes and the Senior Dollar Notes (if issued) rank equally with each other);

  •
  are effectively subordinated to any existing and future secured Indebtedness of the Company and its Restricted Subsidiaries to the extent of the assets securing such Indebtedness;

  •
  mature on August 15, 2013; and

  •
  are represented by one or more bearer Senior Notes in global form, but in certain circumstances may be represented by certificated registered Senior Notes in definitive form. See "Book-Entry, Settlement and Clearance."

        The Senior Euro Notes are issued in denominations of €1,000 and integral multiples of €1,000. Senior Dollar Notes (if issued) will be issued in denominations of $1,000 and integral multiples of $1,000.

Interest

        Interest on the Senior Notes accrues at the rate of 7.25% per annum. Interest on all series of the Senior Notes:

  •
  accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid;

  •
  is payable in cash semi-annually in arrears on February 15 and August 15, commencing on February 15, 2004;

  •
  is payable, in the case of a bearer global Senior Note, to the bearer of that Senior Note on the applicable interest payment date, and, in the case of a certificated Senior Note, to the holder of record of that Senior Note on the January 31 and July 31 immediately preceding the related interest payment date; and

  •
  is computed on the basis of a 360-day year comprised of twelve 30-day months.

        The rights of holders of beneficial interests in the Senior Notes to receive the payments of interest on the Senior Notes is subject to applicable procedures of the Book-Entry Depositary and DTC or Euroclear and Clearstream, as applicable. We also will pay additional interest to holders of the Senior Notes of a series if we fail to meet certain obligations. See "Exchange Offer—Additional Interest" and "Exchange Offer—Purpose of the Exchange Offer" under the applicable Notes Registration Rights Agreement.

Book-Entry Terms

        The Senior Notes are represented by global securities in bearer form without interest coupons which together represent the aggregate principal amount of the Senior Notes. The global notes have been deposited with The Bank of New York as book-entry depositary (the "Book-Entry Depositary") pursuant to the terms of deposit and custody agreements as discussed under "Book-Entry, Settlement and Clearance." The Book-Entry Depositary has issued a depositary interest representing a 100% interest in the underlying global note in each global note, to Euroclear and Clearstream by recording such interest in the Book-Entry Depositary's books and records in the name of the nominee of the common depositary for Euroclear and Clearstream. Following acceptance by Euroclear or Clearstream, as the case may be, of the depositary interests, the applicable settlement system recorded book-entry interests in such depositary interests ("Book-Entry Interests"). The Book-Entry Interests are not held in definitive form. Instead, Euroclear or Clearstream, as the case may be, has credited on its book-entry registration and transfer system the participants' accounts with the Book-Entry Interests owned by such participants. See "Book-Entry, Settlement and Clearance."

Methods of Receiving Payments on the Senior Notes

        Methods of receiving payments on global Senior Notes are governed by provisions described under "Book-Entry, Settlement and Clearance—Book-Entry Procedures for the Global Notes." In the case of certificated Senior Notes, if a Holder of at least €10.0 million in aggregate principal amount of the Senior Notes has given wire transfer instructions to the Company and, for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange, to the paying agent in Luxembourg or Dublin, as the case may be, the Company will pay all interest, premium and Additional Amounts, if any, on that Holder's Senior Notes in accordance with those instructions. In all other cases, the Company may elect to make payments of interest, premium and Additional Amounts, if any, by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Notes will be made through the office or agency of a Paying Agent. Subject to the provisions in "—Paying Agent and Registrar for the Senior Notes," the Paying Agent office will be in London, England for purposes of the Senior Notes.

Paying Agent and Registrar for the Senior Notes

        The Senior Trustee will initially act as Paying Agent and Registrar for the Senior Notes. In addition, for so long as any such Senior Notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange and the rules of such Stock Exchange so require, the Company shall have appointed a Person located in Luxembourg and/or a Person located in Dublin, as the case may be, each of which is reasonably acceptable to the Senior Trustee as an additional paying agent and transfer agent for the Senior Notes. The Company has also undertaken under the Senior Indenture that it will, to the extent practicable, ensure that it maintains a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the Directive (as defined below). The Company may change the Paying Agent or Registrar for the Senior Notes without prior notice to the Holders of such Senior Notes. However, for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish notice of the change in the Paying Agent and Registrar in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). For so long as the Senior Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, the Company shall also comply with applicable publication requirements of such exchange. The Company or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Senior Notes.

Transfer and Exchange

        A Holder may transfer or exchange Senior Notes in accordance with the Senior Indenture. The Registrar, the Senior Trustee and any paying and transfer agent in Luxembourg or Dublin, if any, may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Indenture. The Company is not required to transfer or exchange any Senior Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Senior Notes to be redeemed. No service charge will be made for any registration of transfer or exchange of the Senior Notes, but the Senior Trustee and the paying and transfer agent in Luxembourg or Dublin, if any, may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

        The Company and the Senior Trustee are entitled to treat the Holder of a Senior Note as the owner of it for all purposes.

Ranking and Guarantees

        The Senior Notes are general, unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Senior Notes. The Senior Notes rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated.

The Senior Notes eircom Guarantee

        eircom has unconditionally guaranteed the Company's payment obligations under the Senior Notes and the Senior Indenture (the "Senior Notes eircom Guarantee"). eircom has agreed to pay, in addition to the amount stated above, any and all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by the Senior Trustee or the holders in enforcing any rights under the Senior Notes eircom Guarantee.

        The Senior Notes eircom Guarantee:

  •
  is the general, unsecured senior obligation of eircom;

  •
  ranks equally in right of payment with any existing and future eircom Senior Indebtedness; and

  •
  is effectively subordinated to any existing and future secured Indebtedness of eircom and its Subsidiaries to the extent of the assets securing such Indebtedness.

        The obligations of eircom under each Senior Notes eircom Guarantee are limited to the maximum amount that can be guaranteed under applicable laws, including without limitation fraudulent conveyance or fraudulent transfer restrictions under applicable insolvency laws.

        The Senior Notes eircom Guarantee is automatically released upon a legal defeasance or covenant defeasance as described under the heading "—Defeasance."

Additional Note Guarantees

        The Company may from time to time designate a Restricted Subsidiary as an additional guarantor of the Senior Notes (an "Additional Note Guarantor") by causing it to issue a guarantee of the Senior Notes (each guarantee, an "Additional Note Guarantee"). Each Additional Note Guarantee will be an unconditional guarantee of all of the Company's payment obligations under the Senior Notes, except that each such Additional Note Guarantee will be limited to the maximum amount that can be guaranteed under applicable laws, including without limitation fraudulent conveyance or fraudulent transfer restrictions under applicable insolvency laws.

        Subject to the next three paragraphs, each Additional Note Guarantee will be a continuing guarantee and shall:

  (1)
  be binding upon each such Additional Note Guarantor and its successors; and

  (2)
  inure to the benefit of and be enforceable by the Trustee, the holders of the Notes and their successors, transferees and assigns.

        An Additional Note Guarantee will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) upon the sale or disposition (including through merger or consolidation) of the Capital Stock, or all or substantially all of the assets, of the applicable Additional Note Guarantor or a Restricted Subsidiary of which such Additional Note Guarantor is a Subsidiary, if:

  (1)
  such sale is made in compliance with the Senior Indenture (including the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock"); and

  (2)
  such Additional Note Guarantor is released from any Indebtedness under, and any guarantees of, and all pledges and security, if any, granted to secure Indebtedness under, the Senior Secured Credit Agreement (other than Indebtedness that is not Indebtedness of the Company or any Restricted Subsidiary after giving effect to such sale or disposition).

        An Additional Note Guarantee of an Additional Note Guarantor may also be released at the option of the Company if at the date of such release either (i) there is no Indebtedness of such Additional Note Guarantor outstanding which was Incurred after the Issue Date and which would not have been Incurred in compliance with the Senior Indenture if such Additional Note Guarantor had not been designated as an Additional Note Guarantor, or (ii) there is no Indebtedness of such Additional Note Guarantor outstanding which was Incurred after the Issue Date and which could not have been Incurred in compliance with the Senior Indenture as at the date of such release if such Additional Note Guarantor were not designated as an Additional Note Guarantor as at that date.

        In addition, an Additional Note Guarantee shall also be automatically released (1) upon a legal defeasance or covenant defeasance as described under the caption "—Defeasance," (2) upon a suspension of covenants as described under the caption, "Certain Covenants—Fall-Away of Covenants on Achievement of Investment Grade Status," (3) upon the designation by the Company of the Additional Note Guarantor as an Unrestricted Subsidiary in compliance with the terms of the Senior Indenture or (4) upon payment in full of the aggregate principal amount of all Senior Notes then outstanding and all other financial obligations under such Additional Note Guarantee then due and owing.

        Upon any occurrence giving rise to a release of an Additional Note Guarantee as specified above, the Senior Trustee shall execute any documents reasonably required in order to evidence or effect such release, discharge and termination in respect of such Additional Note Guarantee. Neither the Company nor any Additional Note Guarantor shall be required to make a notation on the Senior Notes to reflect any such Additional Note Guarantee or any such release, termination or discharge.

Optional Redemption

        Except as described below and under "—Redemption for Taxation Reasons," the Senior Notes are not redeemable until August 15, 2008. On and after August 15, 2008, the Company may redeem all or, from time to time, a part of the Senior Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date (subject, in the case of certificated Senior Notes, to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Senior Notes
2008	103.625%
2009	102.417%
2010	101.208%
2011 and thereafter	100.000%

        Any such redemption and notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent.

        Prior to August 15, 2006, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Senior Notes (including the principal amount of any Additional Senior Notes) with funds in an aggregate amount (the "Redemption Amount") not exceeding the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.25% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject, in the case of certificated Senior Notes, to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

  (1)
  at least 65% of the original principal amount of the Senior Notes being redeemed (including the principal amount of any Additional Senior Notes) remains outstanding after each such redemption; and

  (2)
  the redemption occurs within 180 days after the closing of such Equity Offering.

        Any redemption notice given in respect of the redemption referred to in the preceding paragraph may be given prior to completion of the related Equity Offering, and any such redemption or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

        In addition, prior to August 15, 2008, the Company may redeem all or, from time to time, a part of the Senior Notes of any series upon not less than 30 nor more than 60 days' notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject, in the case of certificated Senior Notes, to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any such redemption and notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent.

        "Applicable Premium" means, with respect to any Senior Euro Note on any redemption date, the excess of:

  (1)
  the present value at such redemption date of (i) the redemption price of such Senior Euro Note at August 15, 2008 (such redemption price (expressed in percentage of principal amount) being set forth in the table above under the first paragraph of this section), plus (ii) all required interest payments due on such Senior Euro Note to and including August 15, 2008 (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Bund Rate at such redemption date plus 50 basis points; over

  (2)
  the outstanding principal amount of such Senior Euro Note, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.

        "Bund Rate" means the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to August 15, 2008; provided, however, that if the period from the redemption date to August 15, 2008 is not equal to the constant maturity of the direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such redemption date to August 15, 2008 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

        Notice of redemption will be provided as set forth under "—Selection and Notice" below.

        If the Company effects an optional redemption of Senior Notes, the Company will, for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange, inform the relevant Stock Exchange(s) of such optional redemption and confirm the aggregate principal amount of the Senior Notes that will remain outstanding immediately after such redemption.

        In the case of certificated Senior Notes, if the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name the Senior Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Senior Notes will be subject to redemption by the Company.

        The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Senior Notes.

Selection and Notice

        If less than all of the Senior Notes are to be redeemed at any time, the Senior Trustee will select Senior Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Senior Notes are listed, and/or in compliance with the requirements of Euroclear or Clearstream, as applicable, or if the Senior Notes are not so listed or such exchange prescribes no method of selection and the Senior Notes are not held through Euroclear or Clearstream, as applicable, or Euroclear or Clearstream, as applicable, prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Senior Trustee in its sole discretion deems fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); provided, however, that no Note of €1,000 in aggregate principal amount or less shall be redeemed in part.

        For so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company shall publish notice of redemption in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and, in the case of certificated Senior Notes, in addition to such publication, not less than 30 nor more than 60 days prior to the redemption date, mail such notice to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar. For so long as the Senior Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, notice of such redemption shall be sent to the Companies Announcements Office of such exchange.

        If any Senior Note is to be redeemed in part only, the notice of redemption that relates to that Senior Note shall state the portion of the principal amount thereof to be redeemed. In the case of a certificated Senior Note, a new Senior Note in principal amount equal to the unredeemed portion of the original Senior Note will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. In the case of a global bearer Senior Note, an appropriate notation will be made on such Senior Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption.

Redemption for Taxation Reasons

        The Company may redeem the Senior Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders of the Senior Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a "Tax Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Company determines that, as a result of:

  (1)
  any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation; or

  (2)
  any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a "Change in Tax Law"), the Company, with respect to the Senior Notes, or a Note Guarantor, with respect to a Note Guarantee, as the case may be, is, or on the next interest payment date in respect of the Senior Notes would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to it. In the case of the Company or eircom, the Change in Tax Law must become effective on or after the date of this prospectus. In the case of an Additional Note Guarantor, a Successor Company or a successor of any Note Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payment on the Senior Notes. Notice of redemption for taxation reasons will be published in accordance with the procedures described under "—Selection and Notice." Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor (as defined below) would be obliged to make such payment of Additional Amounts and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Senior Notes pursuant to the foregoing, the Company will deliver to the Senior Trustee (a) an Officer's Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing to the effect that the circumstances referred to above exist.

Withholding Taxes

        All payments made by the Company, any Note Guarantor or a successor of any of the foregoing (each a "Payor") on the Senior Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

  (1)
  Ireland or any political subdivision or governmental authority thereof or therein having power to tax;

  (2)
  any jurisdiction from or through which payment on the Senior Notes, the Senior Notes eircom Guarantee or any Additional Note Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or

  (3)
  any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a "Relevant Taxing Jurisdiction"), will at any time be required from any payments made with respect to the Notes, including payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Senior Notes or the Senior Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments on the Senior Notes in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

  (1)
  any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such Senior Note or the receipt of payments in respect thereof;

    (2)
    any Taxes that would not have been so imposed if (i) the holder of the Senior Note had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant holder at that time has been notified (in accordance with the procedures set forth in "—Selection and Notices") by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made), or (ii) in the case of Taxes imposed by or on behalf of Ireland or any political subdivision or governmental authority thereof or therein having the power to tax (each of the foregoing an "Irish Taxing Jurisdiction"), the holder of the Senior Note had provided such other evidence as is reasonably necessary to enable the Payor or any other person through whom payment may be made to determine the residence of the holder (provided that (x) such determination of residence is necessary under the applicable laws of the Irish Taxing Jurisdiction to determine the application of the exemption from the requirement to deduct or withhold all or a part of any such Taxes and (y) at least 30 days prior to the first payment date with respect to which such determination is required under the applicable law of the Irish Taxing Jurisdiction, the relevant holder at that time has been notified (in accordance with the procedures set forth in "—Selection and Notices") by the Payor or any other person through whom payment may be made that such evidence must be provided);

    (3)
    any Senior Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Senior Note been presented during such 30 day period);

    (4)
    any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any or interest, if any, on the Senior Notes or under any Note Guarantee;

    (5)
    any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

    (6)
    any Taxes imposed on a payment to an individual and required to be made pursuant to the European Union Directive (the "Directive") on the taxation of savings implemented by the ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive;

    (7)
    any Taxes imposed in connection with a Senior Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Senior Note to, or otherwise accepting payment from, another paying agent in a member state of the European Union; or

    (8)
    any combination of the above.

        Such Additional Amounts will also not be payable where, had the beneficial owner of the Senior Note been the Holder of the Senior Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (8) inclusive above.

        The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any

Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Senior Trustee. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Senior Notes then outstanding and (y) the amount of such withholding Taxes paid per €1,000 principal amount of the Senior Euro Notes or per $1,000 principal amount of the Senior Dollar Notes (if issued), as the case may be.

        If any Payor will be obligated to pay Additional Amounts under or with respect to the Senior Notes, any Senior Notes eircom Guarantee or any Additional Note Guarantee, at least 30 days prior to the date of such payment the Payor will deliver to the Senior Trustee an Officer's Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Senior Trustee to pay such Additional Amounts to holders of Senior Notes on the payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the payment date, in which case the Payor may deliver such Officer's Certificate as promptly as practicable after the date that is 30 days prior to the payment date).

        Wherever in the Senior Indenture, the Senior Notes, any Note Guarantee or this Description of the Senior Notes there are mentioned, in any context:

  (1)
  the payment of principal,

  (2)
  purchase prices in connection with a purchase of Senior Notes,

  (3)
  interest, or

  (4)
  any other amount payable on or with respect to any of the Senior Notes or the Senior Notes eircom Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        The Payor will pay any present or future stamp, court or documentary taxes, or any similar taxes, charges or levies which arise in any jurisdiction from the execution, delivery, registration or enforcement of any Senior Notes or any other document or instrument referred to therein (other than a transfer of the Senior Notes) excluding any such taxes, charges or similar levies imposed by any jurisdiction outside Luxembourg, Ireland, the United States, the United Kingdom or any jurisdiction in which a Paying Agent is located. The foregoing obligations will survive any termination, defeasance or discharge of the Senior Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Change Of Control

        If a Change of Control occurs, subject to the terms of the covenant described under this heading "—Change of Control", each holder will have the right to require the Company to repurchase all of such holder's Senior Notes at a purchase price in cash equal to 101% of the principal amount of the Senior Notes plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (subject, in the case of certificated Senior Notes, to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obliged to repurchase Senior Notes as described under this heading, "Change of Control," in the event that the Company has unconditionally exercised its right to redeem all of the Senior Notes as described under "Optional Redemption" or all conditions to such redemption have been satisfied or waived.

        Unless the Company has unconditionally exercised its right to redeem all the Senior Notes as described under "—Optional Redemption" or all conditions to such redemption have been satisfied or waived, no later than the date that is 30 days after any Change of Control, the Company will mail a notice (the "Change of Control Offer") to each holder, with a copy to the Senior Trustee (and, if the Senior Notes are at that time listed on the Irish Stock Exchange, to the Irish Stock Exchange), stating:

  (1)
  that a Change of Control has occurred or may occur and that such holder has the right to require the Company to purchase such holder's Senior Notes at a purchase price in cash equal to 101% of the principal amount of such Senior Notes plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (in the case of certificated Senior Notes, subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

  (2)
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

  (3)
  the procedures determined by the Company, consistent with the Senior Indenture, that a holder must follow in order to have its Senior Notes repurchased; and

  (4)
  if such notice is mailed prior to the occurrence of a Change of Control, that the Change of Control Offer is conditional on the occurrence of such Change of Control.

        On the Change of Control Payment Date, if the Change of Control shall have occurred, the Company will, to the extent lawful:

  (1)
  accept for payment all Senior Notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes so tendered; and

  (3)
  deliver or cause to be delivered to the Senior Trustee the Senior Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of the Senior Notes or portions of Senior Notes being purchased by the Company.

        The Paying Agent will promptly mail to each holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Senior Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Senior Note equal in principal amount to the unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of €1,000 (in the case of Senior Euro Notes) or $1,000 (in the case of Senior Dollar Notes, if issued), as the case may be, or an integral multiple thereof.

        For so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish such public announcement in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

        In the case of certificated Senior Notes, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer. In the case of global bearer Senior Notes, the Company will pay accrued and unpaid interest and Additional Amounts, if any, to the Change of Control Payment Date to the Holders on such date.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the Senior Indenture are applicable. Except as described above with respect to a Change of Control, the Senior Indenture does not contain provisions that permit the holders to require that the

Company repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Senior Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Senior Indenture by virtue of the conflict.

        The Company's ability to repurchase Senior Notes issued by it pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would require a repurchase of Indebtedness under the Senior Secured Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Secured Credit Agreement and require a repurchase of Indebtedness under that agreement may not constitute a Change of Control under the Senior Indenture. Future Indebtedness of the Company or its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Senior Notes issued by it could cause a default under, or require a repurchase of, such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        Even if sufficient funds were otherwise available, the terms of the Senior Secured Credit Agreement may (and other Indebtedness may) prohibit the Company's prepayment of the Senior Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Bank Indebtedness outstanding thereunder and any such other Indebtedness containing similar restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if holders of Senior Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Senior Indenture. A default under the Senior Indenture may result in a cross-default under the Senior Secured Credit Agreement.

        The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to specified other Persons. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Senior Notes may require the Company to make an offer to repurchase the Senior Notes as described above.

        The provisions of the Senior Indenture relating to the Company's obligation to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified with the written consent of holders of a majority in outstanding principal amount of the Senior Notes.

Certain Covenants

Limitation on Indebtedness

        The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company, eircom, eircom Funding and any Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving pro forma effect thereto, (x) the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries is less than 5.00 to 1.00 and (y) in the case only of an Incurrence of Senior Debt, the Consolidated Senior Leverage Ratio for the Company and its Restricted Subsidiaries is less than 3.50 to 1.00.

        The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

  (1)
  Indebtedness Incurred (a) pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness or (b) by a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition, in a maximum aggregate principal amount at any time outstanding not exceeding (A) €1.4 billion plus (B) in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

  (2)
  (a) Guarantees in respect of Indebtedness permitted to be secured by a Lien pursuant to clause (1) of the definition of "Permitted Liens," (b) Guarantees by the Company or any Note Guarantor of Indebtedness or any other obligation or liability of the Company, any Note Guarantor or eircom Funding (other than any Indebtedness incurred by the Company, any Note Guarantor or eircom Funding, as the case may be, in violation of this covenant), including, without limitation, any Guarantees of the Senior Notes, (c) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of any Restricted Subsidiary (except, in the case of Guarantees issued by a Restricted Subsidiary, eircom Funding) that is not a Note Guarantor (other than of any Indebtedness incurred by such Restricted Subsidiary in violation of this covenant), (d) without limiting the covenant described under "—Limitations on Liens", Indebtedness of the Company or any Note Guarantor arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Note Guarantor (other than any Indebtedness incurred by the Company or such Note Guarantor, as the case may be, in violation of this covenant), or (e) without limiting the covenant described under "—Limitations on Liens," Indebtedness of any Restricted Subsidiary that is not a Note Guarantor arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of any Restricted Subsidiary that is not a Note Guarantor or eircom Funding (other than any Indebtedness incurred by such Restricted Subsidiary in violation of this covenant);

  (3)
  Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

  (a)
  any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

  (b)
  any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company,

    shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be and provided further that if a Restricted Subsidiary that is not a Note Guarantor owns or holds such Indebtedness and the Company or any Note Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full of all obligations with respect to the Senior Notes;

  (4)
  Indebtedness represented by: (a) the Senior Notes (other than any Additional Senior Notes) and any exchange notes issued in exchange for any Senior Notes; (b) Note Guarantees; (c) the Senior Subordinated Notes issued on the Issue Date and any exchange notes issued in exchange therefor; (d) the Senior Subordinated Notes Valentia Guarantee and the Senior Subordinated Notes eircom Guarantee; (e) any Indebtedness (other than the Indebtedness described in clauses (1) and (3)) outstanding on the Issue Date; (f) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this covenant; and (g) any Management Advances;

  (5)
  Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which a Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, (x) the Company would have been able to Incur €1.00 of additional Indebtedness (and if the Indebtedness Incurred pursuant to this clause (5) includes Senior Debt, €1.00 of additional Senior Debt) pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5) or (y) neither the Consolidated Leverage Ratio nor the Consolidated Senior Leverage Ratio would be greater than it was immediately prior to giving effect to such acquisition;

  (6)
  Indebtedness under Currency Agreements, Interest Rate Agreements and Commodity Hedging Agreements entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Company);

  (7)
  Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations, and in each case any Refinancing Indebtedness in respect thereof, in an aggregate principal amount not to exceed the greater of €150 million and 3.75% of Total Assets;

  (8)
  Indebtedness Incurred in respect of (a) workers' compensation claims, self-insurance obligations, performance, surety, judgment, appeal or other similar bonds, instruments or obligations and completion guarantees provided by the Company or a Restricted Subsidiary, or relating to liabilities or obligations incurred, in the ordinary course of business, (b) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business and (c) the financing of insurance premiums in the ordinary course of business;

  (9)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for guarantees, indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition);

  (10)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence; and

  (11)
  in addition to the items referred to in clauses (1) through (10) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed the greater of €100 million and 2.5% of Total Assets at any time outstanding.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

  (1)
  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses;

  (2)
  all Indebtedness outstanding on the date of the Senior Indenture under the Senior Secured Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (3) of the second paragraph of this covenant, and may not be reclassified pursuant to clause (1) of this paragraph;

  (3)
  Guarantees of, or obligations in respect of letters of credit, bankers' acceptances or other similar instruments relating to, or Liens securing, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

  (4)
  if obligations in respect of letters of credit, bankers' acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (1) or (11) of the second paragraph above and the letters of credit, bankers' acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

  (5)
  the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not eircom or a Note Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

  (6)
  Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

  (7)
  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any

Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, in the case of any other Indebtedness.

        If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described under this heading "—Limitation on Indebtedness" covenant, the Company shall be in Default of this covenant).

        For purposes of determining compliance with any euro-denominated restriction on the Incurrence of Indebtedness, the euro-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (x) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than euros, and such refinancing would cause the applicable euro-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, (y) the euro-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date and (z) the euro equivalent principal amount of Indebtedness denominated in a currency other than euros and incurred pursuant to the Senior Secured Credit Agreement shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) the date on which any of the respective commitments under the Senior Secured Credit Agreement shall be reallocated among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of Incurrence. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

  (1)
  declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

  (a)
  dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

  (b)
  dividends or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value);

  (2)
  purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect Parent of the Company held by Persons other than the Company or a

    Restricted Subsidiary of the Company (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

  (3)
  purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Note Guarantor Subordinated Obligations (other than (x) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (y) any Indebtedness (other than the eircom Funding Intercompany Loan) incurred pursuant to clause (3) of the second paragraph of the covenant described under "—Limitation on Indebtedness") or any Subordinated Shareholder Funding or Management Proceeds Funding; or

  (4)
  make any Restricted Investment in any Person; (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

  (a)
  a Default shall have occurred and be continuing (or would result therefrom); or

  (b)
  the Company is not able to Incur an additional €1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on Indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

  (c)
  the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (and not returned or rescinded) would exceed the sum of:

  (i)
  50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the first fiscal quarter commencing after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

  (ii)
  100% of the aggregate Net Cash Proceeds, and Fair Market Value (as determined in accordance with the next succeeding sentence) of property or assets, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or Subordinated Shareholder Funding or Management Proceeds Funding subsequent to the Issue Date or other capital contributions subsequent to the Issue Date (other than (x) Net Cash Proceeds or property or assets received from an issuance or sale of such Capital Stock to a Restricted Subsidiary of the Company, (y) Net Cash Proceeds or property or assets to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (6) of the next succeeding paragraph, and (z) Excluded Contributions);

  (iii)
  100% of the aggregate Net Cash Proceeds, and Fair Market Value (as determined in accordance with the next succeeding sentence) of property or assets, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary of the Company) by the Company or any Restricted Subsidiary subsequent to the Issue Date of any Indebtedness that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) or Subordinated Shareholder Funding or Management Proceeds Funding (plus the amount of any cash, and the Fair Market Value of any other property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange); and

      (iv)
      the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries resulting from:

      (A)
      repurchases, redemptions or other acquisitions or retirements of any such Restricted Investment, proceeds realized upon the sale or other disposition to a Person other than the Company or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Company or any Restricted Subsidiary of the Company; or

      (B)
      the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included in Consolidated Net Income for purposes of the preceding clause (i) to the extent that it is (at the Company's option) included under this clause (iv).

The Fair Market Value of property or assets other than cash covered by the preceding sentence shall be the fair market value thereof as determined in good faith by the Company and:

      (A)
      for property or assets so determined to have a Fair Market Value in excess of €15 million, the Fair Market Value shall be set forth in an Officer's Certificate; or

      (B)
      for property or assets so determined to have a Fair Market Value in excess of €30 million, the Fair Market Value shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Company attached to an Officer's Certificate.

The foregoing provisions will not prohibit any of the following (collectively, "Permitted Payments"):

  (1)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Subordinated Shareholder Funding, Management Proceeds Funding, Subordinated Obligations or Note Guarantor Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock), Subordinated Shareholder Funding or Management Proceeds Funding or a substantially concurrent capital contribution to the Company; provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) to the extent so applied, the Net Cash Proceeds or Fair Market Value of property or assets from such sale of Capital Stock, Subordinated Shareholder Funding or Management Proceeds Funding will be excluded from clause (c)(ii) of the preceding paragraph;

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Note Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness" above; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

  (3)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness" above and that in each case constitutes Refinancing Indebtedness; provided, however,that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

  (4)
  any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations or Note Guarantor Subordinated Obligations:

  (a)
  from Net Available Cash to the extent permitted under "—Limitation on Sales of Assets and Subsidiary Stock" below;

  (b)
  to the extent required by the agreement governing such Subordinated Obligations or Note Guarantor Subordinated Obligations, following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have complied with the terms described under "Change of Control" and, if required, purchased all Senior Notes tendered pursuant to the offer to repurchase all the Senior Notes required thereby, prior to purchasing, redeeming, repurchasing, defeasing or otherwise acquiring or retiring such Subordinated Obligations or Note Guarantor Subordinated Obligations; or

  (c)
  consisting of Acquired Indebtedness;

    provided, however, that such purchase, redemption, repurchase, defeasance or other acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

  (5)
  dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

  (6)
  so long as no Default or Event of Default has occurred and is continuing, the purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of Capital Stock of the Company, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof) and loans, advances, dividends or distributions (or payments in respect of any Management Proceeds Funding) by the Company to any Parent to permit any Parent to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of the Company, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof), or payments to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of the Company, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (1) €10 million, plus (2) €5 million multiplied by the number of calendar years that have commenced since the Issue Date plus (3) the Net Cash Proceeds received by the Company since the Issue Date (including, without limitation, through receipt of proceeds from the issuance or sale of its Capital Stock to a Parent or the incurrence of any Management Proceeds Funding) from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under paragraph (c)(ii) of this covenant, provided, however, that the amount of such payments will be included in subsequent calculations of the amount of Restricted Payments;

  (7)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary that is not a Note Guarantor, Incurred in accordance with the terms of the covenant described under "—Limitation on Indebtedness" above; provided that the payment of such dividends will be excluded from the calculation of Restricted Payments;

  (8)
  purchases, repurchases, redemptions, defeasance or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such purchases, repurchases, redemptions, defeasance or other acquisitions or retirements will be excluded from subsequent calculations of the amount of Restricted Payments;

  (9)
  dividends, loans, advances or distributions to any Parent or other payments by the Company or any Restricted Subsidiary in amounts equal to:

  (a)
  the amounts required for any Parent to pay any Parent Expenses or any Related Taxes;

  (b)
  the amounts which constitute, or are payment in respect of, a surrender of group relief actually utilized by the Company or any Restricted Subsidiary;

  (c)
  the amounts payable pursuant to any Tax Sharing Agreement; and

  (d)
  amounts constituting payments satisfying the requirements of clause (14) or (15) of the second paragraph of the covenant described under "—Limitation on Affiliate Transactions",

    provided that such dividends, loans, advances, distributions or other payments will be excluded from subsequent calculations of the amount of Restricted Payments;

  (10)
  the payment by the Company of, or loans, advances, dividends or distributions to any Parent to pay, dividends on the common stock or equity of the Company or any Parent following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company in or from such public offering provided that the net amount of such payments will be included in subsequent calculations of Restricted Payments;

  (11)
  Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed €75 million (net of repayments of any such loans or advances), provided that the net amount of such payments will be included in subsequent calculations of Restricted Payments;

  (12)
  payments by the Company, or loans, advances, dividends or distributions to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of the issuance of fractional shares of such Capital Stock, not to exceed €200,000 in the aggregate outstanding at any time, provided that the net amount of such payments will be included in subsequent calculations of Restricted Payments;

  (13)
  dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries, provided that such dividends or other distributions shall be excluded in subsequent calculations of Restricted Payments;

  (14)
  Investments in an aggregate amount outstanding at any time not to exceed the aggregate cash amount of Excluded Contributions, or consisting of non-cash Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this clause (14), provided that the amount of such Investments shall be excluded from the calculation of Restricted Payments;

  (15)
  the Transactions, including but not limited to any Restricted Payment pursuant to or in connection with, the Transactions, provided that the amount of such payments shall be excluded in subsequent calculations of the amount of Restricted Payments;

  (16)
  any payment by way of loan, advance, dividend, distribution, contribution, or otherwise (i) to any Parent to permit any Parent to pay a cash dividend on the ESOT Preference Shares or to make a loan, advance, dividend, distribution, contribution, or other payment to the ESOT or (ii) to the ESOT, which payments shall not exceed an amount equal to €3.5 million in the aggregate per year, plus interest in the form of a notional dividend or distribution that accrues on such amount to the extent unpaid, provided that the net amount of such payments will be included in subsequent calculations of Restricted Payments; and

  (17)
  payment of any Receivables Fees, provided that the net amount of such payments will be excluded in subsequent calculations of the amount of Restricted Payments.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and the fair market value of any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith.

Limitation on Liens

        The Company will not, and will not permit eircom or any other Note Guarantor to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries of the Company), whether owned on the date of the Senior Indenture or acquired after that date, which Lien is securing any Indebtedness (such Lien, the "Initial Lien"), unless contemporaneously with the Incurrence of such Initial Lien effective provision is made to secure the Indebtedness due under the Senior Indenture and the Senior Notes or, in respect of Liens on any Note Guarantor's property or assets, such Note Guarantor's Note Guarantee, equally and ratably with (or prior to, in the case of Liens with respect to Subordinated Obligations or Note Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Initial Lien for so long as such Indebtedness is so secured. Any such Lien thereby created in favor of the Senior Notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person other than the Company or any Note Guarantor of the property or assets secured by such Initial Lien.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (A)
  pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

  (B)
  make any loans or advances to the Company or any Restricted Subsidiary; or

  (C)
  transfer any of its property or assets to the Company or any Restricted Subsidiary,

  provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and (y) the subordination of (including but not limited to, the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.

        The provisions of the preceding paragraph will not prohibit:

  (1)
  any encumbrance or restriction pursuant to any Credit Facility, the Senior Indenture, any Senior Notes, the Senior Subordinated Indenture, any Senior Subordinated Notes, or any agreement or instrument in effect at or entered into on the date of the Senior Indenture;

  (2)
  any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged or consolidated with or into the Company or any Restricted Subsidiary or in connection with the transaction) and outstanding on such date, provided that, for the purposes of this clause (2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company;

  (3)
  any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this paragraph or this clause (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an agreement referred to in clause (1) or (2) of this paragraph or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the holders of the Senior Notes taken as a whole than the encumbrances and restrictions contained in such agreements and instruments referred to in clause (1) or (2) of this paragraph (as determined in good faith by the Company);

  (4)
  any encumbrance or restriction:

  (a)
  that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract;

  (b)
  (x) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary or (y) contained in mortgages, pledges or other security agreements permitted under the Senior Indenture or securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property or assets subject to such mortgages, pledges or other security agreements; or

    (c)
    pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

  (5)
  any encumbrance or restriction pursuant to (a) Purchase Money Obligations and (b) Capitalized Lease Obligations permitted under the Senior Indenture, in each case, that impose encumbrances or restrictions on the property or assets so acquired;

  (6)
  any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

  (7)
  customary provisions in leases, joint venture agreements and other agreements and instruments entered into in the ordinary course of business;

  (8)
  encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, or required by any regulatory authority;

  (9)
  any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

  (10)
  any encumbrance or restriction that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

  (11)
  any encumbrance or restriction pursuant to Currency Agreements, Interest Rate Agreements or Commodity Hedging Agreements; or

  (12)
  any encumbrance or restriction arising pursuant to an agreement or instrument (a) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Indebtedness" (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Senior Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Senior Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines that such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Senior Notes as and when they come due or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (b) relating to any working capital Indebtedness or sale of receivables by a Foreign Subsidiary or to Indebtedness of or a Financing Disposition to or by any Receivables Entity.

Limitation on Sales of Assets and Subsidiary Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

  (1)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company whose determination shall be conclusive (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

  (2)
  in the case of any Asset Disposition (or series of related Asset Dispositions) and unless the Asset Disposition is a Permitted Asset Swap, at least 75% of the consideration from such Asset Disposition (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, other than Indebtedness) received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Temporary Cash Investments; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

  (a)
  to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness or Indebtedness of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Note Guarantor Subordinated Obligations) (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days from the later of the date of such Asset Disposition and the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

  (b)
  to the extent the Company or such Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of (x) the date of such Asset Disposition and (y) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive agreement or a commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 6 months of such 365th day;

    provided that, pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Senior Indenture.

        Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds €20 million, the Company will be required to make an offer ("Asset Disposition Offer") to all holders of Senior Notes and, to the extent the Company elects, to all holders of other Senior Indebtedness outstanding requiring the Company to make an offer to purchase such Senior Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Senior Notes"), to purchase the maximum principal amount of Senior Notes and any such Pari Passu Senior Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Senior Notes and Pari Passu Senior Notes plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, in accordance with the procedures set forth in the Senior Indenture or the agreements governing the Pari Passu Senior Notes, as applicable, in each case in integral multiples of €1,000 in the case of Senior Euro Notes or $1,000 in the case of Senior Dollar Notes (if issued).

        To the extent that the aggregate amount of Senior Notes and Pari Passu Senior Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Senior Indenture. If the aggregate principal amount of the Senior Notes surrendered in any Asset Disposition Offer by holders thereof and other Pari Passu Senior Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Senior Notes and Pari Passu Senior Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Senior Notes and Pari Passu Senior Notes. For the purposes of calculating the principal amount of any such Indebtedness not denominated in euro, such Indebtedness shall be calculated by converting any such principal amounts into their Euro Equivalent determined as of a date selected by the Company that is within the Asset Disposition Offer Period. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        Any Net Available Cash payable in respect of the Senior Notes pursuant to this covenant will be apportioned between the Senior Dollar Notes (if issued) and the Senior Euro Notes in proportion to the respective aggregate principal amounts of Senior Dollar Notes (if issued) and Senior Euro Notes validly tendered and not withdrawn, based upon the Euro Equivalent of such principal amount of Senior Dollar Notes (if issued) determined as of a date selected by the Company that is within the Asset Disposition Offer Period. To the extent that any portion of Net Available Cash payable in respect of the Senior Notes is denominated in a currency other than the currency in which the relevant Senior Notes are denominated, the amount thereof payable in respect of such Senior Notes shall not exceed the net amount of funds in the currency in which such Senior Notes are denominated that is actually received by the Company upon converting such portion into such currency.

        The Asset Disposition Offer, in so far as it relates to the Senior Notes, will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of Senior Notes and, to the extent it elects, Pari Passu Senior Notes required to be purchased by it pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Senior Notes and, to the extent it elects, Pari Passu Senior Notes validly tendered in response to the Asset Disposition Offer.

        In the case of certificated Senior Notes, if the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Senior Notes pursuant to the Asset Disposition Offer. In the case of global bearer Senior Notes, the Company will pay accrued and unpaid interest to the Change of Control Payment Date to the Holders on such date.

        On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Senior Notes and, to the extent it elects, Pari Passu Senior Notes or portions of Senior Notes and, to the extent it elects, Pari Passu Senior Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Senior Notes and Pari Passu Senior Notes so validly tendered and not properly withdrawn, in each case in integral multiples of €1,000 or $1,000 (if Senior Dollar Notes are issued). The Company will deliver to the Senior Trustee an Officer's Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Senior Notes an amount equal to the purchase price of the Senior Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Senior Note, and the Senior Trustee, upon delivery of an Officer's Certificate from the Company will authenticate and mail or deliver (or cause to be transferred by book entry) such new Senior Note to such holder, in a principal amount equal to any unpurchased portion of the Senior Note surrendered; provided that each such new Senior Note will be in a principal amount of €1,000 in the case of Senior Euro Notes (or $1,000 in the case of Senior Dollar Notes, if issued), or an integral multiple of €1,000 (or as applicable $1,000). Any Senior Note not so accepted will be promptly mailed or delivered (or transferred by book entry) by the Company to the holder thereof.

        For the purposes of clause (2) of the first paragraph of this covenant, the following will be deemed to be cash:

  (1)
  the assumption by the transferee of Indebtedness of the Company (other than Disqualified Stock or Subordinated Obligations of the Company) or Indebtedness of a Restricted Subsidiary (other than Note Guarantor Subordinated Obligations) and the release of the Company or such Restricted Subsidiary from all liability on the principal amount of such Indebtedness in connection with such Asset Disposition;

  (2)
  securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash;

  (3)
  Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition;

  (4)
  consideration consisting of Indebtedness of the Company or any Restricted Subsidiary; and

  (5)
  any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Notes pursuant to the Senior Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Senior Indenture by virtue of any conflict.

Limitation on Affiliate Transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

  (1)
  the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

  (2)
  in the event such Affiliate Transaction involves an aggregate consideration in excess of €10 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors; and

  (3)
  in the event such Affiliate Transaction involves an aggregate consideration in excess of €20 million, the Company has received a written opinion (a "Fairness Opinion") from an independent investment banking, accounting or appraisal firm of internationally recognized standing (as determined by the Company in good faith) that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

        Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event that there are no such directors, a Fairness Opinion is provided with respect to such Affiliate Transaction.

        The provisions of the preceding paragraph will not apply to:

  (1)
  any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments," any Permitted Payment, any Permitted Investment or any transaction specifically excluded from the definition of the term "Restricted Payment;"

  (2)
  any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining, or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants' plans (including, without limitation, valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) and/or indemnities provided on behalf of officers, employees or directors or consultants approved by the Board of Directors of the Company, in each case in the ordinary course of business;

  (3)
  any Management Advances and any Management Proceeds Funding and any payments in respect thereof;

  (4)
  any transaction with the Company, any Restricted Subsidiary or any Receivables Entity;

  (5)
  the payment of reasonable fees and reimbursement of expenses to, and indemnities provided on behalf of, directors, officers or employees of the Company, any Restricted Subsidiary of the Company or any Parent (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

  (6)
  the entry into and performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of, any transaction arising out of and any payments pursuant to, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant;

  (7)
  any transaction with an officer or director in the ordinary course of business not involving more than €100,000 in any one case;

  (8)
  execution, delivery and performance of any Tax Sharing Agreement;

  (9)
  the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees or expenses paid or payable in connection with the Transactions;

  (10)
  transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Indenture, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors of the Company or the senior management of the Company or the relevant Restricted Subsidiary, as applicable, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

  (11)
  any transaction in the ordinary course of business between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is an Unrestricted Subsidiary or a joint venture or similar entity;

  (12)
  any surrender of group relief or payment in respect thereof;

  (13)
  issuances or sales of Capital Stock (other than Disqualified Stock) of the Company or options, warrants or other rights to acquire such Capital Stock;

  (14)
  payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including without limitation through any Parent) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with acquisitions or divestitures, which payments satisfy the requirements of clause (1) of the first paragraph of this covenant and are approved by a majority of the Disinterested Directors; and

  (15)
  payment to any Permitted Holder of all reasonable out of pocket expenses incurred by any Permitted Holder in connection with its direct or indirect investment in the Company and its Subsidiaries.

Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, for so long as any Senior Notes are outstanding, the Company will provide to the Senior Trustee:

  (A)
  within 120 days after the end of the Company's fiscal year, information substantially identical to that which would be required to be included in an Annual Report on Form 20-F (as in effect on June 30, 2002) by a foreign private issuer subject to the Exchange Act, including all annual financial information that would be required by Form 20-F if the Company were required to prepare and file such form, including an "Operating and Financial Review and Prospects" section, a "Business Description" section and a "Management and Shareholders" section, and, in relation to the annual financial statements therein only, which will be prepared in accordance with GAAP, a report thereon by the Company's independent auditors, which will be prepared in accordance with Irish auditing standards; provided that the Company shall not be required to include: (A) any reconciliation of any line items to U.S. GAAP nor any other U.S. GAAP disclosures nor any audit under U.S. generally accepting auditing standards; (B) any segment data other than net sales by geographic segments; (C) the disclosures required by Item 11 of such form; (D) the exhibits required by such form; or (E) separate financial statements for any of its affiliates, even if such statements would be required to be included on Form 20-F pursuant to a rule or rules under Regulation S-X, as promulgated by the SEC; provided further that the Company shall not be required to provide such information with respect to the fiscal year ended March 31, 2003;

  (B)
  within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, beginning with the fiscal quarter ended June 30, 2003, all quarterly financial statements of the Company (but in GAAP) that would be required by Form 10-Q (as in effect on June 30, 2003) if the Company were required to prepare and file such form, including a financial review consisting of a discussion of (A) the financial condition and results of operations of the Company and material changes between the current quarterly period and the quarterly period of the prior year, (B) material developments in the business of the Company and (C) financial developments and trends in the business in which the Company is engaged; and

  (C)
  the following information that would be required to be filed with the SEC in current reports on Form 8-K (as in effect on June 30, 2003) if the Company were required to file such reports: all the information set forth in Items (1), (2), (3), (4) and (5) of Form 8-K; and with respect to Item (7), an unaudited pro forma balance sheet as of a recent date of the Company giving effect to the acquired business and an unaudited pro forma income statement (which income statement shall be deemed to suffice so long as it (together with any supplemental information provided therewith) permits the calculation of earnings before interest, taxes, depreciation and amortisation (EBITDA) derived from accounting data prepared under GAAP) for the fiscal year recently ended and for the most recent quarter of the Company giving effect to the acquired business, in each case, all such information above to be provided within the time periods applicable to each item in Form 8-K and the general instructions thereof.

        Substantially concurrently with the issuance to the Senior Trustee of the reports specified in (A) and (B), the Company shall also (1) use its commercially reasonable efforts (i) to post copies of such reports on such website as may be then maintained by the Company and its subsidiaries or (ii) otherwise to provide substantially comparable public availability of such reports (as determined by the Company in good faith) or (2) to the extent the Company determines in good faith that it cannot make such reports available in the manner described in the preceding clause (1) after the use of its commercially reasonable efforts, furnish such reports to the Holders and prospective purchasers of the Senior Notes, upon their request.

        In the event the Company becomes an SEC registrant and subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, or elects to comply with such provisions, the Company will, for so long as it continues to file the reports required by Section 13(a) with the SEC, make available to the Trustee the annual reports, information, documents and other reports that the Company is, or would be, required to file with the SEC pursuant to such Section 13(a) or 15(d). Upon complying with the foregoing requirement, the Company will be deemed to have complied with the provisions contained in the preceding two paragraphs.

        In addition, so long as the Senior Notes remain outstanding and during any period during which the Company is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Company shall furnish to the Holders and prospective purchasers of the Senior Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        For so long as the Senior Notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange and to the extent that the rules of such Stock Exchange(s) require, the above information will also be made available in Luxembourg through the offices of the Paying Agent in Luxembourg and/or in Ireland through the offices of the Company, as the case may be.

Merger and Consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the Republic of Ireland or any member state of the European Union as of the date of the Senior Indenture, or the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Senior Trustee, in form reasonably satisfactory to the Senior Trustee, all the obligations of the Company under the Senior Notes and the Senior Indenture;

  (2)
  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction, either (A) the Successor Company would be able to Incur at least an additional €1.00 of Indebtedness (and if the amount of Senior Debt of the Successor Company and its Restricted Subsidiaries following such transaction is greater than the Senior Debt of the Company and its Restricted Subsidiaries immediately prior thereto, €1.00 of additional Senior Debt) pursuant to the first paragraph of the "Limitation on Indebtedness" covenant or (B) neither the Consolidated Leverage Ratio nor the Consolidated Senior Leverage Ratio would be greater than it was immediately prior to giving effect to such transaction;

  (4)
  eircom (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Senior Notes eircom Guarantee shall apply to such Person's obligations in respect of the Senior Indenture and the Senior Notes; and

  (5)
  the Company shall have delivered to the Senior Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Indenture, provided that in giving an Opinion of Counsel counsel may rely on an Officer's Certificate as to any matters of fact.

        Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "—Limitation on Indebtedness."

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Senior Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from its obligation to pay the principal of and interest on the Senior Notes.

        Notwithstanding the preceding clauses (2) and (3) (which do not apply to transactions referred to in this paragraph), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, (y) the Company may merge with or into eircom and (z) the Company may merge with an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).

        In addition, the Company will not permit eircom to consolidate with or merge with or into any Person unless (1) the resulting, surviving or transferee Person (if other than eircom) will be a Wholly-Owned Subsidiary of the Company (except in the case of a consolidation with or merger of eircom into the Company) organized and existing under the laws of the Republic of Ireland or any member state of the European Union as of the date of the Senior Indenture, or the United States of America, any State of the United States or the District of Columbia and such Person will expressly assume, by supplemental indenture, executed and delivered to the Senior Trustee, all the obligations of eircom under the Senior Notes eircom Guarantee; (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of any such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (3) the Company will have delivered to the Senior Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger and transfer and such supplemental indenture (if any) comply with the Senior Indenture, provided that in giving an Opinion of Counsel, counsel may rely on an Officer's Certificate as to compliance with the preceding clause (2) and as to any matters of fact.

        Notwithstanding the preceding clause (2) (which does not apply to transactions referred to in this paragraph), in each case if eircom is a Restricted Subsidiary immediately prior to such transaction, (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to eircom and (y) eircom may merge with an Affiliate incorporated or organized for the purpose of changing the legal domicile of eircom, reincorporating eircom in another jurisdiction, or changing the legal form of eircom; provided that, in the case of a Restricted Subsidiary that merges into eircom, eircom will not be required to comply with the preceding clause (3).

        There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

Lines of Business

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Company Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Fall-Away of Covenants on Achievement of Investment Grade Status

        If, at any time after the Issue Date, the Senior Notes achieve Investment Grade Status, then the covenants in the Senior Indenture described under "—Limitation on Indebtedness," "—Limitation on Restricted Payments," "—Limitation on Restrictions on Distributions from Restricted Subsidiaries," "—Limitation on Sales of Assets and Subsidiary Stock" and "—Limitation on Affiliate Transactions" and under "Change of Control," the provisions of clause (3) of the first paragraph of the covenant described under "—Merger and Consolidation" and any related default provisions of the Senior Indenture will cease to be effective and will not be applicable to the Company and its Restricted

Subsidiaries. As a result, at such time, the Senior Notes will lose some of the covenant protection initially provided under the Senior Indenture.

Events of Default

        Each of the following is an Event of Default under the Senior Indenture:

  (1)
  default in any payment of interest or Additional Amounts on any Senior Note issued under the Senior Indenture when due, continued for 30 days;

  (2)
  default in the payment of principal of or premium, if any, on any Senior Note issued under the Senior Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  failure of eircom (or any Successor Company thereof) to be a Wholly-Owned Subsidiary of the Company, save in a transaction permitted by the covenant described under "Certain Covenants—Merger and Consolidation" pursuant to which either the Successor Company remains a Wholly-Owned Subsidiary of the Company or eircom or any Successor Company of eircom merges into the Company;

  (4)
  failure by the Company to comply for 30 days after notice by the Senior Trustee or the holders of 25% in principal amount of the outstanding Senior Notes with any of its obligations under the covenants described under "Change of Control" above or under the covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Senior Notes which will constitute an Event of Default under clause (2) above);

  (5)
  failure by the Company to comply for 60 days after notice by the Senior Trustee or the holders of 25% in principal amount of the outstanding Senior Notes with its other agreements contained in the Senior Indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Senior Indenture, which default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates €25 million or more;

  (7)
  certain events of bankruptcy, insolvency or court protection of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

  (8)
  failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of €25 million (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"); or

  (9)
  save as otherwise permitted by the Senior Indenture, any Note Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or any Note Guarantor denies or disaffirms in writing its obligations under the Senior Indenture or its Note Guarantee, and in the case of an Additional Note Guarantee such Default (if it is capable of being cured) continues for 21 days.

        However, a default under clause (4) or (5) of this paragraph will not constitute an Event of Default until the Senior Trustee or the holders of 25% in principal amount of the outstanding Senior Notes under the Senior Indenture notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

        If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Senior Trustee by notice to the Company or the holders of at least 25% in principal amount of the outstanding Senior Notes under the Senior Indenture by notice to the Company and the Senior Trustee, may, and the Senior Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, on all the Senior Notes under the Senior Indenture to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest and Additional Amounts will be due and payable immediately. In the event of a declaration of acceleration of the Senior Notes because an Event of Default described in clause (6) under "—Events of Default" has occurred and is continuing, the declaration of acceleration of the Senior Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Senior Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest and Additional Amounts, if any, on the Senior Notes that became due solely because of the acceleration of the Senior Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, on all the Senior Notes will become and be immediately due and payable without any declaration or other act on the part of the Senior Trustee or any holders. The holders of a majority in principal amount of the outstanding Senior Notes under the Senior Indenture may waive all past defaults (except with respect to nonpayment of principal, premium, interest or Additional Amounts) and rescind any such acceleration with respect to such Senior Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, interest or Additional Amounts on the Senior Notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the Senior Indenture relating to the duties of the Senior Trustee, if an Event of Default occurs and is continuing, the Senior Trustee will be under no obligation to exercise any of the rights or powers under the Senior Indenture at the request or direction of any of the holders unless such holders have offered to the Senior Trustee indemnity or security reasonably satisfactory to the Senior Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no holder may pursue any remedy with respect to the Senior Indenture or the Senior Notes unless:

  (1)
  such holder has previously given the Senior Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding Senior Notes have requested the Senior Trustee to pursue the remedy;

  (3)
  such holders have offered the Senior Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Senior Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding Senior Notes have not given the Senior Trustee a direction that, in the opinion of the Senior Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Senior Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee or of exercising any trust or power conferred on the Senior Trustee. The Senior Indenture provides that, in the event an Event of Default has occurred and is continuing, the Senior Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Senior Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Indenture or that the Senior Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Senior Trustee in personal liability. Prior to taking any action under the Senior Indenture, the Senior Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The Senior Indenture provides that if a Default occurs and is continuing and is known to the Senior Trustee, the Senior Trustee must give notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium, if any, or interest or Additional Amounts, if any, on any Senior Note, the Senior Trustee may withhold notice if and so long as a committee of trust officers of the Senior Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Senior Trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Senior Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

        Subject to certain exceptions, the Senior Indenture and the Senior Notes issued thereunder may be amended or supplemented with the consent of the holders of a majority in principal amount of the Senior Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes). However, without the consent of each holder of an outstanding Senior Note affected, no amendment or waiver may, among other things:

  (1)
  reduce the amount of Senior Notes whose holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest or Additional Amounts on any Senior Note;

  (3)
  reduce the principal of or extend the Stated Maturity of any Senior Note;

  (4)
  reduce the premium payable upon the redemption of any Senior Note or change the time at which any Senior Note may be redeemed, in each case as described above under "—Optional Redemption;"

  (5)
  make any Senior Note payable in money other than that stated in the Senior Note;

  (6)
  impair the right of any holder to receive payment of principal of and interest on such holder's Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such holder's Senior Notes;

  (7)
  make any change in the provisions of the Senior Indenture described under "—Withholding Taxes" that adversely affects the rights of any Holder of such Senior Notes in any material respect or amends the terms of such Senior Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof;

  (8)
  release any Note Guarantor from any of its obligations under any Additional Note Guarantee or the Senior Indenture, as applicable, except in accordance with the terms of the Senior Indenture; or

  (9)
  make any change in the amendment or waiver provisions which require each holder's consent described in this sentence.

        Notwithstanding the foregoing, without the consent of any holder, the Company, eircom, any Note Guarantors and the Senior Trustee may amend the Senior Indenture and the Senior Notes issued thereunder to:

  (1)
  cure any ambiguity, omission, defect, error or inconsistency;

  (2)
  provide for the assumption by a successor Person of the obligations of the Company or any Note Guarantor under the Senior Indenture;

  (3)
  provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes (provided that the uncertificated Senior Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Senior Notes are described in Section 163(f)(2)(B) of the Code);

  (4)
  add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

  (5)
  make any change that does not adversely affect the rights of any Holder in any material respect;

  (6)
  comply with any requirement of the SEC in connection with the qualification of the Senior Indenture under the Trust Indenture Act;

  (7)
  make such provisions as necessary (as determined in good faith by the Company) for the issuance of exchange securities or Additional Senior Notes; or

  (8)
  to provide for any Restricted Subsidiary to become an Additional Note Guarantor in accordance with the covenant described under "Additional Note Guarantees," to add Guarantees with respect to the Senior Notes, to secure the Senior Notes, or to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Senior Notes when such release, termination or discharge is provided for under the Senior Indenture.

        The Company will, for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange to the extent such Stock Exchanges so require, inform such Stock

Exchanges of any of the foregoing amendments, supplements and waivers and provide, if necessary, a supplement to this prospectus setting forth reasonable details in connection with any such amendment, supplements or waivers.

        The consent of the holders is not necessary under the Senior Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Senior Indenture by any holder of Senior Notes given in connection with a tender of such holder's Senior Notes will not be rendered invalid by such tender. After an amendment under the Senior Indenture becomes effective, in the case of certificated Senior Notes, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders or any defect in the notice will not impair or affect the validity of the amendment. In addition, for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish notice of any amendment, supplement and waiver in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). For so long as the Senior Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, the Company shall also comply with applicable publication requirements of such exchange.

Defeasance

        The Company at any time may terminate all its obligations under the Senior Notes and the Senior Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust. If the Company exercises its legal defeasance option, any Note Guarantee of the Senior Notes in effect at such time will terminate.

        The Company at any time may terminate its obligations under the covenants described under "Certain Covenants" (other than clauses (1) and (2) of "—Merger and Consolidation") and "Change of Control" and the default provisions relating to such covenants described under "Defaults" above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Note Guarantee provision described under "Events of Default" above and the limitations contained in clauses (3) and (4) under "Certain Covenants—Merger and Consolidation" above ("covenant defeasance").

        The Senior Notes eircom Guarantee will be automatically and unconditionally released (and thereupon shall terminate and be of no further force and effect) upon a legal defeasance or covenant defeasance.

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Senior Notes may not be accelerated because of an Event of Default with respect to such Senior Notes. If the Company exercises its covenant defeasance option with respect to the Senior Notes, payment of the Senior Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "Events of Default" above or because of the failure of the Company to comply with clause (3) or (4) under "Certain Covenants—Merger and Consolidation" above.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Senior Trustee cash in euros or European Government Obligations or a combination thereof (in the case of the Senior Euro Notes) or in dollars or U.S. Government Obligations or a combination thereof (in the case of the Senior Dollar Notes, if issued) for the payment of principal, premium, if any, and interest and Additional Amounts, if any, on the Senior

Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Senior Trustee of (x) an Opinion of Counsel in the United States to the effect that holders of the relevant Senior Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (y) an Opinion of Counsel in the jurisdiction of incorporation of each of the Company and eircom to the effect that the Holders of the outstanding Senior Notes of the relevant series will not recognize income, gain or loss for tax purposes in such jurisdiction as a result of such defeasance and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the United States Internal Revenue Service or other change in applicable United States federal income tax law.

Satisfaction and Discharge

        The Senior Indenture will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Senior Notes, as expressly provided for in the Senior Indenture) as to all outstanding Senior Notes when (1) either (A) all of the Senior Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Senior Notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been delivered to the Senior Trustee for cancellation or (B) all Senior Notes not previously delivered to the Senior Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Senior Trustee for the giving of notice of redemption by the Senior Trustee in the name, and at the expense, of the Company; (2) the Company has deposited or caused to be deposited with the Senior Trustee money, U.S. Government Obligations, European Government Obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Senior Notes not previously delivered to the Senior Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Senior Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be; (3) the Company has paid or caused to be paid all other sums payable under the Senior Indenture by the Company; and (4) the Company has delivered to the Senior Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the "Satisfaction and Discharge" section of the Senior Indenture relating to the satisfaction and discharge of the Senior Indenture have been complied with, provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, member or stockholder of the Company or any Note Guarantor as such, shall have any liability for any obligations of the Company, eircom or any Note Guarantor under the Senior Notes, the Senior Indenture, or any Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the United States federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Senior Trustee

        The Bank of New York is to be appointed as Senior Trustee under the Senior Indenture and is to be appointed as Registrar and Paying Agent and as Luxembourg Paying Agent with regard to the Senior Notes. The Senior Indenture provides that, except during the continuance of an Event of Default, the Senior Trustee will perform only such duties as are set forth specifically in the Senior Indenture. During the existence of an Event of Default, the Senior Trustee will exercise such of the rights and powers vested in it under the Senior Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs.

        The Senior Indenture imposes certain limitations on the rights of the Senior Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Senior Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must either eliminate such conflict or resign.

        The Senior Indenture sets out the terms under which the Senior Trustee may retire or be removed, and replaced. Such terms will include, among others, (1) that the Senior Trustee may be removed at any time by the Holders of a majority in principal amount of the then outstanding Senior Notes, or may resign at any time by giving written notice to the Company, (2) that if the Senior Trustee at any time (i) has or acquires a conflict of interest that is not eliminated, (ii) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (iii) becomes incapable of acting as Senior Trustee or becomes insolvent or bankrupt, then the Company may remove the Senior Trustee. Additionally, any Holder who has been a bona fide Holder for not less than 6 months may petition any court for removal of the Senior Trustee and appointment of a successor Senior Trustee in the event that a Senior Trustee fails to meet certain criteria (including minimum limits regarding the aggregate of its capital and surplus).

        Any removal or resignation of the Senior Trustee shall not become effective until the acceptance of appointment by the successor Senior Trustee.

        The Senior Indenture provides for the indemnification of the Senior Trustee in connection with its actions under the Senior Indenture.

Notices

        All notices to Holders of each series of Senior Notes will be validly given if mailed to them at their respective addresses in the register of the Holder of such Senior Notes, if any, maintained by the Registrar. In addition, for so long as any of the Senior Notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchanges and the rules of such Stock Exchanges so require, notices, with respect to Senior Notes listed on the Luxembourg Stock Exchange, will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, with respect to the Senior Notes listed on the Irish Stock Exchange having general circulation in Dublin (which is expected to be the Irish Times) or, in either case, if in the opinion of the Senior Trustee such publication is not practicable, in an English language newspaper having general circulation in Europe. For so long as the Senior Notes are listed on the Irish Stock Exchange, notices will be delivered to the Companies Announcements Office of the Irish Stock Exchange. In addition, for so long as any Senior Notes are represented by Global Notes, all notices to holders of the Senior Notes will be delivered to DTC, Euroclear and Clearstream, each of which will give such notices to the holders of Book Entry Interests.

        Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Prescription

        Claims against the Company or any Note Guarantor for the payment of principal or Additional Amounts, if any, on the Senior Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Company or any Note Guarantor for the payment of interest on the Senior Notes will be prescribed five years after the applicable due date for payment of interest.

Currency Indemnity and Calculation of Euro-denominated Restrictions

        The euro is the sole currency of account and payment for all sums payable by the Company or any Note Guarantor under or in connection with the Senior Euro Notes, including damages. Any amount received or recovered in a currency other than euro, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or any Note Guarantor or otherwise by any Holder of a Senior Euro Note, or by the Senior Trustee, in respect of any sum expressed to be due to it from the Company or any Note Guarantor will only constitute a discharge to the Company or any Note Guarantor to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

        If that euro amount is less than the euro amount expressed to be due to the recipient or the Senior Trustee under any Senior Euro Note, the Company and the relevant Note Guarantor will indemnify them against any loss sustained by such recipient as a result. In any event, the Company and the relevant Note Guarantor will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Senior Note or the Senior Trustee to certify in a manner satisfactory to the Company (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Company's and the Note Guarantors' other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Senior Note or the Senior Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Senior Note or to the Senior Trustee.

        Except as otherwise specifically set forth herein, for purposes of determining compliance with any euro-denominated restriction herein, the Euro Equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is incurred or made, as the case may be.

Enforceability of Judgments

        Since substantially all the assets of the Company and eircom are outside the United States any judgment obtained in the United States against the Company or eircom, including judgments with respect to the payment of principal, premium, interest, Additional Amounts and any redemption price and any purchase price with respect to the Senior Notes, may not be collectable within the United States.

Consent to Jurisdiction and Service

        In relation to any legal action or proceedings arising out of or in connection with the Senior Indenture and the Senior Notes, the Company, eircom and any Note Guarantor will in the Senior Indenture irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States of America.

Governing Law

        The Senior Indenture and the Senior Notes and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Company or such acquisition or (iii) of a Person at the time such Person merges with or into or consolidates with the Company or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (iii) of the preceding sentence, on the date of the relevant merger or consolidation.

        "Additional Assets" means:

  (1)
  any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary, or otherwise useful in the Company Business (it being understood that capital expenditure on property or assets already used in the Company Business shall be deemed investment in Additional Assets);

  (2)
  the Capital Stock of a Person that is engaged in the Company Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding provisions of this definition, the following items shall not be deemed to be Asset Dispositions:

  (1)
  a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

  (2)
  the sale of Cash Equivalents in the ordinary course of business;

  (3)
  a disposition of inventory or other assets in the ordinary course of business;

  (4)
  a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

  (5)
  transactions permitted under "Certain Covenants—Merger and Consolidation;"

  (6)
  an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

  (7)
  the making of a Permitted Investment or a disposition subject to or made in accordance with the covenant described under "Certain Covenants—Limitation on Restricted Payments" (including any disposition excluded from the provisions thereof);

  (8)
  dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than €20 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year subject to a maximum of €10 million of carried over amounts for any calendar year);

  (9)
  dispositions in connection with Permitted Liens;

  (10)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (11)
  the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property in the ordinary course of business;

  (12)
  foreclosure, condemnation or similar action with respect to any property or other assets;

  (13)
  the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

  (14)
  any Financing Disposition;

  (15)
  any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization;

  (16)
  any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

  (17)
  any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition; and

  (18)
  the Transactions, including but not limited to any disposition made pursuant to, or in connection with, the Transactions.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable under or in respect of any Credit Facility and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with any Credit Facility, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in Luxembourg City, Luxembourg, London, United Kingdom, Dublin, Ireland or New York, New York are authorized or required by law to close.

        "Capital Stock" of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States Government or a member state of the European Union on the date of the Senior Indenture or any agency or instrumentality of either thereof (provided that the full faith and credit of the United States or such member state is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

  (2)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender party to the Senior Secured Credit Agreement or by any bank or trust company (x) the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A2" or the equivalent thereof by Moody's Investors Service, Inc. (or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognized rating agency), or (y) having combined capital and surplus in excess of €500 million;

  (3)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) entered into with any bank meeting the qualifications specified in clause (2) above;

  (4)
  commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's

    Investors Service, Inc., or carrying an equivalent rating by an internationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

  (5)
  interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (4) above.

        "Change of Control" means:

  (1)
  any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (provided that for the purposes of this clause, (x) so long as the Company is a Subsidiary of Valentia Holdings or a Successor Parent, no such person or group shall be deemed to become the "beneficial owner" (as so defined) of any Voting Stock of the Company unless such person or group shall become the "beneficial owner" (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Valentia Holdings or such Successor Parent, respectively, (y) no Change of Control shall be deemed to occur by reason of the Company becoming a Subsidiary of a Successor Parent and (z) any Voting Stock of which any Permitted Holder is the "beneficial owner" (as so defined) shall not in any case be included in any Voting Stock of which any such person or group is the "beneficial owner" (as so defined); or

  (2)
  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

  (3)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than one or more Permitted Holders, and any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is at that time or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such transferee Person in such disposition (provided that for the purposes of this clause, so long as such transferee Person is a Subsidiary of a parent Person, (x) no such person or group shall be deemed to be or become a "beneficial owner" (as so defined) of more than 50% of the total voting power of the Voting Stock of such transferee Person unless such person or group shall be or become a "beneficial owner" (as so defined) of more than 50% of the total voting power of the Voting Stock of such parent Person, (y) no Change of Control shall be deemed to occur by reason of such transferee Person becoming a Subsidiary of a Successor Parent and (z) any Voting Stock of which any Permitted Holder is the "beneficial owner" (as so defined) shall not in any case be included in any Voting Stock of which any such person or group is the "beneficial owner" (as so defined)).

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Commodity Hedging Agreements" means in respect of a Person any commodity purchase contract, commodity futures or forward contract, commodities option contract or other similar contract (including derivative agreements or arrangements) to which such Person is a party or a beneficiary.

        "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Company Business" means the telecommunications business and related telecommunications activities and any services, activities or businesses incidental or related or similar thereto; any businesses and activities engaged in by the Company and its Subsidiaries on the Issue Date; and any businesses and activities that are related, complementary, incidental, ancillary or similar to any of the foregoing, or are extensions, developments or expansions of any thereof.

        "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  Consolidated Interest Expense and Receivables Fees;

  (2)
  provision for Consolidated Income Taxes;

  (3)
  consolidated depreciation expense;

  (4)
  consolidated amortization expense (including but not limited to amortization of goodwill and intangibles, amortization of pension surpluses, and amortization or write-off of financing costs), impairment charges recorded in respect of intangibles, and redundancy, voluntary leaving and related annuity stream costs;

  (5)
  other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period); and

  (6)
  amounts written off financial assets and investments held as current assets.

        "Consolidated Income Taxes" means taxes or other payments based on income, profits or capital of any of the Company and its Restricted Subsidiaries whether or not paid, estimated, accrued or required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, for any period, the sum, without duplication, of the following (in each case determined in accordance with GAAP):

  (1)
  the consolidated interest receivable/payable and similar charges of the Company and its Restricted Subsidiaries, whether paid or accrued, including any such interest and charges consisting of:

  (a)
  interest expense attributable to Capitalized Lease Obligations;

  (b)
  amortization of debt discount and debt issuance cost;

  (c)
  non-cash interest expense;

  (d)
  recurring commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and

  (e)
  costs associated with Hedging Obligations.

        "Consolidated Leverage" means the sum of the aggregate outstanding Indebtedness of the Company and its Restricted Subsidiaries (excluding Hedging Obligations) as of the relevant date of calculation on a consolidated basis in accordance with GAAP.

        "Consolidated Leverage Ratio" means as of any date of determination, the ratio of (x) Consolidated Leverage at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available, provided, however, that for the purposes of calculating Consolidated EBITDA for such period, if, as of such date of determination:

  (1)
  since the beginning of such period the Company or any Restricted Subsidiary will have disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a "Sale") or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is such a Sale, Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

  (2)
  since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquires any company, any business, or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a "Purchase") including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

  (3)
  since the beginning of such period any Person (that became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

        For purposes of this definition and the definition of Consolidated Senior Leverage Ratio, (i) whenever pro forma effect is to be given to any transaction or calculation under this definition, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company (including without limitation in respect of anticipated expense and cost reductions and synergies) and (ii) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness on such date.

        "Consolidated Net Income" means, for any period, the Profit (Loss) Attributable to Group Shareholders of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

  (1)
  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

  (a)
  subject to the limitations contained in clause (3) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

  (b)
  the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person;

  (2)
  any net income (loss) of any Restricted Subsidiary (other than eircom or any other Note Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Senior Notes, the Senior Subordinated Notes, the Senior Indenture or the Senior Subordinated Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that:

  (a)
  subject to the limitations contained in clause (3) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)
  the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary;

  (3)
  any gain (or loss) realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors of the Company);

  (4)
  any extraordinary, exceptional, unusual or nonrecurring gain, loss or charge (including without limitation any fees, expenses and charges associated with the Transactions or any acquisition, merger or consolidation after the Issue Date);

  (5)
  the cumulative effect of a change in accounting principles;

  (6)
  any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards;

  (7)
  all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness;

  (8)
  any unrealized gains or losses in respect of Currency Agreements;

  (9)
  any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person; and

  (10)
  any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary.

        "Consolidated Senior Leverage" means the sum of the aggregate outstanding Senior Debt of the Company and its Restricted Subsidiaries, calculated as of the relevant date of calculation on a consolidated basis in accordance with GAAP.

        "Consolidated Senior Leverage Ratio" means as of any date of determination, the ratio of (x) Consolidated Senior Leverage at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available, provided, however, that Consolidated EBITDA for such period shall be calculated in the same manner as specified in the proviso to the definition of "Consolidated Leverage Ratio."

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Senior Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or with the approval, directly or indirectly, of one or more Permitted Holders.

        "Credit Facility" means, with respect to the Company, one or more debt facilities or arrangements (including, with limitation, the Senior Secured Credit Agreement or commercial paper facilities) with banks or other institutions providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Senior Secured Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement or instrument (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract, derivative or other similar agreement as to which such Person is a party or a beneficiary.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-Cash Consideration" means the fair market value (determined in good faith by the Company) of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash, Cash Equivalents or Temporary Cash Investments received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

        "Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Company shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of the Company or any Parent or any options, warrants or other rights in respect of such Capital Stock.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

  (3)
  is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the earlier of the date (a) of the Stated Maturity of the Senior Notes or (b) on which there are no Senior Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock; and provided, further that (x) Management Stock shall not constitute Disqualified Stock solely because it matures or is mandatorily redeemable, is convertible or exchanges or is redeemable at the option of the holder thereof as a result of, or on the occurrence of, the termination, dismissal, retirement, disability or death of any Management Investor or any event or circumstances arising out of the employment or engagement of such Management Investor and (y) Capital Stock issued as provided in clause (9) of the definition of "Transactions" and cancelled on or before payment of the amounts referred to in clause (11) of the definition of "Transactions" shall not constitute Disqualified Stock.

        "eircom Funding Intercompany Loan" means the intercompany loan from eircom Funding to the Company of the proceeds of the issue of the Senior Subordinated Notes.

        "eircom Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication:

  (1)
  any Guarantee of the Bank Indebtedness by eircom and all other Guarantees by eircom of Senior Indebtedness of the Company; and

  (2)
  all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of eircom.

eircom Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to eircom regardless of whether post filing interest is allowed in such proceeding.

        Notwithstanding anything to the contrary in the preceding paragraph, eircom Senior Indebtedness will not include:

  (1)
  any Indebtedness Incurred in violation of the covenant described under "—Limitation on Indebtedness" (but no such violation shall be deemed to exist for the purposes of this paragraph (1) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate of the Company to the effect that such Incurrence of such Indebtedness does not (or, in the case of a revolving credit or similar facility, the Incurrence of the entire committed amount at the date on which the initial borrowing thereunder is made would not) violate such covenant);

  (2)
  any obligations of eircom to another Restricted Subsidiary or the Company;

  (3)
  any liability for national, local or other taxes owed or owing by eircom;

  (4)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

  (5)
  any Indebtedness of eircom that is expressly subordinate in right of payment to any other Indebtedness of eircom, including, without limitation, any Note Guarantor Subordinated Obligations; or

  (6)
  any Capital Stock.

        "eircom Subordinated Obligation" means any Indebtedness of eircom (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of eircom under its Senior Notes eircom Guarantee pursuant to a written agreement.

        "Equity Offering" means a sale of Capital Stock (x) that is a sale of Capital Stock of the Company (other than Disqualified Stock), or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the Company or any of its Restricted Subsidiaries.

        "ESOT" means eircom ESOP Trustee Limited in its capacity as trustee of the eircom Employee Share Ownership Trust, the eircom Approved Profit Sharing Trust and/or the Valentia Share Trust and its successors and assigns in such capacities.

        "ESOT Loan" means the loan by the Company to ESOT in an aggregate principal amount of €50,051,000 as at the Issue Date.

        "ESOT Preference Shares" means Preferred Stock of any Parent at any time held by or for the benefit of ESOT or any Related Person thereof.

        "Euro Equivalent" means, with respect to any monetary amount in a currency other than euro, at any time of determination thereof by the Company or the Senior Trustee, the amount of euro obtained by converting such currency other than euro involved in such computation into euro at the spot rate for the purchase of euro with the applicable currency other than euro as published in the Financial Times in the "Exchange Rates" column under the heading "Currency Trading" (or, if the Financial Times is no longer published, or if such information is no longer available in the Financial Times, such source as may be selected in good faith by the Company) on the date of such determination.

        "European Government Obligations" means any security that is (i) a direct obligation of Ireland, Belgium, the Netherlands, France, Germany or any other country that is a member of the European Monetary Union, for the payment of which the full faith and credit of such country is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means Net Cash Proceeds or property or assets received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company.

        "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables

Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

        "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not a company incorporated in Ireland and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or subsidiaries.

        "GAAP" means generally accepted accounting principles in the Republic of Ireland as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Leverage Ratio," "Consolidated Net Income," "Consolidated Senior Leverage Ratio," and "Total Assets," all defined terms in the Senior Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Senior Indenture). All ratios and calculations based on GAAP contained in the Senior Indenture shall be computed in conformity with GAAP.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or

  (2)
  entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Hedging Agreement.

        "Holder" or "holder" means, for so long as the Senior Notes are represented by global notes, such bearer thereof, which shall initially be the relevant Book Entry Depositary and, in the event that certificated Senior Notes are issued, each Person in whose name the Senior Notes are registered on the Registrar's books.

        "Incur" means issue, create, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of indebtedness of such Person for borrowed money;

  (2)
  the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed);

  (4)
  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

  (5)
  Capitalized Lease Obligations of such Person;

  (6)
  the principal component of all obligations of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary that is not a Note Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7)
  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (b) the amount of such Indebtedness of such other Persons;

  (8)
  Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

  (9)
  to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

        The terms "Indebtedness" shall not include Subordinated Shareholder Funding or Management Proceeds Funding.

        The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Senior Indenture, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person, in each case and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment.

        For purposes of "Certain Covenants—Limitation on Restricted Payments":

  (1)
  "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such

    Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

        Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

        "Investment Grade Status" shall occur when the Senior Notes receive both of the following:

  (1)
  a rating of "Baa3" (or the equivalent) or higher from Moody's Investors Service, Inc. or any of its successors or assigns; and

  (2)
  a rating of "BBB–" (or the equivalent) or higher from Standard & Poor's Ratings Services, or any of its successors or assigns,

or, in the event that either of such rating agencies shall cease rating the Senior Notes, such other reputable rating agency in its place as the Company shall select.

        "Issue Date" means August 7, 2003.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Management Advances" means loans or advances made to, or guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary:

    (x)
    in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business;

    (y)
    in respect of moving related expenses incurred in connection with any closing or consolidation of any facility; or

    (z)
    in the ordinary course of business and (in the case of this clause (z)) not exceeding €2.5 million in the aggregate outstanding at any time.

        "Management Investors" means the officers, directors, employees and other members of the management of or consultants to any Parent, the Company or any of their respective Subsidiaries, or spouses, family members or relatives thereof, or any trust, partnership or other entity for the benefit of or the beneficial owner of which (directly or indirectly) is any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Parent.

        "Management Proceeds Funding" means any loan made from time to time by any Parent to the Company of the proceeds of any issue of Management Stock; provided that

  (1)
  such loan is subordinated in right of payment to the prior repayment of the Senior Notes in the event of any Default, bankruptcy, reorganization, liquidation, winding-up or other disposition of assets of the Company;

  (2)
  such loan does not mature prior to the first anniversary of the final maturity of the Senior Notes;

  (3)
  such loan is not secured by any asset of the Company or a Restricted Subsidiary;

  (4)
  such loan does not contain any covenant that requires the maintenance of financial ratios, or includes financial tests, in each case relating to the financial performance or condition of the Company; and

  (5)
  the terms of such loan do not, prior to payment in full of the Senior Notes or satisfaction and discharge of the Senior Indenture, either

  (x)
  permit or require any payment of principal or interest thereon not permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments" or

  (y)
  provide the right to accelerate such loan or declare a default or event of default or take any enforcement action in the event that any payment of principal or interest thereon is not made.

        "Management Stock" means Capital Stock of the Company or of any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

  (1)
  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all national and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

  (4)
  the deduction of appropriate amounts required to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Note Guarantee" means (i) the Senior Notes eircom Guarantee and (ii) any Additional Note Guarantee.

        "Note Guarantor" means (i) eircom, in its capacity as guarantor of the Senior Notes and (ii) each Additional Note Guarantor, in its capacity as an additional guarantor of the Senior Notes.

        "Note Guarantor Subordinated Obligation" means any Indebtedness of a Note Guarantor (including eircom) (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Note Guarantor under its guarantee of the Senior Notes pursuant to a written agreement.

        "Officer" means, with respect to any Person, (x) the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity or, or (y) any other individual designated as an "Officer" for the purposes of the Senior Indenture by the Board of Directors of such Person.

        "Officer's Certificate" means, with respect to any Person, a certificate signed by one Officer of such Person.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Senior Trustee. The counsel may be an employee of or counsel to the Company.

        "Parent" means Valentia Holdings and any other Person of which the Company at any time is or becomes a Subsidiary after the Issue Date.

        "Parent Expenses" means

  (1)
  costs (including all professional fees and expenses) incurred by any Parent in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Senior Indenture, the Senior Subordinated Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

  (2)
  indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person;

  (3)
  obligations of any Parent in respect of director and officer insurance (including premiums therefor);

  (4)
  fees and expenses payable by any Parent in connection with the Transactions;

  (5)
  professional fees and expenses and other operational expenses of any Parent related to the ownership or operation of the business of the Company or any of its Restricted Subsidiaries;

  (6)
  fees and expenses incurred by ESOT in the ordinary course of business; and

  (7)
  expenses incurred by any Parent in connection with any public offering of Capital Stock or Indebtedness

  (x)
  where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or

    (y)
    in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or

    (z)
    otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

        "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Senior Notes on behalf of the Company.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of related business assets or a combination of related business assets and cash, Cash Equivalents or Temporary Cash Investments between the Company or any of its Restricted Subsidiaries and another Person.

        "Permitted Holders" means, collectively, (i) PV III Investment (Cayman) Limited, PV Investment (Cayman) Limited, PV III (O) Investment (Cayman) Limited, Providence Equity Partners, Inc., Knightstown Investor Limited, EMOF L.L.C., Lionheart Ventures (Overseas) Limited, ESOT, The Goldman Sachs Group, Inc., Yoghal Trading Limited, Aurum Nominees Limited, A & L Goodbody, and any one or more Persons whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Indenture, (ii) any Senior Management Investor, (iii) any Affiliate or Related Person of any Permitted Holder described in the preceding clause (i), and any successor to any such Permitted Holder, Affiliate or Related Person and (iv) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Company, acting in such capacity.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

  (1)
  a Restricted Subsidiary, the Company or a Person that is engaged in any Company Business and will, upon the making of such Investment, become a Restricted Subsidiary;

  (2)
  another Person if such Person is engaged in any Company Business and as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

  (3)
  cash, Cash Equivalents and Temporary Cash Investments;

  (4)
  receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

  (5)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (6)
  Management Advances;

  (7)
  Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor;

  (8)
  Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including without limitation an Asset Disposition, in each case, that was made in compliance with "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock;"

  (9)
  Investments in existence on, or made pursuant to legally binding commitments in existence on, the Issue Date;

  (10)
  Currency Agreements, Interest Rate Agreements, Commodity Hedging Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Certain Covenants—Limitation on Indebtedness;"

  (11)
  Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed the greater of €125 million and 2.5% of Total Assets outstanding at any one time;

  (12)
  pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under the covenant described under "Certain Covenants—Limitation on Liens;"

  (13)
  (x) investments in any Receivables Subsidiary, or in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (y) any promissory note issued by the Company or any Parent, provided that if any Parent receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed, directly or indirectly, by any Parent to the Company;

  (14)
  the Senior Notes; and

  (15)
  any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), Subordinated Shareholder Funding or Capital Stock of any Parent, as consideration.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing any of the following:

  (i)
  Indebtedness Incurred (a) pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness or (b) by a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition, in a maximum aggregate principal amount at any time outstanding not exceeding (A) €1.4 billion plus (B) in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

  (ii)
  Indebtedness Incurred (a) pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness or (b) by a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition, in an aggregate principal amount not exceeding, at the time such Indebtedness is so Incurred, and taken together with any other Indebtedness then outstanding and secured by any Lien pursuant to this clause (ii), an amount equal to (x) 3.0 times Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such Incurrence for which consolidated financial statements of the Company are available (provided, however, that Consolidated EBITDA for such period shall be calculated in the same manner as specified in the proviso to the definition of

      "Consolidated Leverage Ratio") minus (y) the aggregate principal amount of Indebtedness then outstanding and secured by a Lien pursuant to the preceding clause (i); or

    (iii)
    Guarantees of any Indebtedness permitted to be secured by a Lien pursuant to the preceding clause (i) or (ii);

  (2)
  pledges, deposits or Liens under workmen's compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licences, public or statutory obligations, or to secure surety, judgment, appeal or performance bonds (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature in each case incurred in the ordinary course of business;

  (3)
  Liens imposed by law, including carriers', warehousemen's, mechanics', landlords', materialmen's and repairmen's or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

  (4)
  Liens for taxes, assessments or other governmental charges not yet delinquent or the non-payment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (5)
  Liens in favor of issuers of surety, performance or other bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of the Company or any Restricted Subsidiary in the ordinary course of its business;

  (6)
  encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

  (7)
  Liens securing Hedging Obligations permitted under the Senior Indenture;

  (8)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights);

  (9)
  Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (10)
  Liens for the purpose of securing Capitalized Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business, provided that the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Senior Indenture;

  (11)
  Liens arising by virtue of any statutory or common law provisions (or by agreement to the same effect) relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution;

  (12)
  Liens arising from United States Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (13)
  Liens existing on, or provided for under written arrangements existing on, the Issue Date;

  (14)
  Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Company or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created, incurred or assumed in connection with, such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided further, however, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

  (15)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary, or of the Company owing to a Restricted Subsidiary;

  (16)
  Liens securing the Senior Notes or any of the Note Guarantees;

  (17)
  Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

  (18)
  any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

  (19)
  (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar arrangements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

  (20)
  Liens on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

  (21)
  any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

  (22)
  Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

  (23)
  Liens on receivables (including related rights);

  (24)
  Liens on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

  (25)
  Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

  (26)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (27)
  Liens securing Indebtedness or other obligations of a Receivables Subsidiary;

  (28)
  Liens incurred in the ordinary course of business with respect to obligations (other than Indebtedness for borrowed money) which do not exceed €5 million at any one time outstanding;

  (29)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (30)
  Liens in favor of the Company or any Note Guarantor; or

  (31)
  Liens securing Management Advances.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

        "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

        "Receivables Entity" means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

        "Receivables Financing" means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

        "Receivables Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) designated as a "Receivables Subsidiary" by the Board of Directors of the Company.

        "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including without limitation pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in the Senior Indenture or herein shall have a correlative meaning.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of the Senior Indenture or Incurred in compliance with the Senior Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

  (1)
  if the Indebtedness being refinanced constitutes Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced or, if shorter, the Senior Notes; and

  (2)
  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and costs, expenses and fees Incurred in connection therewith); and

  (3)
  if the Indebtedness being refinanced is subordinated in right of payment to the Senior Notes or any guarantee of the Senior Notes, such Refinancing Indebtedness is subordinated in right of payment to the Senior Notes or such guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Related Person" with respect to any Permitted Holder means:

  (1)
  any controlling equityholder or majority (or more) owned Subsidiary of such Person; or

  (2)
  in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or

  (3)
  any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein;

  (4)
  in the case of Providence Equity Partners, Inc., Knightstown Investor Limited, EMOF L.L.C. or The Goldman Sachs Group, Inc., any investment fund or vehicle managed, sponsored or advised by such Person or any successor thereto, or by any Affiliate of such Person or any such successor; or

  (5)
  in the case of ESOT, any beneficiary of the eircom Employee Share Ownership Trust, the eircom Approved Profit Sharing Trust or the Valentia Share Trust, and any trustee of any such beneficiary.

        "Related Taxes" means

  (a)
  any Taxes, including but not limited to sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding imposed on payments made by any Parent), required to be paid by any Parent by virtue of its

  (1)
  being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than any Parent, the Company or any of the Company's Subsidiaries), or

  (2)
  issuing or holding Management Proceeds Funding, or

  (3)
  being a holding company parent of any Parent, the Company or any of the Company's Subsidiaries, or

  (4)
  receiving dividends from or other distributions in respect of the Capital Stock of any Parent, the Company, or any of the Company's Subsidiaries, or

  (5)
  receiving any payments with respect to Management Proceeds Funding, or

  (6)
  having guaranteed any obligations of any Parent, the Company or any Subsidiary of the Company, or

  (7)
  having made any payment in respect to any of the items for which the Company is permitted to make payments to any Parent pursuant to "Certain Covenants—Limitation on Restricted Payments", or

  (b)
  any Taxes measured by income for which any Parent is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Company and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company and its Subsidiaries and any Taxes imposed by way of withholding on payments made by one Parent to another Parent on any financing that is provided, directly or indirectly in relation to the Company and its Subsidiaries (reduced by any Taxes measured by income actually paid by the Company and its Subsidiaries).

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Debt" means Indebtedness of the Company or its Restricted Subsidiaries, excluding (1) any Hedging Obligations, (2) any Subordinated Obligations, Note Guarantor Subordinated Obligations, Disqualified Stock or Preferred Stock of the Company or any Note Guarantor and (3) any

Indebtedness of eircom Funding except to the extent that such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary (other than pursuant to or by reason of Indebtedness referred to in the preceding clauses (1) or (2)).

        "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Bank Indebtedness and all amounts payable by the Company under or in respect of all other Indebtedness of the Company, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

  (1)
  any Indebtedness Incurred in violation of the covenant described under "—Limitation on Indebtedness" (but no such violation shall be deemed to exist for the purposes of this clause (1) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate of the Company to the effect that such Incurrence of such Indebtedness does not (or, in the case of a revolving credit or similar facility, the Incurrence of the entire committed amount at the date on which the initial borrowing thereunder is made would not) violate such covenant);

  (2)
  any obligation of the Company to any Restricted Subsidiary;

  (3)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

  (4)
  any Indebtedness of the Company that is expressly subordinate in right of payment to any other Indebtedness of the Company, including, without limitation, any Subordinated Obligations; or

  (5)
  any Capital Stock.

        "Senior Management Investors" means the officers, directors and other members of the management of, or senior consultants to, any Parent, the Company or any of their respective Subsidiaries, or spouses, family members or relatives thereof, or any trust, partnership or other entity for the benefit of, or the beneficial owner of which (directly or indirectly) is any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or the Parent.

        "Senior Secured Credit Agreement" means the Senior Credit Facility to be entered into among the Company, Deutsche Bank AG London as Facility Agent and the lenders parties thereto from time to time, as the same may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or otherwise, and whether provided under the original Senior Secured Credit Agreement or otherwise).

        "Significant Subsidiary" means any Restricted Subsidiary that meets any of the following conditions:

  (1)
  the Company's and its Restricted Subsidiaries' investments in and advances to the Restricted Subsidiary exceed 10 percent of the total assets of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year;

  (2)
  the Company's and its Restricted Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Restricted Subsidiary exceeds 10 percent of the total assets of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or

  (3)
  the Company's and its Restricted Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Restricted Subsidiary exceeds 10 percent of such income of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal year.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the Senior Notes pursuant to a written agreement.

        "Subordinated Shareholder Funding" means, collectively, any funds provided to the Company by any Parent, any Affiliate of any Parent, any Permitted Holder or any other holder of Capital Stock of any Parent or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided that such Subordinated Shareholder Funding

  (1)
  does not mature or require any amortization or other payment of principal prior to the first anniversary of the maturity of the Senior Notes (other than through conversion or exchange of any such security or instrument for Capital Stock (other than Disqualified Stock) or for any other security or instrument meeting the requirements of this definition);

  (2)
  does not require the payment of cash interest prior to the first anniversary of the maturity of the Senior Notes;

  (3)
  does not accelerate and has no right to declare a default or event of default or take any enforcement action prior to the first anniversary of the maturity of the Senior Notes;

  (4)
  is not secured by any asset of the Company or a Restricted Subsidiary; and

  (5)
  is subordinated in right of payment to the prior payment in full of the Senior Notes in the event of any Default, bankruptcy, reorganization, liquidation, winding up or other disposition of assets of the Company.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;

  (2)
  any partnership, joint venture, limited liability company or similar entity of which:

  (a)
  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

    (b)
    such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Successor Parent" with respect to any Person means any other Person with more than 50% of the total voting power of the Voting Stock of which is, at the time the first Person becomes a Subsidiary of such other Person, "beneficially owned" (as defined below) by one or more Persons that "beneficially owned" (as defined below) more than 50% of the total voting power of the Voting Stock of the first Person immediately prior to the first Person becoming a Subsidiary of such other Person. For purposes hereof, "beneficially own" has the meaning correlative to the term "beneficial owner," as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act.

        "Taxes" means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

        "Tax Sharing Agreement" means the Tax Sharing Agreement entered into prior to the Issue Date by the Company, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Senior Indenture.

        "Temporary Cash Investments" means any of the following:

  (1)
  any investment in

  (x)
  direct obligations of, or obligations Guaranteed by, (i) Ireland, the United Kingdom, the United States of America, France or Germany, (ii) any other European Union member state, (iii) any country in whose currency funds are being held specifically pending application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country with such funds or (iv) any agency or instrumentality of any such country or member state or

  (y)
  direct obligations of any country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),

  (2)
  overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by

  (a)
  any lender under the Senior Credit Agreement,

  (b)
  any institution authorized to operate as a bank in any of the countries or member states referred to in subclause (1)(x) above or

  (c)
  any bank or trust company organized under the laws of any such country or member state or any political subdivision thereof,

    in each case, having capital and surplus aggregating in excess of €250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated at least "A" by S&P or "A-2" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made,

  (3)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) or (2) above entered into with a Person meeting the qualifications described in clause (2) above,

  (4)
  Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),

  (5)
  Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America or any European Union member state, or by any political subdivision or taxing authority of any such state, commonwealth, territory, country or member state, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),

  (6)
  investment funds investing 95% of their assets in securities of the type described in clauses (1) through (5) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution),

  (7)
  any money market deposit accounts issued or offered by a commercial bank organized under the laws of Ireland or organized and located in a country that is a member of the Organization for Economic Co-operation and Development, in each case, having capital and surplus in excess of €250 million (or the foreign currency equivalent thereof) or whose long term debt is rated at least "A" by S&P or "A2" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made,

  (8)
  investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and

  (9)
  similar short-term investments approved by the Board of Directors of the Company in the ordinary course of business.

        "Total Assets" means the consolidated total assets of the Company and its Restricted Subsidiaries as shown on the most recent balance sheet (excluding the footnotes thereto) of the Company.

        "Transactions" means, collectively, any or all of the following:

  (1)
  the organization of Valentia Holdings and the exchange by shareholders of the Company of Capital Stock in the Company for Capital Stock in Valentia Holdings;

  (2)
  the registration of eircom Funding and the Company as Irish public unlimited companies;

  (3)
  the transfer of the entire issued share capital of ESOT from the Company to Valentia Holdings;

  (4)
  the execution and delivery of the Senior Indenture and the Senior Subordinated Indenture, the offer and issuance of the Senior Notes and Senior Subordinated Notes, the provision of the Note Guarantees by the Note Guarantors and the provision of Guarantees in respect of the Senior Subordinated Notes;

  (5)
  the entry into of the Senior Secured Credit Agreement, the finance documents referred to therein and all other related Credit Facility documentation, and the Incurrence of Indebtedness thereunder on or prior to the Issue Date or otherwise in connection with the repayments described in clause (8) below by any of the Company and its Subsidiaries;

  (6)
  the eircom Funding Intercompany Loan;

  (7)
  the receipt by the Company of amounts by way of repayment of the ESOT Loan;

  (8)
  the repayment of amounts outstanding under the credit facility agreement dated 29 June, 2001 among, amongst others, the Company and Deutsche Bank AG London as facility agent (as subsequently amended, restated, supplemented or varied), the termination of commitments thereunder and the collaterisation of letters of credit remaining outstanding (if any);

  (9)
  the capitalization by the Company of any of its reserves and the cancellation, redemption or repayment by the Company of any Capital Stock issued by the Company to Valentia Holdings in each case to effect or facilitate the payment described in clause (11);

  (10)
  the cancellation, redemption or repayment by Valentia Holdings of all or any portion of its Capital Stock;

  (11)
  any payment (i) by the Company or any of its Subsidiaries to Valentia Holdings or any Permitted Holder, whether by way of dividend, other distribution, loan, repayment, release or cancellation of a loan, or other payment, on the cancellation, redemption, repurchase of any Capital Stock or otherwise, of up to €462 million plus the total amount received by the Company on repayment of the ESOT Loan, (ii) by the Company to Valentia Holdings by way of dividend or other distribution, which payment is immediately applied in full to repay to the Company any loan pursuant to clause (i), and (iii) by Valentia Holdings of amounts referred to in clause (i) with interest if applicable; and

  (12)
  all other transactions related to the foregoing (including but not limited to the payment of any fees and expenses related to any of the foregoing).

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

  (1)
  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

  (2)
  such designation and the Investment of the Company in such Subsidiary complies with "Certain Covenants—Limitation on Restricted Payments."

        Any such designation by the Board of Directors of the Company shall be evidenced to the Senior Trustee by filing with the Senior Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complies with the foregoing conditions.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, either (x) the Company could Incur at least €1.00 of additional Indebtedness (and if any Indebtedness of such Unrestricted Subsidiary is or would become Senior Debt, €1.00 of additional Senior Debt) under the first paragraph of the "Limitation on Indebtedness" covenant on a pro forma basis taking into account such designation or (y) neither the Consolidated Leverage Ratio nor the Consolidated Senior Leverage Ratio would be greater than it was immediately prior to giving effect to such designation.

        "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

        "Valentia Holdings" means Valentia Holdings Limited, a limited company formed under the laws of England, and any successor in interest thereto.

        "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

        "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Company or another Wholly-Owned Subsidiary) is owned by the Company or another Wholly-Owned Subsidiary.

DESCRIPTION OF THE SENIOR SUBORDINATED NOTES

        eircom Funding issued the initial Senior Subordinated Euro Notes and the initial Senior Subordinated Dollar Notes and will issue the exchange Senior Subordinated Euro Notes and the exchange Senior Subordinated Dollar Notes under an indenture dated August 7, 2003 (the "Senior Subordinated Indenture") among eircom Funding, Valentia, eircom, Valentia Holdings and The Bank of New York, as trustee (the "Senior Subordinated Trustee").

        The terms of the Senior Subordinated Notes include those expressly set forth in the Senior Subordinated Indenture and those made part of the Senior Subordinated Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each of the Senior Subordinated Euro Notes and the Senior Subordinated Dollar Notes constitute a separate series of Senior Subordinated Notes. The Senior Subordinated Indenture is unlimited in aggregate principal amount, but the issuance, in the initial offering, of Senior Subordinated Euro Notes was limited to €285 million and the issuance of Senior Subordinated Dollar Notes was limited to $250 million. We may issue an unlimited principal amount of additional notes having identical terms and conditions as any series of the Senior Subordinated Notes (the "Additional Senior Subordinated Notes"). We will only be permitted to issue Additional Senior Subordinated Notes in compliance with the covenant restricting the incurrence of indebtedness contained in the Senior Subordinated Indenture. The Senior Subordinated Notes issued in the initial offering, the exchange Senior Subordinated Notes and, if issued, any Additional Senior Subordinated Notes will be treated as a single class for all purposes under the Senior Subordinated Indenture, including without limitation with respect to waivers and amendments, except as otherwise specified with respect to each series of Senior Subordinated Notes. Unless expressly stated otherwise, in this description of the Senior Subordinated Notes, when we refer to the Senior Subordinated Notes, the reference includes Additional Senior Subordinated Notes and any exchange senior subordinated notes that are issued and when we refer to the Senior Subordinated Notes of one or more particular series, the reference includes the Additional Senior Subordinated Notes of those series and any exchange senior subordinated notes of those series that are issued.

        This description of the Senior Subordinated Notes is intended to be an overview of the material provisions of the Senior Subordinated Notes and the Senior Subordinated Indenture. Since this description of the Senior Subordinated Notes is only a summary, you should refer to the Senior Subordinated Indenture for complete descriptions of the obligations of eircom Funding, Valentia Holdings, Valentia and eircom, and your rights.

        You will find the definitions of capitalized terms used in this description of the Senior Subordinated Notes under the heading "Certain Definitions." For purposes of this Description of the Senior Subordinated Notes, references to "the Company," "we," "our" and "us" refer only to Valentia and not to its subsidiaries.

General

        The Senior Subordinated Notes:

  •
  are general unsecured, senior obligations of eircom Funding;

  •
  are unconditionally guaranteed on a senior subordinated basis by the Company and by eircom, and on a subordinated basis by Valentia Holdings, as described under "Ranking and Guarantees";

  •
  rank equally in right of payment with any existing and future senior indebtedness of eircom Funding (and the Senior Subordinated Euro Notes and the Senior Subordinated Dollar Notes rank equally with each other);

  •
  are effectively subordinated to any existing and future secured Indebtedness of Valentia Holdings, the Company and its Restricted Subsidiaries to the extent of the assets securing such Indebtedness;

  •
  mature on August 15, 2013; and

  •
  are represented by one or more bearer Senior Subordinated Notes in global form, but in certain circumstances may be represented by certificated registered Senior Subordinated Notes in definitive form. See "Book-Entry, Settlement and Clearance."

        The Senior Subordinated Euro Notes are issued in denominations of €1,000 and integral multiples of €1,000. The Senior Subordinated Dollar Notes are issued in denominations of $1,000 and integral multiples of $1,000.

Interest

        Interest on the Senior Subordinated Euro Notes accrues at the rate of 8.25% per annum. Interest on the Senior Subordinated Dollar Notes accrues at the rate of 8.25% per annum. Interest on all series of the Senior Subordinated Notes:

  •
  accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid;

  •
  is payable in cash semi-annually in arrears on February 15 and August 15, commencing on February 15, 2004;

  •
  is payable, in the case of a bearer global Senior Subordinated Note, to the bearer of that Senior Subordinated Note on the applicable interest payment date, and, in the case of a certificated Senior Subordinated Note, to the holder of record of that Senior Subordinated Note on the January 31 and July 31 immediately preceding the related interest payment date; and

  •
  is computed on the basis of a 360-day year comprised of twelve 30-day months.

        The rights of holders of beneficial interests in the Senior Subordinated Notes to receive the payments of interest on the Senior Subordinated Notes are subject to applicable procedures of the Book-Entry Depositary and DTC or Euroclear and Clearstream, as applicable. We will also pay additional interest to holders of the Senior Subordinated Notes of a series if we fail to meet certain obligations. See "Exchange Offer—Additional Interest" and "Exchange Offer—Purpose of the Exchange Offer" under the applicable Notes Registration Rights Agreement.

Book-Entry Terms

        The Senior Subordinated Notes are represented by global securities in bearer form without interest coupons which together represent the aggregate principal amount of the Senior Subordinated Notes. The global notes have been deposited with The Bank of New York (in the case of Senior Subordinated Euro Notes) and The Bank of New York (in the case of Senior Subordinated Dollar Notes), in each case, as book-entry depositary (each a "Book-Entry Depositary") pursuant to the terms of deposit and custody agreements as discussed under "Book-Entry, Settlement and Clearance." The Book-Entry Depositary has issued a depositary interest representing a 100% interest in the respective underlying global note in each global note, (i) to Euroclear and Clearstream (in the case of a global note representing Senior Subordinated Euro Notes) by recording such interest in the Book-Entry Depositary's books and records in the name of the nominee of the common depositary for Euroclear and Clearstream, and (ii) to DTC (in the case of a global note representing Senior Subordinated Dollar Notes) by recording such interest in the Book-Entry Depositary's books and records in the name of Cede & Co., as nominee of DTC. Book-entry interests in such depositary interests ("Book-Entry Interests") have been recorded in the applicable settlement system. The Book-Entry Interests are not held in definitive form. Instead, DTC, Euroclear or Clearstream, as the case may be, has credited on its book-entry registration and transfer system the participants' accounts with the Book-Entry Interests owned by such participants. See "Book-Entry, Settlement and Clearance."

Methods of Receiving Payments on the Senior Subordinated Notes

        Methods of receiving payments on global Senior Subordinated Notes are governed by provisions described under "Book-Entry, Settlement and Clearance—Book-Entry Procedures for the Global Notes." In the case of certificated Senior Subordinated Notes, if a Holder of at least €10.0 million in aggregate principal amount of the Senior Subordinated Euro Notes or if a Holder of at least $10.0 million in aggregate principal amount of the Senior Subordinated Dollar Notes has given wire transfer instructions to the Company and, for so long as that series of Senior Subordinated Notes is listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange, to the paying agent in Luxembourg or Dublin, as the case may be, the Company will pay all interest, premium and Additional Amounts, if any, on that Holder's Senior Subordinated Notes in accordance with those instructions. In all other cases, the Company may elect to make payments of interest, premium and Additional Amounts, if any, by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Notes will be made through the office or agency of a Paying Agent for each series of Senior Subordinated Notes. Subject to the provisions in "—Paying Agent and Registrar for the Senior Subordinated Notes," the Paying Agent office will be in London, England for purposes of the Senior Subordinated Euro Notes, and in the City and State of New York for purposes of the Senior Subordinated Dollar Notes.

Paying Agent and Registrar for the Senior Subordinated Notes

        The Senior Subordinated Trustee will initially act as Paying Agent and Registrar for each series of the notes. In addition, for so long as any such Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange and the rules of such Stock Exchanges so require, the Company shall have appointed a Person located in Luxembourg and/or a Person located in Dublin, as the case may be, each of which is reasonably acceptable to the Senior Subordinated Trustee as an additional paying agent and transfer agent for the relevant series of Senior Subordinated Notes. The Company will also undertake under the Senior Subordinated Indenture that it will ensure, to the extent practicable, that it maintains a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the Directive (as defined below). The Company may change the Paying Agent or Registrar for any series of the Senior Subordinated Notes without prior notice to the Holders of such Senior Subordinated Notes. However, for so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish notice of the change in the Paying Agent and Registrar in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). For so long as the Senior Subordinated Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, the Company shall also comply with applicable publication requirements of such exchange. The Company or any of its Subsidiaries may act as Paying Agent or Registrar in respect of any series of Senior Subordinated Notes.

Transfer and Exchange

        A Holder may transfer or exchange Senior Subordinated Notes in accordance with the Senior Subordinated Indenture. The Registrar, the Senior Subordinated Trustee and any paying and transfer agent in Luxembourg or Dublin, if any, may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and eircom Funding may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Indenture. eircom Funding is not required to transfer or exchange any Senior Subordinated Note selected for redemption. Also, eircom Funding is not required to transfer or exchange any Note for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed. No service charge will be made for any registration of transfer or exchange of the Senior Subordinated Notes, but the Senior Subordinated Trustee and the paying and transfer agent in Luxembourg or Dublin, if any, may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

        eircom Funding and the Senior Subordinated Trustee will be entitled to treat the Holder of a Senior Subordinated Note as the owner of it for all purposes.

Ranking and Guarantees

        The Senior Subordinated Notes are general, unsecured obligations of eircom Funding that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Senior Subordinated Notes. The Senior Subordinated Notes rank equally in right of payment with all existing and future liabilities of eircom Funding that are not so subordinated.

The Senior Subordinated Valentia Guarantee

        The Company has unconditionally guaranteed eircom Funding's payment obligations under each series of the Senior Subordinated Notes and the Senior Subordinated Indenture (the "Senior Subordinated Valentia Guarantee"). The Company has also agreed to pay, in addition to the amount stated above, any and all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by the Senior Subordinated Trustee or the holders in enforcing any rights under the Senior Subordinated Valentia Guarantee.

        The Senior Subordinated Valentia Guarantee:

  •
  is the unsecured, senior subordinated obligation of the Company;

  •
  ranks equally in right of payment with any existing and future Senior Subordinated Indebtedness; and

  •
  is subordinated to all Senior Indebtedness as described under "—Subordination of Senior Subordinated Guarantees."

        The obligations of the Company under the Senior Subordinated Valentia Guarantee are limited to the maximum amount that can be guaranteed under applicable laws, including without limitation fraudulent conveyance or fraudulent transfer restrictions under applicable insolvency laws.

The Senior Subordinated eircom Guarantee

        eircom has unconditionally guaranteed eircom Funding's payment obligations under the Senior Subordinated Notes and the Senior Subordinated Indenture (the "Senior Subordinated eircom Guarantee"). eircom has agreed to pay, in addition to the amount stated above, any and all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by the Senior Subordinated Trustee or the holders in enforcing any rights under the Senior Subordinated eircom Guarantee.

        The Senior Subordinated eircom Guarantee:

  •
  is the unsecured, senior subordinated obligation of eircom;

  •
  ranks equally in right of payment with any existing and future eircom Senior Subordinated Indebtedness;

  •
  is subordinated to all eircom Senior Indebtedness as described under "—Subordination of Senior Subordinated Guarantees;" and

  •
  is subject to release in certain circumstances described below.

        The obligations of eircom under the Senior Subordinated eircom Guarantee are limited to the maximum amount that can be guaranteed under applicable laws, including without limitation fraudulent conveyance or fraudulent transfer restrictions under applicable insolvency laws.

        The Senior Subordinated Indenture provides that the Senior Subordinated eircom Guarantee will be released (and thereupon shall terminate and be discharged and be of no further force and effect):

  (1)
  in connection with a sale of the Capital Stock of eircom, (i) upon a sale pursuant to an enforcement of security over the Capital Stock of such entity or (ii) upon request of the security agent under the Senior Secured Credit Agreement following an event of default which is continuing under such Senior Secured Credit Agreement;

  (2)
  upon legal defeasance or covenant defeasance as described under "—Defeasance";

  (3)
  upon a suspension of covenants as described under "Certain Covenants—Fall-Away of Covenants on Achievement of Investment Grade Status;"

  (4)
  upon the designation by the Company of eircom as an Unrestricted Subsidiary in compliance with the terms of the Senior Subordinated Indenture; or

  (5)
  upon payment in full of the aggregate principal amount of all Senior Subordinated Notes then outstanding and all other financial obligations under the Senior Subordinated eircom Guarantee then due and owing.

        Upon any occurrence giving rise to a release of the Senior Subordinated eircom Guarantee as specified above, the Senior Subordinated Trustee shall execute any documents reasonably required in order to evidence or effect such release, discharge and termination in respect of such Senior Subordinated eircom Guarantee. Neither the Company nor eircom Funding shall be required to make a notation on the Senior Subordinated Notes to reflect any such release, termination or discharge of the Senior Subordinated eircom Guarantee.

Additional Note Guarantees

        The Company may from time to time designate a Restricted Subsidiary as an additional guarantor of the Senior Subordinated Notes (an "Additional Note Guarantor") by causing it to issue a guarantee of the Senior Subordinated Notes (each guarantee, an "Additional Note Guarantee"). Each Additional Note Guarantee will be an unconditional guarantee on a senior subordinated basis of all of eircom Funding's payment obligations under the Senior Subordinated Notes, except that each such Additional Note Guarantee will be limited to the maximum amount that can be guaranteed under applicable laws, including without limitation fraudulent conveyance or fraudulent transfer restrictions under applicable insolvency laws. Each Additional Note Guarantee will be subject to the restrictions described below under "—Subordination of Senior Subordinated Guarantees."

        Subject to the next three paragraphs, each Additional Note Guarantee will be a continuing guarantee and shall:

  (1)
  be binding upon each such Additional Note Guarantor and its successors; and

  (2)
  inure to the benefit of and be enforceable by the Senior Subordinated Trustee, the holders of the Notes and their successors, transferees and assigns.

        An Additional Note Guarantee will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) in connection with the sale or disposition (including through merger or consolidation) of the Capital Stock, or all or substantially all of the assets, of the applicable Additional Note Guarantor or a Restricted Subsidiary of which such Additional Note Guarantor is a Subsidiary, if:

  (1)
  such sale is made in compliance with the Senior Subordinated Indenture (including the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock"); or

  (2)
  such sale is made pursuant to an enforcement of security over such Capital Stock or assets, or upon request of the security agent under the Senior Secured Credit Agreement following an event of default which is continuing under such Senior Secured Credit Agreement.

        An Additional Note Guarantee of an Additional Note Guarantor may also be released at the option of the Company if at the date of such release either (i) there is no Indebtedness of such Additional Note Guarantor outstanding which was Incurred after the Issue Date and which would not have been Incurred in compliance with the Senior Subordinated Indenture if such Additional Note Guarantor had not been designated as an Additional Note Guarantor, or (ii) there is no Indebtedness of such Additional Note Guarantor outstanding which was Incurred after the Issue Date and which could not have been Incurred in compliance with the Senior Subordinated Indenture as at the date of such release if such Additional Note Guarantor were not designated as an Additional Note Guarantor as at that date.

        In addition, an Additional Note Guarantee shall also be automatically released (1) upon a legal defeasance or covenant defeasance as described under the caption "—Defeasance," (2) upon a suspension of covenants as described under the caption, "Certain Covenants—Fall-Away of Covenants on Achievement of Investment Grade Status," (3) upon the designation by the Company of the Note Guarantor as an Unrestricted Subsidiary in compliance with the terms of the Senior Subordinated Indenture or (4) upon payment in full of the aggregate principal amount of all Senior Subordinated Notes then outstanding and all other financial obligations under such Additional Note Guarantee then due and owing.

        Upon any occurrence giving rise to a release of an Additional Note Guarantee as specified above, the Senior Subordinated Trustee shall execute any documents reasonably required in order to evidence or effect such release, discharge and termination in respect of such Additional Note Guarantee. Neither the Company nor any Additional Note Guarantor shall be required to make a notation on the Senior Subordinated Notes to reflect any such Additional Note Guarantee or any such release, termination or discharge.

Subordination of Senior Subordinated Guarantees

        Subordination on insolvency and similar events.    The Senior Subordinated Valentia Guarantee, the Senior Subordinated eircom Guarantee and any Additional Note Guarantee (each, a "Senior Subordinated Guarantee") provide that, upon any payment or distribution (including by exercise of any right of receipt, set-off, combination of accounts or other discharge) to creditors of Valentia, eircom or the issuer of such Additional Note Guarantee, respectively (each, a "Senior Subordinated Guarantor"), in a liquidation, dissolution, winding-up, bankruptcy, administration, reorganization, examination, receivership, administrative receivership or similar proceeding relating to such Senior Subordinated Guarantor or its property, or in an assignment for the benefit of creditors of such Senior Subordinated Guarantor or in any marshalling of such Senior Subordinated Guarantor's assets:

  (1)
  holders of all Note Guarantor Senior Indebtedness of such Subordinated Guarantor, including without limitation lenders under the Senior Secured Credit Agreement, will be entitled to receive irrevocable payment in full in cash of all obligations due (and that become due thereafter) in respect of all Note Guarantor Senior Indebtedness (including interest accruing after the commencement of any liquidation, dissolution, winding-up, bankruptcy, administration, reorganization, receivership, administrative receivership or similar proceeding) before the Senior Subordinated Trustee or Holders of Senior Subordinated Notes will be entitled to receive any payment with respect to the relevant Senior Subordinated Guarantee (except that Holders may receive and retain payments made from any defeasance trust referred to in the section entitled "—Defeasance" if such trust was established prior to the proceedings described above and not in breach of the Senior Secured Credit Agreement or the terms of any other Note Guarantor Senior Indebtedness); and

  (2)
  until all Note Guarantor Senior Indebtedness of such Senior Subordinated Guarantor has been irrevocably paid in full in cash, any payment or distribution to which the Senior Subordinated Trustee or holders of Senior Subordinated Notes would be entitled but for the subordination provisions of the applicable Senior Subordinated Guarantee in the Senior Subordinated Indenture shall be made first to the lenders under the Senior Secured Credit Agreement (including in relation to any Hedging Obligations thereunder) if any Indebtedness is then outstanding thereunder and then to holders of such other Note Guarantor Senior Indebtedness as their respective interests may appear.

        Turnover.    In the event that the Senior Subordinated Trustee or any Holder of Senior Subordinated Notes receives or recovers any payment or distribution on or with respect to a Senior Subordinated Guarantee (other than payments made from any defeasance trust referred to in the section entitled "—Defeasance") at a time when such payment is prohibited by the subordination provisions of the applicable Senior Subordinated Guarantee in the Senior Subordinated Indenture, such payment will be held by the Senior Subordinated Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, first to the lenders under the Senior Secured Credit Agreement (including in relation to any Hedging Obligations thereunder) if any Indebtedness is then outstanding thereunder and then to the holders of other Note Guarantor Senior Indebtedness as their interests may appear for application to the payment of all obligations with respect to such Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for such lenders or other holders. In the event that any such payment is received by the Senior Subordinated Trustee or such a Holder, the Senior Subordinated Trustee or such Holder shall, if it has knowledge that such payment was received at a time when it was so prohibited, give notice to the agent for the lenders under the Senior Secured Credit Agreement (if any Indebtedness is then outstanding under the Senior Secured Credit Agreement) and the Senior Trustee (if any Indebtedness is then outstanding under the Senior Indenture) and to all other Designated Senior Agents.

        Standstill.    Notwithstanding that a failure by eircom Funding to make any payment on the Senior Subordinated Notes when due would constitute an Event of Default under the Senior Subordinated Indenture and would enable the Senior Subordinated Trustee and the Holders of the Senior Subordinated Notes to accelerate the maturity of the Senior Subordinated Notes, the Senior Subordinated Guarantees will provide that, prior to the repayment of all obligations in respect of Note Guarantor Senior Indebtedness, the obligations under such Senior Subordinated Guarantees are not due (and no demand may be made on the relevant Senior Subordinated Guarantor) until:

  (1)
  (a) an order is made for the winding-up, dissolution, examination, or administration of the relevant Senior Subordinated Guarantor; or (b) a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, examiner, administrator or similar officer is appointed to the relevant Senior Subordinated Guarantor;

  (2)
  each of the following shall have occurred:

  (a)
  a default in payment of any amounts due under the Senior Subordinated Indenture or the Senior Subordinated Notes (but only if, in the case of any amounts not constituting principal or interest, such amounts exceed €500,000) has occurred;

  (b)
  a holder of Senior Subordinated Notes or the Senior Subordinated Trustee has notified the Designated Senior Agents in writing of such default;

  (c)
  a period of not less than 179 days has passed from the date of receipt by the Designated Senior Agents of that notice; and

  (d)
  at the end of such 179-day period, the default is continuing and has not been waived;

  (3)
  any Indebtedness outstanding under the Senior Secured Credit Agreement has been declared to be prematurely due and payable or payable on demand (and demand has been made) by reason of an event of default, as defined in the Senior Secured Credit Agreement; or

  (4)
  enforcement action has been taken by or on behalf of the lenders under the security documents granted pursuant to, or securing Indebtedness outstanding under, the Senior Secured Credit Agreement pursuant to which any assets of Valentia or any Restricted Subsidiary thereof (including Capital Stock of eircom) are disposed of or sold.

        Since the obligations of any Senior Subordinated Guarantor under the applicable Subordinated Guarantee will not be due until the occurrence of the events described above, the Senior Subordinated Trustee may not make a demand under or bring any enforcement action on such Senior Subordinated Guarantee, including but not limited to the commencement or support of insolvency proceedings with respect to the relevant Senior Subordinated Guarantor, until such time.

Subordinated Holdings Guarantee

        Valentia Holdings has unconditionally guaranteed eircom Funding's payment obligations under the Senior Subordinated Notes and the Senior Subordinated Indenture (the "Subordinated Holdings Guarantee"). Valentia Holdings has agreed to pay, in addition to the amount stated above, any and all reasonable costs and expenses (including reasonable counsel fees and expenses) Incurred by the Senior Subordinated Trustee or the holders in enforcing any rights under the Subordinated Holdings Guarantee.

        The Subordinated Holdings Guarantee:

  •
  is the unsecured subordinated obligation of Valentia Holdings; and

  •
  is subordinated in right of payment to all other Indebtedness of Valentia Holdings, except any such Indebtedness that expressly provides by its terms that it will be pari passu in right of payment with the Subordinated Holdings Guarantee.

        The obligations of Valentia Holdings under the Subordinated Holdings Guarantee are limited to the maximum amount that can be guaranteed under applicable laws, including without limitation fraudulent conveyance or fraudulent transfer restrictions under applicable insolvency laws. The Subordinated Holdings Guarantee is subject to subordination provisions similar to those applicable to the Senior Subordinated Guarantees in favor of the Indebtedness of Valentia Holdings, other than the provisions set forth under "—Subordination of Senior Subordinated Guarantees—Standstill."

Optional Redemption

        Except as described below and under "—Redemption for Taxation Reasons," the Senior Subordinated Notes are not redeemable until August 15, 2008. On and after August 15, 2008, eircom

Funding may redeem all or, from time to time, a part of the Senior Subordinated Notes of any series upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date (subject, in the case of certificated Senior Subordinated Notes, to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Senior Subordinated Euro Notes	Senior Subordinated Dollar Notes
2008	104.125%	104.125%
2009	102.750%	102.750%
2010	101.375%	101.375%
2011 and thereafter	100.000%	100.000%

        Any such redemption and notice may, in eircom Funding's discretion, be subject to the satisfaction of one or more conditions precedent.

        Prior to August 15, 2006, eircom Funding may on any one or more occasions redeem up to 35% of the original principal amount of the Senior Subordinated Notes of any series (including the principal amount of any Additional Senior Subordinated Notes of such series) with funds in an aggregate amount (the "Redemption Amount") not exceeding the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 108.25% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject, in the case of certificated Senior Subordinated Notes, to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

  (1)
  at least 65% of the original principal amount of the Senior Subordinated Notes of the series being redeemed (including the principal amount of any Additional Senior Subordinated Notes of such series) remains outstanding after each such redemption; and

  (2)
  the redemption occurs within 180 days after the closing of such Equity Offering.

        Any redemption notice given in respect of the redemption referred to in the preceding paragraph may be given prior to completion of the related Equity Offering, and any such redemption or notice may, at eircom Funding's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

        In addition, prior to August 15, 2008, eircom Funding may redeem all or, from time to time, a part of the Senior Subordinated Notes of any series upon not less than 30 nor more than 60 days' notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject, in the case of certificated Senior Subordinated Notes, to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any such redemption and notice may, at eircom Funding's discretion, be subject to the satisfaction of one or more conditions precedent.

        "Applicable Premium" means:

with respect to any Senior Subordinated Euro Note on any redemption date, the excess of:

  (1)
  the present value at such redemption date of (i) the redemption price of such Senior Subordinated Euro Note at August 15, 2008 (such redemption price (expressed in percentage of principal amount) being set forth in the table above under the first paragraph of this section), plus (ii) all required interest payments due on such Senior Subordinated Euro Note to and including August 15, 2008 (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Bund Rate at such redemption date plus 50 basis points; over

  (2)
  the outstanding principal amount of such Senior Subordinated Euro Note; and, with respect to any Senior Subordinated Dollar Note on any redemption date, the excess of:

  (1)
  the present value at such redemption date of (i) the redemption price of such Senior Subordinated Dollar Note at August 15, 2008 (such redemption price (expressed in percentage of principal amount) being set forth in the table above under the first paragraph of this section), plus (ii) all required interest payments due on such Senior Subordinated Dollar Note to and including August 15, 2008 (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

  (2)
  the outstanding principal amount of such Senior Subordinated Dollar Note,

in each case as calculated by eircom Funding or on behalf of eircom Funding by such Person as the Company shall designate.

        "Bund Rate" means the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to August 15, 2008; provided, however, that if the period from the redemption date to August 15, 2008 is not equal to the constant maturity of the direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such redemption date to August 15, 2008 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such Statistical Release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to August 15, 2008; provided, however, that if the period from the redemption date to August 15, 2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        Notice of redemption will be provided as set forth under "—Selection and Notice" below.

        If eircom Funding effects an optional redemption of Senior Subordinated Notes of a series, it will, for so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange, inform the relevant Stock Exchanges of such optional redemption and confirm the aggregate principal amount of the Senior Subordinated Notes of that series that will remain outstanding immediately after such redemption.

        In the case of certificated Senior Subordinated Notes, if the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name the Senior Subordinated Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Senior Subordinated Notes will be subject to redemption by eircom Funding.

        eircom Funding is not required to make mandatory redemption payments or sinking fund payments with respect to the Senior Subordinated Notes.

Selection and Notice

        If less than all of any series of Senior Subordinated Notes is to be redeemed at any time, the Senior Subordinated Trustee will select Senior Subordinated Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which that series of Senior Subordinated Notes is listed, and/or in compliance with the requirements of Euroclear, Clearstream or DTC, as applicable, or if that series of Senior Subordinated Notes is not so listed or such exchange prescribes no method of selection and the Senior Subordinated Notes are not held through Euroclear, Clearstream or DTC, as applicable, or Euroclear, Clearstream or DTC, as applicable, prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Senior Subordinated Trustee in its sole discretion deems fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); provided, however, that no Note of €1,000 (in the case of Senior Subordinated Euro Notes) or $1,000 (in the case of Senior Subordinated Dollar Notes) in aggregate principal amount or less shall be redeemed in part.

        For so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, eircom Funding shall publish notice of redemption in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and, in the case of certificated Senior Subordinated Notes, in addition to such publication, not less than 30 nor more than 60 days prior to the redemption date, mail such notice to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar. For so long as the Senior Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, notice of such redemption shall be sent to the Companies Announcements Office of such exchange.

        If any Senior Subordinated Note is to be redeemed in part only, the notice of redemption that relates to that Senior Subordinated Note shall state the portion of the principal amount thereof to be redeemed. In the case of a certificated Senior Subordinated Note, a new Senior Subordinated Note in principal amount equal to the unredeemed portion of the original Senior Subordinated Note will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Note. In the case of a global bearer Senior Subordinated Note, an appropriate notation will be made on such Senior Subordinated Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Senior Subordinated Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Subordinated Notes or portions of them called for redemption.

Redemption for Taxation Reasons

        eircom Funding may redeem any series of Senior Subordinated Notes in whole as to such series, but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders of the relevant series of Senior Subordinated Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a "Tax Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Company determines that, as a result of:

  (1)
  any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation; or

  (2)
  any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a "Change in Tax Law"), eircom Funding, with respect to the Senior Subordinated Notes, or any Note Guarantor, with respect to a Note Guarantee, or Valentia Holdings with respect to the Subordinated Holdings Guarantee, as the case may be, is, or on the next interest payment date in respect of the relevant series of Senior Subordinated Notes would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to it. In the case of eircom Funding, the Company, eircom or Valentia Holdings the Change in Tax Law must become effective on or after the date of this prospectus. In the case of an Additional Note Guarantor, or any successor of any Person specified in the preceding sentence, the Change in Tax Law must become effective after the date that such entity first makes payment on the Senior Subordinated Notes. Notice of redemption for taxation reasons will be published in accordance with the procedures described under "—Selection and Notice." Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor (as defined below) would be obliged to make such payment of Additional Amounts and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of any series of Senior Subordinated Notes pursuant to the foregoing, the Company will deliver to the relevant Senior Subordinated Trustee (a) an Officer's Certificate stating that eircom Funding is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing to the effect that the circumstances referred to above exist.

Withholding Taxes

        All payments made by eircom Funding, the Company, any Note Guarantor, Valentia Holdings or a successor of any of the foregoing (each a "Payor") on the Senior Subordinated Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

  (1)
  Ireland or the United Kingdom or any political subdivision or governmental authority thereof or therein having power to tax;

  (2)
  any jurisdiction from or through which payment on the Senior Subordinated Notes, any Note Guarantee or the Subordinated Holdings Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or

  (3)
  any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a "Relevant Taxing Jurisdiction"), will at any time be required from any payments made with respect to the Senior Subordinated Notes, including payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Senior Subordinated Notes or the Senior Subordinated Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments on the Senior Subordinated Notes in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

  (1)
  any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such Senior Subordinated Note or the receipt of payments in respect thereof;

  (2)
  any Taxes that would not have been so imposed if (i) the holder of the Senior Subordinated Note had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant holder at that time has been notified (in accordance with the procedures set forth in "—Selection and Notices") by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made); or (ii) in the case of Taxes imposed by or on behalf of Ireland or any political subdivision or governmental authority thereof or therein having the power to tax (each of the foregoing an "Irish Taxing Jurisdiction"), the holder of the Senior Subordinated Note had provided such other evidence as is reasonably necessary to enable the Payor or any other person through whom payment may be made to determine the residence of the holder (provided that (x) such determination of residence is necessary under the applicable laws of the Irish Taxing Jurisdiction to determine the application of the exemption from the requirement to deduct or withhold all or a part of any such Taxes and (y) at least 30 days prior to the first payment date with respect to which such determination is required under the applicable law of the Irish Taxing Jurisdiction, the relevant holder at that time has been notified (in accordance with the procedures set forth in "—Selection and Notices") by the Payor or any other person through whom payment may be made that such evidence must be provided);

  (3)
  any Senior Subordinated Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Senior Subordinated Note been presented during such 30 day period);

  (4)
  any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any or interest, if any, on the Senior Subordinated Notes or under any Note Guarantee or the Subordinated Holdings Guarantee;

  (5)
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

  (6)
  any Taxes imposed on a payment to an individual and required to be made pursuant to the European Union Directive (the "Directive") on the taxation of savings implemented by the

    ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive;

  (7)
  any Taxes imposed in connection with a Senior Subordinated Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Senior Subordinated Note to, or otherwise accepting payment from, another paying agent in a member state of the European Union; or

  (8)
  any combination of the above.

        Such Additional Amounts will also not be payable where, had the beneficial owner of the Senior Subordinated Note been the Holder of the Senior Subordinated Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (8) inclusive above.

        The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Senior Subordinated Trustee. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Senior Subordinated Notes then outstanding and (y) the amount of such withholding Taxes paid per €1,000 principal amount of the Senior Subordinated Euro Notes or per $1,000 principal amount of the Senior Subordinated Dollar Notes, as the case may be.

        If any Payor will be obligated to pay Additional Amounts under or with respect to the Senior Subordinated Notes, any Note Guarantee or the Subordinated Holdings Guarantee, at least 30 days prior to the date of such payment the Payor will deliver to the Senior Trustee an Officer's Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Senior Trustee to pay such Additional Amounts to holders of Senior Notes on the payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the repayment date, in which case the Payor may deliver such Officer's Certificate as promptly as practicable after the date that is 30 days prior to the payment date).

        Wherever in the Senior Subordinated Indenture, the Senior Subordinated Notes, any Note Guarantee or the Subordinated Holdings Guarantee or this Description of the Senior Subordinated Notes there are mentioned, in any context:

  (1)
  the payment of principal,

  (2)
  purchase prices in connection with a purchase of Senior Subordinated Notes,

  (3)
  interest, or

  (4)
  any other amount payable on or with respect to any of the Senior Subordinated Notes, any Note Guarantee or the Subordinated Holdings Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        The Payor will pay any present or future stamp, court or documentary taxes, or any similar taxes, charges or levies which arise in any jurisdiction from the execution, delivery, registration or enforcement of any Senior Subordinated Notes or any other document or instrument referred to therein (other than a transfer of the Senior Subordinated Notes) excluding any such taxes, charges or similar levies imposed by any jurisdiction outside Luxembourg, Ireland, the United States, the United Kingdom or any jurisdiction in which a Paying Agent is located. The foregoing obligations will survive any termination, defeasance or discharge of the Senior Subordinated Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Change of Control

        If a Change of Control occurs, subject to the terms of the covenant described under this heading "—Change of Control", each holder will have the right to require the Company to repurchase all of such holder's Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount of the Senior Subordinated Notes plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (subject, in the case of certificated Senior Subordinated Notes, to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obliged to repurchase Senior Subordinated Notes as described under this heading, "—Change of Control," in the event that the Company has unconditionally exercised its right to redeem all of the Senior Subordinated Notes as described under "—Optional Redemption" or all conditions to such redemption have been satisfied or waived.

        Unless the Company has unconditionally exercised its right to redeem all the Senior Subordinated Notes as described under "Optional Redemption" or all conditions to such redemption have been satisfied or waived, no later than the date that is 30 days after any Change of Control, the Company will mail a notice (the "Change of Control Offer") to each holder, with a copy to the Senior Subordinated Trustee (and, if the Senior Subordinated Notes are at that time listed on the Irish Stock Exchange, to the Irish Stock Exchange), stating:

  (1)
  that a Change of Control has occurred or may occur and that such holder has the right to require the Company to purchase such holder's Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount of such Senior Subordinated Notes plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (in the case of certificated Senior Subordinated Notes, subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

  (2)
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

  (3)
  the procedures determined by the Company, consistent with the Senior Subordinated Indenture, that a holder must follow in order to have its Senior Subordinated Notes repurchased; and

  (4)
  if such notice is mailed prior to the occurrence of a Change of Control, that the Change of Control Offer is conditional on the occurrence of such Change of Control.

        On the Change of Control Payment Date, if the Change of Control shall have occurred, the Company will, to the extent lawful:

  (1)
  accept for payment all Senior Subordinated Notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Subordinated Notes so tendered; and

  (3)
  deliver or cause to be delivered to the Senior Subordinated Trustee the Senior Subordinated Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of the Senior Subordinated Notes or portions of Senior Subordinated Notes being purchased by the Company.

        The Paying Agent will promptly mail to each holder of Senior Subordinated Notes so tendered the Change of Control Payment for such Senior Subordinated Notes, and the Senior Subordinated Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Senior Subordinated Note equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered, if any; provided that each such new Senior Subordinated Note will be in a principal amount of €1,000 (in the case of Senior Subordinated Euro Notes) or $1,000 (in the case of Senior Subordinated Dollar Notes), as the case may be, or an integral multiple thereof.

        For so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish such public announcement in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

        In the case of certificated Senior Subordinated Notes, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Senior Subordinated Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer. In the case of global bearer Senior Subordinated Notes, the Company will pay accrued and unpaid interest and Additional Amounts, if any, to the Change of Control Payment Date to the Holders on such date.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the Senior Subordinated Indenture are applicable. Except as described above with respect to a Change of Control, the Senior Subordinated Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Senior Subordinated Notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Subordinated Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Senior Subordinated Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Senior Subordinated Indenture by virtue of the conflict.

        The Company's ability to repurchase Senior Subordinated Notes issued by it pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would require a repurchase of Indebtedness under the Senior Secured Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Secured Credit Agreement and require a repurchase of Indebtedness under that agreement may not constitute a Change of Control under the Senior Subordinated Indenture. Future Indebtedness of the Company or its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Senior Subordinated Notes issued by it could cause a default under, or require a repurchase of, such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        Even if sufficient funds were otherwise available, the terms of the Senior Secured Credit Agreement may (and other Indebtedness may) prohibit the Company's prepayment of the Senior Subordinated Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Bank Indebtedness outstanding thereunder and any such other Indebtedness containing similar restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if holders of Senior Subordinated Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Senior Subordinated Indenture. A default under the Senior Subordinated Indenture may result in a cross-default under the Senior Secured Credit Agreement.

        The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to specified other Persons. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Senior Subordinated Notes may require the Company to make an offer to repurchase the Senior Subordinated Notes as described above.

        The provisions of the Senior Subordinated Indenture relating to the Company's obligation to make an offer to repurchase the Senior Subordinated Notes as a result of a Change of Control may be waived or modified with the written consent of holders of a majority in outstanding principal amount of the Senior Subordinated Notes.

Certain Covenants

Limitation on Indebtedness

        The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company, eircom, eircom Funding and any Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving pro forma effect thereto, (x) the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries is less than 5.00 to 1.00 and (y) in the case only of an Incurrence of Senior Debt, the Consolidated Senior Leverage Ratio for the Company and its Restricted Subsidiaries is less than 3.50 to 1.00.

        The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

  (1)
  Indebtedness Incurred (a) pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness or (b) by a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition, in a maximum aggregate principal amount at any time outstanding not exceeding (A) €1.4 billion plus (B) in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

  (2)
  (a) Guarantees in respect of Indebtedness permitted to be secured by a Lien in compliance with the covenant described under "—Limitation on Liens," (b) Guarantees by the Company or any Note Guarantor of Indebtedness or any other obligation or liability of the Company, any Note Guarantor or eircom Funding (other than any Indebtedness incurred by the Company, any Note Guarantor or eircom Funding, as the case may be, in violation of this covenant), including, without limitation, any Guarantees of the Senior Subordinated Notes, (c) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of any Restricted Subsidiary (except, in the case of Guarantees issued by a Restricted Subsidiary, eircom Funding) that is not a Note Guarantor (other than of any Indebtedness incurred by such Restricted Subsidiary in violation of this covenant), (d) without limiting the covenant described under "—Limitations on Liens," Indebtedness of the Company or any Note Guarantor arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness incurred by the Company or any Restricted Subsidiary, as the case may be, in violation of this covenant), or (e) without limiting the covenant described under "—Limitations on Liens," Indebtedness of any Restricted Subsidiary that is not a Note Guarantor arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of any Restricted Subsidiary that is not a Note Guarantor (other than any Indebtedness incurred in violation of this covenant) or Note Guarantor Senior Indebtedness;

  (3)
  Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

  (a)
  any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

  (b)
  any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company,

    shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be and provided further that if a Restricted Subsidiary that is not a Note Guarantor owns or holds such Indebtedness and the Company or any Note Guarantor is the obligor on such Indebtedness, such Indebtedness (other than the eircom Funding Intercompany Loan or any Guarantee thereof) is expressly subordinated to the prior payment in full of all obligations with respect to the Senior Subordinated Notes;

  (4)
  Indebtedness represented by: (a) the Senior Subordinated Notes (other than any Additional Senior Subordinated Notes) and any exchange notes issued in exchange for any Senior Subordinated Notes; (b) Note Guarantees; (c) the Senior Notes issued on the Issue Date and any exchange notes issued in exchange therefor; (d) any Guarantee of the Senior Notes; (e) any Indebtedness (other than the Indebtedness described in clauses (1) and (3)) outstanding on the Issue Date; (f) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this covenant; and (g) any Management Advances;

  (5)
  Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which a Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, (x) the Company would have been able to Incur €1.00 of additional Indebtedness (and if the Indebtedness Incurred pursuant to this clause (5) includes Senior Debt, €1.00 of additional Senior Debt) pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5) or (y) neither the

    Consolidated Leverage Ratio nor the Consolidated Senior Leverage Ratio would be greater than it was immediately prior to giving effect to such acquisition;

  (6)
  Indebtedness under Currency Agreements, Interest Rate Agreements and Commodity Hedging Agreements entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Company);

  (7)
  Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations, and in each case any Refinancing Indebtedness in respect thereof, in an aggregate principal amount not to exceed the greater of €150 million and 3.75% of Total Assets;

  (8)
  Indebtedness Incurred in respect of (a) workers' compensation claims, self-insurance obligations, performance, surety, judgment, appeal or other similar bonds, instruments or obligations and completion guarantees provided by the Company or a Restricted Subsidiary, or relating to liabilities or obligations incurred, in the ordinary course of business, (b) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business and (c) the financing of insurance premiums in the ordinary course of business;

  (9)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for guarantees, indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition);

  (10)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence; and

  (11)
  in addition to the items referred to in clauses (1) through (10) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed the greater of € 100 million and 2.5% of Total Assets at any time outstanding.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

  (1)
  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses;

  (2)
  all Indebtedness outstanding on the date of the Senior Subordinated Indenture under the Senior Secured Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (3) of the second paragraph of this covenant, and may not be reclassified pursuant to clause (1) of this paragraph;

  (3)
  Guarantees of, or obligations in respect of letters of credit, bankers' acceptances or other similar instruments relating to, or Liens securing, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

  (4)
  if obligations in respect of letters of credit, bankers' acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (1) or (11) of the second paragraph above and the letters of credit, bankers' acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

  (5)
  the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Note Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

  (6)
  Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

  (7)
  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, in the case of any other Indebtedness.

        If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on Indebtedness" covenant, the Company shall be in Default of this covenant).

        For purposes of determining compliance with any euro-denominated restriction on the Incurrence of Indebtedness, the euro-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (x) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than euros, and such refinancing would cause the applicable euro-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, (y) the euro-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date and (z) the euro equivalent principal amount of Indebtedness denominated in a currency other than euros and incurred pursuant to the Senior Secured Credit Agreement shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) the date on which any of the respective commitments under the Senior Secured Credit Agreement shall be reallocated among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of

Incurrence. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

  (1)
  declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

  (a)
  dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

  (b)
  dividends or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value);

  (2)
  purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect Parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

  (3)
  purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Note Guarantor Subordinated Obligations (other than (x) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (y) any Indebtedness incurred pursuant to clause (3) of the second paragraph of the covenant described under "—Limitation on Indebtedness") or any Subordinated Shareholder Funding or Management Proceeds Funding; or

  (4)
  make any Restricted Investment in any Person; (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

  (a)
  a Default shall have occurred and be continuing (or would result therefrom); or

  (b)
  the Company is not able to Incur an additional €1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on Indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

    (c)
    the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (and not returned or rescinded) would exceed the sum of:

    (i)
    50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the first fiscal quarter commencing after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

    (ii)
    100% of the aggregate Net Cash Proceeds, and Fair Market Value (as determined in accordance with the next succeeding sentence) of property or assets, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or Subordinated Shareholder Funding or Management Proceeds Funding subsequent to the Issue Date or other capital contributions subsequent to the Issue Date (other than (x) Net Cash Proceeds or property or assets received from an issuance or sale of such Capital Stock to a Restricted Subsidiary of the Company, (y) Net Cash Proceeds or property or assets to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (6) of the next succeeding paragraph, and (z) Excluded Contributions);

    (iii)
    100% of the aggregate Net Cash Proceeds, and Fair Market Value (as determined in accordance with the next succeeding sentence) of property or assets, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary of the Company) by the Company or any Restricted Subsidiary subsequent to the Issue Date of any Indebtedness that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) or Subordinated Shareholder Funding or Management Proceeds Funding (plus the amount of any cash, and the Fair Market Value of any other property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange); and

    (iv)
    the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries resulting from:

    (A)
    repurchases, redemptions or other acquisitions or retirements of any such Restricted Investment, proceeds realized upon the sale or other disposition to a Person other than the Company or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Company or any Restricted Subsidiary of the Company; or

    (B)
    the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included in Consolidated Net Income for purposes of the preceding clause (i) to the extent that it is (at the Company's option) included under this clause (iv).

  The Fair Market Value of property or assets other than cash covered by the preceding sentence shall be the fair market value thereof as determined in good faith by the Company and:

  (A)
  for property or assets so determined to have a Fair Market Value in excess of €15 million, the Fair Market Value shall be set forth in an Officer's Certificate; or

  (B)
  for property or assets so determined to have a Fair Market Value in excess of €30 million, the Fair Market Value shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Company attached to an Officer's Certificate.

  The foregoing provisions will not prohibit any of the following (collectively, "Permitted Payments"):

  (1)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Subordinated Shareholder Funding, Management Proceeds Funding, Subordinated Obligations or Note Guarantor Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock), Subordinated Shareholder Funding or Management Proceeds Funding or a substantially concurrent capital contribution to the Company; provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) to the extent so applied, the Net Cash Proceeds or Fair Market Value of property or assets from such sale of Capital Stock, Subordinated Shareholder Funding or Management Proceeds Funding will be excluded from clause (c)(ii) of the preceding paragraph;

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Note Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness" above; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

  (3)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness" above and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

  (4)
  any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations or Note Guarantor Subordinated Obligations:

  (a)
  from Net Available Cash to the extent permitted under "—Limitation on Sales of Assets and Subsidiary Stock" below;

  (b)
  to the extent required by the agreement governing such Subordinated Obligations or Note Guarantor Subordinated Obligations, following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have complied with the terms described under "Change of Control" and, if required, purchased all Senior Subordinated Notes tendered pursuant to the offer to repurchase all the Senior Subordinated Notes required thereby, prior to purchasing, redeeming, repurchasing, defeasing or otherwise acquiring or retiring such Subordinated Obligations or Note Guarantor Subordinated Obligations; or

    (c)
    consisting of Acquired Indebtedness;

    provided, however, that such purchase, redemption, repurchase, defeasance or other acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

  (5)
  dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

  (6)
  so long as no Default or Event of Default has occurred and is continuing, the purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of Capital Stock of the Company, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof) and loans, advances, dividends or distributions (or payments in respect of any Management Proceeds Funding) by the Company to any Parent to permit any Parent to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of the Company, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof), or payments to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of the Company, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (1) €10 million, plus (2) €5 million multiplied by the number of calendar years that have commenced since the Issue Date plus (3) the Net Cash Proceeds received by the Company since the Issue Date (including, without limitation, through receipt of proceeds from the issuance or sale of its Capital Stock to a Parent or the incurrence of any Management Proceeds Funding) from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under paragraph (c)(ii) of this covenant, provided, however, that the amount of such payments will be included in subsequent calculations of the amount of Restricted Payments;

  (7)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary that is not a Note Guarantor, Incurred in accordance with the terms of the covenant described under "—Limitation on Indebtedness" above; provided that the payment of such dividends will be excluded from the calculation of Restricted Payments;

  (8)
  purchases, repurchases, redemptions, defeasance or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such purchases, repurchases, redemptions, defeasance or other acquisitions or retirements will be excluded from subsequent calculations of the amount of Restricted Payments;

  (9)
  dividends, loans, advances or distributions to any Parent or other payments by the Company or any Restricted Subsidiary in amounts equal to:

  (a)
  the amounts required for any Parent to pay any Parent Expenses or any Related Taxes;

    (b)
    the amounts which constitute, or are payment in respect of, a surrender of group relief actually utilized by the Company or any Restricted Subsidiary;

    (c)
    the amounts payable pursuant to any Tax Sharing Agreement; and

    (d)
    amounts constituting payments satisfying the requirements of clause (14) or (15) of the second paragraph of the covenant described under "—Limitation on Affiliate Transactions",

    provided that such dividends, loans, advances, distributions or other payments will be excluded from subsequent calculations of the amount of Restricted Payments;

  (10)
  the payment by the Company of, or loans, advances, dividends or distributions to any Parent to pay, dividends on the common stock or equity of the Company or any Parent following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company in or from such public offering, provided that the net amount of such payments will be included in subsequent calculations of Restricted Payments;

  (11)
  Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed €75 million (net of repayments of any such loans or advances), provided that the net amount of such payments will be included in subsequent calculations of Restricted Payments;

  (12)
  payments by the Company, or loans, advances, dividends or distributions to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of the issuance of fractional shares of such Capital Stock, not to exceed €200,000 in the aggregate outstanding at any time, provided that the net amount of such payments will be included in subsequent calculations of Restricted Payments;

  (13)
  dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries, provided that such dividends or other distributions shall be excluded in subsequent calculations of Restricted Payments;

  (14)
  Investments in an aggregate amount outstanding at any time not to exceed the aggregate cash amount of Excluded Contributions, or consisting of non-cash Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this clause (14), provided that the amount of such Investments shall be excluded from the calculation of Restricted Payments;

  (15)
  the Transactions, including but not limited to any Restricted Payment pursuant to, or in connection with, the Transactions, provided that the amount of such payments shall be excluded in subsequent calculations of the amount of Restricted Payments;

  (16)
  any payment by way of loan, advance, dividend, distribution, contribution, or otherwise (i) to any Parent to permit any Parent to pay a cash dividend on the ESOT Preference Shares or to make a loan, advance, dividend, distribution, contribution, or other payment to the ESOT or (ii) to the ESOT, which payments shall not exceed an amount equal to €3.5 million in the aggregate per year, plus interest in the form of a notional dividend or distribution that accrues on such amount to the extent unpaid, provided that the net amount of such payments will be included in subsequent calculations of Restricted Payments; and

  (17)
  payment of any Receivables Fees, provided that the net amount of such payments will be excluded in subsequent calculations of the amount of Restricted Payments.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and the fair market value of any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith.

Limitation on Liens

        The Company will not, and will not permit eircom or any other Note Guarantor to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries of the Company), whether owned on the date of the Senior Subordinated Indenture or acquired after that date, which Lien is securing any Indebtedness (such Lien, the "Initial Lien"), unless contemporaneously with the Incurrence of such Initial Lien effective provision is made to secure the Indebtedness due under the Senior Subordinated Indenture and the Senior Subordinated Notes or, in respect of Liens on any Note Guarantor's property or assets, such Note Guarantor's Note Guarantee, equally and ratably with (or prior to, in the case of Liens with respect to Subordinated Obligations or Note Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Initial Lien for so long as such Indebtedness is so secured. Any such Lien thereby created in favor of the Senior Subordinated Notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person other than the Company or any Note Guarantor of the property or assets secured by such Initial Lien.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (A)
  pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

  (B)
  make any loans or advances to the Company or any Restricted Subsidiary; or

  (C)
  transfer any of its property or assets to the Company or any Restricted Subsidiary,

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and (y) the subordination of (including but not limited to, the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.

        The provisions of the preceding paragraph will not prohibit:

  (1)
  any encumbrance or restriction pursuant to any Credit Facility, the Senior Indenture, any Senior Notes, the Senior Subordinated Indenture, any Senior Subordinated Notes, or any agreement or instrument in effect at or entered into on the date of the Senior Subordinated Indenture;

  (2)
  any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged or consolidated with or into the Company or any Restricted Subsidiary or in connection with the transaction) and outstanding on such date, provided that, for the purposes of this clause (2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company;

  (3)
  any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this paragraph or this clause (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an agreement referred to in clause (1) or (2) of this paragraph or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the holders of the Senior Subordinated Notes taken as a whole than the encumbrances and restrictions contained in such agreements and instruments referred to in clause (1) or (2) of this paragraph (as determined in good faith by the Company);

  (4)
  any encumbrance or restriction:

  (a)
  that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract;

  (b)
  (x) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary or (y) contained in mortgages, pledges or other security agreements permitted under the Senior Subordinated Indenture or securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property or assets subject to such mortgages, pledges or other security agreements; or

  (c)
  pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

  (5)
  any encumbrance or restriction pursuant to (a) Purchase Money Obligations and (b) Capitalized Lease Obligations permitted under the Senior Subordinated Indenture, in each case, that impose encumbrances or restrictions on the property or assets so acquired;

  (6)
  any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

  (7)
  customary provisions in leases, joint venture agreements and other agreements and instruments entered into in the ordinary course of business;

  (8)
  encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, or required by any regulatory authority;

  (9)
  any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

  (10)
  any encumbrance or restriction that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

  (11)
  any encumbrance or restriction pursuant to Currency Agreements, Interest Rate Agreements or Commodity Hedging Agreements; or

  (12)
  any encumbrance or restriction arising pursuant to an agreement or instrument (a) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Indebtedness" (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Senior Subordinated Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Senior Subordinated Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines that such encumbrance or restriction will not materially affect the Company's ability to (or to cause eircom Funding to) make principal or interest payments on the Senior Subordinated Notes as and when they come due or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, or (b) relating to any working capital Indebtedness or sale of receivables by a Foreign Subsidiary or to Indebtedness of or a Financing Disposition to or by any Receivables Entity.

  Limitation on Sales of Assets and Subsidiary Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

  (1)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company whose determination shall be conclusive (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

  (2)
  in the case of any Asset Disposition (or series of related Asset Dispositions) and unless the Asset Disposition is a Permitted Asset Swap, at least 75% of the consideration from such Asset Disposition (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, other than Indebtedness) received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Temporary Cash Investments; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

  (a)
  to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness or Indebtedness of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness, Note Guarantor Senior Indebtedness or Indebtedness of a Restricted Subsidiary that is not a Note Guarantor (other than eircom Funding) (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary), within 365 days from the later of the date of such Asset Disposition and the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

    (b)
    to the extent the Company or such Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of (x) the date of such Asset Disposition and (y) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive agreement or a commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 6 months of such 365th day;

    provided that, pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Senior Subordinated Indenture.

        Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds €20 million, the Company will be required to make an offer ("Asset Disposition Offer") to all holders of Senior Subordinated Notes and, to the extent the Company elects, to all holders of other outstanding Indebtedness that is pari passu in right of payment with the Senior Subordinated Notes requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Senior Subordinated Notes"), to purchase the maximum principal amount of Senior Subordinated Notes and any such Pari Passu Senior Subordinated Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Senior Subordinated Notes and Pari Passu Senior Subordinated Notes plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, in accordance with the procedures set forth in the Senior Subordinated Indenture or the agreements governing the Pari Passu Senior Subordinated Notes, as applicable, in each case in integral multiples of €1,000 in the case of Senior Subordinated Euro Notes or $1,000 in the case of Senior Subordinated Dollar Notes.

        To the extent that the aggregate amount of Senior Subordinated Notes and Pari Passu Senior Subordinated Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Senior Subordinated Indenture. If the aggregate principal amount of the Senior Subordinated Notes surrendered in any Asset Disposition Offer by holders thereof and other Pari Passu Senior Subordinated Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Senior Subordinated Notes and Pari Passu Senior Subordinated Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Senior Subordinated Notes and Pari Passu Senior Subordinated Notes. For the purposes of calculating the principal amount of any such Indebtedness not denominated in euro, such Indebtedness shall be calculated by converting any such principal amounts into their Euro Equivalent determined as of a date selected by the Company that is within the Asset Disposition Offer Period. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        Any Net Available Cash payable in respect of the Senior Subordinated Notes pursuant to this covenant will be apportioned between the Senior Subordinated Dollar Notes and the Senior Subordinated Euro Notes in proportion to the respective aggregate principal amounts of Senior Subordinated Dollar Notes and Senior Subordinated Euro Notes validly tendered and not withdrawn, based upon the Euro Equivalent of such principal amount of Senior Subordinated Dollar Notes determined as of a date selected by the Company that is within the Asset Disposition Offer Period. To the extent that any portion of Net Available Cash payable in respect of the Senior Subordinated Notes is denominated in a currency other than the currency in which the relevant Senior Subordinated Notes are denominated, the amount thereof payable in respect of such Senior Subordinated Notes shall not exceed the net amount of funds in the currency in which such Senior Subordinated Notes are denominated that is actually received by the Company upon converting such portion into such currency.

        The Asset Disposition Offer, in so far as it relates to the Senior Subordinated Notes, will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of Senior Subordinated Notes and, to the extent it elects, Pari Passu Senior Subordinated Notes required to be purchased by it pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Senior Subordinated Notes and, to the extent it elects, Pari Passu Senior Subordinated Notes validly tendered in response to the Asset Disposition Offer.

        In the case of certificated Senior Subordinated Notes, if the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Senior Subordinated Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Senior Subordinated Notes pursuant to the Asset Disposition Offer. In the case of global bearer Senior Subordinated Notes, the Company will pay accrued and unpaid interest to the Change of Control Payment Date to the Holders on such date.

        On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Senior Subordinated Notes and, to the extent it elects, Pari Passu Senior Subordinated Notes or portions of Senior Subordinated Notes and, to the extent it elects, Pari Passu Senior Subordinated Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Senior Subordinated Notes and Pari Passu Senior Subordinated Notes so validly tendered and not properly withdrawn, in each case in integral multiples of €1,000 or $1,000, as the case may be. The Company will deliver to the Senior Subordinated Trustee an Officer's Certificate stating that such Senior Subordinated Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Senior Subordinated Notes an amount equal to the purchase price of the Senior Subordinated Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Senior Subordinated Note, and the Senior Subordinated Trustee, upon delivery of an Officer's Certificate from the Company will authenticate and mail or deliver (or cause to be transferred by book entry) such new Senior Subordinated Note to such holder, in a principal amount equal to any unpurchased portion of the Senior Subordinated Note surrendered; provided that each such new Senior Subordinated Note will be in a principal amount of €1,000 in the case of Senior Subordinated Euro Notes or $1,000 in the case of Senior Subordinated Dollar Notes, or an integral multiple of €1,000 or $1,000, as the case may be. Any Senior Subordinated Note not so accepted will be promptly mailed or delivered (or transferred by book entry) by the Company to the holder thereof.

        For the purposes of clause (2) of the first paragraph of this covenant, the following will be deemed to be cash:

  (1)
  the assumption by the transferee of Indebtedness of the Company (other than Disqualified Stock or Subordinated Obligations of the Company) or Indebtedness of a Restricted Subsidiary (other than Note Guarantor Subordinated Obligations) and the release of the Company or such Restricted Subsidiary from all liability on the principal amount of such Indebtedness in connection with such Asset Disposition;

  (2)
  securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash;

  (3)
  Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition;

  (4)
  consideration consisting of Indebtedness of the Company or any Restricted Subsidiary; and

  (5)
  any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to the Senior Subordinated Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Senior Subordinated Indenture by virtue of any conflict.

Limitation on Affiliate Transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

  (1)
  the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

  (2)
  in the event such Affiliate Transaction involves an aggregate consideration in excess of €10 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors; and

  (3)
  in the event such Affiliate Transaction involves an aggregate consideration in excess of €20 million, the Company has received a written opinion (a "Fairness Opinion") from an independent investment banking, accounting or appraisal firm of internationally recognized standing (as determined by the Company in good faith) that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

        Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event that there are no such directors, a Fairness Opinion is provided with respect to such Affiliate Transaction.

        The provisions of the preceding paragraph will not apply to:

  (1)
  any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments", any Permitted Payment, any Permitted Investment or any transaction specifically excluded from the definition of the term "Restricted Payment;"

  (2)
  any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants' plans (including, without limitation, valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) and/or indemnities provided on behalf of officers, employees or directors or consultants approved by the Board of Directors of the Company, in each case in the ordinary course of business;

  (3)
  any Management Advances and any Management Proceeds Funding and any payments in respect thereof;

  (4)
  any transaction with the Company, any Restricted Subsidiary or any Receivables Entity;

  (5)
  the payment of reasonable fees and reimbursement of expenses to, and indemnities provided on behalf of, directors, officers or employees of the Company, any Restricted Subsidiary of the Company or any Parent (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

  (6)
  the entry into and performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of, any transaction arising out of and any payments pursuant to, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant;

  (7)
  any transaction with an officer or director in the ordinary course of business not involving more than €100,000 in any one case;

  (8)
  execution, delivery and performance of any Tax Sharing Agreement;

  (9)
  the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees or expenses paid or payable in connection with the Transactions;

  (10)
  transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Subordinated Indenture, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors of the Company or the senior management of the Company or the relevant Restricted Subsidiary, as applicable, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

  (11)
  any transaction in the ordinary course of business between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is an Unrestricted Subsidiary or a joint venture or similar entity;

  (12)
  any surrender of group relief or payment in respect thereof;

  (13)
  issuances or sales of Capital Stock (other than Disqualified Stock) of the Company or options, warrants or other rights to acquire such Capital Stock;

  (14)
  payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including without limitation through any Parent) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with acquisitions or divestitures, which payments satisfy the requirements of clause (1) of the first paragraph of this covenant and are approved by a majority of the Disinterested Directors; and

  (15)
  payment to any Permitted Holder of all reasonable out of pocket expenses incurred by any Permitted Holder in connection with its direct or indirect investment in the Company and its Subsidiaries.

Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, for so long as any Senior Subordinated Notes are outstanding, the Company will provide to the Senior Subordinated Trustee:

  (A)
  within 120 days after the end of the Company's fiscal year, information substantially identical to that which would be required to be included in an Annual Report on Form 20-F (as in effect on June 30, 2002) by a foreign private issuer subject to the Exchange Act, including all annual financial information that would be required by Form 20-F if the Company were required to prepare and file such form, including an "Operating and Financial Review and Prospects" section, a "Business Description" section and a "Management and Shareholders" section, and, in relation to the annual financial statements therein only, which will be prepared in accordance with GAAP, a report thereon by the Company's independent auditors, which will be prepared in accordance with Irish auditing standards; provided that the Company shall not be required to include: (A) any reconciliation of any line items to U.S. GAAP nor any other U.S. GAAP disclosures nor any audit under U.S. generally accepting auditing standards; (B) any segment data other than net sales by geographic segments; (C) the disclosures required by Item 11 of such form; (D) the exhibits required by such form; or (E) separate financial statements for any of its affiliates, even if such statements would be required to be included on Form 20-F pursuant to a rule or rules under Regulation S-X, as promulgated by the SEC; provided further that the Company shall not be required to provide such information with respect to the fiscal year ended March 31, 2003;

  (B)
  within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, beginning with the fiscal quarter ended June 30, 2003, all quarterly financial statements of the Company (but in GAAP) that would be required by Form 10-Q (as in effect on June 30, 2003) if the Company were required to prepare and file such form, including a financial review consisting of a discussion of (A) the financial condition and results of operations of the Company and material changes between the current quarterly period and the quarterly period of the prior year, (B) material developments in the business of the Company and (C) financial developments and trends in the business in which the Company is engaged; and

  (C)
  the following information that would be required to be filed with the SEC in current reports on Form 8-K (as in effect on June 30, 2003) if the Company were required to file such reports: all the information set forth in Items (1), (2), (3), (4) and (5) of Form 8-K; and with respect to Item (7), an unaudited pro forma balance sheet as of a recent date of the Company giving effect to the acquired business and an unaudited pro forma income statement (which income statement shall be deemed to suffice so long as it (together with any supplemental information provided therewith) permits the calculation of earnings before interest, taxes, depreciation and amortisation (EBITDA) derived from accounting data prepared under GAAP) for the fiscal year recently ended and for the most recent quarter of the Company giving effect to the acquired business, in each case, all such information above to be provided within the time periods applicable to each item in Form 8-K and the general instructions thereof.

        Substantially concurrently with the issuance to the Senior Subordinated Trustee of the reports specified in (A) and (B), the Company shall also (1) use its commercially reasonable efforts (i) to post copies of such reports on such website as may be then maintained by the Company and its subsidiaries or (ii) otherwise to provide substantially comparable public availability of such reports (as determined by the Company in good faith) or (2) to the extent the Company determines in good faith that it cannot make such reports available in the manner described in the preceding clause (1) after the use of its commercially reasonable efforts, furnish such reports to the Holders and prospective purchasers of the Senior Subordinated Notes, upon their request.

        In the event the Company becomes an SEC registrant and subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, or elects to comply with such provisions, the Company will, for so long as it continues to file the reports required by Section 13(a) with the SEC, make available to the Trustee the annual reports, information, documents and other reports that the Company is, or would be, required to file with the SEC pursuant to such Section 13(a) or 15(d). Upon complying with the foregoing requirement, the Company will be deemed to have complied with the provisions contained in the preceding two paragraphs.

        In addition, so long as the Senior Subordinated Notes remain outstanding and during any period during which the Company is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Company shall furnish to the Holders and prospective purchasers of the Senior Subordinated Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        For so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange and to the extent that the rules of such Stock Exchanges require, the above information will also be made available in Luxembourg through the offices of the Paying Agent in Luxembourg or in Ireland through the offices of the Company, as the case may be.

Merger and Consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the Republic of Ireland or any member state of the European Union as of the date of the Senior Subordinated Indenture, or the United States of

    America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Senior Subordinated Trustee, in form reasonably satisfactory to the Senior Subordinated Trustee, all the obligations of the Company under the Senior Subordinated Notes and the Senior Subordinated Indenture;

  (2)
  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction, either (A) the Successor Company would be able to Incur at least an additional €1.00 of Indebtedness (and if the amount of Senior Debt of the Successor Company and its Restricted Subsidiaries following such transaction is greater than the Senior Debt of the Company and its Restricted Subsidiaries immediately prior thereto, €1.00 of additional Senior Debt) pursuant to the first paragraph of the "Limitation on Indebtedness" covenant or (B) neither the Consolidated Leverage Ratio nor the Consolidated Senior Leverage Ratio would be greater than it was immediately prior to giving effect to such transaction;

  (4)
  eircom (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Senior Subordinated eircom Guarantee shall apply to eircom Funding's obligations in respect of the Senior Subordinated Indenture and the Senior Subordinated Notes; and

  (5)
  the Company shall have delivered to the Senior Subordinated Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Subordinated Indenture, provided that in giving an Opinion of Counsel counsel may rely on an Officer's Certificate as to any matters of fact.

        Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "—Limitation on Indebtedness."

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Senior Subordinated Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from its Note Guarantee of eircom Funding's obligation to pay the principal of and interest on the Senior Subordinated Notes.

        Notwithstanding the preceding clauses (2) and (3) (which do not apply to transactions referred to in this paragraph), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, (y) the Company may merge with or into eircom and (z) the Company may merge with an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).

        In addition, the Company will not permit eircom to consolidate with or merge with or into any Person unless (1) the resulting, surviving or transferee Person (if other than eircom) will be a Wholly-Owned Subsidiary of the Company (except in the case of a consolidation with or merger of eircom into the Company) organized and existing under the laws of the Republic of Ireland or any member state of the European Union as of the date of the Senior Subordinated Indenture, or the United States of America, any State of the United States or the District of Columbia and such Person will expressly assume, by supplemental indenture, executed and delivered to the Senior Subordinated Trustee, all the obligations of eircom under the Senior Subordinated eircom Guarantee; (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of any such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (3) the Company will have delivered to the Senior Subordinated Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger and transfer and such supplemental indenture (if any) comply with the Senior Subordinated Indenture, provided that in giving an Opinion of Counsel, counsel may rely on an Officer's Certificate as to compliance with the preceding clause (2) and as to any matters of fact.

        Notwithstanding the preceding clause (2) (which does not apply to transactions referred to in this paragraph), in each case if eircom is a Restricted Subsidiary immediately prior to such transaction, (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to eircom and (y) eircom may merge with an Affiliate incorporated or organized for the purpose of changing the legal domicile of eircom, reincorporating eircom in another jurisdiction, or changing the legal form of eircom; provided that, in the case of a Restricted Subsidiary that merges into eircom, eircom will not be required to comply with the preceding clause (3).

        There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

Lines of Business

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Company Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Limitation on Layering

        The Company will not Incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu in right of payment with or is subordinate in right of payment to the Senior Subordinated Notes. No Note Guarantor will Incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to such Note Guarantor's Note Guarantor Senior Indebtedness unless such Indebtedness is pari passu in right of payment with or is subordinate in right of payment to the Note Guarantee of such Note Guarantor. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured, and Indebtedness that is not Guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so Guaranteed merely because it is not so Guaranteed.

Fall-Away of Covenants on Achievement of Investment Grade Status

        If, at any time after the Issue Date, the Senior Subordinated Notes achieve Investment Grade Status, then the covenants in the Senior Subordinated Indenture described under "—Limitation on Indebtedness", "—Limitation on Restricted Payments", "—Limitation on Restrictions on Distributions from Restricted Subsidiaries" and "—Limitation on Sales of Assets and Subsidiary Stock," "—Limitation on Affiliate Transactions," "Limitation on Layering" and under "Change of Control", the provisions of clause (3) of the first paragraph of the covenant described under "—Merger and Consolidation" and any related default provisions of the Senior Subordinated Indenture will cease to be effective and will not be applicable to the Company and its Restricted Subsidiaries. As a result, at such time, the Senior Subordinated Notes will lose some of the covenant protection initially provided under the Senior Subordinated Indenture.

Events of Default

        Each of the following is an Event of Default under the Senior Subordinated Indenture:

  (1)
  default in any payment of interest or Additional Amounts on any Senior Subordinated Note issued under the Senior Subordinated Indenture when due, continued for 30 days;

  (2)
  default in the payment of principal of or premium, if any, on any Senior Subordinated Note issued under the Senior Subordinated Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  failure of eircom (or any Successor Company thereof) to be a Wholly-Owned Subsidiary of the Company, save in a transaction permitted by the covenant described under "Certain Covenants—Merger and Consolidation" pursuant to which either the Successor Company remains a Wholly-Owned Subsidiary of the Company or eircom or any Successor Company of eircom merges into the Company;

  (4)
  failure by the Company to comply for 30 days after notice by the Senior Subordinated Trustee or the holders of 25% in principal amount of the outstanding Senior Subordinated Notes with any of its obligations under the covenants described under "Change of Control" above or under the covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Senior Subordinated Notes which will constitute an Event of Default under clause (2) above);

  (5)
  failure by the Company to comply for 60 days after notice by the Senior Subordinated Trustee or the holders of 25% in principal amount of the outstanding Senior Subordinated Notes with its other agreements contained in the Senior Subordinated Indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Senior Subordinated Indenture, which default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates €25 million or more;

  (7)
  certain events of bankruptcy, insolvency or court protection of the Company, eircom Funding or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

  (8)
  failure by the Company, eircom Funding or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of €25 million (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"); or

  (9)
  save as otherwise permitted by the Senior Subordinated Indenture, any Note Guarantee or the Subordinated Holdings Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or any Note Guarantor or Valentia Holdings denies or disaffirms in writing its obligations under the Senior Subordinated Indenture, or its Note Guarantee or the Subordinated Holdings Guarantee, and in the case of an Additional Note Guarantee or the Subordinated Holdings Guarantee such Default (if it is capable of being cured) continues for 21 days.

        However, a default under clause (4) or (5) of this paragraph will not constitute an Event of Default until the Senior Subordinated Trustee or the holders of 25% in principal amount of the outstanding Senior Subordinated Notes under the Senior Subordinated Indenture notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

        If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Senior Subordinated Trustee by notice to the Company or the holders of at least 25% in principal amount of the outstanding Senior Subordinated Notes under the Senior Subordinated Indenture by notice to the Company and the Senior Subordinated Trustee, may, and the Senior Subordinated Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, on all the Senior Subordinated Notes under the Senior Subordinated Indenture to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest and Additional Amounts will be due and payable immediately. In the event of a declaration of acceleration of the Senior Subordinated Notes because an Event of Default described in clause (6) under "—Events of Default" has occurred and is continuing, the declaration of acceleration of the Senior Subordinated Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Senior Subordinated Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest and Additional Amounts, if any, on the Senior Subordinated Notes that became due solely because of the acceleration of the Senior Subordinated Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, on all the Senior Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Senior Subordinated Trustee or any holders. The holders of a majority in principal amount of the outstanding Senior Subordinated Notes under the

Senior Subordinated Indenture may waive all past defaults (except with respect to nonpayment of principal, premium, interest or Additional Amounts) and rescind any such acceleration with respect to such Senior Subordinated Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, interest or Additional Amounts on the Senior Subordinated Notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the Senior Subordinated Indenture relating to the duties of the Senior Subordinated Trustee, if an Event of Default occurs and is continuing, the Senior Subordinated Trustee will be under no obligation to exercise any of the rights or powers under the Senior Subordinated Indenture at the request or direction of any of the holders unless such holders have offered to the Senior Subordinated Trustee indemnity or security reasonably satisfactory to the Senior Subordinated Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no holder may pursue any remedy with respect to the Senior Subordinated Indenture or the Senior Subordinated Notes unless:

  (1)
  such holder has previously given the Senior Subordinated Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding Senior Subordinated Notes have requested the Senior Subordinated Trustee to pursue the remedy;

  (3)
  such holders have offered the Senior Subordinated Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Senior Subordinated Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding Senior Subordinated Notes have not given the Senior Subordinated Trustee a direction that, in the opinion of the Senior Subordinated Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Senior Subordinated Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Subordinated Trustee or of exercising any trust or power conferred on the Senior Subordinated Trustee. The Senior Subordinated Indenture provides that, in the event an Event of Default has occurred and is continuing, the Senior Subordinated Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Senior Subordinated Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Subordinated Indenture or that the Senior Subordinated Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Senior Subordinated Trustee in personal liability. Prior to taking any action under the Senior Subordinated Indenture, the Senior Subordinated Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The Senior Subordinated Indenture provides that if a Default occurs and is continuing and is known to the Senior Subordinated Trustee, the Senior Subordinated Trustee must give notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium, if any, or interest or Additional Amounts, if any, on any Senior Subordinated Note, the Senior Subordinated Trustee may withhold notice if and so long as a committee of trust officers of the Senior Subordinated Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Senior Subordinated Trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the

Senior Subordinated Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

        Subject to certain exceptions, the Senior Subordinated Indenture and the Senior Subordinated Notes issued thereunder may be amended or supplemented with the consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes). However, without the consent of each holder of an outstanding Senior Subordinated Note affected, no amendment or waiver may, among other things:

  (1)
  reduce the amount of Senior Subordinated Notes whose holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest or Additional Amounts on any Senior Subordinated Note;

  (3)
  reduce the principal of or extend the Stated Maturity of any Senior Subordinated Note;

  (4)
  reduce the premium payable upon the redemption of any Senior Subordinated Note or change the time at which any Senior Subordinated Note may be redeemed, in each case as described above under "—Optional Redemption;"

  (5)
  make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Note;

  (6)
  impair the right of any holder to receive payment of principal of and interest on such holder's Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such holder's Senior Subordinated Notes;

  (7)
  make any change in the provisions of the Senior Subordinated Indenture described under "—Withholding Taxes" that adversely affects the rights of any Holder of such Senior Subordinated Notes in any material respect or amends the terms of such Senior Subordinated Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof;

  (8)
  release any Note Guarantor from any of its obligations under any Additional Note Guarantee or the Senior Subordinated Indenture, as applicable, except in accordance with the terms of the Senior Subordinated Indenture; or

  (9)
  make any change in the amendment or waiver provisions which require each holder's consent described in this sentence.

        Notwithstanding the foregoing, without the consent of any holder, eircom Funding, any Note Guarantor, Valentia Holdings and the Senior Subordinated Trustee may amend the Senior Subordinated Indenture and the Senior Subordinated Notes issued thereunder to:

  (1)
  cure any ambiguity, omission, defect, error or inconsistency;

  (2)
  provide for the assumption by a successor Person of the obligations of the Company or any Note Guarantor under the Senior Subordinated Indenture;

  (3)
  provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes (provided that the uncertificated Senior Subordinated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Senior Subordinated Notes are described in Section 163(f)(2)(B) of the Code);

  (4)
  add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

  (5)
  make any change that does not adversely affect the rights of any Holder in any material respect;

  (6)
  comply with any requirement of the SEC in connection with the qualification of the Senior Subordinated Indenture under the Trust Indenture Act;

  (7)
  make such provisions as necessary (as determined in good faith by the Company) for the issuance of exchange securities or Additional Senior Subordinated Notes;

  (8)
  to provide for any Restricted Subsidiary to become an Additional Note Guarantor in accordance with the covenant described under "Additional Note Guarantees", to add Guarantees with respect to the Senior Subordinated Notes, to secure the Senior Subordinated Notes, or to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Senior Subordinated Notes when such release, termination or discharge is provided for under the Senior Subordinated Indenture; or

  (9)
  to provide that any Indebtedness that becomes or will become an obligation of a Successor Company or a Note Guarantor pursuant to a transaction governed by the provisions described under "—Merger and Consolidation" (that is not a Subordinated Obligation) is Senior Subordinated Indebtedness or Note Guarantor Senior Subordinated Indebtedness for the purposes of the Senior Subordinated Indenture.

        However, no amendment may be made to the subordination provisions of the Senior Subordinated Indenture that materially and adversely affects the rights of any holder of the Senior Notes or any other Designated Senior Debt (in either case, then outstanding) unless the Senior Trustee (acting on the instructions of a majority in principal amount of the holders of such Senior Notes), the requisite holders of such Designated Senior Debt or the relevant Designated Senior Agent, as the case may be, consent to such change.

        The Company will, for so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange, to the extent required by the rules of such Stock Exchanges, inform such Stock Exchanges of any of the foregoing amendments, supplements and waivers and provide, if necessary, a supplement to this prospectus setting forth reasonable details in connection with any such amendment, supplements or waivers.

        The consent of the holders is not necessary under the Senior Subordinated Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Senior Subordinated Indenture by any holder of Senior Subordinated Notes given in connection with a tender of such holder's Senior Subordinated Notes will not be rendered invalid by such tender. After an amendment under the Senior Subordinated Indenture becomes effective, in the case of certificated Senior Subordinated Notes, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders or any defect in the notice will not impair or affect the validity of the amendment. In addition, for so long as the Senior Subordinated

Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish notice of any amendment, supplement and waiver in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). For so long as the Senior Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, the Company shall also comply with applicable publication requirements of such exchange.

Defeasance

        The Company at any time may terminate all of eircom Funding's obligations under the Senior Subordinated Notes and the Senior Subordinated Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations concerning issuing temporary Senior Subordinated Notes, registration of Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust. If the Company exercises its legal defeasance option, any Note Guarantee of the Senior Subordinated Notes in effect at such time will terminate.

        The Company at any time may terminate its obligations under the covenants described under "Certain Covenants" (other than clauses (1) and (2) of "—Merger and Consolidation") and "Change of Control" and the default provisions relating to such covenants described under "Defaults" above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Note Guarantee provision described under "Events of Default" above and the limitations contained in clauses (3) and (4) under "Certain Covenants—Merger and Consolidation" above ("covenant defeasance").

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default with respect to such Senior Subordinated Notes. If the Company exercises its covenant defeasance option with respect to the Senior Subordinated Notes, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "Events of Default" above or because of the failure of the Company to comply with clause (3) or (4) under "Certain Covenants—Merger and Consolidation" above.

        In order to exercise either defeasance option, the Company must (or must cause eircom Funding to) irrevocably deposit in trust (the "defeasance trust") with the Senior Subordinated Trustee cash in euros or European Government Obligations or a combination thereof (in the case of the Senior Subordinated Euro Notes) or in dollars or U.S. Government Obligations or a combination thereof (in the case of the Senior Subordinated Dollar Notes) for the payment of principal, premium, if any, and interest and Additional Amounts, if any, on the Senior Subordinated Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Senior Subordinated Trustee of (x) an Opinion of Counsel in the United States to the effect that holders of the relevant Senior Subordinated Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (y) an Opinion of Counsel in the jurisdiction of incorporation of each of the Company and eircom to the effect that the Holders of the outstanding Senior Subordinated Notes of the relevant series will not recognize income, gain or loss for tax purposes in such jurisdiction as a result of such defeasance and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the United States Internal Revenue Service or other change in applicable United States federal income tax law.

Satisfaction and Discharge

        The Senior Subordinated Indenture will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Senior Subordinated Notes, as expressly provided for in the Senior Subordinated Indenture) as to all outstanding Senior Subordinated Notes when (1) either (A) all of the Senior Subordinated Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Senior Subordinated Notes for which provision for payment was previously made and thereafter the funds have been released to the Company or eircom Funding) have been delivered to the Senior Subordinated Trustee for cancellation or (B) all Senior Subordinated Notes not previously delivered to the Senior Subordinated Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Senior Subordinated Trustee for the giving of notice of redemption by the Senior Subordinated Trustee in the name, and at the expense, of the Company or eircom Funding; (2) the Company or eircom Funding has deposited or caused to be deposited with the Senior Subordinated Trustee money, U.S. Government Obligations, European Government Obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Senior Subordinated Notes not previously delivered to the Senior Subordinated Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Senior Subordinated Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be; (3) the Company or eircom Funding has paid or caused to be paid all other sums payable under the Senior Subordinated Indenture by eircom Funding; and (4) the Company or eircom Funding has delivered to the Senior Subordinated Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the "Satisfaction and Discharge" section of the Senior Subordinated Indenture relating to the satisfaction and discharge of the Senior Subordinated Indenture have been complied with, provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, member or stockholder of eircom Funding, Valentia Holdings or any Note Guarantor as such, shall have any liability for any obligations of eircom Funding, Valentia Holdings or any Note Guarantor under the Senior Subordinated Notes, the Senior Subordinated Indenture, any Note Guarantee or the Subordinated Holdings Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. Such waiver may not be effective to waive liabilities under the United States federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Senior Subordinated Trustee

        The Bank of New York is to be appointed as Senior Subordinated Trustee under the Senior Subordinated Indenture and is to be appointed as Registrar and Paying Agent and as Luxembourg Paying Agent with regard to the Senior Subordinated Notes. The Senior Subordinated Indenture provides that, except during the continuance of an Event of Default, the Senior Subordinated Trustee will perform only such duties as are set forth specifically in the Senior Subordinated Indenture. During the existence of an Event of Default, the Senior Subordinated Trustee will exercise such of the rights and powers vested in it under the Senior Subordinated Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs.

        The Senior Subordinated Indenture imposes certain limitations on the rights of the Senior Subordinated Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Senior Subordinated Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must either eliminate such conflict or resign.

        The Senior Subordinated Indenture sets out the terms under which the Senior Subordinated Trustee may retire or be removed, and replaced. Such terms will include, among others, (1) that the Senior Subordinated Trustee may be removed at any time by the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes, or may resign at any time by giving written notice to the Company, (2) that if the Senior Subordinated Trustee at any time (i) has or acquires a conflict of interest that is not eliminated, (ii) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (iii) becomes incapable of acting as Senior Subordinated Trustee or becomes insolvent or bankrupt, then the Company may remove the Senior Subordinated Trustee, or any Holder who has been a bona fide Holder for not less than 6 months may petition any court for removal of the Senior Subordinated Trustee and appointment of a successor Senior Subordinated Trustee.

        Any removal or resignation of the Senior Subordinated Trustee shall not become effective until the acceptance of appointment by the successor Senior Subordinated Trustee.

        The Senior Subordinated Indenture provides for the indemnification of the Senior Subordinated Trustee in connection with its actions under the Senior Subordinated Indenture.

Notices

        All notices to Holders of each series of Senior Subordinated Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of such Senior Subordinated Notes, if any, maintained by the Registrar. In addition, for so long as any of the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange and the rules of such Stock Exchanges so require, notices, with respect to the Senior Subordinated Notes listed on the Luxembourg Stock Exchange will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, with respect to the Senior Subordinated Notes listed on the Irish Stock Exchange having general circulation in Dublin (which is expected to be the Irish Times) or, in either case, if in the opinion of the Senior Subordinated Trustee such publication is not practicable, in an English language newspaper having general circulation in Europe. For so long as the Senior Subordinated Notes are listed on the Irish Stock Exchange, notices will be delivered to the Companies Announcements Office of the Irish Stock Exchange. In addition, for so long as any Senior Subordinated Notes are represented by Global Notes, all notices to holders of the Senior Subordinated Notes will be delivered to DTC, Euroclear and Clearstream, each of which will give such notices to the holders of Book Entry Interests.

        Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Prescription

        Claims against eircom Funding, Valentia Holdings or any Note Guarantor for the payment of principal or Additional Amounts, if any, on the Senior Subordinated Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against eircom Funding, Valentia Holdings or any Note Guarantor for the payment of interest on the Senior Subordinated Notes will be prescribed five years after the applicable due date for payment of interest.

Currency Indemnity and Calculation of Euro-denominated Restrictions

        In the case of (i) the Senior Subordinated Euro Notes, the euro and (ii) the Senior Subordinated Dollar Notes, the dollar, is the sole currency of account and payment for all sums payable by eircom Funding, Valentia Holdings or any Note Guarantor under or in connection with the Senior Subordinated Euro Notes and the Senior Subordinated Dollar Notes, as the case may be, including damages. Any amount received or recovered in a currency other than euro (in the case of the Senior Subordinated Euro Notes) or the dollar (in the case the Senior Subordinated Dollar Notes), whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of eircom Funding, Valentia Holdings or any Note Guarantor or otherwise by any Holder of a Senior Subordinated Euro Note or a Senior Subordinated Dollar Note, as the case may be, or by the Senior Subordinated Trustee, in respect of any sum expressed to be due to it from eircom Funding, Valentia Holdings or any Note Guarantor will only constitute a discharge to eircom Funding, Valentia Holdings or any Note Guarantor to the extent of the euro amount or the dollar amount, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

        If that euro amount is less than the euro amount expressed to be due to the recipient or the relevant Senior Subordinated Trustee under any Senior Subordinated Euro Note, or if that dollar amount is less than the dollar amount expressed to be due to the recipient or the Senior Subordinated Trustee under any Senior Subordinated Dollar Note, eircom Funding, Valentia Holdings and any Note Guarantor will indemnify them against any loss sustained by such recipient as a result. In any event, eircom Funding, Valentia Holdings and any Note Guarantor will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Senior Subordinated Note or the Senior Subordinated Trustee to certify in a manner satisfactory to the Company (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from eircom Funding, Valentia Holdings and any Note Guarantor's other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Senior Subordinated Note or the Senior Subordinated Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Senior Subordinated Note or to the Senior Subordinated Trustee.

        Except as otherwise specifically set forth herein, for purposes of determining compliance with any euro-denominated restriction herein, the Euro Equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is incurred or made, as the case may be.

Enforceability of Judgments

        Since substantially all the assets of eircom Funding, the Company and eircom are outside the United States any judgment obtained in the United States against eircom Funding, the Company or eircom, including judgments with respect to the payment of principal, premium, interest, Additional Amounts and any redemption price and any purchase price with respect to the Senior Subordinated Notes, may not be collectable within the United States.

Consent to Jurisdiction and Service

        In relation to any legal action or proceedings arising out of or in connection with the Senior Subordinated Indenture and the Senior Subordinated Notes, eircom Funding, the Company, Valentia Holdings and any Note Guarantor will in the Senior Subordinated Indenture irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States of America.

Governing Law

        The Senior Subordinated Indenture and the Senior Subordinated Notes and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Company or such acquisition or (iii) of a Person at the time such Person merges with or into or consolidates with the Company or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (iii) of the preceding sentence, on the date of the relevant merger or consolidation.

        "Additional Assets" means:

  (1)
  any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary, or otherwise useful in the Company Business (it being understood that capital expenditure on property or assets already used in the Company Business shall be deemed investment in Additional Assets);

  (2)
  the Capital Stock of a Person that is engaged in the Company Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding provisions of this definition, the following items shall not be deemed to be Asset Dispositions:

  (1)
  a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

  (2)
  the sale of Cash Equivalents in the ordinary course of business;

  (3)
  a disposition of inventory or other assets in the ordinary course of business;

  (4)
  a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

  (5)
  transactions permitted under "Certain Covenants—Merger and Consolidation;"

  (6)
  an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

  (7)
  the making of a Permitted Investment or a disposition subject to or made in accordance with the covenant described under "Certain Covenants—Limitation on Restricted Payments" (including any disposition excluded from the provisions thereof);

  (8)
  dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than €20 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year subject to a maximum of €10 million of carried over amounts for any calendar year);

  (9)
  dispositions in connection with Permitted Liens;

  (10)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (11)
  the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property in the ordinary course of business;

  (12)
  foreclosure, condemnation or similar action with respect to any property or other assets;

  (13)
  the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

  (14)
  any Financing Disposition;

  (15)
  any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization;

  (16)
  any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

  (17)
  any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition; and

  (18)
  the Transactions, including but not limited to any disposition made pursuant to, or in connection with, the Transactions.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable under or in respect of any Credit Facility and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with any Credit Facility, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in Luxembourg City, Luxembourg, London, United Kingdom, Dublin, Ireland or New York, New York are authorized or required by law to close.

        "Capital Stock" of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States Government or a member state of the European Union on the date of the Senior Subordinated Indenture or any agency or instrumentality of either thereof (provided that the full faith and credit of the United States or such member state is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

  (2)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender party to the Senior Secured Credit Agreement or by any bank or trust company (x) the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A2" or the equivalent thereof by Moody's Investors Service, Inc. (or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognized rating agency), or (y) having combined capital and surplus in excess of €500 million;

  (3)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) entered into with any bank meeting the qualifications specified in clause (2) above;

  (4)
  commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's

    Investors Service, Inc., or carrying an equivalent rating by an internationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

  (5)
  interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (4) above.

        "Change of Control" means:

  (1)
  any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (provided that for the purposes of this clause, (x) so long as the Company is a Subsidiary of Valentia Holdings or a Successor Parent, no such person or group shall be deemed to become the "beneficial owner" (as so defined) of any Voting Stock of the Company unless such person or group shall become the "beneficial owner" (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Valentia Holdings or such Successor Parent, respectively, (y) no Change of Control shall be deemed to occur by reason of the Company becoming a Subsidiary of a Successor Parent and (z) any Voting Stock of which any Permitted Holder is the "beneficial owner" (as so defined) shall not in any case be included in any Voting Stock of which any such person or group is the "beneficial owner" (as so defined); or

  (2)
  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

  (3)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than one or more Permitted Holders, and any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is at that time or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such transferee Person in such disposition (provided that for the purposes of this clause, so long as such transferee Person is a Subsidiary of a parent Person, (x) no such person or group shall be deemed to be or become a "beneficial owner" (as so defined) of more than 50% of the total voting power of the Voting Stock of such transferee Person unless such person or group shall be or become a "beneficial owner" (as so defined) of more than 50% of the total voting power of the Voting Stock of such parent Person, (y) no Change of Control shall be deemed to occur by reason of such transferee Person becoming a Subsidiary of a Successor Parent and (z) any Voting Stock of which any Permitted Holder is the "beneficial owner" (as so defined) shall not in any case be included in any Voting Stock of which any such person or group is the "beneficial owner" (as so defined)).

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Commodity Hedging Agreements" means in respect of a Person any commodity purchase contract, commodity futures or forward contract, commodities option contract or other similar contract (including derivative agreements or arrangements) to which such Person is a party or a beneficiary.

        "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Company Business" means the telecommunications business and related telecommunications activities and any services, activities or businesses incidental or related or similar thereto; any businesses and activities engaged in by the Company and its Subsidiaries on the Issue Date; and any businesses and activities that are related, complementary, incidental, ancillary or similar to any of the foregoing, or are extensions, developments or expansions of any thereof.

        "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  Consolidated Interest Expense and Receivables Fees;

  (2)
  provision for Consolidated Income Taxes;

  (3)
  consolidated depreciation expense;

  (4)
  consolidated amortization expense (including but not limited to amortization of goodwill and intangibles, amortization of pension surpluses, and amortization or write-off of financing costs), impairment charges recorded in respect of intangibles, and redundancy, voluntary leaving and related annuity stream costs;

  (5)
  other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period); and

  (6)
  amounts written off financial assets and investments held as current assets.

        "Consolidated Income Taxes" means taxes or other payments based on income, profits or capital of any of the Company and its Restricted Subsidiaries whether or not paid, estimated, accrued or required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, for any period, the sum, without duplication, of the following (in each case determined in accordance with GAAP):

  (1)
  the consolidated interest receivable/payable and similar charges of the Company and its Restricted Subsidiaries, whether paid or accrued, including any such interest and charges consisting of:

  (a)
  interest expense attributable to Capitalized Lease Obligations;

  (b)
  amortization of debt discount and debt issuance cost;

  (c)
  non-cash interest expense;

  (d)
  recurring commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and

  (e)
  costs associated with Hedging Obligations.

        "Consolidated Leverage" means the sum of the aggregate outstanding Indebtedness of the Company and its Restricted Subsidiaries (excluding Hedging Obligations) as of the relevant date of calculation on a consolidated basis in accordance with GAAP.

        "Consolidated Leverage Ratio" means as of any date of determination, the ratio of (x) Consolidated Leverage at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available, provided, however, that for the purposes of calculating Consolidated EBITDA for such period, if, as of such date of determination:

  (1)
  since the beginning of such period the Company or any Restricted Subsidiary will have disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a "Sale") or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is such a Sale, Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

  (2)
  since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquires any company, any business, or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a "Purchase") including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

  (3)
  since the beginning of such period any Person (that became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

        For purposes of this definition and the definition of Consolidated Senior Leverage Ratio, (i) whenever pro forma effect is to be given to any transaction or calculation under this definition, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company (including without limitation in respect of anticipated expense and cost reductions and synergies) and (ii) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness on such date.

        "Consolidated Net Income" means, for any period, the Profit (Loss) Attributable to Group Shareholders of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

  (1)
  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

  (a)
  subject to the limitations contained in clause (3) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

  (b)
  the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person;

  (2)
  any net income (loss) of any Restricted Subsidiary (other than eircom or any other Note Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Senior Notes, the Senior Subordinated Notes, the Senior Indenture or the Senior Subordinated Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that:

  (a)
  subject to the limitations contained in clause (3) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)
  the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary;

  (3)
  any gain (or loss) realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors of the Company);

  (4)
  any extraordinary, exceptional, unusual or nonrecurring gain, loss or charge (including without limitation any fees, expenses and charges associated with the Transactions or any acquisition, merger or consolidation after the Issue Date);

  (5)
  the cumulative effect of a change in accounting principles;

  (6)
  any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards;

  (7)
  all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness;

  (8)
  any unrealized gains or losses in respect of Currency Agreements;

  (9)
  any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person; and

  (10)
  any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary.

        "Consolidated Senior Leverage" means the sum of the aggregate outstanding Senior Debt of the Company and its Restricted Subsidiaries, calculated as of the relevant date of calculation on a consolidated basis in accordance with GAAP.

        "Consolidated Senior Leverage Ratio" means as of any date of determination, the ratio of (x) Consolidated Senior Leverage at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available, provided, however, that Consolidated EBITDA for such period shall be calculated in the same manner as specified in the proviso to the definition of "Consolidated Leverage Ratio."

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Senior Subordinated Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or with the approval, directly or indirectly, of one or more Permitted Holders.

        "Credit Facility" means, with respect to the Company, one or more debt facilities or arrangements (including, with limitation, the Senior Secured Credit Agreement or commercial paper facilities) with banks or other institutions providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Senior Secured Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement or instrument (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract, derivative or other similar agreement as to which such Person is a party or a beneficiary.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-Cash Consideration" means the fair market value (determined in good faith by the Company) of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash, Cash Equivalents or Temporary Cash Investments received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

        "Designated Senior Agents" means (a) in relation to the Senior Secured Credit Agreement, Deutsche Bank AG London (or any successor agent under the Senior Secured Credit Agreement), (b) in relation to the Senior Notes, the Senior Trustee and (c) in relation to any other Designated

Senior Debt, any agent or representative which has been designated as a "Designated Senior Agent" in any document or instrument evidencing such Designated Senior Debt.

        "Designated Senior Debt" means all (a) Indebtedness arising under the Senior Secured Credit Agreement, (b) Indebtedness in respect of the Senior Notes and (c) Note Guarantor Senior Indebtedness having an aggregate principal amount outstanding or committed, as at the date of designation, of no less than €30 million and which has been designated by the Company and, for so long as any Indebtedness under the Senior Secured Credit Agreement remains outstanding, Deutsche Bank AG London (or any successor agent under such agreement) in writing as "Designated Senior Debt" for the purposes of the Senior Subordinated Indenture, with details for notices to the relevant Designated Senior Agents provided to the Senior Subordinated Trustee at the time of such designation.

        "Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Company shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of the Company or any Parent or any options, warrants or other rights in respect of such Capital Stock.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

  (3)
  is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the earlier of the date (a) of the Stated Maturity of the Senior Subordinated Notes or (b) on which there are no Senior Subordinated Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock; and provided further that (x) Management Stock shall not constitute Disqualified Stock solely because it matures or is mandatorily redeemable, is convertible or exchanges or is redeemable at the option of the holder thereof as a result of, or on the occurrence of, the termination, dismissal, retirement, disability or death of any Management Investor or any event or circumstances arising out of the employment or engagement of such Management Investor and (y) Capital Stock issued as provided in clause (9) of the definition of "Transactions" and cancelled on or before payment of the amounts referred to in clause (11) of the definition of "Transactions" shall not constitute Disqualified Stock.

        "eircom Funding Intercompany Loan" means the intercompany loan from eircom Funding to the Company of the proceeds of the issue of the Senior Subordinated Notes.

        "eircom Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication:

  (1)
  any Guarantee of the Bank Indebtedness by eircom and all other Guarantees by eircom of Senior Indebtedness of the Company; and

  (2)
  all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of eircom.

eircom Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to eircom regardless of whether post filing interest is allowed in such proceeding.

        Notwithstanding anything to the contrary in the preceding paragraph, eircom Senior Indebtedness will not include:

  (1)
  any Indebtedness Incurred in violation of the covenant described under "—Limitation on Indebtedness" (but no such violation shall be deemed to exist for the purposes of this paragraph (1) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate of the Company to the effect that such Incurrence of such Indebtedness does not (or in the case of a revolving credit or similar facility, the Incurrence of the entire committed amount at the date on which the initial borrowing thereunder is made would not) violate such covenant);

  (2)
  any obligations of eircom to another Restricted Subsidiary or the Company;

  (3)
  any liability for national, local or other taxes owed or owing by eircom;

  (4)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

  (5)
  any Indebtedness of eircom that is expressly subordinate in right of payment to any other Indebtedness of eircom, including, without limitation, any Note Guarantor Subordinated Obligations; or

  (6)
  any Capital Stock.

        "eircom Senior Subordinated Indebtedness" means the Senior Subordinated eircom Guarantee and any other Indebtedness of eircom that specifically provides that such Indebtedness is to rank equally with the Senior Subordinated Notes eircom Guarantee in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of eircom which is not eircom Senior Indebtedness.

        "eircom Subordinated Obligation" means any Indebtedness of eircom (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of eircom under its Senior Notes eircom Guarantee pursuant to a written agreement.

        "Equity Offering" means a sale of Capital Stock (x) that is a sale of Capital Stock of the Company (other than Disqualified Stock), or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the Company or any of its Restricted Subsidiaries.

        "ESOT" means eircom ESOP Trustee Limited in its capacity as trustee of the eircom Employee Share Ownership Trust, the eircom Approved Profit Sharing Trust and/or the Valentia Share Trust and its successors and assigns in such capacities.

        "ESOT Loan" means the loan by the Company to ESOT in an aggregate principal amount of €50,051,000 as at the Issue Date.

        "ESOT Preference Shares" means Preferred Stock of any Parent at any time held by or for the benefit of ESOT or any Related Person thereof.

        "Euro Equivalent" means, with respect to any monetary amount in a currency other than euro, at any time of determination thereof by the Company or the Senior Subordinated Trustee, the amount of euro obtained by converting such currency other than euro involved in such computation into euro at the spot rate for the purchase of euro with the applicable currency other than euro as published in the Financial Times in the "Exchange Rates" column under the heading "Currency Trading" (or, if the Financial Times is no longer published, or if such information is no longer available in the Financial Times, such source as may be selected in good faith by the Company) on the date of such determination.

        "European Government Obligations" means any security that is (i) a direct obligation of Ireland, Belgium, the Netherlands, France, Germany or any other country that is a member of the European Monetary Union, for the payment of which the full faith and credit of such country is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means Net Cash Proceeds or property or assets received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company.

        "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

        "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not a company incorporated in Ireland and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or subsidiaries.

        "GAAP" means generally accepted accounting principles in the Republic of Ireland as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Leverage Ratio," "Consolidated Net Income," "Consolidated Senior Leverage Ratio" and "Total Assets," all defined terms in the Senior Subordinated Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Senior Subordinated Indenture). All ratios and calculations based on GAAP contained in the Senior Subordinated Indenture shall be computed in conformity with GAAP.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or

  (2)
  entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Hedging Agreement.

        "Holder" or "holder" means, for so long as the Senior Subordinated Notes are represented by global notes, each bearer thereof, which shall initially be the relevant Book Entry Depositary and, in the event that certificated Senior Subordinated Notes are issued, each Person in whose name the Senior Subordinated Notes are registered on the Registrar's books.

        "Incur" means issue, create, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of indebtedness of such Person for borrowed money;

  (2)
  the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed);

  (4)
  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

  (5)
  Capitalized Lease Obligations of such Person;

  (6)
  the principal component of all obligations of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary that is not a Note Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7)
  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (b) the amount of such Indebtedness of such other Persons;

  (8)
  Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

  (9)
  to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

        The terms "Indebtedness" shall not include Subordinated Shareholder Funding or Management Proceeds Funding.

        The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Senior Subordinated Indenture, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person, in each case and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment.

        For purposes of "Certain Covenants—Limitation on Restricted Payments":

  (1)
  "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

        Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

        "Investment Grade Status" shall occur when the Senior Subordinated Notes receive both of the following:

  (1)
  a rating of "Baa3" (or the equivalent) or higher from Moody's Investors Service, Inc. or any of its successors or assigns; and

  (2)
  a rating of "BBB-" (or the equivalent) or higher from Standard & Poor's Ratings Services, or any of its successors or assigns,

or, in the event that either of such rating agencies shall cease rating the Senior Subordinated Notes, such other reputable rating agency in its place as the Company shall select.

        "Issue Date" means August 7, 2003.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Management Advances" means loans or advances made to, or guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary:

  (x)
  in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business;

  (y)
  in respect of moving related expenses incurred in connection with any closing or consolidation of any facility; or

  (z)
  in the ordinary course of business and (in the case of this clause (z)) not exceeding €2.5 million in the aggregate outstanding at any time.

        "Management Investors" means the officers, directors, employees and other members of the management of or consultants to any Parent, the Company or any of their respective Subsidiaries, or spouses, family members or relatives thereof, or any trust, partnership or other entity for the benefit of or the beneficial owner of which (directly or indirectly) is any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Parent.

        "Management Proceeds Funding" means any loan made from time to time by any Parent to the Company of the proceeds of any issue of Management Stock; provided that

  (1)
  such loan is subordinated in right of payment to the prior repayment of the Senior Subordinated Notes in the event of any Default, bankruptcy, reorganization, liquidation, winding-up or other disposition of assets of the Company;

  (2)
  such loan does not mature prior to the first anniversary of the final maturity of the Senior Subordinated Notes;

  (3)
  such loan is not secured by any asset of the Company or a Restricted Subsidiary;

  (4)
  such loan does not contain any covenant that requires the maintenance of financial ratios, or includes financial tests, in each case relating to the financial performance or condition of the Company; and

  (5)
  the terms of such loan do not, prior to payment in full of the Senior Subordinated Notes or satisfaction and discharge of the Senior Subordinated Indenture, either

  (x)
  permit or require any payment of principal or interest thereon not permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments" or

  (y)
  provide the right to accelerate such loan or declare a default or event of default or take any enforcement action in the event that any payment of principal or interest thereon is not made.

        "Management Stock" means Capital Stock of the Company or of any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

  (1)
  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all national and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

  (4)
  the deduction of appropriate amounts required to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Note Guarantee" means (i) the Senior Subordinated Valentia Guarantee, (ii) the Senior Subordinated eircom Guarantee and (iii) any Additional Note Guarantee.

        "Note Guarantor" means (i) the Company in its capacity as guarantor of the Senior Subordinated Notes, (ii) eircom, in its capacity as guarantor of the Senior Subordinated Notes and (iii) each Additional Note Guarantor, in its capacity as an additional guarantor of the Senior Subordinated Notes.

        "Note Guarantor Senior Indebtedness" means, with respect to a Note Guarantor, the following obligations, whether outstanding on the date of the Senior Subordinated Indenture or thereafter issued, without duplication:

  (1)
  the Bank Indebtedness of such Note Guarantor, any Guarantee of the Bank Indebtedness by such Note Guarantor and all other Guarantees by such Note Guarantor of Senior Indebtedness of the Company; and

  (2)
  all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of such Note Guarantor.

        Note Guarantor Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Note Guarantor regardless of whether post filing interest is allowed in such proceeding.

        Notwithstanding anything to the contrary in the preceding paragraph, Note Guarantor Senior Indebtedness will not include:

  (1)
  any Indebtedness Incurred in violation of the covenant described under "—Limitation on Indebtedness" (but no such violation shall be deemed to exist for the purposes of this paragraph (1) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate of the Company to the effect that such Incurrence of such Indebtedness does not (or, in the case of a revolving credit or similar facility, the Incurrence of the entire committed amount at the date on which the initial borrowing thereunder is made would not) violate such covenant);

  (2)
  any obligations of such Note Guarantor to another Restricted Subsidiary or the Company;

  (3)
  any liability for national, local or other taxes owed or owing by such Note Guarantor;

  (4)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

  (5)
  any Indebtedness of such Note Guarantor that is expressly subordinate in right of payment to any other Indebtedness of such Note Guarantor, including, without limitation, any Note Guarantor Subordinated Obligations; or

  (6)
  any Capital Stock.

        If any Note Guarantor Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of any bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, liquidation or other similar laws of any jurisdiction, such Note Guarantor Senior Indebtedness will nevertheless constitute Note Guarantor Senior Indebtedness.

        "Note Guarantor Senior Subordinated Indebtedness" means, with respect to a Note Guarantor, the Note Guarantee issued by such Note Guarantor and any other Indebtedness of such Note Guarantor that specifically provides that such Indebtedness is to rank equally with such Note Guarantee in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Note Guarantor which is not Note Guarantor Senior Indebtedness.

        "Note Guarantor Subordinated Obligation" means any Indebtedness of a Note Guarantor (including eircom) (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Note Guarantor under its guarantee of the Senior Subordinated Notes pursuant to a written agreement.

        "Officer" means, with respect to any Person, (x) the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity or, or (y) any other individual designated as an "Officer" for the purposes of the Senior Subordinated Indenture by the Board of Directors of such Person.

        "Officer's Certificate" means, with respect to any Person, a certificate signed by one Officer of such Person.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Senior Subordinated Trustee. The counsel may be an employee of or counsel to the Company.

        "Parent" means Valentia Holdings and any other Person of which the Company at any time is or becomes a Subsidiary after the Issue Date.

        "Parent Expenses" means

  (1)
  costs (including all professional fees and expenses) incurred by any Parent in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Senior Indenture, the Senior Subordinated Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder,

  (2)
  indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person,

  (3)
  obligations of any Parent in respect of director and officer insurance (including premiums therefor),

  (4)
  fees and expenses payable by any Parent in connection with the Transactions,

  (5)
  professional fees and expenses and other operational expenses of any Parent related to the ownership or operation of the business of the Company or any of its Restricted Subsidiaries,

  (6)
  fees and expenses incurred by ESOT in the ordinary course of business, and

  (7)
  expenses incurred by any Parent in connection with any public offering of Capital Stock or Indebtedness

  (x)
  where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or

  (y)
  in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or

  (z)
  otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

        "Paying Agent" means any Person authorized by eircom Funding or the Company to pay the principal of (and premium, if any) or interest on any Senior Subordinated Notes on behalf of eircom Funding.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of related business assets or a combination of related business assets and cash, Cash Equivalents or Temporary Cash Investments between the Company or any of its Restricted Subsidiaries and another Person.

        "Permitted Holders" means, collectively, (i) PV III Investment (Cayman) Limited, PV Investment (Cayman) Limited, PV III (O) Investment (Cayman) Limited, Providence Equity Partners, Inc., Knightstown Investor Limited, EMOF L.L.C., Lionheart Ventures (Overseas) Limited, ESOT, The Goldman Sachs Group, Inc., Yoghal Trading Limited, Aurum Nominees Limited, A&L Goodbody, and any one or more Persons whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Subordinated Indenture, (ii) any Senior Management Investor, (iii) any Affiliate or Related Person of any Permitted Holder described in the preceding clause (i), and any successor to any such Permitted Holder, Affiliate or Related Person and (iv) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Company, acting in such capacity.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

  (1)
  a Restricted Subsidiary, the Company or a Person that is engaged in any Company Business and will, upon the making of such Investment, become a Restricted Subsidiary;

  (2)
  another Person if such Person is engaged in any Company Business and as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

  (3)
  cash, Cash Equivalents and Temporary Cash Investments;

  (4)
  receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

  (5)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (6)
  Management Advances;

  (7)
  Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor;

  (8)
  Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including without limitation an Asset Disposition, in each case, that was made in compliance with "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock;"

  (9)
  Investments in existence on, or made pursuant to legally binding commitments in existence on, the Issue Date;

  (10)
  Currency Agreements, Interest Rate Agreements, Commodity Hedging Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Certain Covenants—Limitation on Indebtedness;"

  (11)
  Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed the greater of €125 million and 2.5% of Total Assets outstanding at any one time;

  (12)
  pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under the covenant described under "Certain Covenants—Limitation on Liens;"

  (13)
  (x) investments in any Receivables Subsidiary, or in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (y) any promissory note issued by the Company or any Parent, provided that if any Parent receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed, directly or indirectly, by any Parent to the Company;

  (14)
  the Senior Notes or the Senior Subordinated Notes; and

  (15)
  any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), Subordinated Shareholder Funding or Capital Stock of any Parent, as consideration.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Senior Indebtedness and/or Note Guarantor Senior Indebtedness;

  (2)
  pledges, deposits or Liens under workmen's compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licences, public or statutory obligations, or to secure surety, judgment, appeal or performance bonds (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature in each case incurred in the ordinary course of business;

  (3)
  Liens imposed by law, including carriers', warehousemen's, mechanics', landlords', materialmen's and repairmen's or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

  (4)
  Liens for taxes, assessments or other governmental charges not yet delinquent or the non-payment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (5)
  Liens in favor of issuers of surety, performance or other bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of the Company or any Restricted Subsidiary in the ordinary course of its business;

  (6)
  encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

  (7)
  Liens securing Hedging Obligations permitted under the Senior Subordinated Indenture;

  (8)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights);

  (9)
  Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (10)
  Liens for the purpose of securing Capitalized Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business, provided that the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Senior Subordinated Indenture;

  (11)
  Liens arising by virtue of any statutory or common law provisions (or by agreement to the same effect) relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution;

  (12)
  Liens arising from United States Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (13)
  Liens existing on, or provided for under written arrangements existing on, the Issue Date;

  (14)
  Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Company or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created, incurred or assumed in connection with, such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided further, however, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

  (15)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary, or of the Company owing to a Restricted Subsidiary;

  (16)
  Liens securing the Senior Notes, the Senior Subordinated Notes or any of the Note Guarantees or Guarantees in respect of the Senior Notes;

  (17)
  Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

  (18)
  any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

  (19)
  (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar arrangements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

  (20)
  Liens on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

  (21)
  any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

  (22)
  Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

  (23)
  Liens on receivables (including related rights);

  (24)
  Liens on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

  (25)
  Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

  (26)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (27)
  Liens securing Indebtedness or other obligations of a Receivables Subsidiary;

  (28)
  Liens incurred in the ordinary course of business with respect to obligations (other than Indebtedness for borrowed money) which do not exceed €5 million at any one time outstanding;

  (29)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (30)
  Liens in favor of the Company or any Note Guarantor; or

  (31)
  Liens securing Management Advances.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

        "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

        "Receivables Entity" means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

        "Receivables Financing" means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

        "Receivables Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) designated as a "Receivables Subsidiary" by the Board of Directors of the Company.

        "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including without limitation pursuant to any defeasance or discharge mechanism); and the terms "refinances", "refinanced" and "refinancing" as used for any purpose in the Senior Subordinated Indenture or herein shall have a correlative meaning.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of the Senior Subordinated Indenture or Incurred in compliance with the Senior Subordinated Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

  (1)
  if the Indebtedness being refinanced constitutes Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced or, if shorter, the Senior Subordinated Notes; and

  (2)
  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and costs, expenses and fees Incurred in connection therewith); and

  (3)
  if the Indebtedness being refinanced is subordinated in right of payment to the Senior Subordinated Notes or any guarantee of the Senior Subordinated Notes, such Refinancing Indebtedness is subordinated in right of payment to the Senior Subordinated Notes or such guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Related Person" with respect to any Permitted Holder means:

  (1)
  any controlling equityholder or majority (or more) owned Subsidiary of such Person; or

  (2)
  in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or

  (3)
  any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein;

  (4)
  in the case of Providence Equity Partners, Inc., Knightstown Investor Limited, EMOF L.L.C. or The Goldman Sachs Group, Inc., any investment fund or vehicle managed, sponsored or advised by such Person or any successor thereto, or by any Affiliate of such Person or any such successor; or

  (5)
  in the case of ESOT, any beneficiary of the eircom Employee Share Ownership Trust, the eircom Approved Profit Sharing Trust or the Valentia Share Trust, and any trustee of any such beneficiary.

        "Related Taxes" means

  (a)
  any Taxes, including but not limited to sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding imposed on payments made by any Parent), required to be paid by any Parent by virtue of its

  (1)
  being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than any Parent, the Company or any of the Company's Subsidiaries), or

  (2)
  issuing or holding Management Proceeds Funding, or

  (3)
  being a holding company parent of any Parent, the Company or any of the Company's Subsidiaries, or

  (4)
  receiving dividends from or other distributions in respect of the Capital Stock of any Parent, the Company, or any of the Company's Subsidiaries, or

  (5)
  receiving any payments with respect to Management Proceeds Funding, or

  (6)
  having guaranteed any obligations of any Parent, the Company or any Subsidiary of the Company, or

  (7)
  having made any payment in respect to any of the items for which the Company is permitted to make payments to any Parent pursuant to "Certain Covenants—Limitation on Restricted Payments", or

  (b)
  any Taxes measured by income for which any Parent is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Company and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company and its Subsidiaries and any Taxes imposed by way of withholding on payments made by one Parent to another Parent on any financing that is provided, directly or indirectly in relation to the Company and its Subsidiaries (reduced by any Taxes measured by income actually paid by the Company and its Subsidiaries).

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Debt" has the meaning given to it in the "Description of the Senior Notes" contained in this Prospectus.

        "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Bank Indebtedness and all amounts payable by the Company under or in respect of all other Indebtedness of the Company, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

  (1)
  any Indebtedness Incurred in violation of the covenant described under "—Limitation on Indebtedness" (but no such violation shall be deemed to exist for the purposes of this clause (1) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate of the Company to the effect that such Incurrence of such Indebtedness does not (or, in the case of a revolving credit or similar facility, the Incurrence of the entire committed amount at the date on which the initial borrowing thereunder is made would not) violate such covenant);

  (2)
  any obligation of the Company to any Restricted Subsidiary;

  (3)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

  (4)
  any Indebtedness of the Company that is expressly subordinate in right of payment to any other Indebtedness of the Company, including, without limitation, any Subordinated Obligations; or

  (5)
  any Capital Stock.

        "Senior Management Investors" means the officers, directors and other members of the management of, or senior consultants to, any Parent, the Company or any of their respective Subsidiaries, or spouses, family members or relatives thereof, or any trust, partnership or other entity for the benefit of, or the beneficial owner of which (directly or indirectly) is any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or the Parent.

        "Senior Secured Credit Agreement" means the Senior Credit Facility to be entered into among the Company, Deutsche Bank AG London, as Facility Agent and the lenders parties thereto from time to time, as the same may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or otherwise, and whether provided under the original Senior Secured Credit Agreement or otherwise).

        "Senior Subordinated Indebtedness" means the Senior Subordinated Valentia Guarantee and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the Senior Subordinated Notes Valentia Guarantee in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

        "Significant Subsidiary" means any Restricted Subsidiary that meets any of the following conditions:

  (1)
  the Company's and its Restricted Subsidiaries' investments in and advances to the Restricted Subsidiary exceed 10% of the total assets of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year;

  (2)
  the Company's and its Restricted Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Restricted Subsidiary exceeds 10% of the total assets of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or

  (3)
  the Company's and its Restricted Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Restricted Subsidiary exceeds 10% of such income of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal year.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the Senior Subordinated Notes pursuant to a written agreement.

        "Subordinated Shareholder Funding" means, collectively, any funds provided to the Company by any Parent, any Affiliate of any Parent, any Permitted Holder or any other holder of Capital Stock of any Parent or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided that such Subordinated Shareholder Funding

  (1)
  does not mature or require any amortization or other payment of principal prior to the first anniversary of the maturity of the Senior Subordinated Notes (other than through conversion or exchange of any such security or instrument for Capital Stock (other than Disqualified Stock) or for any other security or instrument meeting the requirements of this definition);

  (2)
  does not require the payment of cash interest prior to the first anniversary of the maturity of the Senior Subordinated Notes;

  (3)
  does not accelerate and has no right to declare a default or event of default or take any enforcement action prior to the first anniversary of the maturity of the Senior Subordinated Notes;

  (4)
  is not secured by any asset of the Company or a Restricted Subsidiary; and

  (5)
  is subordinated in right of payment to the prior payment in full of the Senior Subordinated Notes in the event of any Default, bankruptcy, reorganization, liquidation, winding up or other disposition of assets of the Company.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;

  (2)
  any partnership, joint venture, limited liability company or similar entity of which:

  (a)
  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

  (b)
  such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Successor Parent" with respect to any Person means any other Person with more than 50% of the total voting power of the Voting Stock of which is, at the time the first Person becomes a Subsidiary of such other Person, "beneficially owned" (as defined below) by one or more Persons that "beneficially owned" (as defined below) more than 50% of the total voting power of the Voting Stock of the first Person immediately prior to the first Person becoming a Subsidiary of such other Person. For purposes hereof, "beneficially own" has the meaning correlative to the term "beneficial owner," as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act.

        "Taxes" means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

        "Tax Sharing Agreement" means the Tax Sharing Agreement entered into prior to the Issue Date by the Company, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Senior Subordinated Indenture.

        "Temporary Cash Investments" means any of the following:

  (1)
  any investment in

  (x)
  direct obligations of, or obligations Guaranteed by, (i) Ireland, the United Kingdom, the United States of America, France or Germany, (ii) any other European Union member state, (iii) any country in whose currency funds are being held specifically pending application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country with such funds or (iv) any agency or instrumentality of any such country or member state or

  (y)
  direct obligations of any country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),

  (2)
  overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by

  (a)
  any lender under the Senior Credit Agreement,

  (b)
  any institution authorized to operate as a bank in any of the countries or member states referred to in subclause (1)(x) above or

  (c)
  any bank or trust company organized under the laws of any such country or member state or any political subdivision thereof,

    in each case, having capital and surplus aggregating in excess of €250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated at least "A" by S&P or "A-2" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made,

  (3)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) or (2) above entered into with a Person meeting the qualifications described in clause (2) above,

  (4)
  Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),

  (5)
  Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America or any European Union member state, or by any political subdivision or taxing authority of any such state, commonwealth, territory, country or member state, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),

  (6)
  investment funds investing 95% of their assets in securities of the type described in clauses (1) through (6) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution),

  (7)
  any money market deposit accounts issued or offered by a commercial bank organized under the laws of Ireland or organized and located in a country that is a member of the Organization for Economic Co-operation and Development, in each case, having capital and surplus in excess of €250 million (or the foreign currency equivalent thereof) or whose long term debt is rated at least "A" by S&P or "A2" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made,

  (8)
  investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and

  (9)
  similar short-term investments approved by the Board of Directors of the Company in the ordinary course of business.

        "Total Assets" means the consolidated total assets of the Company and its Restricted Subsidiaries as shown on the most recent balance sheet (excluding the footnotes thereto) of the Company.

        "Transactions" means, collectively, any or all of the following:

  (1)
  the organization of Valentia Holdings and the exchange by shareholders of the Company of Capital Stock in the Company for Capital Stock in Valentia Holdings;

  (2)
  the registration of eircom Funding and the Company as Irish public unlimited companies;

  (3)
  the transfer of the entire issued share capital of ESOT from the Company to Valentia Holdings;

  (4)
  the execution and delivery of the Senior Indenture and the Senior Subordinated Indenture, the offer and issuance of the Senior Notes and Senior Subordinated Notes, the provision of the Note Guarantees and Subordinated Holdings Guarantee by the Note Guarantors and Valentia Holdings, and the provision of Guarantees of the Senior Notes;

  (5)
  the entry into of the Senior Secured Credit Agreement, the finance documents referred to therein and all other related Credit Facility documentation, and the Incurrence of Indebtedness thereunder on or prior to the Issue Date or otherwise in connection with the repayments described in clause (8) below by any of the Company and its Subsidiaries;

  (6)
  the eircom Funding Intercompany loan;

  (7)
  the receipt by the Company of amounts by way of repayment of the ESOT Loan;

  (8)
  the repayment of amounts outstanding under the credit facility agreement dated 29 June, 2001 among, amongst others, the Company and Deutsche Bank AG London as facility agent (as subsequently amended, restated, supplemented or varied), the termination of commitments thereunder and the collaterisation of letters of credit remaining outstanding (if any);

  (9)
  the capitalization by the Company of any of its reserves and the cancellation, redemption or repayment by the Company of any Capital Stock issued by the Company to Valentia Holdings in each case to effect or facilitate the payment described in clause (11);

  (10)
  the cancellation, redemption or repayment by Valentia Holdings of all or any portion of its Capital Stock;

  (11)
  any payment (i) by the Company or any of its Subsidiaries to Valentia Holdings or any Permitted Holder, whether by way of dividend, other distribution, loan, repayment, release or cancellation of a loan, or other payment, on the cancellation, redemption, repurchase of any Capital Stock or otherwise, of up to €462 million plus the total amount received by the Company on repayment of the ESOT Loan, (ii) by the Company to Valentia Holdings by way of dividend or other distribution, which payment is immediately applied in full to repay to the Company any loan made pursuant to clause (i), and (iii) by Valentia Holdings of amounts referred to in clause (i), with interest if applicable; and

  (12)
  all other transactions related to the foregoing (including but not limited to the payment of any fees and expenses related to any of the foregoing).

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

  (1)
  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

  (2)
  such designation and the Investment of the Company in such Subsidiary complies with "Certain Covenants—Limitation on Restricted Payments."

        Any such designation by the Board of Directors of the Company shall be evidenced to the Senior Subordinated Trustee by filing with the Senior Subordinated Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complies with the foregoing conditions.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, either (x) the Company could Incur at least €1.00 of additional Indebtedness (and if any Indebtedness of such Unrestricted Subsidiary is or would become Senior Debt, €1.00 of additional Senior Debt) under the first paragraph of the "Limitation on Indebtedness" covenant on a pro forma basis taking into account such designation or (y) neither the Consolidated Leverage Ratio nor the Consolidated Senior Leverage Ratio would be greater than it was immediately prior to giving effect to such designation.

        "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

        "Valentia Holdings" means Valentia Holdings Limited, a limited company formed under the laws of England, and any successor in interest thereto.

        "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

        "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Company or another Wholly-Owned Subsidiary) is owned by the Company or another Wholly-Owned Subsidiary.

EXCHANGE OFFER

Purpose of the Exchange Offer

        Valentia and eircom Funding sold the initial notes on August 7, 2003 to Deutsche Bank AG London, Goldman Sachs International, Barclays Bank PLC, Citigroup Global Markets Limited, Morgan Stanley & Co. Limited, The Governor and Company of the Bank of Ireland and The Royal Bank of Scotland plc, whom we collectively refer to as the initial purchasers. The initial purchasers subsequently sold the initial notes to "qualified institutional buyers," as defined in Rule 144A under the U.S. Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the U.S. Securities Act. As a condition to the sale of the initial notes, Valentia and eircom entered into a registration rights agreement with the initial purchasers on August 7, 2003 in relation to the senior notes and Valentia, eircom Funding, eircom and Valentia Holdings entered into a registration rights agreement with the initial purchasers on August 7, 2003 in relation to the senior subordinated notes. Pursuant to the registration rights agreements, Valentia, eircom and, in the case of the senior subordinated notes, eircom Funding and Valentia Holdings, agreed that they would use commercially reasonable efforts to:

  •
  unless the exchange offer would not be permitted by applicable law or SEC policy, file an exchange offer registration statement with the SEC on or prior to 90 days after the closing of the initial offering;

  •
  unless the exchange offer would not be permitted by applicable law or SEC policy, have the exchange offer registration statement declared effective by the SEC on or prior to 225 days after the closing of the initial offering;

  •
  keep the exchange offer open for a period of not less than the minimum period required under applicable law, but in any event for at least 20 business days after the registration statement is declared effective; and

  •
  consummate the exchange offer on or prior to 40 business days after the registration statement has become effective, unless a later date for consummation is required by the federal securities laws.

        The exchange offer is intended to satisfy the obligations of Valentia, eircom Funding, eircom and Valentia Holdings under the registration rights agreements referred to above.

Terms of the Exchange Offer

General

        Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, we will accept any and all outstanding senior notes and all outstanding senior subordinated notes validly tendered and not withdrawn prior to 12:00 midnight, New York City time on    •    , 2003. Valentia is offering to exchange all its outstanding 7.25% senior notes due 2013 for a like principal amount of 7.25% senior notes that have been registered under the U.S. Securities Act. eircom Funding is offering to exchange all its outstanding 8.25% euro senior subordinated notes due 2013 for a like principal amount of 8.25% euro senior subordinated notes that have been registered under the U.S. Securities Act and all of its outstanding 8.25% dollar senior subordinated notes due 2013 for a like principal amount of 8.25% dollar senior subordinated notes that have been registered under the U.S. Securities Act. Outstanding euro senior notes and outstanding euro senior subordinated notes tendered in the exchange offer must be in denominations of €1,000 or integral multiples of €1,000. Outstanding dollar senior subordinated notes tendered in the exchange offer must be in denominations of $1,000 or integral multiples of $1,000. The exchange offer is not conditioned upon any minimum principal amount of outstanding senior notes or outstanding senior subordinated notes being tendered for exchange. However, the obligation to accept outstanding senior notes or outstanding senior subordinated notes pursuant to the exchange offer is subject to certain customary conditions as set forth herein under "—Conditions."

        The form and terms of each series of the exchange notes are the same as the form and terms of the outstanding notes except that:

  •
  the exchange notes bear different ISIN, CUSIP and/or Common Code numbers, as the case may be, from the initial notes;

  •
  the exchange notes will be registered under the U.S. Securities Act and, therefore, will not bear legends restricting their transfer; and

  •
  the owners of the exchange notes will not be entitled to certain rights under the relevant registration rights agreement, including the right to receive additional interest on the outstanding notes in certain circumstances relating to the timing of the exchange offer, which will terminate when the exchange offer is consummated.

        The exchange senior notes, exchange euro senior subordinated notes and exchange dollar senior subordinated notes will evidence the same debt as the outstanding senior notes, outstanding euro senior subordinated notes and outstanding dollar senior subordinated notes, respectively, and will be issued under and entitled to the benefits of the indentures under which the outstanding senior notes, outstanding euro senior subordinated notes and outstanding dollar senior subordinated notes, respectively, were issued. The exchange senior notes and outstanding senior notes will be treated as a single class of debt securities under the senior indenture and the exchange senior subordinated notes and outstanding senior subordinated notes will be treated as a single class of debt securities under the senior subordinated indenture.

        As of the date of this prospectus, €550,000,000 in aggregate principal amount of the initial senior notes are outstanding, €285,000,000 in aggregate principal amount of the initial euro senior subordinated notes are outstanding and $250,000,000 in aggregate principal amount of the initial dollar senior subordinated notes are outstanding. The outstanding dollar senior subordinated notes are held by the Bank of New York in its capacity as note custodian and the outstanding senior notes and outstanding euro senior subordinated notes are held by the Bank of New York in its capacity as note custodian. Under the terms of deposit and custody agreements, the Bank of New York, as holder of the outstanding notes, has caused depositary interests in the outstanding dollar senior subordinated notes to be issued to Cede & Co., as nominee for The Depositary Trust Company (which we refer to as DTC) and depositary interests in the outstanding euro senior notes and outstanding euro senior subordinated notes to be issued to The Bank of New York Depositary (Nominees) Limited, as nominee for the common depositary for Euroclear and Clearstream. Under the terms of the deposit and custody agreements, the Bank of New York, in its capacity as note custodian and book-entry depositary, has agreed to tender for exchange a principal amount of outstanding notes equal to the principal amount of book-entry interests in the depositary interests that are tendered for exchange and to issue a corresponding principal amount of interests in exchange notes upon consummation of the exchange offer. For more information about the deposit and custody agreements and the depositary interests, see "Book-Entry, Clearance and Settlement."

        You do not have any appraisal or dissenters' rights under the indentures in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations of the SEC.

        We will be deemed to have accepted validly tendered outstanding notes when, as and if we had given oral or written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the exchange notes from us.

Resale of the Exchange Notes

        Based upon an interpretation by the staff of the SEC contained in several no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the exchange notes may be offered for resale, resold and otherwise transferred to any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of either Valentia or eircom Funding, as the case may be, within the meaning of Rule 405 under the U.S. Securities Act) without compliance with the registration and prospectus delivery provisions of the U.S. Securities Act, provided that:

  •
  such exchange notes are acquired in the ordinary course of business;

  •
  at the time of commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of the exchange senior notes or the exchange senior subordinated notes, as the case may be; and

  •
  such holder is not engaged in, and does not intend to engage in, a distribution of the exchange senior notes or the exchange senior subordinated notes, as the case may be.

        We have not sought and do not intend to seek a no-action letter from the SEC with respect to the effects of the exchange offer, and we cannot assure you that the staff at the SEC would make a similar determination with respect to the exchange senior notes or the exchange senior subordinated notes as it has in such no-action letters.

Expiration Date; Extensions; Amendments

        The exchange offer will expire at 12:00 midnight, New York City time, on    •    , 2003 with respect to the outstanding senior notes and the outstanding senior subordinated notes, which date will be the expiration date, unless Valentia and/or eircom Funding, in their sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date to which the exchange offer is extended.

        The exchange notes will be delivered promptly following the expiration date.

        To extend the exchange offer, Valentia and eircom Funding, as the case may be, will:

  •
  notify the exchange agent of any extension orally or in writing; and

  •
  mail to each holder of the senior notes and senior subordinated notes an announcement that will include disclosure of the approximate number of outstanding senior notes and outstanding senior subordinated notes deposited to date, each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        Valentia and eircom Funding reserve the right, in their reasonable discretion:

  •
  to delay the acceptance of any outstanding senior notes or outstanding senior subordinated notes for exchange;

  •
  to extend the exchange offer;

  •
  if any conditions listed below under "—Conditions" are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent; or

  •
  to amend the terms of the exchange offer in any respect.

        Any delay in acceptance, extension or termination will be followed as promptly as practicable by oral or written notice from Valentia or eircom Funding to the exchange agent who will communicate such information in writing to the holders of the notes. If Valentia and eircom Funding amend the exchange offer in a manner they determine constitutes a material change, they will promptly disclose the amendment in a prospectus supplement that they will promptly distribute to the holders of the notes. Without limiting the manner in which we may choose to make any public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the Exchange Notes

        The exchange notes will bear interest at the same rate and on the same terms as the outstanding notes. Consequently, the exchange senior notes will bear interest at a rate equal to 7.25% and the exchange senior subordinated notes will bear interest at a rate equal to 8.25% (in each case calculated using a 360-day year comprised of twelve 30-day months). Interest will be payable semi-annually on each February 15 and August 15, commencing February 15, 2004.

        Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the outstanding notes surrendered in exchange therefor or, if no interest has been paid on the exchange notes, from August 7, 2003.

Procedures For Tendering

        Only a holder of outstanding senior notes or outstanding senior subordinated notes may tender in the exchange offer. Owners of beneficial interests in outstanding senior notes or outstanding senior subordinated notes who wish to tender such beneficial interests should carefully read this section, as well as "—Book Entry Transfers", "—Guaranteed Delivery Procedures" and the instructions contained in the associated Letter of transmittal.

        In all cases, issuance of exchange senior notes or exchange senior subordinated notes for outstanding senior notes or outstanding senior subordinated notes, as the case may be, that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

  •
  certificates for such outstanding senior notes or outstanding senior subordinated notes or a timely confirmation of a book-entry transfer of such outstanding senior notes or outstanding senior subordinated notes into the exchange agent's account at DTC, Euroclear or Clearstream;

  •
  a duly executed letter of transmittal or a properly transmitted agent's message, as defined below, as applicable; and

  •
  all other required documents.

        If any tendered outstanding senior notes or outstanding senior subordinated notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, or if outstanding senior notes or outstanding senior subordinated notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding senior notes or outstanding senior subordinated notes will be credited to an account maintained with the relevant book-entry transfer facility, as promptly as practicable after the expiration of the exchange offer.

        Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and Valentia or eircom Funding, as the case may be, in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        All (i) acceptances of the exchange offer, either pursuant to the procedures for book-entry transfer or guaranteed delivery, and (ii) withdrawals of tendered outstanding senior notes or outstanding senior subordinated notes must be made as set forth in this prospectus. The delivery of outstanding senior notes or outstanding senior subordinated notes and delivery of all other required documents is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider facsimile, overnight courier or hand delivery service. In all cases, sufficient time should be allowed to assure delivery of the letter of transmittal or agent's message to an exchange agent before the required time on the expiration date. No letter of transmittal or agent's message should be sent to us. If applicable, holders should request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them. A holder that tenders outstanding senior notes or outstanding senior subordinated notes by use of the guaranteed delivery procedures, however, must provide to an eligible institution (as defined below) the information required on page 3 of the notice of guaranteed delivery. See "—Guaranteed Delivery Procedures."

        If you are a beneficial owner of outstanding senior notes or outstanding senior subordinated notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding senior notes or outstanding senior subordinated notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

        An eligible guarantor institution must guarantee the signatures on a letter of transmittal or a notice of withdrawal described below under "—Withdrawal of Tenders" unless the outstanding senior notes or outstanding senior subordinated notes are tendered:

  •
  by a holder who has not requested the exchange senior notes or exchange senior subordinated notes or the outstanding senior notes or outstanding senior subordinated notes not exchanged be issued or sent to someone other than such holder; or

  •
  for the account of:

  —
  a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

  —
  a commercial bank or trust company having an office or correspondent in the United States; or

  —
  an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

        If the letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should so indicate when signing, and unless waived by Valentia or eircom Funding, as the case may be, evidence satisfactory to Valentia or eircom Funding, as the case may be, of their authority to so act must be submitted with the letter of transmittal.

        Valentia and eircom Funding, as the case may be, will determine in its sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding senior notes and outstanding senior subordinated notes respectively. Our determination will be final and binding. We reserve the absolute right to reject any and all outstanding senior notes and outstanding senior subordinated notes not properly tendered or any outstanding senior notes or outstanding senior subordinated notes the acceptance of which would, in the opinion of Valentia or eircom Funding's counsel, as the case may be, be unlawful. Valentia and eircom Funding also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding senior notes and outstanding senior subordinated notes, respectively. Valentia or eircom Funding's interpretation, as the case may be, of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of outstanding senior notes or outstanding senior subordinated notes within the time determined by Valentia or eircom Funding, as the case may be. Although Valentia and eircom Funding intend to notify you of defects or irregularities with respect to tenders of outstanding senior notes and outstanding senior subordinated notes, respectively, neither Valentia nor eircom Funding, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, neither Valentia nor eircom Funding will deem tenders of outstanding senior notes or outstanding senior subordinated notes respectively to have been made until you cure the defects or irregularities.

        While neither Valentia nor eircom Funding have any present plan to acquire any outstanding senior notes or outstanding senior subordinated notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any outstanding senior notes or outstanding senior subordinated notes that are not tendered in the exchange offer, they reserve the right in their sole discretion to purchase or make offers for any outstanding senior notes or outstanding senior subordinated notes that remain outstanding after the expiration date. Valentia and eircom Funding also reserve the right to terminate the exchange offer with respect to the outstanding senior notes and/or the outstanding senior subordinated notes, as the case may be, as described below under "—Conditions," to redeem outstanding notes as a whole or in part at any time and from time to time, as described under "Description of the Senior Notes—Optional Redemption" and "Description of the Senior Subordinated Notes—Optional Redemption" and, to the extent permitted by applicable law, purchase outstanding senior notes or outstanding senior subordinated notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

        If you wish to tender outstanding senior notes or outstanding senior subordinated notes in exchange for exchange senior notes or exchange senior subordinated notes in the exchange offer, Valentia or eircom Funding, as the case may be, will require you to represent, among other things, that:

  •
  you are not an "affiliate," as defined in Rule 405 of the U.S. Securities Act, of Valentia or eircom Funding;

  •
  if you are a broker-dealer that will receive the exchange notes for your own account in exchange for transfer restricted securities that were acquired for the account of such broker dealer as a result of market-making or other trading activities (other than transfer restricted securities acquired directly from Valentia or eircom Funding or an affiliate of Valentia or eircom Funding), that you will deliver a prospectus in connection with any resale of such exchange notes;

  •
  you are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the U.S. Securities Act) of the exchange notes;

  •
  any exchange notes to be received by you will be acquired in the ordinary course of your business; and

  •
  you are not acting on behalf of any person who could not truthfully make the foregoing representations.

        The letter of transmittal states that by representing that it will deliver a prospectus in connection with the resale of exchange senior notes or exchange senior subordinated notes in the circumstances set forth above and by so delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the U.S. Securities Act. We have agreed that for a period of 90 days after the expiration date, as defined herein, we will make this prospectus available to any broker-dealer of use in connection with any such resale. See "Plan of Distribution."

        A broker-dealer may not participate in the exchange offer with respect to outstanding senior notes or outstanding senior subordinated notes acquired other than as a result of market-making or other trading activities.

        For purposes of the preceding, "transfer restricted securities" means each initial note until:

(1)
the date on which such note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

(2)
the date on which such initial note has been disposed of in accordance with a shelf registration statement;

(3)
following the exchange by a broker-dealer in the exchange offer of an initial note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement; or

(4)
the date on which such private note is distributed to the public pursuant to Rule 144 under the U.S. Securities Act or is eligible for resale pursuant to Rule 144 without volume restriction, if any.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, all outstanding notes properly tendered will be accepted promptly after the expiration date, and the exchange notes will be issued promptly after acceptance of the outstanding notes. See "—Conditions." For purposes of the exchange offer, outstanding notes shall be deemed to have been accepted as validly tendered for exchange when, as and if Valentia and eircom Funding have given oral or written notice thereof to the exchange agent. For each outstanding note accepted for exchange, the holder of such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note.

        In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

  •
  certificates for such outstanding notes or a timely book-entry confirmation of such exchange notes into the exchange agent's account at the applicable book-entry transfer facility;

  •
  a properly completed and duly executed letter of transmittal; and

  •
  all other required documents.

        If Valentia or eircom Funding do not accept any tendered outstanding senior notes or outstanding senior subordinated notes for any reason described in the terms and conditions of the exchange offer or if you withdraw or submit outstanding senior notes or outstanding senior subordinated notes for a greater principal amount than you desire to exchange, Valentia or eircom Funding, as the case may be, will promptly return the unaccepted, withdrawn or non-exchanged senior notes or senior subordinated notes without expense to you. In the case of outstanding senior notes or outstanding senior subordinated notes tendered by book-entry transfer into the exchange agent's account at the depositary pursuant to the book-entry transfer procedures described below, we will credit promptly the outstanding senior notes or outstanding senior subordinated notes to an account maintained with the depositary.

Book-Entry Transfer

        Valentia and eircom Funding understand that the exchange agent will seek to establish accounts with respect to the outstanding senior notes and the outstanding senior subordinated notes at DTC and Euroclear or Clearstream for the purpose of facilitating the exchange offer within two business days after the date of this prospectus unless the exchange agent has already established such accounts. If you are a financial institution that is a participant or an account holder in the relevant book-entry transfer facility's system, you may make book-entry delivery of outstanding notes by causing the book-entry transfer facility to transfer such outstanding notes into the exchange agent's account at the book-entry transfer facility in accordance with the book-entry transfer facility's procedures for transfer.

        DTC's Automated Tender Offer Program, or ATOP, is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the exchange agent unless an agent's message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the exchange agent through an agent's message. To tender outstanding dollar senior subordinated notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal. Any instruction through ATOP is at your risk and such instruction will be deemed made only when actually received by the exchange agent.

        In order for an acceptance of an exchange of outstanding dollar senior subordinated notes through ATOP to be valid, an agent's message must be transmitted to and received by the exchange agent prior to the expiration date, or the guaranteed delivery procedures described below must be complied with. Delivery of instructions to DTC does not constitute delivery to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, Euroclear or Clearstream, as the case may be, to and received by the exchange agent. An agent's message forms a part of the book-entry confirmation, which states that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgement from the participant or account holder, as the case may be, tendering the outstanding senior notes and outstanding senior subordinated notes, which states that such participant or account holder, as applicable, has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent's message relating to a guaranteed delivery, that such participant or account holder, as the case may be, has received and agrees to be bound by the applicable notice of guaranteed delivery) and that Valentia and eircom Funding may enforce such agreement against such participant or account holder, as the case may be. Delivery of an agent's message will also constitute an acknowledgement from the tendering DTC, Euroclear or Clearstream participant, as the case may be, that the representations contained in the appropriate letter of transmittal and described above are true and correct.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding senior notes or outstanding senior subordinated notes and the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

(1)
the tender is made through an eligible guarantor institution;

(2)
before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by Valentia and eircom Funding, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message in lieu of notice of guaranteed delivery:

a)
stating your name and address, and the principal amount of outstanding senior notes or outstanding senior subordinated notes tendered,

b)
stating that the tender is being made by that notice of guaranteed delivery, and

c)
guaranteeing that, within three business days after the expiration date, the eligible guarantor institution will deposit with the exchange agent the letter of transmittal, together with a confirmation of a book-entry transfer and any other documents required by the letter of transmittal; and

(3)
within three New York Stock Exchange trading days after the expiration date, the exchange agent receives a properly executed letter of transmittal, or a confirmation of a book-entry transfer in respect of all such tendered outstanding senior notes or outstanding senior subordinated notes in proper form for transfer and all other documents required by the letter of transmittal.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding senior notes or outstanding senior subordinated notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw tenders of outstanding senior notes or outstanding senior subordinated notes at any time prior to 12:00 midnight, New York City time, on the expiration date.

        To withdraw a tender of outstanding senior notes or outstanding senior subordinated notes in the exchange offer:

  •
  the exchange agent at the applicable address must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "—Exchange Agent" prior to 12:00 midnight, New York City time, on the expiration date; or

  •
  for DTC, Euroclear or Clearstream participants, each holder wishing to withdraw a tender must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC, Euroclear or Clearstream prior to 12:00 midnight, New York City time, on the expiration date.

        Any notice of withdrawal must:

  •
  specify the name of the person who deposited the outstanding senior notes or outstanding senior subordinated notes to be withdrawn;

  •
  identify the outstanding senior notes or outstanding senior subordinated notes to be withdrawn, including the principal amount of the outstanding senior notes or outstanding senior subordinated notes;

  •
  contain a statement that such holder is withdrawing its election to have such outstanding senior notes or outstanding senior subordinated notes exchanged;

  •
  be signed in the same manner as the original signature on the letter of transmittal by which the outstanding senior notes or outstanding senior subordinated notes were tendered, including any required signature guarantees or be accompanied by documents of transfer sufficient to have the trustee register the transfer of those outstanding senior notes or outstanding senior subordinated notes to the name of the person withdrawing the tender; and

  •
  specify the name in which the outstanding senior notes or outstanding senior subordinated notes are to be registered if different from that of the depositor.

        If outstanding senior notes or outstanding senior subordinated notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream to be credited with the withdrawn outstanding senior notes or outstanding senior subordinated notes and otherwise comply with the procedures of the facility.

        Valentia and eircom Funding will determine, in their sole discretion, all questions as to the validity, form and eligibility of the withdrawal notices. The determination of Valentia or eircom Funding, as the case may be, will be final and binding on all parties. Valentia and eircom Funding will not deem any properly withdrawn outstanding senior notes or outstanding senior subordinated notes to have been validly tendered for the purpose of the exchange offer, and will not issue exchange senior notes or exchange senior subordinated notes with respect to those outstanding senior notes or outstanding senior subordinated notes, unless you validly retender the withdrawn outstanding senior notes or outstanding senior subordinated notes. You may retender properly withdrawn outstanding senior notes or outstanding senior subordinated notes by following one of the procedures described above under "—Procedures for Tendering" at any time prior to 12:00 midnight, New York City time, on the expiration date.

Conditions

        Notwithstanding any other term of the exchange offer, neither Valentia nor eircom Funding will be required to accept for exchange, or exchange the exchange senior notes or the exchange senior subordinated notes for, any outstanding senior notes or outstanding senior subordinated notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the outstanding senior notes or outstanding senior subordinated notes, if, at any time prior to 12:00 midnight, New York City time, on the expiration date, in their reasonable judgment, the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.

        If Valentia or eircom Funding, as the case may be, determines in its reasonable discretion that any of these conditions are not satisfied, regardless of the circumstances giving rise to any such condition, it may:

  •
  refuse to accept any outstanding senior notes or outstanding senior subordinated notes and return all tendered outstanding senior notes or outstanding senior subordinated notes, as the case may be, to you;

  •
  extend the exchange offer and retain all outstanding senior notes or outstanding senior subordinated notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the outstanding senior notes or outstanding senior subordinated notes, as the case may be; or

  •
  waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding senior notes or outstanding senior subordinated notes, as the case may be, that have not been withdrawn.

        If the waiver constitutes a material change to the exchange offer, Valentia or eircom Funding, as the case may be, will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding senior notes or outstanding senior subordinated notes.

Shelf Registration

        If:

  (1)
  Valentia and eircom Funding, as the case may be, are not required to file a registration statement or consummate the exchange offer because the exchange offer is not permitted by applicable law or in applicable interpretations thereof by the staff of the SEC; or

  (2)
  any owner of transfer restricted securities (other than any owner that is an affiliate of Valentia or eircom Funding or any owner that is unable to make representations referred to above)

    notifies Valentia or eircom Funding, as the case may be, prior to the 20th business day following consummation of the exchange offer that:

    (a)
    it is prohibited by law or SEC policy from participating in the exchange offer; or

    (b)
    that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not available for such resales,

Valentia and eircom and, in the case of the outstanding senior subordinated notes, eircom Funding and Valentia Holdings, will use commercially reasonable efforts to file with the SEC as promptly as practicable after the earlier of:

    (x)
    the date on which Valentia or eircom Funding, as the case may be, determines that it is not required to file a registration statement or consummate the exchange offer as result of (1) above; and

    (y)
    the date on which Valentia or eircom Funding, as the case may be, receives the notice specified in (2) above,

a shelf registration statement to cover resales of such notes by the owners thereof who satisfy certain conditions relating to the provision of information in connection with such shelf registration statement, provided that in no event will the filing of a shelf-registration statement be required on a date earlier than the deadline that would otherwise apply for the filing of an exchange offer registration statement. Valentia and eircom, and in the case of the senior subordinated notes, eircom Funding and Valentia Holdings also agreed to use commercially reasonable efforts to cause such shelf-registration statement to be declared effective on or prior to 180 days following the earlier of the dates specified in (x) and (y) above.

Additional Interest

        If:

  (1)
  Valentia or eircom Funding fail to file any of the registration statements required by the registration rights agreements on or before the date specified for such filing; or

  (2)
  any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness and as set out above unless, in the case of any exchange offer registration statement, a shelf registration statement for the relevant series of initial notes is declared effective prior to the effectiveness deadline applicable to the exchange offer registration statement; or

  (3)
  Valentia and, in the case of the senior subordinated notes, eircom Funding fail to consummate an exchange offer in respect of any series of notes on or prior to April 28, 2004, unless a shelf registration statement for the relevant series of initial notes is declared effective prior to the consummation deadline applicable to the registration statement; or

  (4)
  any registration statement is declared effective within the time periods specified above but thereafter ceases to be effective or usable (at any time we are obliged to maintain the effectiveness thereof) without being succeeded within five business days thereafter by an effective post-effective amendment that cures such failure (each such event referred to in clauses (1) through (4) above, a "registration default");

then additional interest will accrue on any senior notes or senior subordinated notes, as the case may be, constituting transfer restricted securities, with respect to the first 90-day period immediately following the occurrence of the first registration default in respect of the relevant series in an amount equal to a per annum rate of 0.25% on the principal amount of notes held by the owner of such notes.

        The amount of the additional interest will increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all registration defaults have been cured in respect of the applicable series of notes, up to an aggregate maximum amount of additional interest for all registration defaults of 1.00% per annum on the principal amount of notes constituting transfer restricted securities.

        All accrued additional interest will be paid by Valentia or eircom Funding, as the case may be, on each interest payment date to the owner of a global note or a certificated note in the same manner and subject to the same procedures as are applicable to the payment of interest.

        Neither Valentia nor eircom Funding, as the case may be, shall be required to pay additional interest for more than one registration default at any given time.

        Immediately upon the cure of all registration defaults in respect of a series of notes, the accrual of additional interest will cease in respect of such series. Upon (i) the filing of the relevant registration statement in the case of clause (1) above, (ii) the effectiveness of the relevant registration statement (or the effectiveness of a shelf registration statement for the relevant series of notes) in the case of clause (2) above, (iii) the consummation of the exchange offer or, if applicable, the effectiveness of the shelf registration statement in the case of clause (3) above, or (iv) filing of a post-effective amendment to the relevant registration statement that causes the relevant registration statement to again be declared effective or made usable in the case of clause (4) above, the interest rate borne by the relevant series of note shall revert to the original rate, if no other registration default has occurred and is continuing with respect to the relevant series of notes; provided, however, that if, after any such reduction in interest rate a different event specified in clauses (1), (2), (3) or (4) above occurs, the interest rate may again be increased pursuant to the foregoing provisions. Notwithstanding the foregoing, all registration defaults in respect of a series of notes that then exist will be deemed cured upon consummation of an exchange offer or effectiveness of a shelf registration statement for the relevant series of notes.

Exchange Agent

        The Bank of New York has been appointed as exchange agent for the exchange of the outstanding senior notes and the outstanding euro senior subordinated notes and for the exchange of the outstanding dollar senior subordinated notes. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent at the applicable address as follows:

  Outstanding senior notes or outstanding euro senior subordinated notes

By Registered or Certified Mail:	By Hand or Overnight Delivery:
The Bank of New York 30 Canon Street London EC4M 6XH Attention: Julie McCarthy	The Bank of New York 30 Canon Street London EC4M 6XH Attention: Julie McCarthy
By Facsimile: Attention: Julie McCarthy + 44 207 964 7294 For information by telephone: + 44 207 964 6513

  Outstanding dollar senior subordinated notes

By Registered or Certified Mail:	By Hand or Overnight Delivery:
The Bank of New York 101 Barclay Street, 7 East New York, NY 10286 Attention: Giselle Guadalupe

The Bank of New York
101 Barclay Street,
Corporate Trust Services Window
Ground Level
New York, NY 10286
Attention: Giselle Guadalupe
 By Facsimile:
Attention: Giselle Guadalupe
+ 1 212 298 1915
For information by telephone:
+ 1 212 815 6331

        Delivery to an address other than those stated above or transmission via a facsimile number other to those stated above will not constitute a valid delivery.

Fees and Expenses

        Valentia and eircom Funding will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitations may be made by facsimile, telephone or in person.

        No dealer manager has been retained in connection with the exchange offer and no payments will be made by Valentia or eircom Funding to brokers, dealers or others soliciting acceptances of the exchange offer.

        Valentia and eircom Funding will pay the cash expenses incurred in connection with the exchange offer, which were approximately $500,000.

        These expenses include registration fees and filing fees, fees and expenses of compliance with U.S. federal securities and state blue sky or securities laws, all printing and messenger services, all fees and disbursements of counsel, all application and filing fees in connection with the listing of the exchange notes and all fees and expenses of Valentia and eircom Funding's independent certified public accountants.

        Valentia and eircom Funding will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the outstanding notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes. If you do not submit satisfactory evidence of payment of the taxes or exemption from payment with the letter of transmittal, the amount of the transfer taxes will be billed directly to you.

BOOK-ENTRY, SETTLEMENT AND CLEARANCE

General

        The exchange notes will be represented by global notes in bearer form without interest coupons attached (which we refer to as the Global Notes).

        The Global Notes representing the exchange senior notes and the exchange euro senior subordinated notes, which we refer to as the Euro Global Notes, will be deposited with a custodian for The Bank of New York, as euro book-entry depositary, and the Global Note representing the exchange dollar senior subordinated notes, which we refer to as the Dollar Global Note, will be deposited with a custodian for The Bank of New York, as dollar book-entry depositary.

Issuance of the Global Notes

        The custodian for the euro book-entry depositary has agreed that it will not transfer the Euro Global Notes, except among the euro book-entry depositary, its nominees, custodians and their respective successors located outside the Republic of Ireland that are acceptable to Valentia and eircom Funding. The euro book-entry depositary acting as agent of each of the Issuers, maintains a book-entry system in which it will record the common depositary of Euroclear and Clearstream, or its nominee, as the registered owner of a certificated depositary interest for each of the Euro Global Notes representing a 100% interest in each of the Euro Global Notes. Upon acceptance by the common depositary of Euroclear and Clearstream of these certificated depositary interests, Euroclear and Clearstream will record beneficial interests in the Euro Global Notes represented by the depositary interests. We also refer to these beneficial interests in the Global Notes as book-entry interests. Euroclear and Clearstream will credit, on their internal systems, the respective principal amounts of the individual book-entry interests in the Euro Global Notes to the accounts of persons who have accounts with Euroclear and Clearstream. Ownership of book-entry interests in the Euro Global Notes will be limited to participants or persons who hold interests through participants in Euroclear or Clearstream. Ownership of book-entry interests in the Euro Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by Euroclear or Clearstream or their nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        The custodian for dollar book-entry depositary has agreed that it will not transfer the Dollar Global Note, except among the dollar book-entry depositary, its nominees, custodians and their respective successors located outside the Republic of Ireland that are acceptable to eircom Funding. The dollar book-entry depositary acting as agent of eircom Funding, maintains a book-entry system in which it will record The Depository Trust Company, which we refer to as DTC, or DTC's nominee, as the registered owner of a certificateless depositary interest for the Dollar Global Note representing a 100% interest in the Dollar Global Note. Upon acceptance by DTC or its nominee of such certificateless depositary interests, DTC will record beneficial interests in the Dollar Global Note represented by these depositary interests. We refer to these beneficial interests in the Global Notes as book-entry interests. DTC will credit, on its internal systems, the respective principal amounts of the book-entry interests to the accounts of persons who have accounts with DTC. Ownership of book-entry interests in a Dollar Global Note will be limited to DTC's participants or persons who hold interests through its participants. Ownership of book-entry interests in the Dollar Global Note will be shown on, and the transfer of such book-entry interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        The bearer of each Global Note will be considered the sole holder for all purposes under each indenture. Except as set forth below under "—Definitive Notes," participants or indirect participants will not be entitled to have notes or depositary interests representing those notes registered in their names, will not receive or be entitled to receive physical delivery of notes and will not be considered the owners or holders of the notes under each applicable indenture. Accordingly, each person holding a book-entry interest must rely on the procedures of the relevant book-entry depositary, participants of DTC, Euroclear and/or Clearstream must rely on the procedures of the applicable clearing system and indirect participants must rely on the procedures of DTC, Euroclear and/or Clearstream, as the case may be, and the procedures of indirect participants through which the person owns its interest in the book-entry interest to exercise any rights and obligations of a holder under the applicable indenture.

        Book-entry interests may not be exchanged for notes in physical, definitive form (which we refer to as Definitive Notes), except in the limited circumstances described below. If any Definitive Notes are issued, they will only be issued in registered form.

Transfers

        Transfers of book-entry interests between participants in DTC, Euroclear and Clearstream will be effected through DTC, Euroclear and Clearstream, as the case may be, pursuant to customary procedures established by DTC, Euroclear and Clearstream and their respective participants. See "—Issuance of the Global Notes" above.

        Investors may under some circumstances have the ability to obtain Definitive Notes in registered form as set out under "—Definitive Notes" below.

        Transfers of all or any portion of the depositary interests may only be made through the book-entry system maintained by the relevant book-entry depositary, and unless and until book-entry interests are exchanged for Definitive Notes, the depositary interests held by (1) DTC (through its nominee) may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of the successor and (2) Euroclear and/or Clearstream (through the nominee of the common depositary) may not be transferred except as a whole by Euroclear and/or Clearstream to a nominee of Euroclear and/or Clearstream or by a nominee of Euroclear and/or Clearstream to Euroclear and/or Clearstream or another nominee of Euroclear and/or Clearstream or by Euroclear and/or Clearstream or any nominee to a successor of Euroclear and/or Clearstream or a nominee of the successor.

Book-Entry Procedures for the Global Notes

        All book-entry interests will be subject to the operations and procedures of DTC, Euroclear and Clearstream, as applicable. The following summaries of those operations and procedures are solely provided for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. The Issuers are not responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of securities certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        Euroclear and Clearstream have advised us as follows: Euroclear and Clearstream each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

        Euroclear and Clearstream each provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream each also deal with domestic securities markets in several countries through established depositary and custodial relationships. The respective systems of Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

        Account holders in both Euroclear and Clearstream are worldwide financial institutions, including underwriters, securities brokers and dealers, trust companies and clearing corporations. Indirect access of both Euroclear and Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

        An account holder's overall contractual relations with either Euroclear or Clearstream are governed by the respective rules and operating procedures of Euroclear or Clearstream and any applicable laws. Both Euroclear and Clearstream act under such rules and operating procedures only on behalf of their respective account holders, and have no record of, or relationship with, persons holding through their respective account holders.

        Although DTC, Euroclear and Clearstream currently follow the foregoing procedures to facilitate transfers of book-entry interests among participants of DTC, Euroclear and Clearstream, they are under no obligation to do so, and these procedures may be discontinued or modified at any time. The Issuers and the trustee will have no responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        As long as a book-entry depositary is holder of the Global Notes, it will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the relevant indenture. As long as DTC's nominee (in the case of the Dollar Global Notes) or the common depositary or its nominee (in case of the Euro Global Notes) is the registered owner of a depositary interest representing a Global Note, DTC's nominee or the common depositary or its nominee, as the case may be, will be considered the sole owner or holder of the depositary interests for all purposes under the relevant deposit and custody agreement.

        As a result, holders of book-entry interests must rely on the procedures of DTC, Euroclear or Clearstream, as the case may be, to exercise any rights of a holder of depositary interests under the relevant deposit and custody agreement and must rely on the relevant book-entry depositary to exercise any rights of a holder of notes under the relevant indenture (and if the investor is not a participant or an indirect participant in DTC, Euroclear or Clearstream, as the case may be, on the procedures of the DTC, Euroclear or Clearstream participant through which the investor owns its interest).

        The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer book-entry interests to those persons will be limited to that extent. Because DTC, Euroclear and Clearstream can act only on behalf of their respective participants, which in turn act on behalf of indirect participants, the ability of a person having book-entry interests to pledge such interests to persons that do not participate in the DTC system, Euroclear or Clearstream, as the case may be, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments

        Payments of any amounts owing in respect of the Global Notes will be made to the custodian for the relevant book-entry depositary, as the holder thereof, which will receive these payments in each case for and on behalf of such book-entry depositary. These payments will fulfill all of the Issuers' obligations in respect of these payments and the Issuers will have no further responsibilities or liability in respect of payment. All these amounts will be payable through one or more paying agents outside the Republic of Ireland appointed under one or more paying agency agreements to the custodian, as the holder of the Global Notes. Upon receipt of any of these amounts, the relevant custodian or the book-entry depositary, as the case may be, will pay the amount so received to (1) the nominee of DTC, as the registered holder of a depositary interest representing the Dollar Global Notes, which will credit the amounts so received to DTC participants' accounts that hold book-entry interests in the Dollar Global Notes on the relevant payment date in accordance with their respective holdings shown on DTC's records and (2) the common depositary or its nominee, as the registered holder of a depositary interest representing the Euro Global Notes, which will pay the amounts so received to the accounts of participants in Euroclear and Clearstream that hold book-entry interests in the Euro Global Notes, in accordance with the procedures of Euroclear and Clearstream.

        The Issuers, the trustee and the paying and transfer agents in Luxembourg and Dublin, if any, will have no responsibility or liability for the payment of amounts to owners of book-entry interests, for any aspect of the records relating to or payments made on account of those interests by DTC, Euroclear or Clearstream, or for maintaining, supervising or reviewing any records of DTC, Euroclear or Clearstream relating to those interests.

        Payments by participants and indirect participants in DTC, Euroclear or Clearstream to the owners of book-entry interests will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC, Euroclear or Clearstream.

        As of the date of this prospectus, the trustee is, for each series of notes, The Bank of New York, the principal paying agent and transfer agent in respect of the euro denominated notes is The Bank of New York, the paying agent and the transfer agent in respect of the dollar denominated notes is The Bank of New York, the transfer agent and the registrar in Luxembourg (for so long as the notes are listed in Luxembourg) will be The Bank of New York (Luxembourg) SA, and the paying agent and transfer agent in Dublin is AIB/BNY Fund Management (Ireland) Limited. Each of the Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and each of the Issuers or any of their respective subsidiaries may act as paying agent or registrar. For so long as the notes are listed on the Luxembourg Stock Exchange, notice of a change of paying agent or registrar in Luxembourg will be published in a newspaper having a general circulation in Luxembourg. For so long as the notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, notice of a change of paying agent or registrar in Dublin will be published in a newspaper having a general circulation in Dublin and any notices will be delivered to the Companies Announcements Office of the Irish Stock Exchange.

        In all circumstances, each of the Issuers will ensure that:

  (1)
  a paying agent in respect of the euro denominated notes is maintained in London, England;

  (2)
  a paying agent in respect of the dollar denominated notes is maintained in New York, New York;

  (3)
  for so long as the notes are listed on any securities exchange, any requirement of the exchange as to paying agents is satisfied; and

  (4)
  at all times there is a registrar, a paying agent, and a trustee.

        For so long as the notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange and the rules of such Stock Exchanges so require, the Issuers will maintain a paying and transfer agent in Luxembourg and/or Dublin, as the case may be.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive a book-entry interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving book-entry interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of a book-entry interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. The Issuers and the trustee will have no responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Definitive Notes

        Under the terms of the deposit and custody agreements, owners of book-entry interests will receive Definitive Notes in registered form through the paying agent if:

  •
  DTC (with respect to the Dollar Global Notes) or Euroclear or Clearstream (with respect to the Euro Global Notes) notifies us at any time that it is unwilling or unable to continue as depositary for (in the case of DTC) the depositary interest representing the Dollar Global Notes or (in the case of Euroclear or Clearstream) depositary interest representing the Euro Global Notes, and a successor depositary is not appointed within 90 days;

  •
  the Issuers, at their option, notify the trustee that they elect to cause the issuance of Definitive Notes in registered form for all, but not a part of, the Global Notes;

  •
  certain other events provided in the relevant indenture occur (including the occurrence and continuation of an event of default under the terms of the relevant indenture);

  •
  with respect to the Dollar Global Notes only, DTC ceases to be registered as a clearing agency under the U.S. Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days; or

  •
  the relevant book-entry depositary is at any time unwilling or unable to continue as book-entry depositary and a successor book-entry depositary is not appointed by the relevant Issuer within 90 days.

        In addition, if there is an event of default under any of the indentures, each of DTC, Euroclear and Clearstream reserves the right to exchange the relevant Global Notes for legended securities in definitive form and to distribute such definitive securities to its respective participants.

        Depositary interests representing a Global Note may also be exchanged for Definitive Notes upon prior written notice given to the relevant trustee by or on behalf of DTC, Euroclear or Clearstream in accordance with the relevant indenture and the relevant deposit and custody agreement. In all cases, Definitive Notes delivered in exchange for any depositary interests representing Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC, Euroclear or Clearstream, as applicable (in accordance with its customary procedures). In no event will Definitive Notes in bearer form be issued.

        Exchanges of book-entry interests for Definitive Notes will be made in respect of the aggregate principal amount of notes outstanding at that time, at no expense to holders of book-entry interests. The indentures contain provisions relating to the maintenance by a registrar of a register reflecting ownership of Definitive Notes, if any, and other provisions customary for a registered debt security. Payments of principal and interest on the Definitive Notes, if any, will be made in accordance with the terms of the Indentures. If a holder of at least €10.0 million in aggregate principal amount of a series of notes has given instructions to the Company and, for so long as that series of notes is listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange, to the paying agent in Luxembourg or Dublin, as the case may be, the Company will make payments on such holder's notes in accordance with those instructions. In all other cases, payment of principal and interest on each Definitive Note will be made to the holder appearing on the register at the close of business on the record date by check mailed to the address shown for such holder on the register on the record date. Final payment on any Definitive Note will be made only upon presentation and surrender of such Definitive Note at the office of the paying agent in Luxembourg or Ireland, if any, as the case may be.

        The holder of any Definitive Note may transfer that Note by surrendering it at the offices or agencies of the relevant Issuer maintained for that purpose (in the case of the euro denominated notes) in London, England and (in the case of the dollar denominated notes) in New York, New York, and, for so long as the notes are listed on the Luxembourg Stock Exchange, the transfer agent maintained in Luxembourg and, for so long as the notes are listed on the Irish Stock Exchange, the transfer agent maintained in Dublin. In the event of a partial transfer of a holding represented by one certificate, or partial redemption of a holding represented by one certificate, (1) a new certificate will be issued to the transferee in respect of the part transferred or redeemed and (2) a further new certificate in respect of the balance of the holding not transferred or redeemed will be issued to the transferor, provided that no certificate in denominations of less than €1,000 or $1,000, as the case may be, or other than in integral multiples of €1,000 or $1,000, as the case may be, will be issued. After a holder has duly surrendered a Definitive Note for transfer, the trustee or the transfer agent in Luxembourg or Dublin, if any, as the case may be, will register the transfer and deliver a new Definitive Note of a like principal amount to that of the Definitive Note so transferred to the transferee at the offices of the trustee. Each new certificate to be issued will be available for delivery within 10 business days at the office of the trustee. The Issuers will pay the costs of preparing, printing, packaging and delivering the Definitive Notes.

        If a holder of a Definitive Note claims that the Note has been lost, destroyed or wrongfully taken or if that Note is mutilated and is surrendered to the trustee, or the principal paying agent on its behalf, the relevant Issuer will issue and the trustee will authenticate a replacement Note if the requirements of the trustee, the relevant Issuer and the relevant indenture are met. The replacement Note will be available for delivery at the office of the trustee or at the office of the paying and transfer agent in Luxembourg or Dublin, if any, as the case may be. If required by the trustee or the relevant Issuer, a holder must post an indemnity bond sufficient in the judgment of the trustee and the relevant Issuer to protect them or any paying agent or authenticating agent appointed under the relevant indenture from any loss which any of them may suffer if a Note is replaced. The relevant Issuer and the trustee may charge for expenses in replacing a Note.

        Holders should be aware that, under current Irish tax law, upon the issuance to a holder of Definitive Notes, the holder may become subject to Irish income tax, currently at 20%, to be withheld on any payments of interest on the notes. See "Tax Considerations—Irish Taxation" for further details. However, U.S. holders of Definitive Notes may be entitled to avoid such withholding by making a claim under the Ireland/U.S. tax treaty or to receive a refund of withheld amount from the Irish Revenue in some circumstances. In other cases, holders of Definitive Notes may be entitled to receive Additional Amounts with respect to such withholding taxes. See "Description of the Senior Notes—Withholding Taxes" and "Description of the Senior Subordinated Notes—Withholding Taxes."

TAX CONSIDERATIONS

United States Taxation

        The following is a general discussion of certain U.S. federal income tax considerations relating to the exchange of initial notes for exchange notes pursuant to the exchange offer and the ownership and disposition of the exchange notes. This summary applies only to a beneficial owner of an initial note who acquired the initial note at the initial offering from the initial purchasers and for the original offering price thereof, and who acquires an exchange note pursuant to the exchange offer. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof, and all of which are subject to change, possibly with retroactive effect or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of the exchange notes, and is limited to investors who hold the exchange notes as capital assets. This discussion is for general information only and does not address all of the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, other financial institutions, insurance companies, tax-exempt entities, retirement plans, dealers in securities, brokers, expatriates, partnerships, other pass-through entities, persons who hold their notes as part of a straddle, hedge, conversion transaction or other integrated investment and persons whose functional currency is not the dollar). This discussion does not address the U.S. federal estate and gift tax, U.S. state and local or non-U.S. tax considerations relating to the purchase, ownership and disposition of the notes.

        Except as otherwise described herein, this discussion applies only to a person who is a "U.S. Holder." "U.S. Holder" means a holder that is the beneficial owner of a Note and that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or of any State or political subdivision thereof or therein, including the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

  •
  a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        If a partnership holds the notes, the tax treatment of a partner will depend upon the application of special rules that apply to partnerships under the U.S. federal income tax laws, the status of the partner and the activities of the partnership. If you are a partner or a partnership holding the notes, we urge you to consult your tax advisers.

        WE URGE HOLDERS OF NOTES TO CONSULT THEIR OWN TAX ADVISERS AS TO THE PARTICULAR TAX CONSIDERATIONS FOR THEM RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY OF ANY U.S. FEDERAL, STATE, OR LOCAL TAX LAWS, OR NON-U.S. TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

Exchange Offer

        The exchange of an initial note for an exchange note pursuant to the exchange offer will not constitute a significant modification of the initial note for U.S. federal income tax purposes and,

accordingly, the exchange note received will be treated as a continuation of the initial note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a U.S. holder who exchanges an initial note for an exchange note pursuant to the exchange offer.

Taxation of Interest and Additional Amounts

        Subject to the discussion below under "—Payments on Registration Default," in general, interest and Additional Amounts (without reduction for applicable withholding taxes) paid or payable on an exchange note or with respect to a guarantee will be taxable to a U.S. Holder as ordinary interest income as received or accrued, in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

Payments on Registration Default

        At the time we issued the initial notes, there was a possibility that we would have been obliged to pay additional interest if the exchange offer registration statement were not filed or declared effective within the applicable time periods (or certain other actions were not taken), as described in "Description of the Senior Notes—Exchange Offer and Registration Rights" and "Description of the Senior Subordinated Notes—Exchange Offer and Registration Rights." At the time we issued the initial notes, we took the position that the possibility of the initial notes being treated as contingent payment debt instruments was remote. We continue to believe that neither the initial notes nor the exchange notes are contingent payment debt instruments. Our determination will be binding on all holders except a holder that discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired.

Interest on Euro-Denominated Exchange Notes

        Special rules apply to interest on notes that are denominated in euro. A cash method U.S. Holder must include in income the dollar value of each interest payment in respect of a euro-denominated exchange note based on the spot rate in effect on the date the interest payment is received, regardless of whether the payment in fact is converted to dollars. In the case of an accrual method U.S. Holder, the amount of any interest income accrued in respect of euro-denominated exchange notes during any accrual period generally will be determined by translating the accrued interest into dollars at the average exchange rate applicable to the accrual period (or, with respect to an accrual period that spans two taxable years, at the average exchange rate for the partial period within the relevant taxable year). An accrual method U.S. Holder will recognize exchange gain or loss with respect to any accrued interest income in respect of euro-denominated exchange notes on the date that payment in respect of the interest income is received in an amount equal to the difference between (1) the dollar value of the payment, based on the spot rate in effect on the date the payment is received, and (2) the amount of interest income accrued in respect of the payment. Any exchange gain or loss generally will be treated as ordinary income or loss. Notwithstanding the rule regarding the translation of accrued interest income described above, an accrual method U.S. Holder may elect to translate accrued interest income using the spot rate in effect on the last day of the accrual period (or, with respect to an accrual period that spans two taxable years, using the spot rate in effect on the last day of the relevant taxable year). If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate accrued interest using the spot rate in effect on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and may not be changed without the consent of the U.S. Internal Revenue Service. We urge U.S. Holders to consult with their tax advisers before making the above election.

Foreign Tax Credit

        A U.S. Holder may, subject to certain limitations, be eligible to claim a credit or deduction in respect of any taxes that are withheld from payments on the exchange notes for purposes of computing its U.S. federal income tax liability. The rules relating to foreign tax credits are extremely complex and we urge U.S. Holders to consult their own tax advisers with regard to the availability of foreign tax credits and the application of the foreign tax credit rules to their particular situation. Interest income attributable to the exchange notes generally will be treated as "passive income" or, in the case of certain U.S. Holders, "financial services income," in either case from sources outside the United States. Any foreign currency exchange gain or loss attributable to the notes generally will be treated as realized from U.S.-sources.

Sale, Exchange or Retirement of the Exchange Notes

        Upon the sale, exchange, redemption, retirement at maturity or other taxable disposition of an exchange note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount of cash and the fair market value of all other property received on the disposition (except to the extent the cash or property is attributable to accrued and unpaid interest, which is taxable as ordinary income) and the U.S. Holder's adjusted tax basis in the exchange note.

        Any gain or loss that a U.S. Holder recognizes upon the sale, exchange, redemption, retirement or other disposition of an exchange note (other than foreign currency gain or loss in respect of euro-denominated exchange notes, described below) generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder's holding period for the exchange note is more than one year. Recently enacted legislation generally reduces to 15% the maximum tax rate for long-term capital gains realized by individuals in taxable years beginning on or before December 31, 2008 (after which time the maximum rate will increase to 20%). Gain or loss from the sale or other disposition of an exchange note generally will be treated as realized from U.S. sources.

        Upon a U.S. Holder's sale, exchange, redemption, retirement or other disposition of a euro-denominated exchange note, the foreign currency amount realized will be considered to be the payment of accrued but unpaid interest (on which exchange gain or loss may be recognized as described above under "—Interest on Euro-Denominated Exchange Notes") and as a payment of principal. Exchange gain or loss will be separately computed with respect to the payment of principal on the foreign currency amount of the purchase price that is repaid to the extent that the spot rate on the date of retirement or disposition differs from the spot rate on the date such exchange note was acquired. Exchange gain or loss computed on accrued interest and principal will be recognized, however, only to the extent of total gain or loss on the sale or other disposition of an exchange note. In general, any such exchange gain or loss will be treated as ordinary income or loss realized from U.S. sources.

        If a U.S. Holder receives any foreign currency in respect of the sale, exchange, redemption, retirement or other disposition of an exchange note the U.S. Holder generally will be deemed to realize the dollar value of the foreign currency based on the spot rate in effect on the date of the sale or other disposition. A U.S. Holder's adjusted tax basis in an exchange note generally will equal the dollar value of the issue price of the exchange note based on the spot rate in effect on the date of purchase.

        With respect to exchange notes that are traded on an established securities market and held by a U.S. Holder that is a cash method taxpayer, foreign currency paid or received will be translated into dollars at the spot rate in effect on the settlement date of the purchase or sale, respectively. A U.S. Holder that is an accrual method taxpayer may elect the same treatment with respect to the purchase and sale of notes that are traded on an established securities market. The above election may not be changed without the consent of the U.S. Internal Revenue Service. We urge U.S. Holders to consult with their tax advisers before making the above election.

Additional Foreign Currency Considerations

        Foreign currency that a U.S. Holder receives as interest on, or on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note, will have a tax basis equal to its dollar value at the time the interest is received or at the time payment in respect of the sale or other disposition is received or accrued. A U.S. Holder will recognize an amount of gain or loss on a sale or other disposition of the foreign currency equal to the difference between (1) the amount of dollars, or the fair market value in dollars of the other currency or property received in the sale or other disposition, and (2) the tax basis of such foreign currency. Any such gain or loss generally will be treated as ordinary income or loss.

        A U.S. Holder that purchases an exchange note with previously owned foreign currency will recognize gain or loss in an amount equal to the difference, if any, between the U.S. Holder's tax basis in the foreign currency and the dollar value of the exchange note on the date of purchase. Any such gain or loss generally will be treated as ordinary income or loss.

Reportable Transactions

        Under recently promulgated Treasury regulations, U.S. Holders that participate in "reportable transactions" (as defined in the regulations) must attach to their federal income tax returns a disclosure statement on Form 8886. We urge U.S. Holders to consult their own tax advisers as to the possible obligation to file Form 8886 with respect to the ownership or disposition of the exchange notes, or any related transaction, including, without limitation, the disposition of any non-U.S. currency received as interest or as proceeds from the sale, exchange, retirement or other disposition of the notes.

Backup Withholding

        In general, U.S. tax information reporting requirements will apply to certain payments of principal and interest in respect of, and the proceeds of certain sales of, notes held by U.S. Holders other than certain exempt persons (such as corporations). Backup withholding of U.S. federal income tax may apply at applicable rates to payments of principal and interest and sale proceeds, if the U.S. Holder fails to provide a correct taxpayer identification number or certification of exempt status or, with respect to certain payments, if the U.S. Holder fails to report in full all interest income and the U.S. Internal Revenue Service notifies the payor of the U.S. Holder's under-reporting. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will generally be allowed as a refund or credit against the U.S. Holder's federal income tax liability if the U.S. Holder follows the required procedures.

Irish Taxation

        The following is a summary of the current Irish tax law and practice with regard to holders of the notes described in this prospectus. It does not purport to be a complete description of all of the tax considerations that may be relevant to a decision to subscribe for, buy, hold, sell, redeem, exchange or dispose of the notes and does not constitute tax or legal advice. The comments relate only to the position of persons who are the beneficial owners of the notes and coupons thereon who hold the notes as an investment and may not apply to certain classes of persons such as dealers in securities. The comments are generally based upon Irish tax law and the Revenue Commissioners of Ireland's practice as of the date hereof, which may be subject to change.

        WE URGE HOLDERS OF NOTES TO CONSULT THEIR OWN TAX ADVISERS AS TO THE PARTICULAR TAX CONSIDERATIONS FOR THEM RELATING TO THE PURCHASE,

OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY OF ANY IRISH TAX LAWS OR NON-IRISH TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

Exchange Offer

        The exchange of a note by a person who is neither resident nor ordinarily resident in Ireland will not cause that person to be subject to tax in Ireland on the exchange provided the note which is exchanged is quoted at the time of the exchange. The notes will qualify as quoted for this purpose so long as the notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange at the time of the exchange.

        While not completely free from doubt, the exchange of a note by a person who is either resident or ordinarily resident in Ireland is unlikely to be regarded as a disposal for capital gains tax purposes. However, noteholders who are either resident or ordinarily resident in Ireland are advised to consult their own tax advisers concerning the tax consequences (and, in particular, the capital gains tax consequences) of the exchange.

Withholding Tax on Interest

        Withholding tax will not apply to interest payments made by the Issuers to holders of the notes to the extent that:

  •
  the notes are represented by a global note held in bearer form, are quoted on a recognized stock exchange and carry a right to interest, referred to as "quoted eurobonds," and interest payments are made

  (i)
  by a non-Irish located agent, or

  (ii)
  by or through an Irish located paying agent and:

  —
  an appropriate form of declaration of non-Irish residence is provided to the paying agent by or on behalf of the person who is the beneficial owner of the notes and who is beneficially entitled to the interest (or, where the provisions of Irish tax legislation deem the interest to be that of some other person, by that person); or

  —
  the notes, and related coupons are held in a recognized clearing system such as Euroclear, Clearstream or DTC; or

  •
  the Issuer is a qualifying company for the purposes of Section 110 of the Taxes Consolidation Act, 1997, and the interest is paid by the Issuer to a person (1) who is tax resident in a Member State of the European Union under the law of that Member State, or in a territory with which Ireland has a double tax treaty under the law of that territory, (2) is not resident in Ireland, and (3) where the person is a company, it does not have an Irish branch or agency with which the interest is connected; or

  •
  the interest is paid in the ordinary course of business of the Issuer and the holder is an "excluded company." An "excluded company" for these purposes is a company which is tax resident in a Member State of the European Union under the law of that Member State, or in a territory with which Ireland has a double tax treaty under the law of that territory, is not tax resident in Ireland, and does not have an Irish branch or agency with which the interest is connected; or

  •
  the holder is resident in a jurisdiction which has concluded a tax treaty with Ireland which provides that Irish tax shall not be charged on Irish source interest paid to such a resident and the holder is entitled to the benefit of that exemption from Irish tax and has made all the requisite filings with the appropriate authorities to obtain relief under that treaty in advance of any interest payment and the Irish Revenue Commissioners have accordingly authorized the Issuer to pay gross.

        It is anticipated that for so long as the notes are listed on the Luxembourg Stock Exchange and/or the Irish Stock Exchange and they remain in global bearer form, they will qualify as "quoted eurobonds." It is also anticipated that interest payments on the notes will be made by the paying agent located outside Ireland. Accordingly, for so long as this is the case, the exemption from withholding tax on "quoted eurobonds" described above may apply to payments of interest on the notes.

        In all other cases, interest payments may be subject to be made net of withholding tax at the standard rate of income tax (which is currently 20%).

Encashment Tax

        A collection or encashment agent in Ireland obtaining payment of interest whether in Ireland or elsewhere on a Note or realizing in Ireland any interest on behalf of a holder of a note must withhold income tax at the standard rate, which is currently 20%. This obligation does not arise where the person that is the beneficial owner of the Note and entitled to the interest is not resident in Ireland and has made a declaration in the prescribed form and has provided that declaration to the collection or encashment agent and the interest is not deemed under the provisions of Irish tax legislation to be that of some other person. Holders should note that appointment of an Irish collection or encashment agent will (subject to the above) bring them within the charge to Irish encashment tax.

Taxation on Interest

        Interest on the notes whether paid gross or not, may be subject to Irish income tax or corporation tax, as the case may be. In general, holders that are resident or ordinarily resident in Ireland for tax purposes will be subject to Irish corporation tax or income tax with respect to interest on the notes.

        Holders that are not resident or ordinarily resident in Ireland for tax purposes may be exempt from Irish taxation in respect of interest on the notes where:

  •
  the notes constitute quoted eurobonds and the interest is paid free of withholding tax in the circumstances described above, to a person who is tax resident in a Member State of the European Union under the law of that member state, or in a territory with which Ireland has a double taxation treaty under the terms of that treaty, and is not resident in Ireland (an "excluded person");

  •
  the Issuer is a qualifying company for the purposes of Section 110 of the Taxes Consolidation Act, 1997, and the holder is tax resident in a Member State of the European Union under the law of that Member State, or in a territory with which Ireland has a double tax treaty under the law of that territory, is not resident in Ireland, and the interest is paid out of the assets of the Issuer;

  •
  the interest is paid in the ordinary course of business of the Issuer and the holder is an excluded company as described above; or

  •
  the holder is resident in a double tax treaty country and under the provisions of the relevant treaty with Ireland such person is exempt from Irish income tax on the interest.

        Ireland operates a self-assessment system of tax in respect of income and corporation tax and any person other than an excluded company, excluded person or exempt double tax treaty resident in receipt of Irish source income comes within its scope, including a person who is neither resident nor ordinarily resident.

Capital Gains Tax

        Holders resident or ordinarily resident in Ireland may be subject to Irish capital gains tax on any gain realized on the disposal (including redemptions) of the notes at the rate of 20% on taxable capital gains, subject to any applicable relief.

        Holders that are neither resident nor ordinarily resident in Ireland will not be subject to Irish capital gains tax on any gain realized on the disposal (including redemptions) of notes unless the notes either (1) are or were held for the purposes of a trade or business carried on by the holder in Ireland; or (2) cease to be quoted and derive the greater part of their value from Irish land, minerals or exploration, or exploitation rights.

Stamp Duty

        No Irish stamp duty will be payable on the issue, transfer or exchange of the notes.

Capital Acquisitions Tax

        A gift or inheritance consisting of any of the notes will generally be within the charge to Irish capital acquisitions tax if either (1) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (2) if the notes are Irish situated property. It is expected that the notes for so long as they remain in bearer form, would not be Irish situated property unless they are physically located in Ireland or if registered there is a register of such notes maintained in Ireland.

European Union Savings Tax Directive

        On June 3, 2003 the Council of the European Union, or Ecofin, approved a directive regarding the taxation of interest income. By provisions implementing the directive each EU Member State must require paying agents (within the meaning of the directive) established within its territory to provide to the competent authority of this state details of the payment of interest made to any individual resident in another EU Member State as the beneficial owner of the interest. The competent authority of the EU Member State of the payment agent (within the meaning of the directive) is then required to communicate this information to the competent authority of the EU Member State of which the beneficial owner of the interest is a resident.

        For a transitional period, Austria, Belgium and Luxembourg may opt instead to withhold tax from interest payments within the meaning of the directive at a rate of 15% starting January 1, 2005, of 20% as from January 1, 2008 and 35% as from January 1, 2011. If the application of the provisions of the directive is delayed these dates will be postponed accordingly.

        The proposed directive must be implemented by the EU Member States by January 1, 2004. The member states must apply the respective provisions as from January 1, 2005 provided that (1) Switzerland, Liechtenstein, San Marino, Monaco and Andorra apply from that same date measures equivalent to those contained in the directive, in accordance with agreements entered into by them with the European Community and (2) also all the relevant dependent or associated territories (the Channel Islands, the Isle of Man and the dependent or associated territories in the Caribbean) apply from that same date automatic exchange of information or, during the transitional period described above, apply a withholding tax in the described manner. The Council must adopt a new date for the application of the provisions unless it decides at the latest on July 1, 2004 that the conditions will be met in time.

        In view of the conditions mentioned before, it is presently not yet possible to predict when the directive will ultimately be applicable.

        Holders who are individuals should note that the Issuer will not pay Additional Amounts in respect of any withholding tax imposed as a result of this EU directive. See "Description of the Senior Notes—Withholding Taxes" and "Description of the Senior Subordinated Notes—Withholding Taxes."

Valentia, eircom Funding and Valentia Holdings

        If any of Valentia, eircom Funding and Valentia Holdings cease to be Irish tax resident, that company would be subject to Irish corporation tax on the excess of the value of its chargeable assets (including shares of subsidiaries held by the company) over its tax basis in those assets, in each case determined on the date the company ceases to be Irish resident. Furthermore, in the case of Valentia, interest on its indebtedness would not be deductible for Irish income tax purposes against the taxable income of eircom and the other members of eircom's tax group. If Valentia, eircom Funding or Valentia Holdings was tax resident in the United Kingdom, the income and gains realized by that company generally would be subject to U.K. corporation tax. So long as central management and control of each company, and in the case of Valentia Holdings effective management, takes place in Ireland, however, each company should be regarded as a tax resident of Ireland by both the Irish Revenue and the U.K. Inland Revenue.

        Since the determination of whether the central management and control and effective management of a company takes place in Ireland is a complex determination that depends on all of the relevant facts and circumstances that are applicable to the company from time to time, there can be no assurance that a tax authority will not assert that Valentia, eircom Funding or Valentia Holdings is tax resident outside Ireland. We believe, however, that each of Valentia, eircom Funding and Valentia Holdings will properly be treated as a tax resident of Ireland on the basis that central management and control and, in the case of Valentia Holdings effective management, of each company takes place in Ireland, and we expect that each of Valentia, eircom Funding and Valentia Holdings will conduct its business so that it will continue to be treated as a tax resident of Ireland.

United Kingdom Taxation

        The following is a general description of certain UK tax consequences relating to the notes based on current law and practice in the UK. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective holders who may be subject to tax in a jurisdiction other than in the UK or who may be unsure as to their tax position should seek their own professional advice.

Information reporting requirements

        Any Paying Agent or other person through whom interest is paid to, or by whom interest is received on behalf of, an individual (whether resident in the UK or elsewhere) may be required to provide information in relation to the payment and the individual concerned to the UK Inland Revenue. The UK Inland Revenue may communicate information to the tax authorities of other jurisdictions.

Guarantee Payments by Valentia Holdings

        Although the position is not clear, the better view, based on a consideration of the reported cases, is that a payment by Valentia Holdings in respect of interest owed by eircom Funding under the Subordinated Holdings Guarantee will not be regarded as having a United Kingdom source for United Kingdom tax purposes. On that basis, no requirement to deduct or withhold on account of United Kingdom income tax in respect of such payment would apply to Valentia Holdings or any Paying Agent acting in his capacity as such. The existing case law authority is, however, equivocal and there remains some risk that such payments could be treated as having a United Kingdom source in which case, subject to any relief under an applicable double tax treaty or any applicable exemption, there might be a requirement on such persons to deduct or withhold tax from such payments.

ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (which we refer to as ERISA), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code (which we refer to as the Code) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (which we refer to as Similar Laws), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (which we refer to as a Plan).

Prohibited Transaction Laws

        Section 406 of ERISA and Section 4975 of the Code prohibit a Plan subject to Title I of ERISA or Section 4975 of the Code (which we refer to as an ERISA Plan) from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which either of the Issuers or any of the Initial Purchasers is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs that may apply to the acquisition and holding of the notes. These class exemptions include, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although we cannot assure you that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation of any applicable Similar Laws.

        Each purchaser and subsequent transferee of a Note will be deemed to have represented and warranted that either:

  (1)
  no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any employee benefit plan subject to ERISA, any plan, individual retirement account or other arrangement subject to Section 4975 of the Code or any applicable Similar Law, or any entity whose underlying assets are considered to include "plan assets" or any such plan, account or arrangement; or

  (2)
  the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of, or with the assets or, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

PLAN OF DISTRIBUTION

        Any broker-dealer who holds outstanding notes that were acquired for the account of such broker-dealer as a result of market-making activities or other trading activities (other than outstanding notes acquired directly from Valentia or eircom Funding or any "affiliate" (as defined in Rule 405 of the U.S. Securities Act of 1933) of Valentia or eircom Funding), may exchange such outstanding notes pursuant to the exchange offer. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must represent that it will deliver a prospectus meeting the requirements of the U.S. Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 90 days after the effective date of the registration statement which includes this prospectus, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sales of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the U.S. Securities Act and any profit on any such resale of exchange notes and any commissions of concessions received by any such persons may be deemed to be underwriting compensation under the U.S. Securities Act. The letter of transmittal states that by representing that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the U.S. Securities Act.

        We have agreed to pay all expenses incidental to an exchange offer or shelf registration; however in the latter case, we will pay the expenses of only one counsel to represent owners of each series of notes (while they remain transfer restricted securities). We will indemnify the owners of each series of the notes (including any broker-dealers) against certain liabilities, including liabilities under the U.S. Securities Act.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

        Valentia, eircom and eircom Funding are companies organized and existing under the laws of Ireland, and a majority of our directors and executive officers live outside the United States. A substantial portion of our assets, and those of our directors and executive officers who are not U.S. residents, are located outside the United States. As a result, it may not be possible for investors:

  •
  to effect service of process within the United States on us or on these directors and executive officers; or

  •
  to enforce against them judgments of U.S. courts based on the civil liability provisions of U.S. federal or state securities laws.

        We have been advised by A&L Goodbody, our Irish counsel, that:

  •
  subject to various conditions and exceptions, a final judgment for a definite sum of money obtained in the federal or state courts of New York based upon the civil liability provisions of the federal securities laws of the United States generally would be accepted by Irish courts;

  •
  subject to various conditions and exceptions, the Irish courts would give effect to the provisions of agreements governed by and construed in accordance with the laws of the State of New York; and

  •
  there is doubt as to whether the civil liabilities provisions of the United States securities laws would be enforced against us in an original action before the Irish Courts.

        Freshfields Bruckhaus Deringer, our English counsel, has advised us that there is doubt as to the direct enforceability in England against us, in an original action or in an action for the enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon the federal securities laws of the United States.

LEGAL MATTERS

        Certain legal matters in connection with this exchange offer will be passed upon for us by Debevoise & Plimpton, as to matters of United States federal and New York law, Freshfields Bruckhaus Deringer, as to matters of English law, and by A&L Goodbody, as to matters of Irish law.

EXPERTS

        The financial statements of Valentia Telecommunications as of March 31, 2002 and 2003 (successor), and for the period from November 2, 2001 to March 31, 2002 (successor), and the year ended March 31, 2003 (successor) and the financial statements of eircom Limited (predecessor) for the year ended March 31, 2001, and for the period from April 1, 2001 to November 1, 2001, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of eircom Limited as of March 31, 2002 and 2003 and for each of the three years in the period ended March 31, 2003, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of eircom Funding as of March 31, 2003 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The address of PricewaterhouseCoopers is Wilton Place, Dublin 2, Ireland.

LISTING AND GENERAL INFORMATION

Listing

        The outstanding notes are listed on the Irish Stock Exchange and the Luxembourg Stock Exchange. It is expected that the exchange notes will be listed on the Irish Stock Exchange and the Luxembourg Stock Exchange following completion of the exchange offer in accordance with the rules of those exchanges.

Irish Listing Information

        The listing of the exchange notes on the Irish Stock Exchange will be expressed in euro. Transactions will normally be effected for settlement on the third business day after the day of the transaction.

        For so long as the exchange notes are listed on the Irish Stock Exchange and the rules of that exchange require, copies of the following documents may be inspected during usual business hours at the registered offices of the Issuers and the transfer agent and paying agent in Ireland during normal business hours on any weekday from the date hereof until the date falling 14 days after the exchange notes are listed on the Irish Stock Exchange:

  (i)
  the memorandum and articles of Valentia, eircom Funding, eircom and Valentia Holdings;

  (ii)
  the consolidated audited financial statements of Valentia for the financial period ended March 31, 2002 and for the financial year ended March 31, 2003 and the auditors report thereon;

  (iii)
  the consolidated audited financial statements of eircom for each of the two financial years ended March 31, 2003 and the auditors report thereon;

  (iv)
  the audited financial statements of eircom Funding for the financial period from July 15, 2002 to March 31, 2003 and the auditors report thereon;

  (v)
  any interim financial statements published by Valentia, eircom Funding, eircom or Valentia Holdings;

  (vi)
  the consent referred to under "—Reports," below; and

  (vii)
  the following documents;

  (a)
  Senior Indenture;

  (b)
  Senior Subordinated Indenture;

  (c)
  the deposit and custody agreements relating to the notes;

  (d)
  the Notes Registration Rights Agreements; and

  (e)
  purchase agreement relating to the notes, as of the date of this prospectus, between the Issuers and the Initial Purchasers.

        The name and address of the Irish transfer and paying agent is AIB/BNY Fund Management, (Ireland) Limited, Guild House, Guild Street, IFSC, Dublin 1, Ireland.

Luxembourg Listing Information

        Prior to listing of the exchange notes on the Luxembourg Stock Exchange, a legal notice relating to the issue of the notes and the certified organizational documents of each of the Issuers will be deposited with the Chief Registrar of the District Court in Luxembourg, the Luxembourg Trade and Companies Registrar, where such documents may be examined and copies obtained free of charge. The

Articles of Association of each of the Issuers will be published in the Memorial Journal Officiel du Grand Duché de Luxembourg, Recueil des Sociétés et Associations. They may be inspected by any interested person at the Registre du Commerce du Tribunal d'Arrondissement de et à Luxembourg. Notice of any additional redemption, change of control or any change in the rate of interest payable on the exchange notes will be published in a Luxembourg newspaper of general circulation (which is expected to be the Luxemburger Wort).

        For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, copies of the following documents may be inspected and obtained free of charge at the specified office of the listing agent in Luxembourg during normal business hours on any weekday:

  (i)
  the organizational documents of each of Valentia, eircom Funding, eircom and Valentia Holdings;

  (ii)
  our most recent audited consolidated financial statements for the year ended March 31, 2003;

  (iii)
  all future annual and quarterly financial statements published by Valentia, eircom Funding, eircom and Valentia Holdings;

  (iv)
  the purchase agreement relating to the notes as of the date of this prospectus, between the Issuers and the Initial Purchasers;

  (v)
  the Senior Indenture and the Senior Subordinated Indenture relating to the notes (which includes the form of the notes); and

  (vi)
  the Notes Registration Rights Agreements.

        So long as the notes are listed on the Luxembourg Stock Exchange the Issuers will maintain a paying and transfer agent in Luxembourg. The Issuers reserve the right to vary such appointment and will publish notice of such change of appointment in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

        The name and address of the Luxembourg transfer and paying agent is The Bank of New York, (Luxembourg) SA, Aerogolf Centre, 1A, Hoehenhof, 1-1736 Senningerberg Luxembourg.

        The name and address of the trustee is The Bank of New York, One Canada Square, London E14 5AL United Kingdom.

        The financial year of Valentia, eircom Funding, eircom and Valentia Holdings ends March 31 and separate financial statements for Valentia, eircom and Valentia Holdings for the financial year ending March 31, 2004 will be prepared. These will be available free of charge at the office of the Luxembourg paying agent.

        Valentia, eircom and Valentia Holdings prepare only consolidated and not unconsolidated financial statements. eircom Funding has no subsidiaries and prepares only financial statements in respect of itself.

        The net proceeds of the initial offering of the notes were approximately €1.019 billion (assuming certain fees relating to both our new credit facility and the offering were allocated equally between the new credit facility and the initial offering).

Clearing information

        The notes have been accepted for clearance through DTC, Euroclear and Clearstream. The senior notes are represented by the Euro Senior Global Note with the ISIN of XS0178927389 and a Common Code of 017892738. The dollar denominated senior subordinated notes are represented by the Dollar Global Note with the ISIN of US28257PAC95, a Common Code of 017952935 and a CUSIP of

28257PAC9. The euro denominated senior subordinated notes are represented by the Euro Senior Subordinated Global Note with the ISIN of XS0178927629 and a Common Code of 017892762.

Reports

        PricewaterhouseCoopers have given and not withdrawn their written consent to the inclusion herein of their reports, in the form and context in which they are included, and have authorized the contents of that part of the prospectus.

Legal information

Valentia Telecommunications

        Valentia is an unlimited public company. Valentia was incorporated under the Companies Acts of Ireland as Portweg Limited a limited liability company on December 14, 1998. It changed its name to Invensys Limited on March 4, 1999, and then to Valentia Telecommunications Limited on May 8, 2001. It re-registered as a public limited company on July 28, 2003 and immediately thereafter re-registered as an unlimited public company on the same day (that is, July 28, 2003).

        The registered office of Valentia is 25/28 North Wall Quay, Dublin 1, Ireland. Its registration number is 298420.

        Valentia's principal shareholder is Valentia Holdings which holds all of Valentia's issued share capital other than six ordinary shares that are held by six nominees in trust for Valentia Holdings.

        Pursuant to its memorandum of association, the principal corporate objects of Valentia are:

  To carry on the business of a holding company and for such purpose to acquire and hold, either in the name of the company or in the name of any nominee or agent, any shares, stocks, bonds, debentures or debenture stock (whether perpetual or not), loan stock, notes, obligations or other securities or assets of any kind, whether corporeal or incorporeal (as "Securities") issued or guaranteed by any company and similarly to acquire and hold as aforesaid any Securities issued or guaranteed by any government, state, ruler, commissioners, or other public body or authority (and whether sovereign, dependent, national, regional, local or municipal) and to acquire any Securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise and whether or not fully paid up, and to subscribe for the same subject to the terms and conditions (if any) as may be thought fit and to exercise and enforce all rights and powers conferred by or incident to the ownership of any Securities including, without limitation, all such powers of veto or control as may be conferred by virtue of the holding by the company of some special proportion of the issued or nominal amount thereof.

        Valentia's authorized share capital is €1,170,001,000 divided into 630,001,000 ordinary shares of €1 each. Its issued share capital is €359,940,106 divided into 359,940,106 ordinary shares issued at par value.

        The creation and issuance of the senior notes and the guarantee on the senior subordinated notes was authorized by a resolution of the board of directors of Valentia, dated July 29, 2003.

        For the names, business addresses and functions of the directors of Valentia, see "Management."

        We have set forth the audited consolidated financial statements of Valentia Telecommunications Limited as of March 31, 2003 and 2002, the period from November 2, 2001 and March 31, 2002 and for the year ended March 31, 2003 on pages F-2 to F-67 of this prospectus.

  Capitalization

        The following table sets forth the consolidated capitalization for Valentia as of August 31, 2003.

        The table below should be read in conjunction with Valentia's audited consolidated financial statements and related notes thereto included elsewhere in this prospectus.

As of August 31, 2003 Actual
(in millions)
Cash and cash equivalents	€59

Short-term debt
Other debt	€57

Total short-term debt(1)	€57

Long-term debt
Bank credit facility(1)(2)	1,193
Senior notes due 2013	550
Senior subordinated notes due 2013(3)	510
Transaction costs	(57)

Total long-term debt	2,196

Total debt	2,253
Consolidated shareholders' funds	282

Total Capitalization	€2,535

(1)
The new credit facility included a term loan tranche for the purpose of repaying our short-term debt, which was scheduled to become due on various dates from July through December 2003. Our short-term debt was €57 million as of August 31, 2003. As of September 30, 2003, we had repaid or prepaid all of this outstanding short-term debt using the term loan tranche available for that purpose.

(2)
As of August 31, 2003, we had €150 million of unused borrowing capacity under the revolving credit facility. See "Description of Other Indebtedness—New Credit Facility."

(3)
Includes $250 million in dollar denominated senior subordinated notes converted into euro using an exchange rate of €1.00=$1.1131. This represents the rate at which we swapped the proceeds of the dollar denominated senior subordinated notes.

eircom

        eircom is a private limited company. It was incorporated under the Companies Acts of Ireland on December 15, 1983 and re-registered as a private limited company on February 26, 2002.

        The registered office of eircom is 114 St. Stephen's Green West, Dublin 2, Ireland. Its registration number is 98789.

        eircom's sole shareholder is Valentia.

        Pursuant to its memorandum of association, the principal corporate objects of eircom are as follows:

  To provide communications services together with any other services which may be advantageously carried on separately or in connection therewith, including Internet, multimedia, interactive,

  e-commerce services or activities, systems supply and integration, broadband services, software development and distribution, consultancy and/or broadcasting.

        eircom's authorized share capital is €750 million, divided into three billion ordinary shares, each with a par value of €0.25. Its issued share capital is approximately €552 million, divided into 2,207,826,690 ordinary shares.

        The guarantees of the senior notes and the senior subordinated notes were authorized by a resolution of the board of directors of eircom, dated July 29, 2003.

        All of the directors of Valentia are also directors of eircom other than Mr. Carroll. For details of their names, business addresses and functions, see "Management."

        We have set forth the audited consolidated financial statements of eircom as of March 31, 2002 and 2003 and for each of the three years ended March 31, 2003 on pages F-68 to F-127 to the financial statements.

  Capitalization

        The following table sets forth the consolidated capitalization for eircom as of August 31, 2003.

        The table below should be read in conjunction with eircom's audited consolidated financial statements and related notes thereto included elsewhere in this prospectus.

As of August 31, 2003 Actual
(in millions)
Cash and cash equivalents	€59

Short-term debt
Other debt	€57

Total short-term debt(1)	57
Consolidated shareholders' funds	1,046

Total Capitalization	€1,103

(1)
The new credit facility included a term loan tranche for the purpose of repaying our short-term debt, which was scheduled to become due on various dates from July through December 2003. Our short-term debt was €57 million as of August 31, 2003. As of September 30, 2003, we had repaid or prepaid all of this outstanding short-term debt using the term loan tranche available for that purpose.

eircom Funding

        eircom Funding is an unlimited public company. It was incorporated under the Companies Acts of Ireland on July 15, 2002 as a public limited company and was re-registered as an unlimited public company on July 28, 2003.

        The registered office of eircom Funding is 25/28 North Wall Quay, Dublin 1, Ireland. Its registration number is 359251.

        eircom Funding's principal shareholder is eircom Funding (Holdings) Limited, a wholly-owned subsidiary of Valentia which holds all of eircom Funding's issued share capital other than six ordinary shares, which are held by six wholly-owned subsidiaries of eircom Funding (Holdings) Limited in trust for eircom Funding (Holdings) Limited.

        Pursuant to its memorandum of association, the principal corporate objects of eircom Funding are to carry on the business of financing and re-financing whether on a secured basis or not, including managing financial assets.

        eircom Funding's authorized share capital is €40,000, divided into 40,000 ordinary shares, each with a par value of €1. Its issued share capital is €40,000, divided into 40,000 ordinary shares of which 7 ordinary shares are fully paid up and the remaining 39,993 ordinary shares are paid up to one quarter of the nominal value of the issued share capital (i.e. €10,000).

        The creation and issuance of the senior subordinated notes was authorized by a resolution of the board of directors of eircom Funding, dated July 29, 2003.

        For the names, business addresses and functions of the directors of eircom Funding, see "Management."

  Capitalization

        We have set forth selected Irish GAAP financial information of eircom Funding as of March 31, 2003 and for the period from July 15, 2002 to March 31, 2003 on pages F-128 to F-131 to the financial statements.

        The following table sets forth the capitalization for eircom Funding as of August 31, 2003.

        The table below should be read in conjunction with eircom Funding's audited financial statements and related notes thereto included elsewhere in this prospectus.

As of August 31, 2003 Actual
(in millions)
Cash and cash equivalents	€—

Long-term debt
Senior subordinated notes due 2013(1)	510

Total long-term debt	510

Total debt	510
Consolidated shareholders' funds	—

Total Capitalization	€510

(1)
Includes $250 million in dollar denominated senior subordinated notes have been converted into euro using an exchange rate of €1.00=$1.1131. This represents the rate at which we swapped the proceeds of the dollar denominated senior subordinated notes received at closing.

Valentia Holdings

        Valentia Holdings is a private limited company registered in England and Wales and was incorporated under the Companies Act 1985, as amended, of the United Kingdom on July 9, 2003.

        The registered office of Valentia Holdings is 20-22 Bedford Row, London WC1R 4JS United Kingdom. Its registered number is 4827199.

        For information relating to Valentia Holdings' principal shareholders, see "Shareholders and Related Party Transactions—Major Shareholders."

        Pursuant to its memorandum of association, the principal corporate objects of Valentia Holdings are to acquire the entire issued share capital of Valentia, generally to carry on the business of a holding company and to enter into such commercial or other transactions in connection with any trade or business of Valentia Holdings as the board of directors of Valentia Holdings considers is desirable for the purpose of Valentia Holdings' affairs.

        Valentia Holdings' authorized share capital is €389,435,502 divided into: A, B and E ordinary shares; C shares; ESOT preference shares; balancing voting deferred shares; non-voting deferred shares; non-voting adviser preference shares 2008; and non-voting third party preference shares 2009; and redeemable preference shares. See "Shareholders and Related Party Transactions—Share Capital."

        The guarantees of the senior subordinated notes were authorized by a resolution of the board of directors of Valentia Holdings, dated July 29, 2003.

        All of the directors of Valentia Holdings are also directors of Valentia. See "Management" for details of their names, business addresses and functions.

        Valentia Holdings will publish annual audited financial statements in December of each year commencing in 2003. Valentia Holdings' auditors are PricewaterhouseCoopers.

  Capitalization

        The following table sets forth the consolidated capitalization for Valentia Holdings as of August 31, 2003.

        The table below should be read in conjunction with Valentia Holdings' audited financial statements and related notes thereto included elsewhere in this prospectus.

As of August 31, 2003 Actual
(in millions)
Short-term debt
Other debt	€57

Total short-term debt(1)	57

Long-term debt
Bank credit facility(1)	1,193
Senior notes due 2013	550
Senior subordinated notes due 2013(2)	510
Transaction costs	(57)

Total long-term debt	2,196

Total debt	2,253
Consolidated shareholders' funds	346

Total Capitalization	€2,599

(1)
The new credit facility included a term loan tranche for the purpose of repaying our short-term debt, which was scheduled to become due on various dates from July through December 2003. Our short-term debt was €57 million as of August 31, 2003. As of September 30, 2003, we had repaid or prepaid all of this outstanding short-term debt using the term loan tranche available for that purpose.

(2)
Includes $250 million in dollar denominated senior subordinated notes converted into euro using an exchange rate of € 1.00=$1.1131. This represents the rate at which we swapped the proceeds of the dollar denominated senior subordinated notes received at closing.

  Prospectus

        Except as disclosed in this prospectus:

  •
  there has been no significant change in our financial or trading position or material adverse change in our financial position or prospects since March 31, 2003; and

  •
  we have not been involved in any litigation or arbitration proceedings (including any such proceedings which are pending or threatened of which we are aware) which may have or have had in the recent past (covering at least 12 months) a significant effect on our financial position.

GLOSSARY

"ADSL" or "Asymmetrical Digital Subscriber Line"	an access technology that allows voice and high-speed data to be sent simultaneously over local exchange service copper facilities.
"ADSL Bitstream access"
a broadband access product which utilizes ADSL in the local loop point of presence and then transports across the network to an ADSL regional point of presence. It allows a voice and an ADSL service to be integrated over the same two-wire copper pair.
"Agency re-billing"
effectively enables an operator to bill the end customer for all services delivered over a particular line. A prerequisite for this service is that the end customer must have already taken carrier pre-selection for all call types with the relevant operator.
"ARO" or "Access Reference Offer"	details an offering of new access service to all access seekers.
"ATM" or "Asynchronous Transfer Mode"
an international ISDN high-speed, high-volume, packet-switching protocol which supplies bandwidth on demand and divides any signal (voice, date or video) into efficient, manageable packets for ultra-fast switching.
"Broadband"
a descriptive term for evolving digital technologies that provide consumers with a signal-switched facility offering integrated access to voice, high-speed data service, video-demand services and interactive delivery services (typically at speeds greater than 512kbit/s).
"Business IP+"	a service that allows multi-site customers to build data networks between sites and is carried on a separate network from the public Internet and is therefore secure.
"CPI"	consumer price index.
"DECT"	digital enhanced cordless technology.
"DSL"	digital subscriber line.
"Frame relay"	frame relay is a high-speed open protocol that is more efficient than packet switching and is particularly suited to data-intensive applications such as connecting local area networks.
"FRIACO" or "Flat Rate Internet Access Call Origination"	an un-metered interconnection service that provides capacity from originating customers to the point of connection of an operator.
"Gbit/s"	gigabits per second.
"GSM"	global system for mobile communications.
"Interconnect"	the connection of one telecom operator's network to another or of a piece of telephone equipment to the telephone network.
"Interconnection charge"	the charge levied for interconnection.

"Internet"	a public network based on a common communication protocol which supports communication through the world wide web.
"IP" or "internet protocol"	the communications standard that defines the unit of information passed between computer systems that provides a basic packet delivery service.
"ISDN" or "integrated services digital network"	an international standard which enables high speed simultaneous transmission of voice and/or data over an existing public network. An ISDN line consists of between 16 and 30 access channel.
"ISP" or "internet service provider"	a company providing Internet access.
"Kbit/s"	Kilobits per second.
"LAN" or "local area network"	a short distance data network used to link together computers through a main control center, enabling access to a centralized database.
"Managed Internet"	a service that provides a business IP+ customer with an Internet connection directly from their IP network and allows all sites on the customer's network to access this gateway to the Internet.
"Managed-site payphone"	a public payphone for which the operator provides installation, maintenance and cash collection services, as well as owning the telephone line and setting the tariffs.
"Mast access"	a procedure for safe working on masts, antennas, feeders and channel combining equipment.
"Mbits/s"	Megabits per second.
"Narrowband"	a network or circuit capacity of less than 64bit/s.
"Next Generation Network"	a network characterized by high standards both in terms of network protection and traffic restoration, through which an operator is able to provide innovative services to its customers.
"Number portability"	the ability of a customer to transfer from one telecom operator to another and retain the original number.
"Packet switching"
the process of routing and transferring data by means of addressed packets, so that a channel is occupied during the transmission of the packet only, and upon completion of the transmission, the channel is made available for the transfer of other traffic.
"Partial private circuits"
a service consisting of the provision of capacity from a customer's premises to an operator's point of connection, whereby the operator's network will be physically and logically linked to our network.
"PCM" or "pulse-code modulation"	modulation in which a signal is sampled, and the magnitude (with respect to a fixed reference) of each sample is quantized and digitized for transmission over a common transmission medium.

"PDH" or "plesiochronous digital hierarchy"	refers to the DS1/DS2/DS3 (digital signal) family of signals which were developed as an asynchronous multiplexed hierarchy for transmission systems.
"PSTN" or "public switched telephone network"	a domestic telecommunications network usually accessed by telephones, key telephone systems, private branch exchange trunks and data arrangements. A PSTN line consists of a single access channel.
"rate-adaptive DSL"	a flexible version of DSL that can be used to reach customers at distances beyond the reach of fixed-rate ADSL on a given line.
"Remote access service"	a service that allows the customer to dial into the customer's network via the Internet.
"RIO"	Reference Interconnect Offer.
"Signalling connect control point"
the roaming signalling service which enables a mobile operator's customers roaming abroad to make and receive calls on the networks of their mobile operator's roaming partners and to enable customers of such roaming partners to make and receive calls when roaming on the mobile operator network in Ireland.
"SMS" or "short messaging service"	enables transmissions of alphanumeric messages of up to 160 characters among mobile subscribers, which is only available on digital networks.
"Switched data services"
services that are used to transfer data between specific points in a network by means of electronic, optical or electromechanical routing of signals, including frame relay, asynchronous transfer mode, and packet switching.
"Traffic"	calls or other transmissions being sent and received over a communications network.
"Transit services"	conveyance services provided by a network between two points of interconnection. It is a service that links two networks that are not interconnected.
"Unbundled local loop"
under the provision of the regulations of the European Parliament and European Council on Unbundled Access to the Local Loop, we are obliged to provide unbundled local access services to other licensed operators and to publish an access reference offer or ARO, which describes the access services we offer. Unbundled local access comprises physical co-location in order to access the unbundled local metallic path or line sharing.
"Virtual private network"	a switched network with special services such as abbreviated dialing.

INDEX TO FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements of Valentia Telecommunications Limited as of 31 March 2003 and 2002 (successor), the year ended 31 March 2003 (successor), the period from 2 November 2001 to 31 March 2002 (successor), the period from 1 April 2001 to 1 November 2001 (predecessor) and for the year ended 31 March 2001 (predecessor).
Report of Independent Auditors	F-2
Consolidated Profit and Loss Account	F-3
Consolidated Balance Sheet	F-4
Consolidated Cashflow Statement	F-5
Note of Historical Cost Profits and Losses	F-6
Reconciliation of Movements in Shareholders' Funds	F-7
Notes to the Consolidated Financial Statements	F-8
Audited Consolidated Financial Statements of eircom Limited as of 31 March 2002 and 2003 and for each of the three years ended 31 March 2003.
Report of Independent Auditors	F-75
Consolidated Profit and Loss Account	F-76
Consolidated Balance Sheet	F-77
Consolidated Cashflow Statement	F-78
Note of Historical Cost Profits and Losses	F-79
Reconciliation of Movements in Shareholders' Funds	F-80
Notes to the Consolidated Financial Statements	F-81
Audited Financial Statements of eircom Funding plc as of 31 March 2003.
Report of Independent Auditors	F-139
Profit and Loss Account	F-140
Balance Sheet	F-141
Notes to the Financial Statements	F-142

REPORT OF INDEPENDENT AUDITORS

        To the Directors and Shareholders of Valentia Telecommunications Limited

        We have audited the accompanying consolidated balance sheets of Valentia Telecommunications Limited (successor company) and subsidiaries (collectively the "Group") as at 31 March 2002 and 31 March 2003, and the related consolidated results of their operations, cashflows, and movements in shareholders' funds for the period from 2 November 2001 to 31 March 2002 and for the year ended 31 March 2003. We have also audited the consolidated results of their operations, cashflows, and movements in shareholders' funds of eircom Limited (predecessor company) and subsidiaries for the year ended 31 March 2001 and for the period from 1 April 2001 to 1 November 2001. These consolidated financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards in Ireland and in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Valentia Telecommunications Limited (successor company) as at 31 March 2002 and 31 March 2003 and the results of their operations and cash flows for the period from 2 November 2001 to 31 March 2002 and for the year ended 31 March 2003, and the results of their operations and cashflows of eircom Limited (predecessor company) for the year ended 31 March 2001 and for the period from 1 April 2001 to 1 November 2001, in conformity with generally accepted accounting principles in Ireland.

        As discussed in note 22 to the consolidated financial statements, the Group changed its method of accounting for deferred taxation in 2002 in accordance with accounting principles generally accepted in Ireland. The change has been accounted for by restating comparative information at 31 March 2001, and for the year then ended.

        Generally accepted accounting principles in Ireland vary in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). The application of the latter would have affected the determination of consolidated results for the periods noted above and the determination of consolidated equity shareholders' funds at 31 March 2002 and 31 March 2003 to the extent outlined in Note 37 to the consolidated financial statements.

PricewaterhouseCoopers
Dublin, Ireland
July 11, 2003

Valentia Telecommunications Limited

Consolidated Profit and Loss Account

		Predecessor						Successor
		Financial Year ended 31 March 2001			For the financial period from 1 April 2001 to 1 November 2001			For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	Note	Continuing Business	Discontinued Business	Total	Continuing Business	Discontinued Business	Total	Total Continuing	Total Continuing
		(in millions)
Turnover	3	€1,540	€618	€2,158	€946	€122	€1,068	€699	€1,682
Cost of sales		(365)	(232)	(597)	(294)	(30)	(324)	(214)	(499)

Gross profit		1,175	386	1,561	652	92	744	485	1,183
Operating costs	4	(726)	(179)	(905)	(433)	(48)	(481)	(241)	(648)

Contribution on ordinary activities		449	207	656	219	44	263	244	535
Depreciation	14	(346)	(88)	(434)	(213)	(13)	(226)	(188)	(399)
Exceptional fixed asset impairment		—	—	—	(49)	—	(49)	—	—

		103	119	222	(43)	31	(12)	56	136
Exceptional charges	5	(21)	(11)	(32)	(93)	(8)	(101)	—	(13)
Goodwill amortised on subsidiary undertakings	15	(5)	(10)	(15)	(5)	—	(5)	(16)	(38)

Group operating profit/(loss) before group share of associated undertakings		77	98	175	(141)	23	(118)	40	85
Group's share of operating losses of associated undertakings		—	—	—	—	—	—	(1)	—
Goodwill amortised on associated undertakings		—	(8)	(8)	(2)	—	(2)	—	—

Total operating profit/(loss)		€77	€90	€167	€(143)	€23	€(120)	€39	€85
Exceptional gain on the disposal of fixed assets				24			2	—	2
Exceptional gain on the disposal of subsidiaries				—			—	—	1
Exceptional provision for exit from certain International and Multi-Media activities	6			(113)			(3)	—	—
Exceptional costs arising on Demerger of mobile business	7			—			(59)	—	—
Amounts written off financial assets and investments held as current assets	8			—			(12)	—	—

Profit/(loss) on ordinary activities before interest and taxation				78			(192)	39	88
Exceptional interest payable and similar charges	9			—			—	(54)	—
Interest payable and similar charges (net)	10			(12)			(7)	(52)	(134)
Profit/(loss) on ordinary activities before taxation				66			(199)	(67)	(46)
Tax credit/(charge) on profit/(loss) on ordinary activities	11			9			43	(8)	6

Profit/(loss) on ordinary activities after taxation				75			(156)	(75)	(40)
Minority interests				(6)			(2)	—	—

Profit/(loss) attributable to group shareholders				69			(158)	(75)	(40)
Dividend in specie on the Demerger of Eircell	12			—			(176)	—	—
Dividend paid and proposed	13			(90)			(11)	(12)	(22)

Loss absorbed for the financial period				€(21)			€(345)	€(87)	€(62)

The accompanying notes are an integral part of these consolidated financial statements

Valentia Telecommunications Limited

Consolidated Balance Sheet

		Successor
		As at
	Notes	31 March 2002	31 March 2003
		(in millions)
Fixed assets
Tangible fixed assets	14	€2,462	€2,257
Goodwill	15	748	710

		3,210	2,967

Current assets
Stocks	16	14	10
Debtors: amounts falling due within one year	17	382	313
Debtors: amounts falling due after more than one year	17	208	192
Assets held for resale	18	150	—
Cash at bank and in hand		316	440

		1,070	955

Creditors: Amounts falling due within one year:
Loans and other debt	19	(134)	(106)
Other creditors	21	(682)	(595)
Proposed dividend		(12)	(34)

		(828)	(735)

Net current assets		242	220

Total assets less current liabilities		3,452	3,187

Creditors: amounts falling due after more than one year:
Loans and other debt	19	(2,280)	(2,125)
Provisions for liabilities and charges	22	(346)	(293)
Capital grants	23	(14)	(12)

		(2,640)	(2,430)

Net assets		€812	€757

Capital and reserves
Called up share capital
—Equity share capital	24	€108	€108
—Non-equity share capital	24	252	252
Equity reserves
—Share premium	25	539	539
—Revenue reserves	25	(87)	(149)
—Revaluation Reserves	25	—	7

Shareholders' funds		€812	€757

The accompanying notes are an integral part of these consolidated financial statements

Valentia Telecommunications Limited

Consolidated Cashflow Statement

			Predecessor		Successor
	Notes		Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
			(in millions)
Net cash inflow from operating activities	27(a	)	€575	€172	€146	€497
Returns on investments and servicing of finance	27(b	)	(1)	(10)	(97)	(140)
Taxation (paid)/refunded	27(c	)	(138)	92	11	4
Capital expenditure and financial investment	27(d	)	(410)	(191)	(81)	(239)
Acquisitions and disposals	27(e	)	(16)	237	(2,697)	185
Equity dividends paid			(101)	—	(66)	—

Cash (outflow)/inflow before management of liquid resources and financing			(91)	300	(2,784)	307
Management of liquid resources	27(f	)	11	—	—	—
Financing	27(g	)	105	(130)	3,098	(182)

Increase in cash			€25	€170	€314	€125

Reconciliation of Net Cash Flow to (Increase)/Reduction in Net Debt

			Predecessor		Successor
	Notes		Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
			(in millions)
Increase in cash in the financial period			€25	€170	€314	€125
Cash (inflow)/outflow from increase in loans and other debt			(105)	130	(2,214)	182
Loans and finance leases acquired with subsidiary undertakings			(11)	—	(198)	—

(Increase)/reduction in net debt	27(h	)	€(91)	€300	€(2,098)	€307

The accompanying notes are an integral part of these consolidated financial statements

Valentia Telecommunications Limited

Note of Historical Cost Profits and Losses

Predecessor

        The reported profit on ordinary activities before taxation for the financial year ended 31 March 2001 was €66 million. If account was taken of the impact of assets carried at valuation, this profit would be increased by €16 million, to produce a historical cost profit on ordinary activities before taxation of €82 million. The historical cost loss absorbed after taxation and dividends would be €5 million.

        The reported loss on ordinary activities before taxation for the financial period ended 1 November 2001 is €199 million. If account was taken of the impact of assets carried at valuation, this loss would be decreased by €10 million, to produce a historical cost loss on ordinary activities before taxation of €189 million. The historical cost loss absorbed after taxation and dividends would be €335 million.

Successor

        There is no material difference between the loss before taxation and the loss absorbed for the period ended 31 March 2002 and 31 March 2003, as stated on the Group profit and loss account, and their historical cost equivalents.

The accompanying notes are an integral part of these consolidated financial statements

Valentia Telecommunications Limited

Reconciliation of Movements in Shareholders' Funds

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Profit/(loss) attributable to group shareholders	€69	€(158)	€(75)	€(40)
Dividend in specie on the Demerger of Eircell	—	(176)	—	—
Dividends payable	(90)	(11)	(12)	(22)

(Loss absorbed) for the financial period	(21)	(345)	(87)	(62)
Share capital issued
—Equity	—	—	108	—
—Non-equity	—	—	252	—
Share premium on share capital issued (net)	—	—	539	—
Revaluation surplus	170	—	—	7
Shareholders' funds at beginning of period	1,461	1,610	—	812

Shareholders' funds at end of period	€1,610	€1,265	€812	€757

Equity shareholders' funds	€1,610	€1,265	€560	€505
Non-equity shareholders' funds	—	—	252	252

	€1,610	€1,265	€812	€757

The accompanying notes are an integral part of these consolidated financial statements

Valentia Telecommunications Limited

Notes to the Consolidated Financial Statements

1.     Basis of preparation

        On 2 November 2001, Valentia Telecommunications Limited (the successor) (formerly Invensys Limited), acquired all the share capital of eircom plc ("eircom" or predecessor). Prior to this date, the successor was dormant and had no trading or other activities. eircom re-registered as a private limited company on 23 February 2002, having previously been registered as a public company.

        These consolidated financial statements have been prepared to show the performance of: successor for the period from 2 November 2001 to 31 March 2002 and for the year ended 31 March 2003; and predecessor for the year ended 31 March 2001 and for the period from 1 April 2001 to 1 November 2001.

        The amounts included in respect of the predecessor period are not directly comparable to the successor period as the successor period financial statements include adjustments to the book value of certain assets and liabilities on acquisition and corresponding increases in related charges included in the profit and loss account as a consequence of the fair value of the assets and liabilities acquired and the amortisation of goodwill arising on acquisition. (See Note 26 for further information).

        The profit and loss account in respect of the successor period also includes interest charges in respect of additional funds borrowed by the successor to fund the acquisition of eircom over and above the level of borrowings of the predecessor.

        In these consolidated financial statements, the term "Group" is used to refer to Valentia Telecommunications Limited and its subsidiaries for periods subsequent to the acquisition, and the predecessor and its subsidiaries for periods prior to the acquisition.

2.     Accounting Policies

        The significant accounting policies and estimation techniques adopted by the Group are as follows:

(a)   Basis of Accounting and Reporting Currency

        These consolidated financial statements are prepared in accordance with accounting standards generally accepted in Ireland and Irish statute comprising the Companies Acts, 1963 to 2001 and the European Communities (Companies: Group Accounts) Regulations, 1992. Accounting Standards generally accepted in Ireland in preparing financial statements giving a true and fair view are those published by the Institute of Chartered Accountants in Ireland and issued by the Accounting Standards Board. The consolidated financial statements are prepared under the historical cost convention modified by the valuation of land and buildings, excepting those held on a short leasehold basis.

        The consolidated financial statements of the Group are presented in euro denoted by the symbol "€."

(b)   Basis of Consolidation

        The consolidated financial statements of the Group comprise a consolidation of the financial statements of Valentia Telecommunications Limited and its subsidiaries. The results of subsidiaries sold or acquired are included in the consolidated profit and loss account up to, or from, the date control passes.

        All inter-company transactions are eliminated as part of the consolidation process and the interest of the minority shareholders in the consolidated equity and in the consolidated results of the Group are shown separately in the consolidated balance sheet and consolidated profit and loss account. The interest of third parties in subsidiaries is accounted for on the basis of their share in the underlying equity of these undertakings.

        Acquisitions of Companies are accounted for under acquisition accounting rules. Goodwill represents the excess of the consideration paid for the acquisition of shares in subsidiaries and associated undertakings over the fair value of their separable net assets acquired. Investments in associated undertakings are accounted for using the equity method of accounting.

(c)   Goodwill

        Goodwill is capitalised and amortised over its expected useful life. Goodwill represents the excess of the consideration paid for the acquisition of shares in subsidiaries and associated undertakings over the fair value of their separable net assets. The useful lives of goodwill related to acquired businesses have been determined by reference to the periods over which the values of the underlying businesses are expected to exceed the values of their identifiable net assets and do not exceed twenty years.

(d)   Revenue Recognition

        Turnover comprises the value of all services provided and equipment sold to third parties, exclusive of value added tax. Turnover is recognised in the period earned by rendering of services or delivery of products. Turnover includes sales by group undertakings including the group's share of its associates' turnover but excludes all intercompany sales.

        Billings for telephone services are made on a monthly or bi-monthly basis. Unbilled revenues from the billing cycle date to the end of each month are recognised as revenue during the month the service is provided.

(e)   Research & Development

        Expenditure on research and development is written off as incurred.

(f)    Foreign Currencies

        Transactions denominated in foreign currencies are translated into euro at the rate of exchange ruling at the transaction date. Assets and liabilities denominated in foreign currencies are translated at the rates ruling at the balance sheet date, or rates of exchange contracted for under various currency management instruments, with the resulting gain or loss being dealt with through the profit and loss account.

        The financial statements of foreign subsidiaries are translated at period end rates for the balance sheet and the weighted average rates for the period for the profit and loss account. Translation gains and losses arising are reported as a movement on reserves.

(g)   Taxation

  (i)
  Corporation tax is calculated on the profits of the period as adjusted for Group relief.

  (ii)
  Tax losses utilised for Group relief are transferred between Group members. Charges for Group relief are determined on a case by case basis.

  (iii)
  Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the Group's taxable profits and its results as stated in the financial statements.

        Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse based on tax rates and laws that have been enacted or substantially enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

(h)   Financial Instruments

        The Group enters into transactions in the normal course of business using a variety of financial instruments in order to hedge against exposures to fluctuating exchange and interest rates. Firmly committed transactions and the related receivable, or payable, may be hedged with forward exchange contracts.

        Currency swap agreements and forward exchange contracts are used to cover the Group's foreign currency debt position. These are valued at year-end exchange rates and the resulting gains and losses are offset against gains and losses on the translation of the related debt. The interest element of the contracts is reflected in interest payable and similar charges.

        Interest rate swap agreements are used to reduce the effect of interest rate fluctuations. Interest differentials, arising from these agreements, are accrued and reflected in interest payable and similar charges. Gains or losses arising from interest rate swaps, which are terminated upon the repayment of the related debt, are reflected in interest payable and similar charges. Interest rate swaps have only been terminated upon the early repayment of the related hedged debt.

        Debt issue costs are amortised up to the earliest date on which the repayment option may be exercised.

(i)    Tangible Fixed Assets

        Tangible fixed assets are stated at historical cost or valuation, less accumulated depreciation. Cost in the case of network plant comprises expenditure up to and including the last distribution point before customers' premises and includes contractors' charges, materials, direct labour, and related overheads incurred in the construction of tangible fixed assets. Land and buildings, excepting those held on a short leasehold basis, are stated at a valuation, the basis of which is depreciated replacement cost or open market value, as appropriate. Depreciated replacement cost is the gross replacement cost of fixed assets less depreciation based on that cost and on the age of the assets.

(j)    Tangible Fixed Assets

        Depreciation is provided on tangible fixed assets (excluding land), on a straight line basis, so as to write off their historical cost or valuation over their estimated economic lives. The estimated economic lives assigned to tangible fixed assets are as follows:

	Successor
Asset Class	Financial period ended 31 March 2002	Financial Year ended 31 March 2003
	Estimated Economic Life (Years)
Buildings	40	40
Network Services
Transmission Equipment
Duct	20	20
Overhead Cable/Poles	7–8	10–15
Underground Cable	12–14	14
Exchanges
Exchange line Terminations	6	8
Core Hardware	3	4
Others	3–7	3–7

        The Group's policy is to review the remaining economic lives of assets annually and to adjust the depreciation charge to reflect the remaining estimated lives of assets. This year's review resulted in an adjustment to the asset lives and related depreciation, as outlined in the above table.

        Fully depreciated assets are retained in the cost/valuation of tangible fixed assets and related accumulated depreciation until they are removed from service. In the case of disposals, assets and related depreciation are removed from the financial statements and the net amount, less proceeds from disposal, is charged or credited to the consolidated profit and loss account.

(k)   Impairment

        The Group undertakes a review for impairment of a fixed asset if events or changes in circumstances indicate that the carrying amount of the fixed asset may not be recoverable. To the extent that the carrying amount exceeds the recoverable amount, that is the higher of net realisable value and value in use, the fixed asset is written down to its recoverable amount. The value in use of fixed assets is determined from discounted estimated future net cash flows.

(l)    Capital Grants

        Non-repayable grants are accounted for as deferred income, which is amortised to the profit and loss account at the same rate as the related assets are depreciated.

(m)  Leased Assets

        The capital cost of fixed assets acquired under finance leases is included in tangible fixed assets and written off over the shorter of the lease term or the estimated useful life of the asset. The outstanding capital element of the lease obligations is included in loans and other debt, while the interest is charged to the profit and loss account over the primary lease period.

        Operating lease rentals are charged to the profit and loss account as incurred.

(n)   Stocks

        Stocks comprise consumable items, which may be used in the construction or maintenance of plant and goods held for resale. Stocks are stated at the lower of cost and net realisable value. Cost includes invoice price, import duties and transportation costs. Where necessary, provisions are made for damaged, deteriorated, obsolete and unusable items.

(o)   Pension Costs

        The pension entitlements of employees, arising from their service with the Group, are secured by contributions from the Group and the employees to separately administered superannuation schemes.

        The Group operates a funded defined benefit pension scheme, which is independent of the Group's finances, for the majority of its employees. Actuarial valuations of the main scheme are carried out, as determined by the trustees, at intervals of not more than three years. The rates of contribution payable and the pension cost are determined on the advice of the actuaries, having regard to the results of these valuations.

        The cost of providing pensions is charged against profits over employees' working lives with the Group. Variations from this regular cost are allocated on a straight-line basis over the average remaining service lives of current employees.

        Additional contributions are made to superannuation schemes in respect of employees who take early retirement. These contributions are based on the advice of a professionally qualified actuary.

        The disclosures required under the transitional arrangements of Financial Reporting Standard 17 "Retirement Benefits" are shown in note 31.

        The Group also operates a defined contribution pension scheme and the profit and loss account is charged with the contributions payable by the Group.

(p)   Provisions

        A provision is defined as a liability of uncertain timing or amount. Provisions are recognised when the Group has a legal or constructive obligation as a result of past events and a reliable estimate of that obligation can be made.

(q)   Assets held for resale

        Certain subsidiaries, acquired as part of the acquisition of eircom, have been excluded from consolidation in the successor periods as they were held, by the successor, exclusively for subsequent resale. These subsidiaries were recorded as assets held for resale within current assets and were held at the Directors' valuation of anticipated net sale proceeds.

3.     Turnover and Segmental Analysis by Class of Business

        The Group provides communications services, principally in Ireland. The Group is managed on a unitary basis and has no segments.

4.     Operating Costs

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Staff costs
Wages & salaries	€462	€241	€152	€372
Social welfare costs	20	11	7	15
Pension costs	30	16	10	41

	512	268	169	428
Staff costs capitalised	(51)	(23)	(18)	(44)

Net staff costs	461	245	151	384
Other operating costs	444	236	90	264

	€905	€481	€241	€648

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in thousands)
Operating profit is stated after charging:
Payments to Auditors
Audit Fees	€504	€315	€285	€575
Other Services	€11,513	€1,046	€3,505	€4,192

        The directors believe that the nature of the Group's business is such that the analysis of operating costs required by the Companies (Amendment), Act 1986 is not appropriate. As required by the Act, the directors have therefore adapted the prescribed format so that operating costs are disclosed in a manner appropriate to the Group's activities.

Directors' Remuneration

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in euro)
Emoluments
—for services as Directors	€596,767	€900,973	€225,133	€534,541
—for other services	1,174,247	1,215,412	227,712	1,306,136
—pension contributions	533,443	2,807,750	—	328,190
Compensation for loss of office
For other services	—	1,079,277	—	—

	€2,304,457	€6,003,412	€452,845	€2,168,867

5.     Exceptional Charges

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Exceptional charges	€32	€101	€—	€13

        In the year ended 31 March 2001, the Group incurred a number of non-recurring costs principally in relation to the analogue network closedown in the mobile business and certain costs incurred in relation to the Demerger of the mobile business and subsequent acquisition by Vodafone plc. In addition, the Group provided for liabilities relating to self-insured risk and incurred costs in relation to the implementation of the euro. Also included was an amount received from Telia AB (publ) in respect of the waiver of certain obligations. The net tax effect of the exceptional charges was to reduce the Group tax charge by €4 million.

        In the period ended 1 November 2001, the Group incurred a number of non-recurring costs principally in relation to (i) costs incurred in connection with public take-over offers; (ii) directory costs; (iii) costs associated with the implementation of the euro; (iv) costs associated with various compliance matters; and (v) liabilities relating to self insured risk. The net tax effect of the exceptional charges was to reduce the Group tax charge by €5 million.

        In the year ended 31 March 2003, the Group incurred a number of non-recurring costs principally in relation to (i) costs incurred in connection with potential refinancing and (ii) charges in relation to a deficit on an annuity scheme provided as part of the restructuring programme. The net tax effect of the exceptional charges was to reduce the Group tax charge by €1 million.

        The cash outflows generated by the exceptional charges in the financial year ended 31 March 2001 were €5 million (1 November 2001: €59 million, 31 March 2002: €nil, 31 March 2003: €14 million).

6.     Exceptional provision for exit from certain International and Multi-Media activities

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Exceptional provision for exit from certain International and Multimedia activities	€113	€3	€—	€—

        In the year ended 31 March 2001, the Group decided, due to the changed telecommunications environment, to strategically exit or curtail key aspects of the Group's business. Associated undertakings Ebeon, Viasec and Nua ceased to trade during that financial year. Accordingly, goodwill arising on the acquisition of the Group's share of these entities and loans advanced to associated undertakings were written off. The Group exited the Internet software development element of its business, its development of on-line content business and materially curtailed its presence in the U.K. and Northern Irish markets. The financial impact of this exit of certain areas was that eircom provided for redundancy and other costs of exit of €29 million and incurred asset impairments of €48 million and write downs in financial assets and goodwill of €36 million. The total charge in the financial year ended 31 March 2001 amounted to €113 million. The charge for the financial period ended 1 November 2001 of €3 million relates to restructuring costs and exit of leased buildings in the U.K. and Northern Irish markets. The net taxation effect of this provision, in the financial year ended 31 March 2001, was a reduction in the Group tax charge by €5 million (1 November 2001: €0.4 million).

        The cash outflows generated by the exceptional charges in the financial year ended 31 March 2001 were €6 million (1 November 2001: €9 million, 31 March 2002: €3 million, 31 March 2003: €2 million).

7.     Exceptional costs arising on Demerger of mobile business

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Exceptional costs arising on Demerger of mobile business	€—	€59	€—	€—

        The Group incurred costs as a result of the Demerger of the mobile business and subsequent acquisition by Vodafone plc. In addition, the Group paid the ESOT (eircom Employee Share Ownership Trust) €28 million to purchase shares for Eircell employees who left the eircom Group as a consequence of the Demerger. The net tax effect of the exceptional charges in the financial period ended 1 November 2001, was to reduce the Group tax charge by €5 million.

        The cash outflows generated by the exceptional charge for the financial year ended 31 March 2001 were €nil, (1 November 2001: €45 million, 31 March 2002: €6 million, 31 March 2003: €1 million).

8.     Amounts written off financial assets and investments held as current assets

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Amounts written off financial assets and investments	€—	€12	€—	€—

9.     Exceptional Interest Payable and Similar Charges

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Exceptional interest payable and similar charges	€—	€—	€54	€—

        The exceptional costs relate to the write off of debt issue and related costs. All debt issue and related costs incurred in the period have been written-off in accordance with Financial Reporting Standard 4 "Capital Instruments" which requires that debt issue costs are amortised up to the earliest date on which the repayment option can be exercised.

10.   Interest Payable and Similar Charges (net)

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in thousands)
Interest and associated finance costs payable in respect of financing facilities:
Repayable within 5 years not by instalments	€28	€14	€11	€15
Repayable within 5 years by instalments	4	2	1	2
Repayable wholly or partly in more than 5 years	—	—	44	142

Total interest payable	32	16	56	159
Less: Interest receivable	(21)	(10)	(4)	(25)

Net interest payable	€11	€6	€52	€134
Exchange differences arising on foreign currency borrowings:
Realised gains	(1)	1	—	—
Unrealised gains	—	—	—	1
Hedging contract losses	2	—	—	(1)

	€12	€7	€52	€134

        Interest receivable in the financial year ended 31 March 2003 includes €11 million of interest arising from taxation settlements.

11.   Tax (credit)/charge on profit/(loss) on Ordinary Activities

(a)   Analysis of (credit)/charge in period

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Current tax: Irish corporation tax on profit/(loss) for the period	€55	€1	€8	€11
Adjustment in respect of previous period	(114)	(40)	—	(27)
Payment for corporation tax losses	—	2	—	—

Total current tax (note 11(b))	(59)	(37)	8	(16)
Share of taxation of associated undertakings	1	—	—	—
Deferred tax: Origination and reversal of timing differences (note 22)	49	(6)	—	10

Tax (credit)/charge on profit/(loss) on ordinary activities	€(9)	€(43)	€8	€(6)

(b)   Factors affecting tax charge for period

        The tax assessed for the year is lower or higher than the standard rate of corporation tax, 15.125% (31 March 2002: 19%, 1 November 2001: 19%, 31 March 2001: 23%), in the Republic of Ireland. The differences are explained below:

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Profit/(loss) on ordinary activities before taxation	€66	€(199)	€(67)	€(46)

Profit/(loss) on ordinary activities multiplied by standard rate of corporation tax 15.125% (31 March 2002 and 1 November 2001: 19%, 31 March 2001: 23%)	15	(38)	(13)	(7)
Effects of:
Adjustment in respect of previous periods	(114)	(40)	—	(27)
Utilisation of tax losses	—	1	—	(1)
Depreciation in excess of capital allowances/(capital allowances in excess of depreciation)	6	11	—	(7)
Expenses not deductible for tax purposes	29	24	20	27
Gains taxed in prior periods	—	—	—	(2)
Income not taxable	—	—	—	(2)
Tax losses unutilised	—	—	—	3
Payment for tax losses	—	2	—	—
Income liable at higher rates	5	3	1	—

Current tax (credit)/charge for period (note 11(a))	€(59)	€(37)	€8	€(16)

(c)   Factors that may affect future tax charges

        Other than the rate of corporation tax reducing to 12.5%, with effect from 1 January 2003, there are no other known material factors that are expected to effect future tax charges.

12.   Dividend in specie on the Demerger of Eircell

        On 11 May 2001, the eircom shareholders, at EGM, approved the Demerger of the Group's Mobile communications business, Eircell, to Eircell 2000. Subsequently, the entire issued share capital of Eircell 2000 was acquired by Vodafone plc under an offer declared unconditional in all respects on 13 May 2001.

        The Demerger was affected by way of a distribution in specie to eircom shareholders during the period ended 1 November 2001. The impact on Group Reserves amounted to €176 million. The results of Eircell Limited up to the date of Demerger on 11 May 2001 are included in the consolidated profit and loss account as "discontinued business." The consolidated cashflow statement includes cashflows for the period to the date of Demerger. Subsequent to the Demerger, Eircell repaid €251 million in settlement of intercompany loan account balances. Transaction costs associated with the Demerger, have been accounted for as exceptional charges in the Group profit and loss account.

Net assets at date of Demerger

        The following table represents the net assets of the Eircell Group at 11 May 2001.

(in millions)
Tangible fixed assets	€453
Investment in associated undertakings	5
Goodwill	4
Stocks	4
Debtors	138
Cash	12
Creditors	(394)
Loans and other debt	(51)
Provisions for liabilities and charges	(14)
Minority Interests	(1)

€156

        The Demerger dividend reported in the consolidated profit and loss account comprised the following:

(in millions)
Net assets of Eircell distributed on Demerger	€156
Goodwill arising in Eirpage Ltd	2
Intercompany items and liabilities retained by eircom	18

€176

13.   Dividends Paid and Proposed

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Ordinary dividends:
Paid interim dividends (31 March 2001: 1.6 cents per share, 1 November 2001: 0.54 cents per share)	€35	€11	€—	€—
Proposed final dividends (31 March 2001: 2.46 cents per share)	55	—	—	—
Preference dividends:
Preference dividends: payable on ESOT Preference shares	—	—	12	21
Preference dividends: payable on Non-Voting Adviser Preference shares	—	—	—	1

	€90	€11	€12	€22

        Under the terms of the Valentia offer to eircom shareholders, which was declared wholly unconditional on 2 November 2001, a dividend per share of 3 cents was paid. This dividend was in substitution for the previously proposed final dividend of 2.46 cents proposed by the Directors in respect of the year ended 31 March 2001. The balance of the 3 cent "Valentia Offer" dividend per share (0.54 cents) has been included in the period ended 1 November 2001. The total dividends payable under the Valentia offer amounted to €66 million, of which €11 million was provided in the period to 1 November 2001 (31 March 2001: €55 million). Rounding has been applied.

14.   Tangible Fixed Assets

	Land & Buildings	Network Plant & Equipment	Total
	(in millions)
Predecessor
Cost or Valuation
Cost	€53	€4,330	€4,383
Valuation	493	749	1,242

At 31 March 2001 (predecessor)	546	5,079	5,625
Additions	—	200	200
Disposals/retirements	—	(11)	(11)
Demerger of Eircell	(32)	(717)	(749)

At 1 November 2001 (predecessor)	514	4,551	5,065

Cost	22	3,802	3,824
Valuation	492	749	1,241
Accumulated Depreciation
At 31 March 2001 (predecessor)	4	3,246	3,250
Charge for the period	14	214	228
Disposals/retirements	—	(9)	(9)
Exchange adjustments	—	1	1
Demerger of Eircell	(3)	(293)	(296)
Impairment charge	13	36	49

At 1 November 2001 (predecessor)	€28	€3,195	€3,223

Total Net Book Value at 1 November 2001 (predecessor)	€486	€1,356	€1,842

Successor
Cost or Valuation
At 2 November 2001 (successor)	€460	€2,091	€2,551
Additions	—	123	123
Disposals/retirements	(16)	(9)	(25)

At 31 March 2002 (successor)	€444	€2,205	€2,649

Additions	2	193	195
Transfer	(2)	2	—
Disposals/retirements	(5)	(2)	(7)
Revaluation surplus	(27)	—	(27)

At 31 March 2003 (successor)	€412	€2,398	€2,810

Cost	4	2,398	2,402
Valuation	408	—	408

Accumulated Depreciation
At 2 November 2001 (successor)	€—	€—	€—
Charge for the period (refer to Note 14(b))	8	187	195
Disposals/retirements	—	(8)	(8)

At 31 March 2002 (successor)	€8	€179	€187

Charge for year (refer to Note 14(b))	16	371	387
Disposals/retirements	—	(2)	(2)
Impairment charge	15	—	15
Revaluation surplus	(34)	—	(34)

At 31 March 2003 (successor)	€5	€548	€553

Total Net Book Value at 31 March 2003 (successor)	€407	€1,850	€2,257

Total Net Book Value at 31 March 2002 (successor)	€436	€2,026	€2,462

(a)    The valuation carried out by Lisney, Estate Agents, Auctioneers and Valuers, as at December 2002, valued properties at €409 million. As a result, the carrying value of land and buildings was revalued upwards by €7 million. In addition there was a revaluation deficit below the net book value of land and buildings of €15 million, which has been charged to the profit and loss account.

        If these land and buildings had not been revalued, they would have been included in the financial statements at the following amounts at 31 March 2003:

(in millions)
Cost	€439
Accumulated Depreciation	(39)

Net Book Value	€400

(b)    The depreciation charged in the profit and loss account is net of capital grants amortised during the periods as follows:

	Predecessor
		Successor
	For the financial period from 1 April 2001 to 1 November 2001
		For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Depreciation	€228	€195	€387
Impairment charge	—	—	15
Amortisation of capital grants (refer to Note 23)	(2)	(7)	(3)

	€226	€188	€399

        The Group's policy is to review asset lives annually and to adjust depreciation accordingly. In 2003, the review resulted in the adjustment of asset lives, as outlined in note 2(j). These changes were effected to more accurately reflect the asset lives in the industry. The effect of the changes on the profit and loss account for the year ended 31 March 2003 was a decrease in the depreciation charge of €39 million.

(c)    Included in tangible fixed assets is plant and equipment acquired under finance leases as follows:

	Successor
	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Cost	€65	€65
Accumulated depreciation	€12	€26
Depreciation charge for the period	€12	€14

15.   Goodwill

Total
Predecessor
Cost
At 31 March 2001 (predecessor)	€40
Demerger of Eircell	(25)

At 1 November 2001 (predecessor)	€15

Amortisation
At 31 March 2001 (predecessor)	€31
Charge for period	3
Goodwill impaired in subsidiary undertaking	2
Demerger of Eircell	(21)

At 1 November 2001 (predecessor)	€15

Net book value
At 1 November 2001(predecessor)	€—

Successor
Cost
At 2 November 2001 (successor)	€—
Arising on acquisition of eircom	764

At 31 March 2002 and 31 March 2003 (successor)	€764

Amortisation
At 2 November 2001 (successor)	€—
Charge for period	16

At 31 March 2002 (successor)	€16
Charge for year	38

At 31 March 2003 (successor)	€54

Net book value
At 31 March 2003 (successor)	€710

At 31 March 2002 (successor)	€748

        Goodwill arising on the acquisition of eircom is being amortised over 20 years, its expected useful life.

16.   Stocks

	Successor
	As at
	31 March 2002	31 March 2003
	(in millions)
Network development and maintenance stocks	€9	€5
Consumable and other stocks	5	5

	€14	€10

        The net replacement cost of stocks is not expected to be materially different from that shown above.

17.   Debtors

	Successor
	As at
	31 March 2002	31 March 2003
	(in millions)
Amounts falling due within one year:
Trade debtors	€328	€223
Prepayments and accrued income	48	40
Amounts due from ESOT	—	50
Other debtors	6	—

	€382	€313

Amounts falling due after more than one year:
Pension scheme prepayment	€208	€192

        Two subsidiaries of the Group are party to a financing transaction under which credit balances and debit balances of the entities may be offset. This offset has been effected in the Group Balance Sheet. The balances of the Group so offset were €168.5 million (2002: €168.5 million) lease receivables and €168.5 million (2002: €168.5 million) bank loans.

        The pension scheme, operated by eircom, was assessed, at the date of acquisition, by the group's independent actuaries on a basis consistent with generally accepted accounting principles. As part of the adjustments to determine the fair value of the assets acquired, an amount of €208 million was included in the balance sheet, representing the funding surplus at the acquisition date. This surplus is being amortised in accordance with Statement of Standard Accounting Practice 24.

18.   Assets held for resale

        Assets held for resale represented the Group's investment in Companies, all of which were subsidiaries of eircom on acquisition and were exited within the year. They were held at the Directors' valuation of anticipated net proceeds. The proceeds received were not materially different from the amounts included at 31 March 2002.

19.   Loans and Other Debt

	Successor
	Within 1 Year	Between 1 & 2 Years	Between 2 & 5 Years	After 5 Years	Total
	(in millions)
Loans	€131	€105	€200	€1,975	€2,411
Finance leases	1	—	—	—	1
Overdrafts	2	—	—	—	2

At 31 March 2002 (successor)	€134	€105	€200	€1,975	€2,414

Loans	€105	—	€150	€1,975	€2,230
Overdrafts	1	—	—	—	1

At 31 March 2003 (successor)	€106	€—	€150	€1,975	€2,231

        Included in the above amounts are:

	Successor
	As at
	31 March 2002	31 March 2003
	(in millions)
Wholly repayable within 1 year	€124	€102
Wholly repayable within 5 years	301	150
Repayable by instalments within 5 years	14	4
Repayable, otherwise than by instalments, due after 5 years	1,975	1,975

	€2,414	€2,231

        All Group loans and other debt are denominated in euro.

        The Minister for Finance has guaranteed loans included in the above table to the extent of €17.1 million (2002: €107.6 million).

20.   Financial Instruments

        The Group holds or issues financial instruments for the following main purposes: To finance its operations; To employ surplus funds; To manage the interest rate and currency risks arising from its operations and from its sources of finance.

        The Group finances its operations out of operating cash flows, bond issues, bank borrowings, finance leases and, in the past, the issue of medium term notes and commercial paper.

        Derivative instruments are contractual agreements whose value reflects price movements in an underlying asset. The Group uses derivatives, where appropriate, to generate the desired effective profile of currency and interest rate risk. Derivative activity is carefully controlled and appropriately used and is an effective means of managing risk.

        The main risks arising from the use of financial instruments are market rate risk, liquidity risk and credit risk. Responsibility for managing these risks rests with the Board of Valentia Telecommunications

Limited and, in respect of certain activities, the Treasury Committee, an eircom management committee chaired by the Chief Financial Officer of eircom. It is, and has been throughout the year under review, the Group's policy that no trading in financial instruments be undertaken.

        Short-term debtors and creditors have been excluded from all the numerical disclosures below. The Group conducts its business primarily in Ireland and, therefore, operating and investing cash flows are substantially denominated in euro. A limited level of foreign exchange risk arises in relation to certain capital expenditures and foreign exchange settlements with international third party telecommunications carriers.

Market rate risk

        Market rate risk is defined as the exposure of the Group's financial position to adverse movements in interest and foreign exchange rates. The principal aim of managing these risks is to limit the adverse impact on shareholder value of movements in interest rates and foreign exchange rates.

        The main derivatives used are interest rate swaps, currency swaps and forward foreign exchange contracts. The underlying debt was exclusively denominated in euro at 31 March 2003 and 31 March 2002. It is Group policy to hedge all currency risk in currencies, which are not denominations of the euro. The Group regards changing interest rates as its most significant market rate risk. The Group seeks to manage the fixed/floating mix of its borrowings with the aim of controlling cost while mitigating its exposure to interest rate risk. The Group achieves fixed rates on its borrowings either directly through the use of fixed rate debt or indirectly through the use of interest rate swaps. Under interest rate swaps, the Group agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate amounts calculated by reference to an agreed notional principal amount.

Interest rate risk profile of financial assets

        There were floating rate deposits outstanding of €440 million at 31 March 2003 (2002: €316 million). The interest rate on these deposits is generally based on the appropriate Euribor rate.

Interest rate risk profile of the Group's financial liabilities

(Debt net of swaps)

	Local Currency			Local Currency
	Fixed 31 March 2002	Floating 31 March 2002	Total 31 March 2002	Fixed 31 March 2003	Floating 31 March 2003	Total 31 March 2003
	(in millions)
Euro	€779	€1,635	€2,414	€1,201	€1,030	€2,231

Total all currencies			€2,414			€2,231

        The Group has no interest-free financial liabilities.

        At 31 March 2003, the Group had forward foreign exchange contracts of €10 million (2002: €39.5 million) outstanding. Variable rates on loans and swaps are based on Euribor. After adjusting for the effect of swaps, €1,201 million (2002: €779 million) of debt bore interest at fixed rates, with a weighted average interest rate of 7.1% (2002: 7.3%) maturing in 2005. The weighted average life of the fixed rate debt and associated swaps is set out in the following table.

Weighted Average Residual Maturity in Years of Fixed-Rate Debt

	31 March 2002	31 March 2003
Underlying Debt	1.1	0.5
Swaps: we receive fixed interest	0.6	0.3
we pay fixed interest	2.6	1.9

Currency exposures

        As at 31 March 2003, after taking into account the effects of swaps and forward foreign exchange contracts, the Group has no material currency exposure.

Fair values

        Fair value is the amount at which a financial instrument could be exchanged in an arm's length transaction between informed and willing parties, other than a forced or liquidation sale.

        The following tables provide comparisons of the carrying amounts and fair values of the Group's fixed-rate financial assets and financial liabilities, including derivatives. The fair values of short-term deposits, floating-rate loans and overdrafts approximate to their carrying amounts.

        On an interest rate swap, the same notional principal amount is used for the paying and receiving sides. Consequently the carrying value of an interest rate swap is zero. The fair value reflects the difference between the fixed rate and current market rates. The carrying value of currency swaps is affected by movements in the exchange rates of the currencies concerned, while the fair value reflects both interest rate and exchange rate movements.

	Successor
	As at
	31 March 2002		31 March 2003
	Book Value	Fair Value	Book Value	Fair Value
	(in millions)
Financial assets
Cash	€316	€316	€440	€440

Liabilities
Underlying debt
Fixed Rate	197	213	105	109
Floating rate	2,221	2,221	2,126	2,126

Total	2,418	2,434	2,231	2,235

Debt net of swaps
Fixed rate	779	789	1,201	1,246
Floating rate	1,635	1,635	1,030	1,030

Total	€2,414	€2,424	€2,231	€2,276

Interest rate swaps asset/(liability)	€—	€4	€—	€(41)

Currency swaps asset	€4	€6	€—	€—

Liquidity risk

        The objective of liquidity management is to ensure the availability of sufficient funds to meet the Group's requirements and to repay maturing debt. This objective is met by monitoring and controlling potential cash flows and maintaining an appropriate buffer of readily realizable assets and standby credit lines.

        The maturity profile of Group debt is set out in note 19 of the Financial Statements.

        The Group has a €225 million (2002: €225 million) committed borrowing facility expiring in February 2006 which was undrawn at 31 March 2003. All conditions precedent had been met at 31 March 2003.

Credit risk

        The Group is exposed to credit risk relating to its cash and current financial assets. The Group places its cash with high quality institutions. The Group's policy is designed to limit exposure with any one institution and to invest its excess cash in low risk investment accounts. The Group has not experienced any losses on such accounts.

        Credit risks are mainly related to counterparty risks associated with prepayments, amounts owed by related companies, interest in debt securities, derivative contracts, equity investments in related companies and other debtors.

        Equity investments and amounts owed by related companies are limited to the authorities issued by the Board of Directors of the Group.

        The Group's trade debtors are generated by a large number of customers, both private individuals and companies in various industries, mainly in Ireland. Exposure to credit loss and subscriber fraud is actively monitored on a daily basis, including the processing of current credit information on subscribers from third-party sources.

        Transactions involving derivative contracts are managed by Irish Telecommunications Investments Limited; a wholly owned subsidiary of eircom, within a framework of limits approved by the Treasury Committee, which restrict the Group's dealings to highly rated financial institutions.

Hedges

        Under the Group's accounting policy, foreign currency borrowings, currency swap agreements and forward exchange contracts are valued at year end exchange rates.

        The fair value of forward contracts approximates their carrying value.

        Interest differentials arising on swap agreements are accrued and reflected in interest payable. Consequently changes in fair value attributable to movements in interest rates are not recognized. The table below shows the extent to which the Group had unrecognized gains and losses, in terms of fair value, at the beginning and end of the year.

Successor
(in millions)
Unrecognised gains/(losses)
Gain on contracts outstanding at 31 March 2002	€6

Of which:
Included in 2003 income	—
Not included in 2003 income	6
Loss arising in 2003	(47)

Loss on contracts as at 31 March 2003	€(41)

Of which:
Expected to be included in 2004 income	€(22)

Expected to be included in later years	€(19)

21.   Other Creditors

        Amounts falling due within one year:

	Successor
	As At
	31 March 2002	31 March 2003
	(in millions)
Trade creditors	€185	€145
Accruals and deferred income	441	369
PAYE/PRSI and VAT	33	31
Corporation tax payable	23	50

	€682	€595

22.   Provisions for Liabilities and Charges

	Staff Restructuring	Provision for exit from certain International and Multi-Media Activities	Analogue Network Closedown	Onerous Contracts	Other	Deferred Taxation	Total
	(in millions)
At 31 March 2001 (predecessor)	€201	€23	€7	€—	€49	€63	€343
Transfer from accruals	—	—	—	—	13	—	13
Utilised in period	(32)	(10)	—	—	—	—	(42)
Demerger of Eircell	—	—	(7)	—	—	(7)	(14)
Profit and Loss charge	1	3	—	17	34	(6)	49

As at 1 November 2001 (predecessor)	€170	€16	€—	€17	€96	€50	€349

At 2 November 2001 (successor)	€—	€—	€—	€—	€—	€—	€—
Arising on acquisition of eircom	170	16	—	17	96	72	371
Utilised in period	(17)	(5)	—	—	(7)	—	(29)
Profit and Loss charge	—	—	—	—	4	—	4

As at 31 March 2002 (successor)	€153	€11	€—	€17	€93	€72	€346

Transfer from provision for exit from certain International and Multi-Media Activities	€6	€(6)	€—	€—	€—	€—	€—
Transfer from accruals	36	—	—	—	—	—	36
Utilised in the year	(83)	(2)	—	(2)	(14)	—	(101)
Profit and Loss charge	14	(3)	—	(5)	(4)	10	12

As at 31 March 2003 (successor)	€126	€—	€—	€10	€75	€82	€293

Staff restructuring

        The Group has a constructive obligation in respect of the costs of a fundamental staff restructuring. The current programme is expected to be largely complete by March 2004. The amount of the provision is based on the Group's past experience of restructuring and the discussions to date with employees and their representative unions. Included within this provision is a net deficit on an annuity plan offered as part of the restructuring programme.

        During the year ended 31 March 2003, €83 million (period from 1 November 2001 to 31 March 2002: €17 million) of the provision was utilized primarily to pay for staff exits under the fundamental Restructuring Programme. Progress to date under the programme has been satisfactory.

Provision for exit from certain International and Multi-Media activities

        The Group had a provision for redundancy and other costs of exit of certain areas of International and Multi-Media businesses. As the Group no longer has a separate International and Multi-Media division, the provision that is required has been included as part of the overall staff restructuring provision.

Analogue Network Closedown

        eircom had provided for costs that it had an obligation to pay relating to the closedown of the analogue network in its mobile business. The amount provided was based on the customer base for this network.

Onerous Contracts

        The Group has onerous contracts in relation to international capacity commitments. The provision is based on contracted terms and has been paid post year-end.

Other

        As the Group is self insured in respect of certain personal injury and damage claims, there is a provision for the estimated costs of incidents which have occurred up to 31 March 2003 based on a case by case review with actuarial assistance. The payments will be made as the cases are settled. The Group also has a provision for costs arising from certain compliance matters.

Deferred taxation

        The Group's accounting policy for deferred taxation was changed in 2002 from the partial provision basis to the full liability basis in order to comply with FRS 19 "Deferred Taxation." In accordance with FRS 19, the Group's policy is now to provide for taxation on a full liability basis.

        Deferred taxation liabilities arise from capital allowances and other timing differences.

        The deferred taxation provision consists of:

	Successor
	As at
	31 March 2002	31 March 2003
Timing difference on pension prepayment	€26	€24
Capital allowances and other timing differences	46	58

	€72	€82

23.   Capital Grants

	Predecessor	Successor
	As at	As at
	1 November 2001	31 March 2002	31 March 2003
	(in millions)
Received/receivable
At beginning of period	€92	€—	€21
Demerger of Eircell	(18)	—	—
Received/receivable during period	—	21	1

At end of period	€74	€21	€22

Amortisation
At beginning of period	€90	€—	€7
Demerger of Eircell	(18)	—	—
Amortisation to profit & loss account (refer to note 14)	2	7	3

At end of period	€74	€7	€10

Net book value at end of period	€—	€14	€12

        The capital grants received by the Group relate to programmes to develop the Irish telecommunications infrastructure and were sponsored by the European Union.

24.   Called Up Share Capital

	Successor
	31 March 2003 and 31 March 2002	31 March 2003 and 31 March 2002
	(in millions)
	Authorised	Issued & Fully Paid
Ordinary Share Capital
"A" Ordinary shares of €1 each (a)
Authorised (100,000,000 shares)	€100
Issued (100,000,000 shares)		€100
"B" Ordinary shares of €1 each (a)
Authorised (10,000,000 shares)	10
Issued (7,940,000 shares)		8

	€110	€108

	Successor
	31 March 2003 and 31 March 2002	31 March 2003 and 31 March 2002
	(in millions)
	Authorised	Issued & Fully Paid
Preference Share Capital
ESOT Preference shares of €100,000 each (b)
Authorised (5,000 shares)	€500
Issued (2,390 shares)		€239
Non Voting Third Party Preference shares of €1 each (c)
Authorised (10,000,000 shares)	10
Issued (8,000,000 shares)		8
Non Voting Adviser Preference shares of €1 each (d)
Authorised (10,000,000 shares)	10
Issued (5,000,000 shares)		5
Balancing Voting Deferred shares of €0.01 each (e)
Authorised (100,000 shares)	—
Issued (10,000 shares)		—

	€520	€252

        The consideration received by the Company for all shares allotted, during the period ended 31 March 2002, were as follows: Ordinary share capital consideration of €676 million, including share premium of €568 million, being cash consideration of €666 million and non-cash consideration of €10 million. Preference share capital consideration of €252 million including share premium of €nil and non-cash consideration of €5 million, in respect of Non Voting Adviser Preference shares.

(a)   Ordinary shares

        The ordinary share capital is made up of "A" Ordinary shares and "B" Ordinary shares. On a distribution of the assets of the Company the holders of Ordinary shares are entitled to receive the amount paid up on their ordinary shareholding plus a share of any surplus arising after satisfaction in full of the rights of the holders of Preference Shares but before the rights of the holders of Balancing Voting Deferred Shares. Each holder of an "A" Ordinary share is entitled to one vote on a show of hands and nine votes on a poll for each "A" Ordinary share held. Each holder of a "B" Ordinary share is entitled to one vote on a show of hands and one vote on a poll for each "B" Ordinary share held.

(b)   ESOT Preference shares

        The holders of the ESOT Preference Shares are entitled to a cash dividend of 2% and a fixed cumulative preference dividend of 9.5% per annum. If the dividend is not paid on a dividend payment date, which is six monthly, commencing on the Unconditional date (the date on which the take-over offer was declared unconditional in all respects) interest of 11.5% per annum accrues on the dividend amount. The ESOT Preference Shares confer a right to receive the nominal amount and all accrued dividends and interest and have priority over the Non Voting Third Party Preference Shares, Non Voting Adviser Preference Shares, Ordinary Shares and Balancing Voting Deferred Shares in the event of a winding up. The ESOT Preference Shares may be redeemed by the Company on or within 30 days of certain Qualifying Liquidity Events arising after 2 November 2006 or at any time by the Company or at the option of the holder after the ESOT Redemption Date (which is defined as being the twelfth anniversary of the Unconditional Date). The shares may be redeemed at the subscription price of the ESOT Preference Shares together with the aggregate amount of any unpaid arrears or accruals of the ESOT cash dividend and dividend interest. This redemption may occur for a price that is not less than the nominal value of the redeemed shares. ESOT Preference Shareholders are entitled to attend all general meetings. On a show of hands each holder of an ESOT Preference Share has one vote whereas on a poll a holder of ten ESOT Preference Shares is entitled to nine votes. The ESOT have agreed to waive their dividend entitlements in relation to 474 shares for the period of the ESOT loan from Valentia Telecommunications Limited (see Note 17).

(c)   Non Voting Third Party Preference shares

        The holders of the Non Voting Third Party Preference Shares are entitled to receive a fixed cumulative preference dividend at a rate referable to the redemption value and determined by special resolution of the Company. This right is subject to the rights of the ESOT Preference Shareholders to a cash dividend and interest. Otherwise, the dividend rights attaching to the Non Voting Third Party Preference Shares rank pari passu with the rights of holders of ESOT Preference Shares in all other respects. Non Voting Third Party Preference Shares rank in priority to the rights of holders of Non Voting Adviser Preference Shares, Ordinary shares and Balancing Voting Deferred Shares in all respects. In the event of a winding up the Non Voting Third Party Preference shareholders' rights rank in priority to the holders of the Non Voting Adviser Preference Shares, Ordinary shares and Balancing Voting Deferred shares but are subject to the rights of the ESOT Preference shareholders to their cash dividend and interest. Non Voting Third Party Preference Shareholders have the right to attend General Meetings of the Company. However, they are not entitled to vote.

(d)   Non Voting Adviser Preference Shares

        The Non Voting Adviser Preference Shareholders are entitled to receive a fixed cumulative preference dividend at the rate of 10%. This entitlement ranks after the dividend rights of ESOT Preference Shares and Non Voting Third Party Preference Shares but before the rights of Ordinary Shareholders and Balancing Voting Deferred Shareholders. In the event of a winding up the Non Voting Adviser Preference Shareholders are entitled to a refund of capital after the satisfaction of the rights of ESOT Preference Shares and Non Voting Third Party Preference Shares but before the rights of Ordinary Shareholders and Balancing Voting Deferred Shareholders. By notice either of the Company or the holder, Non Voting Adviser Preference Shares may be redeemed on or within 30 days of a sale or flotation or at any time after 2 November 2008. Non Voting Adviser Preference Shareholders have the right to attend General Meetings of the Company. However they are not entitled to vote.

(e)   Balancing Voting Deferred Shares

        The holders of the Balancing Voting Deferred Shares have no entitlement to receive dividends out of the profits of the Company. On a winding up of the Company they are only entitled to receive the subscription price in respect of each share held after the holders of Ordinary shares have received €10 million for each Ordinary share held. Balancing Voting Deferred Shareholders are entitled to attend the general meetings of the Company. When voting they are entitled to one vote each on a show of hands or if polled, they are effectively entitled to three times the votes attaching to the ESOT Preference shares and the Ordinary shares allotted to the ESOT.

25.   Reserves

	Share Premium	Revaluation Reserves	Revenue Reserves
	(in millions)
As at 31 March 2001 (predecessor)	€144	€309	€596
Loss absorbed for the financial period	—	—	(345)
Currency translation differences	—	—	1
Reinstatement of Eirpage goodwill	—	—	2
Transfers on realization of revalued assets	—	(10)	10

At 1 November 2001 (predecessor)	€144	€299	€264

As at 2 November 2001 (successor)	€—	€—	€—
Premiums on shares issued	568	—	—
Expenses paid in respect of shares issued	(29)	—	—
Loss absorbed for the financial period	—	—	(87)

At 31 March 2002 (successor)	€539	€—	€(87)

Revaluation surplus	€—	€7	€—
Loss absorbed for the financial year	—	—	(62)

As at 31 March 2003 (successor)	€539	€7	€(149)

26.   Acquisition of Subsidiary Undertakings

        On 28 September 2001 Valentia Telecommunications Limited announced that it had received acceptances for its offer for eircom from shareholders representing 84 per cent of the issued share capital of eircom. Accordingly, the offer became unconditional as to acceptances. On 2 November 2001 the offer was declared wholly unconditional.

        The Valentia Telecommunications Limited offer entitled eircom shareholders to receive a total of €1.365 in cash for each eircom share. This comprised (i) cash consideration of €1.335 per eircom share and (ii) payment of a cash dividend of €0.030 per eircom share.

        The cost of acquisition was €3,033 million (excluding dividend paid by eircom) comprising purchase consideration of €2,947 million and acquisition expenses of €86 million. The purchase consideration was satisfied by cash paid.

        The assets and liabilities of eircom on the date of acquisition, and the adjustments to fair values are set out below:

	Book Value at 2 November 2001	Fair Value Adjustments		Other Adjustments		Fair Values
	(in millions)
Tangible Fixed Assets	€1,836	€715	(i)	€—		€2,551
Stocks	21	—		—		21
Debtors	367	208	(ii)	—		575
Assets held for resale	17	—		133	(v)	150
Creditors and Accruals	(666)	(36	)(iii)	—		(702)
Proposed Dividends	(66)	—		—		(66)
Provisions for liabilities and charges	(349)	(22	)(iv)	—		(371)
Net Funds	111	—		—		111

Net Assets acquired	€1,271	€865		€133		2,269

Purchase Consideration (excluding dividend payable)						3,033

Goodwill Arising on Acquisition						€764

(i)
Adjustment to reflect tangible fixed assets at their fair value being:

•
Open market value for Land & Buildings following valuation carried out by Lisney, Estate Agents, Auctioneers and Valuers, as at 1 December 2001.

•
Depreciated replacement cost for Network, Plant and Equipment.

(ii)
Pension surplus arising from actuarial review.

(iii)
Recognition of annuity commitment.

(iv)
Deferred taxation provision on (ii) and (iii) above.

(v)
Recognises the estimated value of assets acquired as part of the eircom Group, which are held for resale at the period end. (See note 18).

27.   Amounts in Group Cash Flow Statement

        Amounts included in the Group cash flow statement are reconciled or analysed as follows:

(a)   Net Cash Flow from all Operating Activities

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Group operating profit/(loss)	€175	€(118)	€40	€85
Depreciation and amortisation	449	280	204	437
Amortisation of pension surplus	—	—	—	16
Cash flows relating to fundamental restructuring, business exits and other provisions	(156)	(167)	(20)	(63)
Non-cash exceptional charges	27	52	—	10
Working Capital
(Increase)/decrease in stocks	(2)	8	7	4
Increase/(decrease) in creditors	75	150	(70)	(110)
Decrease/(increase) in debtors	4	(33)	(15)	118
Effect of exchange translation adjustments	3	—	—	—

Net cash inflow from operating activities	€575	€172	€146	€497

(b)   Return on Investment and Servicing of Finance

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Interest received	€26	€15	€4	€24
Interest paid	(24)	(22)	(50)	(161)
Interest element of finance lease payments	(1)	—	—	—
Dividends paid to minority shareholders	(2)	(3)	—	—
Debt issue costs paid	—	—	(51)	(3)

	€(1)	€(10)	€(97)	€(140)

(c)   Taxation (Paid)/Refunded

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Corporation tax refund received	€—	€128	€13	€17
Corporation tax paid	(138)	(36)	(2)	(13)

	€(138)	€92	€11	€4

(d)   Capital Expenditure and Financial Investment

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Payments to acquire tangible fixed assets	€(713)	€(195)	€(117)	€(197)
Receipts from disposal of fixed assets	48	4	17	8
Advances to associated undertakings	(21)	—	—	—
Deposit refund on UMTS mobile licence	168	—	—	—
Redemption of securities	108	—	—	—
Loan to ESOT	—	—	—	(50)
Capital grants received	—	—	19	—

	€(410)	€(191)	€(81)	€(239)

(e)   Acquisitions and Disposals

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Purchase of subsidiary undertakings	€(1)	€(8)	€(3,006)	€(9)
Deferred/contingent consideration paid in respect of prior years acquisition	(2)	(3)	—	—
Advance to subsidiary undertakings (held for resale)	—	(3)	—	—
Purchase of associated undertakings	(13)	—	—	—
Receipt in respect of assets held for resale	—	—	—	191
Disposal of subsidiary undertakings	—	—	—	3
Cash acquired with subsidiary undertakings	—	—	309	—
Repayment of debt from the Demerger of Eircell	—	251	—	—

	€(16)	€237	€(2,697)	€185

(f)    Management of Liquid Resources

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Net withdrawal of short term deposits	€11	€—	€—	€—

(g)   Financing

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Repayment of loan capital	€(26)	€(83)	€(4)	(181)
Issue of share capital (net of expenses)	—	—	884	—
Additions to loan capital	101	—	2,219	—
Finance lease liabilities	46	—	—	—
Capital element of finance lease payments	(16)	(47)	(1)	(1)

Net cash inflow/(outflow) from financing	€105	€(130)	€3,098	€(182)

(h)   Analysis of Net Debt

		Successor
	At 2 November 2001	Cash flows	Arising on Acquisition (excl. cash and overdraft)	At 31 March 2002	Cash flows	At 31 March 2003
	(in millions)
Cash at bank and in hand	€—	€316	€—	€316	€124	€440
Overdrafts	—	(2)	—	(2)	1	(1)

	—	314	—	314	125	439
Debt due within one year	—	(44)	(88)	(132)	27	(105)
Debt due after one year	—	(2,170)	(110)	(2,280)	155	(2,125)

	€—	€(1,900)	€(198)	€(2,098)	€307	€(1,791)

28.   Unaudited Subsequent Event

Completion of refinancing and reorganization transactions

        On August 6, 2003, the Group refinanced substantially all of its existing indebtedness. In connection with the refinancing, Valentia issued €550,000,000 aggregate principal amount of 7.25% senior notes due 2013 and eircom Funding issued €285,000,000 aggregate principal amount of 8.25% senior subordinated notes due 2013 and $250,000,000 aggregate principal amount of 8.25% senior subordinated notes due 2013. In addition, Valentia entered into a new €1.4 billion credit facility, of which €1.162 billion was drawn down on closing of the refinancing.

        Valentia used a portion of the proceeds from the initial offering and the funds drawn down under the new credit facility in order to discharge the indebtedness under its prior credit facility and to pay transaction costs of €57 million. In addition, Valentia used available cash, including cash held within the group and cash proceeds from the initial offering and drawn down under the new credit facility, to fund a dividend to Valentia Holdings. Valentia Holdings used the proceeds of the dividend received from Valentia to declare and pay dividends to its shareholders and redeem certain preference shares.

29.   Principal Subsidiary and Associated Undertakings

Subsidiary Companies	Interest in Ordinary Shares at 31 March 2003	Business	Registered Office and Country of Incorporation
eircom Limited	100%	Provision of telecommunications and related services	114 St. Stephen's Green West, Dublin 2, Ireland.
Irish Telecommunications Investments Limited	100%	Telecommunications Financing and Treasury Management	114 St. Stephen's Green West, Dublin 2, Ireland.
eircom (U.S.) Limited	100%	Marketing of Telecom Services in U.S.A.	114 St. Stephen's Green West, Dublin 2, Ireland.
Eirtrade Services Limited	100%	Provision of Electronic Trading Services	114 St. Stephen's Green West, Dublin 2, Ireland.
eircom Phonewatch Limited	100%	Installation, Monitoring and Maintenance of Residential Security Systems	114 St. Stephen's Green West, Dublin 2, Ireland.
Indigo Group Limited	100%	Provision of Internet Services	114 St. Stephen's Green West, Dublin 2, Ireland.
eircom UK Limited	100%	Provision of Telecommunications and Related Services	Royal Exchange, London EC3V 3LE, United Kingdom.
Lan Communications Limited	100%	Systems Integrator	114 St. Stephen's Green West, Dublin 2, Ireland.
eircom Investments BV	100%	Investment Holding Company	Strawinskylaan 3105 1077 ZX, Amsterdam, The Netherlands.
Eircable Limited	100%	Investment Holding Company	114 St. Stephen's Green West, Dublin 2, Ireland.
eircom Holdings Limited	100%	Investment Holding Company	114 St. Stephen's Green West, Dublin 2, Ireland.
Continuous Communications Systems Limited	100%	Communications Contractors	Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland.

eircom (Infonet Ireland) Limited	100%	Provision of Global Data Services	114 St. Stephen's Green West, Dublin 2, Ireland.
eircom Response Limited	100%	Managed Service Bureau	114 St. Stephen's Green West, Dublin 2, Ireland.
GoFree Limited	100%	Property Investment Company	114 St. Stephen's Green West, Dublin 2, Ireland.
Topsource Recruitment Limited	100%	Employment Agency	Exchequer Chambers, 19/22 Exchequer Street, Dublin 2, Ireland.
eircom Net BV	100%	Investment Holding Company	Strawinskylaan 3105 1077 ZX, Amsterdam, The Netherlands.
eircom International Networks Limited	100%	Provision of Telecommunications and Related Services	114 St. Stephen's Green West, Dublin 2, Ireland.
Associated Undertakings
eircom Enterprise Fund Limited	50%	Seed Capital Company and Early Stage Fund Company	114 St. Stephen's Green West, Dublin 2, Ireland.
Beacon Integrated Solutions Limited	49%	Information Technology Consultancy	The Innovation Centre, National Technological Park, Limerick, Ireland.
TE Services Limited	35%	Telecom Engineering Services	Network House, Barrow Street, Dublin 4, Ireland.
Altion TI Limited	33%	Telecoms Software Solutions	Hambledon House, 19-26 Lower Pembroke Street, Dublin 2, Ireland.
Buy4Now Limited	22%	E-commerce Software Developer	27 Carysfort Avenue, Blackrock, Co. Dublin, Ireland.

30.   Employees

        The average number of persons employed by the Group during the respective financial periods were as follows:

	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
Fixed line network and other communications
Operations/Technical	6,165	5,700
Sales/Customer Support	3,258	2,871
Administration	630	558

Total	10,053	9,129

31.   Pensions

(a)    The Group's pension commitments are funded through separately administered Superannuation Schemes and are principally of a defined benefit nature. The total Group pension charge, including contributions and amortisation of the pension surplus, in respect of the year ended 31 March 2003 was €41 million (2002 successor: €10 million, 2002 predecessor: €16 million, 2001: €30 million). In respect of the principal scheme, this represents a rate of 8.2% of pensionable emoluments, as advised by the Group's Actuaries. The results for the year ended 31 March 2003 include amortisation of €16 million in respect of a pension surplus arising on acquisition of €208 million.

        The last Actuarial Valuation of the principal scheme was carried out, using the attained age method, as at 31 March 2002 by Mercer Human Resource Consulting who are actuaries to the Scheme but are neither officers nor employees of the Group.

        The actuarial method used involved determining an appropriate future Group contribution rate designed to fund the projected liabilities of the Scheme related to service subsequent to 1 January 1984 over the remaining working lifetime of the current members. The primary financial assumption underlying the actuarial valuation was that the Scheme's investments will earn a real rate of investment return, over and above salary inflation and pension increases, of 2.5% per annum. At the date of the last actuarial valuation, the market value of the pension scheme assets was €2,065 million and the actuarial valuation of the assets was sufficient to meet more than 100% of the value of the Scheme's accrued liabilities making due allowance for future increases in salaries and pensions.

        The actuarial report is available for inspection by the members of the scheme at 114 St. Stephen's Green West, Dublin 2. The actuarial report is not available for public inspection.

(b)    The Minister for Finance is responsible for meeting and discharging the liability of: (i) the pension costs of former staff of the Department of Posts and Telegraphs who retired or died before the vesting Day (1 January 1984); (ii) costs in respect of the pension entitlements, related to pre-vesting day reckonable service, of staff who transferred to eircom from the Civil Service. Such benefit payments are made from the eircom Number 2 Pension Fund, which was established in March 1999 and received a contribution of €1,015.8 million from the Minister for Finance in accordance with arrangements set out in the eircom Superannuation (Amendment) Scheme, 1999. However, the Minister retains liability for these payments.

(c)    Financial Reporting Standard 17 "Retirement Benefits" disclosures

        An actuarial valuation as at 31 March 2002, was updated at 31 March 2003, for Financial Reporting Standard 17 disclosure purposes by a qualified independent actuary. The main financial assumptions used in the valuation were:

	2002	2003
Rate of increase in salaries	4.00%	3.50%
Rate of increase in pensions in payment	4.00%	3.50%
Discount rate	6.10%	5.50%
Inflation assumption	2.25%	2.25%

        The assets in the scheme and the expected rate of return were:

	Long-term rate of return expected at 31 March 2002	Market value at 31 March 2002	Long-term rate of return expected at 31 March 2003	Market Value at 31 March 2003
		(in millions)		(in millions)
Equities	8.00%	€1,479	7.75%	€1,027
Bonds	5.00%	349	4.75%	294
Cash	3.50%	98	3.00%	60
Property	6.50%	240	6.25%	309

		€2,166		€1,690

        The following amounts at 31 March 2002 and 31 March 2003 were measured in accordance with the requirements of Financial Reporting Standard 17:

	31 March 2002	31 March 2003
	(in millions)
Total market value of assets	€2,166	€1,690
Present value of scheme liabilities	(1,807)	(2,015)

Surplus/(deficit) in the scheme	359	(325)
Related deferred tax (liability)/asset	(45)	41

Net pension asset/(liability)	€314	€(284)

        If the above amounts had been recognized in the financial statements, the Group's net assets and profit and loss reserves at 31 March 2002 and 31 March 2003 would be as follows:

	31 March 2002	31 March 2003
	(in millions)
Net assets excluding pension asset/(liability)	€812	€757
Net Pension asset/(liability)	314	(284)
Pension liability already recognized in financial statements net of deferred taxation	32	51
Pension asset already recognized in financial statements net of deferred taxation	(182)	(168)

Net assets including pension asset/(liability)	€976	€356

Profit and loss reserves excluding pension asset/(liability)	€(87)	€(149)
Net Pension asset/(liability)	314	(284)
Pension liability already recognized in financial statements net of deferred taxation	32	51
Pension asset already recognized in financial statements net of deferred taxation	(182)	(168)

Profit and loss reserves including pension asset/(liability)	€77	€(550)

        The following amounts would have been recognized in the performance statements for the year ended 31 March 2003 under the requirements of FRS 17.

2003
(in millions)
Operating profit
Current service costs	€36
Past service costs	8

€44

Other finance income
Expected return on pension scheme assets	€154
Interest on pension scheme liabilities	(112)

€42

Statement of total recognised gains and losses
Actual return less expected return on pension scheme assets	€(623)
Changes in assumptions underlying the present value of the scheme liabilities	(34)
Experience gains and losses arising on the pension scheme liabilities	(47)

Actuarial loss recognised in the statement of total recognised gains and losses	€(704)

Movement in surplus/(deficit) during the year
Surplus in scheme at 1 April 2002	€359
Current service costs	(36)
Contributions paid	22
Past service costs	(8)
Other finance income	42
Actuarial loss	(704)

Deficit in scheme at 31 March 2003	€(325)

Experience gains and losses for the year ended 31 March 2003
Difference between the expected returns and actual return on scheme assets	€(623)
Percentage of scheme assets	(37)%
Experience gains and losses on scheme liabilities	€(47)
Percentage of the present value of scheme liabilities	(2)%
Total recognised in statement of total recognised gains and losses	€(704)
Percentage of the present value of scheme liabilities	(35)%

32.   Contingent Liabilities

Demerger of the Eircell Mobile business

        Consequent on the Demerger of Eircell in May 2001, the eircom Group has given certain warranties and indemnities to Eircell 2000 and Vodafone, which are subject to various limitations. Any potential liabilities under the taxation warranties will terminate on the sixth anniversary of completion of the Demerger. All other potential warranties terminated in May 2003. Except for certain warranties relating to taxation (in respect of which the liability of eircom is unlimited), the liability of eircom for breach of the warranties is limited to €500 million. eircom has no liability in respect of claims under the warranties unless and until the amount of such claims, excluding claims which are for amounts less than €250,000 each, exceeds €25 million, in which event Eircell 2000 is entitled to recover the full value of the claims including claims previously notified.

        eircom has undertaken that it will not take any action, other than in the ordinary course of business, which would have the effect of reducing the net asset value of its assets below €200 million at any time during a six year period following the Vodafone Offer becoming, or being declared, unconditional.

        eircom has covenanted that it will not, and will procure that no other member of its Group or person, firm or Company carrying on the fixed line business of eircom in succession to eircom ("eircom transferee") will not, for a period of three years following the completion of the Vodafone Offer, carry on any mobile telecommunications business in competition with the business conducted by Eircell and its subsidiaries as at 21 December 2000 nor have any significant financial interest in such business.

        eircom has agreed certain other indemnities in relation to costs and liabilities. The Directors are not aware of any such liabilities which would have a material effect on eircom's financial position.

Other

        The Group has given certain warranties to Promedia GCV following the exit from Golden Pages. Claims in respect of warranties must be notified by 24 May 2004 and are capped at €185 million. The Group has also given certain taxation indemnities and undertakings which are generally subject to a cap of €10 million.

        Other than disclosed above, a number of other lawsuits or claims arise in the normal course of business. While any litigation has an element of uncertainty, the directors believe that there were no contingent liabilities, which would have a material adverse effect on the Group's financial position.

        In the normal course of business, the Group has entered into contracts involving the exchange or purchase and sale of foreign currencies and various performance bonds. No material losses are expected in respect of these transactions other than losses for which provision has been made in the financial statements.

33.   Guarantee

        Under the terms of the €2.4 billion facilities agreement entered into during the period ended 31 March 2002, between the Company and Goldman Sachs International, Deutsche Bank AG London, Barclays Capital, The Governor and Company of the Bank of Ireland and Allied Irish Banks plc and pursuant to which Valentia Telecommunications Limited had financed its acquisition of the shares in eircom, the Company agreed to procure that eircom would enter into an accession agreement, pursuant to which eircom became an additional borrower and a guarantor under the Facilities Agreement in 2003.

        eircom (as lender) also entered into certain intra-Group lending commitments with the Company whereby the Company would be lent funds by eircom in order to meet its payment obligations under the Facilities Agreement.

34.   Capital Commitments

        Capital commitments of the Group, approved by the Board, amounted to €207 million, (2002: €210 million), €17 million (2002: €32 million) was contracted for by the Group.

35.   Related Party Transactions

        The Company has availed of the exemption contained in Financial Reporting Standard 8 "Related Party Disclosures" in respect of subsidiaries, 90 per cent or more of whose voting rights are controlled within a Group. Consequently the financial statements do not include disclosure of transactions with entities in the Valentia Telecommunications Limited Group.

31 March 2002

        During the period ended 31 March 2002 the ESOT, which controlled over 20% of the voting rights, reclaimed €7 million of professional fees that they incurred in relation to the acquisition of eircom by Valentia Telecommunications Limited. These costs were included in acquisition expenses in the balance sheet and have not been charged to the profit and loss account. At 31 March 2002 there was no balance due to the ESOT in respect of these costs.

        During the period ended 31 March 2002 Lionheart Ventures (Overseas) Limited, a Company which Sir Anthony O'Reilly owns and controls, reclaimed €0.2 million of professional fees that they incurred in relation to the acquisition of eircom by Valentia Telecommunications Limited. These costs were included in acquisition expenses in the balance sheet and have not been charged to the profit and loss account. At 31 March 2002 there was no balance due to the Lionheart Ventures (Overseas) Limited in respect of these costs.

        During the period ended 31 March 2002 A&L Goodbody solicitors, a partnership that Paul Carroll, a director of Valentia Telecommunications Limited, is a partner of, provided legal services to Valentia Telecommunications Limited. The total fees in respect of these services amounted to €8.5 million. €8.2 million of these costs were included in acquisition expenses in the balance sheet and have not been charged to the profit and loss account. €0.3 million of these costs were treated as debt issue costs and were charged to the profit and loss account. At 31 March 2002 there was a balance due to A&L Goodbody solicitors of €0.8 million in respect of these costs.

        During the period ended 31 March 2002 Soros, a partnership that certain directors of the Company are partners of, reclaimed €10 million of professional fees that they incurred in relation to the acquisition of eircom by Valentia Telecommunications Limited. €7 million of these costs were treated as share issue costs and were written off to the share premium account in the balance sheet and have not been charged to the profit and loss account. €3 million of these costs were treated as debt issue costs and were charged to the profit and loss account. At 31 March 2002 there was no balance due to Soros.

        During the period ended 31 March 2002 Providence, a partnership that certain directors of the Company are partners of, reclaimed €21.6 million of professional fees that they incurred in relation to the acquisition of eircom by Valentia Telecommunications Limited. €5.2 million of these costs were included in acquisition expenses in the balance sheet and have not been charged to the profit and loss account. €8.7 million of these costs were treated as share issue costs and were written off to the share premium account in the balance sheet and have not been charged to the profit and loss account. €7.7 million of these costs were treated as debt issue costs and were charged to the profit and loss account. At 31 March 2002 there was a balance due to Providence of €0.3 million.

31 March 2003

        During the year ended 31 March 2003, A&L Goodbody solicitors, provided legal services to the Group. The total fees in respect of these services amounted to €5.1 million. All of these costs were expensed in the year in the profit and loss account.

        During the year ended 31 March 2003, the ESOT was lent €50 million. This loan is unsecured, interest free and has a fixed repayment date within one year. The ESOT have agreed to waive their dividend entitlements in relation to 474 ESOT preference shares for the duration of the ESOT loan from Valentia Telecommunications Limited (see Note 17).

        During the year ended 31 March 2003, Lionheart Ventures (Overseas) Limited, was paid €0.2 million of arrangement fees in respect of commitments to subscribe for shares under certain circumstances. This amount was charged to the profit and loss account. There were no amounts outstanding at 31 March 2003.

        During the year ended 31 March 2003, Soros, was paid €0.7 million of arrangement fees in respect of commitments to subscribe for shares under certain circumstances. This amount was charged to the profit and loss account. There were no amounts outstanding at 31 March 2003.

        During the year ended 31 March 2003, Providence, a partnership that certain directors of the Company are partners of, was paid €1.7 million of arrangement fees in respect of commitments to subscribe for shares under certain circumstances. This amount was charged to the profit and loss account. There were no amounts outstanding at 31 March 2003.

36.   Comparative Amounts

        Certain comparative figures have been re-grouped and re-stated where necessary on the same basis as those for the current year.

37.   Reconciliation to United States Generally Accepted Accounting Principles

        The Group's consolidated financial statements are prepared in accordance with accounting principles generally accepted in Ireland ("Irish GAAP"), which differ in certain respects from United States generally accepted accounting principles ("U.S. GAAP"). These differences are described below together, where appropriate, with an explanation of the method used to determine the adjustments to net profit attributable to group shareholders for the twelve months ended 31 March 2001 (predecessor), the period from 1 April 2001 until 1 November 2001 (predecessor), the period from 2 November 2001 until 31 March 2002 (successor), the twelve months ended 31 March 2003 (successor), and shareholder's equity as at 31 March 2002 and 2003 (successor). Valentia Telecommunications Limited Notes to the Consolidated Financial Statements.

        The following statements summarise the material adjustments, gross of their tax effect, which reconcile the net profit attributable to group shareholders amount and the equity shareholders' funds amount under Irish GAAP to the amounts which would have been reported had U.S. GAAP been applied.

			Predecessor		Successor
	Note		Financial Year Year ended 31 March 2001	For the Financial period from 1 April 2001 to 1 November 2001	For the Financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
			(in millions)
Reconciliation of net income:
Net profit/(loss) attributable to group shareholders under Irish GAAP			€69	€(158)	€(75)	€(40)
U.S. GAAP adjustment:
Goodwill	(a	)	1	—	16	38
Intangible Assets	(a	)	(1)	—	(10)	(18)
Revenue	(b	)	(53)	9	(7)	(9)
Revaluations	(c	)	11	11	—	—
Provisions for restructuring and transformation costs	(d	)	(218)	(31)	(17)	(91)
Provision for exit from certain international and multimedia activities	(e	)	17	(5)	(4)	(2)
Debt issue costs	(f	)	—	—	51	(7)
Pensions costs	(g	)	37	30	10	35
Derivative financial instruments	(h	)	—	(2)	6	(47)
Annuity scheme	(i	)	—	(36)	—	—
ESOT Trust	(j	)	(241)	(178)	(27)	(128)
Capitalised interest costs	(k	)	1	1	5	5
Indefeasible rights to use (IRU)	(l	)	(4)	1	1	1
Impairment of long-lived assets	(m	)	—	21	—	15
Asset held for sale	(n	)	—	—	5	(5)
Deferred taxes	(o	)	17	—	4	10
Deferred taxes on U.S. GAAP adjustments			74	19	8	26

Net loss under U.S. GAAP			(290)	(318)	(34)	(217)
Dividends on preference shares	(p	)	—	—	(12)	(22)

Net loss under U.S. GAAP attributable to ordinary shareholders	(r	)	€(290)	€(318)	€(46)	€(239)

		Predecessor		Successor
	Note	Financial Year Year ended 31 March 2001	For the Financial period from 1 April 2001 to 1 November 2001	For the Financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
		(in millions)
U.S. GAAP net loss consists of (loss)/income from:
Continuing operations		€(325)	€(272)	€(39)	€(212)
Discontinued operations		35	(46)	5	(5)

Net loss		€(290)	€(318)	€(34)	€(217)

Operating (loss)/profit from continuing operations		€(322)	€(317)	€2	€(72)

			Successor
			As at
	Note		31 March 2002	31 March 2003
			(in millions)
Reconciliation of shareholders' equity:
Shareholders' funds under Irish GAAP			€812	€757
U.S. GAAP adjustment:
Goodwill	(a	)	(253)	(215)
Intangible assets	(a	)	190	172
Revenue	(b	)	(7)	(16)
Revaluations	(c	)	—	(7)
Provision for restructuring and transformation costs	(d	)	153	68
Provision for exit from certain international and multimedia activities	(e	)	8	—
Debt issue costs	(f	)	51	44
Pensions costs	(g	)	(36)	(1)
Derivative financial instruments	(h	)	6	(41)
ESOT Trust	(j	)	83	4
Capitalised interest costs	(k	)	5	10
Indefeasible rights to use (IRU)	(l	)	(26)	(25)
Impairment of long-lived assets	(m	)	—	15
Asset held for sale	(n	)	5	—
Deferred taxes	(o	)	(85)	(75)
Deferred taxes on U.S. GAAP adjustments			(50)	(24)
Redeemable preference shares	(p	)	(252)	(252)

Shareholders' equity under U.S. GAAP			€604	€414

(a)   Purchase Accounting Adjustments

Predecessor Period

Goodwill

        In the consolidated financial statements prepared in accordance with Irish GAAP, goodwill arising on the acquisition of a subsidiary or associated undertaking arising before 3 April 1998 remains eliminated against reserves. Financial Reporting Standard ("FRS") 10 "Goodwill and Intangible Assets", which applies to accounting periods ended on or after 23 December 1998, requires capitalisation and amortisation of goodwill over its estimated economic life. As permitted by FRS 10, the Group elected to apply its requirement prospectively.

        Under U.S. GAAP, prior to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), goodwill of the Group is capitalised as an intangible fixed asset or, in the case of associated undertakings, recorded as part of the carrying value of the associated undertaking and amortised against net income over its economic life.

Intangible Assets

        In the predecessor periods, under Irish GAAP, the Group recorded an expense relating to a licence to operate its mobile communications services, which the Group was obligated to obtain from the Irish Government, as a result of the Government's decision to liberalise the mobile communications market in Ireland. Under Irish GAAP, the cost of the licence was prudently expensed as incurred. Under U.S. GAAP the cost of the licence was recorded as an intangible non-current fixed asset and amortised over the term of the licence of 15 years. Additionally, on 1 January 2000, the Group purchased a second mobile licence for €7.2 million, which was charged to expense under Irish GAAP. The licence was capitalised for U.S. GAAP and was amortised over the term of the licence of 11 years. As the Group disposed of its mobile communication operations in May 2001, these licences are effectively disposed of at that date.

Successor Period

        On 2 November 2001, eircom was acquired by Valentia. Under Irish GAAP the consideration paid for a business is assigned first to the separable tangible assets acquired and liabilities assumed on the basis of their fair values at the acquisition date. Any excess of consideration over the fair value of the net tangible assets acquired was allocated to goodwill and amortised over 20 years.

        Under U.S. GAAP, SFAS No. 141 "Business Combinations" applies, which addresses the accounting and reporting for all business combinations initiated after 30 June 2001. SFAS No. 141 requires that the cost of an investment is assigned to assets acquired and liabilities assumed on the basis of their fair values at the date of acquisition. In addition, SFAS No. 141 requires that an intangible asset must be separately identified and recognised apart from goodwill, and disclosed accordingly. An intangible asset should be recognised apart from goodwill if it arises from contractual or other legal rights, or if it is capable of being separated or divided from the acquired entity and sold, transferred, licensed or exchanged. For U.S. GAAP purposes, the fair values have been assigned to certain intangible assets as shown in the table below.

        Effective 1 April 2002, under U.S. GAAP, the Group adopted SFAS No. 142, which established new standards related to how acquired goodwill and other intangible assets are to be recorded upon their acquisition as well as how they are to be accounted for after they have been initially recognised in the financial statements. As a result of the adoption of this standard, the Group will not amortise goodwill, rather, they will test it for impairment on an annual basis based on a fair value approach. Additionally under SFAS No. 142, since the acquisition of the Group by Valentia was after 30 June 2001, goodwill has not been amortised for periods after 2 November 2001 (the acquisition date). Upon adoption of this standard, the Group completed a transitional impairment test for its goodwill and determined that there were no impairments to be recorded.

        The following table represents the allocation of the purchase price to net assets acquired in accordance with U.S. GAAP:

	(in millions)
Consideration		€3,033
Fair value of net assets acquired under Irish GAAP		€2,269
Goodwill arising under Irish GAAP		€764
Less: additional fair value adjustments under U.S. GAAP:
Regulatory assets	13
Customer base	105
Trade names/trademark	82
ESOT trust	107
Pensions	(46)
Restructuring and redundancy costs not recognised	182
Indefeasible rights to use	(27)
Deferred taxes on Irish GAAP fair value adjustments	(89)
Deferred taxes on U.S. GAAP adjustments	(58)	269

Goodwill arising under U.S. GAAP		€495

        The intangible regulatory asset and customer base are being amortised over 1 and 10 years respectively. The trademark has an indefinite life and is not being amortised.

        Under U.S. GAAP, the Group recognised an asset for the unallocated net assets of the ESOT Trust. Under Irish GAAP the Trust asset is not recognised. See Note 37(j).

        Under Irish GAAP, at the date of acquisition, the Group has recorded provisions for certain voluntary redundancy schemes and other transformation costs based on the fact that a legal or constructive obligation exists and the amount can be reasonably estimated. Under U.S. GAAP, this liability would not be recognised at the date of acquisition since they would not be recognised under either SFAS No. 88 "Employers' Accounting for Settlement and Curtailment of Defined Benefits" ("SFAS No. 88") or EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination ("EITF 95-3")." See note 37(d).

        Under Irish GAAP, the Group recorded a liability for its obligations related to the service portion of IRU contracts to purchase and sell capacity. Under U.S. GAAP, since the entire IRU contract has been accounted for as a service contract, the Group has recorded a liability based on the estimated fair value of the Group's legal obligation associated with the entire contract. See Note 37(l).

        Under Irish GAAP, pensions were valued on an actuarial basis at the date of acquisition. Under U.S. GAAP, the projected benefit obligation and the fair value of plan assets were remeasured at the date of acquisition and the resulting net prepaid pension asset was recorded.

        Under Irish GAAP, deferred taxes are not provided with respect to fair value adjustments made to record Valentia's basis in the assets acquired. Under U.S. GAAP, deferred taxes related to fair value adjustments must be provided.

        The following unaudited pro-forma summary presents information under U.S. GAAP as if the acquisition by Valentia had occurred as of 1 April 2001. The pro forma data gives effect to actual operating results prior to the acquisition, adjusted to include the pro forma effect of revenue, interest expense, amortisation of intangible assets, depreciation of tangible fixed assets, pensions, dividends on preference shares and other purchase accounting adjustments. The pro-forma amounts do not purport to be indicative of the results that would actually have been reported if the acquisition had actually occurred at the beginning of the periods presented or that may be reported in the future.

	Unaudited Pro-forma for the Financial years ended
	31 March 2001	31 March 2002
	(in millions)
Group turnover	€2,151	€1,820

Net loss	(488)	(458)
Dividends on preferred shares	(12)	(22)

Net loss attributable to ordinary shareholders	€(500)	€(480)

(b)   Revenue Recognition

        Under Irish GAAP, the Group recognises the revenue related to connection fees at the time the service is provided. Under U.S. GAAP, the connection fees are recognised over the average customer life of three to seven years. Expenses, where exceeding revenue, are only deferred to the extent of revenue.

        "Staff Accounting Bulletin No. 101" ("SAB 101") provides guidance on revenue recognition under U.S. GAAP. Amongst other items, SAB 101 addresses the timing of revenue recognition relating to non-refundable, up-front fees. The Group performs a detailed analysis of their connection fees and associated expenses accordingly.

(c)   Revaluations

        In accordance with Irish GAAP, the Group's consolidated financial statements are prepared in accordance with the historical cost convention except that property is periodically restated on the basis of appraised values. Subsequent depreciation is computed on the revalued amounts. Under U.S. GAAP, such revaluations are not permitted and depreciation is computed on the historical cost. Adjustment of the amounts reported under Irish GAAP for property to the amounts reportable under U.S. GAAP would result in a reduction of the book value of tangible fixed assets by €nil and €7 million as at 31 March 2002 and 31 March 2003 respectively.

(d)   Provisions for Restructuring and Transformation Costs

        Under Irish GAAP, the Group has recorded provisions for fundamental restructuring and certain voluntary redundancy schemes in respect of staff restructuring and other aspects of its business transformation, which are in the course of implementation, when a legal or constructive obligation exists, and the amount can be reasonably estimated.

        Under U.S. GAAP, costs related to voluntary early retirement and severance schemes are accounted for in accordance with SFAS No. 88. Generally the timing of expense recognition differs between Irish GAAP and U.S. GAAP because, under Irish GAAP, a constructive obligation is deemed to exist when the Group agrees to accept and discharge responsibility under the terms of voluntary early retirement and severance schemes with the employees and their unions. U.S. GAAP requires that the individual employees have accepted the offer to retire or to participate in severance programs before the expense is recognised.

        The following table reconciles the movement in the staff restructuring provisions as presented under Irish GAAP at Note 22 to the amounts presented under U.S. GAAP:

	Staff restructuring provision under Irish GAAP	Adjustment	Staff restructuring provision under U.S. GAAP
	(in millions)
As at 1 April 2000 (predecessor)	€419	€(419)	€—
Utilised	(218)	—	(218)
Charged to the consolidated profit and loss account	—	218	218

As at 1 April 2001 (predecessor)	201	(201)	—
Utilised	(32)	—	(32)
Charged to the consolidated profit and loss account	1	31	32

As at 1 November 2001 (predecessor)	€170	€(170)	€—

As at 2 November 2001 (successor)	€170	€(170)	€—
Utilised	(17)	—	(17)
Charged to the consolidated profit and loss account	—	17	17

As at 31 March 2002	153	(153)	—
Utilised	(83)	—	(83)
Charged to the consolidated profit and loss account	14	91	105
Transfer from accruals	36	—	36
Transfer from provision for exit from certain international and multimedia activities	6	(6)	—

As at 31 March 2003	€126	€(68)	€58

(e)   Provision for exit from certain international and multimedia activities

        Under Irish GAAP, the Group has recorded provisions for the exit from certain international and multimedia activities as part of its business transformation, which are in the course of implementation when a legal or constructive obligation exists, and the amount can be reasonably estimated.

        Under U.S. GAAP, these transformation costs, which mainly relate to involuntary contract termination and voluntary staff exit costs, do not qualify as exit costs based on guidance provided by the Emerging Issues Task Force Consensus 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including certain costs incurred in a restructuring" ("EITF 94-3"). Certain costs related to warranties accrued under Irish GAAP, as a result of discontinuing certain activities, do qualify for accrual under EITF 94-3.

        The following table reconciles the movement in the provision for exit from certain international and multimedia activities as presented under Irish GAAP at Note 22 to the amounts presented under U.S. GAAP:

	Provisions for exit from certain international and multimedia activities under Irish GAAP	Adjustment	Provisions for exit from certain international and multimedia activities under U.S. GAAP
	(in millions)
As at 1 April 2000 (predecessor)	€—	€—	€—
Utilised	—	—	—
Charged to the consolidated profit and loss account	23	(17)	6

As at 1 April 2001 (predecessor)	23	(17)	6
Utilised	(10)	—	(10)
Charged to the consolidated profit and loss account	3	5	8

As at 1 November 2001 (predecessor)	€16	€(12)	€4

As at 2 November 2001 (successor)	€16	€(12)	€4
Utilised	(5)	—	(5)
Charged to the consolidated profit and loss account	—	4	4

As at 31 March 2002	11	(8)	3
Utilised	(2)	—	(2)
Charged to the consolidated profit and loss account	(3)	2	(1)
Transfer to provision for restructuring and transformation	(6)	6	—

As at 31 March 2003	€—	€—	€—

(f)    Debt Issue Costs

Successor

        Under Irish GAAP, debt issuance costs associated with the Debt are required to be amortised up to the earliest date on which the repayment option can be exercised unless there is no genuine possibility that the option will be exercised. Under U.S. GAAP, debt issuance costs are amortised to income based on the contractual life of the loan using the effective interest method.

        The Group is in the process of restructuring its financing and consequently the existing debt is likely to be repaid during 2003. Under U.S. GAAP, the remaining unamortised portion of the debt issue costs of €44 million, included in the balance sheet at 31 March 2003 will be charged to the statement of profit and loss upon early extinguishment of the debt.

(g)   Pension Costs

        Under Irish GAAP, pension costs are determined in accordance with Statement of Standard Accounting Practice No. 24, "Accounting for Pension Costs", and costs are expensed over employees' working lives. Under U.S. GAAP, pension costs are determined in accordance with the requirements of SFAS No. 87, "Employers Accounting for Pensions," ("SFAS No. 87") and SFAS No. 88. In accordance with the requirements of U.S. GAAP, the Group performs annual pension valuations. Differences between the amounts under Irish GAAP and U.S. GAAP arise from the requirement to use different actuarial methods and assumptions and the method of amortising surpluses or deficits.

(h)   Derivative Financial Instruments

Derivative financial instruments

        In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). This Statement became effective for the Group on 1 April 2001 and establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. It requires recognition of all freestanding and many embedded derivatives on the balance sheet at their fair value, regardless of any hedging relationship designation. Derivative instruments must be classified as hedging transactions (either fair-value hedges, cash flow hedges or net investment hedges in a foreign operation) or non-hedging transactions, and the accounting treatment of derivative instruments and hedged items depends on this classification. Changes in the fair value of derivative instruments that do not qualify for or are not designated in hedging relationships are recognised immediately in current period earnings when they occur.

        Initial application of SFAS No. 133

        On 1 April 2001, the Group recognised all freestanding derivative instruments as either separate assets or liabilities and measured them at their fair value. In accordance with the transition provisions of SFAS No. 133, this resulted in the recording of an asset of €4 million in other assets and a corresponding offsetting adjustment of €4 million to the designated hedged item resulting from the economic hedging relationship existing prior to the adoption of SFAS No. 133.

        Post-transition-date accounting under SFAS No. 133

        The Group elected not to designate any of its derivative financial instruments in hedging relationships as defined by SFAS No. 133. Accordingly, for U.S. GAAP purposes the Group recognises changes in the fair value of derivative financial instruments through current earnings.

(i)    Annuity Scheme

        The Group established an annuity scheme whereby employees participating in a voluntary termination scheme could accept payment in one lump sum or in an annuity to be paid out over a period of ten years. Under Irish GAAP, prior to 2 November 2001, the Group recorded a liability at the date that an employee elected to receive the annuity, which represented a net amount consisting of the estimated present value of the fixed payment stream due to the employee less the value of the assets set aside to fund the liability, taking account of the expected future return on those assets being invested for the period. Subsequently, due to the continued downturn in equity markets, the Group changed the way it estimated the net liability and calculated it as the net of the present value of the fixed payment stream due to employees and the fair value of the assets set aside to fund the payment stream on the balance sheet date. Under U.S. GAAP, the liability for the annuity due to the employee is treated separately from the assets set aside to fund the liability. The assets have been classified as trading securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", with all unrealised gains or losses recorded through current earnings as a restructuring charge. As a result, a U.S. GAAP adjustment is recorded to measure the assets at their fair value.

        The annuity scheme liability and the fair value of the assets set aside to fund the liability were €137 million and €101 million at 31 March 2002, and €141 million and €83 million at 31 March 2003, respectively.

(j)    ESOT Trust

        On 1 April 1999, the Telecom Employee Share Ownership Trust ("ESOT") was established for the benefit of eligible employees. The ESOT is funded by a combination of third party loans, loans from the Group and contributions of shares by the Group.

        The net assets of the Trust are divided into approximately 329 million units. The units are allocated to employees, subject to a minimum period of twelve months of qualifying employment with the Group, who have entered into contracts of participation with the ESOT.

        Employees that cease to be employed by the Group retain their right to the units allocated before the termination of their service. Each eligible employee is allocated the same number of units (pro rated if the service period is less). The units of the ESOT are being allocated to eligible employees through eleven notional allocations over a five year period ending 1 November 2003.

        At 31 March 2002 and 2003, the ESOT had unallocated outstanding debt under a legal mortgage from ZCM Matched Funding Corp ("ZCM"), of €37 million and €7 million, respectively. There is no recourse to the Group in the event of default under the terms of the ZCM loan. At 31 March 2002 and 2003, the ESOT had unallocated outstanding debt payable to the Group of €nil and €9 million, respectively. At 31 March 2002 and 2003, the Trust held the following allocated and unallocated shares in Valentia based on the proportion of allocated and unallocated units of the Trust:

	Number of shares at 31 March 2002	Number of shares at 31 March 2003
Class A shares allocated	15,491,649	19,928,792
Class A shares unallocated	8,843,351	4,406,208
Class B shares allocated	5,054,600	6,502,347
Class B shares unallocated	2,885,400	1,437,653
ESOT Preference shares allocated	1,521	1,957
ESOT Preference shares unallocated	869	433
Vodafone shares allocated	99,243,999	65,462,054
Vodafone shares unallocated	56,653,069	14,473,501

        At 31 March 2002 and 2003, the Trust had unallocated net assets totalling 36.34% and 18.11% of the Trust, respectively. The fair value of the unallocated assets totalled €243 million and €84 million at 31 March 2002 and 2003, respectively.

        Under Irish GAAP, the lump sum payment in respect of establishing the Trust of €127 million, paid to the ESOT by the Group, was expensed in the consolidated profit and loss account of the Group in the financial year ended 31 March 1999. No further expense arises under Irish GAAP.

        Under U.S. GAAP, the Group applies the provisions of AICPA Statement of Position 93-6 "Employers' Accounting for Employee Stock Ownership Plans" ("SOP 93-6"). Accordingly, the unallocated third party debt of the ESOT, and related accrued interest, are recorded in the Group's consolidated balance sheet. The unallocated note payable from the Trust to the Group and the related unallocated note receivable from the trust are not recorded on the balance sheet of the Group. The unallocated Class A and B shares of Valentia held by the Trust are recorded as unearned ESOT shares in stockholders' equity at their fair values at the time they were acquired by the ESOT. Dividends on unallocated shares are used to repay the unallocated ESOT debt and interest. The dividends on unallocated ordinary shares are not considered dividends under U.S. GAAP for financial reporting purposes and are reported as a reduction of debt and dividends payable. Both the unallocated and allocated ESOT preference shares are recorded outside of permanent equity since they are redeemable for cash by the participants.

        The unallocated cash and shares in Vodafone held by the Trust are recorded on the balance sheet of the Group in proportion to the unallocated units of the Trust as part of the ESOT trust asset. The unallocated Vodafone shares are classified as available for sale securities. Management determined that the decline in the fair value of these shares is other than temporary. As a result, the Group recognised an impairment on the Vodafone shares of €44 million, €25 million and €30 million for the period from 1 April 2001 to 1 November 2001, the period from 2 November 2001 to 31 March 2002 and the financial year ended 31 March 2003, respectively.

        The Group recognises administrative charges incurred by the ESOT, interest expense on the unallocated ESOT debt, and trust expense equal to the average fair value of the Trust units allocated during the period that the employees earn the allocation.

        Trust units allocated to employees totalled 59.8 million, 59.9 million, nil, and 60.0 million in the year ended 31 March 2001, the period from 1 April 2001 to 1 November 2001, the period from 2 November 2001 to 31 March 2002 and the year ended 31 March 2003, respectively. Trust expense totalled €241 million, €134 million, €2 million, and €99 million in the year ended 31 March 2001, the period from 1 April 2001 to 1 November 2001, the period from 2 November 2001 to 31 March 2002 and the year ended 31 March 2003, respectively.

(k)   Capitalised Interest Costs

        Under Irish GAAP, the Group does not capitalise interest. Under U.S. GAAP, in accordance with the provisions of SFAS No. 34, "Capitalisation of Interest Costs," the estimated amount of interest incurred while constructing major capital projects is required to be capitalised and depreciated over the lives of the related assets, resulting in an increase in the Group's non-current assets under U.S. GAAP. The amount of interest capitalised is determined by reference to the weighted average interest rates on outstanding borrowings.

        The U.S. GAAP adjustments resulted in cumulative gross capitalised interest of €5 million and €12 million and accumulated amortisation of €nil and €2 million as at 31 March 2002 and 31 March 2003, respectively. Interest capitalised amounted to €9 million, €10 million, €5 million and €7 million and amortisation amounted to €8 million, €9 million, €Nil and €2 million for the year ended 31 March 2001, the period from 1 April 2001 until 1 November 2001, the period from 2 November 2001 until 31 March 2002, and the year ended 31 March 2003, respectively.

(l)    Indefeasible Rights to Use

        During the year ended 31 March 2001 and the period from 1 April 2001 until 1 November 2001, the Company entered into indefeasible rights to use ("IRU") contracts to sell capacity on its network as well as IRU contracts to purchase capacity from a third party. Under Irish GAAP, the income associated with the service portion of the sales contract is being recognised over a seven-year period, and the remaining IRU income was recognised when the contract was entered into. Under U.S. GAAP the sales contracts were accounted for as service contracts with the entire income being deferred and recognised on a straight-line basis over a 17 to 25 year period. Under Irish GAAP, the purchase contracts have been accounted for as a capital asset depreciated over a seven-year period. Under U.S. GAAP the purchase contracts are accounted for as service contracts and accordingly, the pre-paid balance has been recorded as a deferred debtor and is being amortised on a straight line basis as rent expense over a seven year period.

(m)  Impairment of Long-Lived Assets

        Under Irish GAAP, the Group recognised impairments for certain assets based on results of revaluations and other factors including a review of discounted future cash flows where appropriate. Under SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), an asset is considered to be impaired when its carrying amount exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The undiscounted cash flows include only the future cash flows that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the asset. For certain long-lived assets impaired by the Group under Irish GAAP, the sum of the undiscounted cash flows directly associated with the assets exceeded their carrying value. Thus, the criteria for impairment under SFAS No. 144 were not met, and a portion of the impairment expense recognised under Irish GAAP was added back to net income for U.S. GAAP purposes.

        During the seven-month period from 1 April 2001 to 1 November 2001 the Group noted changes in circumstances and business climate affecting duct assets in Northern Ireland and international capacity contracts that were indicative of a potential impairment. Specifically, the Group noted significant over capacity in the international telecommunications market in which the Group operates. As a result, the Group undertook an assessment of the recoverability of the carrying value of these assets. In this assessment, the Group examined separate undiscounted expected future cash flows resulting from these assets over their remaining useful lives, which indicated an aggregate net negative cash flow for the period. These forecasts represented management's best estimates of future results of the forecast period. Based on the projected negative cash flows for these assets over their remaining useful lives, the Group recorded an impairment charge during the seven-month period of €28 million under both Irish GAAP and U.S. GAAP, to reduce the carrying value of the assets to their recoverable value of zero.

(n)   Asset Held for Sale

        Beginning 2 November 2001, under Irish GAAP, the results of Golden Pages Limited were not consolidated into the Group since it was required to be reclassified as an asset held for sale under Irish GAAP, up to its date of exit in May 2002. Under U.S. GAAP, in accordance with APB No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," ("APB No. 30"), Golden Pages Limited did not meet the criteria of an asset held for sale at 2 November 2001. For purposes of U.S. GAAP, the results of operations of Golden Pages Limited have been included in the financial statements as a discontinued operation up until its exit in May 2002.

        The net assets of Golden Pages Limited consisted of the following (at exit date):

As at 2 May 2002
(in millions)
Tangible assets	€10
Intangible assets	139
Stocks	9
Debtors	4
Cash	12
Creditors	(9)
Minority interest	(10)

Net assets	€155

(o)   Deferred Taxes

        Under Irish GAAP, deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the Group's taxable profits and its results as stated in the financial statements. Deferred tax assets are recognised to the extent they are regarded as recoverable. They are regarded as recoverable to the extent that on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits for which the future reversal of the underlying timing differences can be deducted. Under U.S. GAAP, SFAS 109 "Accounting for Income Taxes" requires that deferred taxation liabilities and assets are recorded in full for all temporary differences between book income and tax income and a valuation allowance is established to reduce deferred tax assets to the amounts which are more likely than not to be realised in future tax returns. For the purposes of the reconciliation, the principles of SFAS No. 109 have been applied. Under Irish GAAP, deferred taxes are not provided with respect to fair value adjustments made to record Valentia's basis in the assets acquired. Under U.S. GAAP, deferred taxes related to fair value adjustments must be provided.

(p)   Preference Shares

        Under U.S. GAAP, the ESOT Preference shares, Non Voting Third Party Preference shares, and Non Voting Adviser Preference shares are considered mandatorily redeemable since the conditions for redemption are not solely within the control of the Group. Under U.S. GAAP mandatorily redeemable securities are initially recorded at their fair value and subsequently accreted to their redemption value, such that the carrying value is equivalent to the redemption value on the date the option to redeem is exercisable. The ESOT Preference shares and the Non Voting Adviser Preference shares outstanding are first redeemable at the option of the holder during August 2003 and February 2009, respectively, at their subscription prices plus cumulative unpaid dividends. Therefore, the initial fair value of the ESOT Preference Shares and the Non Voting Adviser Preference shares approximates their redemption value. The redemption value of the Non Voting Third Party Preference shares is equivalent to 116.25 percent of the subscription price plus cumulative unpaid dividends. In accordance with U.S. GAAP, the ESOT Preference shares, the Non Voting Third Party Preference shares and the Non Voting Adviser Preference shares are recorded initially at their fair value classified outside of shareholders equity under the title temporary equity. The carrying value of the Non Voting Third Party Preference shares is accreted up to its redemption value over the period from issuance to the date it first becomes redeemable at the option of the holder. Accordingly, the Group records a charge to retained earnings reflecting the accretion of the liability resulting from the Non Voting Adviser Preference shares from their fair value at inception to their redemption value.

        The following table presents the redemption value of the three classes of mandatorily redeemable preference shares:

	As at
	31 March 2002	31 March 2003
	(in millions)
ESOT Preference Shares	€251	€274
Non-voting Third Party Preference Shares	8	8
Non-voting Adviser Preference Shares	5	6
Less: cumulative unpaid preference dividends	(12)	(34)
Less: accrued interest on cumulative unpaid preference dividends	—	(2)

	€252	€252

        Upon the occurrence of a liquidity event, which is defined as a flotation or sale of the Group, the holders of both the Non Voting Third Party Preference shares and the Non Voting Adviser Preference shares are each entitled to receive Ordinary A shares of the Group. The value of the Ordinary A shares received upon conversion is equivalent to the redemption value of the respective Preference shares based upon the initial offering price of the Ordinary A shares.

(q)   Certain Leasing Transactions

        The Group entered into certain lease transactions whereby assets were leased or sold and leased back from the purchaser. In conjunction with each lease transaction the Group entered into arrangements with third party financial institutions whereby the Group maintains deposits and other financial assets in return for their undertaking to pay the Group's lease payment obligations to the lessor, including the repurchase of the assets. Under Irish GAAP and U.S. GAAP, these leases are accounted for as finance leases (capital leases as defined under SFAS No. 13, "Accounting for Leases"). Under Irish GAAP, as the Group's lease obligations are fully defeased from the inception of the leases, the deposits and related lease obligations are not recognised as separate assets and liabilities of the Group. Accordingly, the Group records no asset for the deposits and shows no liability for the lease obligations in its consolidated balance sheet. Under U.S. GAAP, the outstanding lease obligations to the lessor would not be regarded as defeased by the deposit held by the third party financial institution, since no legal right of offset exists. As a result, total assets and liabilities as at 31 March 2002 and 31 March 2003, are higher under U.S. GAAP by €318 million and €200 million, respectively.

(r)   Income Statement

        Under Irish GAAP exceptional items are items which are derived from events or transactions which individually, or if of a similar type, in aggregate, need to be disclosed by virtue of their size or incidence. Additionally some of these exceptional charges under Irish GAAP are included after operating profit if certain criteria are met. Under U.S. GAAP only items which are considered unusual in nature and infrequent in occurrence (not reasonably expected to recur in the foreseeable future) qualify for presentation as "extraordinary" items. Under U.S. GAAP, extraordinary items are presented below income before extraordinary items in the statement of profit and loss. Under U.S. GAAP, restructuring charges, fixed asset impairments, gains and losses on disposals, and other charges, disclosed as exceptional expenses under Irish GAAP, do not meet the criteria for presentation as extraordinary items. Additionally, under U.S. GAAP these exceptional expenses would be separated between continuing and discontinued operations.

        Under Irish GAAP, the Group elects to present "gross profit" in its consolidated profit and loss account, which is calculated as turnover minus cost of sales. Under Irish GAAP, the Group elects to include only costs relating to payments to other carriers, commissions and the cost of customers' premises equipment in cost of sales.

        Under U.S. GAAP, the presentation of cost of sales and gross profit on the basis used under Irish GAAP is not appropriate, as not all direct costs incurred to generate turnover are included in cost of sales, such as a portion of depreciation, amortisation, provisions for doubtful accounts and net staff cost.

        Under Irish GAAP, the Group elects to present "contribution on ordinary activities" as a subtotal before operating profit in its consolidated profit and loss account, which is not an appropriate measure of profitability under U.S. GAAP. Contribution on ordinary activities should not be considered an alternative measure for cash flows from operating activities.

38.   Additional Disclosure Requirements Under U.S. GAAP

(a)   Employee Benefit Plans

Defined Benefit Plans

        For purposes of the U.S. GAAP reconciliation, the Group adopted the provisions of SFAS No. 87, amended by SFAS No. 132 "Employer's Disclosures about Pensions and Other Postretirement Benefits an Amendment of FASB Statements No. 87, 88 and 106." The following table provides the components of net periodic pension costs under U.S. GAAP:

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the Financial period from 1 April 2001 to 1 November 2001	For the Financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in thousands)
Service costs	€35,563	€21,571	€16,353	€35,911
Interest costs	85,514	55,686	42,693	112,061
Expected return on plan assets	(128,270)	(85,197)	(59,735)	(154,124)
Amortisation of transition assets	(2,925)	(1,706)	—	—
Amortisation of prior service costs	3,237	1,888	—	—
Amortisation of experience	(14,264)	(10,008)	—	—
Special termination benefits	—	—	—	7,954
SFAS No. 88 Curtailment Cost	7,961	—	—	—

Net periodic benefit (credit)/cost recognised in accordance with U.S. GAAP	€(13,184)	€(17,766)	€(689)	€1,802

        The charge for special termination benefits is the result of the Group's early retirement schemes, which provides eligible employees with the opportunity to retire early, resulting in additional pension costs.

        The following table provides details about the weighted-average assumptions used to calculate the pension costs:

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the Financial period from 1 April 2001 to 1 November 2001	For the Financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
Discount rate	6.0%	6.0%	6.1%	5.5%
Expected return on plan assets	7.0%	7.0%	7.1%	6.8%
Rate of compensation increase	4.0%	4.0%	4.0%	3.5%

        The following table presents changes in benefit obligation, changes in plan assets and a reconciliation to amounts recorded in accordance with U.S. GAAP:

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the Financial period from 1 April 2001 to 1 November 2001	For the Financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in thousands)
Changes in benefit obligation:
Benefit obligation at the beginning of the period	€1,448,266	€1,593,372	€1,863,396	€1,807,314
Service costs	35,563	21,571	16,353	35,911
Interest costs	85,514	55,686	42,693	112,061
Plan participants' contributions	18,711	10,576	7,554	17,948
Actuarial (gains) and losses	—	186,886	(94,883)	81,347
Benefits paid	(46,047)	(37,519)	(27,712)	(62,254)
Other contributions	51,365	32,824	26,854	14,024
Divestitures	—	—	(26,941)	—
Special termination benefits	—	—	—	7,954

Benefit obligations at the end of the period	€1,593,372	€1,863,396	€1,807,314	€2,014,305

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the Financial period from 1 April 2001 to 1 November 2001	For the Financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in thousands)
Changes in plan assets:
Fair value of plan assets at the beginning of the period	€1,836,568	€2,077,409	€2,025,000	€2,166,462
Actual return on plan assets	215,781	(71,257)	152,444	(468,282)
Group's contribution	1,031	12,967	9,263	21,877
Plan participants' contribution	18,711	10,576	7,554	17,948
Benefits paid	(46,047)	(37,519)	(27,712)	(62,254)
Other contributions	51,365	32,824	26,854	14,024
Divestitures	—	—	(26,941)	—

Fair value of plan assets at the end of the period	€2,077,409	€2,025,000	€2,166,462	€1,689,775

	Financial year ended
	31 March 2002	31 March 2003
	(in thousands)
Funded status:
Funded status	€359,148	€(324,530)
Unrecognised actuarial (gains) and losses	(187,591)	516,163

Prepaid benefit cost under U.S. GAAP	€171,557	€191,633

Defined Contribution Plans

        The Group sponsors a defined contribution pension plan primarily covering executive employees and new entrants. For the financial year ended 31 March 2001, the period from 1 April 2001 until 1 November 2001, the period from 2 November 2001 until 31 March 2002 and the financial year ended 31 March 2003, contributions made by the Group totalled €1million, €3 million, €1 million and €3 million respectively.

(b)   Taxation

        U.S. GAAP deferred tax assets and liabilities are as follows:

	As at
	31 March 2002	31 March 2003
	(in millions)
Non-current deferred tax liability:
Restructuring provisions	€23	€9
Prepaid pension obligation	26	24
Capital allowances	38	46
Fixed assets uplift	85	75
Intangible assets	24	21
Other	12	4
Income to be taxed in future periods	22	23

Deferred tax liability	230	202

Non-current deferred tax assets:
Pension and Other benefits	(5)	—
Provisions for expenses	(5)	(9)
Deferred revenue	(8)	(6)
Annuity deficit	(4)	—
Other	(1)	(6)

Deferred tax assets	(23)	(21)

Net deferred tax liability	€207	€181

(c)   Balance Sheet

        The consolidated balance sheet of the Group prepared under Irish GAAP presents substantially the same information as that presented under U.S. GAAP. However, presentation, classification and the U.S. GAAP reconciling items have a significant effect on the U.S. GAAP consolidated balance sheet. The following summarised balance sheet has been adjusted to reflect the U.S. GAAP reconciling items and is presented and classified in accordance with U.S. GAAP:

	As at
	31 March 2002	31 March 2003
	(in millions)
Assets:
Current assets	€1,075	€955
Non-current assets	3,698	3,257

Total assets	€4,773	€4,212

Liabilities and shareholders' equity:
Current liabilities	€828	€735
Non-current liabilities	3,089	2,811

Total liabilities	3,917	3,546
Redeemable preference shares	252	252
Shareholders' equity	604	414

Total liabilities and shareholders' equity	€4,773	€4,212

(d)   Statement of Cash Flows

        The consolidated statement of cash flows prepared under Irish GAAP presents substantially the same information as that required under U.S. GAAP by SFAS No. 95, "Statement of Cash Flows ("SFAS No. 95")." This standard differs, however, with regard to the classification of items within the cash flow statements, including the classification of bank overdrafts, which are included as cash equivalents in the cash flow statement prepared for Irish GAAP purposes.

        Under Irish GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. U.S. GAAP, however, would require only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under Irish GAAP are included as operating activities under U.S. GAAP. The payment of dividends to the Company's shareholders, which is presented separately under Irish GAAP, is included as a financing activity under U.S. GAAP. Dividends paid to minority shareholders in Group companies are classified as returns on investment and servicing of finance in the Irish GAAP cash flow statement and cash flows from financing activities under U.S. GAAP.

        The following condensed cash flow statement represents cash flows based on Irish GAAP measurement presented and classified in accordance with the U.S. GAAP requirements laid out in SFAS No. 95:

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the Financial period from 1 April 2001 to 1 November 2001	For the Financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Cash inflow from operating activities	€438	€258	€111	€364
Cash (outflow)/inflow from investing activities	(412)	46	(2,778)	(54)
Cash inflow/(outflow) from financing activities	3	(130)	2,983	(186)

Increase in cash and cash equivalents	29	174	316	124
Cash and cash equivalents at beginning of period	110	139	—	316

Cash and cash equivalents at end of period	€139	€313	€316	€440

(e)   Segmental Information

        The Group's total continuing turnover is comprised of revenue from the following products and services as indicated in the table below:

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the Financial period from 1 April 2001 to 1 November 2001	For the Financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Access (rental and connections)	€360	€228	€172	€423
Voice traffic	676	373	283	651
Data traffic	69	51	38	104
Data communications	219	134	93	204
Interconnect	229	127	90	218
Other	229	112	75	179
Discounts	(95)	(61)	(47)	(97)

Total before intra-group transfers	1,687	964	704	1,682
Less intra-group transfers	(147)	(18)	(5)	—

Total	€1,540	€946	€699	€1,682

        Of the Group's total turnover of €2,158 million, €1,068 million, €699 million, and €1,682 million for the year ended 31 March 2001, the period from 1 April 2001 to 1 November 2001, the period from 2 November 2001 to 31 March 2002 and the year ended 31 March 2003 respectively, approximately €

78 million (0.04%), €29 million (0.03%), €15 million (0.02%), and €41 million (0.02%) respectively, was generated from foreign customers located outside of Ireland.

        The Group does not hold significant long-lived assets outside of Ireland.

(f)    Leasing Transactions

        Commitments for minimum rentals for all capital leases, including defeased leases of €200 million (see Note 37(q)) which would be included on the consolidated balance sheet prepared in accordance with U.S. GAAP, as at 31 March 2003 are as follows:

Capital leases
(in thousands)
For the years ended 31 March
2004	€32,943
2005	26,648
2006	20,099
2007	34,797
2008	43,118
2009 and thereafter	85,883

Total minimum lease payments	243,488
Less: amount representing interest	(43,400)

€200,088

        The weighted average interest rate of capital leases under U.S. GAAP as at 31 March 2003 was approximately 6.7% and at 31 March 2002 was 4.7%.

(g)   Obligation to Grant Share—Based Compensation

        In January 2002, the Group committed to grant options exercisable over yet to be issued E ordinary shares to six of its executives. Upon their authorisation, it is intended that these E Ordinary shares will carry no voting rights and will be restricted as to their transferability. Additionally, it is intended that the E Ordinary shares will be subject to repurchase at the option of the Group in the event the holder terminates employment with the Group. In accordance with the guidance provided by FIN 38, "Determining the Measurement Date for Stock Option, Purchase, and Award Plans Involving Junior Stock" ("FIN 38"), the E Ordinary shares are considered junior stock. Under this commitment, the options will vest in full and be exercisable twelve months after the date of grant. The options are exercisable at the fair market value of the E Ordinary shares as of the date the obligation to grant became effective, January 2002. If unexercised, these options will expire on the seventh anniversary of their grant date.

        In January 2003, the Group further committed to give the six recipients of the obligation to grant stock options exercisable over E Ordinary shares, the alternative to acquire options over yet to be authorised C Shares in lieu of options over E Ordinary shares. Upon their authorisation, it is intended that the C Shares will also carry no voting rights or rights to receive dividends, and will be restricted as to their transferability. Upon the occurrence of a liquidity event, it is planned that the C Shares will convert to E Ordinary shares. It is also planned that the conversion of the C Shares into E Ordinary shares will be contingent upon the Group receiving payment from the grantee in the amount of the difference between the fair value of the E Ordinary shares as of the date the obligation to grant options over E Ordinary shares became effective, January 2002, and the subscription price of the C Shares. It is further planned that certain option holders will receive the right, exercisable at any time between 1 January 2009 and 31 January 2010, to require the Group to repurchase their shares held at that time for a price per share equal to the market value of an A Ordinary share as of the date of repurchase.

        Under U.S. GAAP, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), the Group has accounted for its obligation to grant stock options over E Ordinary shares or C Shares to the six executives in accordance with APB No. 25, "Accounting for Stock Issued to Employees." Additionally as the E Ordinary shares and C Shares are considered junior stock, the Group applied the guidance in FIN 38 to this obligation to grant stock options. In accordance with U.S. GAAP, the Group will record a compensation charge when the transferability restrictions and the repurchase provisions lapse.

        The following table summarises the transactions of the Group's obligation to grant stock options over E Ordinary shares to the six executives for the periods ended 31 March 2002 and 2003:

	Number of Shares	Weighted-average Exercise price
Unexercised options committed to issuance 2 November 2001	—	—
Options committed to be granted	3,558,800	€5.82

Unexercised options committed to issuance 31 March 2003 and 2002	3,558,800	€5.82

        The fair value of options under which the Group is obligated to grant for the financial year ended 31 March 2003 and 2002 reported below has been estimated at the date of grant using Black-Scholes option pricing model with the following assumptions:

2002
Expected life from vest date (in years)	7
Risk-free interest rate	3.4%
Volatility	—
Dividend yield	—

        The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. The Group's options under which it is currently obligated to grant, have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate. Based upon the above assumptions, the weighted average fair value of the stock options exercisable over E Ordinary shares under which the Group is obligated to grant was €0.88 per option at 31 March 2002 and 2003.

        Had the options been accounted for in accordance with the provisions of SFAS No. 123, they would not have had an effect on the calculation of net profit and loss as the compensation expense related to the estimated fair value of the options would be recorded in earnings only when the related transferability and repurchase provisions lapse.

(h)   Other Matters

        Under Irish GAAP, on 1 January 1984 tangible assets valued, in accordance with the Postal and Telecommunications Services Act, 1983, at €798.7 million were transferred to the Predecessor Group. Since the Company's predecessor did not maintain sufficiently detailed records to determine the historical cost for all assets, the valuation for certain assets was based on the estimated replacement cost, adjusted for depreciation and inflation ("depreciated replacement cost"). The Company has adopted consistent treatment for purposes of U.S. GAAP so no Irish/U.S. GAAP difference has been recorded.

(i)    Bad debt provisions

	31 March 2002	31 March 2003
	(in millions)
Trade Debtors	€388	€278
Provision for Doubtful accounts	(60)	(55)

	€328	€223

39.   Recently Issued Accounting Standards Applicable to U.S. GAAP

Recent U.S. GAAP accounting pronouncements

        In June 2001, the FASB issued, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets", ("SFAS No. 143") which will be effective for the Group as at 1 April 2003. SFAS No. 143 requires, among other things, that the fair value of a liability for an asset retirement obligation be recognised in the period in which it is incurred, if a reasonable estimate of fair value can be made and the Group has a legal obligation to do so. A legal obligation can result from (i) a government action, such as a law or ordinance, (ii) an agreement between entities, such as a written or oral contract, or (iii) a promise conveyed to a third party that imposes a reasonable expectation of performance upon the promissor under the doctrine of promissory estoppel.

        The associated asset retirement costs are capitalised as part of the carrying amount of the long-lived asset. The asset retirement cost is subsequently allocated to expense (as depreciation or impairment) over the useful life of the related long-lived asset. The liability is discounted and subsequently accreted using the credit-adjusted risk-free interest rate in effect when the liability was initially recognised. The accretion amounts must be recognised as an increase in the carrying amount of the liability and classified in the statement of income as other operating expense. The Group has determined that there will be no impact from the adoption of this statement on its financial position, results of operations and cash flows.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognised and measured initially at its fair value in the period in which the liability is incurred. Previously a liability for an exit cost was required to be recognised at the date of an entity's commitment to an exit plan. However this does not, by itself, create a present obligation to others that meets the definition of a liability. SFAS No. 146 is effective for the Group for exit or disposal activities that are initiated after 31 December 2002.

        In November 2002, the FASB issued FASB Interpretation 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability (at fair value) be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after 31 December 2002, irrespective of the guarantor's fiscal year-end. The disclosure (but not the accounting) requirements of FIN 45 are effective for the Group as of 31 March 2003. The Group has determined that there will be no impact from adoption of this statement on its financial position, results of operations and cash flows.

        In January 2003, the FASB issued FASB Interpretation 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after 31 January 2003. For variable interest entities created or acquired prior to 1 February 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after 15 June 2003. The requirements of FIN 46 will be effective for the Group's 2004 financial statements, regardless of the date on which the variable interest entity was created. The Group does not have any variable interest entities.

        In May 2003 SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150") was issued. SFAS No. 150 requires an entity with financial instruments having certain obligations, which can or must be settled by issuing equity to classify and measure such instrument as a liability. This statement will be effective for the Group beginning 1 April 2004. Upon adoption of SFAS No. 150, the Group will reclassify its temporary equity resulting from the issuance of preference shares to a liability. Additionally, cumulative preference dividends will be charged to interest expense.

REPORT OF INDEPENDENT AUDITORS

        To the Directors and Shareholders of eircom Limited

        We have audited the accompanying consolidated balance sheets of eircom Limited and subsidiaries (collectively the "Group") as at 31 March 2002 and 31 March 2003, and the related consolidated results of their operations, cashflow and movements in shareholders' funds for each of the three years ended 31 March 2003. These consolidated financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards in Ireland and in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of eircom Limited as at 31 March 2002 and 31 March 2003 and the results of their operations and cashflows for each of the three years ended 31 March 2003, in conformity with generally accepted accounting principles in Ireland.

        As discussed in note 22 to the consolidated financial statements, the Group changed its method of accounting for deferred taxation in 2002 in accordance with accounting principles generally accepted in Ireland. The change has been accounted for by restating comparative information at 31 March 2001, and for the year then ended.

        Generally accepted accounting principles in Ireland vary in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). The application of the latter, would have affected the determination of consolidated results for the year ended 31 March 2001, the period from 1 April 2001 to 1 November 2001, the period from 2 November 2001 to 31 March 2002 and for the year ended 31 March 2003 and the determination of consolidated equity shareholders' funds as at 31 March 2002 and 31 March 2003 to the extent outlined in Note 38 to the consolidated financial statements.

PricewaterhouseCoopers
Dublin, Ireland
July 11, 2003

eircom Limited

Consolidated Profit and Loss Account

For the financial years ended 31 March 2001, 31 March 2002 and 31 March 2003

		Financial year ended
		31 March 2001			31 March 2002
								31 March 2003
		Continuing Business	Discontinued Business		Continuing Business	Discontinued Business
	Notes			Total			Total	Total Continuing
		(in millions)
Turnover	2	€1,540	€618	€2,158	€1,645	€140	€1,785	€1,682
Cost of sales		(365)	(232)	(597)	(508)	(32)	(540)	(499)

Gross profit		1,175	386	1,561	1,137	108	1,245	1,183
Operating costs	3	(726)	(179)	(905)	(674)	(57)	(731)	(633)

Contribution on ordinary activities		449	207	656	463	51	514	550
Depreciation	13	(346)	(88)	(434)	(363)	(13)	(376)	(321)
Exceptional fixed asset impairment		—	—	—	(49)	—	(49)	—

		103	119	222	51	38	89	229
Exceptional charges	4	(21)	(11)	(32)	(93)	(8)	(101)	(49)
Goodwill amortised on subsidiary undertakings	16	(5)	(10)	(15)	(5)	—	(5)	—

Group operating profit/(loss) before group share of associated undertakings		77	98	175	(47)	30	(17)	180
Group's share of operating losses of associated undertakings		—	—	—	(2)	—	(2)	—
Goodwill amortised on associated undertakings	15	—	(8)	(8)	(2)	—	(2)	—

Total operating profit/(loss)		77	90	167	(51)	30	(21)	180
Exceptional gain on the disposal of fixed assets				24			2	2
Exceptional gain on exit from subsidiaries	5			—			—	175
Exceptional provision for exit from certain International and Multi-Media activities	6			(113)			(3)	—
Exceptional costs arising on Demerger of mobile business	7			—			(59)	—
Amounts written off financial assets and investments held as current assets	8			—			(12)	—

Profit/(loss) on ordinary activities before interest and taxation				78			(93)	357
Interest (payable)/receivable and similar charges	9			(12)			(11)	10

Profit/(loss) on ordinary activities before taxation				66			(104)	367
Tax credit/(charge) on profit/(loss) on ordinary activities	10			9			26	(47)

Profit/(loss) on ordinary activities after taxation				75			(78)	320
Minority interests				(6)			(4)	—

Profit/(loss) attributable to Group shareholders				69			(82)	320
Dividend in specie on the Demerger of Eircell	11			—			(176)	—
Dividend paid and proposed	12			(90)			(11)	(300)

(Loss absorbed)/profit retained for the financial year				€(21)			€(269)	€20

eircom Limited

Consolidated Balance Sheet

as at 31 March 2002 and 31 March 2003

		As at
	Notes	31 March 2002	31 March 2003
		(in millions)
Fixed assets
Tangible fixed assets	13	€1,767	€1,629
Investments in associated undertakings	15	—	—

		1,767	1,629

Current assets
Stocks	17	21	10
Debtors: amounts falling due within one year	18	400	515
Cash at bank and in hand		319	190

		740	715

Creditors: Amounts falling due within one year:
Loans and other debt	19	(90)	(106)
Other creditors	21	(648)	(614)

		(738)	(720)

Net current assets/(liabilities)		2	(5)

Total assets less current liabilities		1,769	1,624

Creditors: amounts falling due after more than one year:
Loans and other debt	19	(105)	—
Provision for liabilities and charges	22	(324)	(269)
Capital grants	23	(14)	(12)

		(443)	(281)

Net assets		€1,326	€1,343

Capital and reserves
Called up share capital	24	€552	€552
Capital conversion reserve fund	25	9	9
Share premium	25	144	144
Revenue reserves	25	354	383
Revaluation reserves	25	257	255

Equity shareholders' funds		1,316	1,343
Equity minority interests		10	—

		€1,326	€1,343

eircom Limited

Consolidated Cashflow Statement

for the financial years ended 31 March 2001, 31 March 2002 and 31 March 2003

			Financial Year ended
	Notes		31 March 2001	31 March 2002	31 March 2003
			(in millions)
Net cash inflow from operating activities	27(a	)	€575	€328	€505
Returns on investments and servicing of finance	27(b	)	(1)	(12)	7
Taxation (paid)/refunded	27(c	)	(138)	103	4
Capital expenditure and financial investment	27(d	)	(410)	(276)	(438)
Acquisitions and disposals	27(e	)	(16)	237	182
Equity dividends paid			(101)	(66)	(300)

Cash (outflow)/inflow before management of liquid resources and financing			(91)	314	(40)
Management of liquid resources	27(f	)	11	—	—
Financing	27(g	)	105	(135)	(88)

Increase/(decrease) in cash			€25	€179	€(128)

Reconciliation of Net Cash flow to (Increase)/Reduction in Net Debt

			Financial Year ended
			31 March 2001	31 March 2002	31 March 2003
			(in millions)
Increase/(decrease) in cash in the financial year			€25	€179	€(128)
Cash (inflow)/outflow from (increase)/decrease in loans and other debt			(105)	135	88
Cash inflow from decrease in liquid resources			(11)	—	—

(Increase)/reduction in net debt	27(h	)	€(91)	€314	€(40)

eircom Limited

Note of Historical Cost Profits and Losses

for the financial years ended 31 March 2001, 31 March 2002 and 31 March 2003

        The reported profit on ordinary activities before taxation for the financial year ended 31 March 2001 was €66 million. If account was taken of the impact of assets carried at valuation, this profit would be increased by €16 million, to produce a historical cost profit on ordinary activities before taxation of €82 million. The historical cost loss absorbed after taxation and dividends would be €5 million.

        The reported loss on ordinary activities before taxation for the financial year ended 31 March 2002 was €104 million. If account was taken of the impact of assets carried at valuation, this loss would be decreased by €23 million, to produce a historical cost loss on ordinary activities before taxation of €81 million. The historical cost loss absorbed after taxation and dividends would be €246 million.

        The reported profit on ordinary activities before taxation for the financial year ended 31 March 2003 was €367 million. If account was taken of the impact of assets carried at valuation, this profit would be increased by €9 million, to produce a historical cost profit on ordinary activities before taxation of €376 million. The historical cost profit retained after taxation and dividends would be €29 million.

eircom Limited

Reconciliation of Movements in Equity Shareholders' Funds

for the financial years ended 31 March 2001, 31 March 2002 and 31 March 2003

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Profit/(loss) attributable to Group shareholders	€69	€(82)	€320
Dividend in specie on the Demerger of Eircell	—	(176)	—
Dividends	(90)	(11)	(300)

(Loss absorbed)/profit retained for the financial year/ Net (reduction)/increase to shareholders' funds	(21)	(269)	20
Re-instatement of Eirpage Goodwill	—	2	—
Shareholders' funds at beginning of year (at 1 April 2000 €1,471 million before deducting prior year adjustment of €10 million; at 1 April 2001 €1,631 million before deducting prior year adjustment of €21 million)	1,461	1,610	1,316
Revaluation surplus/(deficit)	170	(28)	7
Currency translation differences on foreign currency investments	—	1	—

Equity shareholders' funds at end of year	€1,610	€1,316	€1,343

eircom Limited

Notes to the Consolidated Financial Statements

1.     The significant accounting policies and estimation techniques adopted by the Group are as follows:

(a)   Basis of Accounting and Reporting Currency

        These consolidated financial statements are prepared in accordance with accounting standards generally accepted in Ireland and Irish statute comprising the Companies Acts, 1963 to 2001 and the European Communities (Companies: Group Accounts) Regulations, 1992. Accounting Standards generally accepted in Ireland in preparing financial statements giving a true and fair view are those published by the Institute of Chartered Accountants in Ireland and issued by the Accounting Standards Board. The consolidated financial statements are prepared under the historical cost convention modified by the valuation of land and buildings, excepting those held on a short leasehold basis. The consolidated financial statements of the Group are presented in euro denoted by the symbol "€."

(b)   Basis of Consolidation

        The consolidated financial statements of the Group comprise a consolidation of the financial statements of the Company and its subsidiaries. The results of subsidiaries sold or acquired are included in the consolidated profit and loss account up to, or from, the date control passes.

        All inter-company transactions are eliminated as part of the consolidation process and the interests of the minority shareholders in the consolidated equity and in the consolidated results of the Group are shown separately in the consolidated balance sheet and consolidated profit and loss account. The interest of third parties in subsidiaries is accounted for on the basis of their share in the underlying equity of these undertakings.

        Acquisitions of Companies are accounted for under acquisition accounting rules. Goodwill represents the excess of the consideration paid for the acquisition of shares in subsidiaries and associated undertakings over the fair value of their separable net assets acquired. Investments in associated undertakings are accounted for using the equity method of accounting.

(c)   Goodwill

        Goodwill is capitalised and amortised over its expected useful life. Goodwill represents the excess of the consideration paid for the acquisition of shares in subsidiaries and associated undertakings over the fair value of their separable net assets. The useful lives of goodwill related to acquired businesses have been determined by reference to the periods over which the values of the underlying businesses are expected to exceed the values of their identifiable net assets.

        Prior to 3 April 1998, goodwill arising from acquisitions of subsidiaries and associated undertakings was eliminated against reserves and amounts to €3.379 million (2002: €3.379 million). This goodwill will be charged to the consolidated profit and loss account, should the Group dispose of the businesses to which it relates.

(d)   Revenue Recognition

        Turnover comprises the value of all services provided and equipment sold to third parties, exclusive of value added tax. Turnover is recognised in the period earned by rendering of services or delivery of products. Turnover includes sales by Group undertakings including the Group's share of its associates' turnover but excludes all intercompany sales.

        Billings for telephone services are made on a monthly or bi-monthly basis. Unbilled revenues from the billing cycle date to the end of each month and are recognised as revenue during the month the service is provided.

(e)   Research & Development

        Expenditure on research and development is written off as incurred.

(f)    Foreign Currencies

        Transactions denominated in foreign currencies are translated into euro at the rate of exchange ruling at the transaction date. Assets and liabilities denominated in foreign currencies are translated at the rates ruling at the balance sheet date, or rates of exchange contracted for under various currency management instruments, with the resulting gain or loss being dealt with through the profit and loss account.

        The financial statements of foreign subsidiaries are translated at year end rates for the balance sheet and the weighted average rates for the year for the profit and loss account. Translation gains and losses arising are reported as a movement on reserves.

(g)   Taxation

(i)
Corporation tax is calculated on the profits of the year as adjusted for Group relief.

(ii)
Tax losses utilised for Group relief are transferred between Group members. Charges for Group relief are determined on a case by case basis.

(iii)
Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the Company's taxable profits and its results as stated in the financial statements.

        Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantially enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

(h)   Financial Instruments

        The Group enters into transactions in the normal course of business using a variety of financial instruments in order to hedge against exposures to fluctuating exchange and interest rates. Firmly committed transactions and the related receivable, or payable, may be hedged with forward exchange contracts.

        Currency swap agreements and forward exchange contracts are used to cover the Group's foreign currency debt position. These are valued at year-end exchange rates and the resulting gains and losses are offset against gains and losses on the translation of the related debt. The interest element of the contracts is reflected in interest expense and similar charges.

        Interest rate swap agreements are used to reduce the effect of interest rate fluctuations. Interest differentials, arising from these agreements, are accrued and reflected in interest expense and similar charges. Gains or losses arising from interest rate swaps which are terminated upon the repayment of the related debt are reflected in interest expense and similar charges. Interest rate swaps have only been terminated upon the early repayment of the related hedged debt.

(i)    Tangible Fixed Assets

        Tangible fixed assets are stated at historical cost or valuation, less accumulated depreciation. Cost in the case of network plant comprises expenditure up to and including the last distribution point before customers' premises and includes contractors' charges, materials, direct labour, and related overheads incurred in the construction of tangible assets. Land and buildings, excepting those held on a short leasehold basis, are stated at a valuation, the basis of which is depreciated replacement cost or open market value as appropriate. Depreciated replacement cost is the gross replacement cost of fixed assets less depreciation based on that cost and on the age of the assets.

        Depreciation is provided on tangible fixed assets (excluding land), on a straight line basis, so as to write off their historical cost or valuation over their estimated economic lives. The estimated economic lives assigned to tangible fixed assets are as follows:

	Financial Year ended
Asset Class	31 March 2002 Estimated Economic Life (Years)	31 March 2003 Estimated Economic Life (Years)
Buildings	40	40
Network Services
Transmission-Equipment
Duct	20	20
Overhead-Cable/Poles	7–8	10–15
Underground Cable	12–14	14
Exchanges
Exchange line Terminations	6	8
Core hardware	3	4
Others	3–7	3–7

        The Group's policy is to review the remaining economic lives of assets annually and to adjust the depreciation charge to reflect the remaining estimated lives of assets. In the year ended 31 March 2003, the review resulted in an adjustment to the asset lives and related depreciation as outlined in the above table.

        Fully depreciated assets are retained in cost of tangible fixed assets and accumulated depreciation until they are removed from service. In the case of disposals, assets and related accumulated depreciation are removed from the financial statements and the net amount, less proceeds from disposal, is charged or credited to the consolidated profit and loss account.

(j)    Impairment

        The Group undertakes a review for impairment of a fixed asset if events or changes in circumstances indicate that the carrying amount of the fixed asset may not be recoverable. To the extent that the carrying amount exceeds the recoverable amount, that is the higher of net realisable value and value in use, the fixed asset is written down to its recoverable amount. The value in use of fixed assets is determined from estimated discounted future net cash flows.

(k)   Capital Grants

        Non-repayable grants are accounted for as deferred income, which is amortised to the profit and loss account at the same rate as the related assets are depreciated.

(l)    Leased Assets

        The capital cost of assets acquired under finance leases is included in tangible fixed assets and written off over the shorter of the lease term or the estimated useful life of the asset. The outstanding capital element of the lease obligations is included in loans and other debt, while the interest is charged to the profit and loss account over the primary lease term.

        Operating lease rentals are charged to the profit and loss account as incurred.

(m)  Stocks

        Stocks comprise consumable items, which may be used in the construction or maintenance of plant and goods held for resale. Stocks are stated at the lower of cost and net realisable value. Cost includes invoice price, import duties and transportation costs. Where necessary, provisions are made for damaged, deteriorated, obsolete and unusable items.

(n)   Pension Costs

        The pension entitlements of employees arising from their service with the Group, are secured by contributions from the Group and the employees to separately administered superannuation schemes.

        The Group operates a funded defined benefit pension scheme, which is independent of the Group's finances, for the majority of its employees. Actuarial valuations of the main scheme are carried out, as determined by the trustees, at intervals of not more than three years. The rates of contribution payable and the pension cost are determined on the advice of the actuaries, having regard to the results of these valuations.

        The cost of providing pensions is charged against profits over employees' working lives with the Group. Variations from this regular cost are allocated on a straight-line basis over the average remaining service lives of current employees.

        Additional contributions are made to superannuation schemes in respect of employees who take early retirement. These contributions are based on the advice of a professionally qualified actuary.

        The Group also operates a defined contribution pension scheme and the profit and loss account is charged with the contributions payable by the Group.

        The disclosures required under the transitional arrangements of Financial Reporting Standard 17 "Retirement Benefits" are shown in note 31.

(o)   Provisions

        A provision is defined as a liability of uncertain timing or amount. Provisions are recognised when the Group has a legal or constructive obligation as a result of past events and a reliable estimate of that obligation can be made.

2.     Segmental Analysis of Class of Business

        The Group provides communications services, principally in Ireland. The Group is managed on a unitary basis and has no segments.

3.     Operating Costs

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Staff costs
Wages & salaries	€462	€397	€372
Social welfare costs	20	18	15
Pension costs	30	26	25

	512	441	412
Staff costs capitalised	(51)	(41)	(44)

Net staff costs	461	400	368
Other operating costs	444	331	265

	€905	€731	€633

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in thousands)
Operating profit is stated after charging:
Payments to Auditors
Audit Fees	€504	€540	€540
Other Services	€11,513	€4,392	€4,167

        The Directors believe that the nature of the Group's business is such that the analysis of operating costs required by the Companies (Amendment), Act 1986 is not appropriate. As required by the Act, the Directors have therefore adapted the prescribed format so that operating costs are disclosed in a manner appropriate to the Group's activities.

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in thousands)
Directors Remuneration
Emoluments
—for services as Directors	€597	€1,126	€535
—for other services	1,174	1,443	1,306
—pension contributions	533	2,808	328
Compensation for loss of office
—for other services	—	1,079	—

	€2,304	€6,456	€2,169

Remuneration Committee

        The Remuneration Committee of the Board consists solely of non-executive Directors of the Company. The terms of reference for the Remuneration Committee include making recommendations to the Board on the Group's policy on executive remuneration packages for executive Directors. The Committee also makes recommendations to the Board on the Company's policy on remuneration of non-executive Directors. The Committee receives advice from specialist external compensation and benefit consultants when necessary and the Chief Executive is consulted as appropriate about remuneration matters. The Chairman's remuneration is decided in the absence of the Chairman.

Remuneration Policy

        The Company expects top levels of ability and commitment from all members of management. In return it aims to provide an attractive competitive compensation package linked to the financial prosperity of the Company and its Shareholders. Remuneration rates for executive Directors and other senior executives are reviewed in consultation with the Remuneration Committee and against periodic market surveys from specialist external consultants.

4.     Exceptional Charges

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Exceptional charges	€32	€101	€49

        In the year to March 2001, the Group incurred a number of non-recurring costs principally in relation to the analogue network closedown in the mobile business and certain costs incurred in relation to the Demerger of the mobile business and subsequent acquisition by Vodafone plc. In addition, the Group provided for liabilities relating to self-insured risk and incurred costs in relation to the implementation of the euro. Also included was an amount received from Telia AB (publ) in respect of the waiver of certain obligations. The net tax effect of the exceptional charges was to reduce the Group tax charge by €4 million.

        In the year to March 2002, the Group incurred a number of non-recurring costs principally in relation to (i) costs incurred in connection with public take-over offers; (ii) directory costs; (iii) costs associated with the implementation of the euro; (iv) costs associated with various compliance matters; and (v) liabilities relating to self insured risk. The net tax effect of the exceptional charges was to reduce the Group tax charge by €5 million.

        In the year to March 2003, the Group incurred a number of non-recurring costs principally in relation to (i) costs incurred in connection with potential refinancing and (ii) charges in relation to a deficit on an annuity scheme provided as part of the restructuring programme. The net tax effect of the exceptional charges was to reduce the Group tax charge by €7 million.

        The cash outflows generated by the exceptional charge for the financial year ended 31 March 2001 were €5 million (2002: €59 million, 2003: €14 million).

5.     Exceptional gain on the exit from subsidiaries

        During the year to March 2003 eircom agreed to transfer control of its 63% shareholding in Golden Pages Limited and its 100% shareholding in eircom NI Limited. The following table sets out the effect of these transactions on the results of the Group.

Financial Year ended 31 March 2003
(in millions)
Tangible Fixed Assets	€10
Stocks	10
Debtors	6
Cash	12
Creditors	(10)
Minority interest	(10)

Net assets at date of the exit	18
Amount realised (after expenses)	193

Profit on exit	€175

Amount realised was satisfied by:
Cash	€195
Expenses	(2)

€193

An analysis of the net cash inflows is as follows:
Cash received	€195
Cash disposed of	(12)
Related costs of exit paid	(1)

€182

        The related tax charge on this gain is included in the taxation charge for the year.

6.     Exceptional provision for exit from certain International and Multi-Media activities

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Exceptional provision for exit from certain International and Multimedia activities	€113	€3	€—

        In the year ended 31 March 2001, eircom decided, due to the changed telecommunications environment, to strategically exit or curtail key aspects of the Group. Associated undertakings Ebeon, Viasec and Nua ceased to trade during that financial year. Accordingly, goodwill arising on the acquisition of the Group's share of these entities and loans advanced to associated undertakings were written off. eircom exited the internet software development element of its business, its development of on-line content business and materially curtailed its presence in the U.K. and Northern Irish markets. The financial impact of this exit of certain areas was that eircom provided for redundancy and other costs of exit of €29 million and incurred asset impairments of €48 million and write downs in financial assets and goodwill of €36 million. The total charge in the financial year ended 31 March 2001 amounted to €113 million. The charge for 2002 of €3 million relates to restructuring costs and exit of leased buildings in the U.K. and Northern Irish Markets. The net tax effect of the exceptional provision was to reduce the Group tax charge by €5 million in the financial year ended 31 March 2001, (2002: €0.4 million, 2003: €nil).

        The cash outflows generated by the exceptional charge for the financial year ended 31 March 2001 were €6 million (2002: €12 million; 2003: €2 million).

7.     Exceptional costs arising on Demerger of mobile business

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Exceptional costs arising on Demerger of mobile business	€—	€59	€—

        The Group incurred costs in the prior year as a result of the Demerger of the mobile business and subsequent acquisition by Vodafone plc. In addition, eircom paid the ESOT (eircom Employee Share Ownership Trust) €28 million to purchase shares for Eircell employees who left the eircom Group as a consequence of the Demerger. The net tax effect of the exceptional charge in the financial year ended 31 March 2002 was to reduce the Group tax charge by €5 million.

        The cash outflows generated by the exceptional charge in the financial year ended 31 March 2001 were €nil (2002: €51 million, 2003: €1 million).

8.     Amounts written off financial assets and investments held as current assets

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Amounts written off financial assets and investments	€—	€12	€—

9.     Interest (Payable)/Receivable and Similar Charges

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Interest and associated finance costs payable in respect of financing facilities:
Repayable within 5 years not by instalments	€(28)	€(20)	€(13)
Repayable within 5 years by instalments	(4)	(3)	(2)
Repayable wholly or partly in more than 5 years	—	—	—
Leases	—	—	—

Total interest payable	(32)	(23)	(15)
Less: Interest receivable and income from securities	21	13	25

Net interest (payable)/receivable	(11)	(10)	10
Exchange differences arising on foreign currency borrowings
Realised gain/(loss)	1	(1)	—
Unrealised gains	—	—	1
Hedging contract losses	(2)	—	(1)

	€(12)	€(11)	€10

        Interest receivable in the financial year ended 31 March 2003 includes €11 million (2002: €nil, 2001: €nil) of interest on taxation settlements.

10.   Tax (credit)/charge on profit/(loss) on ordinary activities

(a)   Analysis of (credit)/charge in period

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Current tax: Irish corporation tax on profit/(loss) for the year	€55	€18	€29
Adjustments in respect of previous periods	(114)	(40)	(36)
Payment for Corporation tax losses	—	2	9
Taxation on exceptional gain on the exit from subsidiaries	—	—	38

Total current tax (note 10(b))	(59)	(20)	40
Deferred tax: Origination and reversal of timing differences (note 22)	49	(6)	7
Share of taxation of associated undertakings	1	—	—

Tax on profit/(loss) on ordinary activities	€(9)	€(26)	€47

(b)   Factors affecting tax (credit)/charge for year

        The tax assessed for the period is lower or higher than the standard rate of corporation tax in the Republic of Ireland of 15.125%, (2002: 19%, 2001: 23%). The differences are explained below:

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Profit/(loss) on ordinary activities before taxation	€66	€(104)	€367

Profit/(loss) on ordinary activities multiplied by standard rate of corporation tax 15.125% (2002: 19%, 2001: 23%)	15	(20)	56
Effects of:-
Adjustment in respect of previous periods	(114)	(40)	(36)
Depreciation in excess of capital allowances/(capital allowances in excess of depreciation)	6	9	(7)
Utilisation of tax losses	—	1	(1)
Payments for tax losses	—	2	9
Expenses not deductible for tax purposes	29	24	11
Income not taxable	—	—	(2)
Gains taxable in prior periods	—	—	(2)
Income liable at higher rate	5	4	12

Current tax (credit)/charge for period (note 10(a))	€(59)	€(20)	€40

(c)   Factors that may affect future tax charges

        Other than the rate of corporation tax reducing to 12.5%, effective from 1 January 2003, there are no other known material factors that are expected to effect future tax charges.

11.   Dividend in specie on the Demerger of Eircell

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Dividend in specie on the Demerger of Eircell	€—	€176	€—

        On 11 May 2001, the eircom shareholders, at EGM, approved the Demerger of the Group's Mobile communications business, Eircell, to Eircell 2000. Subsequently, the entire issued share capital of Eircell 2000 was acquired by Vodafone plc under an offer declared unconditional in all respects on 13 May 2001.

        The Demerger was effected by way of a distribution in specie to eircom shareholders during the financial year ended 31 March 2002. The impact on Group Reserves amounted to €176 million. The results of Eircell Limited up to the date of the Demerger on 11 May 2001 are included in the consolidated profit and loss account as 'discontinued business' in 2002. The consolidated cash flow statement includes cash flows for the period to the date of the Demerger. Subsequent to the Demerger,

Eircell repaid €251 million in settlement of intercompany loan account balances. Transaction costs associated with the Demerger have been accounted for as exceptional charges to the Group profit and loss account.

Net Assets at date of Demerger

        The following table represents the net assets of the Eircell Group at 11 May 2001:

(in millions)
Tangible fixed assets	€453
Investment in associated undertakings	5
Goodwill	4
Stocks	4
Debtors	138
Cash	12
Creditors	(394)
Loans and other debt	(51)
Provisions for liabilities and charges	(14)
Minority Interests	(1)

€156

        The Demerger dividend reported in the consolidated profit and loss account comprised the following:

(in millions)
Net assets of Eircell distributed on Demerger	€156
Goodwill arising in Eirpage Ltd	2
Intercompany items and liabilities retained by eircom	18

€176

12.   Dividends Paid and Proposed

	Financial Year ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Ordinary dividends:
Paid interim dividend of 13.588023 cents per ordinary share (2002: 0.54 cents, 2001: 1.6 cents)	€35	€11	€300
Proposed final dividends (31 March 2001: 2.46 cents per ordinary share)	€55	€—	€—

	€90	€11	€300

        Under the terms of the Valentia offer to eircom shareholders, which was declared wholly unconditional on 2 November 2001, a dividend per share of 3 cents was paid. This dividend was in substitution for the previously proposed final dividend of 2.46 cents proposed by the Directors in respect of the year ended 31 March 2001. The balance of the 3 cents "Valentia Offer" dividend per share (0.54 cents) has been dealt with in the year ended 31 March 2002. The total dividends payable under the Valentia offer amounted to €66 million, of which €11 million was provided in the results to 31 March 2002, (2001: €55 million). Rounding has been applied.

13.   Tangible Fixed Assets

(a)   Cost or Valuation

	Land & Buildings	Network Plant & Equipment	Total
	(in millions)
Cost or Valuation
Cost	€53	€4,330	€4,383
Valuation	493	749	1,242

As at 31 March 2001	546	5,079	5,625
Additions	—	327	327
Disposals/retirements	(16)	(20)	(36)
Demerger of Eircell	(32)	(717)	(749)
Revaluation deficit	(41)	—	(41)

As at 31 March 2002	€457	€4,669	€5,126

Cost	22	3,920	3,942
Valuation	435	749	1,184

As at 31 March 2002	€457	€4,669	€5,126
Additions	2	193	195
Exchange adjustments	—	(2)	(2)
Exit from subsidiaries	—	(14)	(14)
Transfer	(2)	2	—
Disposals/retirements	(6)	(34)	(40)
Revaluation surplus	(37)	—	(37)

At 31 March 2003	€414	€4,814	€5,228

Cost	6	4,065	4,071
Valuation	408	749	1,157

At 31 March 2003	€414	€4,814	€5,228

(b)   Accumulated Depreciation

	Land & Buildings	Network Plant & Equipment	Total
	(in millions)
At 31 March 2001	€4	€3,246	€3,250
Charge for year (refer to note 13(d))	20	365	385
Exchange adjustments	—	1	1
Disposals/retirements	—	(17)	(17)
Demerger of Eircell	(3)	(293)	(296)
Revaluation deficit	(13)	—	(13)
Impairment	13	36	49

At 31 March 2002	€21	€3,338	€3,359

Charge for year (refer to note 13(d))	15	294	309
Exchange adjustments	—	(2)	(2)
Exit from subsidiaries	—	(4)	(4)
Disposals/retirements	—	(34)	(34)
Revaluation surplus	(44)	—	(44)
Impairment	15	—	15

At 31 March 2003	€7	€3,592	€3,599

Total Net Book Value at 31 March 2002	€436	€1,331	€1,767

Total Net Book Value at 31 March 2003	€407	€1,222	€1,629

(c)    A valuation of land and buildings owned by eircom, excepting those held on a short leasehold basis, was carried out by Lisney, Estate Agents, Auctioneers and Valuers, as at 1 April 1999. This valuation valued those assets at €371.9 million. Non-specialised properties are valued on the basis of existing use value, specialised properties are valued on the basis of depreciated replacement cost and properties surplus to eircom's requirements are valued at open market value.

        Interim valuations were also carried out as at 31 March 2001, 1 December 2001 and 1 December 2002 on the land and buildings of the Company. These valuations were carried out by Lisney, Estate Agents, Auctioneers and Valuers. The most recent valuation valued the properties at €409 million.

        As a result of the revaluation in December 2002, the carrying value of land and buildings was revalued upwards by €7 million. In addition, there was a revaluation deficit below the net book value of land and buildings of €15 million, which has been charged to the profit and loss account as an impairment loss and is included in the depreciation charge.

        If these land and buildings had not been revalued, they would have been included in the financial statements at the following amounts at 31 March 2003:

(in millions)
Cost	€276
Accumulated Depreciation	(130)

Net Book Value	€146

(d)    The depreciation charged in the profit and loss account is net of capital grants amortised as follows:

	Financial year ended
	31 March 2002	31 March 2003
	(in millions)
Depreciation	€385	€309
Impairment (non exceptional)	—	15
Amortisation of capital grants (refer to Note 23)	(9)	(3)

	€376	€321

        In 2002, due to the changed environment impacting certain parts of the business, the Board completed an impairment review of the Group's assets. This resulted in an exceptional charge of €49 million relating to the impairment of certain fixed assets. In assessing the value in use of impaired assets, a pre-tax discount rate of 16% has been used. No review was completed in 2003 as there were no major changes since the previous review which would have impacted the business causing any material impairment. The impairment shown above is as a result of the Land & Buildings interim valuation described above.

        The Group's policy is to review asset lives annually and to adjust depreciation accordingly. The 2003 review resulted in the adjustment of asset lives as outlined in note 1(i). These changes were effected to more accurately reflect the asset lives in the industry. The effect of the changes on the profit & loss charge for the year was a decrease in the depreciation charge of €32 million.

(e)    Included in tangible fixed assets is plant and equipment acquired under finance leases detailed as follows:

	Financial Year Ended
	31 March 2002	31 March 2003
	(in millions)
Cost	€228	€222
Accumulated depreciation	175	182
Depreciation charge for the year	€29	€14

14.   Financial Assets

(a)    In accordance with Section 17 of the Companies (Amendment) Act, 1986, the Group has guaranteed the liabilities of certain of its subsidiaries and, as a result, such subsidiaries have been exempted from the provisions of Section 7 of the Companies (Amendment) Act, 1986. The Group has also guaranteed certain of the borrowings of various subsidiaries.

        The Group has guaranteed the liabilities of the following owned subsidiary undertakings and as a result they will annex the financial statements of the Group to their annual returns:

        Eircable Limited, Eirtrade Services Limited, Lan Communications Limited, eircom (U.S.) Limited, eircom International Networks Limited, eircom Phonewatch Limited, eircom Holdings Limited, Eirtrade Limited, INET Limited, Telecom Eireann Information Systems Limited, Indigo Group Limited, Indigo Services Limited, GoFree Limited, eircom Property Sales Limited, Minitel Limited, Minicom Limited, eircom Retail Limited, eircom Response Limited, eircom (Infonet—Ireland) Limited, Continuous Communications Systems Limited, Lercie Limited, Topsource Recruitment Limited, and eircom Employee Benefit Trustee Limited.

15.   Investment in Associated Undertakings

	As at
	31 March 2002	31 March 2003
	(in millions)
At beginning of year	€10	—
Goodwill amortised	(2)	—
Share of losses and taxation of associated undertakings	(2)	—
Demerger of Eircell	(5)	—
Amounts written-off financial assets	(1)	—

At year end	€—	€—

        The Group's share of net assets of associated undertakings amounted to €1 million (2002: €1 million).

16.   Goodwill

	Goodwill
	Negative	Positive	Total
	(in millions)
Cost
At 31 March 2001	€(1)	€41	€40
Demerger of Eircell	—	(25)	(25)

At 31 March 2002	€(1)	€16	€15
Movement during the year	—	—	—

As at 31 March 2003	€(1)	€16	€15

Amortisation
At 31 March 2001	€1	€(32)	€(31)
Charge for year	—	(3)	(3)
Goodwill impaired on subsidiary undertaking	—	(2)	(2)
Demerger of Eircell	—	21	21

At 31 March 2002	€1	€(16)	€(15)

Charge for year	—	—	—

As at 31 March 2003	€1	€(16)	€(15)

Net book amount
As at 31 March 2003	€—	€—	€—

As at 31 March 2002	€—	€—	€—

17.   Stocks

	As at
	31 March 2002	31 March 2003
	(in millions)
Network development and maintenance stocks	€9	€5
Consumable and other stocks	12	5

	€21	€10

        The net replacement cost of stocks is not expected to be materially different from that shown above.

18.   Debtors

	As at
	31 March 2002	31 March 2003
	(in millions)
Amounts falling due within one year:
Trade debtors	€346	€223
Prepayments and accrued income	48	40
Amount owed by parent company	—	249
Other debtors	6	3

	€400	€515

        Two subsidiaries of the Group are party to a financing transaction under which credit balances and debit balances of the Group's entities may be offset. This offset has been effected in the Group consolidated balance sheet. The balances of the Group so offset were €168.5 million lease receivables (2002: €168.5 million) and €168.5 million (2002: €168.5 million) bank loans.

        The amount owed by the parent Company is unsecured, interest free and has a fixed repayment date repayable within one year.

19.   Loans and Other Debt

	Within 1 Year	Between 1 and 2 Years	Between 2 and 5 Years	After 5 Years	Total
	(in millions)
Payable
2002
Loans	€87	€105	€—	€—	€192
Finance leases	1	—	—	—	1
Overdrafts	2	—	—	—	2

As at 31 March 2002	€90	€105	€—	€—	€195

2003
Loans	€105	€—	€—	€—	€105
Overdrafts	1	—	—	—	1

As at 31 March 2003	€106	€—	€—	€—	€106

        Included in the above amounts are:

	As at
	31 March 2002	31 March 2003
	(in millions)
Payable
Wholly repayable within 1 year	€80	€102
Wholly repayable within 5 years	101	—
Repayable by instalments, not wholly repayable within 5 years	—	—
Within 5 years	14	4
After 5 years	—	—
Repayable, otherwise than by instalments, due after 5 years	—	—

	€195	€106

        All Group loans and other debt are denominated in Euro.

        At 31 March 2003, the capital value of the loans and other debt has been fully hedged into Euro using a variety of financial instruments maturing in the 2003/2004 financial year. It is the Group's intention to renew these agreements as they expire.

        The Minister for Finance has guaranteed loans included in the above table to the extent of €17.1 million (2002: €107.6 million). The Group has guaranteed loans of its subsidiary, Irish Telecommunications Investments Limited of €88.2 million (2002: €88.2 million).

20.   Financial Instruments

        The Group holds or issues financial instruments for the following main purposes:—To finance its operations; To employ surplus funds; To manage the interest rate and currency risks arising from its operations and from its sources of finance.

        The Group finances its operations out of operating cash flows, bond issues, bank borrowings, finance leases and, in the past, the issue of medium term notes and commercial paper.

        Derivative instruments are contractual agreements whose value reflects price movements in an underlying asset. The Group uses derivatives, where appropriate, to generate the desired effective profile of currency and interest rate risk. Derivative activity is carefully controlled and appropriately used and is an effective means of managing risk.

        The main risks arising from the use of financial instruments are market rate risk, liquidity risk and credit risk. Responsibility for managing these risks is delegated to the Treasury Committee, an eircom management Committee chaired by the Group's Chief Financial Officer. It is, and has been throughout the year under review, the Group's policy that no trading in financial instruments be undertaken.

        Short-term debtors and creditors have been excluded from all the numerical disclosures below. The Group conducts its business primarily in Ireland and, therefore, operating and investing cash flows are substantially denominated in Euro. Limited foreign exchange risk arises in relation to certain capital expenditures and foreign exchange settlements with international third party telecommunications carriers.

Market rate risk

        Market rate risk is defined as the exposure of the Group's financial condition to adverse movements in interest and foreign exchange rates. The principal aim of managing these risks is to limit the adverse impact on shareholder value of movements in interest rates and foreign exchange rates.

        The main derivatives used are interest rate swaps, currency swaps and forward foreign exchange contracts. The underlying debt was exclusively denominated in Euro at year-end. It is Group policy to hedge all currency risk in currencies which are not denominations of the Euro. The Group regards changing interest rates as its most significant market risk exposure. The Group seeks to manage the fixed/floating mix of its borrowings with the aim of controlling cost while mitigating its exposure to interest rate risk. The Group achieves fixed rates on its borrowings either directly through the use of fixed rate debt or indirectly through the use of interest rate swaps. Under interest rate swaps, the Group agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate amounts calculated by reference to an agreed notional principal amount.

Interest rate risk profile of financial assets

        There were floating rate deposits outstanding of €190 million at 31 March 2003 (2002: €319 million). The interest rate on these is generally based on the appropriate Euribor rate.

Interest rate risk profile of the Group's financial liabilities/(Debt net of Swaps)

	Local Currency
	Total 2002	Fixed 2003	Floating 2003	Total 2003
	(in millions)
EUR	195	101	5	106
Other currencies	—	—	—	—

Total all currencies	€195			€106

        The Group has no interest-free financial liabilities.

        At 31 March 2003, the Group had a forward foreign exchange contract of €10 million (2002: €39.5 million) outstanding. Variable rates on loans and swaps are based on Euribor. After adjusting for the effect of swaps, €101 million (2002: €179.2 million) of debt bore interest at fixed rates, with a weighted average interest rate of 8.6% (2002: 9.07%) maturing in 2005. The weighted average life of the fixed rate debt and associated swaps is set out in the following table:-

Weighted Average Residual Maturity in Years of Fixed-Rate

		31 March 2002	31 March 2003
Underlying Debt		1.1	0.5
Swaps:	we receive fixed interest	0.6	0.3
	we pay fixed interest	0.5	—

Currency exposures

        As at 31 March 2002 and 31 March 2003, after taking into account the effects of swaps and forward foreign exchange contracts, the Group has no material currency exposure.

Fair values

        Fair value is the amount at which a financial instrument could be exchanged in an arm's length transaction between informed and willing parties, other than a forced or liquidation sale.

        The following tables provide comparisons of the carrying amounts and fair values of the Group's fixed-rate financial assets and financial liabilities, including derivatives. The fair values of short-term deposits, floating-rate loans and overdrafts approximate to their carrying amounts.

        On an interest rate swap, the same notional principal amount is used for the paying and receiving sides. Consequently the carrying value of an interest rate swap is zero. The fair value reflects the difference between the fixed rate and current market rates. The carrying value of currency swaps is affected by movements in the exchange rates of the currencies concerned, while the fair value reflects both interest rate and exchange rate movements.

	As at
	31 March 2002		31 March 2003
	Book Value	Fair Value	Book Value	Fair Value
	(in millions)
Financial assets
Cash	€319	€319	€190	€190

Liabilities
Underlying debt
Fixed Rate	197	213	105	109
Floating rate	2	2	1	1

Total	€199	€215	€106	€110

Debt net of swaps
Fixed rate	€179	€192	€101	€105
Floating rate	16	16	5	5

Total	€195	€208	€106	€110

Interest rate swaps	€—	€1	€—	€—

Currency swaps	€4	€6	€—	€—

Forward contracts	€—	€—	€—	€—

Liquidity risk

        The objective of liquidity management is to ensure the availability of sufficient funds to meet the Group's requirements and to repay maturing debt. This objective is met by monitoring and controlling potential cash flows and maintaining an appropriate buffer of readily realisable assets and standby credit lines.

        The maturity profile of Group debt is set out in note 19 of the Financial Statements.

        The Group has access to a €225 million committed borrowing facility as part of the Valentia Group (2002: €225 million) expiring in February 2006 which was undrawn at 31 March 2003. All conditions precedent had been met at 31 March 2003.

Credit risk

        The Group is exposed to credit risk relating to its cash and current financial assets. The Group places its cash and current financial assets with high quality institutions. The Group's policy is designed to limit exposure with any one institution and to invest its excess cash in low risk investment accounts. The Group has not experienced any losses on such accounts.

        Credit risks are mainly related to counter party risks associated with prepayments, amounts owed by related companies, interest in debt securities, derivative contracts, equity investments in related companies and other debtors.

        Equity investments and amounts owed by related companies are limited to the authorities issued by the Board of Directors of the Group.

        The Group's trade debtors are generated by a large number of customers, both private individuals and companies in various industries, mainly in Ireland. Exposure to credit loss and subscriber fraud is actively monitored on a daily basis, including the processing of current credit information on subscribers from third-party sources.

        Transactions involving derivative contracts are managed by Irish Telecommunications Investments Limited, a wholly owned subsidiary, within a framework of limits approved by the Treasury Committee, which restrict the Group's dealings to highly rated financial institutions.

Hedges

        Under the Company's accounting policy, foreign currency borrowings, currency swap agreements and forward exchange contracts are valued at year end exchange rates.

        The fair value of forward contracts approximates their carrying value.

        Interest differentials arising on swap agreements are accrued and reflected in interest payable. Consequently changes in fair value attributable to movements in interest rates are not recognised. The table below shows the extent to which the Company had unrecognised gains and losses, in terms of fair value, at the beginning and end of the year.

(in millions)
Unrecognised gains
Gain on contracts outstanding at 31 March 2002	€3

Of which:
Included in 2003 income	€3
Not included in 2003 income	—
Gain arising in 2003	—

Gain on contracts as at 31 March 2003	€—
Of which:
Expected to be included in 2004 income	€—

Expected to be included in later years	€—

21.   Other Creditors

        Amounts falling due within one year:

	As at
	31 March 2002	31 March 2003
	(in millions)
Trade creditors	€170	€143
Accruals and deferred income	409	363
PAYE/PRSI and VAT	33	31
Corporation tax	36	77

	€648	€614

22.   Provision for Liabilities and Charges

	Staff Restructuring	Provision for exit from certain International and Multi-Media Activities	Analogue Network Closedown	Onerous Contracts	Other	Deferred Taxation	Total
Group
At 31 March 2001	201	23	7	—	49	42	322
Prior year adjustment	—	—	—	—	—	21	21

At the beginning of the year as restated	201	23	7	—	49	63	343
Transfer from accruals	—	—	—	—	13	—	13
Utilised	(49)	(15)	—	—	(7)	—	(71)
Demerger of Eircell	—	—	(7)	—	—	(7)	(14)
Profit and loss account	1	3	—	17	38	(6)	53

At 31 March 2002	€153	€11	€—	€17	€93	€50	€324

Transfers	6	(6)	—	—	—	—	—
Utilised	(82)	(2)	—	(2)	(14)	—	(100)
Profit and Loss Account	50	(3)	—	(5)	(4)	7	45

At 31 March 2003	€127	€—	€—	€10	€75	€57	€269

Staff restructuring

        eircom has a constructive obligation in respect of the costs of a fundamental staff restructuring. The current programme is expected to be largely completed by March 2004. The amount of the provision is based on eircom's past experience of restructuring and the discussions to date with employees and their representative unions. Included within this provision is a deficit on an annuity plan offered as part of the restructuring programme.

        During the year ended 31 March 2003, €82 million (2002: €49 million) of the provision was utilised primarily to pay for staff exits under the fundamental Restructuring Programme. Progress to date under the programme has been satisfactory. The net tax effect was to reduce the tax charge by €nil (2002: €24 million).

Provision for exit from certain International and Multi-Media activities eircom has a provision for redundancy and other costs of exit of certain areas of International and Multi-Media business. As the Group no longer has a separate international and multi-media division, the provision that is required has been transferred into staff restructuring.

Analogue Network Closedown

        eircom had provided for costs that it had an obligation to pay relating to the closedown of the analogue network in its mobile business. The amount provided was based on the customer base for this network.

Onerous Contracts

        eircom has onerous contracts in relation to international capacity commitments. The provision is based on contracted terms and has been paid post year end March 2003.

Other

        As eircom is self-insured in respect of certain personal injury and damage claims, there is a provision for the estimated costs of incidents which have occurred up to 31 March 2003 based on a case by case review with actuarial assistance. The payments will be made as the cases are settled. eircom also has a provision for costs arising from certain compliance matters.

Deferred taxation

        The Group's accounting policy for deferred taxation was changed in 2002 from the partial provision basis to the full liability basis in order to comply with FRS 19 "Deferred Taxation." In accordance with FRS 19, the Group's policy is now to provide for taxation on a full liability basis.

        Deferred taxation liabilities arise from capital allowances.

        The deferred taxation provision consists of:

	Financial Year Ended
	31 March 2002	31 March 2003
	(in millions)
Capital allowances and other	€50	€57

        The Group's revaluation surpluses are not considered to constitute timing differences.

23.   Capital Grants

	Financial Year Ended
	31 March 2002	31 March 2003
	(in millions)
Received
At beginning of financial year	€92	€95
Demerger of Eircell	(18)	—
Received during financial year	21	1

At end of financial year	€95	€96

Amortisation
At beginning of financial year	€90	€81
Demerger of Eircell	(18)	—
Amortisation to profit & loss account (refer to note 13)	9	3

At end of financial year	€81	€84

Net book value at end of financial year	€14	€12

        The capital grants received by the Group relate to programmes to develop the Irish telecommunications infrastructure and were sponsored by the European Union. Included in the amortisation in 2002 was €6 million in respect of prior years.

24.   Called Up Share Capital

	As at
	31 March 2002	31 March 2003
	(in millions)
Authorised Ordinary Shares of €0.25 (3 billion shares)	€750	€750

Allotted, Called up and Fully Paid Shares of €0.25 each 2,207,826,690 shares	€552	€552

25.   Reserves

	Capital Conversion Reserve Fund	Share Premium	Revaluation Reserves	Revenue Reserves
	(in millions)
As at 31 March 2002	€9	€144	€257	€354
Retained profit for the financial year	—	—	—	20
Currency translation differences on foreign currency investments	—	—	—	—
Transfers on realisation of re-valued assets	—	—	(9)	9
Revaluation surplus	—	—	7	—

As at 31 March 2003	€9	€144	€255	€383

        No provision has been made for any tax liability that would arise in the event property assets were disposed of at their re-valued amounts.

26.   Acquisition of Subsidiary Undertakings

        During the financial year ended 31 March 2002, the Group made no acquisitions. The Group paid deferred consideration of €2.8 million in respect of: Lan Communications Limited (€1.9 million); Buy4Now (€0.6 million); and Continuous Communications Systems Limited (€0.3 million).

        During the financial year ended 31 March 2003, the Group made no acquisitions. The Group paid deferred consideration of €0.2 million in respect of Continuous Communications Systems Limited.

27.   Amounts in Group Cash Flow Statement

        Amounts included in the Group cash flow statement are reconciled or analysed as follows:

(a)   Net Cash Flow from all Operating Activities

	Financial Year Ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Group operating profit/(loss)	€175	€(17)	€180
Depreciation and amortisation	449	430	321
Cash flows relating to fundamental restructuring, business exits and other provisions	(156)	(137)	(63)
Non-cash exceptional charges	27	52	46
Cash flows relating to exceptional costs on Demerger of mobile business (note 7)	—	(51)	(1)
Working Capital
(Increase)/decrease in stocks	(2)	9	1
Increase/(decrease) in creditors	75	75	(110)
Decrease/(increase) in debtors	4	(33)	131
Effect of exchange translation adjustments	3	—	—

Net cash inflow from operating activities	€575	€328	€505

(b)   Return on Investment and Servicing of Finance

	Financial Year Ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Interest received	€26	€18	€24
Interest paid	(24)	(27)	(17)
Interest element of finance lease payments	(1)	—	—
Dividends paid to minority shareholders	(2)	(3)	—

	€(1)	€(12)	€7

(c)   Taxation (Paid)/Refunded

	Financial Year Ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Corporation tax refund received	€—	€141	€17
Corporation tax paid	(138)	(36)	(13)
Payment for corporation tax losses	—	(2)	—

	€(138)	€103	€4

(d)   Capital Expenditure and Financial Investment

	Financial Year Ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Payments to acquire tangible fixed assets	€(713)	€(316)	€(197)
Receipts from disposal of fixed assets	48	21	8
Capital grants received	—	19	—
Advances to associated undertakings	(21)	—	—
Advances to parent undertaking	—	—	(249)
Deposit refund on UMTS mobile licence	168	—	—
Redemption of securities	108	—	—

	€(410)	€(276)	€(438)

(e)   Acquisitions and Disposals

	Financial Year Ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Purchase of subsidiary undertakings (held for resale)	€(1)	€(8)	€—
Advance to subsidiary undertakings (held for resale)	—	(3)	—
Proceeds from exit from subsidiary undertakings	—	—	194
Cash disposed with subsidiary undertakings	—	—	(12)
Deferred consideration paid in respect of prior years acquisition	(2)	(3)	—
Purchase of associated undertakings	(13)	—	—
Repayment of debt from Demerged undertaking—Eircell	—	251	—

	€(16)	€237	€182

(f)    Management of Liquid Resources

	Financial Year Ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Net withdrawal of short term deposits	€11	€—	€—

(g)   Financing

	Financial Year Ended
	31 March 2001	31 March 2002	31 March 2003
	(in millions)
Repayment of loan capital	€(26)	€(87)	€(87)
Additions to loan capital	101	—	—
Finance lease liabilities	46	—	—
Capital element of finance lease payments	(16)	(48)	(1)

Net cash inflow/(outflow) from financing	€105	€(135)	€(88)

(h)   Analysis of Net (Debt)/Cash

	At 31 March 2001	Cash flows	Exchange Rate Movement	At 31 March 2002
	(in millions)
2002
Cash in hand & at bank	€150	€169	—	€319
Overdrafts	(12)	10	—	(2)

	138	179	—	317
Debt due within one year	(133)	45	—	(88)
Debt due after one year	(195)	90	—	(105)

	€(190)	€314	—	€124

	At 31 March 2001	Cash flows	Exchange Rate Movement	At 31 March 2002
	(in millions)
2003
Cash in hand & at bank	€319	€(129)	—	€190
Overdrafts	(2)	1	—	(1)

	317	(128)	—	189
Debt due within one year	(88)	(17)	—	(105)
Debt due after one year	(105)	105	—	—

	€124	€(40)	—	€84

28.   Unaudited Subsequent Event

Completion of refinancing and reorganization transactions

        On August 6, 2003, the Group refinanced substantially all of its existing indebtedness. In connection with the refinancing, Valentia issued €550,000,000 aggregate principal amount of 7.25% senior notes due 2013 and eircom Funding issued €285,000,000 aggregate principal amount of 8.25% senior subordinated notes due 2013 and $250,000,000 aggregate principal amount of 8.25% senior subordinated notes due 2013. In addition, Valentia entered into a new €1.4 billion credit facility, of which €1.162 billion was drawn down on closing of the refinancing.

        Valentia used a portion of the proceeds from the initial offering and the funds drawn down under the new credit facility in order to discharge the indebtedness under its prior credit facility and to pay transaction costs of €57 million. In addition, Valentia used available cash, including cash held within the group and cash proceeds from the initial offering and drawn down under the new credit facility, to fund a dividend to Valentia Holdings. Valentia Holdings used the proceeds of the dividend received from Valentia to declare and pay dividends to its shareholders and redeem certain preference shares.

29.   Principal Subsidiary and Associated Undertakings

Subsidiary Companies	Interest in Ordinary Shares at 31 March 2003	Business	Registered Office and Country of Incorporation
Irish Telecommunications Investments Limited	100%	Telecommunications Financing and Treasury Management	114 St. Stephen's Green West, Dublin 2, Ireland.
eircom (U.S.) Limited	100%	Marketing of Telecom Services in U.S.A.	114 St. Stephen's Green West, Dublin 2, Ireland.
Eirtrade Services Limited	100%	Provision of Electronic Trading Services	114 St. Stephen's Green West, Dublin 2, Ireland.
eircom Phonewatch Limited	100%	Installation, Monitoring and Maintenance of Residential Security Systems	114 St. Stephen's Green West, Dublin 2, Ireland.
Indigo Group Limited	100%	Provision of Internet Services	114 St. Stephen's Green West, Dublin 2, Ireland.
eircom UK Limited	100%	Provision of Telecommunications and Related Services	Royal Exchange, London EC3V 3LE, United Kingdom.
Lan Communications Limited	100%	Systems Integrator	114 St. Stephen's Green West, Dublin 2, Ireland.

eircom Investments BV	100%	Investment Holding Company	Strawinskylaan 3105 1077 ZX, Amsterdam, The Netherlands.
Eircable Limited	100%	Investment Holding Company	114 St. Stephen's Green West, Dublin 2, Ireland.
eircom Holdings Limited	100%	Investment Holding Company	114 St. Stephen's Green West, Dublin 2, Ireland.
Continuous Communications Systems Limited	100%	Communications Contractors	Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland.
eircom (Infonet Ireland) Limited	100%	Provision of Global Data Services	114 St. Stephen's Green West, Dublin 2, Ireland.
eircom Response Limited	100%	Managed Service Bureau	114 St. Stephen's Green West, Dublin 2, Ireland.
GoFree Limited	100%	Property Investment Company	114 St. Stephen's Green West, Dublin 2, Ireland.
Topsource Recruitment Limited	100%	Employment Agency	Exchequer Chambers, 19–22 Exchequer Street, Dublin 2, Ireland.
eircom Net BV	100%	Investment Holding Company	Strawinskylaan 3105 1077 ZX, Amsterdam, The Netherlands.
eircom International Networks Limited	100%	Provision of Telecommunications and Related Services	114 St. Stephen's Green West, Dublin 2, Ireland.

Associated Undertakings	Interest in Ordinary Shares at 31 March 2003	Business	Registered Office and Country of Incorporation
eircom Enterprise Fund Limited	50%	Seed Capital Company and Early Stage Fund Company	114 St. Stephen's Green West, Dublin 2, Ireland.
Beacon Integrated Solutions Limited	49%	Information Technology Consultancy	The Innovation Centre, National Technological Park, Limerick, Ireland.
TE Services Limited	35%	Telecom Engineering Services	Network House, Barrow Street, Dublin 4, Ireland.
Altion TI Limited	33%	Telecoms Software Solutions	Hambledon House, 19–26 Lower Pembroke Street, Dublin 2, Ireland.
Buy4Now Limited	22%	E-commerce Software Developer	27 Carysfort Avenue, Blackrock, Co. Dublin, Ireland.

30.   Employees

        The average number of persons employed by the Group during the year was as follows:—

	Financial Year Ended
	31 March 2002	31 March 2003
Fixed line network and other communications
Operations/Technical	6,452	5,700
Sales/Customer Support	3,221	2,871
Administration	665	558

	10,338	9,129
Mobile	191	—

Total	10,529	9,129

31.   Pensions

(a)    The Group's pension commitments are funded through separately administered Superannuation Schemes and are principally of a defined benefit nature. The total Group contribution in respect of the year ended 31 March 2003 was €25 million (2002: €26 million; 2001: €30 million). In respect of the principal scheme, this represents a rate of 8.2% of pensionable emoluments as advised by the Actuaries.

        The last Actuarial Valuation of the principal scheme was carried out, using the attained age method, as at 31 March 2002 by Mercer Human Resource Consulting who are actuaries to the Scheme but are neither officers nor employees of the Group.

        The actuarial method used involved determining an appropriate future Group contribution rate designed to fund the projected liabilities of the Scheme related to service subsequent to 1 January 1984 over the remaining working lifetime of the current members. The primary financial assumption underlying the actuarial valuation was that the Scheme's investments will earn a real rate of investment return, over and above salary inflation and pension increases, of 2.5% per annum. At the date of the last actuarial valuation, the market value of the pension scheme assets was €2,065 million and the actuarial valuation of the assets was sufficient to meet more than 100% of the value of the scheme's accrued liabilities making due allowance for future increases in salaries and pensions.

        The actuarial report is available for inspection by the members of the scheme at the offices of eircom Limited. The actuarial report is not available for public inspection.

(b)    The Minister for Finance is responsible for meeting and discharging the liability of: (i) the pension costs of former staff of the Department of Posts and Telegraphs who retired or died before the vesting Day (1 January 1984); (ii) costs in respect of the pension entitlements, related to pre-vesting day reckonable service, of staff who transferred to the Company from the Civil Service. Up to 31 March 2000, payments in this regard were refunded directly by the Minister, to the Company. With effect from 1 April 2000, such benefit payments are made from the eircom Number 2 Pension Fund which was established in December 1999 and received a contribution of €1,015.8 million from the Minister for Finance in accordance with arrangements set out in the eircom Superannuation (Amendment) Scheme 1999. However, the Minister retains liability for these payments.

(c)
Financial Reporting Standard 17 "Retirement Benefits" disclosures

        An actuarial valuation as at 31 March 2002, was updated at 31 March 2003, for Financial Reporting Standard 17 disclosure purposes by a qualified independent actuary. The main financial assumptions used in the valuation were:

	2002	2003
Rate of increase in salaries	4.00%	3.50%
Rate of increase in pensions in payment	4.00%	3.50%
Discount rate	6.10%	5.50%
Inflation assumption	2.25%	2.25%

        The assets in the scheme and the expected rate of return were:

	Long-term rate of return expected at 31 March 2002	Market value at 31 March 2002	Long-term rate of return expected at 31 March 2003	Market value at 31 March 2003
		(in millions)		(in millions)
Equities	8.00%	€1,479	7.75%	€1,027
Bonds	5.00%	349	4.75%	294
Cash	3.50%	98	3.00%	60
Property	6.50%	240	6.25%	309

		€2,166		€1,690

        The following amounts at 31 March 2003 and 31 March 2002 were measured in accordance with the requirements of Financial Reporting Standard 17:

	31 March 2002	31 March 2003
	(in millions)
Total market value of assets	€2,166	€1,690
Present value of scheme liabilities	(1,807)	(2,015)

Surplus/(Deficit) in the scheme	359	(325)
Related deferred tax (liability)/asset	(45)	41

Net pension asset/(liability)	€314	€(284)

        If the above amounts had been recognised in the financial statements, the Group's net assets and profit and loss reserves at 31 March 2003 would be as follows:

	2002	2003
	(in millions)
Net assets excluding pension asset/(liability)	€1,326	€1,343
Pension liability already recognised in financial statements (net of deferred taxation)	—	51
Net pension asset/(liability)	314	(284)

Net assets including pension asset/(liability)	1,640	1,110

Profit and loss reserves excluding pension asset/(liability)	354	383
Pension liability already recognised in financial statements (net of deferred taxation)	—	51
Net pension asset/(liability)	314	(284)

Profit and loss reserves including pension asset/(liability)	€668	€150

        The following amounts would have been recognised in the performance statements for the year ended 31 March 2003 under the requirements of FRS 17.

2003
(in millions)
Operating profit
Current service costs	€36
Past service costs	8

€44

Other finance income
Expected return on pension scheme assets	€154
Interest on pension scheme liabilities	(112)

€42

2003
(in millions)
Statement of total recognised gains and losses
Actual return less expected return on pension scheme assets	€(623)
Changes in assumptions underlying the present value of the scheme liabilities	(34)
Experience gains and losses arising on the pension scheme liabilities	(47)

Actuarial loss recognised in the statement of total recognised gains and losses	€(704)

Movement in surplus/(deficit) during the year
Surplus in scheme at 1 April 2002	€359
Current service costs	(36)
Contributions paid	22
Past service costs	(8)
Other finance income	42
Actuarial loss	(704)

Deficit in scheme at 31 March 2003	€(325)

Experience gains and losses for the year ended 31 March 2003
Difference between the expected returns and actual return on scheme assets	€(623)
Percentage of scheme assets	(37)%
Experience gains and losses on scheme liabilities	€(47)
Percentage of the present value of scheme liabilities	(2)%
Total recognised in statement of total recognised gains and losses	€(704)
Percentage of the present value of scheme liabilities	(35)%

32.   Contingent liabilities

Demerger of the Eircell mobile business

        Consequent on the Demerger of Eircell in May 2001, the Group has given certain warranties and indemnities to Eircell 2000 and Vodafone, which are subject to various limitations. Any potential taxation liabilities under the warranties will terminate on the sixth anniversary of completion of the Demerger. All other potential warranties terminated in May 2003. Except for certain warranties relating to taxation (in respect of which the liability of eircom is unlimited), the liability of eircom for breach of the warranties is limited to €500 million. eircom has no liability in respect of claims under the warranties unless and until the amount of such claims, excluding claims which are for amounts less than €250,000 each, exceeds €25 million, in which event Eircell 2000 is entitled to recover the full value of the claims including claims previously notified.

        eircom has undertaken that it will not take any action, other than in the ordinary course of business, which would have the effect of reducing the net asset value of its assets below €200 million at any time during a six year period following the Vodafone Offer becoming, or being declared, unconditional.

        eircom has covenanted that it will not, and will procure that no other member of its Group or person, firm or Company carrying on the fixed line business of eircom in succession to eircom ("eircom transferee") will not, for a period of three years following the completion of the Vodafone Offer, carry on any mobile telecommunications business in competition with the business conducted by Eircell and its subsidiaries as at 21 December 2000 nor have any significant financial interest in such business.

        eircom has agreed certain other indemnities in relation to costs and liabilities. The Directors are not aware of any such liabilities which would have a material effect on eircom's financial position.

Other

        eircom has given certain warranties to Promedia GCV following the exit from Golden Pages. Claims in respect of warranties must be notified by 24 May, 2004 and are capped at €185 million. The Group has also given certain taxation indemnities and undertakings, which are generally subject to a cap of €10 million.

        Other than disclosed above, a number of other lawsuits or claims arise in the normal course of business. While any litigation has an element of uncertainty, the directors believe that there were no contingent liabilities, which would have a material adverse effect on the Group's financial position.

        In the normal course of business, the Group has entered into contracts involving the exchange or purchase and sale of foreign currencies and various performance bonds. No material losses are expected in respect of these transactions other than losses for which provision has been made in the accounts.

33.   Guarantee

        Under the terms of the €2.4 billion facilities agreement entered into during the period ended 31 March 2002, between Valentia Telecommunications Limited ("Valentia"), the Company's parent, and Goldman Sachs International, Deutsche Bank AG London, Barclays Capital, The Governor and Company of the Bank of Ireland and Allied Irish Banks plc and pursuant to which Valentia had financed its acquisition of the shares in eircom, Valentia agreed to procure that eircom would enter into an accession agreement, pursuant to which eircom became an additional borrower and a guarantor under the Facilities Agreement in 2003.

        eircom (as lender) also entered into certain intra-group lending commitments with Valentia whereby Valentia would be lent funds by eircom in order to meet its payment obligations under the Facilities Agreement.

34.   Capital Commitments

        Capital commitments of the Group, approved by the Board, amounted to €207 million (2002: €210 million). €17 million (2002: € 32 million) was contracted for by the Group.

35.   Related Party Transactions

        The Company has availed of the exemption contained in FRS 8 "Related Party Disclosures" in respect of subsidiaries, 90 per cent or more of whose voting rights are controlled within a Group. Consequently, the financial statements do not include disclosure of transactions with entities in the Valentia Group.

        During the year ended 31 March 2003, A&L Goodbody solicitors, a partnership that Paul Carroll, a director of Valentia Telecommunications Limited, is a partner of, provided legal services to eircom.

The total fees in respect of these services amounted to €3.3 million. All of these costs were expensed in the year in the profit and loss account.

36.   Holding Company

        The Company's ultimate holding Company and ultimate controlling party is Valentia Telecommunications Limited. The largest and smallest Group into which the financial statements are consolidated is that headed by Valentia Telecommunications Limited. Copies of the consolidated financial statements of Valentia Telecommunications Limited are available from 114 St. Stephen's Green West, Dublin 2.

37.   Comparative Amounts

        Certain comparative figures have been re-grouped and re-stated where necessary on the same basis as those for the current year.

38.   Reconciliation to United States Generally Accepted Accounting Principles

        eircom Group's consolidated financial statements are prepared in accordance with accounting principles generally accepted in Ireland ("Irish GAAP"), which differ in certain respects from United States generally accepted accounting principles ("U.S. GAAP").

        In particular under U.S. GAAP, a purchase transaction that results in an entity becoming substantially wholly owned establishes a new basis of accounting, which should be recorded in the separate financial statements of the acquired company by applying "push down" accounting. This application of push down accounting represents the termination of the old accounting entity and creation of a new one. Since 100% of eircom was acquired by Valentia on 2 November 2001, Valentia's basis of accounting in the assets and liabilities of eircom has been pushed down into the separate financial statements of eircom for the purposes of U.S. GAAP. Accordingly, the income statement and statement of cash flows under U.S. GAAP have been bifurcated into separate periods representing the period prior to acquisition by Valentia, the "predecessor" period and the period after the acquisition by Valentia, the "successor" period. Net profit/(loss) for the year ended 31 March 2002 of €(82) million under Irish GAAP consists of a net loss of €(158) million in the period from 1 April 2001 until 1 November 2001 and net profit of €76 million in the period from 2 November 2001 until 31 March 2002. Under Irish GAAP, push down accounting is not applied. See Note 38(a) for further information.

        This difference, along with other differences, are described below together, where appropriate, with an explanation of the method used to determine the adjustments to net profit attributable to group shareholders for the twelve months ended 31 March 2001 (predecessor), the period from 1 April 2001 until 1 November 2001 (predecessor), the period from 2 November 2001 until 31 March 2002 (successor), the twelve months ended 31 March 2003 (successor), and shareholders' equity as at 31 March 2002 and 2003 (successor).

        The following statements summarise the material adjustments, gross of their tax effect, which reconcile the net profit attributable to group shareholders amount and the equity shareholders' funds amount under Irish GAAP to the amounts which would have been reported had U.S. GAAP been applied.

			Predecessor		Successor
	Note		Financial Year ended 31 March 2001	For the financial period from 1 April 2001 until 1 November 2001	For the financial period from 2 November 2001 until 31 March 2002	Financial Year ended 31 March 2003
			(in millions)
Reconciliation of net income:
Net profit/(loss) attributable to eircom shareholders
Under Irish GAAP			€69	€(158)	€76	€320
U.S. GAAP adjustment:
Goodwill	(a	)	1	—	—	—
Tangible fixed assets	(a	)	—	—	(38)	(77)
Intangible assets	(a	)	(1)	—	(10)	(18)
Revenue	(b	)	(53)	9	(7)	(9)
Revaluations	(c	)	11	11	—	—
Provisions for restructuring and transformation costs	(d	)	(218)	(31)	(17)	(91)
Provision for exit from certain international and multimedia activities	(e	)	17	(5)	(4)	(2)
Pensions costs	(f	)	37	30	10	20
Derivative financial instruments	(g	)	—	(2)	3	(3)
Annuity scheme	(h	)	—	(36)	—	36
Debt issue costs	(i	)	—	—	(3)	(7)
Interest expense	(i	)	—	—	(48)	(144)
ESOT Trust	(j	)	(241)	(178)	—	(99)
Capitalised interest costs	(k	)	1	1	5	5
Indefeasible rights to use (IRU)	(l	)	(4)	1	1	1
Exit of Golden Pages Limited	(m	)	—	—	—	(133)
Impairment of long-lived assets	(n	)	—	21	—	15
Deferred taxes	(o	)	17	—	—	—
Deferred taxes on U.S. GAAP adjustments			74	19	(7)	41

Net loss under U.S. GAAP attributable to ordinary shareholders			€(290)	€(318)	€(39)	€(145)

U.S. GAAP net loss consists of (loss)/income from:
Continuing operations	€(325)	€(272)	€(44)	€(140)
Discontinued operations	35	(46)	5	(5)

Net loss	€(290)	€(318)	€(39)	€(145)

Operating (loss)/profit from continuing operations	€(322)	€(317)	€25	€(42)
			Successor
			As at
	Note		31 March 2002	31 March 2003
			(in millions)
Reconciliation of shareholders' equity:
Equity shareholders' funds under Irish GAAP			€1,316	€1,343
U.S. GAAP adjustment:
Goodwill	(a	)	495	495
Intangible assets	(a	)	190	172
Tangible fixed assets	(a	)	705	628
Revenue	(b	)	(7)	(16)
Revaluations	(c	)	—	(7)
Provisions for restructuring and transformation costs	(d	)	153	68
Provisions for exit from certain international and multimedia activities	(e	)	8	—
Pensions costs	(f	)	172	192
Derivative financial instruments	(g	)	3	—
Annuity scheme	(h	)	(36)	—
Debt issue costs	(i	)	51	44
Interest expense	(i	)	(4)	—
Valentia debt	(i	)	(2,219)	(2,125)
Capitalised interest costs	(k	)	5	10
Indefeasible rights to use (IRU)	(l	)	(26)	(25)
Exit of Golden Pages Limited	(m	)	133	—
Impairment of long-lived assets	(n	)	—	15
Deferred taxes	(o	)	—	—
Deferred taxes on U.S. GAAP adjustments			(146)	(127)

Shareholders' equity under U.S. GAAP			€793	€667

(a)
"Push Down" of Purchase Accounting Adjustments

Predecessor Period

Goodwill

        In the consolidated financial statements prepared in accordance with Irish GAAP, goodwill arising on the acquisition of a subsidiary or associated undertaking arising before 3 April 1998 remains eliminated against reserves. Financial Reporting Standard ("FRS") 10 "Goodwill and Intangible Assets", which applies to accounting periods ended on or after 23 December 1998 requires capitalisation and amortisation of goodwill over its estimated economic life. As permitted by FRS 10 the Group elected to apply its requirement prospectively.

        Under U.S. GAAP, prior to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), goodwill of the Group is capitalised as an intangible fixed asset or, in the case of associated undertakings, recorded as part of the carrying value of the associated undertaking and amortised against net income over its economic life. Additionally under U.S. GAAP, pre-existing goodwill recorded on the books of eircom prior to its acquisition by Valentia has not been recorded as a separate asset in the successor period.

Intangible Assets

        In the predecessor periods, under Irish GAAP, the eircom Group recorded an expense relating to a license to operate its mobile communications services, which the Group was obligated to obtain from the Irish Government, as a result of the Government's decision to liberalise the mobile communications market in Ireland. Under Irish GAAP, the cost of the license was prudently expensed as incurred. Under U.S. GAAP the cost of the license was recorded as an intangible non-current fixed asset and amortised over the term of the license of 15 years. Additionally, on 1 January 2000, the eircom Group purchased a second mobile license for €7.2 million which was charged to expense under Irish GAAP. The license was capitalised for U.S. GAAP and was amortised over the term of the license of 11 years. As the eircom Group disposed of its mobile communications operation in May 2001, these licenses are effectively disposed of at that date.

Successor Period

        On 2 November 2001, the eircom Group was acquired by Valentia. Under Irish GAAP, Valentia's basis in eircom upon the acquisition has not been "pushed down" into the separate financial statements of the eircom Group. Under U.S. GAAP, since Valentia acquired 100% of eircom, Valentia's basis in eircom is pushed down into the eircom Group's financial statements effective 2 November 2001.

        Under U.S. GAAP, SFAS No. 141 "Business Combinations" applies, which addresses the accounting and reporting for all business combinations initiated after 30 June 2001. SFAS No. 141 requires that the cost of an investment is assigned to assets acquired and liabilities assumed on the basis of their fair values at the date of acquisition. In addition, SFAS No. 141 requires that an intangible asset must be separately identified and recognised apart from goodwill, and disclosed accordingly. An intangible asset should be recognised apart from goodwill if it arises from contractual or other legal rights, or if it is capable of being separated or divided from the acquired entity and sold, transferred, licensed or exchanged. The results of acquisition accounting (i.e., the step-up or step-down to fair market value and the recording of goodwill) must be allocated (i.e. pushed down) to the respective reporting units to which it relates. For U.S. GAAP purposes, the fair values have been assigned to certain intangible assets as shown in the table below. These intangible assets would not be recognised for Irish GAAP purposes since they do not meet the criteria for recognition required by FRS 10.

        Effective 1 April 2002, under U.S. GAAP, the eircom Group adopted SFAS No. 142, which established new standards related to how acquired goodwill and other intangible assets are to be recorded upon their acquisition, as well as how they are to be accounted for after they have been initially recognised in the financial statements. As a result of the adoption of this standard, the Group will not amortise goodwill, rather, they will test it for impairment on an annual basis based on a fair value approach. Additionally, under SFAS No. 142, since the acquisition of the Group by Valentia was after 30 June 2001, goodwill has not been amortised for periods after 2 November 2001 (the acquisition date). Upon adoption of this standard, the Group completed a transitional impairment test for its goodwill and determined that there were no impairments to be recorded.

        The following table represents the push down of Valentia's basis in the net assets of eircom acquired in accordance with U.S. GAAP:

(in millions)
Push down of fair value adjustments for Valentia's basis in eircom under Irish GAAP Tangible fixed assets(i)	€715
Pension(ii)	208
Creditors and accruals(iii)	(36)
Provisions for liabilities and charges(iv)	(22)
Net assets of Golden Pages(v)	133
Push down of additional fair value adjustments for Valentia's basis in eircom under U.S. GAAP
Goodwill	495
Customer base	105
Regulatory assets	13
Pensions	(46)
Trade name/trademark	82
Restructuring and redundancy costs not recognised	182
Indefeasible rights to use	(27)
Deferred taxes on U.S. GAAP and Irish GAAP fair value adjustments	(133)

        The Irish GAAP fair value adjustments recorded by Valentia upon the acquisition of eircom, which are pushed down to the separate financial statements of the eircom Group, represent the following:

(i)
Adjustment to reflect tangible fixed assets at their fair value being:

•
Open market value for Land & Buildings following valuation carried out by Lisney, Estate Agents, Auctioneers and Valuers, as at 1 December 2001.

•
Depreciated replacement cost for Network, Plant and Equipment.

(ii)
Pension surplus under Irish GAAP arising from actuarial review.

(iii)
Recognition of annuity commitment.

(iv)
Deferred taxation provision on (ii) and (iii) above.

(v)
Recognises the estimated fair value of Golden Pages Limited, acquired as part of the eircom Group, which was subsequently exited in May 2002. See Note 38(m).

        The intangible regulatory asset and customer base are being amortised over 1 and 10 years respectively. The trademark has an indefinite life and is not being amortised.

        Under Irish GAAP, at the date of acquisition, the eircom Group has recorded provisions for certain voluntary redundancy schemes and other transformation costs based on the fact that a legal or constructive obligation exists and the amount can be reasonably estimated. Under U.S. GAAP, this liability would not be recognised at the date of acquisition since they would not be recognized under either SFAS No. 88 "Employers' Accounting for Settlement and Curtailment of Defined Benefits" ("SFAS No. 88"), or EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination" ("EITF 95-3"). See Note 38(d).

        Under Irish GAAP, the eircom Group recorded a liability for its obligations related to the service portion of IRU contracts to purchase and sell capacity. Under U.S. GAAP, since the entire IRU contract has been accounted for as a service contract, the eircom Group has recorded a liability based on the fair value of the Group's legal obligation associated with the entire contract. See Note 38(l).

        Under Irish GAAP, pensions were valued on an actuarial basis at the date of acquisition. Under U.S. GAAP, the projected benefit obligation and the fair value of plan assets were remeasured at the date of acquisition and the resulting net prepaid pension asset was recorded.

        Under Irish GAAP, deferred taxes are not provided with respect to fair value adjustments made to record Valentia's basis in the assets acquired. Under U.S. GAAP, deferred taxes related to fair value adjustments must be provided.

        The following unaudited pro-forma summary presents information under U.S. GAAP as if the acquisition by Valentia had occurred as of 1 April 2001. The pro-forma data gives effect to actual operating results prior to the acquisition, adjusted to include the pro-forma effect of revenue, interest expense, amortisation of intangible assets, depreciation of tangible fixed assets, pensions and other purchase accounting adjustments. The pro-forma amounts do not purport to be indicative of the results that would actually have been reported if the acquisition had actually occurred at the beginning of the periods presented or that may be reported in the future.

	Unaudited Pro-forma for the Financial Years ended
	31 March 2001	31 March 2002
	(in millions)
Group turnover	€2,151	€1,776

Net loss attributable to ordinary shareholders	€(488)	€(463)

(b)   Revenue Recognition

        Under Irish GAAP, the eircom Group recognises the revenue related to connection fees at the time the service is provided. Under U.S. GAAP, the connection fees are recognised over the average customer life of three to seven years. Expenses, where exceeding revenue, are only deferred to the extent of revenue.

        "Staff Accounting Bulletin No. 101" ("SAB 101") provides guidance on revenue recognition under U.S. GAAP. Amongst other items, SAB 101 addresses the timing of revenue recognition relating to non-refundable, up-front fees. The eircom Group performs a detailed analysis of their connection fees and associated expenses accordingly.

(c)   Revaluations

        In accordance with Irish GAAP, the eircom Group's consolidated financial statements are prepared in accordance with the historical cost convention except that property is periodically restated on the basis of appraised values. Subsequent depreciation is computed on the revalued amounts. Under U.S. GAAP, such revaluations are not permitted and depreciation is computed on the historical cost.

(d)   Provisions for Restructuring and Transformation Costs

        Under Irish GAAP, the eircom Group has recorded provisions for a fundamental restructuring and certain voluntary redundancy schemes in respect of staff restructuring and other aspects of its business transformation which are in the course of implementation, when a legal or constructive obligation exists, and the amount can be reasonably estimated.

        Under U.S. GAAP, costs related to voluntary early retirement and severance schemes are accounted for in accordance with SFAS No. 88. Generally, the timing of expense recognition differs between Irish GAAP and U.S. GAAP because, under Irish GAAP, a constructive obligation is deemed to exist when the Group agrees to accept and discharge responsibility under the terms of voluntary early retirement and severance schemes with the employees and their unions. U.S. GAAP requires that the individual employees have accepted the offer to retire or to participate in severance programs before the expense is recognised. The following table reconciles the movement in the staff restructuring provisions as presented under Irish GAAP at Note 22 to the amounts presented under U.S. GAAP:

	Staff restructuring provision under Irish GAAP	Adjustment	Staff restructuring provision under U.S. GAAP
	(in millions)
As at 1 April 2000 (predecessor)	€419	€(419)	€—
Utilised	(218)	—	(218)
Charged to the consolidated profit and loss account	—	218	218

As at 1 April 2001 (predecessor)	201	(201)	—
Utilised	(32)	—	(32)
Charged to the consolidated profit and loss account	1	31	32

As at 1 November 2001 (predecessor)	€170	€(170)	€—

As at 2 November 2001 (successor)	€170	€(170)	€—
Utilised	(17)	—	(17)
Charged to the consolidated profit and loss account	—	17	17

As at 31 March 2002	153	(153)	—
Utilised	(83)	—	(83)
Charged to the consolidated profit and loss account	14	91	105
Transfer from accruals	36	—	36
Transfer from provision for exit from certain international and multimedia activities	6	(6)	—

As at 31 March 2003	€126	€(68)	€58

(e)   Provision for exit from certain international and multimedia activities

        Under Irish GAAP, the eircom Group has recorded provisions for the exit from certain international and multimedia activities as part of its business transformation, which are in the course of implementation when a legal or constructive obligation exists, and the amount can be reasonably estimated.

        Under U.S. GAAP, these transformation costs, which mainly relate to involuntary contract termination and voluntary staff exit costs, do not qualify as exit costs based on guidance provided by the Emerging Issues Task Force Consensus 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Cost to Exit an Activity (including certain costs incurred in a restructuring" ("EITF 94-3"). Certain costs related to warranties accrued under Irish GAAP, as a result of discontinuing certain activities, do qualify for accrual under EITF 94-3. The following table reconciles the movement in the provision for exit from certain international and multimedia activities as presented under Irish GAAP at Note 22 to the amounts presented under U.S. GAAP:

	Provisions for exit from certain international and multimedia activities under Irish GAAP	Adjustment	Provisions for exit from certain international and multimedia activities under U.S. GAAP
	(in millions)
As at 1 April 2000 (predecessor)	€—	€—	€—
Utilised	—	—	—
Charged to the consolidated profit and loss account	23	(17)	6

As at 1 April 2001 (predecessor)	23	(17)	6
Utilised	(10)	—	(10)
Charged to the consolidated profit and loss account	3	5	8

As at 1 November 2001 (predecessor)	€16	€(12)	€4

As at 2 November 2001 (successor)	€16	€(12)	€4
Utilised	(5)	—	(5)
Charged to the consolidated profit and loss account	—	4	4

As at 31 March 2002	11	(8)	3
Utilised	(2)	—	(2)
Charged to the consolidated profit and loss account	(3)	2	(1)
Transfer to provision for restructuring and transformation	(6)	6	—

As at 31 March 2003	€—	€—	€—

(f)    Pension Costs

        Under Irish GAAP, pension costs are determined in accordance with Statement of Standard Accounting Practice No. 24, "Accounting for Pension Costs," and costs are expensed over employees' working lives. Under U.S. GAAP, pension costs are determined in accordance with the requirements of SFAS No. 87, "Employers Accounting for Pensions" ("SFAS No. 87") and SFAS No. 88. In accordance with the requirements of U.S. GAAP, the eircom Group performs annual pension valuations. Differences between the amounts under Irish GAAP and U.S. GAAP arise from the requirement to use different actuarial methods and assumptions and the method of amortising surpluses or deficits.

(g)   Derivative Financial Instruments

Derivative financial instruments

        In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). This Statement became effective for the Group on 1 April 2001 and establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. It requires recognition of all freestanding and many embedded derivatives on the balance sheet at their fair value, regardless of any hedging relationship designation. Derivative instruments must be classified as hedging transactions (either fair-value hedges, cash flow hedges or net investment hedges in a foreign operation) or non-hedging transactions, and the accounting treatment of derivative instruments and hedged items depends on this classification. Changes in the fair value of derivative instruments that do not qualify for or are not designated in hedging relationships are recognised immediately in current period earnings when they occur.

Initial application of SFAS No. 133

        On 1 April 2001, the eircom Group recognised all freestanding derivative instruments as either separate assets or liabilities and measured them at their fair value. In accordance with the transition provisions of SFAS No. 133, this resulted in the recording of an asset of €4 million in other assets and a corresponding offsetting adjustment of €4 million to the designated hedged item resulting from the economic hedging relationship existing prior to the adoption of SFAS No. 133.

Post-transition-date accounting under SFAS No. 133

        The Group elected not to designate any of its derivative financial instruments as hedging relationships as defined by SFAS No. 133. Accordingly, for U.S. GAAP purposes the eircom Group recognises changes in the fair value of derivative financial instruments through current earnings.

(h)   Annuity Scheme

        The eircom Group established an annuity scheme whereby employees participating in a voluntary termination scheme could accept payment in one lump sum or in an annuity to be paid out over a period of ten years. Under Irish GAAP, prior to 1 April 2002, the Group recorded a liability at the date that an employee elected to receive the annuity, which represented a net amount consisting of the estimated present value of the fixed payment stream due to the employee less the value of the assets set aside to fund the liability, taking account of the future expected return on those assets being invested for the period. Subsequently, due to the continued downturn in equity markets, the group changed the way it estimated the net liability and calculated it as the net of the present value of the fixed payment stream due to employees and the fair value of the assets set aside to fund the payment stream on the balance sheet date. Under U.S. GAAP, the liability for the annuity due to the employee is treated separately from the assets set aside to fund the liability. The assets have been classified as trading securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", with all unrealised gains or losses recorded through current earnings as a restructuring charge. As a result, a U.S. GAAP adjustment is recorded to measure the assets at their fair value.

        The annuity scheme liability and the fair value of the assets set aside to fund the liability were €137 million and €101 million at 31 March 2002, and €141 million and €83 million at 31 March 2003, respectively.

(i)    Debt and Related Debt Issue Costs and Interest Expense

        Under U.S. GAAP, in addition to the push down of Valentia's purchase accounting adjustments which reflect Valentia's basis in eircom under U.S. GAAP, the debt incurred to fund the acquisition plus debt issuance costs and related interest expense is also pushed down since eircom is an additional borrower and guarantor of the €2.4 billion debt facility of Valentia.

        Under Irish GAAP, these amounts are not reflected in the separate financial statements of the eircom Group.

(j)    ESOT Trust

        On 1 April 1999, the Telecom Employee Share Ownership Trust ("ESOT") was established for the benefit of eligible employees of the Group. The ESOT is funded by a combination of third party loans, loans from the Group and contributions of shares by the Group.

        The net assets of the Trust are divided into approximately 329 million units. The units are allocated to employees, subject to a minimum period of twelve months of qualifying employment with the Group, who have entered into contracts of participation with the ESOT. Employees that cease to be employed by the Group retain their right to the units allocated before the termination of their service. Each eligible employee is allocated the same number of units (pro rated if the service period is less). The units of the ESOT are being allocated to eligible employees through eleven notional allocations over a five year period ending 1 November 2003.

        For the purposes of U.S. GAAP, the ESOT is accounted for by Valentia, the parent company of eircom, in accordance with AICPA Statement of Position "Employers' Accounting for Employee Stock Ownership Plans" ("SOP 93-6"). Accordingly, compensation expense equal to the average fair value of the Trust units allocated during the period that the employees earn the allocation is recorded by Valentia. For the purposes of these financial statements, compensation expense for the allocation related to the employees of eircom has been pushed down from Valentia with an offsetting amount recorded as a contribution of capital.

        Trust units allocated to employees of eircom totalled 59.8 million, 59.9 million, nil, and 60.0 million in the year ended 31 March 2001, the period from 1 April 2001 to 1 November 2001, the period from 2 November 2001 to 31 March 2002 and the year ended 31 March 2003 respectively.

        Under Irish GAAP, the lump sum payment in respect of establishing the Trust of €127 million, paid to the ESOT by the Group, was expensed in the consolidated profit and loss account of the Group in the financial year ended 1 April 1999. No further expense arises under Irish GAAP.

(k)   Capitalised Interest Costs

        Under Irish GAAP, the eircom Group does not capitalise interest. Under U.S. GAAP, in accordance with the provisions of SFAS 34, "Capitalisation of Interest Costs", the estimated amount of interest incurred while constructing major capital projects is required to be capitalised and depreciated over the lives of the related assets, resulting in an increase of the eircom Group's non-current assets under U.S. GAAP. The amount of interest capitalised is determined by reference to the weighted average interest rates on outstanding borrowings.

        The U.S. GAAP adjustments resulted in cumulative gross capitalised interest of €5 million and €12 million and accumulated amortisation of nil and €2 million as at 31 March 2002 and 31 March 2003, respectively. Interest capitalised, amounted to €9 million, €10 million, €5 million and €7 million and amortisation amounted to €8 million, €9 million, nil and €2 million for the year ended 31 March 2001, the period from 1 April 2001 until 1 November 2001, the period from 2 November 2001 until 31 March 2002, and the year ended 31 March 2003, respectively.

(l)    Indefeasible Rights to Use

        During the year ended 31 March 2001 and the period from 1 April 2001 until 1 November 2001 eircom entered into indefeasible rights to use (IRU) contracts to sell capacity on its network as well as IRU contracts to purchase capacity from a third party. Under Irish GAAP, the income associated with the service portion of the sales contract is being recognised over a seven year period, and the remaining IRU income was recognised when the contract was entered into. Under U.S. GAAP the sales contracts were accounted for as service contracts with the entire income being deferred and recognised on a straight line basis over a 17 to 25 year period. Under Irish GAAP, the purchase contracts have been accounted for as a capital asset depreciated over a seven year period. Under U.S. GAAP, the purchase contracts are accounted for as service contracts and accordingly, the pre-paid balance has been recorded as a deferred debtor and is being amortised on a straight line basis as rent expense over a seven year period.

(m)  Exit of Golden Pages Limited

        Under Irish GAAP, the eircom Group recognised a gain upon exit of its discontinued operations. For the purposes of these financial statements under U.S. GAAP, the step-up to the fair value of the net assets of Golden Pages Limited recorded by Valentia has been pushed down to the eircom Group. As a result, there was an after-tax-loss recognised upon the exit of Golden Pages under U.S. GAAP of €(5) million.

        Under U.S. GAAP, the net assets of Golden Pages Limited consisted of the following (at exit date):

As at 2 May 2002
(in millions)
Tangible Fixed Assets	€10
Intangible Assets	139
Stocks	9
Debtors	4
Cash	12
Creditors	(9)
Minority Interest	(10)

Net assets	€155

(n)   Impairment of Long-Lived Assets

        Under Irish GAAP, the eircom Group recognised impairments for certain assets based on results of revaluations and other factors including a review of discounted future cash flows where appropriate. Under SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", ("SFAS No. 144"), an asset is considered to be impaired when its carrying amount exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The undiscounted cash flows include only the future cash flows that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the asset. For certain long-lived assets impaired by the Group, under Irish GAAP, the sum of the undiscounted cash flows directly associated with the assets exceeded their carrying value. Thus the criteria for impairment under SFAS No. 144 were not met and a portion of the impairment expense recognised under Irish GAAP was added back to net income for U.S. GAAP purposes.

        During the financial period from 1 April 2001 to 1 November 2001 the Group noted changes in circumstances and business climate affecting duct assets in Northern Ireland and international capacity that were indicative of a potential impairment. Specifically, the Group noted significant over capacity in the international telecommunications market in which the eircom Group operates. As a result, the eircom Group undertook an assessment of the recoverability of the carrying value of these assets. In this assessment, the Group examined separate undiscounted expected future cash flows resulting from these assets over their remaining useful lives which indicated an aggregate net negative cash flow for the period. These forecasts represented management's best estimates of future results of the forecast period. Based on the projected negative cash flows for these assets over their remaining useful lives, the eircom Group recorded an impairment charge during the seven month period of €28 million under both Irish GAAP and U.S. GAAP, to reduce the carrying value of the assets to their recoverable value of zero.

(o)   Deferred Taxes

        Under Irish GAAP, deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the Group's taxable profits and its results as stated in the financial statements. Deferred tax assets are recognised to the extent they are regarded as recoverable. They are regarded as recoverable to the extent that on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits for which the future reversal of the underlying timing differences can be deducted. Under U.S. GAAP, SFAS 109 "Accounting for Income Taxes" requires that deferred taxation liabilities and assets are recorded in full for all temporary differences between book income and tax income and a valuation allowance is established to reduce deferred tax assets to the amounts which are more likely than not to be realised in future tax returns. For the purposes of the reconciliation, the principles of SFAS No. 109 have been applied. Under Irish GAAP, deferred taxes are not provided with respect to fair value adjustments made to record Valentia's basis in the assets acquired. Under U.S. GAAP, deferred taxes related to fair value adjustments must be provided.

(p)   Certain Leasing Transactions

        The eircom Group entered into certain lease transactions whereby assets were leased or sold and leased back from the purchaser. In conjunction with each lease transaction the eircom Group entered into arrangements with third party financial institutions whereby the eircom Group maintains deposits and other financial assets in return for their undertaking to pay the Group's lease payment obligations to the lessor, including the repurchase of the assets. Under Irish GAAP and U.S. GAAP, these leases are accounted for as finance leases (capital leases as defined under SFAS No. 13, "Accounting for Leases"). Under Irish GAAP, as the Group's lease obligations are fully defeased from the inception of the leases, the deposits and related lease obligations are not recognised as separate assets and liabilities of the eircom Group. Accordingly, the eircom Group records no asset for the deposits and shows no liability for the lease obligations in its consolidated balance sheet. Under U.S. GAAP, the outstanding lease obligations to the lessor would not be regarded as defeased by the deposit held by the third party financial institution, since no legal right of offset exists. As a result, total assets and liabilities as at 31 March 2002 and 31 March 2003, are higher under U.S. GAAP by €318 million and €200 million, respectively.

(q)   Income Statement

        Under Irish GAAP exceptional items are items which are derived from events or transactions which individually, or if of a similar type, in aggregate, need to be disclosed by virtue of their size or incidence. Additionally some of these exceptional charges under Irish GAAP are included after operating profit if certain criteria are met. Under U.S. GAAP only items which are considered unusual in nature and infrequent in occurrence (not reasonably expected to recur in the foreseeable future) qualify for presentation as "extraordinary" items. Under U.S. GAAP, extraordinary items are presented below income before extraordinary items in the statement of profit and loss. Under U.S. GAAP, restructuring charges, fixed asset impairments, gains and losses on disposals, and other charges, disclosed as exceptional expenses under Irish GAAP, do not meet the criteria for presentation as extraordinary items. Additionally, under U.S. GAAP these exceptional expenses would be separated between continuing and discontinued operations.

        Under Irish GAAP, the Group elects to present "gross profit" in its consolidated profit and loss account, which is calculated as turnover minus cost of sales. Under Irish GAAP, the Group elects to include only costs relating to payments to other carriers, commissions and the cost of customers' premises equipment in cost of sales.

        Under U.S. GAAP, the presentation of cost of sales and gross profit on the basis used under Irish GAAP is not appropriate, as not all direct costs incurred to generate turnover are included in cost of sales, such as a portion of depreciation, amortisation, provisions for doubtful accounts and net staff cost.

        Under Irish GAAP, the Group elects to present "contribution on ordinary activities" as a subtotal before operating profit in its consolidated profit and loss account, which is not an appropriate measure of profitability under U.S. GAAP. Contribution on ordinary activities should not be considered an alternative measure for cash flows from operating activities.

39.   Additional Disclosure Requirements Under U.S. GAAP

(a)   Employee Benefit Plans

Defined Benefit Plans

        For purposes of the U.S. GAAP reconciliation, the eircom Group adopted the provisions of SFAS No. 87, amended by SFAS No. 132 "Employer's Disclosures about Pensions and Other Post Retirement Benefits, an amendment of FASB Statements No 87, 88 and 106."

        The following table provides the components of net periodic pension costs under U.S. GAAP:

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 until 1 November 2001	For the financial period from 2 November 2001 until 31 March 2002	Financial Year ended 31 March 2003
Service costs	€35,563	€21,571	€16,353	€35,911
Interest costs	85,514	55,686	42,693	112,061
Expected return on plan assets	(128,270)	(85,197)	(59,735)	(154,124)
Amortisation of transition assets	(2,925)	(1,706)	—	—
Amortisation of prior service costs	3,237	1,888	—	—
Amortisation of experience	(14,264)	(10,008)	—	—
Special termination benefits	—	—	—	7,954
SFAS No. 88 Curtailment Cost	7,961	—	—	—

Net periodic benefit (credit)/cost recognised in accordance with U.S. GAAP	€(13,184)	€(17,766)	€(689)	€1,802

        The charge for special termination benefits is the result of the Group's early retirement schemes, which provides eligible employees with the opportunity to retire early, resulting in additional pension costs.

        The following table provides details about the weighted-average assumptions used to calculate the pension costs:

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 until 1 November 2001	For the financial period from 2 November 2001 until 31 March 2002	Financial Year ended 31 March 2003
Discount rate	6.0%	6.0%	6.1%	5.5%
Expected return on plan assets	7.0%	7.0%	7.1%	6.8%
Rate of compensation increase	4.0%	4.0%	4.0%	3.5%

        The following table presents changes in benefit obligation, changes in plan assets and a reconciliation to amounts recorded in accordance with U.S. GAAP:

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 until 1 November 2001	For the financial period from 2 November 2001 until 31 March 2002	Financial Year ended 31 March 2003
	(in thousands)
Changes in benefit obligation:
Benefit obligation at the beginning of the period	€1,448,266	€1,593,372	€1,863,396	€1,807,314
Service costs	35,563	21,571	16,353	35,911
Interest costs	85,514	55,686	42,693	112,061
Plan participants' contributions	18,711	10,576	7,554	17,948
Actuarial (gains) and losses	—	186,886	(94,883)	81,347
Benefits paid	(46,047)	(37,519)	(27,712)	(62,254)
Other contributions	51,365	32,824	26,854	14,024
Divestitures	—	—	(26,941)	—
Special termination benefits	—	—	—	7,954

Benefit obligations at the end of the period	€1,593,372	€1,863,396	€1,807,314	€2,014,305

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 until 1 November 2001	For the financial period from 2 November 2001 until 31 March 2002	Financial Year ended 31 March 2003
	(in thousands)
Changes in plan assets:
Fair value of plan assets at the beginning of the period	€1,836,568	€2,077,409	€2,025,000	€2,166,462
Actual return on plan assets	215,781	(71,257)	152,444	(468,282)
Group's contribution	1,031	12,967	9,263	21,877
Plan participants' contribution	18,711	10,576	7,554	17,948
Benefits paid	(46,047)	(37,519)	(27,712)	(62,254)
Other contributions	51,365	32,824	26,854	14,024
Divestitures	—	—	(26,941)	—

Fair value of plan assets at the end of the period	€2,077,409	€2,025,000	€2,166,462	€1,689,775

	Financial year ended
	31 March 2002	31 March 2003
	(in thousands)
Funded status:
Funded status	€359,148	€(324,530)
Unrecognised actuarial (gains) and losses	(187,591)	516,163

Prepaid benefit cost under U.S. GAAP	€171,557	€191,633

Defined Contribution Plans

        The eircom Group sponsors a defined contribution pension plan primarily covering executive employees and new entrants. For the financial year ended 31 March 2001, the period from 1 April 2001 until 1 November 2001, the period from 2 November 2001 until 31 March 2002 and the financial year ended 31 March 2003, contributions made by the Group totalled €1 million, €3 million, €1 million and €3 million respectively.

(b)   Taxation

        U.S. GAAP deferred tax assets and liabilities are as follows:

	As at
	31 March 2002	31 March 2003
	(in millions)
Non-current deferred tax liability:
Restructuring Provisions	€23	€9
Pensions	21	24
Capital Allowances	38	46
Intangible assets	24	21
Fixed assets uplift	85	75
Other	1	1
Income to be taxed in future periods	22	23

Deferred tax liability	214	199

Non-current deferred tax assets:
Provisions for expenses	(5)	(9)
Deferred revenue	(8)	(6)
Annuity costs	(5)	—

Deferred tax assets	(18)	(15)

Net deferred tax liability	€196	€184

(c)   Balance Sheet

        The consolidated balance sheet of the eircom Group prepared under Irish GAAP presents substantially the same information as that presented under U.S. GAAP. However, presentation, classification and the U.S. GAAP reconciling items have a significant effect on the U.S. GAAP consolidated balance sheet. The following summarised balance sheet has been adjusted to reflect the U.S. GAAP reconciling items and is presented and classified in accordance with U.S. GAAP:

	As at
	31 March 2002	31 March 2003
	(in millions)
Assets:
Current assets	€873	€715
Non-current assets	3,625	3,253

Total assets	4,498	3,968

Liabilities and shareholders' equity:
Current liabilities	786	720
Non-current liabilities	2,909	2,581

Total liabilities	3,695	3,301
Minority interests	10	—
Shareholders' equity	793	667

Total liabilities and shareholders' equity	€4,498	€3,968

(d)   Statement of Cash Flows

        The consolidated statement of cash flows prepared under Irish GAAP presents substantially the same information as that required under U.S. GAAP by SFAS No. 95, "Statement of Cash Flows" ("SFAS No. 95"). This standard differs, however, with regard to the classification of items within the cash flow statements, including the classification of bank overdrafts, which are included as cash equivalents in the cash flow statement prepared for Irish GAAP purposes.

        Under Irish GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. U.S. GAAP, however, would require only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under Irish GAAP are included as operating activities under U.S. GAAP. The payment of dividend to the Company's shareholders, which is presented separately under Irish GAAP, is included as a financing activity under U.S. GAAP. Dividends paid to minority shareholders in Group companies are classified as returns on investment and servicing of finance in the Irish GAAP cash flow statement and cash flows from financing activities under U.S. GAAP.

        The following condensed cash flow statement represents cash flows based on Irish GAAP measurement presented and classified in accordance with the U.S. GAAP requirements laid out in SFAS No. 95:

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Cash inflow from operating activities	€438	€258	€164	€516
Cash (outflow)/inflow from investing activities	(412)	46	(85)	(256)
Cash outflow from financing activities	3	(130)	(73)	(389)

Increase/(decrease) in cash and cash equivalents	29	174	6	(129)
Cash and cash equivalents at beginning of period	110	139	313	319

Cash and cash equivalents at end of period	€139	€313	€319	€190

(e)   Segmental Information

        The Group's total continuing turnover is comprised of revenue from the following products and services as indicated in the table below:

	Predecessor		Successor
	Financial Year ended 31 March 2001	For the financial period from 1 April 2001 to 1 November 2001	For the financial period from 2 November 2001 to 31 March 2002	Financial Year ended 31 March 2003
	(in millions)
Access (rental and connections)	€360	€228	€172	€423
Voice traffic	676	373	283	651
Data traffic	69	51	38	104
Data communications	219	134	93	204
Interconnect	229	127	90	218
Other	229	112	75	179
Discounts	(95)	(61)	(47)	(97)

Total before intra-group transfers	1,687	964	704	1,682
Less intra-group transfers	(147)	(18)	(5)	—

Total	€1,540	€946	€699	€1,682

        Of the eircom Group's total turnover of €2,158 million, €1,086 million, €699 million, and €1,682 million for the year ended 31 March 2001, the period from 1 April 2001 to 1 November 2001, the period from 2 November 2001 to 31 March 2002 and the year ended 31 March 2003 respectively, approximately €78 million (0.04%), €29 million (0.03%), €15 million (0.02%), and €41 million (0.02%) respectively, was generated from foreign customers located outside of Ireland.

        The eircom Group does not hold significant long-lived assets outside of Ireland.

(f)    Leasing Transactions

        Commitments for minimum rentals for all capital leases, including defeased leases of €200 million (see Note 38(p)) which would be included on the consolidated balance sheet prepared in accordance with U.S. GAAP, as at 31 March 2003 are as follows:

Capital leases
(in thousands)
For the year ended 31 March
2004	€32,943
2005	26,648
2006	20,099
2007	34,797
2008	43,118
2009 and thereafter	85,883

Total minimum lease payments	243,488
Less: amount representing interest	(43,400)

€200,088

        The weighted average interest rate of capital leases under U.S. GAAP as at 31 March 2003 was approximately 6.7% and at 31 March 2002 was 4.7%.

(g)   Obligation to Grant Share—Based Compensation

        In January 2002, Valentia, the parent of eircom, committed to grant options exercisable over yet to be issued E Ordinary shares to six executives. Upon their authorisation, it is intended that these E Ordinary shares will carry no voting rights and will be restricted as to their transferability. Additionally, it is intended that the E Ordinary shares will be subject to repurchase at the option of Valentia in the event the holder terminates employment with eircom. In accordance with the guidance provided by FIN 38, "Determining the Measurement Date for Stock Option, Purchase, and Award Plans Involving Junior Stock" ("FIN 38"), the E Ordinary shares are considered junior stock. Under this commitment, the options will vest in full and be exercisable twelve months after the date of grant. The options are exercisable at the fair market value of the E Ordinary shares as of the date the obligation to grant became effective, January 2002. If unexercised, these options will expire on the seventh anniversary of their grant date.

        In January 2003, Valentia further committed to give the six recipients of the obligation to grant stock options exercisable over E Ordinary shares, the alternative to acquire options over yet to be authorised Valentia C Shares ("C Shares") in lieu of options over E Ordinary shares. Upon their authorisation, it is intended that the C Shares will also carry no voting rights or rights to receive dividends, and will be restricted as to their transferability. Upon the occurrence of a liquidity event, it is planned that the C Shares will convert to E Ordinary shares. It is also planned that the conversion of the C Shares into E Ordinary shares will be contingent upon Valentia receiving payment from the grantee in the amount of the difference between the fair value of the E Ordinary shares as of the date the obligation to grant options over E Ordinary shares became effective, January 2002, and the subscription price of the C Shares. It is further planned that certain option holders will receive the right, exercisable at any time between 1 January 2009 and 31 January 2010, to require the Group to repurchase their shares held at that time for a price per share equal to the market value of a Valentia A Ordinary share as of the date of repurchase.

        In accordance with the guidance in FIN 44, "Accounting for Certain Transactions involving Stock Compensation an Interpretation of APB Opinion No. 25" ("FIN 44") the accounting for Valentia's promise to grant share-based compensation has been "pushed down" to the financial statements of eircom. As permitted by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), eircom has accounted for Valentia's obligation to grant stock options over E Ordinary shares or C Shares to the six executives of eircom in accordance with APB No. 25, "Accounting for Stock Issued to Employees." Additionally as the E Ordinary shares and C Shares are considered junior stock, eircom applied the guidance in FIN 38 to the push down of Valentia's obligation to grant stock options to eircom's executives. In accordance with U.S. GAAP, eircom will record a compensation charge when the transferability restrictions and the repurchase provisions lapse.

        The following table summarises the transactions of Valentia's obligation to grant stock options over E Ordinary shares to the six executives of eircom for the periods ended 31 March 2002 and 2003:

	Number of Shares	Weighted-average Exercise price
Unexercised options committed to issuance 2 November 2001	—	—
Options committed to be granted	3,558,800	€5.82

Unexercised options committed to issuance 31 March 2003 and 2002	3,558,800	€5.82

        The fair value of options under which eircom's parent, Valentia is obligated to grant for the financial year ended 31 March 2003 and 2002 reported below has been estimated at the date of grant using Black-Scholes option pricing model with the following assumptions:

2002
Expected life from vest date (in years)	7
Risk-free interest rate	3.4%
Volatility	—
Dividend yield	—

        The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Valentia's options under which it is currently obligated to grant, have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate. Based upon the above assumptions, the weighted average fair value of the stock options exercisable over E Ordinary shares under which Valentia is obligated to grant was €0.88 per option at 31 March 2002 and 2003.

        Had the options been accounted for in accordance with the provisions of SFAS No. 123, any charge resulting from Valentia's obligation to grant share-based compensation to executives of eircom would have also been reported in the separate financial statements of eircom. However, under SFAS No. 123, the obligation to grant share-based compensation would not have had an effect on the calculation of net profit and loss as the compensation expense related to the estimated fair value of the options would be recorded in earnings only when the related transferability and repurchase provisions lapse.

(h)   Other matters

        Under Irish GAAP, on 1 January 1984 tangible assets valued, in accordance with the Postal and Telecommunications Services Act, 1983, at €798.7 million were transferred to the eircom Group. Since the eircom Group predecessor did not maintain sufficiently detailed records to determine the historical cost for all assets, the valuation for certain assets was based on the estimated replacement cost, adjusted for depreciation and inflation ("depreciated replacement cost"). The Company has adopted consistent treatment for the purposes of U.S. GAAP, so no Irish/U.S. GAAP difference has been recorded.

(i)    Bad debt provisions

	31 March 2002	31 March 2003
	(in millions)
Trade Debtors	€406	€278
Provision for Doubtful accounts	(60)	(55)

	€346	€223

40.   Recently Issued Accounting Standards Applicable to U.S. GAAP

Recent U.S. GAAP accounting pronouncements

        In June 2001, the FASB issued, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets", ("SFAS No. 143") which will be effective for the Group as at 1 April 2003. SFAS No. 143 requires, among other things, that the fair value of a liability for an asset retirement obligation be recognised in the period in which it is incurred, if a reasonable estimate of fair value can be made and the Group has a legal obligation to do so. A legal obligation can result from (i) a government action, such as a law or ordinance, (ii) an agreement between entities, such as a written or oral contract, or (iii) a promise conveyed to a third party that imposes a reasonable expectation of performance upon the promissor under the doctrine of promissory estoppel.

        The associated asset retirement costs are capitalised as part of the carrying amount of the long-lived asset. The asset retirement cost is subsequently allocated to expense (as depreciation or impairment) over the useful life of the related long-lived asset. The liability is discounted and subsequently accreted using the credit-adjusted risk-free interest rate in effect when the liability was initially recognised. The accretion amounts must be recognised as an increase in the carrying amount of the liability and classified in the statement of income as other operating expense. The Group has determined that there will be no impact from the adoption of this statement on its financial position, results of operations and cash flows.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognised and measured initially at its fair value in the period in which the liability is incurred. Previously a liability for an exit cost was required to be recognised at the date of an entity's commitment to an exit plan. However this does not, by itself, create a present obligation to others that meets the definition of a liability. SFAS No. 146 is effective for the Group for exit or disposal activities that are initiated after 31 December 2002.

        In November 2002, the FASB issued FASB Interpretation 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability (at fair value) be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after 31 December 2002, irrespective of the guarantor's fiscal year-end. The disclosure (but not the accounting) requirements of FIN 45 are effective for the Group as of 31 March 2003. The Group has determined that there will be no impact from adoption of this statement on its financial position, results of operations and cash flows.

        In January 2003, the FASB issued FASB Interpretation 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after 31 January 2003. For variable interest entities created or acquired prior to 1 February 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after 15 June 2003. The requirements of FIN 46 will be effective for the Group's 2004 financial statements, regardless of the date on which the variable interest entity was created. The Group does not have any variable interest entities.

        In May 2003 SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150") was issued. SFAS No. 150 requires an entity with financial instruments having certain obligations, which can or must be settled by issuing equity to classify and measure such instruments as a liability. This statement will be effective for the Company beginning 1 April 2004, but will have no impact upon the eircom Group.

REPORT OF INDEPENDENT AUDITORS

        To the Directors and Shareholders of eircom Funding plc

        We have audited the accompanying balance sheet of eircom Funding plc as at 31 March 2003 and the related profit and loss for the period from date of incorporation, 15 July 2002, to 31 March 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards in Ireland and in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eircom Funding plc as at 31 March 2003 and the results of their operations for the period ended 31 March 2003, in conformity with generally accepted accounting principles in Ireland.

PricewaterhouseCoopers
Dublin, Ireland
July 11, 2003

eircom Funding plc

Profit and Loss Account

For the period from date of incorporation, 15 July 2002, to 31 March 2003

The Company has not traded since incorporation and has received no income and incurred no expenditure. Consequently, during the period the Company made neither a profit nor a loss.

eircom Funding plc

Balance Sheet

	Note	As at 31 March 2003
Current assets
Cash		€7
Financed by
Capital and reserves
Called up share capital	2	€7

Equity shareholders' funds	3	€7

eircom Funding plc

Notes to the Financial Statements

1.     Accounting policies

        The significant accounting policies adopted by the Company are as follows:

(a)   Basis of preparation

        The financial statements have been prepared in accordance with accounting standards generally accepted in Ireland and Irish statute comprising the Companies Acts, 1963 to 2001. Accounting standards generally accepted in Ireland in preparing financial statements giving a true and fair view are those published by the Institute of Chartered Accountants in Ireland and issued by the Accounting Standards Board.

(b)   Basis of Accounting

        The financial statements have been prepared in accordance with the historical cost convention. The reporting currency used in these statements is the Euro, denoted by the symbol "€."

2.     Share capital

As at 31 March 2003
Authorised:
40,000 ordinary shares of €1 each	€40,000

Allotted, called up and fully paid
7 ordinary shares of €1	€7

3.     Reconciliation of movement in shareholders' funds

As at 31 March 2003
Opening shareholders' funds	€—

Share capital issued during the year	7

Closing shareholders' funds	€7

4.   Ultimate Controlling Party

        The Company regards the shareholders in General Meeting as the Ultimate Controlling Party.

Dealer Prospectus Delivery Obligation

        Until    •    , 2004, all dealers that effect transactions in the notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20    Indemnification of directors and Officers

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

        Subject to the provisions of the Irish Companies Acts 1963-2001 but without prejudice to any indemnity to which a director of eircom Funding, eircom Limited or Valentia Telecommunications may otherwise be entitled, every director or other officer of eircom Funding, eircom Limited and Valentia Telecommunications shall be indemnified out of the assets of eircom Funding, eircom Limited and Valentia Telecommunications, respectively, against any reasonable liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favor or in which he is acquitted or in connection with any application under section 391 of the 1963 Irish Companies Act in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of eircom Funding, eircom Limited and Valentia Telecommunications, respectively.

        Subject to the provisions of the 1985 Companies Act of England and Wales but without prejudice to any indemnity to which a director of Valentia Holdings may otherwise be entitled, every director or other officer of Valentia Holdings shall be indemnified out of the assets of eircom Funding against any reasonable liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of Valentia Holdings.

        We have purchased an insurance policy with an indemnity level of €25 million insuring the directors and officers of Valentia, eircom and its subsidiaries against liability incurred in their capacity as such.

        We have also purchased a public offering of securities insurance policy with an indemnity level of €125 million insuring the directors and officers of Valentia Holdings and each of its direct and indirect subsidiaries, including Valentia, eircom and eircom Funding, for a period of three years from July 14, 2003, against claims for actual or alleged wrongful acts arising out of the offering of the initial notes or out of this exchange offer.

Item 21    Exhibits and Financial Statements Schedules

Exhibit No.	Description
3.1	Memorandum and Articles of Association of Valentia Telecommunications
3.2	Memorandum and Articles of Association of eircom Funding
3.3	Memorandum and Articles of Association of eircom Limited
3.4	Memorandum and Articles of Association of Valentia Holdings
4.1	Senior Registration Rights Agreement, dated as of August 7, 2003, among Valentia Telecommunications, eircom Limited and the initial purchasers relating to the €550,000,000 7.25% senior notes due 2013

4.2
Senior Subordinated Registration Rights Agreement, dated as of August 7, 2003, among eircom Funding, Valentia Telecommunications, eircom Limited and Valentia Holdings and the initial purchasers relating to the €285,000,000 8.25% senior subordinated notes due 2013 and $250,000,000 8.25% senior subordinated notes due 2013
4.3	Senior Indenture, dated as of August 7, 2003, among Valentia Telecommunications, eircom Limited and The Bank of New York, as trustee, relating to the €550,000,000 7.25% senior notes due 2013
4.4
Senior Subordinated Indenture, dated as of August 7, 2003, among eircom Funding, Valentia Telecommunications, eircom Limited and Valentia Holdings and The Bank of New York, as trustee, relating to the €285,000,000 8.25% senior subordinated notes due 2013 and $250,000,000 8.25% senior subordinated notes due 2013
4.5	Euro Senior Deposit and Custody Agreement, dated as of August 7, 2003, among Valentia Telecommunications and The Bank of New York
4.6	Euro Senior Subordinated Deposit and Custody Agreement, dated as of August 7, 2003, among eircom Funding and The Bank of New York
4.7	Dollar Senior Subordinated Deposit and Custody Agreement, dated as of August 7, 2003, among eircom Funding and The Bank of New York
5.1	Opinion of Debevoise & Plimpton regarding the validity of the securities offered hereby
5.2	Opinion of A & L Goodbody
5.3	Opinion of Freshfields Bruckhaus Deringer
10.1
Facilities Agreement, dated as of August 6, 2003, by and among Deutsche Bank AG London and others, including Allied Irish Banks, p.l.c., The Governor and Company of the Bank of Ireland, Barclays Capital, Goldman Sachs International, The Royal Bank of Scotland plc, Citigroup Global Markets Limited and Morgan Stanley Senior Financing, Inc.
12.1	Computation of ratio of earnings to fixed charges
21.1	List of subsidiaries of Valentia Telecommunications, eircom Funding, eircom Limited and Valentia Holdings
23.1	Consent of PricewaterhouseCoopers relating to the financial statements of Valentia Telecommunications, eircom Funding and eircom Limited
23.2	Consent of Debevoise & Plimpton (contained in Exhibit 5.1)
23.3	Consent of A&L Goodbody (contained in Exhibit 5.2)
23.4	Consent of Freshfields Bruckhaus Deringer (contained in Exhibit 5.3)
24.1	Power of Attorney for directors of eircom Funding (included in Part II to the Registration Statement)
24.2	Power of Attorney for directors of eircom Limited (included in Part II to the Registration Statement)
24.3	Power of Attorney for directors of Valentia Telecommunications (included in Part II to the Registration Statement)
24.4	Power of Attorney for directors of Valentia Holdings (included in Part II to the Registration Statement)

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 in respect of the 7.25% Senior Notes due 2013
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 in respect of the 8.25% Senior Subordinated Notes due 2013
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Instruction to Registered Holder and/or Participant or Account Holder in the Depositary Trust Company, Euroclear SA or Clearstream Banking SA from Beneficial Owner

Item 22    Undertakings

        The undersigned registrants hereby undertake:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement (or the most recent post-effective amendment thereof). Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering;

(5)
(i)    to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and

(ii)
to arrange or provide for a facility in the U.S. for the purpose of responding to such requests.

  The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

(6)
to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

(7)
insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 23    Signatures

        Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, eircom Funding, Valentia, Valentia Holdings and eircom have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Republic of Ireland, on October 28, 2003.

VALENTIA TELECOMMUNICATIONS
Date: October 28, 2003	By:	/s/ DR. PHILIP NOLAN
	Name:	Dr. Philip Nolan
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dr. Philip Nolan and Peter E. Lynch his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DR. PHILIP NOLAN Dr. Philip Nolan	Director and Chief Executive Officer (Principal Executive Officer)	October 28, 2003
/s/ PETER E. LYNCH Peter E. Lynch	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 28, 2003
/s/ SIR ANTHONY O'REILLY Sir Anthony O'Reilly	Director	October 28, 2003
/s/ CON SCANLON Con Scanlon	Director	October 28, 2003
/s/ JOHN CONROY John Conroy	Director	October 28, 2003
/s/ NICLAS GABRAN Niclas Gabran	Director	October 28, 2003
John C. Hahn	Director	, 2003
/s/ JONATHAN M. NELSON Jonathan M. Nelson	Director	October 28, 2003
/s/ PAUL J. SALEM Paul J. Salem	Director	October 28, 2003
/s/ PAUL J. CARROLL Paul J. Carroll	Director	October 28, 2003

/s/ RAMEZ F. SOUSOU Ramez F. Sousou	Director	October 28, 2003
/s/ BISWAJIT A. SUBRAMANIAN Biswajit A. Subramanian	Director	October 28, 2003

        Pursuant to the requirements of the U.S. Securities Act, Valentia Telecommunications has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: October 28, 2003	By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director
eircomFUNDING
Date: October 28, 2003	By:	/s/ DR. PHILIP NOLAN
	Name:	Dr. Philip Nolan
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dr. Philip Nolan and Peter E. Lynch his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DR. PHILIP NOLAN Dr. Philip Nolan	Director and Chief Executive Officer (Principal Executive Officer)	October 28, 2003
/s/ PETER E. LYNCH Peter E. Lynch	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 28, 2003
/s/ SIR ANTHONY O'REILLY Sir Anthony O'Reilly	Director	October 28, 2003
/s/ CON SCANLON Con Scanlon	Director	October 28, 2003
/s/ JOHN CONROY John Conroy	Director	October 28, 2003
/s/ NICLAS GABRAN Niclas Gabran	Director	October 28, 2003
John C. Hahn	Director	, 2003
/s/ JONATHAN M. NELSON Jonathan M. Nelson	Director	October 28, 2003
/s/ PAUL J. SALEM Paul J. Salem	Director	October 28, 2003
/s/ PAUL J. CARROLL Paul J. Carroll	Director	October 28, 2003

/s/ RAMEZ F. SOUSOU Ramez F. Sousou	Director	October 28, 2003
/s/ BISWAJIT A. SUBRAMANIAN Biswajit A. Subramanian	Director	October 28, 2003

        Pursuant to the requirements of the U.S. Securities Act, eircom Funding has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: October 28, 2003	By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director
eircomLIMITED
Date: October 28, 2003	By:	/s/ DR. PHILIP NOLAN
	Name:	Dr. Philip Nolan
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dr. Philip Nolan and Peter E. Lynch his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DR. PHILIP NOLAN Dr. Philip Nolan	Director and Chief Executive Officer (Principal Executive Officer)	October 28, 2003
/s/ PETER E. LYNCH Peter E. Lynch	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 28, 2003
/s/ SIR ANTHONY O'REILLY Sir Anthony O'Reilly	Director	October 28, 2003
/s/ CON SCANLON Con Scanlon	Director	October 28, 2003
/s/ JOHN CONROY John Conroy	Director	October 28, 2003
/s/ NICLAS GABRAN Niclas Gabran	Director	October 28, 2003
John C. Hahn	Director	, 2003
/s/ JONATHAN M. NELSON Jonathan M. Nelson	Director	October 28, 2003
/s/ PETER J. SALEM Paul J. Salem	Director	October 28, 2003
/s/ RAMEZ F. SOUSOU Ramez F. Sousou	Director	October 28, 2003

/s/ BISWAJIT A. SUBRAMANIAN Biswajit A. Subramanian	Director	October 28, 2003

        Pursuant to the requirements of the U.S. Securities Act, eircom Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: October 28, 2003	By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director
VALENTIA HOLDINGS LIMITED
Date: October 28, 2003	By:	/s/ DR. PHILIP NOLAN
	Name:	Dr. Philip Nolan
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dr. Philip Nolan and Peter E. Lynch his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DR. PHILIP NOLAN Dr. Philip Nolan	Director and Chief Executive Officer (Principal Executive Officer)	October 28, 2003
/s/ PETER E. LYNCH Peter E. Lynch	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 28, 2003
/s/ SIR ANTHONY O'REILLY Sir Anthony O'Reilly	Director	October 28, 2003
/s/ CON SCANLON Con Scanlon	Director	October 28, 2003
/s/ JOHN CONROY John Conroy	Director	October 28, 2003
/s/ NICLAS GABRAN Niclas Gabran	Director	October 28, 2003
John C. Hahn	Director	, 2003
/s/ JONATHAN M. NELSON Jonathan M. Nelson	Director	October 28, 2003
/s/ PAUL J. SALEM Paul J. Salem	Director	October 28, 2003
/s/ PAUL J. CARROLL Paul J. Carroll	Director	October 28, 2003

/s/ RAMEZ F. SOUSOU Ramez F. Sousou	Director	October 28, 2003
/s/ BISWAJIT A. SUBRAMANIAN Biswajit A. Subramanian	Director	October 28, 2003

        Pursuant to the requirements of the U.S. Securities Act, Valentia Holdings Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: October 28, 2003	By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description
3.1	Memorandum and Articles of Association of Valentia Telecommunications
3.2	Memorandum and Articles of Association of eircom Funding
3.3	Memorandum and Articles of Association of eircom Limited
3.4	Memorandum and Articles of Association of Valentia Holdings
4.1	Senior Registration Rights Agreement, dated as of August 7, 2003, among Valentia Telecommunications, eircom Limited and the initial purchasers relating to the €550,000,000 7.25% senior notes due 2013
4.2
Senior Subordinated Registration Rights Agreement, dated as of August 7, 2003, among eircom Funding, Valentia Telecommunications, eircom Limited and Valentia Holdings and the initial purchasers relating to the €285,000,000 8.25% senior subordinated notes due 2013 and $250,000,000 8.25% senior subordinated notes due 2013
4.3	Senior Indenture, dated as of August 7, 2003, among Valentia Telecommunications, eircom Limited and The Bank of New York, as trustee, relating to the €550,000,000 7.25% senior notes due 2013
4.4
Senior Subordinated Indenture, dated as of August 7, 2003, among eircom Funding, Valentia Telecommunications, eircom Limited and Valentia Holdings and The Bank of New York, as trustee, relating to the €285,000,000 8.25% senior subordinated notes due 2013 and $250,000,000 8.25% senior subordinated notes due 2013
4.5	Euro Senior Deposit and Custody Agreement, dated as of August 7, 2003, among Valentia Telecommunications and The Bank of New York
4.6	Euro Senior Subordinated Deposit and Custody Agreement, dated as of August 7, 2003, among eircom Funding and The Bank of New York
4.7	Dollar Senior Subordinated Deposit and Custody Agreement, dated as of August 7, 2003, among eircom Funding and The Bank of New York
5.1	Opinion of Debevoise & Plimpton regarding the validity of the securities offered hereby
5.2	Opinion of A & L Goodbody
5.3	Opinion of Freshfields Bruckhaus Deringer
10.1
Facilities Agreement, dated as of August 6, 2003, by and among Deutsche Bank AG London and others, including Allied Irish Banks, p.l.c., The Governor and Company of the Bank of Ireland, Barclays Capital, Goldman Sachs International, The Royal Bank of Scotland plc, Citigroup Global Markets Limited and Morgan Stanley Senior Financing, Inc.
12.1	Computation of ratio of earnings to fixed charges
21.1	List of subsidiaries of Valentia Telecommunications, eircom Funding, eircom Limited and Valentia Holdings
23.1	Consent of PricewaterhouseCoopers relating to the financial statements of Valentia Telecommunications, eircom Funding and eircom Limited
23.2	Consent of Debevoise & Plimpton (contained in Exhibit 5.1)
23.3	Consent of A&L Goodbody (contained in Exhibit 5.2)

23.4	Consent of Freshfields Bruckhaus Deringer (contained in Exhibit 5.3)
24.1	Power of Attorney for directors of eircom Funding (included in Part II to the Registration Statement)
24.2	Power of Attorney for directors of eircom Limited (included in Part II to the Registration Statement)
24.3	Power of Attorney for directors of Valentia Telecommunications (included in Part II to the Registration Statement)
24.4	Power of Attorney for directors of Valentia Holdings (included in Part II to the Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 in respect of the 7.25% Senior Notes due 2013
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 in respect of the 8.25% Senior Subordinated Notes due 2013
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Instruction to Registered Holder and/or Participant or Account Holder in the Depository Trust Company, Euroclear SA or Clearstream Banking SA from Beneficial Owner

QuickLinks

PROSPECTUS SUBJECT TO COMPLETION, DATED • , 2003
NOTICES TO CERTAIN EUROPEAN RESIDENTS
WHERE YOU CAN FIND MORE INFORMATION
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
PRESENTATION OF INFORMATION
PRESENTATION OF FINANCIAL INFORMATION
CURRENCY PRESENTATION
EXCHANGE RATE INFORMATION
PROSPECTUS SUMMARY
SUMMARY OF THE TERMS OF THE EXCHANGE OFFER
THE EXCHANGE NOTES
SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
OPERATING AND FINANCIAL REVIEW AND PROSPECTS
INDUSTRY OVERVIEW
BUSINESS
REGULATION
MANAGEMENT
SHAREHOLDERS AND RELATED PARTY TRANSACTIONS
THE REORGANIZATION AND REFINANCING TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF THE SENIOR NOTES
DESCRIPTION OF THE SENIOR SUBORDINATED NOTES
EXCHANGE OFFER
BOOK-ENTRY, SETTLEMENT AND CLEARANCE
TAX CONSIDERATIONS
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
LEGAL MATTERS
EXPERTS
LISTING AND GENERAL INFORMATION
GLOSSARY
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITORS
Valentia Telecommunications Limited Consolidated Profit and Loss Account
Valentia Telecommunications Limited Consolidated Balance Sheet
Valentia Telecommunications Limited Consolidated Cashflow Statement
Valentia Telecommunications Limited Note of Historical Cost Profits and Losses
Valentia Telecommunications Limited Reconciliation of Movements in Shareholders' Funds
Valentia Telecommunications Limited Notes to the Consolidated Financial Statements
REPORT OF INDEPENDENT AUDITORS
eircom Limited Consolidated Profit and Loss Account For the financial years ended 31 March 2001, 31 March 2002 and 31 March 2003 eircom Limited Consolidated Balance Sheet as at 31 March 2002 and 31 March 2003
eircom Limited Consolidated Cashflow Statement for the financial years ended 31 March 2001, 31 March 2002 and 31 March 2003 eircom Limited Note of Historical Cost Profits and Losses for the financial years ended 31 March 2001, 31 March 2002 and 31 March 2003 eircom Limited Reconciliation of Movements in Equity Shareholders' Funds for the financial years ended 31 March 2001, 31 March 2002 and 31 March 2003 eircom Limited Notes to the Consolidated Financial Statements
REPORT OF INDEPENDENT AUDITORS
eircom Funding plc Profit and Loss Account For the period from date of incorporation, 15 July 2002, to 31 March 2003 eircom Funding plc Balance Sheet
eircom Funding plc Notes to the Financial Statements
TABLE OF CONTENTS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 20 Indemnification of directors and Officers
  Item 21 Exhibits and Financial Statements Schedules
  Item 22 Undertakings
  Item 23 Signatures
EXHIBIT INDEX